     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1997


                                                      REGISTRATION NO. 333-23389
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 3
                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                                PROGENITOR, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                           2836                          31-1344193
 (State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
     of incorporation or          Classification Code Number)         Identification number)
 organization of registrant)

                               1507 CHAMBERS ROAD
                              COLUMBUS, OHIO 43212
                                 (614) 488-6688
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         DOUGLASS B. GIVEN, M.D., PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PROGENITOR, INC.
                               1507 CHAMBERS ROAD
                              COLUMBUS, OHIO 43212
                                 (614) 488-6688
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

               GAVIN B. GROVER, ESQ.                                   JOHN V. ROOS, ESQ.
              MICHAEL G. O'BRYAN, ESQ.                                PAGE MAILLIARD, ESQ.
              MATTHEW S. CROWLEY, ESQ.                              TAMARA G. MATTISON, ESQ.
              MORRISON & FOERSTER LLP                         WILSON SONSINI GOODRICH & ROSATI, PC
                 425 MARKET STREET                                     650 PAGE MILL ROAD
          SAN FRANCISCO, CALIFORNIA 94105                         PALO ALTO, CALIFORNIA 94304
                   (415) 268-7000                                        (415) 493-9300

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and concurrent with the initial public offering by the Registrant of shares of its common stock, as described herein.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         [MERCATOR PRESIDENT'S LETTER]


                                                                   July 24, 1997


Dear Stockholder:


    On February 14, 1997, Mercator Genetics, Inc. ("Mercator") entered into an Agreement and Plan of Reorganization (as the same may be amended, supplemented or modified, the "Reorganization Agreement") with Progenitor, Inc. ("Progenitor") and MG Merger Sub Corp., a wholly-owned subsidiary of Progenitor ("Merger Sub"). The Reorganization Agreement provides for the merger of Merger Sub with and into Mercator, with Mercator as the surviving corporation (the "Reorganization"), so that, if the Reorganization is consummated, Mercator will become a wholly-owned subsidiary of Progenitor.



    THE REORGANIZATION AGREEMENT, THE REORGANIZATION AND RELATED MATTERS ARE FURTHER DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT/PROSPECTUS, WHICH YOU SHOULD READ CAREFULLY.



    In the Reorganization, the aggregate purchase price will be paid in shares of the Common Stock, par value $0.001 per share ("Progenitor Common Stock") of Progenitor. The aggregate value of the Progenitor Common Stock issued for all shares of Mercator capital stock (including shares of Progenitor Common Stock issuable upon exercise of all options and warrants to purchase Mercator capital stock assumed by Progenitor) will be an amount equal to $22 million, less the amount, if any, of certain claims by Progenitor and various indemnitees for certain breaches of the covenants, representations and warranties of Mercator in the Reorganization Agreement. The adjusted purchase price will be allocated among the shares of the various classes and series of Mercator capital stock and outstanding options and warrants in accordance with the formula set forth in the Reorganization Agreement. Upon the closing of the Reorganization, each share of Mercator capital stock outstanding immediately prior to such closing (excluding shares held in the treasury of Mercator, shares held by Progenitor or any subsidiary of Progenitor and shares held by dissenting stockholders who have asserted applicable appraisal rights, if any) will be converted into the right to receive a number of fully paid and nonassessable shares of Progenitor Common Stock equal to the portion of the adjusted purchase price allocated to it pursuant to the formula referred to above, divided by the portion of the price to the public allocated to the shares of Progenitor Common Stock in the proposed initial public offering of Progenitor Units described in the accompanying Information Statement/Prospectus (or, in the event the IPO is consummated through the sale of shares of Progenitor Common Stock, divided by the per share price to the public of Progenitor Common Stock in the IPO). Cash will be delivered in lieu of fractional shares. THE PURCHASE PRICE CALCULATION AND THE ALLOCATION OF THE PURCHASE PRICE AMONG THE CLASSES AND SERIES OF MERCATOR CAPITAL STOCK ARE FURTHER DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT/PROSPECTUS, WHICH YOU SHOULD READ CAREFULLY.



    Pursuant to the terms of the Reorganization Agreement, Progenitor has the right, under certain circumstances, to elect to consummate the Reorganization by paying the purchase price in cash, in unregistered shares of Progenitor Common Stock or in the shares of another public company. The accompanying Information Statement/Prospectus assumes that Progenitor will pay the purchase price in registered shares of Progenitor Common Stock. In the event that Progenitor elects to pay the purchase price in one of the alternative forms of consideration described in the preceding sentence, additional materials will be provided to the stockholders of Mercator and separate written consents or proxies will be solicited.



    As a condition to the obligations of Progenitor and Merger Sub to consummate the Reorganization, Mercator must, among other things, amend its Certificate of Incorporation (the "Mercator Certificate Amendment") to provide that (i) the amount to which any outstanding shares of the Common Stock or Preferred Stock of Mercator will be entitled in the Reorganization will be equal to the amount specified in the Reorganization Agreement, and (ii) Mercator's Series D Preferred Stock will not be entitled to vote with respect to the Reorganization or any of the other transactions contemplated by the Reorganization Agreement or the agreements related thereto (no shares of Series D Preferred Stock were outstanding as of the record date for determining stockholders entitled to vote with respect to the Reorganization and the Reorganization Agreement). The purposes of the Mercator Certificate Amendment are (i) to conform the allocation of consideration paid in connection with certain events among the various classes and series of Mercator capital stock currently provided in the Mercator Certificate of Incorporation to the allocation provided in the Reorganization Agreement and (ii) to facilitate the desire of the holders of certain bridge notes convertible into shares of Mercator's Series D Preferred Stock to delay conversion of their notes until immediately prior to the effective time of the Reorganization, which might not be possible in the absence of the amendment.



    The Reorganization is subject to the approval of the stockholders of Mercator and a number of other conditions. Attached to the accompanying Information Statement/Prospectus is a form of Action by Written Consent of the Stockholders of Mercator Genetics, Inc. (the "Written Consent") for the authorization and approval by the Mercator stockholders of the Reorganization, the Reorganization Agreement and the Mercator Certificate Amendment.



    MERCATOR'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TERMS OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THE TERMS OF THE REORGANIZATION AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, MERCATOR AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE MERCATOR STOCKHOLDERS EXECUTE WRITTEN CONSENTS APPROVING THE REORGANIZATION, THE REORGANIZATION AGREEMENT AND THE MERCATOR CERTIFICATE AMENDMENT.



    If the Reorganization and the Reorganization Agreement are approved, the conditions to the Reorganization are satisfied or waived and the Reorganization is consummated, you will receive detailed information on how to transmit your Mercator share certificates to obtain certificates representing shares of Progenitor Common Stock allocated to you as your portion of the Reorganization consideration. HOWEVER, YOU WILL NOT BE ENTITLED TO RECEIVE SUCH SHARE CERTIFICATES UNTIL YOU HAVE SIGNED AND DELIVERED TO PROGENITOR AN AGREEMENT CONTAINING CERTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SHARES, AS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT/PROSPECTUS. IN ADDITION, CERTAIN SHARES TO WHICH YOU MIGHT OTHERWISE BE ENTITLED MAY BE SUBJECT TO A HOLDBACK ESCROW IN FAVOR OF PROGENITOR WITH RESPECT TO CERTAIN INDEMNIFICATION OBLIGATIONS OF THE MERCATOR SECURITIES HOLDERS THAT MAY BECOME APPLICABLE. THE MAXIMUM AMOUNT OF ANY SUCH ESCROW HOLDBACK, TOGETHER WITH ANY PURCHASE PRICE ADJUSTMENT IN RESPECT OF INDEMNIFICATION CLAIMS, WILL BE SHARES OF PROGENITOR COMMON STOCK WITH A VALUE OF $2.2 MILLION.



    In order to complete the Reorganization by the parties' target date of July , 1997, it is important that you complete, sign, date and return the enclosed
Written Consent as soon as possible and, in any event, no later than July   ,
1997 (although Mercator reserves the right to accept and to solicit Written Consents after that date). Note that a Written Consent, in order to be effective, must bear the date of signature. You should either (i) deliver the original of your Written Consent directly to Michele Phua at Mercator, or (ii) if it is not convenient for you to deliver it directly, send a copy of your signed Written Consent by fax to Mercator as follows:



                            Mercator Genetics, Inc.



Att'n: Michele Phua



Fax No. (415) 614-0651



with the original of your Written Consent following by overnight courier or hand delivery to:



                            Mercator Genetics, Inc.



4040 Campbell Avenue
                                 Menlo Park, CA 94025
                                 Att'n: Michele Phua.



    Your prompt cooperation will be greatly appreciated.


                                          Sincerely,

                                          Elliott Sigal, M.D., Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                PROGENITOR, INC.
                                   PROSPECTUS
                            MERCATOR GENETICS, INC.
                             INFORMATION STATEMENT



    This Information Statement/Prospectus ("Information Statement/Prospectus") and accompanying form of Action by Written Consent of the Stockholders of Mercator ("Written Consent") are being furnished to holders of Common Stock, $0.001 par value per share (the "Mercator Common Stock"), of Mercator Genetics, Inc., a Delaware corporation ("Mercator"), and to holders of Mercator's Series A, Series B and Series C Preferred Stock, $0.001 par value per share, in connection with the proposed merger of MG Merger Sub Corp., a Delaware corporation ("Merger Sub"), with and into Mercator, with Mercator as the surviving corporation (the "Reorganization"). Merger Sub is a wholly-owned subsidiary of Progenitor, Inc., a Delaware corporation ("Progenitor"). The Reorganization will be consummated in accordance with the terms and conditions set forth in the Agreement and Plan of Reorganization, dated as of February 14, 1997, as amended (as the same may be amended, supplemented or modified, the "Reorganization Agreement"), by and between Progenitor, Merger Sub and Mercator. A copy of the Reorganization Agreement is attached as Appendix A to this Information Statement/Prospectus. See "The Reorganization" and "The Reorganization Agreement."



    Mercator's Series A, Series B, Series C and Series D Preferred Stock, $0.001 par value per share, are sometimes referred to herein collectively as "Mercator Preferred Stock," and the Mercator Common Stock and the Mercator Preferred Stock are sometimes referred to herein collectively as the "Mercator Capital Stock." This Information Statement/Prospectus also is being furnished to holders of options and warrants to purchase shares of Mercator Capital Stock and to holders of other securities convertible into or exercisable for Mercator Capital Stock.



    In the Reorganization, the aggregate purchase price will be paid in fully paid and nonassessable shares of the common stock, $0.001 par value per share (the "Progenitor Common Stock"), of Progenitor. The aggregate value of the Progenitor Common Stock issued for all shares of Mercator Capital Stock (including shares of Progenitor Common Stock issuable upon exercise of all options and warrants to purchase Mercator Capital Stock assumed by Progenitor) will be an amount equal to (i) $22 million, less (ii) the amount (not to exceed $2.2 million), if any, of certain claims by Progenitor and various indemnitees for certain breaches of the covenants, representations and warranties of Mercator in the Reorganization Agreement (the value of such Progenitor Common Stock, as so adjusted, the "Adjusted Purchase Price"). The allocation of the Adjusted Purchase Price among the shares of the various classes and series of Mercator Capital Stock and outstanding options and warrants will be determined in accordance with a formula set forth in the Reorganization Agreement, as described in this Information Statement/Prospectus. See "The Reorganization--Exchange Ratios--Illustrative Exchange Ratios."



    The Reorganization is intended to be closed concurrently with or immediately prior to the completion of the proposed initial public offering by Progenitor (the "IPO") of units ("Progenitor Units") consisting of one share of Progenitor Common Stock and one warrant (each, a "Progenitor Warrant") to purchase one share of Progenitor Common Stock. The per unit price to the public for each Progenitor Unit in the IPO is referred to in this Information Statement/Prospectus as the "IPO Unit Price" and the amount of the IPO Unit Price allocated to the value of the share of Progenitor Common Stock included in a Progenitor Unit is referred to as the "IPO Common Stock Price." However, Progenitor reserves the right (without notice to or any further action by Mercator stockholders) to consummate the IPO through the sale of shares of Progenitor Common Stock, rather than through the sale of Progenitor Units, in which case references to the Progenitor Warrants would not apply, the "IPO Common Stock Price" would mean the price per share of Progenitor Common Stock to the public in the IPO (which would be the same as the "IPO Unit Price" as described herein) and references herein to the IPO Unit Price would be deemed to be references to the IPO Common Stock Price.


    Upon closing of the Reorganization, each share of Mercator Capital Stock outstanding immediately prior to such closing (excluding shares held in the treasury of Mercator, shares held by Progenitor or any subsidiary of Progenitor and shares held by dissenting stockholders who have asserted applicable appraisal or dissenters' rights, if any) will be converted into the right to receive a number of shares of Progenitor Common Stock equal to the portion of the Adjusted Purchase Price allocated to it pursuant to the formula referred to above, divided by the IPO Common Stock Price. The actual IPO Common Stock Price thus will affect only the number of shares of Progenitor Common Stock to be issued in the Reorganization to each holder of Mercator Capital Stock, and will not affect the dollar value of the aggregate number of such shares. Progenitor currently contemplates that the IPO Unit Price will be between $10.00 and $12.00 per Unit, and, assuming that the actual IPO Unit Price is $11.00, that the IPO Common Stock Price will be $8.50, although there can be no assurance that the actual IPO Unit Price will be within such range or that the actual IPO Common Stock Price will be such amount. The Reorganization may be consummated even if the actual IPO Unit Price is above or below such range or if the actual IPO Common Stock Price is above or below such price. Cash will be delivered in lieu of fractional shares.


    The Reorganization Agreement allows Progenitor to pay the Adjusted Purchase Price in shares of Progenitor Common Stock or cash or, if Progenitor elects not to consummate the IPO, in unregistered shares of Progenitor's capital stock or in other public equity securities mutually acceptable to Progenitor and Mercator. This Information Statement/Prospectus assumes that Progenitor will pay the Adjusted Purchase Price in registered shares of Progenitor Common Stock. If Progenitor elects to pay the Adjusted Purchase Price in a form of consideration other than Progenitor Common Stock registered hereby, additional information will be provided to the holders of Mercator Capital Stock and separate written consents or proxies will be solicited.



    Progenitor's obligation to consummate the Reorganization is subject to various conditions, including, among others, (i) approval and adoption of the Reorganization Agreement and the Mercator Certificate Amendment Proposal (described below) by the holders of Mercator Capital Stock and (ii) consummation by Progenitor of the IPO.



    In addition, Mercator stockholders are being asked to approve a proposal (the "Mercator Certificate Amendment Proposal") to amend the Certificate of Incorporation of Mercator (the "Mercator Certificate Amendment")to provide that
(i) the amount to which any shares of Mercator Common Stock and Mercator Preferred Stock will be entitled in the Reorganization will be the amount specified in the Reorganization Agreement, and (ii) Mercator's Series D Preferred Stock will not be entitled to vote with respect to the Reorganization or any of the other transactions contemplated by the Reorganization Agreement or the agreements related thereto (no shares of Mercator Series D Preferred Stock were outstanding as of the record date for determining the Mercator stockholders entitled to approve the Reorganization and the Reorganization Agreement). APPROVAL OF THE MERCATOR CERTIFICATE AMENDMENT PROPOSAL IS ONE OF THE CONDITIONS TO PROGENITOR'S OBLIGATION TO EFFECT THE REORGANIZATION. IF THE MERCATOR CERTIFICATE AMENDMENT PROPOSAL IS NOT APPROVED, PROGENITOR WILL NOT BE REQUIRED TO CONSUMMATE THE REORGANIZATION. See "Amendment of Mercator Certificate of Incorporation."



    This Information Statement/Prospectus also constitutes the Prospectus of Progenitor with respect to the shares of Progenitor Common Stock (i) to be issued to holders of outstanding shares of Mercator Capital Stock upon consummation of the Reorganization and (ii) offered for issuance in connection with certain options and warrants to purchase Mercator Capital Stock. Progenitor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of which this Information Statement/Prospectus is a part, covering the issuance of up to 3,700,000 shares of Progenitor Common Stock in connection with the Reorganization and the issuance of the shares of Progenitor Common Stock upon exercise of such options and warrants. Progenitor also has filed with the Commission a Registration Statement on Form S-1 (No. 333-05369) pursuant to the Securities Act relating to the IPO (the "IPO Registration Statement").


    At the date hereof, there is no public trading market for shares of Progenitor Common Stock.


    All information contained in this Information Statement/Prospectus with respect to Progenitor has been provided by Progenitor. All information contained in this Information Statement/Prospectus with respect to Mercator has been provided by Mercator. This Information Statement/Prospectus and the accompanying form of Written Consent are first being mailed to stockholders of Mercator on or about July 24, 1997. A Written Consent may be revoked at any time prior to the time the approval of the

Reorganization Agreement and/or the Mercator Certificate Amendment Proposal, as applicable, becomes effective. See "The Mercator Solicitation of Written Consents."



    The Information Statement/Prospectus does not cover resales of Progenitor Common Stock received by stockholders of Mercator in the Reorganization, and no person is authorized to make use of this Information Statement/Prospectus in connection with any such resale.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS INFORMATION
STATEMENT/PROSPECTUS. THE PROPOSED REORGANIZATION IS A COMPLEX TRANSACTION. STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS INFORMATION STATEMENT/PROSPECTUS, PARTICULARLY THE MATTERS REFERRED TO ON PAGE 23 UNDER THE CAPTION "RISK FACTORS."



      THE DATE OF THIS INFORMATION STATEMENT/PROSPECTUS IS JULY 24, 1997.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT/ PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PROGENITOR OR MERCATOR. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SECURITIES, OR THE SOLICITATION OF A WRITTEN CONSENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR WRITTEN CONSENT SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROGENITOR OR MERCATOR SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS INFORMATION STATEMENT/PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                                  TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                             ---------
SUMMARY....................................................................................................          1
  The Companies............................................................................................          2
    Progenitor.............................................................................................          2
    Mercator...............................................................................................          2
  Solicitation of Written Consents.........................................................................          3
    General................................................................................................          3
    Purpose................................................................................................          3
    Consents Required; Record Date.........................................................................          3
  The Reorganization.......................................................................................          5
    General................................................................................................          5
    Conversion of Mercator Capital Stock; Exchange Ratios..................................................          5
    Adjusted Purchase Price Calculation; Indemnification; Escrow...........................................          7
    Alternative Consideration..............................................................................          8
    Conditions to the Reorganization; Termination..........................................................          8
    Stock Ownership Following the Reorganization...........................................................          9
    Regulatory Approvals...................................................................................         10
    Certain Resale Restrictions............................................................................         10
    Accounting Treatment...................................................................................         10
  Appraisal and Dissenters' Rights.........................................................................         10
  Surrender of Stock Certificates..........................................................................         11
  Recommendation of the Mercator Board of Directors........................................................         11
  Risk Factors.............................................................................................         11
  Interests of Certain Persons in the Reorganization.......................................................         12
  Certain Federal Income Tax Consequences..................................................................         12
  Management of Progenitor after the Reorganization........................................................         12
  Comparative Rights of Stockholders.......................................................................         13
  Comparative Dividend Policies............................................................................         13
  Stock Options and Warrants...............................................................................         13
  Bridge Financing.........................................................................................         14
  Initial Public Offering..................................................................................         14
  Summary Progenitor Selected Historical Financial Data....................................................         16
  Summary Mercator Selected Historical Financial Data......................................................         17
  Summary Pro Forma Financial Data.........................................................................         18
  Comparative Per Share Data...............................................................................         20

RISK FACTORS...............................................................................................         22
  Uncertainties Regarding the IPO, the IPO Common Stock Price and Exchange Ratios..........................         22
  Uncertainties Regarding the Value of Progenitor Common Stock.............................................         23
  Absence of Fairness Opinion..............................................................................         23
  Uncertainties Relating to the Technological Approaches of Progenitor.....................................         24
  History of Operating Losses; Anticipation of Future Losses...............................................         24
  Uncertainty of Product Development.......................................................................         25
  Need for Additional Capital; Uncertainty of Additional Funding...........................................         25
  Dependence on Collaborators and Licensees................................................................         26
  Intense Competition; Rapid Technological Change..........................................................         27
  Uncertainty of Patents and Proprietary Rights............................................................         27
  Management of Growth; Risk of Acquiring New Technologies.................................................         30
  Risks Associated with the Acquisition of Mercator........................................................         30
  Uncertainties Related to Clinical Trials.................................................................         31


                                      (i)

                                                  TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                             ---------
  Government Regulation; No Assurance of Regulatory Approval...............................................         31
  Dependence on Key Personnel..............................................................................         32
  Dependence on Research Collaborators and Scientific Advisors.............................................         33
  Control of Progenitor by, and Potential Conflicts of Interests with, Interneuron.........................         33
  Uncertainty of Health Care Reform Measures and Third-Party Reimbursement.................................         34
  Risk of Product Liability................................................................................         35
  No Prior Trading Market; No Assurance of Active Trading Market; Potential Volatility of Trading Prices...         35
  Determination of IPO Common Stock Price; Potential Conflicts of Interest.................................         36
  Anti-Takeover Considerations.............................................................................         36
  Hazardous and Radioactive Materials; Environmental Matters...............................................         37
  Management Discretion as to Use of Proceeds..............................................................         37
  Shares Eligible for Future Sale; Registration Rights; Possible Adverse Effect on Stock Price.............         38
  Absence of Dividends.....................................................................................         39

THE MERCATOR SOLICITATION OF WRITTEN CONSENTS..............................................................         40
  General..................................................................................................         40
  Purpose..................................................................................................         40
  Record Date; Consents....................................................................................         41
  Consents Required; Consent Rights........................................................................         41
  Solicitation of Written Consents.........................................................................         42
  Appraisal and Dissenters' Rights.........................................................................         42

THE REORGANIZATION.........................................................................................         43
  General..................................................................................................         43
  Exchange Ratios..........................................................................................         43
    Reductions for Certain Expenses........................................................................         44
    Adjustment of Exchange Ratios for Adjusted Purchase Price..............................................         45
    Illustrative Exchange Ratios...........................................................................         46
    Cash in Lieu of Fractional Shares......................................................................         48
  Adjusted Purchase Price Calculation; Indemnification; Escrow.............................................         48
  Effective Time...........................................................................................         49
  Stock Ownership Following the Reorganization.............................................................         50
  Conversion of Shares.....................................................................................         51
  Nasdaq National Market Listing...........................................................................         51
  Alternative Consideration................................................................................         51
    Cash...................................................................................................         51
    Unregistered Shares of Progenitor Common Stock.........................................................         51
    Other Public Equity....................................................................................         51
  Background of the Reorganization.........................................................................         52
  Recommendation of the Mercator Board; Reasons of Mercator for the Reorganization.........................         54
  Reasons of Progenitor for the Reorganization.............................................................         56
  Interests of Certain Persons in the Reorganization.......................................................         56
    Acceleration of Vesting of Stock Options...............................................................         56
    Indemnification and Insurance..........................................................................         57
    Employment Agreements..................................................................................         57
    Employee Retention and Salary Protection Plans.........................................................         59
    Progenitor Board.......................................................................................         59
    Underwriter............................................................................................         59
  Certain Federal Income Tax Consequences..................................................................         59


                                      (ii)

                                                  TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                             ---------
  Accounting Treatment.....................................................................................         61
  Regulatory Approvals.....................................................................................         62
  Lockup Agreements........................................................................................         62
  Resale Restrictions......................................................................................         63
    Lockup Agreements; Escrow..............................................................................         63
    Affiliate Agreements...................................................................................         63
  Principal Stockholder Agreements.........................................................................         64

THE REORGANIZATION AGREEMENT...............................................................................         65
  The Reorganization.......................................................................................         65
  Closing..................................................................................................         65
  Conversion of Securities.................................................................................         65
  Stock Options and Warrants...............................................................................         65
  Exchange of Shares.......................................................................................         67
  Bridge Loan Financing....................................................................................         68
    Interneuron Bridge Loan................................................................................         70
  Representations and Warranties...........................................................................         70
  Certain Covenants........................................................................................         71
  No Solicitation..........................................................................................         74
  Certain Employee Benefit Matters.........................................................................         74
    Employee Retention Plan................................................................................         74
    Employee Salary Protection Plan........................................................................         75
    Senior Executive and Management Salary Protection Plan.................................................         75
    Non-Solicitation Agreements............................................................................         75
  Director and Officer Indemnification.....................................................................         75
  Access and Information...................................................................................         75
  Agreements Relating to Approval of the Reorganization....................................................         76
  Additional Agreements....................................................................................         76
  Conditions...............................................................................................         77
    Closing Deliverables...................................................................................         78
  Termination..............................................................................................         78
  Amendment; Waiver........................................................................................         79
  Expenses.................................................................................................         79
  Related Agreements.......................................................................................         79

APPRAISAL AND DISSENTERS' RIGHTS OF MERCATOR STOCKHOLDERS..................................................         80
  Applicability............................................................................................         80
  California Dissenters' Rights............................................................................         80
  Delaware Appraisal Rights................................................................................         82

INITIAL PUBLIC OFFERING....................................................................................         83

CAPITALIZATION.............................................................................................         86

COMPARATIVE DIVIDEND POLICIES..............................................................................         88

PROGENITOR UNAUDITED PRO FORMA FINANCIAL STATEMENTS........................................................         88

PROGENITOR SELECTED HISTORICAL FINANCIAL DATA..............................................................         96

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PROGENITOR........         97
  Overview.................................................................................................         97


                                     (iii)

                                                  TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                             ---------
    Pro Forma for Reorganization...........................................................................         98
  Results of Operations....................................................................................         98
    Six Months Ended March 31, 1996 and 1997...............................................................         98
    Fiscal Years Ended September 30, 1994, 1995 and 1996...................................................         99
  Liquidity and Capital Resources..........................................................................        100
    Progenitor.............................................................................................        100
    Funding for Mercator Prior to the Reorganization.......................................................        101
  Impact of New Accounting Pronouncements..................................................................        101

MERCATOR SELECTED HISTORICAL FINANCIAL DATA................................................................        102

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MERCATOR..........        103
  Overview.................................................................................................        103
  Results of Operations....................................................................................        103
    Three months ended March 31, 1997 and 1996.............................................................        103
    Years Ended December 31, 1994, 1995 and 1996...........................................................        104
  Liquidity and Capital Resources..........................................................................        104

BUSINESS OF PROGENITOR.....................................................................................        106
  Overview.................................................................................................        106
  Business Strategy........................................................................................        106
    Employ Its Integrated Genomics System..................................................................        106
    Employ Flexible Development and Commercialization Approach.............................................        106
    Pursue Patent Protection...............................................................................        107
    Maintain Technological Competitiveness.................................................................        107
  Progenitor's Genomics System.............................................................................        107
  Discovery Resources......................................................................................        107
    Stem Cells.............................................................................................        107
    Developing Tissues.....................................................................................        108
  Discovery Tools..........................................................................................        108
    Growth Factor Receptor Technologies....................................................................        108
    Gene Expression Analysis...............................................................................        108
    Bioinformatics.........................................................................................        109
  Further Elucidation of Gene Function.....................................................................        109
    Murine Developmental Assays............................................................................        110
    Xenopus Developmental Assays...........................................................................        110
    Zebrafish Developmental Assays.........................................................................        110
    Transgenic and Gene Knock-Out Technologies.............................................................        111
    Gene Delivery and Expression...........................................................................        111
  Discovery Programs.......................................................................................        111
    Leptin Receptors.......................................................................................        111
    Red Blood Cell Growth Factor...........................................................................        112
    del-1 Gene in Angiogenesis and Osteogenesis............................................................        112
    Angiogenesis...........................................................................................        112
    Hematopoiesis..........................................................................................        113
    T7T7 Gene Therapy......................................................................................        113
  Corporate Agreements.....................................................................................        113
    Amgen Agreements.......................................................................................        113
    Novo Nordisk Agreement.................................................................................        114
    Chiron Agreement.......................................................................................        115


                                      (iv)

                                                  TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                             ---------
    Interneuron Agreement..................................................................................        116
  Technology Agreements....................................................................................        116
    Pangea Agreements......................................................................................        116
  License Agreements.......................................................................................        117
    Vanderbilt University..................................................................................        117
    Ohio University........................................................................................        117
  Advanced Technology Program Grant........................................................................        117
  Patents and Proprietary Rights...........................................................................        118
  Competition..............................................................................................        120
  Government Regulation....................................................................................        121
  Product Liability Insurance..............................................................................        122
  Human Resources..........................................................................................        122
  Facilities...............................................................................................        123
  Scientific Advisory Boards...............................................................................        123
    Developmental Biology..................................................................................        123
    Hematology/Oncology/Immunology.........................................................................        124

MANAGEMENT OF PROGENITOR AFTER THE REORGANIZATION..........................................................        125
  Directors and Executive Officers.........................................................................        125
  Key Scientific Personnel.................................................................................        127
  Employment Agreements....................................................................................        128
  Board of Directors Committees and Other Information......................................................        130
  Compensation Committee Interlocks and Insider Participation..............................................        131
  Directors' Compensation..................................................................................        131
  Executive Compensation...................................................................................        132
  Stock Plans..............................................................................................        133
    1992 Stock Option Plan.................................................................................        133
    1996 Stock Incentive Plan..............................................................................        134
    1996 Employee Stock Purchase Plan......................................................................        135
    1997 Stock Option Plan.................................................................................        136
    Terms of Replacement Options...........................................................................        137
  Stock Option Grants in Last Fiscal Year..................................................................        140
  Fiscal Year-End Option Values............................................................................        141
  Cancellation and Regrant of Options......................................................................        141

CERTAIN TRANSACTIONS OF PROGENITOR.........................................................................        141
  Relationship with Interneuron............................................................................        141
  The Ohio University Foundation...........................................................................        145
  Transactions with Directors and Executive Officers.......................................................        146
  Insider Transactions.....................................................................................        148

PRINCIPAL STOCKHOLDERS OF PROGENITOR.......................................................................        149

BUSINESS OF MERCATOR.......................................................................................        152
  Overview.................................................................................................        152
  Discovery Resources......................................................................................        152
  Patents and Proprietary Rights...........................................................................        153

MANAGEMENT OF MERCATOR.....................................................................................        153
  Directors and Executive Officers.........................................................................        153
  Executive Compensation...................................................................................        153


                                      (v)

                                                  TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                             ---------
  Stock Option Grants in Last Fiscal Year..................................................................        154
  Fiscal Year-End Option Values............................................................................        154
  Director's Compensation..................................................................................        155
  Transactions with Directors and Executive Officers.......................................................        155

PRINCIPAL STOCKHOLDERS OF MERCATOR.........................................................................        155

DESCRIPTION OF PROGENITOR SECURITIES.......................................................................        157
  Progenitor Units.........................................................................................        157
  Progenitor Common Stock..................................................................................        157
  Progenitor Warrants......................................................................................        158
  Progenitor Preferred Stock...............................................................................        159
  Stock Purchase Right and Other Warrants..................................................................        161
  Registration Rights......................................................................................        162
  Convertible Debenture and Promissory Note................................................................        163
  Delaware Anti-Takeover Law and Certain Charter Provisions................................................        163
  Limitation of Liability..................................................................................        163
  Transfer Agent and Registrar.............................................................................        165

APPLICABILITY OF CALIFORNIA LAW TO MERCATOR................................................................        165

COMPARISON OF STOCKHOLDER RIGHTS...........................................................................        165
  General..................................................................................................        165
  Mercator Preferred Stock.................................................................................        166
  Stockholder Meetings.....................................................................................        167
  Cumulative Voting........................................................................................        167
  Election and Number of Directors.........................................................................        168
  Removal of Directors.....................................................................................        168
  Loans to Officers........................................................................................        168
  Limitation of Liability of Directors.....................................................................        168
  Indemnification of Officers and Directors................................................................        169
  Execution of Corporate Instruments.......................................................................        169
  Amendment of Bylaws......................................................................................        169

AMENDMENT OF MERCATOR CERTIFICATE OF INCORPORATION.........................................................        170

LEGAL MATTERS..............................................................................................        170

EXPERTS....................................................................................................        170

STOCKHOLDER PROPOSALS......................................................................................        171

ADDITIONAL INFORMATION.....................................................................................        171

FINANCIAL STATEMENTS.......................................................................................        F-1

APPENDIX A--Amended and Restated Agreement and Plan of Reorganization......................................        A-1

APPENDIX B--Form of Escrow Agreement.......................................................................        B-1

APPENDIX C--Exhibit A to Reorganization Agreement..........................................................        C-1

APPENDIX D--Form of Lockup Agreement.......................................................................        D-1

APPENDIX E--Chapter 13 of the California General Corporation Law...........................................        E-1

APPENDIX F--Section 262 of the Delaware General Corporation Law............................................        F-1

APPENDIX G--Proposed Form of Amendment of Mercator Certificate of Incorporation............................        G-1


                                      (vi)

                                    SUMMARY


    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT/ PROSPECTUS AND THE APPENDICES HERETO. THIS SUMMARY DOES NOT PURPORT TO CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL INFORMATION RELATING TO THE REORGANIZATION AGREEMENT, THE REORGANIZATION, THE SOLICITATION OF WRITTEN CONSENTS OR THE OTHER MATTERS DISCUSSED HEREIN AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED IN OR ATTACHED TO THIS INFORMATION STATEMENT/ PROSPECTUS. STOCKHOLDERS OF MERCATOR SHOULD READ CAREFULLY THIS INFORMATION STATEMENT/PROSPECTUS IN ITS ENTIRETY. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS.



    THIS INFORMATION STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), INCLUDING STATEMENTS REGARDING PROGENITOR'S AND MERCATOR'S EXPECTATIONS, BELIEFS, INTENTIONS OR STRATEGIES REGARDING THE FUTURE. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS INFORMATION STATEMENT/PROSPECTUS WITH RESPECT TO PROGENITOR ARE BASED ON INFORMATION AVAILABLE TO PROGENITOR AS OF THE DATE HEREOF, AND ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS INFORMATION STATEMENT/PROSPECTUS WITH RESPECT TO MERCATOR ARE BASED ON INFORMATION AVAILABLE TO MERCATOR AS OF THE DATE HEREOF; NEITHER PROGENITOR NOR MERCATOR ASSUMES ANY OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS. IT IS IMPORTANT TO NOTE THAT PROGENITOR'S AND MERCATOR'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FACTORS DETAILED IN "RISK FACTORS" BELOW. SEE "RISK FACTORS." NOTE THAT THE SAFE HARBORS PROVIDED IN
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT DO NOT APPLY TO FORWARD-LOOKING STATEMENTS MADE IN CONNECTION WITH AN INITIAL PUBLIC OFFERING.



    EXCEPT AS OTHERWISE NOTED, ALL INFORMATION IN THIS INFORMATION STATEMENT/PROSPECTUS, INCLUDING FINANCIAL INFORMATION, SHARE AND PER SHARE DATA
REFLECTS: (I) THE AUTOMATIC CONVERSION OF ALL OUTSTANDING SHARES OF PREFERRED STOCK OF PROGENITOR ("PROGENITOR PREFERRED STOCK") SERIES A AND SERIES B INTO AN AGGREGATE OF 2,204,330 SHARES OF PROGENITOR COMMON STOCK UPON THE CLOSING OF THE IPO; (II) THE CONVERSION OF THE CONVERTIBLE DEBENTURE AND A PORTION OF THE PROMISSORY NOTE OF PROGENITOR HELD BY INTERNEURON PHARMACEUTICALS, INC. ("INTERNEURON") INTO AN AGGREGATE OF 1,021,475 SHARES OF PROGENITOR COMMON STOCK (BASED ON AN AGGREGATE OUTSTANDING BALANCE OF $8.7 MILLION, AS OF JUNE 20, 1997) UPON THE CLOSING OF THE IPO; (III) THE CONVERSION OF THE INTERNEURON BRIDGE LOAN (AS DEFINED BELOW) INTO AN AGGREGATE OF 293,293 SHARES OF PROGENITOR'S SERIES D PREFERRED STOCK (BASED ON AN OUTSTANDING BALANCE OF $2.9 MILLION AS OF JUNE 20,
1997) UPON THE CLOSING OF THE IPO; (IV) THE SALE OF 647,059 SHARES OF PROGENITOR COMMON STOCK (THE "AMGEN SHARES") TO AMGEN INC. ("AMGEN") FOR $4.5 MILLION IN CASH AND A $1.0 MILLION PROMISSORY NOTE, PURSUANT TO A STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 31, 1996 (THE "AMGEN PURCHASE AGREEMENT"), CONCURRENTLY WITH THE CLOSING OF THE IPO; (V) THE SALE OF 25,000 SHARES OF PROGENITOR COMMON STOCK TO THE OHIO UNIVERSITY FOUNDATION AT A PRICE OF $4.25 PER SHARE, PURSUANT TO A STOCK PURCHASE RIGHT, CONCURRENTLY WITH THE CLOSING OF THE IPO; (VI) THE ISSUANCE OF 24,020 SHARES OF PROGENITOR COMMON STOCK TO THE OHIO UNIVERSITY FOUNDATION PURSUANT TO AN ANTI-DILUTION ADJUSTMENT IN CONNECTION WITH THE IPO;
(VII) EXCEPT WHERE THE CONTEXT OTHERWISE REQUIRES, THE CLOSING OF THE IPO AS IF IT OCCURRED ON JUNE 20, 1997 WITH THE SALE OF 2,750,000 PROGENITOR UNITS AT AN INITIAL IPO UNIT PRICE OF $11.00 PER UNIT AND AN IPO COMMON STOCK PRICE OF $8.50 PER SHARE; AND (VIII) NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION OR OF THE PROGENITOR WARRANTS. THE NUMBERS OF SHARES OF PROGENITOR COMMON STOCK TO BE ISSUED UPON CONVERSION OF PROGENITOR'S PREFERRED STOCK AND THE INTERNEURON CONVERTIBLE DEBENTURE AND A PORTION OF THE PROMISSORY NOTE, THE NUMBER OF SHARES OF PROGENITOR'S SERIES D PREFERRED TO BE ISSUED UPON CONVERSION OF THE INTERNEURON BRIDGE LOAN, AND THE NUMBER OF SHARES OF PROGENITOR COMMON STOCK TO BE SOLD OR ISSUED TO AMGEN AND THE OHIO UNIVERSITY FOUNDATION AS DESCRIBED ABOVE, WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE DATE OF THE CLOSING OF THE IPO AND THE IPO COMMON STOCK PRICE. SEE "INITIAL PUBLIC OFFERING," "BUSINESS OF PROGENITOR--CORPORATE AGREEMENTS," "CERTAIN TRANSACTIONS OF PROGENITOR" AND "DESCRIPTION OF PROGENITOR SECURITIES."



    This Information Statement/Prospectus is being provided to stockholders of Mercator in connection with the proposed acquisition by Progenitor of Mercator pursuant to the Reorganization. This Information

Statement/Prospectus also is being provided to the holders of options and warrants to purchase shares of Mercator Capital Stock and to holders of other securities convertible into or exercisable for Mercator Capital Stock.

THE COMPANIES

    PROGENITOR. Progenitor is engaged in the discovery and functional characterization of genes to identify targets for the development of new pharmaceuticals. Progenitor's initial focus is on the identification of genes important in blood and immune cell development ("hematopoiesis"), blood vessel development ("angiogenesis"), bone formation ("osteogenesis") and cancer. Using its core developmental biology approach and an array of genomics technologies, Progenitor has identified several potential therapeutic targets, and intends to accelerate its discovery of potential targets by accessing complementary gene discovery and characterization technologies. Progenitor intends to use its integrated genomics system to provide its partners with in-depth functional information in support of each therapeutic target. Such well-characterized targets have the potential to expedite product development and to reduce costs.


    Using its developmental biology approach and integrated genomics technologies, Progenitor discovered the B219 leptin receptor gene, for which it has received one issued U.S. patent and one notice of allowance from the United States Patent and Trademark Office (the "USPTO"). The B219 leptin receptor may have therapeutic applications in obesity, diabetes and certain blood and immune cell disorders. Progenitor has entered into a license agreement with Amgen relating to certain aspects of Progenitor's leptin receptor technology. Progenitor is seeking collaborations for its retained rights to the leptin receptor technology, including small-molecule screening and cell sorting. Progenitor also has discovered a red blood cell growth factor activity that may have therapeutic applications in cancer, anemias and other diseases, and is collaborating with Novo Nordisk in the isolation, development and commercialization of the associated growth factor. In addition, Progenitor has discovered, in collaboration with Vanderbilt University ("Vanderbilt"), the developmentally-regulated endothelial locus-1 ("DEL-1") gene, which Progenitor believes has roles in angiogenesis and osteogenesis. Progenitor and Vanderbilt have filed joint patent applications with respect to DEL-1.



    Progenitor was incorporated in Delaware in February 1992 as a majority-owned subsidiary of Interneuron, and commenced operations in May 1992. As of the date hereof, there is no public trading market for shares of Progenitor Common Stock, and none is expected to develop prior to the approval of the Reorganization Proposal or the consummation of the Reorganization. The IPO described herein is proposed to be consummated on or after the date of the closing of the Reorganization. Following the closing of the IPO and the Reorganization (and giving effect to the shares of Progenitor Common Stock to be issued in the Reorganization, but assuming no exercise of the Progenitor Warrants), Interneuron is expected to beneficially own approximately 43% of the outstanding Progenitor Common Stock (approximately 41% if the Underwriters' over-allotment option is exercised in full), including shares of Progenitor Common Stock issuable upon conversion of the shares of Progenitor's Series D Preferred Stock to be issued to Interneuron. See "Certain Transactions of Progenitor--Relationship with Interneuron."


    As used herein, the term "Progenitor" refers to Progenitor, Inc. and its subsidiary, unless the context otherwise requires. Progenitor's executive offices are located at 1507 Chambers Road, Columbus, Ohio 43212, and its telephone number at that address is (614) 488-6688.

    MERCATOR. Mercator was incorporated in Delaware in October 1992 and commenced operations at its facility in Menlo Park in March 1993. Mercator engages in the development of therapeutics and diagnostics for genetic-based diseases through the understanding of the genes involved in these diseases. Mercator's disease genetics approach combines enhanced positional cloning technologies with high-throughput genomic sequencing and molecular biology techniques. Using these techniques, Mercator identified a gene associated with hereditary hemochromatosis ("HH"), for which it has received two notices of allowance from the USPTO relating to the diagnosis of HH using genetic markers in the region of the HH gene. Mercator also has received a notice of allowance from the USPTO for a patent application relating to certain genetic mutations within the gene associated with HH. In addition, Mercator has received a notice of allowance from the USPTO on an application relating to its automated genomic sequencing technology.

    Mercator's executive offices are located at 4040 Campbell Avenue, Menlo Park, California 94025, and its telephone number at that address is (415) 617-0880.


SOLICITATION OF WRITTEN CONSENTS



    GENERAL. Mercator is soliciting the consent of holders of its Common Stock and its Series A, Series B and Series C Preferred Stock (there having been no shares of Mercator Series D Preferred Stock outstanding as of the Record Date (as defined below)) to take certain corporate actions with respect to the Reorganization, the Reorganization Agreement and the Mercator Certificate Amendment. A form of Written Consent accompanies this Information Statement/Prospectus.



    PURPOSE. The purpose of the solicitation of the Written Consents is to approve a proposal (the Reorganization Proposal") to approve and adopt the Reorganization Agreement, pursuant to which Merger Sub will be merged with and into Mercator, with Mercator as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"). A copy of the Reorganization Agreement is attached as Appendix A to this Information Statement/Prospectus. See "The Reorganization" and "The Reorganization Agreement."



    Approval of the Reorganization Proposal as described herein will act as adoption of the Reorganization Agreement and approval of the Reorganization only to the extent that the purchase price for outstanding shares of Mercator Capital Stock is paid in shares of Progenitor Common Stock registered under the Registration Statement on Form S-4 of which this Information Statement/Prospectus forms a part. In the event Progenitor exercises its option, as provided in the Reorganization Agreement, to pay such purchase price in a form other than shares of Progenitor Common Stock so registered, additional information will be provided to Mercator stockholders, and new written consents or proxies will be solicited of Mercator stockholders. See "The Reorganization--Alternative Consideration." This Information Statement/Prospectus assumes that Progenitor will pay the purchase price in shares of registered Progenitor Common Stock.



    In addition, Mercator stockholders are being asked by the solicitation of Written Consents to approve the Mercator Certificate Amendment Proposal, which involves the amendment of the Certificate of Incorporation of Mercator to provide that (i) the amount to which any shares of Mercator Capital Stock will be entitled in the Reorganization will be the amount specified in the Reorganization Agreement, and (ii) the Mercator Series D Preferred Stock will not be entitled to vote with respect to the Reorganization or any of the other transactions contemplated by the Reorganization Agreement or the agreements related thereto. The purposes of such amendment are (i) to conform the allocation of consideration paid in connection with certain events among the various classes and series of Mercator Capital Stock currently provided in the Mercator Certificate of Incorporation with the allocation provided in the Reorganization Agreement, and (ii) to facilitate the desire of the holders of the Venture Capital Bridge Notes (as defined below) to delay conversion of their notes until immediately prior to the Effective Time (as defined below), which might not be possible in the absence of the amendment. See "Amendment of Mercator Certificate of Incorporation." There were no shares of Mercator Series D Preferred Stock outstanding as of the Record Date, although the holders of the Venture Capital Bridge Notes have agreed to convert their notes into shares of Mercator Series D Preferred Stock effective immediately prior to the effective time of the Reorganization (the "Effective Time"). Approval of the Mercator Certificate Amendment Proposal is one of the conditions to the obligation of Progenitor to consummate the Reorganization.



    WRITTEN CONSENTS REQUIRED; RECORD DATE. Under applicable law and the charter documents of Mercator, approval of each of the Reorganization Proposal and the Mercator Certificate Amendment Proposal
may require the approval of the holders of a majority of each of (i) the outstanding shares of Mercator Common Stock, (ii) the outstanding shares of Mercator Preferred Stock, voting together as a single class, (iii) the outstanding shares of Mercator Series A Preferred Stock, (iv) the outstanding shares of Mercator Series B Preferred Stock, (v) the outstanding shares of Mercator Series C Preferred Stock, and (vi) the outstanding shares of Mercator Capital Stock, voting together as a single class (there having been no shares of Mercator Series D Preferred Stock outstanding as of the Record Date), all as entitled to vote thereon. Holders of Mercator Common Stock are entitled to one vote per share, and holders of Mercator Preferred Stock are entitled for each share of such Preferred Stock to the number of votes equal to the number of shares of Mercator Common Stock into which such share of Mercator Preferred Stock could be converted (which, as of the Record Date, was one vote per share).
Only holders of Mercator Capital Stock at the close of business on           ,
1997 (the "Record Date") are entitled to vote with respect to the Reorganization Proposal and the Mercator Certificate Proposal.



    In accordance with Mercator's Certificate of Incorporation and Delaware law, the Reorganization Proposal and the Mercator Certificate Amendment Proposal may be approved and adopted without a meeting of stockholders by the written consent of the holders of shares of Mercator Capital Stock holding the requisite percentage of the votes entitled to be cast thereon. As a result, Mercator is requesting that Mercator stockholders approve and adopt the Reorganization Proposal and the Mercator Certificate Amendment Proposal by executing the Written Consents. In the event that Written Consents of the holders of shares holding the requisite percentage of votes entitled to be cast thereon are obtained, no further action will be required by the Mercator stockholders to approve the Reorganization Proposal and/or the Mercator Certificate Amendment Proposal. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent will be given to any stockholders who have not consented thereto in writing. See "The Mercator Solicitation of Written Consents--Record Date; Consents" and "--Consents Required; Consent Rights."


    As of the Record Date, there were 254,438 shares of Mercator Common Stock issued and outstanding, held of record by 53 stockholders, 301,500 shares of Mercator Series A Preferred Stock issued and outstanding, held of record by 3 stockholders, 3,207,996 shares of Mercator Series B Preferred Stock issued and outstanding, held of record by 7 stockholders, and 4,526,317 shares of Mercator Series C Preferred Stock issued and outstanding, held of record by 19 stockholders. There were no shares of Mercator Series D Preferred Stock outstanding as of the Record Date.

    As of June 20, 1997, directors and executive officers of Mercator and their affiliates were beneficial owners of an aggregate of 33,500 shares of Mercator Common Stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of such date), or approximately 13.2% of the 254,438 shares of Mercator Common Stock issued and outstanding as of such date, representing approximately 0.4% of the shares of Mercator Capital Stock (on an as-converted basis) issued and outstanding as of such date. In addition, M. Kathleen Behrens, Robert R. Momsen and Ann H. Lamont, directors of Mercator, each have shared voting and investment power over shares held by entities (such entities, each, a "Principal Stockholder" and, collectively, the "Principal Stockholders") that as of such date held, respectively, 2,799,999, 2,707,997 and 2,499,999 shares of Mercator Preferred Stock issued and outstanding or, assuming the conversion of the Venture Capital Bridge Notes into shares of Mercator Series D Preferred Stock, held, respectively, 3,173,131, 3,081,131 and 2,873,132 shares of Mercator Preferred Stock. Each of Dr. Behrens, Mr. Momsen and Ms. Lamont disclaims beneficial ownership of such shares. Such issued and outstanding shares represent, in the aggregate, as of the Record Date, approximately 97% of the Mercator Capital Stock issued and outstanding as of such date (assuming the conversion of the Venture Capital Bridge Notes into shares of Mercator Series D Preferred Stock and the conversion of all Mercator Preferred Stock into shares of Mercator Common Stock) and approximately 99.7% of the Mercator Preferred Stock issued and outstanding as of such date (assuming the conversion of the Venture Capital Bridge Notes into shares of Mercator Series D Preferred Stock).

    In addition, Progenitor has entered into agreements (each, a "Principal Stockholder Agreement") with each of the Principal Stockholders pursuant to which each such stockholder has agreed to vote or direct the vote of (including by execution of a Written Consent), and has granted an irrevocable proxy in favor of Progenitor to vote, all shares of Mercator Capital Stock owned by it in favor of (i) the Reorganization Proposal, (ii) approval of the Reorganization Agreement and (iii) the Mercator Certificate Amendment Proposal and any other matters contemplated by the Reorganization Agreement or incidental to the Reorganization. See "The Reorganization--Principal Stockholder Agreements."



    The Written Consents with respect to the shares of Mercator Capital Stock held by the Principal Stockholders will ensure that the Reorganization Proposal and the Mercator Certificate Amendment Proposal are approved by the holders of a majority of each of (i) the outstanding shares of Mercator Preferred Stock, counted together as a single class, (ii) the outstanding shares of Mercator Series A Preferred Stock, (iii) the outstanding shares of Mercator Series B Preferred Stock, (iv) the outstanding shares of Mercator Series C Preferred Stock, and (v) the outstanding shares of Mercator Capital Stock, counted together as a single class. Accordingly, only the holders of a majority of the outstanding shares of Mercator Common Stock have not yet agreed to approve the Reorganization Proposal and the Mercator Certificate Amendment Proposal.


THE REORGANIZATION


    GENERAL. Upon consummation of the Reorganization, Merger Sub will be merged with and into Mercator, with Mercator being the surviving corporation. As a result of the Reorganization, among other things, (i) Mercator will become a wholly-owned subsidiary of Progenitor, and (ii) each issued and outstanding share of Mercator Capital Stock (other than shares held in the treasury of Mercator or held by Progenitor or any subsidiary of Progenitor and shares held by stockholders who have properly asserted their applicable appraisal or dissenters' rights, if any (collectively, "Excluded Shares")) will be converted into the right to receive a number of shares of Progenitor Common Stock, determined as described in this Information Statement/Prospectus.



    CONVERSION OF MERCATOR CAPITAL STOCK; EXCHANGE RATIOS. The aggregate value of the Progenitor Common Stock issued for all shares of Mercator Capital Stock (including shares of Progenitor Common Stock issuable upon exercise of all options and warrants to purchase Mercator Capital Stock assumed by Progenitor) will be an amount equal to $22 million, less certain reductions and adjustments that may be applicable in the event of certain purchase price adjustments pursuant to claims that might be asserted by Progenitor in connection with the Reorganization Agreement. The Adjusted Purchase Price will be paid in shares of Progenitor Common Stock, based on the IPO Common Stock Price. The IPO Common Stock Price thus will affect the number of shares of Progenitor Common Stock to be issued in the Reorganization to each holder of Mercator Capital Stock, but will not affect the dollar value of the aggregate number of such shares. The IPO Registration Statement currently contemplates that the IPO Unit Price will be between $10.00 and $12.00 per Unit and that the IPO Common Stock Price will be $8.50 per share, although there can be no assurance that the actual IPO Unit Price will be within such range or that the IPO Common Stock Price will be $8.50. The Reorganization may be consummated even if the actual IPO Unit Price is above or below such range or the actual IPO Common Stock Price is other than $8.50.


    The Adjusted Purchase Price will be allocated among the various classes and series of Mercator Common Stock and Mercator Preferred Stock in accordance with a formula provided in the Reorganization Agreement. The percentage of the Adjusted Purchase Price allocable to each class or series of Mercator Capital Stock will vary depending upon the level of the Adjusted Purchase Price. As an example, at an Adjusted Purchase Price level of $22 million, an aggregate of 15.9% of the Adjusted Purchase Price will be allocated to the Mercator Common Stock and for shares of Progenitor Common Stock to be issued upon exercise of Replacement Options (defined below), and at an Adjusted Purchase Price level of $19.8 million such percentage would be 12.655%. See "Risk Factors--Uncertainties Regarding the IPO, the IPO Common Stock Price and Exchange Ratios" and "The Reorganization--Exchange Ratios" and "--Adjusted Purchase Price Calculation; Indemnification; Escrow."


    Assuming that (i) there are no adjustments to or reductions of the purchase price in respect of indemnification claims, such that the Adjusted Purchase Price is $22 million, (ii) the IPO Common Stock Price is $8.50, (iii) the Venture Capital Bridge Notes are converted prior to the Effective Time into a total of 1,119,399 shares of Series D Preferred Stock, and (iv) other than the Series D Preferred Stock referred to in the preceding clause, no additional shares of Mercator Capital Stock or options or warrants to purchase any shares of Mercator Capital Stock are issued after June 20, 1997, then the applicable fraction of a share of Progenitor Common Stock to be issued upon consummation of the Reorganization for each of the respective classes and series of Mercator Capital Stock (the fraction applicable to each such class or series hereinafter the "Exchange Ratio" for such class or series) and the corresponding value of the Progenitor Common Stock applicable to each such class or series (the "Per Share Consideration") (with all amounts of Exchange Ratios and Per Share Consideration given in this Information Statement/Prospectus being rounded for purposes of this discussion) would be as follows:



                                                                       EXCHANGE      PER SHARE
CLASS OR SERIES OF MERCATOR CAPITAL STOCK                                RATIO     CONSIDERATION
--------------------------------------------------------------------  -----------  -------------
Common Stock........................................................      0.1379     $    1.17
Series A Preferred..................................................      1.1954     $   10.16
Series B Preferred..................................................      0.3107     $    2.64
Series C Preferred..................................................      0.1341     $    1.14
Series D Preferred..................................................      0.1576     $    1.34



    Although the Reorganization Agreement does not provide a minimum amount of Adjusted Purchase Price as a condition to Mercator's obligation to consummate the Reorganization, since Progenitor, for purposes of consummating the Reorganization as described in this Information Statement/Prospectus, has waived its right to reduce the purchase price on account of certain expenses of Mercator related to the Reorganization and the IPO, the effective minimum Adjusted Purchase Price is $19.8 million (i.e. $22 million less the $2.2 million maximum indemnification for certain brackets by Mercator of the representatives, warranties and covenants of the Reorganization Agreement. Assuming that (i) after all adjustments and reductions are made, the Adjusted Purchase Price is $19.8 million, (ii) the IPO Common Stock Price is $8.50, (iii) the Venture Capital Bridge Notes are converted prior to the Effective Time into a total of 1,119,399 shares of Series D Preferred Stock, and (iv) other than the Series D Preferred Stock referred to in the preceding clause, no additional shares of Mercator Capital Stock are issued after June 20, 1997, then the applicable Exchange Ratio for each of the respective classes and series of Mercator Capital Stock and the corresponding Per Share Consideration for each such class or series would be as follows:



                                                                       EXCHANGE       PER SHARE
CLASS OR SERIES OF MERCATOR CAPITAL STOCK                                RATIO      CONSIDERATION
--------------------------------------------------------------------  -----------  ---------------
Common Stock........................................................       0.988      $    0.84
Series A Preferred..................................................      1.1718      $    9.96
Series B Preferred..................................................      0.2930      $    2.49
Series C Preferred..................................................      0.1172      $    1.00
Series D Preferred..................................................      0.1576      $    1.34



    THE EXCHANGE RATIO AND PER SHARE CONSIDERATION APPLICABLE TO EACH CLASS OR SERIES OF MERCATOR CAPITAL STOCK WILL BE DEPENDENT UPON A NUMBER OF VARIABLES THAT CANNOT BE DETERMINED UNTIL THE EFFECTIVE TIME, INCLUDING THE AMOUNT OF ANY REDUCTIONS IN OR ADJUSTMENTS TO THE PURCHASE PRICE, THE NUMBER OF SHARES OF MERCATOR CAPITAL STOCK OUTSTANDING AT THE EFFECTIVE TIME, THE NUMBER OF SHARES OF MERCATOR CAPITAL STOCK SUBJECT TO OPTIONS OR WARRANTS OUTSTANDING AS OF THE EFFECTIVE TIME AND THE IPO COMMON STOCK PRICE. ACCORDINGLY, IT IS NOT POSSIBLE TO DETERMINE THE EXACT EXCHANGE RATIOS AND PER SHARE CONSIDERATION THAT ACTUALLY WILL APPLY IN THE REORGANIZATION. THE EFFECTIVE TIME WILL OCCUR AFTER THE EFFECTIVENESS OF THE

APPROVAL OF THE REORGANIZATION PROPOSAL PURSUANT TO THE WRITTEN CONSENTS. SEE "THE REORGANIZATION-- EXCHANGE RATIOS" FOR A DETAILED DESCRIPTION OF FACTORS INVOLVED AND THE EFFECT ON THE RESPECTIVE EXCHANGE RATIOS AND ON THE PER SHARE CONSIDERATION.


    Fractional shares of Progenitor Common Stock will not be issued in connection with the Reorganization. A holder of Mercator Capital Stock otherwise entitled to a fractional share of Progenitor Common Stock will be paid cash in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the IPO Common Stock Price.


    BECAUSE THE MARKET PRICE OF PROGENITOR COMMON STOCK FOLLOWING THE IPO WILL BE SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE SHARES OF PROGENITOR COMMON STOCK THAT HOLDERS OF MERCATOR CAPITAL STOCK WILL RECEIVE IN THE REORGANIZATION MAY INCREASE OR DECREASE FOLLOWING THE REORGANIZATION AND (ASSUMING THE IPO IS CONSUMMATED THROUGH THE SALE OF PROGENITOR UNITS) THE RELATIVE TRADING PRICES OF PROGENITOR COMMON STOCK AND PROGENITOR WARRANTS MAY NOT REFLECT THE PROGENITOR BOARD OF DIRECTORS' DETERMINATION WITH RESPECT TO THE IPO COMMON STOCK PRICE. IN ADDITION, SHARES OF PROGENITOR COMMON STOCK ISSUED IN CONNECTION WITH THE REORGANIZATION WILL BE SUBJECT, FOR PERIODS OF UP TO ONE YEAR FOLLOWING THE EFFECTIVE TIME, TO RESTRICTIONS ON SALE AND OTHER TRANSFERS PURSUANT TO LOCKUP AGREEMENTS (AS DEFINED BELOW). SEE "RISK FACTORS--UNCERTAINTIES REGARDING THE IPO, THE IPO COMMON STOCK PRICE AND EXCHANGE RATIOS" AND "--UNCERTAINTIES REGARDING THE VALUE OF PROGENITOR COMMON STOCK" AND "THE REORGANIZATION--LOCKUP AGREEMENTS" AND "--RESALE RESTRICTIONS." NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR PROGENITOR COMMON STOCK.


    See "Risk Factors--Uncertainties Regarding the Value of Progenitor Common Stock," "The Reorganization--Exchange Ratios" and "--Adjusted Purchase Price Calculation; Indemnification; Escrow," and "The Reorganization
Agreement--Conversion of Securities," "--Exchange of Shares" and "--Stock Options and Warrants."


    ADJUSTED PURCHASE PRICE CALCULATION; INDEMNIFICATION; ESCROW. The Adjusted Purchase Price will be an amount equal to $22 million less, subject to the terms of the Reorganization Agreement, amounts with respect to any claims, damages, losses, costs, expenses, liabilities (absolute, accrued, contingent or otherwise) and reasonable legal fees and expenses incurred or suffered by Progenitor or other specified indemnitees directly or indirectly arising out of any untruth, inaccuracy, error in, or breach of any covenant, representation or warranty of Mercator contained in the Reorganization Agreement (collectively, "Losses"). The maximum amount of the reduction for such Losses is $2.2 million (the "Maximum Indemnification Reduction").



    The purchase price for all shares of Mercator Capital Stock and all options and warrants to purchase Mercator Capital Stock, assuming no adjustments, thus will be $22 million. The Reorganization Agreement does not provide for a minimum Adjusted Purchase Price, although the Maximum Indemnification Reduction acts as a limit of $2.2 million on the amount of Losses for which the purchase price may be adjusted or indemnification may be sought, so that the minimum Adjusted Purchase Price would be $19.8 million. As of the date hereof, Progenitor is not aware of any Losses for which it currently intends to seek indemnification (although there can be no assurance that Progenitor will not become aware of, and seek indemnification for, any Losses prior to the Effective Time). See "Risk Factors--Uncertainties Regarding the IPO, the IPO Common Stock Price and Exchange Ratios."


    To the extent that all or any portion of claims for the indemnification described above remain unresolved or unliquidated prior to the Effective Time, shares of Progenitor Common Stock comprising a portion of the Adjusted Purchase Price will be deposited in escrow (the "Escrow") for distribution to Progenitor and the other indemnitees or to Mercator stockholders, as the case may be, following resolution of such claims in accordance with the terms of the Reorganization Agreement and the escrow agreement (the "Escrow Agreement") to be entered into among Progenitor, Mercator, Merger Sub, the escrow agent and Robert R. Momsen, as representative of the holders of Mercator Capital Stock and options and warrants to purchase Mercator Capital Stock (the "Mercator Representative") prior to the Effective Time in substantially the form of Exhibit B to the Reorganization Agreement. A copy of the form of Escrow Agreement is attached hereto as Appendix B.


    BY EXECUTING A WRITTEN CONSENT, SURRENDERING CERTIFICATE(S) EVIDENCING MERCATOR CAPITAL STOCK OR ACCEPTING OPTIONS OR WARRANTS FOR SHARES OF PROGENITOR COMMON STOCK, EACH STOCKHOLDER OF MERCATOR, OTHER THAN HOLDERS OF DISSENTING SHARES, AND EACH HOLDER OF MERCATOR OPTIONS AND WARRANTS AGREES THAT (I) THE CONSIDERATION TO WHICH SUCH HOLDER IS OTHERWISE ENTITLED IN CONNECTION WITH THE REORGANIZATION IS SUBJECT TO AN ADJUSTMENT TO THE PURCHASE PRICE AND TO THE ESCROW, AS AND TO THE EXTENT APPLICABLE, (II) SHARES OF PROGENITOR COMMON STOCK OTHERWISE REPRESENTING THE HOLDER'S PORTION OF THE ADJUSTED PURCHASE PRICE WILL BE PLACED IN THE ESCROW IN RESPECT OF ALL CLAIMS FOR CERTAIN LOSSES WHICH ARE MADE BEFORE THE EFFECTIVE TIME AND NOT RESOLVED AT THE EFFECTIVE TIME (TOGETHER WITH A 10% MARGIN, BUT IN AGGREGATE, TOGETHER WITH ANY REDUCTION TO THE PURCHASE PRICE ACTUALLY EFFECTED ON ACCOUNT OF LOSSES, NOT TO EXCEED THE MAXIMUM INDEMNIFICATION REDUCTION), PURSUANT TO THE REORGANIZATION AGREEMENT AND THE ESCROW AGREEMENT, AS OF THE EFFECTIVE TIME, (III) THE MERCATOR REPRESENTATIVE IS AUTHORIZED TO ACT AS AGENT AND REPRESENTATIVE OF THE HOLDER AND TO TAKE CERTAIN ACTIONS ON ITS BEHALF WITH RESPECT TO THE SHARES OF PROGENITOR COMMON STOCK DEPOSITED IN OR SUBJECT TO THE ESCROW, AS DESCRIBED ABOVE AND AS CONTEMPLATED BY THE REORGANIZATION AGREEMENT AND THE ESCROW AGREEMENT, AND (IV) THE ESCROW AGENT IS AUTHORIZED FROM TIME TO TIME TO DELIVER ALL OR ANY PORTION OF THE SHARES OF PROGENITOR COMMON STOCK SO DEPOSITED IN SATISFACTION OF THE OBLIGATIONS DESCRIBED ABOVE AND AS CONTEMPLATED IN THE ESCROW AGREEMENT. See "The Reorganization--Adjusted Purchase Price Calculation; Indemnification; Escrow" and "--Exchange Ratios." In certain circumstances relating to the breach by Mercator of any of the covenants, representations and warranties by Mercator in the Reorganization Agreement and the Related Agreements (as defined below), Progenitor may elect to terminate the Reorganization Agreement and not consummate the Reorganization. See "The Reorganization Agreement--Conditions" and "--Termination."



    ALTERNATIVE CONSIDERATION. Pursuant to the Reorganization Agreement, Progenitor has the option, in its discretion, of paying the Adjusted Purchase Price in cash or, in the event Progenitor elects not to consummate the IPO but elects to consummate the Reorganization, in unregistered shares of Progenitor Common Stock or in public equity securities mutually acceptable to Progenitor and Mercator. In such event, the terms and conditions of the Reorganization Agreement will remain applicable to the maximum extent practicable and relevant. THIS INFORMATION STATEMENT/PROSPECTUS ASSUMES THAT THE ADJUSTED PURCHASE PRICE WILL BE PAID IN REGISTERED SHARES OF PROGENITOR COMMON STOCK. In the event that Progenitor elects to pay the Adjusted Purchase Price in one of the alternative forms of consideration described above, additional materials will be provided to the stockholders of Mercator and separate written consents or proxies will be solicited.


    CONDITIONS TO THE REORGANIZATION; TERMINATION. The obligations of Progenitor and Mercator to effect the Reorganization are subject to the satisfaction of certain conditions, including, among others (any of which may be waived by both Progenitor and Mercator pursuant to the Reorganization Agreement): (i) obtaining the approval of Mercator stockholders for the Reorganization Proposal and the Mercator Certificate Amendment Proposal; (ii) receipt of all necessary government consents and approvals (other than the filing of the Certificate of Merger (as defined below)), other than such consents or approvals the failure to obtain which would not materially adversely affect the consummation of the Reorganization or in the aggregate have a material adverse effect on the Surviving Corporation and its subsidiaries; and
(iii) receipt by Progenitor of all necessary state securities permits and other authorizations to issue Progenitor Units in the Reorganization. The obligations of each of Progenitor and Mercator are further subject to the following factors (any of which may be waived by Progenitor or Mercator, as the case may be): (i) performance by the other in all material respects of its obligations under the Reorganization Agreement and the Related Agreements, and the representations and warranties of the other being true and accurate as of the Effective Time as if made at such time (unless specified to be made as of a specified date) and, in the case of Progenitor, the Principal Stockholders having performed in all material respects certain of the agreements contained in the Principal Stockholder Agreements, and (ii) receipt from their respective counsel of legal opinions with respect to the tax consequences of the Reorganization and other matters. See "The Reorganization Agreement--Representations and Warranties," "--Certain Covenants," "--Conditions" and "--Termination."

    In addition, Progenitor's obligation to effect the Reorganization is subject to the following conditions (any of which may be waived by Progenitor pursuant to the Reorganization Agreement): (i) completion of the IPO (unless Progenitor shall have elected to consummate the Reorganization by paying the Adjusted Purchase Price in one of the alternative forms of consideration described herein), which Progenitor may elect in its sole discretion to cease pursuing or to postpone beyond the termination of the Reorganization Agreement; (ii) dissenting shares of Mercator Capital Stock not constituting more than 1% of the Mercator Common Stock (calculated on a fully diluted basis); (iii) receipt from each Mercator stockholder and each holder of options or warrants to purchase Mercator Common Stock of an executed lockup agreement in the form of the Investment Agreement prescribed by the Reorganization Agreement and attached to the Reorganization Agreement as Exhibit M (each, a "Lockup Agreement"), providing for certain restrictions on the resale of shares of Progenitor Common Stock to be received by them in connection with the Reorganization; (iv) conversion of all Venture Capital Bridge Notes into shares of Mercator Series D Preferred Stock; and (v) the receipt by Mercator of the consent of Phoenix Leasing Incorporated to the extent required to consummate the Reorganization. See "The Reorganization Agreement--Conditions." Mercator has agreed to use commercially reasonable efforts to provide to Progenitor an executed Lockup Agreement on behalf of each Mercator stockholder and each holder of options or warrants to purchase shares of Mercator Capital Stock. See "The Reorganization--Lockup Agreements."

    At any time on or prior to the Reorganization, to the extent legally allowed, each of Progenitor and Mercator, without the approval of the Mercator stockholders, may waive compliance with any of the agreements or satisfaction of any of the conditions contained in the Reorganization Agreement for its respective benefit.


    The Reorganization Agreement will terminate automatically, on August 15, 1997, if the Reorganization has not been completed by such date, unless the parties to the Reorganization Agreement otherwise agree. The Reorganization Agreement also may be terminated by either Progenitor or Mercator under other circumstances, including termination by Progenitor in the event of failure of Mercator's stockholders to approve the Reorganization Agreement. See "The Reorganization--Effective Time" and "The Reorganization Agreement--Bridge Loan Financing" and "--Termination."


    STOCK OWNERSHIP FOLLOWING THE REORGANIZATION. Based upon the capitalization of Progenitor and Mercator as of June 20, 1997, assuming (i) conversion by the holders of the Venture Capital Bridge Notes of all such Notes into shares of Mercator Series D Preferred Stock, (ii) an Adjusted Purchase Price of $22,000,000, (iii) an IPO Common Stock Price of $8.50, (iv) the sale in the IPO of 2,750,000 shares of Progenitor Units, (v) the sale concurrently with the closing of the IPO of 647,059 shares of Progenitor Common Stock to Amgen, pursuant to the Amgen Purchase Agreement, and 25,000 shares of Progenitor Common Stock to The Ohio University Foundation, pursuant to a stock purchase right,
(vi) the issuance of 24,020 shares of Progenitor Common Stock to The Ohio University Foundation pursuant to an anti-dilution adjustment in connection with the IPO, and (vii) the conversion of the Interneuron Bridge Loan into shares of Progenitor's Series D Preferred Stock, the stockholders of Mercator will own approximately 18.7% of the outstanding Progenitor Common Stock following consummation of the Reorganization, the IPO and the sales of Progenitor Common Stock and Progenitor Warrants to be completed concurrently with the IPO, or approximately 18.2%, if the Underwriters' over-allotment option is exercised in full (in each case assuming exercise of all then outstanding options and warrants to acquire Progenitor Common Stock, including former options and warrants to purchase Mercator Common Stock assumed by Progenitor, but assuming no exercise of the Progenitor Warrants).

    The above percentages could change depending on whether and to what extent shares of Progenitor Common Stock and Mercator Common Stock issuable upon exercise of outstanding Progenitor or Mercator stock options or warrants are issued and whether any Mercator stockholders perfect any applicable statutory appraisal or dissenters' rights. There also can be no assurance that Progenitor will not elect to issue additional shares of Progenitor Common Stock prior to the IPO or that the number of Progenitor Units to be issued in the IPO will be the 2,750,000 Progenitor Units currently contemplated. IF THE IPO UNIT PRICE IS LESS THAN $11.00 OR MORE PROGENITOR UNITS ARE SOLD IN THE IPO, OR (ASSUMING THE IPO IS CONSUMMATED THROUGH THE SALE OF PROGENITOR UNITS) IF THE IPO COMMON STOCK PRICE IS LESS THAN $8.50 OR MORE PROGENITOR COMMON STOCKS ARE ISSUED IN OR CONCURRENTLY WITH THE IPO, SHARES OF PROGENITOR COMMON STOCK ARE ISSUED IN OR CONCURRENTLY WITH THE IPO, EITHER AS A RESULT OF SUCH LOWER IPO UNIT PRICE OR IPO COMMON STOCK PRICE OR FOR ANY OTHER REASON, THE PERCENTAGES OF THE TOTAL OUTSTANDING SHARES OF PROGENITOR COMMON STOCK AFTER CONSUMMATION OF THE REORGANIZATION AND THE IPO TO BE HELD BY FORMER HOLDERS OF MERCATOR SECURITIES MAY DIFFER AND MAY BE DECREASED. See "Risk Factors--Uncertainties Regarding the IPO, the IPO Common Stock Price and Exchange Ratios" and "--Control of Progenitor by, and Potential Conflicts of Interest with, Interneuron," "The Reorganization--Stock Ownership Following the Reorganization," "Initial Public Offering" and "Comparison of Stockholder Rights." The number of shares of Progenitor Common Stock outstanding at or after the Effective Time, and the percentages described above, also may be affected by other transactions that Progenitor may enter into before or after the Effective Time.


    REGULATORY APPROVALS. No federal or state regulatory approvals are required and no federal or state regulatory requirements must be complied with in order to effect the Reorganization, other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and compliance with federal securities laws and state securities and blue sky laws with respect to the shares of Progenitor Common Stock to be issued concurrently with the Reorganization and those to be issued in and in connection with the IPO. See "The Reorganization--Regulatory Approvals."

    CERTAIN RESALE RESTRICTIONS. Under the terms of the Reorganization Agreement, all holders of Mercator Capital Stock and all holders of options or warrants to purchase Mercator Capital Stock must agree, pursuant to Lockup Agreements, to certain restrictions on resale of the shares of Progenitor Common Stock to be received by them in connection with the Reorganization. (The Lockup Agreements also contain other terms, as described below.) See "The Reorganization--Lockup Agreements." Shares of Progenitor Common Stock otherwise constituting a portion of the Adjusted Purchase Price also may be subject to escrow restrictions in connection with the indemnification obligations of Mercator and the Mercator stockholders and holders of options and warrants. See "The Reorganization--Adjusted Purchase Price Calculation; Indemnification; Escrow." Following expiration of the lock-up periods provided in the Lockup Agreements, and release of the shares from escrow, all shares of Progenitor Common Stock received by Mercator stockholders in the Reorganization will be freely transferable, except that shares received by persons who are deemed to be "affiliates" (as defined in the Securities Act) of Mercator may be resold by such persons only in certain permitted circumstances. See "Risk Factors--Uncertainties Regarding the Value of Progenitor Common Stock" and "--Shares Eligible for Future Sale; Registration Rights; Possible Adverse Effect on Stock Price" and "The Reorganization--Resale Restrictions."

    ACCOUNTING TREATMENT. The Reorganization is expected to be treated by Progenitor as a "purchase" transaction for accounting and financial reporting purposes. See "The Reorganization--Accounting Treatment."

APPRAISAL AND DISSENTERS' RIGHTS

    Dissenters' rights under the California General Corporate Law (the "CGCL") or appraisal rights under the Delaware General Corporate Law (the "DGCL") may be available in connection with the Reorganization. A stockholder of Mercator must follow the appropriate procedures in order to exercise such rights. See "Appraisal and Dissenters' Rights of Mercator Stockholders" and "Applicability of California Law to Mercator."

SURRENDER OF STOCK CERTIFICATES

    Prior to the Effective Time, Progenitor shall authorize a bank or trust company to act as exchange agent (the "Exchange Agent") under the Reorganization Agreement. As soon as reasonably practical after the Effective Time, the Exchange Agent will send a letter of transmittal to each Mercator stockholder. The letter of transmittal will contain instructions with respect to the surrender of certificates representing Mercator Capital Stock to be exchanged for Progenitor Common Stock. See "The Reorganization-- Lockup Agreements" and "The Reorganization Agreement--Exchange of Shares."


    MERCATOR STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR MERCATOR CAPITAL STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED LETTERS OF TRANSMITTAL AND INSTRUCTIONS. MERCATOR STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED WRITTEN CONSENT.


    NO MERCATOR STOCKHOLDER AND NO HOLDER OF ANY OPTIONS OR WARRANTS TO PURCHASE SHARES OF MERCATOR CAPITAL STOCK WILL BE ENTITLED UNDER THE TERMS OF THE REORGANIZATION AGREEMENT TO RECEIVE CERTIFICATES FOR PROGENITOR COMMON STOCK PURSUANT TO THE REORGANIZATION UNTIL SUCH HOLDER HAS DELIVERED TO PROGENITOR AN EXECUTED LOCKUP AGREEMENT. SEE "THE REORGANIZATION--LOCKUP AGREEMENTS."

RECOMMENDATION OF THE MERCATOR BOARD OF DIRECTORS


    THE BOARD OF DIRECTORS OF MERCATOR HAS UNANIMOUSLY APPROVED THE TERMS OF THE REORGANIZATION AGREEMENT AND THE REORGANIZATION. THE MERCATOR BOARD BELIEVES THAT THE TERMS OF THE REORGANIZATION AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, MERCATOR AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF MERCATOR CAPITAL STOCK EXECUTE WRITTEN CONSENTS APPROVING THE REORGANIZATION PROPOSAL AND THE MERCATOR CERTIFICATE AMENDMENT PROPOSAL. THE APPROVAL OF THE REORGANIZATION PROPOSAL BY THE STOCKHOLDERS OF MERCATOR SHALL CONSTITUTE ADOPTION OF THE REORGANIZATION AGREEMENT AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, CERTAIN PROVISIONS BENEFITING DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES OF MERCATOR, AS MORE FULLY DESCRIBED HEREIN. See "The Reorganization--Background of the Reorganization," "--Recommendation of the Mercator Board; Reasons of Mercator for the Reorganization," and "-- Interests of Certain Persons in the Reorganization."


RISK FACTORS

    In addition to the conditions to consummation of the Reorganization set forth below under "The Reorganization Agreement--Conditions," the Reorganization and the business of Progenitor and Mercator after the Reorganization will be subject to a number of risks, including (with references in this paragraph to Progenitor, for periods following the Reorganization, referring to Progenitor and its subsidiaries, including Mercator, unless the context otherwise requires): uncertainties regarding the IPO, the IPO Common Stock Price and the Exchange Ratios; uncertainties regarding the value of Progenitor Common Stock; absence of a fairness opinion; uncertainties relating to the technological approaches of Progenitor; history of operating losses and anticipation of future losses; uncertainty of product development; need for additional capital and uncertainty of additional funding; dependence on collaborators and licensees; intense competition and rapid technological change; uncertainty of patents and proprietary rights; management of growth and risks of acquiring new technologies; risks associated with the acquisition of Mercator; uncertainties related to clinical trials; government regulation and uncertainty of obtaining regulatory approval; dependence on key personnel; dependence on research collaborators and scientific advisors; control of Progenitor by, and potential conflicts of interest with, Interneuron; uncertainty of health care reform measures and third-party reimbursement; risk of product liability; no prior trading market, no assurance of active trading market and potential volatility of stock price; anti-takeover considerations; hazardous and radioactive materials and environmental matters; management discretion as to use of proceeds; shares eligible for future sale, registration rights and possible adverse effect on stock price; and absence of dividends. In considering whether to approve the Reorganization Proposal and the Mercator Certificate Amendment Proposal, Mercator stockholders should carefully review and consider the information contained below under the caption "Risk Factors."

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

    In considering the recommendation of the Mercator Board of Directors with respect to the approval by the Mercator stockholders of the Reorganization Proposal and the Mercator Certificate Amendment Proposal, Mercator stockholders should be aware that certain members of Mercator management and the Mercator Board of Directors have interests in the Reorganization that are in addition to the interests of stockholders of Mercator generally. These interests arise from, among other things, certain employee benefit plans, indemnification and insurance arrangements and employment agreements among Progenitor, Mercator and directors and certain executive officers of Mercator, including arrangements providing for the acceleration at the consummation of the Reorganization of certain options to purchase Mercator Capital Stock. Certain of such agreements provide for payments in the event such officers are terminated in connection with a change in control, including the Reorganization. In addition, one member of the Board of Directors of Mercator will become a member of the Board of Directors of Progenitor. Lehman Brothers Inc. ("Lehman Brothers"), one of the representatives of the underwriters of the IPO, has received a retainer fee from Mercator for advising Mercator with respect to potential alliances and sale transactions and will receive an additional fee upon consummation of the Reorganization. See "The Reorganization--Interests of Certain Persons in the Reorganization."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Consummation of the Reorganization is conditioned upon the delivery of opinions of counsel that the Reorganization will qualify as a "reorganization" for federal income tax purposes. If the Reorganization so qualifies, no gain or loss generally will be recognized by (i) Mercator stockholders, (ii) Progenitor stockholders, (iii) Progenitor or (iv) Mercator as a result of the Reorganization. ALL MERCATOR SECURITIES HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS. See "The Reorganization--Certain Federal Income Tax Consequences" and "The Reorganization Agreement--Conditions."

MANAGEMENT OF PROGENITOR AFTER THE REORGANIZATION

    It is anticipated that the number of directors on the Progenitor Board of Directors after the Reorganization will be eight, and that the following current executive officers of Progenitor will remain in their positions following the
Reorganization: Douglass B. Given, M.D., Ph.D., President and Chief Executive Officer, and a director; H. Ralph Snodgrass, Ph.D., Vice President, Research and Chief Scientific Officer; Stephen J. Williams, Ph.D., Vice President, Corporate Development; and Mark N.K. Bagnall, Vice President, Finance, and Chief Financial Officer. Glenn L. Cooper, M.D., will remain Chairman of the Board of Directors of Progenitor. Elliott Sigal, M.D., Ph.D., currently the President and Chief Executive Officer of Mercator, will become the Senior Vice President, Research and Development, of Progenitor. The remaining members of the Board of Directors of Progenitor are anticipated to be Robert P. Axline, Alexander M. Haig, Jr., Morris Laster, M.D., Jerry P. Peppers, David B. Sharrock and Robert R. Momsen, who is being appointed to the Board of Directors upon consummation of the Reorganization pursuant to the terms of the Reorganization Agreement. However, Progenitor may elect to appoint additional directors and officers, and some directors and officers may elect not to continue to serve as such after the Reorganization. See "Management of Progenitor after the Reorganization." Progenitor has entered into a new employment agreement with Dr. Given and has signed an employment agreement, effective at the Effective Time, with Dr. Sigal (see "Management of Progenitor after the Reorganization--Employment Agreements" and "The Reorganization--Interests of Certain Persons in the Reorganization"). In addition, Progenitor has approved certain change of control and severance provisions for Drs. Snodgrass and Williams and Mr. Bagnall (see "Management of Progenitor after the Reorganization--Employment Agreements").

COMPARATIVE RIGHTS OF STOCKHOLDERS

    The rights of Mercator stockholders are currently governed by the DGCL, Mercator's Certificate of Incorporation and Mercator's Bylaws. In addition, the rights of Mercator stockholders may also be governed by the CGCL in certain respects. Upon consummation of the Reorganization, Mercator stockholders will become stockholders of Progenitor, which, like Mercator, is a Delaware corporation, and their rights as Progenitor stockholders will be governed by the DGCL, Progenitor's Certificate of Incorporation and Progenitor's Bylaws. The CGCL is not currently applicable to Progenitor and may not be applicable to Progenitor immediately following the Reorganization or at any later time. For a discussion of the various differences between the rights of stockholders of Mercator and stockholders of Progenitor, see "Applicability of California Law to Mercator" and "Comparison of Stockholder Rights."

COMPARATIVE DIVIDEND POLICIES

    Mercator has never declared or paid cash dividends on shares of Mercator Capital Stock. Progenitor has never declared or paid cash dividends on shares of Progenitor Common Stock. Progenitor currently intends to retain any future earnings for its business and, therefore, does not anticipate paying any dividends on Progenitor Common Stock in the foreseeable future. See "Comparative Dividend Policies."

STOCK OPTIONS AND WARRANTS

    As of the Effective Time, each of the warrants to acquire shares of Mercator Capital Stock outstanding as of the date of the Reorganization Agreement and not expired as of the Effective Time, and each of the options to acquire shares of Mercator Capital Stock not expired as of the Effective Time, will be assumed by Progenitor and converted into a warrant or an option, as the case may be (such warrants and options are sometimes referred to herein, respectively, as "Replacement Warrants" and "Replacement Options"), to purchase that number of shares of Progenitor Common Stock (rounded up to the nearest whole share) which the holder thereof would have been entitled to receive under the Reorganization Agreement had the stock option or warrant been exercised immediately prior to the Effective Time, and the Replacement Option or Warrant will have an aggregate exercise price equal to the former aggregate exercise price of the Mercator option or warrant, subject to certain adjustments. Shares of Progenitor Common Stock issuable upon exercise of Replacement Options will be registered pursuant to Registration Statements on Form S-8 to be filed by Progenitor after the Reorganization. See "The Reorganization Agreement--Stock Options and Warrants" and "Management of Progenitor after the Reorganization-- Stock Plans--1997 Stock Option Plan."

    Mercator has agreed to use commercially reasonable efforts to cause all holders of all warrants to purchase Mercator Capital Stock to exercise such securities for underlying Mercator Capital Stock on or prior to the date of the closing of the transactions contemplated by the Reorganization Agreement (the "Closing Date"). Exercise of all such warrants is a condition to Progenitor's obligation to consummate the Reorganization. Mercator also has agreed to use commercially reasonable efforts to provide to Progenitor duly executed Lockup Agreements from each holder of options or warrants to acquire Mercator Capital Stock. Progenitor is not required under the Reorganization Agreement to deliver Progenitor Common Stock to any person otherwise entitled to receive shares of Progenitor Common Stock pursuant to such options or warrants unless and until such person shall have delivered to Progenitor a duly and validly executed Lockup Agreement. See "The Reorganization--Lockup Agreements."

BRIDGE FINANCING


    Concurrently with execution of the Reorganization Agreement, Progenitor and Mercator entered into a letter agreement (the "Mercator Bridge Loan Agreement") providing for a line of credit (the "Mercator Bridge Loan") in an initial maximum commitment amount of $5 million to be provided to Mercator by Progenitor in accordance with an agreed schedule commencing in February 1997. Advances under the Mercator Bridge Loan bear interest at the rate of 10% per annum. Pursuant to Progenitor's elections to extend the deadline for consummating the Reorganization under the Reorganization Agreement from May 31, 1997 to June 30, 1997 and subsequently to August 15, 1997 (each such date, or such other date as may be agreed by the parties to the Reorganization Agreement, as applicable, the "Agreement Deadline"), the maximum commitment amount under the Mercator Bridge Loan Agreement was increased to $5,800,000 and subsequently to $6,600,000 (such increases, the "Initial Supplemental Funding" and the "Second Supplemental Funding," respectively). The Mercator Bridge Loan Agreement does not provide for any further increases in the maximum commitment amount. All outstanding balances under the Mercator Bridge Loan are required to be repaid in full on January 15, 1999 or earlier under certain circumstances, including the occurrence of a change in control of Mercator (other than as contemplated by the Reorganization Agreement), an initial public offering by Mercator and an event of default under the Mercator Bridge Loan Agreement. Such events of default include the failure by Mercator to perform in any material respect any of its covenants or agreements under the Mercator Bridge Loan Agreement or the Reorganization Agreement, which failure is not cured within 10 days of written notice from Progenitor, and the breach of certain representations and warranties by Mercator that have, or are reasonably likely to have, a material adverse effect on Mercator. See "The Reorganization Agreement--Bridge Loan Financing."


INITIAL PUBLIC OFFERING


    Progenitor intends to complete the IPO, underwritten on a firm-commitment basis, concurrently with or immediately prior to the closing of the Reorganization. Progenitor currently intends to consummate the IPO through the sale of Progenitor Units, although Progenitor reserves the right (without notice to or any further action by Mercator stockholders) to consummate the IPO through the sale of shares of Progenitor Common Stock, rather than through the sale of Progenitor Units, in which case references to the Progenitor Warrants would not apply, the "IPO Common Stock Price" would mean the price per share of Progenitor Common Stock to the public in the IPO (which would be the same as the "IPO Unit Price" as described herein) and references herein to the IPO Unit Price would be deemed to be references to the IPO Common Stock Price. In furtherance thereof, Progenitor has filed the IPO Registration Statement with the Commission to register the Progenitor Units that it proposes to sell in the IPO and the shares of Progenitor Common Stock that may subsequently be issued upon exercise of the Progenitor Warrants issued as part of the Progenitor Units in the IPO. The IPO Registration Statement contemplates that Progenitor will sell 2,750,000 Progenitor Units in the IPO, at an IPO Unit Price estimated to be between $10 and $12 per Unit (although there can be no assurance in this regard). In connection with the IPO (assuming the IPO is consummated through the sale of Progenitor Units), the Progenitor Board of Directors will determine the IPO Common Stock Price in good faith, after consultation with independent financial advisors. This Information Statement/Prospectus assumes that the IPO Common Stock Price will be $8.50, although there can be no assurance in this regard. Concurrently with the IPO, Progenitor will sell additional shares of Progenitor Common Stock to Amgen at the IPO Common Stock Price, pursuant to the Amgen Purchase Agreement, which provides for Amgen's commitment to make an equity investment of $5.5 million in Progenitor (see "Business of Progenitor--Corporate Agreements--Amgen Agreements"), and will sell 25,000 shares to The Ohio University Foundation at a price of $4.25 per share, pursuant to a stock purchase right (see "Certain Transactions of Progenitor--The Ohio University Foundation"). In addition, 24,020 shares of Progenitor Common Stock will be issued to The Ohio University Foundation pursuant to an anti-dilution adjustment in connection with the IPO. Interneuron has agreed to convert the entire balance of the Interneuron Bridge Loan into shares of Progenitor's Series D Preferred Stock upon the closing of the IPO. Based on an outstanding balance of $2.9 million on the Interneuron Bridge Loan as of June 20, 1997, Interneuron would receive 293,293 shares of Progenitor's Series D Preferred Stock upon such conversion. Progenitor also has granted to the Underwriters an option, exercisable at any time up to thirty days from the date of the IPO, to purchase up to an additional 412,500 Progenitor Units at the IPO Unit Price, less underwriting discounts and commissions, solely to cover over-allotments, if any. However, there can be no assurance as to the price at which the IPO actually will be consummated, as to the number of Progenitor Units (or shares of Progenitor Common Stock, as the case may be) to be sold in or concurrently with the IPO, or as to the timing of the IPO, if it occurs at all.



    The aggregate net proceeds to Progenitor from the sale of the 2,750,000 Progenitor Units in the IPO, at an assumed IPO Unit Price of $11.00, are estimated to be approximately $27.1 million ($31.4 million if the Underwriters' over-allotment option is exercised in full), after deducting estimated underwriting discounts and commissions and estimated expenses of the IPO of approximately $1.0 million payable by Progenitor and assuming no exercise of the Progenitor Warrants. Progenitor also will receive $4.5 million in cash and a $1.0 million promissory note from the sale of the Amgen Shares, and approximately $106,000 in cash from the sale of 25,000 shares of Progenitor Common Stock to The Ohio University Foundation, pursuant to a stock purchase right. Progenitor estimates that, at its planned rate of spending, subject to the factors described herein, the net proceeds of the IPO, together with the proceeds from the sale of the Amgen Shares, and the interest income earned on such proceeds, together with existing cash and cash equivalents, will be sufficient to meet its funding requirements for the next 18 months. There can be no assurance, however, that Progenitor's assumptions regarding the amount of proceeds from the IPO and other sales of Progenitor Common Stock and regarding its future levels of expenditures and operating losses will prove accurate.



    In the event that the IPO is not consummated prior to, or simultaneously with, the Effective Time, Progenitor may abandon the Reorganization (provided, however, that such right of Progenitor to abandon the Reorganization shall be subject to Progenitor fulfilling its obligation to extend to Mercator the Residual Loan Amount (as defined below) pursuant to the Mercator Bridge Loan Agreement), unless Progenitor, in its sole discretion, determines to consummate the Reorganization using one of the alternative forms of consideration described below. See "The Reorganization--Alternative Consideration" and "The Reorganization Agreement--Bridge Loan Financing." If Progenitor so determines to consummate the Reorganization using an alternative form of consideration, additional information will be provided to holders of Mercator Capital Stock and separate written consents or proxies will be solicited. The Reorganization Agreement allows Progenitor, in its sole discretion, to cease pursuing the IPO or to postpone consummation of the IPO until after the termination of the Reorganization Agreement.



    THE NUMBER OF PROGENITOR UNITS (OR SHARES OF PROGENITOR COMMON STOCK, AS THE CASE MAY BE) TO BE SOLD IN THE IPO, AND THE IPO UNIT PRICE AND THE IPO COMMON STOCK PRICE, HAVE NOT YET BEEN DETERMINED AND ARE SUBJECT TO CHANGE. TO THE EXTENT THAT (ASSUMES THE IPO IS CONSUMMATED THROUGH THE SALE OF PROGENITOR UNITS) THE IPO UNIT PRICE IS LESS THAN $11.00 OR THAT THE IPO COMMON STOCK PRICE IS LESS THAN $8.50, THERE WILL BE MORE SHARES OF PROGENITOR COMMON STOCK OUTSTANDING AFTER THE IPO, AND THE PROCEEDS TO PROGENITOR EXPECTED FROM THE IPO WILL BE LOWER. THE DATE OF THE IPO ALSO HAS NOT BEEN DETERMINED, AND THERE CAN BE NO ASSURANCE AS TO WHEN THE IPO WILL BE CONSUMMATED, IF AT ALL. THERE ALSO CAN BE NO ASSURANCE THAT THE IPO UNIT PRICE (IF APPLICABLE) WILL NOT BE MORE OR LESS THAN $11.00, THAT THE IPO COMMON STOCK PRICE WILL NOT BE MORE OR LESS THAN $8.50, THAT PROGENITOR WILL NOT ELECT TO ISSUE ADDITIONAL SHARES OF PROGENITOR COMMON STOCK PRIOR TO OR IN CONNECTION WITH THE IPO, THAT THE NUMBER OF PROGENITOR UNITS (OR SHARES OF PROGENITOR COMMON STOCK) TO BE ISSUED IN THE IPO WILL BE THE 2,750,000 UNITS (OR SHARES) CURRENTLY CONTEMPLATED OR THAT THE NUMBER OF SHARES OF PROGENITOR COMMON STOCK TO BE ISSUED CONCURRENTLY WITH THE IPO WILL BE AS SET FORTH ABOVE. See "Risk Factors--Uncertainties Regarding the IPO, the IPO Common Stock Price and Exchange Ratios" and "Initial Public Offering."

SUMMARY PROGENITOR SELECTED HISTORICAL FINANCIAL DATA


    The following table sets forth selected historical financial data of Progenitor. The selected financial statement of operations data for each of the three years in the period ended September 30, 1996 and the balance sheet data as of September 30, 1995 and 1996 are derived from the financial statements of Progenitor, which have been audited by Coopers & Lybrand L.L.P., independent accountants, that are included elsewhere in this Information Statement/Prospectus and are qualified by reference to such financial statements and the notes related thereto. Coopers & Lybrand L.L.P.'s report on these financial statements, which appears elsewhere herein, includes an explanatory paragraph with respect to Progenitor's ability to continue as a going concern described in Note 1 to the Progenitor Financial Statements. The selected statement of operations data for the period from May 8, 1992 (date of inception) to September 30, 1992 and for the year ended September 30, 1993, and the balance sheet data as of September 30, 1992, 1993, and 1994, are derived from financial statements audited by Coopers & Lybrand L.L.P. that are not included herein. The statement of operations data for the six months ended March 31, 1996 and 1997 and for the period from May 8, 1992 (date of inception) to March 31, 1997 and the balance sheet data as of March 31, 1997 have been derived from unaudited financial statements which include all adjustments, consisting solely of normal recurring adjustments, which management considers necessary to fairly present the financial data set forth herein. The results for the six months ended March 31, 1996 and 1997, are not necessarily indicative of the results to be expected for future periods. The selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor" and the Progenitor Financial Statements and related Notes thereto and other financial information included elsewhere herein.


                                                                                                                   MAY 8, 1992
                                   MAY 8, 1992                                                                      (DATE OF
                                    (DATE OF                                                   SIX MONTHS ENDED    INCEPTION)
                                  INCEPTION) TO          YEARS ENDED SEPTEMBER 30,                MARCH 31,            TO
                                  SEPTEMBER 30,  ------------------------------------------  --------------------   MARCH 31,
                                      1992         1993       1994       1995       1996       1996       1997        1997
                                  -------------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                                                         (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues......................    $  --        $  --      $  --      $   2,821  $   1,332  $     912  $     859   $   5,012
  Operating expenses:
    Research and development....          775        3,116      4,113      4,228      3,873      1,706      2,150      18,255
    General and
      administrative............          264        1,339      1,275      1,116      1,791        691      1,226       7,011
                                  -------------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
  Total operating expenses......        1,039        4,455      5,388      5,344      5,664      2,397      3,376      25,266
                                  -------------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
  Nonrecurring expense..........       --           --         --         --            974     --         --             974
  Interest expense..............           23          246        648        352        178         56        287       1,734
                                  -------------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
  Net loss......................    $  (1,062)   $  (4,701) $  (6,036) $  (2,875) $  (5,484) $  (1,541) $  (2,804)  $ (22,962)
                                  -------------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                  -------------  ---------  ---------  ---------  ---------  ---------  ---------  -----------

                                                               AS OF SEPTEMBER 30,                      AS OF
                                              -----------------------------------------------------   MARCH 31,
                                                1992       1993       1994       1995       1996         1997
                                              ---------  ---------  ---------  ---------  ---------  ------------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................  $      35  $      11  $      10  $   1,174  $      22   $        8
  Working capital...........................       (379)      (562)      (988)      (269)    (1,755)      (3,032)
  Total assets..............................        568        979        977      2,395        920        4,111
  Long-term obligations.....................      1,210      6,150     11,767        705      4,010        8,763
  Deficit accumulated during development
    stage...................................     (1,062)    (5,763)   (11,799)   (14,674)   (20,158)     (22,962)
  Total stockholders' deficit...............     (1,057)    (5,755)   (11,791)      (101)    (5,164)      (7,964)

SUMMARY MERCATOR SELECTED HISTORICAL FINANCIAL DATA


    The following table sets forth selected historical financial data of Mercator. The selected financial statement of operations data for each of the three years in the period ended December 31, 1996 and the balance sheet data as of December 31, 1995 and 1996, are derived from the financial statements of Mercator, which have been audited by Ernst & Young LLP, independent auditors, that are included elsewhere in this Information Statement/Prospectus and are qualified by reference to such financial statements and the notes related thereto. Ernst & Young LLP's report on these financial statements which appears elsewhere herein, includes an explanatory paragraph with respect to Mercator's ability to continue as a going concern described in Note 1 to the Mercator Financial Statements. The selected statement of operations data for the period from October 9, 1992 (date of inception) to December 31, 1993 and the balance sheet data as of December 31, 1993 and 1994, are derived from financial statements audited by Ernst & Young LLP that are not included herein. The statement of operations data for the three months ended March 31, 1996 and 1997 and for the period from October 9, 1992 (date of inception) to March 31, 1997 and the balance sheet data as of March 31, 1997 have been derived from unaudited financial statements which include all adjustments, consisting solely of normal recurring adjustments which Mercator considers necessary for a fair presentation of its financial position at the end of, and the results of its operations for, these periods. The results for the three months ended March 31, 1996 and 1997 are not necessarily indicative of the results to be expected for future periods. The selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Mercator" and the Mercator Financial Statements and related Notes thereto and other financial data included elsewhere herein.


                                    OCTOBER 9, 1992                                                         OCTOBER 9, 1992
                                       (DATE OF                                           THREE MONTHS         (DATE OF
                                     INCEPTION) TO      YEARS ENDED DECEMBER 31,             ENDED           INCEPTION) TO
                                     DECEMBER 31,    -------------------------------        MARCH 31           MARCH 31,
                                         1993          1994       1995       1996       1996       1997          1997
                                    ---------------  ---------  ---------  ---------  ---------  ---------  ---------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues........................     $  --         $  --      $     375  $     500  $     125  $  --         $     875
  Operating costs and expenses:
    Research and development......         1,222         2,330      4,183      6,049      1,240      1,592        15,376
    General and administrative....           180           639      1,524      1,593        283        393         4,329
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
  Total operating costs and
    expenses......................         1,402         2,969      5,707      7,642      1,523      1,985        19,705
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
  Loss from operations............        (1,402)       (2,969)    (5,332)    (7,142)    (1,398)    (1,985)      (18,830)
  Interest income.................            54           229        291        114         19          6           694
  Interest expense................           (21)          (95)      (156)      (180)       (49)       (49)         (501)
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
  Net loss........................     $  (1,369)    $  (2,835) $  (5,197) $  (7,208) $  (1,428) $  (2,028)    $ (18,637)
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
  Net loss per share..............     $  (14.38)    $  (28.62) $  (48.70) $  (55.27) $  (12.94) $   (8.66)
                                         -------     ---------  ---------  ---------  ---------  ---------
                                         -------     ---------  ---------  ---------  ---------  ---------

                                                                         AS OF DECEMBER 31,              AS OF MARCH 31,
                                                             ------------------------------------------  ---------------
                                                               1993       1994       1995       1996          1997
                                                             ---------  ---------  ---------  ---------  ---------------
                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents................................  $     858  $   2,002  $   1,446  $     439     $     124
  Short-term investments...................................        690      4,094        487     --            --
  Working capital..........................................      1,393      6,355      1,112     (1,790)       (2,553)
  Total assets.............................................      2,187      7,834      3,573      3,083         2,362
  Long-term obligations and redeemable preferred stock.....      3,331     11,580     12,004     16,247        17,454
  Deficit accumulated during development stage.............     (1,369)    (4,204)    (9,401)   (16,609)      (18,637)

SUMMARY PRO FORMA FINANCIAL DATA


    The following summary pro forma financial data are presented assuming (i) that the consummation of the Reorganization was accounted for using the purchase method of accounting, (ii) the automatic conversion of all outstanding shares of Progenitor's Series A and Series B Preferred Stock into an aggregate of 2,204,330 shares of Progenitor Common Stock upon the closing of the IPO, the conversion of a convertible debenture and a portion of the promissory note held by Interneuron into an aggregate of 810,220 shares of Progenitor Common Stock (based on an aggregate outstanding balance of $6.9 million as of March 31, 1997) upon the closing of the IPO, and, in connection with the IPO, the issuance of 24,020 shares of Progenitor Common Stock to The Ohio University Foundation pursuant to an anti-dilution adjustment and the conversion of the Interneuron Bridge Loan into 131,135 shares of Progenitor Series D Preferred Stock, (based upon an outstanding balance of $1.3 million as of March 31, 1997) (collectively, the "Conversions"); and (iii) the issuance and sale of 2,750,000 Progenitor Units (or shares of Progenitor Common Stock) offered in the IPO (after deducting estimated underwriting discounts and commissions and the estimated expenses of the IPO) and the receipt and application of the estimated net proceeds therefrom, the sale of the Amgen Shares for $4.5 million in cash and a $1.0 million promissory note, concurrently with the closing of the IPO, the sale of 25,000 shares of Progenitor Common Stock to The Ohio University Foundation at a price of $4.25 per share, pursuant to a stock purchase right, and to record an accrual for bonuses payable to officers of Progenitor concurrently with the closing of the IPO (collectively, the "IPO Adjustments"). The number of shares of Progenitor Common Stock to be issued in the Reorganization, upon the Conversions and upon the IPO Adjustments, will depend upon a variety of factors, including the date of the closing of the IPO and the IPO Common Stock Price. See "Initial Public Offering," "Capitalization," "Business of Progenitor--Corporate Agreements," "Certain Transactions of Progenitor" and "Description of Progenitor Securities."


    The pro forma balance sheet assumes that the Reorganization, the Conversions and the IPO Adjustments were consummated as of March 31, 1997. However, the terms of the IPO could change, and Progenitor may sell more or less Progenitor Units in the IPO at a price more or less than the assumed IPO Unit Price of $11.00, and the IPO Common Stock Price could be more or less than the assumed amount of $8.50, which would affect the Conversions and the IPO Adjustments. See "Initial Public Offering." The pro forma statements of operations have been prepared by combining the historical financial statements of Progenitor for the fiscal year ended September 30, 1996 and for the six months ended March 31, 1997 with the historical financial statements of Mercator for the year ended December 31, 1996 and for the six months ended March 31, 1997, respectively. The pro forma statements of operations assume that the Reorganization, the Conversions and the IPO Adjustments were consummated as of October 1, 1995. See "Progenitor Unaudited Pro Forma Financial Statements."


    The pro forma statements of financial position and results of operations exclude certain non-recurring items such as estimated costs of $1.0 million for severance, retention and bonus programs, $2.5 million to facilitate employee relocation, and $500,000 for other costs such as employee benefit and integration costs related to the consolidation of operations and the elimination of duplicate systems and facilities of Progenitor and Mercator subsequent to the consummation of the Reorganization. In addition, Progenitor will likely incur additional costs of being a public reporting entity. Such increases in costs, particularly insurance and annual financial reporting costs, have not been included in the pro forma statements of operations for either period presented. See "Risk Factors--History of Operating Losses; Anticipation of Future Losses" and "Risks Associated with the Acquisition of Mercator" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor."


    In management's opinion, all material adjustments necessary to reflect the transactions are presented in the pro forma adjustments. The pro forma financial statements do not represent what Progenitor's actual results of operations would have been had the transactions occurred on such dates nor does it purport to predict or indicate Progenitor's financial position or results of operations at any future date or for any future period. The pro forma financial statements should be read in conjunction with the historical financial statements of both Progenitor and Mercator and the related notes thereto included elsewhere in this Information Statement/Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Mercator."


                        SUMMARY PRO FORMA FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)


                                                                                     PRO FORMA AS ADJUSTED (1)
                                                                                  --------------------------------
                                                                                   YEAR ENDED    SIX MONTHS ENDED
                                                                                  SEPTEMBER 30,      MARCH 31,
                                                                                  -------------  -----------------
                                                                                      1996             1997
                                                                                  -------------  -----------------
PROGENITOR STATEMENT OF OPERATIONS DATA:
  Revenues......................................................................   $     1,832     $         984

  Expenses:
    Research and development....................................................        10,126             5,603
    General and administrative..................................................         4,358             2,028
    Interest, net...............................................................           124                95
                                                                                  -------------  -----------------
      Total expenses............................................................        14,608             7,726
                                                                                  -------------  -----------------
  Net loss......................................................................   $   (12,776)    $      (6,742)
                                                                                  -------------  -----------------
                                                                                  -------------  -----------------
  Net loss per share............................................................   $     (1.07)    $        (.56)
                                                                                  -------------  -----------------
                                                                                  -------------  -----------------
  Shares used in computing net loss per share...................................    11,980,477        12,036,259
                                                                                  -------------  -----------------
                                                                                  -------------  -----------------



                                                                                                       AS OF
                                                                                                  MARCH 31, 1997
                                                                                                 -----------------
                                                                                                   PRO FORMA AS
                                                                                                    ADJUSTED(2)
                                                                                                 -----------------
BALANCE SHEET DATA:
  Cash and cash equivalents....................................................................     $    31,686
  Working capital..............................................................................          26,482
  Total assets.................................................................................          34,245
  Long-term obligations........................................................................             966
  Deficit accumulated during development stage.................................................         (52,585)
  Total stockholders' equity (deficit).........................................................          27,738


------------------------

(1) Pro forma as adjusted as if the Reorganization, the Conversions and the IPO had occurred as of October 1, 1995.


(2) Pro forma as adjusted to give effect to: (i) the Reorganization as if it had occurred on March 31, 1997; (ii) the automatic conversion of all outstanding shares of Progenitor Series A and Series B Preferred Stock into an aggregate of 2,204,330 shares of Progenitor Common Stock upon the closing of the IPO;
    (iii) the conversion of a convertible debenture and a portion of the promissory note held by Interneuron into an aggregate of 810,220 shares of Progenitor Common Stock (based on an aggregate outstanding balance of $6.9 million as of March 31, 1997) upon the closing of the IPO; (iv) the conversion of the Interneuron Bridge Loan into an aggregate of 131,135 shares of Progenitor's Series D Preferred Stock (based on an outstanding balance of $1.3 million as of March 31, 1997) upon the closing of the IPO;
    (v) the issuance of 24,020 shares of Progenitor Common Stock to The Ohio University Foundation pursuant to an anti-dilution adjustment in connection with the IPO; (vi) the issuance and sale of the 2,750,000 Progenitor Units (or shares of Progenitor Common Stock, as the case may be) in the IPO (after deducting estimated underwriting discounts and commissions and the estimated expenses of the IPO payable by Progenitor) and the receipt and application of the estimated net proceeds therefrom; (vii) the sale of 647,059 shares of Progenitor Common Stock to Amgen for $4.5 million in cash and a $1.0 million promissory note, concurrently with the closing of the IPO; and (viii) the sale of 25,000 shares of Progenitor Common Stock to The Ohio University Foundation at a price of $4.25 per share, pursuant to a stock purchase right, concurrently with the closing of the IPO. See "Initial Public Offering," "Capitalization," "Business of Progenitor--Corporate Agreements," "Certain Transactions of Progenitor" and "Description of Progenitor Securities."

COMPARATIVE PER SHARE DATA


    The following table sets forth net loss and book value per common share of Progenitor and Mercator on a historical basis, for Progenitor on a pro forma basis and for Mercator on a pro forma equivalent basis. Pro forma information gives effect to the Reorganization under the purchase method of accounting and reflects certain assumptions on the basis described in the notes to the unaudited Pro Forma Financial Statements. The data set forth below should be read in conjunction with the audited and unaudited consolidated historical financial statements of Progenitor and Mercator, including the respective notes thereto, appearing elsewhere in this Information Statement/Prospectus.



                                                                        YEAR ENDED SEPTEMBER   SIX MONTHS ENDED
                                                                            30, 1996(1)         MARCH 31, 1997
                                                                        --------------------  -------------------
PROGENITOR
Net loss per share:
  Historical..........................................................       $    (1.82)           $   (0.92)
  Pro forma for reorganization (2)....................................            (2.30)               (1.22)
Book value per share at period end:
  Historical..........................................................            (1.79)               (2.76)
  Pro forma for reorganization (3)....................................            (1.14)               (2.19)

MERCATOR
Net loss per share:
  Historical..........................................................       $   (55.27)           $  (19.69)
  Pro forma equivalent (4)............................................            (0.53)               (0.28)
Book value per share at period end:
  Historical..........................................................           (73.29)              (78.21)
  Pro forma equivalent (4)............................................            (0.26)               (0.51)


------------------------

(1) Pro forma and Mercator information includes Mercator financial information for the year ended December 31, 1996.

(2) The Progenitor pro forma for Reorganization net loss per share amounts are computed by dividing (i) the pro forma for Reorganization net loss amounts for the respective periods (see "Progenitor Unaudited Pro Forma Financial Statements") by (ii) the weighted-average number of shares of common stock and common stock equivalents outstanding of both Progenitor and Mercator capital stock over the respective periods. Common Stock equivalents are excluded from the computation when their effect is anti-dilutive; however, pursuant to the requirements of the Commission, Common Stock equivalent shares relating to stock options and warrants (using the treasury stock method) that were issued during the 12-month period prior to the filing of this Registration Statement are included for all periods presented whether or not they are anti-dilutive. The Progenitor pro forma for Reorganization net loss per share computation thus is as follows:


                                                                          YEAR ENDED      THREE MONTHS ENDED
                                                                      SEPTEMBER 30, 1996   DECEMBER 31, 1996
                                                                      ------------------  -------------------
Pro forma for Reorganization net loss (in thousands)................         $(12,692)            $(6,803)
Weighted-average number of shares outstanding.......................        5,507,348           5,563,130
Pro forma for Reorganization, net loss per share....................         $  (2.30)            $ (1.22)



(3) The Progenitor pro forma for Reorganization book value per share amounts are computed by dividing (i) the pro forma for Reorganization book value for the ends of the respective periods (except that with respect to Mercator book value as of December 31, 1996 was utilized for both periods) by (ii) the total number of (A) actual shares of Progenitor Common Stock outstanding as of the end of the period indicated plus (B) the 2,175,878 shares of Progenitor Common Stock assumed to be issued to the Mercator stockholders upon the consummation of the Reorganization (based on an Adjusted Purchase Price of $22 million, an IPO Common Stock Price of $8.50 and certain other assumptions, and not including shares of Progenitor Common Stock to be reserved for issuance in connection with Replacement Options and Replacement Warrants). The computation thus is as follows:



                                                                          YEAR ENDED       SIX MONTHS ENDED
                                                                      SEPTEMBER 30, 1996    MARCH 31, 1997
                                                                      ------------------  -------------------
Pro forma for Reorganization book value (in thousands)..............          $(5,762)           $(11,083)
Number of shares used in book value per share
  computation.......................................................        5,061,782           5,063,095
Pro forma for Reorganization net book value per share...............          $ (1.14)            $ (2.19)



(4) Mercator pro forma equivalent per share amounts are calculated by multiplying (i) the pro forma per share information of Progenitor by (ii) the assumed weighted average exchange ratio of all outstanding shares of Mercator Capital Stock in the Reorganization (determined as described below), so that the Mercator per share amounts are equated to the respective values for one share of Progenitor. The weighted average exchange ratio was assumed to be 0.231 per share, which represents the ratio of (i) 2,175,878 shares of Progenitor Common Stock assumed to be issued to holders of Mercator Capital Stock upon consummation of the Reorganization (based upon the assumptions noted in Note (3) above, and not including shares of Progenitor Common Stock to be reserved for issuance in connection with Replacement Options and Replacement Warrants), divided by (ii) 9,392,826 shares, representing all outstanding shares of Mercator Capital Stock as of March 31, 1997. The actual weighted average exchange ratio cannot be determined until the Effective Time.


    No established public trading market exists for Progenitor Common Stock or Mercator Capital Stock. Progenitor intends to consummate the IPO concurrently with the effectiveness of the Reorganization. See "Initial Public Offering." Progenitor has applied to list the Progenitor Common Stock to be issued in connection with the Reorganization and the IPO on the Nasdaq National Market. See "The Reorganization--Nasdaq National Market Listing." Neither Progenitor nor Mercator has ever paid any cash dividends on its capital stock.

                                  RISK FACTORS


    THIS INFORMATION STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, INCLUDING STATEMENTS REGARDING PROGENITOR'S (INCLUDING, WITH RESPECT TO PERIODS AFTER THE EFFECTIVE TIME, PROGENITOR AND ITS SUBSIDIARIES, INCLUDING MERCATOR) AND MERCATOR'S EXPECTATIONS, BELIEFS, INTENTIONS OR STRATEGIES REGARDING THE FUTURE. FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS IN "SUMMARY," "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PROGENITOR," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MERCATOR," "BUSINESS OF PROGENITOR," "BUSINESS OF MERCATOR" AND ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS REGARDING, AMONG OTHER THINGS, UNCERTAINTIES REGARDING THE IPO, THE IPO COMMON STOCK PRICE AND EXCHANGE RATIOS; UNCERTAINTIES REGARDING THE VALUE OF PROGENITOR COMMON STOCK; UNCERTAINTIES RELATING TO THE TECHNOLOGICAL APPROACHES OF PROGENITOR; HISTORY OF OPERATING LOSSES AND ANTICIPATION OF FUTURE LOSSES; UNCERTAINTY OF PRODUCT DEVELOPMENT; NEED FOR ADDITIONAL CAPITAL AND UNCERTAINTY OF ADDITIONAL FUNDING; DEPENDENCE ON COLLABORATORS AND LICENSEES; INTENSE COMPETITION AND RAPID TECHNOLOGICAL CHANGE; UNCERTAINTY OF PATENTS AND PROPRIETARY RIGHTS; MANAGEMENT OF GROWTH, AND RISKS OF ACQUIRING NEW TECHNOLOGIES; RISKS ASSOCIATED WITH THE ACQUISITION OF MERCATOR; UNCERTAINTIES RELATED TO CLINICAL TRIALS; GOVERNMENT REGULATION AND UNCERTAINTY OF OBTAINING REGULATORY APPROVAL; DEPENDENCE ON KEY PERSONNEL; DEPENDENCE ON RESEARCH COLLABORATORS AND SCIENTIFIC ADVISORS; CONTROL OF PROGENITOR BY, AND POTENTIAL CONFLICTS OF INTEREST WITH, INTERNEURON; UNCERTAINTY OF HEALTH CARE REFORM MEASURES AND THIRD-PARTY REIMBURSEMENT AND RISK OF PRODUCT LIABILITY. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS INFORMATION STATEMENT/PROSPECTUS ARE BASED ON INFORMATION AVAILABLE TO PROGENITOR OR MERCATOR, AS THE CASE MAY BE, AS OF THE DATE HEREOF, AND NEITHER PROGENITOR NOR MERCATOR ASSUMES ANY OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS. IT IS IMPORTANT TO NOTE THAT PROGENITOR'S AND MERCATOR'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FACTORS DETAILED IN "RISK FACTORS" BELOW. ACCORDINGLY, IN ADDITION TO THE OTHER INFORMATION IN THIS INFORMATION STATEMENT/PROSPECTUS, THE INFORMATION UNDER "RISK FACTORS" SHOULD BE CONSIDERED CAREFULLY IN EVALUATING PROGENITOR AND ITS BUSINESS. NOTE THAT THE SAFE HARBORS PROVIDED IN SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT DO NOT APPLY TO FORWARD-LOOKING STATEMENTS MADE IN CONNECTION WITH AN INITIAL PUBLIC OFFERING.



    If the Reorganization is consummated, Mercator stockholders will receive shares of Progenitor Common Stock in exchange for their shares of Mercator Capital Stock. Accordingly, Mercator stockholders should consider carefully the following factors in evaluating the Reorganization Proposal and the Mercator Certificate Amendment Proposal. The risk factors discussed below include, where appropriate, a discussion of the risks associated with the business and operations of Mercator, assuming the Reorganization is consummated.


UNCERTAINTIES REGARDING THE IPO, THE IPO COMMON STOCK PRICE AND EXCHANGE RATIOS


    Progenitor's obligation to consummate the Reorganization is conditioned upon the consummation of the IPO, of which there can be no assurance. The IPO, if consummated, will occur after the execution and delivery to Mercator of a sufficient number of Written Consents in favor of the Reorganization Proposal and the Mercator Certificate Amendment Proposal (see "--No Prior Trading Market; No Assurance of Active Trading Market; Potential Volatility of Stock Price"). The Reorganization Agreement allows Progenitor, in its sole discretion, to cease pursuing the IPO or to postpone consummation of the IPO until after the termination of the Reorganization Agreement.



    As a result of the Reorganization, each outstanding share of Mercator Capital Stock, and certain options and warrants to purchase shares of Mercator Capital Stock, will be converted into the right to receive a certain number of shares of Progenitor Common Stock, or options or warrants to purchase a certain number of shares of Progenitor Common Stock, based on the actual Adjusted Purchase Price and the exchange ratio for the respective class and series of such shares of Mercator Capital Stock. The actual Adjusted Purchase Price will be an amount equal to $22 million less all Losses up to the amount of the

Maximum Indemnification Reduction. Although the Maximum Indemnification Reduction with respect to Losses has been agreed to be $2.2 million, the actual amount of Losses (subject to such limit), cannot be determined until the Closing Date or, in the event of any unresolved or unliquidated claims at the time of Closing, until the resolution or liquidation of such claims through the Escrow. The number of shares of Progenitor Common Stock to be received for each share of Mercator Capital Stock (but not the value of the aggregate number of such shares to be received) also will depend upon the actual IPO Common Stock Price, which, in the event the IPO is consummated through the sale of Progenitor Units, will be determined by the Progenitor Board of Directors in good faith after consultation with independent financial advisors or, in the event the IPO is consummated through the sale of shares of Progenitor Common Stock, will be the price per share to the public in the IPO.



    The exchange ratios for each class and series of Mercator Capital Stock thus are dependent upon a number of variables which cannot be determined until the Effective Time, including the actual number of shares of Mercator Capital Stock and the actual number of shares of Mercator Capital Stock subject to options and warrants outstanding as of the Effective Time; the actual IPO Common Stock Price; and the amount of the final Adjusted Purchase Price. Accordingly, it is not possible to determine in advance the exact Exchange Ratio or the Per Share Consideration for any class or series of Mercator Capital Stock that will actually apply in the Reorganization. The Effective Time will occur after the effectiveness of the approval of the Reorganization Proposal pursuant to the Written Consents, subject to the terms and conditions of the Reorganization Agreement. See "The Reorganization--Exchange Ratios."


UNCERTAINTIES REGARDING THE VALUE OF PROGENITOR COMMON STOCK


    The Reorganization Agreement contemplates that Progenitor Common Stock will be valued at the IPO Common Stock Price for purposes of determining the Exchange Ratio applicable to each class and series of Mercator Capital Stock. In the event the IPO is consummated through the sale of Progenitor Units, there can be no assurance that the price at which the shares of Progenitor Common Stock and Progenitor Warrants will trade immediately after consummation of the IPO or at any time thereafter will correspond to the IPO Unit Price or to the Progenitor Board of Director's determination with respect to the relative fair market value of a share of Progenitor Common Stock and a Progenitor Warrant. In addition, all shares of Progenitor Common Stock to be issued in the Reorganization will be subject under the terms of the Reorganization Agreement to transfer restrictions contained in the Lockup Agreements restricting the holder's ability to sell or transfer such shares for a period of 365 days after consummation of the Reorganization; provided, that such restrictions shall lapse as to one-third of such shares after 180 days and one-third of such shares after 270 days. See "The Reorganization--Lockup Agreements." Accordingly, there can be no assurance that the market price for Progenitor Common Stock that will prevail upon the lapsing of these restrictions will be equal to or greater than the IPO Price.


ABSENCE OF FAIRNESS OPINION

    To date, there has not been any public market for Mercator Capital Stock. The formula for determining the Adjusted Purchase Price was determined by negotiations between Mercator and Progenitor and may not result in a purchase price that is indicative of the value of the Mercator Capital Stock. Mercator engaged Lehman Brothers as Mercator's agent to advise Mercator concerning potential alliances and sale transactions. However, Mercator did not seek a third party opinion as to the fairness of the Adjusted Purchase Price from Lehman Brothers or any other independent source. In determining not to seek such an opinion, Mercator considered that its executive officers and directors possess sufficient business experience and acumen to negotiate the terms and conditions of the Reorganization and assess the fairness of the Adjusted Purchase Price to Mercator's stockholders from a financial perspective without a third party opinion, as well as the cost of such an opinion. However, Mercator stockholders should be aware that certain members of Mercator management and the Mercator Board of Directors have interests in the Reorganization that are in addition to the interests of the stockholders of Mercator generally. See "The Reorganization--Interests of Certain Persons in the Reorganization."

UNCERTAINTIES RELATING TO THE TECHNOLOGICAL APPROACHES OF PROGENITOR

    To date, Progenitor has not developed or commercialized any products. There can be no assurance that Progenitor's genomics approaches will enable it to discover genes with functions relevant to the treatment of diseases. There is limited scientific understanding relating to the role of genes in diseases and relatively few products based on genetic discoveries have been developed and commercialized to date. Accordingly, even if Progenitor is successful in identifying genes associated with specific diseases, there can be no assurance that Progenitor will be successful in marketing its discoveries to biopharmaceutical firms for use in the development of therapeutic and diagnostic products or that any such resulting products will be commercialized successfully.

    The development of products based on Progenitor's discoveries also will be subject to the risks of failure inherent in the development of products based on new technologies. These risks include the possibility that any such products will be found to be ineffective or toxic, or otherwise fail to receive necessary regulatory approvals; that any such products will be difficult to manufacture on a commercial scale or will be uneconomical to market; that proprietary rights of third parties will preclude Progenitor or its licensees and collaborators from marketing any such products; or that third parties will market superior or equivalent products. As a result, there can be no assurance that Progenitor's research and development activities or those of its licensees and collaborators will result in any commercially viable products. See "--Uncertainty of Patents and Proprietary Rights," "Business of Progenitor--Progenitor's Genomics System," "--Corporate Agreements," "--Technology Agreements" and "--License Agreements."

    Genomics, biotechnology, developmental biology, disease genetics and pharmaceutical technologies have undergone and are expected to continue to undergo rapid and significant change. Progenitor's future success will depend in large part on its ability to maintain a competitive position with respect to these technologies. Rapid technological developments by Progenitor or others may result in Progenitor's technologies becoming obsolete before Progenitor recovers any expenses it incurs in connection with its related development programs. See "--Intense Competition; Rapid Technological Change" and "Business of Progenitor--Competition."

HISTORY OF OPERATING LOSSES; ANTICIPATION OF FUTURE LOSSES


    Progenitor is a development stage company that commenced operations in May 1992. As of March 31, 1997, Progenitor had an accumulated deficit of approximately $23.0 million and a working capital deficit of approximately $3.0 million. As of March 31, 1997, Progenitor and Mercator had a combined accumulated deficit of approximately $52.6 million on a pro forma for Reorganization basis. In connection with the Reorganization, Progenitor expects to incur several nonrecurring charges in the quarter and fiscal year ending September 30, 1997 which in the aggregate are currently estimated to be approximately $31.0 million, including the write-off of costs related to the purchase of in-process research and development, severance, employee retention and relocation, other employee benefit costs, the consolidation of operations, the elimination of duplicate systems and facilities and other integration costs. These amounts are preliminary estimates only and could be materially higher. Factors that could increase such costs include delays beyond July 31, 1997 in the completion of the IPO, any unexpected employee turnover, unforeseen delays in addressing duplicate facilities once the Reorganization has been completed and the associated costs of hiring temporary employees and consultants, and any additional fees and charges to obtain consents, regulatory approvals or permits. In addition, there can be no assurance that Progenitor and Mercator will not incur additional charges in subsequent periods to reflect other costs associated with the Reorganization or from the integration of operations after the Reorganization. Neither Progenitor nor any of its collaborative partners or licensees has yet developed products that have generated any revenues to Progenitor or entered clinical trials that would lead to revenues to Progenitor if successful. To date, all of

Progenitor's revenues have resulted from payments from collaborative and license agreements and a development grant from a governmental agency. Progenitor expects to incur substantial additional losses over the next several years as it expands its research and development activities. Payments from collaborators and licensees, payments under governmental grants and investment income are expected to be the only sources of revenue for the foreseeable future. Progenitor has not yet generated any revenues from the achievement of milestones under its corporate agreements. Royalties or other revenues from commercial sales of products, if any, are not expected for a number of years. To achieve profitable operations, Progenitor, alone or with others, must successfully discover and functionally characterize medically relevant genes and thereafter use these discoveries to develop products, conduct preclinical studies and clinical trials, obtain required regulatory approvals and successfully manufacture, introduce and market such products. There can be no assurance that any of these requirements will be met. The time required to reach or sustain profitability is highly uncertain and there can be no assurance that Progenitor will be able to achieve profitability on a sustained basis, if at all. Moreover, if profitability is achieved, the level of profitability cannot be predicted and may vary significantly from quarter to quarter. See "--Risks Associated with the Acquisition of Mercator" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor."

UNCERTAINTY OF PRODUCT DEVELOPMENT

    Significant discovery, research and development efforts will be required prior to the time any of Progenitor's gene discoveries may lead to product candidates or result in products that may be brought to the market. Products, if any, resulting from Progenitor's research and development programs are not expected to be commercially available for a number of years. Significant additional research and development efforts and extensive preclinical studies and clinical trials will be required prior to submission of any regulatory application for commercial use. There can be no assurance that Progenitor or any collaborator or licensee will be permitted to undertake clinical trials of any potential products, if developed, that sufficient numbers of patients can be enrolled for such trials, or that such clinical trials will demonstrate that the products tested are safe and efficacious. Even if clinical trials are successful, there can be no assurance that Progenitor or any collaborator or licensee will obtain regulatory approval for any product, that an approved product can be produced and distributed in commercial quantities at reasonable costs or gain acceptance for use by physicians and other health care providers, or that any potential products will be marketed successfully at prices that would permit Progenitor to operate profitably. The failure of any of these events to occur could have a material adverse effect on Progenitor's business, financial condition and results of operations. See "Business of Progenitor--Progenitor's Genomics System," "--Discovery Programs" and "--Government Regulation."

NEED FOR ADDITIONAL CAPITAL; UNCERTAINTY OF ADDITIONAL FUNDING

    Progenitor expects negative cash flow from operations to continue for the foreseeable future. Progenitor will require substantial additional funds to continue research and development, conduct preclinical studies and clinical trials, conduct activities relating to commercialization of rights it has retained in corporate agreements, if any, and expand administrative capabilities. Progenitor estimates that at its planned rate of spending, existing cash and cash equivalents, together with the net proceeds from the IPO, and the proceeds from the sale of the Amgen Shares, and the interest income earned on such proceeds, will be sufficient to fund operations for the next 18 months. There can be no assurance, however, that Progenitor's assumptions regarding its future levels of expenditures and operating losses will prove accurate. Progenitor's future funding requirements will depend on many factors, including any expansion or acceleration and the breadth of Progenitor's research and development programs; the results of research and development, preclinical studies and clinical trials conducted by Progenitor or its collaborative partners or licensees, if any; the acquisition and licensing of products and technologies or businesses, if any; Progenitor's ability to establish and maintain corporate relationships and academic collaborations; Progenitor's ability to integrate the operations of Mercator with those of Progenitor; Progenitor's ability to manage growth; competing technological and market developments; the time and costs involved in filing, prosecuting, defending and enforcing patent and other intellectual property claims; the receipt of licensing or milestone fees from any current or future collaborative and license arrangements, if established; the continued funding of governmental research grants; the timing of regulatory approvals; and other factors. To the extent undertaken by Progenitor, the time and costs involved in conducting preclinical studies and clinical trials, seeking regulatory approvals, and scaling-up manufacturing and commercialization activities also would increase Progenitor's funding requirements.

    Progenitor will need to raise substantial additional capital to fund operations. Prior to the IPO, Interneuron has funded substantially all of Progenitor's operations. Interneuron, however, is under no obligation to provide, and Progenitor does not expect that Interneuron will provide, any additional funds in the future. Progenitor intends to seek additional funding through public or private equity or debt financing from collaborators and licensees. There can be no assurance that additional financing will be available when needed, or that, if available, such financing will be available on terms acceptable to Progenitor. If additional funds are raised by issuing equity securities, dilution to existing stockholders will result. In addition, in the event that additional funds are obtained through arrangements with collaborators or licensees, such arrangements may require Progenitor to relinquish rights to certain of its technologies or potential products that it would otherwise seek to develop or commercialize itself. If funding is insufficient at any time in the future, Progenitor may be required to delay, scale back or eliminate some or all of its research and development programs or cease operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor--Liquidity and Capital Resources" and "Certain Transactions of Progenitor."

DEPENDENCE ON COLLABORATORS AND LICENSEES

    Progenitor's strategy for development and commercialization of drugs and other products from its discoveries depends upon the establishment of corporate relationships. Progenitor expects to rely on these relationships in order to research and develop potential products, conduct preclinical studies and clinical trials, obtain regulatory approvals, and manufacture and market any resulting products. Progenitor has entered into agreements with Amgen, Chiron Corporation ("Chiron") and Novo Nordisk. Progenitor's revenues will be dependent on the success of the products developed through these and future corporate relationships. The failure of Progenitor's collaborators or licensees to develop, obtain regulatory approval for, and market products incorporating Progenitor's discoveries would have a material adverse effect on Progenitor's business, financial condition and results of operations. There can be no assurance that any collaborators or licensees will commit sufficient development resources, technology, regulatory expertise, manufacturing, marketing and other resources towards developing, promoting and commercializing products incorporating Progenitor's discoveries. Further, competitive conflicts may arise among these third parties that could prevent them from working cooperatively with Progenitor. The amount and timing of resources devoted to these activities by such parties could depend on the achievement of milestones by Progenitor and generally will be controlled by such parties. In addition, Progenitor's corporate agreements generally provide Progenitor's collaborators and licensees with the right to terminate the agreement in part or in full under certain circumstances. Any such termination would substantially reduce the likelihood that the applicable product candidate or candidates would be developed, would obtain regulatory approvals and would be manufactured and successfully commercialized and any such termination could, therefore, have a material adverse effect on Progenitor's business, financial condition and results of operations. Progenitor's milestone payments or royalties from sales of products by collaborators or licensees, if any, may be less than the revenues Progenitor could have generated had it commercialized and marketed products itself. There can be no assurance that Progenitor will be successful in establishing additional or maintaining existing collaborative or licensing arrangements, that any collaborators or licensees will be successful in developing and commercializing products or that Progenitor will receive milestone payments or generate revenues from royalties sufficient to offset Progenitor's significant investment in research and development and other costs. If Progenitor chooses in the future to engage directly in the development, manufacturing and marketing of certain products, it will require substantial additional funds, personnel and production and other facilities. There can be no assurance that any of these resources will be available to Progenitor on acceptable terms, if at all. See "--Need for Additional Capital; Uncertainty of Additional Funding," "Business of Progenitor--Corporate Agreements," "--Technology Agreements" and "--License Agreements."

INTENSE COMPETITION; RAPID TECHNOLOGICAL CHANGE

    Research in the field of genomics is highly competitive. Competitors of Progenitor in the genomics area include, among others, public companies such as Genome Therapeutics Corp., Human Genome Sciences, Inc., Incyte Pharmaceuticals, Inc., Microcide Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc. ("Millennium"), Myriad Genetics, Inc. and Sequana Therapeutics, Inc., as well as private companies and major pharmaceutical companies and universities and other research institutions, including those receiving funding from the federally funded Human Genome Project. A number of entities are attempting to rapidly identify and patent randomly-sequenced genes and gene fragments. In addition, certain other entities are pursuing a gene identification, characterization and product development strategy based on gene mapping. Progenitor's competitors may discover, characterize or develop important genes in advance of Progenitor, which could have a material adverse effect on any related Progenitor discovery program. Progenitor expects competition to intensify in genomics research as technical advances in the field are made and become more widely known.

    Progenitor is subject to significant competition from organizations that are pursuing the same or similar technologies as those which constitute Progenitor's discovery platforms, and from organizations that are pursuing pharmaceutical or other products that are or may be competitive with Progenitor's or its collaborators' or licensees' potential products. Many of the organizations competing with Progenitor have greater capital resources, larger research and development staffs and facilities, greater experience in drug discovery and development, the regulatory approval process and pharmaceutical product manufacturing, and greater marketing capabilities than Progenitor.

    Progenitor is and will continue to be reliant on its collaborators and licensees for support of its programs, including support for its preclinical and clinical development, manufacturing and marketing. Progenitor's present and future collaborators and licensees are now conducting or are expected to conduct multiple product development efforts within each disease or technology area that is the subject of the relationship with Progenitor. Any product candidate or technology of Progenitor may therefore be subject to internal competition with a potential product under development or a technology platform under evaluation by a collaborator or licensee. See "--Dependence on Collaborators and Licensees," "Business of Progenitor--Business Overview," "--Progenitor's Genomics System" and "--Competition."

UNCERTAINTY OF PATENTS AND PROPRIETARY RIGHTS

    Progenitor's success will depend to a significant extent on its ability to obtain and enforce patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. Because the patent positions of biotechnology and pharmaceutical companies can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted with certainty. Commercialization of pharmaceutical products can be subject to substantial delays as a result of the time required for product development, testing and regulatory approval. The value of any patents issued or licensed to Progenitor may depend upon the remaining term of patent protection available at the time any products covered by such patents are commercialized.


    Progenitor actively pursues a policy of seeking patent protection for a number of its proprietary products and technologies. Progenitor has licensed from Ohio University two issued U.S. patents and pending U.S. patent applications relating to stem cell technology and to gene delivery technology, along with certain corresponding foreign patent applications and one issued foreign patent. Progenitor has received one issued U.S. patent relating to nucleic acid molecules encoding the B219 leptin receptor. In addition, Progenitor presently has seven pending U.S. patent applications which disclose certain leptin receptors (including various isoforms of the leptin receptor), nucleic acid molecules encoding the receptors, genetically-engineered cells and antibodies to the receptors. Progenitor believes that there may be significant litigation regarding patent and other intellectual property rights relating to leptin and leptin receptors. Progenitor is aware that Millennium has filed at least one patent application relating to a receptor for leptin and its use in obesity applications, and has licensed to Hoffmann-La Roche Inc. rights to develop certain therapeutics for obesity using Millennium's discovery of a leptin receptor.


    In June 1996, Millennium filed a "Protest" in the USPTO in connection with the Progenitor applications relating to leptin receptors. A Protest is a procedure available for use by a third party to provide the patent examiner who is reviewing the involved application or applications with what the third party believes to be relevant information. The Protest procedure does not afford any right to the third party to participate in the patent prosecution process beyond the filing of its written protest. Millennium's Protest primarily argued that any claims allowed to Progenitor should not be so broad as to cover Millennium's own leptin receptor. Notwithstanding the Protest, the USPTO recently issued to Progenitor one U.S. patent and one notice of allowance for claims relating to nucleic acid molecules encoding certain leptin receptors.

    There can be no assurance that Millennium's patent application, or additional patent applications filed by Millennium or others, will not result in issued patents covering a leptin receptor, the leptin protein or other ligands, or any of their respective uses, including obesity. There can be no assurance that the invention by Millennium will be accorded an invention date later than Progenitor's invention date, that any patent issued to Progenitor would be broad enough to cover leptin receptors of Millennium or others. Progenitor's failure to obtain a patent that covers the leptin receptors of Millennium or others, or the issuance of a patent to a third party covering a leptin receptor, the leptin protein or other ligands, or any of their respective uses, including obesity, could have a material adverse effect on Progenitor's business, financial condition and results of operations.

    A number of other groups are attempting to identify partial gene sequences and full-length genes, the functions of which have not been characterized. The public availability of partial gene sequence information before Progenitor applies for patent protection on a corresponding full-length gene could adversely affect Progenitor's ability to obtain patent protection with respect to such a gene. To the extent any patents issue to other parties on such partial or full-length genes, and as other patents issue with the expansion of the biotechnology industry, the risk increases that the potential products and processes of Progenitor or its collaborators or licensees may give rise to claims of patent infringement.

    The patent positions of pharmaceutical and biotechnology firms, including Progenitor, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved, particularly in regard to human therapeutic uses. Substantial periods of time pass before the USPTO responds to patent applications. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued. Consequently, Progenitor does not know whether any of its pending or future patent applications will result in the issuance of patents or, if any patents are issued, whether the patents will be subjected to further proceedings limiting their scope, and whether they will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated. Because patent applications in the U.S. are maintained in secrecy until patents issue and patent applications in certain other countries generally are not published until more than 18 months after they are filed, and since publication of discoveries in scientific or patent literature often lags behind actual discoveries, Progenitor cannot be certain that it or any licensor was the first creator of inventions covered by pending patent applications or that it or such licensor was the first to file patent applications on such inventions.

    There can be no assurance that any patents issued to Progenitor would not be found invalid or unenforceable by a court or that such patents would cover products or technologies of Progenitor's competitors. Competitors or potential competitors may have filed patent applications or received patents, and may obtain additional patents and proprietary rights relating to compounds or processes competitive with those of Progenitor. To protect its proprietary rights, Progenitor may be required to participate in interference proceedings declared by the USPTO to determine priority of invention, which may result in substantial cost to Progenitor. Moreover, even if Progenitor's patents issue, there can be no assurance that they will provide sufficient proprietary protection or will not be later limited, circumvented or invalidated. Accordingly, there can be no assurance that Progenitor will develop proprietary technologies that are patentable, that Progenitor's patent applications will result in patents being issued or that, if issued, patents will afford protection against competitors with similar technology or products, nor can there be any assurance that Progenitor's patents will not be held invalid by a court of competent jurisdiction.

    In addition to patent protection, Progenitor also relies to a significant extent upon trade secret protection for its confidential and proprietary information including many of Progenitor's key discovery technologies. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Progenitor's trade secrets or disclose such technology. To protect its trade secrets, Progenitor has required its employees, consultants, scientific advisors and parties to collaboration and licensing agreements to execute confidentiality agreements upon the commencement of employment, the consulting relationship or the collaboration or licensing arrangement, as the case may be, with Progenitor. In the case of employees, the agreements also provide that all inventions resulting from work performed by them while employed by Progenitor will be the exclusive property of Progenitor. Mercator has confidentiality and inventions assignment agreements with all existing employees but has not entered into such agreements with all of its former employees and consultants. Progenitor will continue to require its employees, consultants, scientific advisors and collaborators and licensees to execute confidentiality agreements and inventions assignment agreements (in the case of its employees) upon the commencement of employment, the consulting relationship or the collaboration or license with Progenitor. There can be no assurance, however, that these agreements will provide meaningful protection of Progenitor's trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information, that Progenitor can meaningfully protect its rights in such unpatented proprietary technology through other means, that any obligation to maintain the confidentiality of such proprietary technology will not be breached by employees, consultants, advisors, collaborators, licensees or others, that former Mercator employees or consultants will not disclose proprietary information of Mercator without being in breach of any confidentiality restriction, or that others will not independently develop the same or substantially equivalent technology. The loss of trade secret protection of any of Progenitor's key discovery technologies would materially and adversely affect Progenitor's competitive position and could have a material adverse effect on Progenitor's business, financial condition and results of operations. Finally, disputes may arise as to the ownership of proprietary rights to the extent that outside collaborators, licensees or consultants apply technological information developed independently by them or others to Progenitor projects or apply Progenitor's technology to other projects and, if adversely determined, such disputes could have a material adverse effect on Progenitor's business, financial condition and results of operations.

    Progenitor may incur substantial costs if it is required to defend itself in patent suits brought by third parties or if Progenitor initiates such a suit to enforce Progenitor's patents or to determine the validity, scope or enforceability of other parties' proprietary rights. Any legal action against Progenitor or its collaborators or licensees claiming damages and seeking to enjoin commercial activities relating to the affected products and processes could, in addition to subjecting Progenitor to potential liability for damages, require Progenitor or its collaborators or licensees to obtain a license or licenses in order to continue to manufacture or market the affected products and processes or require Progenitor or its collaborators or licensees to cease doing so. There can be no assurance that Progenitor or its collaborators or licensees would prevail in any such action or that any license required under any such patents would be made available on commercially acceptable terms, if at all. Any adverse outcome of such litigation could have a material adverse effect on Progenitor's business, financial condition and results of operations. In addition, if Progenitor becomes involved in such litigation, it could consume a substantial portion of Progenitor's managerial and financial resources. Progenitor is unable to predict how courts will resolve any future issues relating to the validity, scope or enforceability of its patents should they be challenged.

    It is uncertain whether any third-party patents will require Progenitor to alter its products or processes, obtain licenses, cease certain activities or pay substantial damages. If any licenses are required, there can be no assurance that Progenitor will be able to obtain any such license on commercially acceptable terms, if at all. Failure by Progenitor or its collaborators and licensees to obtain a license to any technology required to commercialize Progenitor's discoveries may have a material adverse effect on Progenitor's business, financial condition and results of operations. See "Business of Progenitor--Patents and Proprietary Rights."

MANAGEMENT OF GROWTH; RISK OF ACQUIRING NEW TECHNOLOGIES

    One of Progenitor's strategies is to maintain its technological competitiveness by accessing new equipment and advanced technologies. The expansion of Progenitor's scientific infrastructure may involve the retention of additional personnel, the establishment of new or expanded facilities and the acquisition of technology rights, products, equipment, businesses or assets of other companies. There can be no assurance that Progenitor's management personnel, systems, procedures and controls will be adequate to support the expansion of Progenitor's operations. The acquisition of additional personnel, technology rights, products, equipment, businesses or assets of other companies, as well as the entry into new areas of scientific research, will require the dedication of management resources in order to achieve the strategic objectives associated with such growth and expansion. There can be no assurance that Progenitor will be able to manage successfully the growth and expansion of its operations. Failure of Progenitor to manage its growth, or any specific acquisition of additional capabilities, could have a material adverse effect on Progenitor's business, financial condition and results of operations.

RISKS ASSOCIATED WITH THE ACQUISITION OF MERCATOR

    The Reorganization involves the integration of two companies that have previously operated independently at different locations with separate work forces. No assurance can be given that difficulties encountered in integrating the operations of Mercator will be overcome, or that the specific benefits expected from the integration of Mercator, including the addition of new research capabilities, equipment and technologies, will be achieved or that any anticipated cost savings will be realized. The acquisition of Mercator also involves a number of special risks, including assimilation of new operations and personnel; the diversion of resources from Progenitor's existing business, research capabilities, equipment and technologies; coordination of geographically separated facilities and work forces; management challenges associated with the integration of the companies, in addition to the other requirements associated with growth of Progenitor's scientific infrastructure and research capabilities; assimilation of new management personnel; and maintenance of standards, controls, procedures and policies. The process of integrating Mercator's operations, including its personnel, could cause interruption of, or loss of momentum in, the activities of Progenitor's business and operations, including those of the business acquired.


    In connection with the Reorganization, Progenitor expects to incur several one-time charges in the quarter and fiscal year ending September 30, 1997 which in the aggregate are currently estimated to be approximately $31.0 million, including the write-off of $27.0 million in costs related to the purchase of in-process research and development, $1.0 million for severance, retention and bonus programs, $2.5 million for employee relocation, and $500,000 for other costs, such as benefit costs, the consolidation of operations, the elimination of duplicate systems and facilities, and other integration costs. These amounts are preliminary estimates only and could be materially higher. Factors that could increase such costs include delays beyond July 31, 1997 in the completion of the IPO, any unexpected employee turnover, unforeseen delays in addressing duplicate facilities once the Reorganization has been completed and the associated costs of hiring temporary employees and consultants, and any additional fees and charges to obtain consents, regulatory approvals or permits. In addition, there can be no assurance that Progenitor will not incur additional charges in subsequent periods to reflect other costs associated with the Reorganization or from the integration of operations after the Reorganization. There can be no assurance that the Reorganization will not have a material adverse effect on the business, financial condition and results of operations of Progenitor or that Progenitor will realize the benefits and strategic objectives sought through the Reorganization. Costs associated with the Reorganization, or liabilities and expenses associated with the operations of Mercator, that exceed the expectations of Progenitor, could have a material adverse effect on Progenitor's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor--Liquidity and Capital Resources," "Business of Progenitor--Human Resources" and "--Facilities."


    Under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), utilization of prior net operating loss carryforwards is limited after an ownership change to an annual amount equal to the value of the loss corporation's stock immediately before the date of the ownership change, multiplied by the federal long-term tax exempt rate. To date, Progenitor has not incurred an ownership change under Section 382. As a result of the actions contemplated by the IPO, the Reorganization and the related transactions, Progenitor is likely to incur such a change of ownership, in which case Progenitor's ability to use the losses incurred prior to the date of the IPO may be limited as to timing, pursuant to Section 382.


UNCERTAINTIES RELATED TO CLINICAL TRIALS

    Before seeking regulatory approval for the commercial sale of any products that may be developed incorporating Progenitor's discoveries, Progenitor or its collaborators or licensees will be required to demonstrate through preclinical studies and clinical trials that such products are safe and effective for use in the target indications. To date, no product candidates incorporating Progenitor's discoveries have entered clinical trials. The results from preclinical studies and early clinical trials may not be indicative of results that will be obtained in large-scale testing, and there can be no assurance that any clinical trials, if undertaken, will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or will result in marketable products. Clinical trials also are often conducted with patients having advanced stages of disease. During the course of treatment, these patients can die or suffer other adverse medical effects for reasons that may not be related to the product candidate being tested but which can nevertheless affect clinical trial results. A number of companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after achieving promising results in earlier trials. If products developed by Progenitor or its collaborators or licensees are not shown to be safe and effective in clinical trials, the resulting delays in developing other product candidates and conducting related preclinical studies and clinical trials, as well as the need for additional financing, would have a material adverse effect on Progenitor's business, financial condition and results of operations. See "Business of Progenitor--Progenitor's Genomics System" and "--Discovery Programs."

GOVERNMENT REGULATION; NO ASSURANCE OF REGULATORY APPROVAL

    Prior to marketing, any new drug or other product developed by Progenitor or its collaborators or licensees must undergo an extensive regulatory approval process in the United States and other countries. This regulatory process, which includes preclinical studies and clinical trials and also may include post-marketing studies of each product candidate to establish its safety and efficacy, usually takes many years and requires the use of substantial resources. Preclinical studies include laboratory evaluations and will require animal tests conducted in accordance with the United States Food and Drug Administration's ("FDA") current Good Laboratory Practices ("cGLP") regulations to assess the product's potential safety and efficacy. Data obtained from preclinical studies and clinical trials are susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Delays or rejections also may be encountered based upon changes in FDA policies for drug or biologic approval during the period of product development and FDA regulatory review of each new drug application ("NDA") submitted in the case of new pharmaceutical agents, or product license application ("PLA") in the case of biologics. Product development of new pharmaceuticals is highly uncertain, and unanticipated developments, clinical or regulatory delays, unexpected adverse side effects or inadequate therapeutic efficacy could slow or prevent the product development efforts of Progenitor and its collaborators or licensees, and have a material adverse effect on Progenitor's business, financial condition and results of operations. There can be no assurance that regulatory approval will be obtained for any drugs or other products developed by Progenitor or its collaborators or licensees. Furthermore, regulatory approval may entail limitations on the indicated use of a drug or other product. Because certain of the products likely to result from Progenitor's discovery programs involve the application of new technologies and may be based upon a new therapeutic approach, such products may be subject to substantial additional review by various government regulatory authorities other than the FDA and, as a result, regulatory approvals may be obtained more slowly than for products using conventional technologies. Under current guidelines, proposals to conduct clinical research involving gene therapy at institutions supported by the National Institutes of Health ("NIH") must be submitted to the FDA and the NIH, and may be subject to approval by the Recombinant DNA Advisory Committee ("RAC") and the NIH. Furthermore, gene therapies are relatively new technologies that have not been tested extensively in humans. The regulatory requirements governing these products and related clinical procedures for their use are uncertain and subject to change.


    Even if regulatory approval is obtained, a marketed product and its manufacturer are subject to continual review. Among the conditions for product approval and continued marketing approval is that the quality control and manufacturing procedures of Progenitor or its collaborators or licensees conform to the FDA's current good manufacturing practice ("cGMP") regulations which must be followed at all times. In complying with cGMP requirements, manufacturers must expend time, money and effort on a continuing basis in production, record keeping and quality control. Manufacturing establishments, both domestic and foreign, are subject to inspection by or under the authority of the FDA and by other federal, state and local agencies. Failure to pass such inspections may subject the manufacturer to possible FDA actions such as the suspension of manufacturing, seizure of the product, withdrawal of approval or other regulatory sanctions. The FDA also may require the manufacturer to recall a product from the market.

    Discovery of previously unknown problems with a product may have adverse effects on Progenitor's business, including withdrawal of the product from the market. Violations of regulatory requirements at any stage, including during preclinical studies and clinical trials, the approval process or post-approval, may result in various adverse consequences to Progenitor, including the FDA's delay in approval of or refusal to approve a product, withdrawal of an approved product from the market or the imposition of criminal penalties against the manufacturer and NDA or PLA holder. Progenitor has not submitted an investigational new drug application ("IND") for any product candidate, and no product candidate has been approved for commercialization in the U.S. or elsewhere. Progenitor intends to rely primarily on its collaborators or licensees to file INDs and generally direct the regulatory approval process. No assurance can be given that Progenitor or any of its collaborators or licensees will be able to conduct clinical trials or obtain the necessary approvals from the FDA or other regulatory authorities for any products. Failure to obtain required governmental approvals will delay or preclude Progenitor's collaborators or licensees from marketing drugs or other products developed by Progenitor or will limit the commercial use of such products and could have a material adverse effect on Progenitor's business, financial condition and results of operations. See "Business of Progenitor--Government Regulation."

DEPENDENCE ON KEY PERSONNEL

    Progenitor is highly dependent upon the principal members of its scientific and management staff and the services of Dr. Douglass B. Given, President and Chief Executive Officer, and Dr. H. Ralph Snodgrass, Vice President, Research and Chief Scientific Officer, in particular. The loss of either of these persons could have a material adverse effect on Progenitor's business, financial condition and results of operations. In order to support Progenitor's existing operations, Progenitor will be required to hire and retain additional management, administrative and financial personnel. Recruiting and retaining qualified scientific personnel and advisors to perform research and development work in the future also will be critical to Progenitor's success. There can be no assurance that Progenitor will be able to attract and retain such personnel and advisors on acceptable terms given the competition among numerous pharmaceutical, biotechnology and other companies, universities and other research institutions for experienced personnel and advisors. In addition, Progenitor's anticipated growth and expansion, including the Reorganization, is expected to place increased demands on Progenitor's resources and management skills. The failure of Progenitor's existing personnel to handle such increased demands or Progenitor's failure to attract and to retain additional personnel with such capabilities could have a material adverse effect on Progenitor's business, financial condition and results of operations. See "--Risks Associated with the Acquisition of Mercator," "Business of Progenitor--Human Resources" and "Management of Progenitor After the Reorganization."

DEPENDENCE ON RESEARCH COLLABORATORS AND SCIENTIFIC ADVISORS

    Progenitor has relationships with collaborators at academic and other institutions who conduct research in cooperation with Progenitor. Such collaborators are not employees of Progenitor. All of Progenitor's consultants are employed by employers other than Progenitor and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to Progenitor. As a result, Progenitor has limited control over their activities and, except as otherwise required by its collaboration and consulting agreements, can expect only limited amounts of their time to be dedicated to Progenitor's activities. The potential success of Progenitor's discovery programs depends in part on continued collaborations with researchers at academic and other institutions. There can be no assurance that Progenitor will be able to negotiate additional acceptable collaborations at academic and other institutions or that its existing collaborations will be maintained or be successful.

    Progenitor's research collaborators and scientific advisors sign agreements which provide for confidentiality of Progenitor's proprietary information and results of studies, but not all of Mercator's former employees and consultants have signed such agreements. There can be no assurance that Progenitor will be able to maintain the confidentiality of its technology and other confidential information in connection with every collaboration, and any unauthorized dissemination of Progenitor's confidential information could have a material adverse effect on Progenitor's business, financial condition and results of operations. See "--Uncertainty of Patents and Proprietary Rights."

CONTROL OF PROGENITOR BY, AND POTENTIAL CONFLICTS OF INTEREST WITH, INTERNEURON


    Following the closing of the IPO and the Reorganization (but assuming no exercise of the Progenitor Warrants), Interneuron is expected to own beneficially approximately 43% of the outstanding Progenitor Common Stock (approximately 41% if the Underwriters' over-allotment option is exercised in full, including shares of Progenitor Common Stock issuable upon conversion of the shares of Progenitor's Series D Preferred Stock to be issued to Interneuron). The actual ownership percentage of Interneuron in Progenitor after the IPO will depend upon a variety of factors, including: (i) the amount of the Adjusted Purchase Price; (ii) the outstanding balances of loans from Interneuron to Progenitor that will be converted into shares of Progenitor Series D Preferred Stock and Progenitor Common Stock upon the closing of the IPO; (iii) the IPO Common Stock Price, which will determine the number of shares of Progenitor Common Stock to be issued in the Reorganization, to be issued upon conversion of outstanding balances of loans from Interneuron to Progenitor, to be issued in respect of the Amgen Purchase Agreement and to be issued to Interneuron in connection with the conversion provisions of its Series A Preferred Stock upon the closing of the IPO and which also will determine the number of shares of Progenitor's Series D Preferred Stock to be issued upon conversion of the outstanding balance of the

Interneuron Bridge Loan; and (iv) the passage of measurement dates for determining the quarterly minimum return adjustments to the conversion ratio of Progenitor Series A and Series B Preferred Stock on each April 7, July 7, October 7 and January 7, pursuant to the terms of such Progenitor Preferred Stock. As described below, Interneuron has relinquished seven of such adjustments. Interneuron is and will continue to be Progenitor's largest stockholder. Accordingly, Interneuron will continue to have substantial influence over the election of directors of Progenitor and other matters submitted to a stockholder vote, including extraordinary corporate transactions such as a merger or sale of substantially all of Progenitor's assets. In addition, Progenitor and Interneuron intend to enter into an intercompany services agreement that will provide, among other things, that in the event of any future equity offering by Progenitor, Interneuron will have the right to purchase (at the same price and on the same terms as such equity offering) a portion of the shares being offered so as to maintain its fully-diluted interest in Progenitor immediately prior to such equity offering, subject to certain limitations.


    Interneuron may elect to increase its ownership percentage in Progenitor through other means, including additional equity investments or the purchase of Progenitor Common Stock in the open market. Interneuron, however, has not made any commitment to purchase additional securities and there can be no assurance that it will do so. Interneuron's ownership of a substantial block of Progenitor's voting stock could have the effect of delaying or preventing sales of additional securities of Progenitor or a sale of Progenitor or other change of control supported by the other stockholders of Progenitor.


    In addition, Progenitor may be subject to various risks arising from Interneuron's influence over Progenitor, including conflicts of interest relating to new business opportunities that could be pursued by Progenitor or by Interneuron and its other affiliates, and significant corporate transactions for which stockholder approval is required. Progenitor has granted Interneuron an option and right of first refusal to acquire an exclusive, worldwide license to manufacture, use and sell the protein product of the DEL-1 gene for human therapeutic uses in exchange for a royalty to Progenitor based on sales. While the option agreement specifies the payments to be made to Interneuron if Progenitor or a third party develops such a therapeutic, the terms of any license agreement should Interneuron exercise its option, including the amount of the royalty to Progenitor, will be determined through negotiations between Interneuron and Progenitor and, given the relationship between Interneuron and Progenitor, the terms of any such license agreement may not be as favorable to Progenitor as those that may be obtainable from a third party. In addition, such option and right of first refusal may have an adverse effect on Progenitor's ability to enter into license or other agreements relating to Del-1 with third parties. In connection with the grant of the option Interneuron relinquished its right to certain minimum return adjustments to the conversion ratio of Progenitor's Series A Preferred Stock that would have entitled Interneuron to receive an additional 909,965 shares of Progenitor Common Stock upon the conversion of the Progenitor Series A Preferred Stock held by Interneuron upon the closing of the IPO. Interneuron and Progenitor agreed to determine the value of the relinquishment of the minimum return adjustments and the extent to which such value may be credited against prepayment by Interneuron of payments, including royalties, that would otherwise be payable by Interneuron to Progenitor under any such license. Such relinquishment may be deemed taxable income to Progenitor. There can be no assurance that all of such income would be offset by current expenses or operating loss carryforwards. See "Management's Discussion and Analysis of Financial Condition and Results of Operation of Progenitor," "Business of Progenitor--Discovery Programs" and "--Corporate Agreements," "Certain Transactions of Progenitor--Relationship with Interneuron," "Principal Stockholders of Progenitor" and "Description of Progenitor Securities--Preferred Stock."


UNCERTAINTY OF HEALTH CARE REFORM MEASURES AND THIRD-PARTY REIMBURSEMENT

    The business and financial condition of pharmaceutical and biotechnology companies will continue to be affected by the efforts of third-party payors, such as government health administration authorities, private health insurers and other organizations, to contain or reduce the cost of health care. In the U.S. and in certain foreign jurisdictions there have been, and Progenitor expects that there will continue to be, a number of legislative and regulatory proposals aimed at changing the health care system. While Progenitor cannot predict whether any such legislative or regulatory proposals will be adopted or the effect that such proposals may have on its business, the consideration or approval of such proposals could have a material adverse effect on the trading and market price of the Progenitor Common Stock or on Progenitor's ability to raise capital or to complete additional corporate agreements, and the adoption of such proposals could have a material adverse effect on Progenitor's business, financial condition and results of operations.

    In both domestic and foreign markets, successful commercial sales of Progenitor's or its collaborators' or licensees' potential products will depend in part on the availability of reimbursement from government and health administrative authorities, private health insurers or other third-party payors. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. Future legislation and regulations affecting the pricing of pharmaceuticals could further limit reimbursement for medical products and services. There can be no assurance that any of Progenitor's potential products will be considered cost-effective or that adequate third-party reimbursement will be available to enable Progenitor, its collaborators or licensees to maintain price levels sufficient to realize an appropriate return on its investment. In addition, the trend toward managed health care in the U.S. and the concurrent growth of managed care organizations, such as health maintenance organizations, which could control or significantly influence the purchase of health care services and products, as well as legislative proposals to reduce government insurance programs, could result in pricing pressure for any products that might be developed by Progenitor. If adequate reimbursement is not provided by government and other third-party payors for Progenitor's or its collaborators' or licensees' potential products, there would be a material adverse effect on Progenitor's business, financial condition and results of operations. See "Business of Progenitor--Government Regulation."

RISK OF PRODUCT LIABILITY

    The testing, manufacture, marketing and sale of pharmaceutical and other products entail the inherent risk of liability claims or product recalls and associated adverse publicity. Clinical trials and sales by Progenitor or its collaborators or licensees of potential products incorporating Progenitor's discoveries may expose Progenitor to potential liability resulting from the use of such products. Such liability might result from claims made directly by consumers or by regulatory agencies, pharmaceutical companies or others selling such products. Progenitor currently has a limited amount of clinical trial and product liability insurance coverage through Interneuron. Progenitor will seek to obtain its own coverage upon completion of the IPO and to maintain and appropriately increase such coverage as clinical development of any product candidates progresses and if and when its products are ready to be commercialized. There can be no assurance that Progenitor will be able to obtain such insurance or, if obtained, that such insurance can be acquired at a reasonable cost or in sufficient amounts to protect Progenitor against such liability. Certain of Progenitor's license agreements require it to indemnify licensors against product liability claims arising from products developed using the licensed technology. Also, certain of these agreements and other collaborative and license agreements require Progenitor to maintain minimum levels of insurance coverage. The failure to maintain product liability coverage, the occurrence of any product liability claim or a recall of products of Progenitor or its collaborators or licensees could inhibit or prevent commercialization of products being developed by Progenitor and could have a material adverse effect on Progenitor's business, financial condition and results of operations. In addition, to the extent any product liability claim exceeds the amount of any insurance coverage, Progenitor's business, financial condition and results of operations could be materially and adversely affected. See "Business of Progenitor--Corporate Agreements," "--Technology Agreements," "--License Agreements" and "--Product Liability Insurance."


NO PRIOR TRADING MARKET; NO ASSURANCE OF ACTIVE TRADING MARKET; POTENTIAL
  VOLATILITY OF TRADING PRICES


    There has been no public market for Progenitor Common Stock or the Progenitor Warrants and there can be no assurance that an active public market for Progenitor Common Stock or the Progenitor Warrants will develop or be sustained after the IPO. In the event the IPO is consummated through the sale of Progenitor Units, the IPO Unit Price will be determined through negotiations between Progenitor and representatives of the Underwriters, and the allocation of the IPO Unit Price between the IPO Common Stock and the Progenitor Warrants will be determined by the Board of Directors of Progenitor, acting in good faith after consultation with independent financial advisors; in the event the IPO is consummated through the sale of shares of Progenitor Common Stock, the IPO Common Stock Price will be the price per share to the public in the IPO. There can be no assurance that the IPO Unit Price will be $11.00 or that the IPO Common Stock Price will be $8.50. There also can be no assurance that (assuming the IPO is consummated through the sale of Progenitor Units) future market prices for the Progenitor Common Stock and Progenitor Warrants together will equal or exceed the IPO Unit Price or that future market prices for the Progenitor Common Stock will equal or exceed the IPO Common Stock Price or (assuming the IPO is consummated through the sale of Progenitor Units) reflect the initial allocation of fair market value between the share of Progenitor Common Stock and the Progenitor Warrant comprising a Progenitor Unit. The stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of particular companies. In addition, the market prices of securities of other biotechnology companies in the past have been highly volatile and the market price of Progenitor Common Stock and Progenitor Warrants also may experience such volatility. Factors such as the results of preclinical studies and clinical trials by Progenitor or its collaborative partners, licensees or competitors, evidence of the safety or efficacy of products of Progenitor or its competitors, announcements of technological innovations or new discoveries, product opportunities or products by Progenitor or its competitors, changes in governmental regulations or third-party reimbursement policies, developments in patent or other proprietary rights of Progenitor or its competitors, fluctuations in Progenitor's operating results and changes in general market conditions for biotechnology stocks could have an adverse impact on the future price of Progenitor Common Stock and the Progenitor Warrants.



    DETERMINATION OF IPO COMMON STOCK PRICE; POTENTIAL CONFLICT OF
INTERESTS. In the event the IPO is consummated through the sale of Progenitor Units, the allocation of the initial public offering price of the Progenitor Units between the shares of Progenitor Common Stock and the Progenitor Warrants comprising the Progenitor Units will be determined by the Board of Directors of Progenitor acting in good faith after consultation with independent financial advisors. The IPO Common Stock Price, which will be determined by such allocation, will be one of the main factors determining (i) the number of shares of Progenitor Common Stock to be issued upon conversion of (a) a convertible debenture and a portion of a promissory note held by Interneuron (with an aggregate outstanding balance of $8.7 million as of June 20, 1997) and (b) the Series A and Series B Preferred Stock; (ii) the number of shares of Progenitor Series D Preferred Stock to be issued upon the conversion of the Interneuron Bridge Loan (with an aggregate outstanding balance of $2.9 million as of June 20, 1997); (iii) the number of shares of Progenitor Common Stock to be issued to The Ohio University Foundation in connection with its anti-dilution adjustment and stock purchase rights; (iv) the number of shares of Progenitor Common Stock to be issued pursuant to the Reorganization; and (v) the number of shares of Progenitor Common Stock to be issued to Amgen. In determining the IPO Common Stock Price, each member of Progenitor's Board of Directors may be deemed to have a conflict of interest with respect to one or more of these matters by virtue of an affiliation with The Ohio University Foundation, Interneuron or a related entity, or, in the case of Dr. Given, the receipt upon the closing of the IPO of options with an exercise price equal to the IPO Common Stock Price. There can be no assurance that the market prices of the Progenitor Common Stock or the Progenitor Warrants after the IPO will correspond to the allocation by the Board of Directors. See "Management of Progenitor after the Reorganization," "Certain Transactions of Progenitor" and "The Reorganization--Certain Federal Tax Considerations."


ANTI-TAKEOVER CONSIDERATIONS


    After the IPO, Progenitor will have the authority to issue up to 5,000,000 shares of Preferred Stock (including to the Series D Preferred Stock) in one or more series and to fix the powers, designations, preferences and relative rights thereof without any further vote or action by Progenitor's stockholders. Progenitor has no current plans to issue additional shares of Preferred Stock. However, the rights of the holders of Progenitor Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock would dilute the voting power of holders of Progenitor Common Stock and could have the effect of delaying, deferring or preventing a change in control of Progenitor. In addition, all outstanding options under Progenitor's 1992 Stock Option Plan and 1996 Stock Incentive Plan become exercisable, and purchase dates under the 1996 Employee Stock Purchase Plan could be accelerated, upon certain changes in control of Progenitor. Progenitor is subject to the provisions of Section 203 of the DGCL, which could delay or make more difficult a merger, tender offer or proxy contest involving Progenitor and may have the effect of discouraging takeovers which could be in the best interest of certain stockholders. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. There can be no assurance that this provision, the rights of option holders and Progenitor's ability to issue Preferred Stock will not have an adverse effect on the market value of Progenitor Common Stock or Progenitor Warrants in the future. See "Management of Progenitor After the Reorganization--Stock Plans" and "Description of Progenitor Securities."

HAZARDOUS AND RADIOACTIVE MATERIALS; ENVIRONMENTAL MATTERS

    Research and development conducted by Progenitor involves the controlled use of hazardous materials, chemicals, biological materials and radioactive compounds. Progenitor, and its collaborators and licensees, as applicable, are subject to international, federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such substances and certain waste products. Progenitor believes that the safety procedures relating to its in-house research and development and production efforts are in material compliance with the standards currently prescribed by such laws and regulations. However, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, Progenitor could be held liable for any resulting damages, and any such liability could exceed Progenitor's resources. Moreover, there can be no assurance that Progenitor's collaborators and licensees are and will continue to be in compliance with such standards or that Progenitor will not be required to incur significant costs in the future to comply with new or modified standards. In such events, there would be a material adverse effect on Progenitor's business, financial condition and results of operations. See "Business of Progenitor--Government Regulation."

MANAGEMENT DISCRETION AS TO USE OF PROCEEDS


    Progenitor intends to use the net proceeds of the IPO, together with the cash proceeds received from the sale of the Amgen Shares and the sale of 25,000 shares of Progenitor Common Stock to the Ohio University Foundation, primarily for research and development. In addition, Progenitor intends to use a portion of such net proceeds as follows: (i) approximately $1.0 million to pay expenses relating to employee benefit and retention plans relating to the Reorganization, and (ii) approximately $1.0 million relating to legal, accounting and other costs incurred in the Reorganization and related Registration Statement or Form S-4. Progenitor expects to consolidate its operations in California, and, in connection with such consolidation, to use approximately $2.5 million of such net proceeds to facilitate employee relocation, and $500,000 of such net proceeds for other costs such as benefit costs, the consolidation of operations, the elimination of duplicate systems and facilities, and other integration costs. Progenitor anticipates using the balance of such net proceeds for the expansion or upgrade of facilities, acquisition of equipment and for working capital and other general corporate purposes. Progenitor also may use such proceeds for other purposes, including the acquisition of technology rights, products, equipment, businesses or assets of other companies. No such transactions involving a material amount of consideration are being negotiated as of the date of this Information Statement/Prospectus. Accordingly, management will retain broad discretion over the use of such net proceeds. There can be no assurance as to the timing or application of such proceeds, or that the application thereof will not have a material adverse effect on Progenitor's future business, financial condition or results of operations. See "Initial Public Offering," "Certain Transactions of Progenitor" and "Description of Progenitor Securities."

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS; POSSIBLE ADVERSE EFFECT ON
  STOCK PRICE

    There has not been any public market for the Progenitor Common Stock or the Progenitor Warrants and there can be no assurance that a significant public market for the Progenitor Common Stock or the Progenitor Warrants will be developed or be sustained after the IPO. Sales of substantial amounts of Progenitor Common Stock in the public market after the IPO, or the possibility of such sales occurring, could adversely affect prevailing market prices for the Progenitor Common Stock or the Progenitor Warrants or the future ability of Progenitor to raise capital through an offering of equity securities.


    After the IPO, Progenitor will have outstanding 11,734,979 shares of Progenitor Common Stock (12,147,749 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, the 2,750,000 shares of Progenitor Common Stock offered in the IPO or as part of the Progenitor Units in the IPO (and up to an additional 2,750,000 shares of Progenitor Common Stock issuable upon exercise of the Progenitor Warrants) will be freely tradeable without restriction in the public market under the Securities Act, unless such shares are held by "affiliates" of Progenitor, as that term is defined in Rule 144 under the Securities Act. In addition 2,175,878 shares of Progenitor Common Stock will be issued in connection with the Reorganization and registered under Progenitor's Registration Statement on Form S-4, of which this Information Statement/Prospectus forms a part. However, 2,135,452 of such shares issued to "affiliates" of Mercator within the meaning of Rule 145 under the Securities Act will be subject to certain volume, manner of sale and other limitations under Rules 144 and 145 as well as the lockup agreements described below.



    The remaining 6,809,101 shares of Progenitor Common Stock outstanding upon completion of the IPO will be "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). The Restricted Shares were issued and sold by Progenitor in private transactions in reliance upon exemptions from registration under the Securities Act. Restricted Shares may not be sold in the public market unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration.



    Pursuant to "lockup" agreements, all of Progenitor's executive officers and directors and certain stockholders, who collectively hold 1,091,540 of such Restricted Shares, have agreed not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any such shares for a period of 180 days from the date of the IPO Prospectus (the "IPO Prospectus") without the prior written consent of Lehman Brothers. Interneuron will hold 4,848,374 of such Restricted Shares and has agreed pursuant to a lockup agreement not to offer, sell, grant any option to purchase or otherwise dispose of any of its Restricted Shares for a period of 365 days from the date of the IPO Prospectus without the prior written consent of Lehman Brothers. In addition, Amgen has agreed not to offer, sell, grant any option to purchase or otherwise dispose of, for a period of 180 days from the date of the IPO Prospectus, any of the 47,059 restricted shares it will hold without the prior written consent of Progenitor, and Progenitor has agreed in the underwriting agreement with the Underwriters that it will not grant such consent without the prior written consent of Lehman Brothers.



    In addition to the limitations under Rule 145, holders of substantially all outstanding shares of Mercator Capital Stock and options to purchase Mercator Capital Stock have entered into Lockup Agreements with Progenitor pursuant to which they have agreed not to offer, sell, grant any option to purchase or otherwise dispose of shares of the Progenitor Common Stock acquired in the Reorganization (including upon the exercise of any Replacement Options after the Reorganization) without the prior written consent of Lehman Brothers. Such restrictions lapse as to one-third of all shares beneficially owned by a holder after each of 180 days, 270 days and 365 days following completion of the Reorganization. It is a condition to the closing of the Reorganization that all stockholders and optionholders of Mercator enter into such Lockup Agreements, although there can be no assurance that such persons will do so.


    Progenitor also has agreed that it will not offer, sell, grant any option to purchase or otherwise dispose of Progenitor Common Stock for a period of 180 days from the date of the IPO Prospectus, other than pursuant to existing stock option plans, without the prior written consent of Lehman Brothers.



    Upon termination of the agreements described above, approximately 1,088,792, 711,817 and 6,207,250 of such shares will be eligible for immediate sale in the public market beginning 181 days, 271 and 366 days, respectively, after the date of the IPO Prospectus, subject to certain volume, manner of sale and other limitations under Rules 144 and 145 and approximately 728,042, 13,475 and 13,475 of such shares will be eligible for immediate sale in the public market beginning 181, 271 and 366 days after the date of the IPO Prospectus without limitation under Rule 144(k) or pursuant to registration on the Registration Statement on Form S-4 of which this Information Statement/Prospectus forms a part. Lehman Brothers may, at any time without notice, release all or any portion of the shares subject to such agreements.



    In general, under Rule 144, beginning 90 days after the effective date of the IPO Prospectus, a person (or persons whose shares of Progenitor are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner who is not an affiliate of Progenitor) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Progenitor Common Stock (approximately 117,350 shares immediately after the IPO), or (ii) the average weekly trading volume of the Progenitor Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale and notice requirements and to the availability of current public information about Progenitor. Under Rule 144(k), a person who is not deemed to have been an affiliate of Progenitor at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner who is not an affiliate of Progenitor) is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.



    After the effective date of the IPO, Progenitor intends to file registration statements on Form S-8 to register an aggregate of 695,463 shares of Progenitor Common Stock reserved for issuance upon exercise of outstanding options, an aggregate of 937,350 shares of Progenitor Common Stock reserved for issuance pursuant to options to be granted upon the closing of the IPO with an exercise price equal to the IPO Common Stock Price, an aggregate of 1,776,040 shares of Progenitor Common Stock to be reserved for grants or awards under its 1992 Stock Option Plan, 1996 Stock Incentive Plan and 1996 Employee Stock Purchase Plan and an aggregate of 376,479 shares of Progenitor Common Stock subject to Replacement Options that are reserved for issuance under its 1997 Stock Option Plan. Such Registration Statements will become effective automatically upon filing. Shares issued under the foregoing plans after the filing of the Registration Statements on Form S-8 may be sold in the open market subject, in the case of certain holders, to the Rule 144 limitations applicable to affiliates, the above-referenced lockup agreements and vesting restrictions imposed by Progenitor.


    After the closing of the IPO, 45,865 shares of Progenitor Common Stock issuable upon exercise of outstanding warrants will be entitled to certain rights with respect to the registration of such shares under the Securities Act. Certain registration rights also have been granted to Amgen in connection with the purchase of the Amgen Shares. See "Description of Progenitor Securities--Registration Rights."

ABSENCE OF DIVIDENDS

    Progenitor has never declared or paid cash dividends on the Progenitor Common Stock. Progenitor currently intends to retain any future earnings to finance the growth and development of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

                 THE MERCATOR SOLICITATION OF WRITTEN CONSENTS



GENERAL



    This Information Statement/Prospectus is being furnished to Mercator stockholders in connection with the solicitation of Written Consents by the Mercator Board of Directors. Mercator stockholders of record at the close of business on the Record Date are being asked to complete, sign, date and return promptly the enclosed Written Consents to approve the Reorganization Proposal and the Mercator Certificate Amendment Proposal.



    This Information Statement/Prospectus contains certain information set forth more fully in the Reorganization Agreement attached hereto as Appendix A and is qualified in its entirety by reference to the Reorganization Agreement which is incorporated herein by reference. The Reorganization Agreement should be read carefully by each Mercator stockholder in formulating a decision with respect to the Reorganization Proposal and the Mercator Certificate Amendment Proposal.


PURPOSE


    The purpose of the solicitation of the Written Consents is to approve (i) the Reorganization Proposal to adopt the Reorganization Agreement and (ii) the Mercator Certificate Amendment Proposal to amend the Certificate of Incorporation of Mercator such that (a) the amount to which any shares of Mercator Capital Stock will be entitled in the Reorganization will be equal to the amount provided in the Reorganization Agreement, and (b) Mercator's Series D Preferred Stock will not be entitled to vote with respect to the Reorganization or any of the other transactions contemplated by the Reorganization Agreement or the Related Agreements (as defined below). The purposes of the Mercator Certificate Amendment Proposal are (i) to conform the allocation of consideration paid in connection with certain events among the various classes and series of Mercator Capital Stock currently provided in the Mercator Certificate of Incorporation to the allocation provided in the Reorganization Agreement and (ii) to facilitate the desire of the holders of the Venture Capital Bridge Notes to delay conversion of their notes until immediately prior to the effective time of the Reorganization, which might not be possible in the absence of the amendment. See "Amendment of Mercator Certificate of Incorporation." There were no shares of Mercator Series D Preferred Stock outstanding as of the Record Date, although the holders of the Venture Capital Bridge Notes have agreed to convert their notes into shares of Series D Preferred Stock effective immediately prior to the Effective Time. Approval of the Mercator Certificate Amendment Proposal is one of the conditions to the obligation of Progenitor to consummate the Reorganization. See "The Reorganization," "The Reorganization Agreement" and "Amendment of Mercator Certificate of Incorporation."



    Approval of the Reorganization Proposal as described herein will act as adoption of the Reorganization Agreement and approval of the Reorganization only to the extent that the purchase price for outstanding shares of Mercator Capital Stock is paid in shares of Progenitor Common Stock registered pursuant to the Registration Statement on Form S-4 of which this Information Statement/Prospectus forms a part. Shares of Progenitor Common Stock issuable upon exercise of Replacement Options issued in connection with the Reorganization upon conversion of outstanding options to purchase Mercator Common Stock will be registered pursuant to Registration Statements on Form S-8 to be filed by Progenitor after the Reorganization. In the event Progenitor exercises its option, as provided in the Reorganization Agreement, to pay such purchase price in a form other than shares of Progenitor Common Stock so registered, additional information will be provided to Mercator stockholders, optionholders and warrant holders, and separate written consents or proxies will be solicited of Mercator stockholders. See "The Reorganization--Alternative Consideration."

RECORD DATE; CONSENTS



    Only holders of Mercator Common Stock and holders of Mercator's Series A, Series B and Series C Preferred Stock at the close of business on the Record Date are entitled to participate in the solicitation of Written Consents and to submit their Written Consents.



    Stockholders should complete, sign, date and return the enclosed Written
Consent as soon as possible and, in any event, no later than July    , 1997
(although Mercator reserves the right to accept and to solicit Written Consents after that date). Stockholders should either (i) deliver the original Written Consent directly to Michele Phua at Mercator, or (ii) if it is not convenient to deliver it directly, send a copy of the Written Consent by fax to the attention of Michele Phua at Mercator, fax no. (415) 614-0651, with the original following by overnight courier or hand delivery to Mercator. Any stockholder submitting a Written Consent may revoke such Written Consent at any time before the time sufficient Written Consents have been delivered to Mercator to approve the Reorganization, the Reorganization Proposal and the other actions described therein by providing a written notice of such revocation to Mercator, but may not do so thereafter.



CONSENTS REQUIRED; CONSENT RIGHTS



    Under applicable law and the charter documents of Mercator, approval of each of the Reorganization Proposal and the Mercator Certificate Amendment Proposal may require the affirmative vote of the holders of a majority of each of (i) the outstanding shares of Mercator Common Stock entitled to vote thereon, (ii) the outstanding shares of Mercator Preferred Stock, voting together as a single class, (iii) the outstanding shares of Mercator Series A Preferred Stock, (iv) the outstanding shares of Mercator Series B Preferred Stock, (v) the outstanding shares of Mercator Series C Preferred Stock and (vi) the outstanding shares of Mercator Capital Stock, voting together as a single class (there having been no shares of Mercator Series D Preferred Stock outstanding as of the Record Date), all as entitled to vote thereon. Holders of Mercator Common Stock are entitled to one vote per share, and holders of Mercator Preferred Stock are entitled for each share of such Preferred Stock to the number of votes equal to the number of shares of Mercator Common Stock into which such share of Mercator Preferred Stock could be converted (which, as of the Record Date, was one vote per each share of such Preferred Stock).



    In accordance with Mercator's Certificate of Incorporation and the DGCL, the Reorganization Proposal and the Mercator Certificate Amendment Proposal may be approved and adopted without a meeting of stockholders by the written consent of the holders of shares holding the requisite percentage of the votes entitled to be cast thereon. As a result, Mercator is requesting that Mercator stockholders approve and adopt the Reorganization Proposal and the Mercator Certificate Amendment Proposal by executing the Written Consents. In the event that Written Consents of the holders of shares holding the requisite percentage of votes entitled to be cast thereon are obtained, no further action will be required by the Mercator stockholders to approve the Reorganization Proposal and the Mercator Certificate Amendment Proposal.



    Pursuant to Section 228 of the DGCL, prompt notice of the taking of corporate action without a meeting by less than unanimous consent will be given to any stockholders who have not consented thereto in writing.



    As of the             , there were         shares of Mercator Common Stock
issued and outstanding, held of record by 53 stockholders, 301,500 shares of Mercator Series A Preferred Stock issued and outstanding, held of record by 3 stockholders, 3,207,996 shares of Mercator Series B Preferred Stock issued and outstanding, held of record by 7 stockholders, and 4,526,317 shares of Mercator Series C Preferred Stock issued and outstanding, held of record by 19 stockholders. There were no shares of Mercator Series D Preferred Stock outstanding as of the Record Date.


    As of June 20, 1997, directors and executive officers of Mercator and their affiliates were beneficial owners of an aggregate of 33,500 shares of Mercator Common Stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of such date), or approximately 13.2% of the

254,438 shares of Mercator Common Stock issued and outstanding as of such date, representing approximately 0.4% of the shares of Mercator Capital Stock (on an as-converted basis) issued and outstanding as of such date. In addition, M. Kathleen Behrens, Robert R. Momsen and Ann H. Lamont, directors of Mercator, each have shared voting and investment power over shares held by respective Principal Stockholders, that, as of such date, held, respectively, 2,799,999, 2,707,997 and 2,499,999 shares of Mercator Preferred Stock issued and outstanding or, assuming the conversion of the Venture Capital Bridge Notes into shares of Mercator Series D Preferred Stock, held, respectively, 3,173,131, 3,081,131 and 2,873,132 shares of Mercator Series D Preferred Stock. Each of Dr. Behrens, Mr. Momsen and Ms. Lamont disclaims beneficial ownership of such shares. Such shares represent, in the aggregate, as of the Record Date, approximately 97% of the Mercator Capital Stock issued and outstanding as of such date (assuming the conversion of the Venture Capital Bridge Notes into shares of Mercator Series D Preferred Stock and the conversion of all Mercator Preferred Stock into shares of Mercator Common Stock), and approximately 99.7% of the Mercator Preferred Stock issued and outstanding as of such date (assuming the conversion of the Venture Capital Bridge Notes into shares of Mercator Series D Preferred Stock).


    In addition, Progenitor has entered into a Principal Stockholder Agreement with each Principal Stockholder pursuant to which each such stockholder has agreed to vote or direct the vote of (including by execution of a Written Consent), and has granted an irrevocable proxy in favor of Progenitor to vote, all shares of Mercator Capital Stock owned by it in favor of (i) the Reorganization Proposal, (ii) approval of the Reorganization Agreement and (iii) the Mercator Certificate Amendment Proposal and any other matters contemplated by the Reorganization Agreement or incidental to the Reorganization. Execution of the Principal Stockholder Agreements was required to induce Progenitor and Merger Sub to enter into the Reorganization Agreement, and no compensation was paid to any of the Principal Stockholders in consideration for such Principal Stockholders to enter into such agreements. See "The Reorganization-- Principal Stockholder Agreements."



    The Written Consents with respect to the shares of Mercator Capital Stock held by the Principal Stockholders will ensure that the Reorganization Proposal and the Mercator Certificate Amendment Proposal are approved by the holders of a majority of each of (i) the outstanding shares of Mercator Preferred Stock, counted together as a single class, (ii) the outstanding shares of Mercator Series A Preferred Stock, (iii) the outstanding shares of Mercator Series B Preferred Stock, (iv) the outstanding shares of Mercator Series C Preferred Stock and (v) the outstanding shares of Mercator Capital Stock, counted together as a single class. Accordingly, only the holders of a majority of the outstanding shares of Mercator Common Stock have not yet agreed to approve the Reorganization Proposal and the Mercator Certificate Amendment Proposal.



SOLICITATION OF WRITTEN CONSENTS



    Written Consents are being solicited by and on behalf of the Mercator Board of Directors. Mercator will bear all expenses in connection with the solicitation of Written Consents. In addition to solicitation by use of the mails, Written Consents may be solicited by directors, officers and employees of Mercator in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation.


APPRAISAL AND DISSENTERS' RIGHTS

    Dissenters' rights under the CGCL and appraisal rights under the DGCL may be available in connection with the Reorganization. Under the CGCL, the provisions of California law relating to dissenters' rights purport to apply to the Reorganization, to the exclusion of rights otherwise provided by the DGCL. In the event that dissenters' rights under the CGCL or that appraisal rights under the DGCL are available, a stockholder of Mercator must follow the appropriate procedures in order to exercise such rights. See "Appraisal and Dissenters' Rights of Mercator Stockholders" and "Applicability of California Law to Mercator."

                               THE REORGANIZATION

    THIS SECTION OF THE INFORMATION STATEMENT/PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED REORGANIZATION. TO THE EXTENT THAT IT RELATES TO THE REORGANIZATION AGREEMENT AND THE TERMS OF THE REORGANIZATION, THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE REORGANIZATION AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS INFORMATION STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. ALL STOCKHOLDERS ARE URGED TO READ THE REORGANIZATION AGREEMENT.

GENERAL

    The Reorganization Agreement provides that the Reorganization will be consummated if the approval of Mercator stockholders required therefor is obtained and all other conditions to the Reorganization are satisfied or waived as provided in the Reorganization Agreement. Upon consummation of the Reorganization, Merger Sub will be merged with and into Mercator, and Mercator will be the Surviving Corporation. Effective at the Effective Time, the Certificate of Incorporation of Mercator will be amended to the maximum extent permissible in order to conform to the terms of the Certificate of Incorporation of Merger Sub (other than with respect to the name of the Surviving Corporation) and such amended Certificate of Incorporation will be the Certificate of Incorporation of the Surviving Corporation until duly amended, and the Bylaws of the Merger Sub will be the Bylaws of the Surviving Corporation until duly amended. The directors and officers of Merger Sub will be the initial directors and officers of Surviving Corporation following consummation of the Reorganization.

EXCHANGE RATIOS

    Upon consummation of the Reorganization, each issued and outstanding share of Mercator Capital Stock (other than Excluded Shares) will be converted into the right to receive a number of shares of Progenitor Common Stock, determined as follows.


    The Reorganization Agreement provides that the Adjusted Purchase Price will be an amount equal to $22 million, less (i) both (A) the total amount by which Total Mercator Reorganization Expenses (as defined below) exceed $800,000 and
(B) the total amount by which Total Mercator IPO Expenses (as defined below) exceed $50,000 (see "--REDUCTIONS FOR CERTAIN EXPENSES"), and less (ii) the amount, if any, of indemnification claims by Progenitor and various indemnitees for certain breaches of the covenants, representations and warranties of Mercator in the Reorganization Agreement. See "--Adjusted Purchase Price Calculation; Indemnification; Escrow."


    The aggregate Adjusted Purchase Price will be allocated among the shares of the various classes and series of Mercator Capital Stock and outstanding options and warrants in accordance with the following formula (subject to adjustment as provided below (see "--ADJUSTMENT OF EXCHANGE RATIOS FOR ADJUSTED PURCHASE PRICE")), so that each share will be entitled to receive the Per Share Consideration allocable to it as follows:

        (i) Mercator Common Stock: (x) 15.90% of the Adjusted Purchase Price, divided by (y) the number of shares of Mercator Common Stock plus all shares of Mercator Common Stock subject to options outstanding at the Effective Time.

        (ii) Mercator Series A Convertible Preferred Stock: (x) 14.75% of the Adjusted Purchase Price, divided by (y) the number of shares of Mercator Series A Preferred Stock plus the shares of Mercator Series A Preferred Stock subject to warrants issued to Phoenix Leasing Incorporated ("Phoenix Warrants") outstanding at the Effective Time.

       (iii) Mercator Series B Convertible Preferred Stock: (x) 39.07% of the Adjusted Purchase Price, divided by (y) the number of shares of Mercator Series B Preferred Stock plus the shares of Series B Preferred Stock subject to the Phoenix Warrants outstanding at the Effective Time.

        (iv) Mercator Series C Convertible Preferred Stock: (x) 23.46% of the Adjusted Purchase Price, divided by (y) the number of shares of Mercator Series C Preferred Stock outstanding at the Effective Time.

        (v) Mercator Series D Convertible Preferred Stock: (x) 6.82% of the Adjusted Purchase Price, divided by (y) the number of shares of Mercator Series D Preferred Stock outstanding at the Effective Time.

    As of June 20, 1997, the numbers of shares of the various classes and series of Mercator Capital Stock outstanding or subject to options or warrants were as follows:

        254,438 shares of Mercator Common Stock;

        301,500 shares of Mercator Series A Preferred Stock;

       3,207,996 shares of Mercator Series B Preferred Stock;

       4,526,317 shares of Mercator Series C Preferred Stock;

              0 shares of Mercator Series D Preferred Stock;

       2,729,179 shares of Mercator Common Stock subject to options to purchase;

         17,850 shares of Mercator Series A Preferred Stock subject to the Phoenix Warrants; and

         46,800 shares of Mercator Series B Preferred Stock subject to the Phoenix Warrants.

    In addition, there were outstanding notes totaling $1,499,999.99 convertible into debt or preferred stock of Mercator (collectively, the "Venture Capital Bridge Notes"). Each of the Venture Capital Bridge Notes is held by a Principal Stockholder, and the Principal Stockholders, in the Principal Stockholder Agreements, have each agreed to convert such Notes prior to the Effective Time into that number of shares of Mercator Series D Preferred Stock with a value equal to the face value of the amount of such Notes (without any premium, interest or other additional amount), with such shares of Series D Preferred Stock being valued at $1.34 per share. Such conversion would result in 1,119,399 shares of Series D Preferred Stock outstanding, and is a condition to Progenitor's obligation to consummate the Reorganization. See "--Principal Stockholder Agreements."

    The Reorganization Agreement does not preclude Mercator from issuing additional options to purchase shares of Mercator Common Stock. Any additional options so issued will reduce the Per Share Consideration (and, consequently, the Exchange Ratio) applicable to Mercator Common Stock and the options to acquire Mercator Common Stock.


    The Exchange Ratios for each class and series of Mercator Capital Stock will be equal to the Per Share Consideration for such class or series, divided by the IPO Common Stock Price. The IPO Registration Statement currently contemplates that the IPO Unit Price will be between $10.00 and $12.00 per share, although there can be no assurance that the actual IPO Unit Price will not be above or below such range. It is contemplated that the IPO Common Stock Price will be $8.50 and that, if applicable, the IPO Unit Price will be $11.00, although there can be no assurance that the IPO Unit Price will be $11.00 or that the IPO Common Stock Price will be $8.50.



    REDUCTIONS FOR CERTAIN EXPENSES. For purposes of determining the Purchase Price under the Reorganization Agreement, the following terms have the following meanings:


    "Total Mercator Reorganization Expenses" means all expenses incurred or paid by Mercator, or which Mercator is legally obligated to pay or reimburse, in connection with the Reorganization, including, without limitation, all legal and investment banking fees (excluding $75,000 in fees to be paid to Lehman Brothers in the form of shares of Mercator Common Stock) and costs, one-half of all accounting fees and costs, and all out-of-pocket costs incurred for photocopying, mailing, courier service, travel or government fees and filing service fees related to the Reorganization.

    "Total Mercator IPO Expenses" means all expenses incurred or paid by Mercator, or which Mercator is legally obligated to pay or reimburse, in connection with the IPO, except for expenses requested by Progenitor. Total Mercator IPO Expenses includes (i) costs, fees and expenses of any accountants' comfort letter to be delivered to the Underwriters and of any audit by Mercator's accountants of its financial statements, and (ii) costs, fees and expenses of Mercator's patent counsel with respect to expertising portions of the IPO Registration Statement relating to Mercator's intellectual property rights, but do not include any accounting fees and costs incurred by Mercator as a result of complying with certain requirements of the Reorganization Agreement.

    Mercator has agreed that, prior to the closing of the Reorganization, it will provide Progenitor with (i) final invoices by every law firm, investment banking firm and accounting firm that provided services to or on behalf of Mercator and its stockholders in connection with the Reorganization and the IPO,
(ii) final or estimated written statements for any other expenses related to the Reorganization and the IPO known to Mercator and includible in Total Mercator Reorganization Expenses and Total Mercator IPO Expenses, and (iii) a written representation that the foregoing invoices and written statements constitute all of the expenses includible in Total Mercator Reorganization Expenses and Total Mercator IPO Expenses.


    Mercator has informed Progenitor that, as of the date of this Information Statement/Prospectus, expenses includible in Total Mercator Reorganization Expenses and Total Mercator IPO Expenses actually incurred were $790,000 and $38,500, respectively, and that an additional $25,000 of expenses includible in Total Mercator Reorganization Expenses and $15,000 of expenses includible in Total Mercator IPO Expenses were expected to be incurred prior to the Effective Time. Based on such information, an adjustment of approximately $19,000 would be anticipated as of the date of this Information Statement/ Prospectus. However, Progenitor has waived its right under the Reorganization Agreement to reduce the aggregate purchase price on account of each expenses, provided the Reorganization is effected as described herein.


    ADJUSTMENT OF EXCHANGE RATIOS FOR ADJUSTED PURCHASE PRICE. The percentages of the Adjusted Purchase Price allocable to each class or series of Mercator Capital Stock as set forth above are calculated assuming an Adjusted Purchase Price of $22 million. If the Adjusted Purchase Price is less than $22 million (see "--Adjusted Purchase Price Calculation; Indemnification; Escrow"), then the percentages would be adjusted as follows:

        (i) For Mercator Common Stock, if the Adjusted Purchase Price is between $18 and $22 million, the applicable percentage would be prorated between 10% and 15.90% (10% in the case of $18 million and 15.90% in the case of $22 million) and, if the Adjusted Purchase Price is less than $18 million, the applicable percentage would be 10%. The formula for determining the applicable percentage thus is (1.475x - 16,550,000) DIVIDED BY 1,000,000, where x is the amount of the Adjusted Purchase Price, provided that the applicable percentage shall not be less than 10%.

        (ii) For Series D Preferred Stock, the applicable percentage would be such percentage as would result in an aggregate payment of $1.5 million. Accordingly, the applicable percentage will be calculated as an amount equal to $1.5 million divided by the Adjusted Purchase Price.

       (iii) The remaining percentage of the Adjusted Purchase Price (after deducting from 100% the percentages applicable to the Mercator Common Stock and Mercator Series D Preferred Stock described above) would be apportioned among the Mercator Series A, Series B and Series C Preferred Stock in order to return the original investment amount to each such series of Mercator Preferred Stock on a pro rata basis up to 100% of such original investment amount (i.e., any shortfall to be borne pro rata by each series based upon the original investment amount for such series), and any excess above such original investment will be shared pro rata based upon the number of outstanding shares of Mercator Series A, Series B and Series C Preferred Stock (including any shares subject to outstanding warrants) at the Effective Time, in each case assuming the following original investment amounts and the following outstanding share numbers:

                ORIGINAL      % OF A,B & C
               INVESTMENT       ORIGINAL                   % A,B&C
  SERIES         AMOUNT        INVESTMENT    NO. SHARES    SHARES
----------  ----------------  -------------  ----------  -----------
    A          $3,193,500          20.1396%     319,350       3.94%
             ($10.00/share)
    B          $8,136,990        51.315438%   3,254,796      40.18%
             ($2.50/share)
    C          $4,526,317          28.5449%   4,526,317      55.88%
             ($1.00/share)
            ----------------  -------------  ----------  -----------
  TOTAL:      $15,856,807         100%        8,100,463     100%

    In the event that any portion of the Adjusted Purchase Price is subject to holdback and deposit into Escrow (see "--Adjusted Purchase Price Calculation; Indemnification; Escrow"), the above percentages will be calculated based upon the amount of the Adjusted Purchase Price not subject to holdback. Any subsequent release of Progenitor Common Stock from the Escrow holdback will be calculated in a manner to result in a net adjustment in the above percentages based upon what would be the new Adjusted Purchase Price after giving effect to the release of Progenitor Common Stock from Escrow.

    Exhibit A to the Reorganization Agreement, which sets forth the formula for adjusting the allocation of the Adjusted Purchase Price among the various classes and series of Mercator Capital Stock in the event the Adjusted Purchase Price is less than $22 million, is attached to this Information Statement/Prospectus as Appendix C. Such Exhibit A provides additional examples of the percentages applicable for allocating the Adjusted Purchase Price among the various classes and series of Mercator Capital Stock applicable for different Adjusted Purchase Prices.


    In no event will the amount paid by Progenitor for all of the outstanding Mercator Capital Stock (including shares of Progenitor Common Stock reserved for issuance upon exercise of outstanding options and warrants to purchase Mercator Capital Stock assumed in the Reorganization) exceed the Adjusted Purchase Price.



    ILLUSTRATIVE EXCHANGE RATIOS. Set forth below are three examples of the respective Exchange Ratios and corresponding Per Share Consideration that might result from different Adjusted Purchase Prices. Each example assumes that (i) the IPO Common Stock Price is $8.50, (ii) the Venture Capital Bridge Notes are converted prior to the Effective Time into a total of 1,119,399 shares of Mercator Series D Preferred Stock and (iii) other than the Series D Preferred Stock referred to in the preceding clause, no additional shares of Mercator Capital Stock or options or warrants to purchase any shares of Mercator Capital Stock are issued after June 20, 1997. However, there can be no assurance that such assumptions will be true at the Effective Time, or that the purchase price (or the Adjusted Purchase Price) will not be less than the amounts used in the illustrations below. The amounts of Exchange Ratios and Per Share Consideration given below and elsewhere in this Information Statement/Prospectus have been rounded for proposes of this discussion.

    1. Adjusted Purchase Price of $22 Million

    Assuming that there are no reductions or adjustments to the Purchase Price, such that the Adjusted Purchase Price is $22 million, the Exchange Ratio and Per Share Consideration for each of the respective classes and series of Mercator Capital Stock would be as follows:


                                                                       EXCHANGE      PER SHARE
CLASS OR SERIES OF MERCATOR CAPITAL STOCK                                RATIO     CONSIDERATION
--------------------------------------------------------------------  -----------  -------------
Common Stock........................................................      0.1379     $    1.17
Series A Preferred..................................................      1.1954     $   10.16
Series B Preferred..................................................      0.3107     $    2.64
Series C Preferred..................................................      0.1341     $    1.14
Series D Preferred..................................................      0.1576     $    1.34


    2. Adjusted Purchase Price of $21 Million

    If there are reductions or adjustments to the Purchase Price such that the Adjusted Purchase Price is $21 million, the Exchange Ratio and Per Share Consideration for each of the respective classes and series of Mercator Capital Stock would be as follows:


                                                                       EXCHANGE      PER SHARE
CLASS OR SERIES OF MERCATOR CAPITAL STOCK                                RATIO     CONSIDERATION
--------------------------------------------------------------------  -----------  -------------
Common Stock........................................................      0.1194     $    1.02
Series A Preferred..................................................      1.1854     $   10.08
Series B Preferred..................................................      0.3030     $    2.58
Series C Preferred..................................................      0.1266     $    1.08
Series D Preferred..................................................      0.1576     $    1.34



    3. Adjusted Purchase Price of $19.8 Million


    If there are reductions or adjustments to the Purchase Price such that the Adjusted Purchase Price is $19.8 million, the Exchange Ratio and Per Share Consideration for each of the respective classes and series of Mercator Capital Stock would be as follows:


                                                                       EXCHANGE      PER SHARE
CLASS OR SERIES OF MERCATOR CAPITAL STOCK                                RATIO     CONSIDERATION
--------------------------------------------------------------------  -----------  -------------
Common Stock........................................................      0.0988     $    0.84
Series A Preferred..................................................      1.1718     $    9.96
Series B Preferred..................................................      0.2930     $    2.49
Series C Preferred..................................................      0.1172     $    1.00
Series D Preferred..................................................      0.1576     $    1.34



    The amount of the IPO Common Stock Price is not a condition to Mercator's obligation to consummate the Reorganization, and approval of the Reorganization Proposal and the Reorganization Agreement as described in this Information Statement/Prospectus will constitute such approval regardless of the actual amount of the IPO Common Stock Price. However, as also discussed above, the actual IPO Common Stock Price will affect only the number of shares of Progenitor Common Stock to be issued to each Mercator stockholder, and will not affect the value of the aggregate number of such shares.


    THE EXCHANGE RATIO AND PER SHARE CONSIDERATION APPLICABLE TO EACH CLASS OR SERIES OF MERCATOR CAPITAL STOCK WILL BE DEPENDENT UPON A NUMBER OF VARIABLES THAT CANNOT BE DETERMINED UNTIL THE EFFECTIVE TIME, INCLUDING THE AMOUNT OF ANY REDUCTIONS IN OR ADJUSTMENTS TO THE PURCHASE PRICE, THE NUMBER OF SHARES OF MERCATOR CAPITAL STOCK OUTSTANDING AT THE EFFECTIVE TIME, THE NUMBER OF SHARES OF MERCATOR CAPITAL STOCK SUBJECT TO OPTIONS OR WARRANTS OUTSTANDING AS OF THE EFFECTIVE TIME, AND THE IPO COMMON STOCK PRICE. ACCORDINGLY, IT IS NOT POSSIBLE TO DETERMINE IN ADVANCE THE EXACT EXCHANGE RATIOS THAT ACTUALLY

WILL APPLY IN THE REORGANIZATION. SEE "RISK FACTORS--UNCERTAINTIES REGARDING THE IPO AND EXCHANGE RATIOS" AND "INITIAL PUBLIC OFFERING."

    CASH IN LIEU OF FRACTIONAL SHARES. Fractional shares of Progenitor Common Stock will not be issued in connection with the Reorganization. A holder of Mercator Capital Stock otherwise entitled to a fractional share of Progenitor Common Stock will be paid cash in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the IPO Common Stock Price.

ADJUSTED PURCHASE PRICE CALCULATION; INDEMNIFICATION; ESCROW


    The Adjusted Purchased Price will be an amount equal to $22 million less, subject to the terms of the Reorganization Agreement, any Losses incurred or suffered by Progenitor, the Surviving Corporation, Merger Sub and each of their officers, directors, employees, agents, representatives and affiliates (collectively, the "Progenitor Indemnitees" and individually each a "Progenitor Indemnitee"). The Maximum Indemnification Reduction for Losses is $2.2 million. Mercator and the Mercator stockholders, option holders and warrant holders are required to indemnify the Progenitor Indemnitees against such Losses by means of an adjustment to the Adjusted Purchase Price and the related holdback Escrow of a portion of the Adjusted Purchase Price.



    The purchase price for all shares of Mercator Capital Stock and all options and warrants to purchase Mercator Capital Stock, assuming no adjustments, thus will be $22 million. The Reorganization Agreement does not provide for a minimum Adjusted Purchase Price, although the Maximum Indemnification Reduction acts as a cap for Losses, so that the minimum purchase price is $19.8 million. With respect to the adjustment for Losses, as of the date hereof, Progenitor is not aware of any breaches of representations, warranties or covenants for which it currently intends to seek indemnification (although there can be no assurance that Progenitor will not become aware of, and seek indemnification for, any such breaches prior to the Closing Date). Although the amount of the actual Adjusted Purchase Price is not a condition to Mercator's obligation to consummate the Reorganization, the minimum Adjusted Purchase Price with respect to which Consents are being solicited by this Information Statement/Prospectus is $19.8 million. For an illustration of Exchange Ratios and Per Share Consideration that would apply in the event the Adjusted Purchase Price is $19.8 million, see "The Reorganization--Exchange Ratios--Illustrative Exchange Ratios."


    In certain circumstances relating to the breach by Mercator of any of the covenants, representations and warranties by Mercator in the Reorganization Agreement and the Related Agreements, Progenitor may elect to terminate the Reorganization Agreement and not consummate the Reorganization. See "The Reorganization Agreement--Conditions" and "--Termination."

    Losses will only be counted as a reduction to the purchase price or otherwise be indemnifiable through the Escrow if the aggregate amount of Losses exceeds $100,000 (the "Threshold Amount"), in which case Losses shall be counted or indemnifiable to the full amount, including the initial $100,000 (but subject in any event to the limit of the Maximum Indemnification Reduction). Progenitor Indemnitees must submit their claims for Losses prior to the Effective Time to be eligible for a reduction to the purchase price or indemnification through the Escrow.

    Losses asserted by Progenitor and agreed by Mercator prior to the Effective Time will result in an adjustment to the Adjusted Purchase Price in the agreed amount, assuming the agreed amount exceeds the Threshold Amount. If unresolved or unliquidated claims remain at the Effective Time that (together with any amount of Losses agreed by Progenitor and Mercator prior to the Effective Time that did not result in a reduction to the purchase price) exceed the Threshold Amount, then Progenitor will deposit into the Escrow shares of Progenitor Common Stock otherwise to be delivered to Mercator security holders in connection with the Reorganization with a value (determined by reference to the IPO Common Stock Price) equal to 110% of the amount of such unresolved or unliquidated claims (plus any agreed claims not indemnified through a reduction in the purchase price), subject to a maximum amount equal to the

Maximum Indemnification Reduction minus any reduction in the purchase price on account of Losses. The shares to be held in Escrow will be determined on an individual recipient basis, pro rata according to such person's allocable portion of the Adjusted Purchase Price.

    If shares of Progenitor Common Stock are deposited into the Escrow in respect of unresolved or unliquidated claims, the Mercator Representative will act as agent and representative of Mercator stockholders and optionholders to negotiate with Progenitor in order to resolve each claim. Mr. Momsen, the Mercator Representative, is a member of the Mercator Board of Directors and is a General Partner of InterWest Partners V and InterWest Investors V, both of which are stockholders of Mercator. Following consummation of the Reorganization, Mr. Momsen will become a member of the Progenitor Board of Directors.

    The Escrow will be subject to the terms and conditions of the Reorganization Agreement and the Escrow Agreement in substantially the form of Exhibit B to the Reorganization Agreement, a copy of which is attached as Appendix B hereto. The Mercator Representative will be entitled on behalf of all Mercator stockholders and optionholders to negotiate with Progenitor and to settle or agree with Progenitor with respect to such claims, and to take certain other actions as described in the Reorganization Agreement and the Escrow Agreement. If Progenitor and the Mercator Representative cannot resolve each claim within a specified period, either Progenitor or the Mercator Representative may submit the dispute to binding arbitration. Upon the resolution of any claim, the escrow agent will distribute to Progenitor or the Progenitor Indemnitee a number of shares of Progenitor Common Stock with a value (determined by reference to the IPO Common Stock Price) equal to the agreed amount of the claim to which Progenitor or such Progenitor Indemnitee is entitled, and will distribute to Mercator stockholders (and to Progenitor to hold as reserved for issuance in respect of portions of the Escrow Consideration allocated to Mercator options or warrants) all shares of Progenitor Common Stock remaining in the Escrow that are not reserved for other claims not resolved as of such time.

    Progenitor, Mercator and the Mercator Representative have agreed in the Escrow Agreement to use commercially reasonable efforts to cause all claims under the Escrow Agreement to be resolved prior to the six month anniversary of the Effective Time.


    BY EXECUTING WRITTEN CONSENTS, SURRENDERING CERTIFICATE(S) EVIDENCING MERCATOR CAPITAL STOCK OR ACCEPTING OPTIONS OR WARRANTS FOR SHARES OF PROGENITOR COMMON STOCK, EACH STOCKHOLDER OF MERCATOR, OTHER THAN HOLDERS OF DISSENTING SHARES, AND EACH HOLDER OF MERCATOR OPTIONS OR WARRANTS TO PURCHASE MERCATOR CAPITAL STOCK, AGREES THAT (I) THE CONSIDERATION TO WHICH SUCH HOLDER IS OTHERWISE ENTITLED IN CONNECTION WITH THE REORGANIZATION IS SUBJECT TO AN ADJUSTMENT TO THE PURCHASE PRICE AND TO THE ESCROW, AS AND TO THE EXTENT APPLICABLE, (II) SHARES OF PROGENITOR COMMON STOCK OTHERWISE REPRESENTING THE HOLDER'S PORTION OF THE ADJUSTED PURCHASE PRICE WILL BE PLACED IN THE ESCROW IN RESPECT OF ALL CLAIMS FOR LOSSES WHICH ARE MADE BEFORE THE EFFECTIVE TIME AND NOT RESOLVED AT THE EFFECTIVE TIME (TOGETHER WITH A 10% MARGIN, BUT IN AGGREGATE, TOGETHER WITH ANY REDUCTION TO THE PURCHASE PRICE ACTUALLY EFFECTED ON ACCOUNT OF LOSSES, NOT TO EXCEED THE MAXIMUM INDEMNIFICATION REDUCTION), PURSUANT TO THE REORGANIZATION AGREEMENT AND THE ESCROW AGREEMENT, AS OF THE EFFECTIVE TIME, (III) THE MERCATOR REPRESENTATIVE IS AUTHORIZED TO ACT AS AGENT OF THE HOLDER AND TO TAKE CERTAIN ACTIONS ON ITS BEHALF WITH RESPECT TO THE SHARES OF PROGENITOR COMMON STOCK DEPOSITED IN OR SUBJECT TO THE ESCROW, AS DESCRIBED ABOVE AND AS CONTEMPLATED BY THE REORGANIZATION AGREEMENT AND THE ESCROW AGREEMENT, AND (IV) THE ESCROW AGENT IS AUTHORIZED FROM TIME TO TIME TO DELIVER ALL OR ANY PORTION OF THE SHARES OF PROGENITOR COMMON STOCK SO DEPOSITED IN SATISFACTION OF THE OBLIGATIONS DESCRIBED ABOVE AND AS CONTEMPLATED IN THE ESCROW AGREEMENT.


EFFECTIVE TIME

    The Effective Time will occur upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware or at such later time as is specified on such certificate.

The filing of the Certificate of Merger will occur as soon as practicable after the closing of the transactions contemplated by the Reorganization Agreement.


    The Reorganization Agreement will be terminated automatically if the Reorganization has not been consummated on or before the Agreement Deadline and under certain other conditions. The initial Agreement Deadline was May 31, 1997, but was extended at the election of Progenitor in accordance with the terms of the Reorganization Agreement to June 30, 1997 and subsequently to August 15, 1997, when Progenitor committed to provide to Mercator the Initial Supplemental Funding and the Second Supplemental Funding, respectively. The Reorganization Agreement does not contemplate any further extension of the Agreement Deadline. However, the Agreement Deadline may be extended, without any additional consideration and without any further vote of Mercator stockholders, upon the agreement of the parties to the Reorganization Agreement in the event the IPO is postponed beyond the currently contemplated Agreement Deadline or for other reasons as such parties may agree. See "The Reorganization Agreement--Conditions" and "--Termination."


STOCK OWNERSHIP FOLLOWING THE REORGANIZATION

    Based upon the capitalization of Progenitor and Mercator as of June 20, 1997, (i) assuming conversion by the holders of the Venture Capital Bridge Notes of all such Notes into shares of Mercator Series D Preferred Stock, (ii) an Adjusted Purchase Price of $22 million, (iii) an IPO Common Stock Price of $8.50, (iv) the sale in the IPO of 2,750,000 Progenitor Units, (v) the sale concurrently with the closing of the IPO of 500,000 shares of Progenitor Common Stock to Amgen, pursuant to the Amgen Purchase Agreement, and 25,000 shares of Progenitor Common Stock to The Ohio University Foundation, pursuant to a stock purchase right, and (vi) the issuance of 24,020 shares of Progenitor Common Stock to The Ohio University Foundation pursuant to an anti-dilution adjustment in connection with the IPO, and (vii) the conversion of the Interneuron Bridge Loan into shares of Progenitor Series D Preferred Stock, the stockholders of Mercator will own approximately 18.7% of the outstanding Progenitor Common Stock following consummation of the Reorganization, the IPO and the sales of Progenitor Common Stock to be completed concurrently with the IPO, or approximately 18.2%, if the Underwriters' over-allotment option is exercised in full (in each case assuming exercise of all then outstanding options and warrants to acquire Progenitor Common Stock, including former options and warrants to purchase Mercator Common Stock assumed by Progenitor, but assuming no exercise of the Progenitor Warrants).


    The above percentages could change depending on whether and to what extent shares of Progenitor Common Stock and Mercator Common Stock issuable upon exercise of outstanding Progenitor or Mercator stock options or warrants are issued and whether any Mercator stockholders perfect any applicable statutory or dissenters' rights. There also can be no assurance that Progenitor will not elect to issue additional shares of Progenitor Common Stock prior to the IPO or that the number of shares of Progenitor Common Stock to be issued in or concurrently with the IPO will be the 2,750,000 shares currently contemplated to be issued as part of Progenitor Units. IF THE IPO UNIT PRICE IS LESS THAN $11.00 OR MORE SHARES OF PROGENITOR COMMON STOCK ARE ISSUED IN OR CONCURRENTLY WITH THE IPO, OR MORE PROGENITOR UNITS ARE ISSUED IN OR CONCURRENTLY WITH THE IPO, OR IF THE IPO COMMON STOCK PRICE IS MORE OR LESS THAN $8.50, EITHER AS A RESULT OF SUCH LOWER IPO UNIT PRICE OR IPO COMMON STOCK PRICE OR FOR ANY OTHER REASON, THE PERCENTAGES OF THE TOTAL OUTSTANDING SHARES OF PROGENITOR COMMON STOCK AFTER CONSUMMATION OF THE REORGANIZATION AND THE IPO TO BE HELD BY FORMER HOLDERS OF MERCATOR SECURITIES MAY DIFFER, AND MAY BE DECREASED. See "Risk Factors--Uncertainties Regarding the IPO, the IPO Common Stock Price and Exchange Ratios" and "--Control of Progenitor by, and Potential Conflicts of Interest with, Interneuron," "Initial Public Offering" and "Comparison of Stockholder Rights." The number of shares of Progenitor Common Stock outstanding at or after the Effective Time, and the percentages described above, also may be affected by other transactions that Progenitor may enter into before or after the Effective Time.

CONVERSION OF SHARES

    Except for Excluded Shares, the conversion of Mercator Capital Stock into the right to receive Progenitor Common Stock and cash in lieu of fractional shares will occur automatically at the Effective Time.

NASDAQ NATIONAL MARKET LISTING

    There currently is no public trading market for Progenitor Common Stock. Application has been made to list the Progenitor Common Stock issued in connection with the Reorganization and the IPO on the Nasdaq National Market ("Nasdaq") under the symbol "PGEN," and to list the Progenitor Warrants on the Nasdaq under the symbol "PGENW."

ALTERNATIVE CONSIDERATION

    Pursuant to the Reorganization Agreement, Progenitor has the option, in its discretion, of paying the Adjusted Purchase Price in cash or, in the event Progenitor elects not to consummate the IPO but elects to consummate the Reorganization, in unregistered shares of Progenitor Common Stock or in public equity securities mutually acceptable to Progenitor and Mercator. Any form of consideration used to pay the Adjusted Purchase Price will be subject to the terms and conditions of the Reorganization Agreement and the Related Agreements, including, without limitation, the escrow provisions thereof.

    CASH. Progenitor has the option, at any time (prior to the Agreement Deadline), to acquire Mercator by paying the Adjusted Purchase Price in cash, rather than in shares of Progenitor Common Stock. If Progenitor elects to acquire Mercator by payment of cash:

        (i) the Reorganization will be structured as a reverse triangular merger, in which the Per Share Consideration applicable to each class of Mercator Capital Stock will be paid in cash;

        (ii) options (both vested and unvested) and warrants to acquire Mercator Capital Stock shall be "cashed out" at the applicable Per Share Consideration for the underlying capital stock net of any exercise price for such options or warrants; and

       (iii) terms and conditions of the Reorganization Agreement that would not be applicable in a cash-out merger, such as the requirement for the delivery of opinions of tax counsel, shall not be applicable.

    UNREGISTERED SHARES OF PROGENITOR COMMON STOCK. If Progenitor elects not to consummate the IPO, Progenitor will have the option to acquire Mercator (prior to the Agreement Deadline) by paying the Adjusted Purchase Price with unregistered shares of Progenitor's capital stock. If Progenitor elects such option, such substitution of consideration will be subject to terms and conditions to be agreed upon by Progenitor and Mercator regarding the Progenitor capital stock to be issued and the method for determining the appropriate valuation thereof, and Progenitor will execute a registration rights agreement on behalf of each Mercator stockholder as contemplated by the Reorganization Agreement.

    OTHER PUBLIC EQUITY. If Progenitor elects not to consummate the IPO, Progenitor will have the option to acquire Mercator (prior to the Agreement Deadline) by paying the Adjusted Purchase Price, or causing the Adjusted Purchase Price to be paid, with public equity securities mutually acceptable to Progenitor and Mercator ("Optional Public Equity"). In the event of such election, the terms and conditions of the Reorganization Agreement will remain applicable to the maximum extent practicable to the reorganization by which such Optional Public Equity is issued, including the Per Share Consideration applicable to such shares of Mercator Capital Stock, the substitution of warrants and options to acquire the Optional Public Equity in lieu of Mercator Capital Stock and the other related obligations provided for in the Reorganization Agreement concerning the registration with the Commission of the issuance of such Optional Public Equity. In addition, in such event, Mercator will receive representations and warranties from the issuer of such Optional Public Equity that are substantially similar to those representations and warranties given by Progenitor in the Reorganization Agreement.


    THIS INFORMATION STATEMENT/PROSPECTUS ASSUMES THAT THE ADJUSTED PURCHASE PRICE WILL BE PAID IN REGISTERED SHARES OF PROGENITOR COMMON STOCK. In the event that Progenitor elects to pay the Adjusted Purchase Price in one of the alternative forms of consideration described above, additional materials will be provided to the stockholders of Mercator and separate written consents or proxies will be solicited.


BACKGROUND OF THE REORGANIZATION

    Mercator was incorporated in 1992 to focus on the human genetics of monogenic diseases. In 1995 Mercator began to reposition its business strategy to focus on polygenic diseases in order to attract corporate funding. As a result of a management restructuring in January, 1996, Dr. Elliott Sigal was appointed President and Chief Executive Officer. At that time, Mercator adopted a business strategy focused upon the following short-term objectives: (1) the isolation of genes associated with HH, (2) the development of a clinical database, (3) the creation of asthma, schizophrenia and cancer programs and (4) the building of the management team. Mercator's longer-term strategy focused upon three major components: (1) to establish alliances with leading pharmaceutical companies focused on specific disease areas, (2) to develop and expand its technologies through strategic alliances within the biotechnology industry, and (3) to move towards internal product development through retained rights to develop diagnostic and therapeutics based on its gene discoveries.

    Since its incorporation, Mercator's ability to achieve these goals has been hampered by a lack of corporate funding emanating from strategic partnerships. Mercator believes that inadequate funding has adversely affected its ability to build its infrastructure and to attain the financial stability necessary to attract corporate partners.

    In April 1996, Mercator closed its series C round of private financing at a pre-money valuation of under $4 million. During the summer of 1996, Mercator sought to raise private capital in a proposed financing of Series D Preferred Stock at a valuation of $16 million ($1.34 per share for preferred stock). The Mercator Board subsequently determined the value of conversion options to be $0.15 per share. Mercator also pursued several corporate collaborations during that period and was approached by a major pharmaceutical company and several biotechnology companies concerning a possible acquisition of Mercator.

    At the October 23, 1996, Board meeting, the Mercator Board recognized that Mercator was likely to exhaust its cash reserves prior to it being able to successfully raise additional private funds. The Board also recognized that Mercator's lack of adequate capitalization made it difficult for Mercator to build infrastructure and to obtain the stability required to attract a major corporate alliance. Accordingly, the Mercator Board decided to target a merger or strategic alliance, rather than continue private fundraising efforts. The Mercator Board believed a merger or strategic alliance would (1) bring additional technologies to Mercator, particularly technologies in functional genomics, and (2) increase Mercator's financial stability and potentially simplify its funding strategy. Mercator's Board of Directors concluded that such a sale or strategic combination of Mercator was the best means for Mercator to
(1) accomplish its strategic objectives, (2) maximize the probability of continued employment for Mercator employees, and (3) maximize value for Mercator stockholders.

    Mercator contacted Lehman Brothers in October, 1996, to seek its assistance in identifying and contacting companies that would be viable candidates for a merger or strategic alliance. Subsequently, Mercator and Lehman Brothers entered into a letter agreement dated as of October 27, 1996 pursuant to which Lehman Brothers agreed to act as Mercator's sole and exclusive agent for purposes of advising Mercator concerning potential alliances and sale transactions. Upon execution of the Lehman Brothers engagement letter, Mercator paid to Lehman Brothers a retainer fee consisting of $75,000 cash and agreed to issue to Lehman Brothers 51,884 shares of Mercator Common Stock. Lehman Brothers also will receive, upon consummation of the Reorganization, 3% of the aggregate consideration paid to former Mercator securities holders, less the amount previously paid (both in cash and in shares of Mercator Common Stock) as a retainer, or a net additional cash payment of approximately $510,000, assuming an Adjusted Purchase Price of $22 million. Lehman Brothers is one of the representatives of the underwriters in the proposed IPO.

    On October 14, 1996, Dr. Sigal made a presentation at the BioAlliance Conference in Tokyo, Japan. At that conference, Dr. Sigal met Dr. Given and Dr. Williams of Progenitor. In early November 1996, Dr. Given and Dr. Sigal discussed by telephone the possibility of a strategic business combination between Mercator and Progenitor. They agreed that there could be strong synergies between Mercator and Progenitor and that a more in-depth discussion was warranted. On November 14, 1996, Dr. Sigal and Dr. Given met in San Francisco and discussed their mutual interest in the possibility of a merger. The following day the management teams of the two companies met and commenced due diligence.

    Representatives of Progenitor and Mercator conducted a series of due diligence and negotiating discussions during December, 1996. On January 17, 1997, the Board of Directors of Mercator agreed to the general terms of a letter of intent with Progenitor with respect to the proposed Reorganization, and committed to move toward execution of a definitive agreement. The Board of Directors of Mercator held a meeting on February 13, 1997, and, on February 14, 1997, the discussions between Progenitor and Mercator culminated in the execution of the Reorganization Agreement.

    Throughout the period of initial discussions with Progenitor until January 17, 1997, Mercator had been discussing and negotiating merger and financing opportunities with a number of pharmaceutical and biotechnology companies. Mercator had received indications of significant interest from two major pharmaceutical companies, as well as several biotechnology companies. For the reasons set forth below (see "Recommendation of the Mercator Board; Reasons of Mercator for the Reorganization"), the Mercator Board of Directors believed the proposed Reorganization with Progenitor to be in the best interests of Mercator and its stockholders.

    The Mercator Board of Directors met on October 23, 1996, November 19, 1996, December 18, 1996, January 6 and 24, 1997 and February 5, 1997 to consider the possible sale, merger or other alliance transactions involving Mercator. At the October Board meeting, the Mercator Board decided that a merger or similar strategic combination would be in the best interest of Mercator. At the November 19 meeting, Mercator management presented to the Mercator Board an overview of the companies Mercator would target for strategic discussions. The Mercator Board recognized that, because of limited funds, any strategic combination would need to be completed by January or February 1997. The Mercator Board also discussed a verbal indication of interest from Company A in discussing an acquisition that could be valued at approximately $24 million. The Mercator Board instructed Mercator's management to pursue discussions with all of the companies presented. Finally, the Mercator Board of Directors adopted the Employee Retention Plan and the Salary Protection Plans to provide additional security to employees of Mercator during the pendency of Mercator's efforts to explore a sale or business combination. See "--Interests of Certain Persons in the Reorganization."

    At the December Board meeting, the Mercator Board was presented with (1) an update of all potential merger and strategic alliance discussions, (2) an update of discussions with Company A, which no longer included an immediate merger, but which had been revised to offer a convertible loan to Mercator (this offer was subsequently confirmed by letter dated December 20, 1996), and (3) an update on discussions with Progenitor. On January 6, the Mercator Board discussed all potential merger candidates. The Mercator Board recognized that the only discussions that were likely to consummate in a significant alliance prior to Mercator requiring significant additional funding were the loan offer by Company A and the Progenitor merger. On January 17, the Mercator Board concluded that a merger better served the interests of Mercator shareholders and employees than the loan from Company A and agreed to accept the letter of intent from Progenitor and progress the Progenitor discussions towards a definitive agreement. At the January 24, 1997 meeting, the Mercator Board was informed that on January 22, 1997, subsequent to its agreeing to continue the Progenitor discussions toward a definitive agreement, the loan offer from Company A had been withdrawn. The Mercator Board concluded that, while other longer-term opportunities might exist, only the Progenitor discussions were likely to conclude in a definitive merger agreement prior to the need for additional financing. At the February 5, 1997, Board meeting, the Mercator Board was presented with an update of the Progenitor discussions on a definitive agreement. The Mercator Board instructed Mercator management to pursue these negotiations. These negotiations culminated in Mercator Board approval of an agreement on February 13, 1997, which agreement was signed February 14, 1997. Subsequently, the initial Agreement Deadline of May 31, 1997 was extended pursuant to the terms of the Reorganization Agreement at the election of Progenitor to June 30, 1997 and subsequently to August 15, 1997.


RECOMMENDATION OF THE MERCATOR BOARD; REASONS OF MERCATOR FOR THE REORGANIZATION


    THE MERCATOR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TERMS OF THE REORGANIZATION AGREEMENT AND THE REORGANIZATION, BELIEVES THAT THE TERMS OF THE REORGANIZATION AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, MERCATOR AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF MERCATOR CAPITAL STOCK EXECUTE WRITTEN CONSENTS APPROVING THE REORGANIZATION PROPOSAL AND THE MERCATOR CERTIFICATE AMENDMENT PROPOSAL.


    In reaching its determination to move forward with the Reorganization with Progenitor and enter into the Reorganization Agreement, Mercator identified the following potential benefits of the Reorganization:

    - One of Mercator's strategic objectives was to expand its technical capabilities into the area of functional genomics. These additional skills would be of significant value in attracting corporate partnerships. Mercator believed that Progenitor had the functional genomic capabilities sought by Mercator. These skills were demonstrated through Progenitor's success in discovering the Leptin receptor.

    - Mercator believed the combination of Progenitor's functional genomics approach with Mercator's disease genetics approach would be attractive to both the private and the public financial markets, which it believed could make it easier for Mercator to raise additional financing in order to compete more effectively with larger and better-financed genomics companies.

    - Mercator's opportunities to identify a potential merger candidate were limited by its financing. Given significant additional funds, Mercator may have been able to identify alternative merger candidates providing opportunities similar to those offered by Progenitor. However, Progenitor had strong financial backing through its parent company, Interneuron, had corporate collaborations with Amgen, Chiron, and Novo Nordisk, and had proven functional genomics technology. Thus the Progenitor merger was the best opportunity for meeting Mercator's goal of consummating a merger or similar strategic alliance in early 1997.

    - Mercator believed that its workforce is one of its most valuable assets. Mercator and Progenitor have complementary workforces and a merger with Progenitor would maximize the likelihood that both (1) a merger with Progenitor would protect the bulk of Mercator's workforce and (2) Mercator's greatest assets would be utilized in building value in the merged entity.

    - Mercator believed that a large part of the value in its workforce is derived from the unique corporate culture that exists at Mercator. In order to preserve this culture, Mercator favored a strategic combination with a smaller biotech company with a complementary workforce. Mercator believed that an acquisition by a major pharmaceutical company or larger biotech company that did not share a similar culture would lessen the ability of Mercator to create additional value in the merged entity. Mercator believed that Progenitor's corporate culture is complementary to Mercator's corporate culture.

    - Mercator believed that continuing its operations in the San Francisco Bay Area where there is significant ongoing technology development is key to its success. Mercator also strongly favored a single location for a merged entity. Mercator believed Progenitor to be committed in principle to Mercator's operations in the San Francisco Bay Area. Certain other potential merger opportunities, in addition to taking longer to consummate, might have required Mercator to move its facilities outside of the San Francisco Bay Area.

    - Certain alternative merger discussions would have required additional time to move forward. The Mercator Board of Directors concluded that further delay of a merger decision would have been detrimental to employee morale and would have required additional financing of Mercator's operations pending completion of an alternative transaction.

    - The terms of the Reorganization with Progenitor contemplated a bridge financing of Mercator's operations by Progenitor pending completion of the transaction, which would allow the continuation of Mercator's research programs pending completion of the Reorganization.

    - Mercator believed that the value offered for Mercator by Progenitor to be fair in light of the recent venture financing attempt at a valuation of $16 million which did not bring any funds into Mercator.

    - Mercator believed that the value offered to the preferred shareholders and the common shareholders to be fair to all shareholders. In order to assure fairness, the preferred shareholders renegotiated the distribution of the proceeds to provide a greater return to the common shareholders. Assuming a purchase price of $22 million, the common shareholders are only entitled to $0.38 per share in accordance with Mercator's Certificate of Incorporation. To reward the value created by the common shareholders, the preferred shareholders and warrant holders agreed to provide the common shareholders with approximately $1.16 per share. A merger of over $30 million would have been required to provide the common shareholders with an equivalent return in accordance with Mercator's Certificate of Incorporation.

    - Mercator believed that the merged entity would be more valuable than Mercator and Progenitor are individually. Mercator also believed that the value created through ongoing research, financing, and partnering activities of the merged entity will enable the value of Mercator shareholder's ownership in the merged entity to increase above the $22 million purchase price.

    - The Mercator Board of Directors considered the terms of the Reorganization and the Mercator Bridge Loan Agreement financing commitment to be superior to alternative transactions in terms of the overall combination of (i) consideration to be received by holders of Mercator Capital Stock; (ii) timing for completion of the transaction; (iii) complementary nature of Progenitor as an acquiror of Mercator's business, operations and workforce; and (iv) opportunity to participate in the appreciation potential of Progenitor Common Stock.

    In the course of evaluating the Progenitor opportunity, Mercator reviewed and considered certain other factors relevant to the Reorganization. In particular:

    - Mercator considered that some or all of the above-listed benefits may not materialize.

    - The Reorganization with Progenitor assumes the completion of an initial public offering. Since Progenitor had filed for an initial public offering in the summer of 1996 and later decided to postpone that offering, there was no assurance that Progenitor would be in a position to complete an initial public offering in the immediate future.

    - Because Progenitor's obligation to consummate the Reorganization would be contingent on an initial public offering, Mercator believed Mercator's employees would experience a period of uncertainty between execution of the definitive merger agreement and the initial public offering.

    The foregoing discussion of the information and factors considered by the Mercator Board is not intended to be exhaustive but is believed to include all material factors considered by the Mercator Board. In view of the variety of factors considered by the Mercator Board, the Mercator Board did not find it practical to and did not quantify or otherwise assign relative weight to the factors discussed above in reaching its determination. In addition, individual members of the Mercator Board may have given different weights to different factors.

REASONS OF PROGENITOR FOR THE REORGANIZATION

    The Progenitor Board of Directors believes that the terms of the Reorganization Agreement are fair to, and in the best interests of, Progenitor and its stockholders. The Progenitor Board of Directors believes that, through the Reorganization and the acquisition of Mercator, Progenitor will obtain a disease genetics approach to gene discovery and technologies that will enhance and extend its genomics capabilities. Progenitor also will obtain worldwide rights to a gene associated with HH and the EPM1 epilepsy gene, both discovered using this disease genetics approach. Mercator has eleven pending U.S. patent applications, a provisional U.S. patent application and certain corresponding foreign applications relating to its genomics technologies and discoveries, and has received notices of allowance from the USPTO for patent applications relating to the diagnosis of HH using specific gene markers and genetic mutations, and for an application relating to its automated genomic sequencing technology. A patent application relating to the EPM1 epilepsy gene is pending in the USPTO.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

    In considering the recommendation of the Mercator Board of Directors with respect to the Reorganization Proposal and the Mercator Certificate Amendment Proposal, Mercator stockholders should be aware that certain members of the Mercator Board and the management of Mercator have interests in the Reorganization that are in addition to the interests of stockholders of Mercator generally.

    ACCELERATION OF VESTING OF STOCK OPTIONS. Progenitor has agreed to honor the option vesting commitments for employees and senior executives and management made by the Mercator Board of Directors, with respect to options existing at the Effective Time that are converted into options to purchase shares of Progenitor Common Stock. Under those commitments, upon (i) a change of control of Mercator (which would include the Reorganization), followed by (ii) the termination of employment (or consulting relationship) of an optionholder for any reason other than cause by the successor corporation prior to the first anniversary of such change of control, all stock options held by such optionholder will become fully vested and exercisable. See "The Reorganization Agreement--Stock Options and Warrants."

    All of the unvested options to purchase Mercator Capital Stock held by certain officers and management personnel of Mercator generally will vest upon any merger of Mercator, including the Reorganization (except as noted below). Completion of the Reorganization thus will result in the immediate vesting of options held by the following executive officers of Mercator in accordance with pre-existing arrangements, regardless of whether there is any termination of the employment of the optionholder (showing number of shares held and number of shares not yet vested as of June 20, 1997): (i) Dr. Sigal, who holds options to purchase 918,310 shares of Mercator Common Stock, of which options representing 413,243 shares had not vested; (ii) Montgomery Mars, Vice President of Business Development, who holds options to purchase 229,577 shares, of which options representing 176,964 shares had not vested; and (iii) Dr. Karen Brunke, Vice President of Clinical Research, who holds options to purchase 221,000 shares, of which options to purchase 140,106 shares had not vested. Dr. Brunke also holds 6,000 shares of Mercator Common Stock, of which 1,672 shares are subject to repurchase by Mercator, which repurchase rights will no longer apply after the Reorganization. In addition, 63,750 of the 89,055 unvested options held by Dr. Randall Schatzman, Executive Director of Biology, who holds options to purchase a total of 120,000 shares, and all of the 36,566 unvested options held by Dr. Roger Wolff, Director of Genetics, who holds options to purchase a total of 80,000 shares, will accelerate upon the completion of the Reorganization.

    INDEMNIFICATION AND INSURANCE. Progenitor has agreed that, for a period of six years from the Effective Time, (i) Progenitor will, and will cause the Surviving Corporation to, honor the rights of indemnification in favor of the officers and directors of Mercator in their capacities as officers and directors of Mercator prior to the Effective Time to the extent provided by Mercator's Certificate of Incorporation and Bylaws and the indemnification agreements between such officers and directors and Mercator, as well as any such rights provided by the DGCL (other than with respect to any Purchase Price Reduction or any holdback of Escrow consideration as to any claim as to which Progenitor or any Progenitor Indemnitee is entitled to indemnification as described above), and (ii) Progenitor will maintain officers' and directors' liability insurance policies covering the officers and directors of Mercator with respect to certain potential liabilities related to the IPO on the same terms as those applicable to the then current officers and directors of Progenitor.

    Effective upon consummation of the Reorganization, each of Dr. Sigal and Mr. Momsen, who will become an executive officer and a director, respectively, of Progenitor, will enter into an indemnification agreement with Progenitor in the form entered into by Progenitor with its current directors and executive officers. These agreements, among other things, provide for the indemnification of Progenitor's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Progenitor, arising out of such person's services as a director or executive officer of Progenitor, any subsidiary of Progenitor or any other company or enterprise to which such person provides services at the request of Progenitor to the fullest extent permitted by applicable law.

    EMPLOYMENT AGREEMENTS

    Progenitor signed an employment agreement (the "Revised Sigal Employment Agreement") with Dr. Sigal on February 14, 1997, effective upon the consummation of the Reorganization (the "Effective Date"), to serve as the Senior Vice President of Research and Development of Progenitor. Dr. Sigal has agreed to supervise and manage the preclinical and clinical development areas of Progenitor and oversee its research function, which will be headed by Dr. Snodgrass.

    Pursuant to the Revised Sigal Employment Agreement, Dr. Sigal will receive
(i) a base salary of $225,000 per annum, (ii) annual bonuses based upon achievement of reasonable objectives established by the Progenitor Board or its Compensation Committee in the range of up to 30% of his base salary, (iii) certain additional benefits, including life insurance benefits in the amount of $450,000, and (iv) stock options to purchase shares of Progenitor Common Stock equal to 1% of the outstanding Progenitor Common Stock on a fully-diluted basis on the Effective Date, which options will be exercisable at the IPO Common Stock Price and will be granted in addition to the Replacement Options to be issued to Dr. Sigal in connection with the Reorganization. The options to be granted upon the closing of the IPO will have an exercise price equal to the IPO Common Stock Price, will vest as to 25% of such options one year after the date of grant, with 6.25% vesting each quarter thereafter until such options are fully vested four years after the date of grant. Such options are subject to accelerated vesting upon a change of control of Progenitor in the event that other options granted to a senior manager of Progenitor (other than the President and Chief Executive Officer) are provided with similar accelerated vesting upon a change of control, and are subject to partial vesting upon termination of Dr. Sigal's employment by Progenitor other than for "cause" (or death or disability) or termination of employment by Dr. Sigal for "good reason" (in each case as defined in the Revised Sigal Employment Agreement). Options granted to Drs. Snodgrass and Williams, as well as Mr. Bagnall, will become subject to accelerated vesting commitments in connection with a change of control that would also then be available to Dr. Sigal by the terms of the Revised Sigal Employment Agreement. See "Management of Progenitor after the Reorganization--Employment Agreements."


    The Revised Sigal Employment Agreement provides that from and after the Effective Date, Progenitor will replace Mercator as the lender under a Promissory Note dated September 7, 1995 (the "Sigal Note"), pursuant to which Mercator loaned $150,000 to Dr. Sigal for the exclusive purpose of providing funds to Dr. Sigal for a downpayment on the purchase price of his principal residence (the "Property"). The Sigal Note is secured by the Property. The Sigal Note accrues interest at a rate equal to the lesser of (i) 28.2% of the capital gains realized upon a sale of the Property (a different calculation applies if the Sigal Note becomes payable prior to a sale of the Property) and (ii) the cumulative interest on the unpaid principal balance of the Sigal Note accruing at the Fannie Mae rate, compounded annually. The interest paid by Dr. Sigal to Mercator as a result of Dr. Sigal's retirement or termination of employment with Mercator shall be deducted from such interest calculation. The outstanding balance due on the Sigal Note is due on the earliest of: (a) any sale or transfer of the Property; (b) the refinancing of any loan secured by a first mortgage on the Property; (c) the first anniversary of Dr. Sigal's retirement or termination of employment with Progenitor; (d) the date on which Dr. Sigal ceases to be the holder of record of title to the Property; (e) any sale or transfer by Dr. Sigal of any or all of the Mercator Capital Stock owned by him; and (f) the occurrence of an "acceleration event," as defined therein.


    The Revised Sigal Employment Agreement provides generally that if his period of employment is terminated without "cause," Progenitor will: (i) pay to Dr. Sigal all accrued compensation and continue his benefits through the last business day of the 30 days' notice period; (ii) pay to Dr. Sigal on the last business day of such notice period a lump sum equal to six months salary; (iii) pay Dr. Sigal's COBRA premiums for six months following the last business day of such notice period ("Benefit Continuation Period"); and (iv) to the extent permitted by the applicable plans, continue Dr. Sigal's life insurance and disability insurance coverage during the Benefit Continuation Period (items (i) through (iv) collectively referred to as "Separation Benefits"). If Progenitor terminates Dr. Sigal's employment for "cause," Progenitor will pay Dr. Sigal all accrued compensation through the date of termination. Dr. Sigal may terminate his employment for any reason, with or without cause, by providing Progenitor 30 days advance written notice. Progenitor will have the option, in its complete discretion, to make Dr. Sigal's termination effective at any time prior to the end of such notice period. In either event, Progenitor will pay Dr. Sigal all accrued compensation through the last day of the notice period, not to exceed 30 days. Dr. Sigal may terminate his employment for "good reason" (as defined in the Revised Sigal Employment Agreement), provided Dr. Sigal gives Progenitor 30 days advance written notice of the reason for termination and his intent to terminate. During this period, Progenitor will have an opportunity to correct the condition constituting good reason. If not remedied, Progenitor shall provide Dr. Sigal the Separation Benefits.

    For more information on Dr. Sigal's employment arrangements, see "Management of Progenitor after the Reorganization--Employment Agreements--Elliott Sigal."

    Mercator also is obligated, under currently effective arrangements, to pay Mr. Mars a cash bonus of $25,000 or, at the election of Mr. Mars, grant him a fully vested option to purchase 25,000 shares of Mercator Common Stock for each "corporate alliance" (defined as a strategic corporate alliance with a pharmaceutical or biotechnology company in the areas of therapeutics, diagnostics or technology) consummated by Mercator during Mr. Mars' first full year of employment by Mercator. The Mercator Board of Directors has agreed that the Reorganization will constitute such an alliance. With respect to the Reorganization, Mr. Mars has elected to receive the $25,000 cash bonus, and Mercator paid him such bonus in April 1997.

    EMPLOYEE RETENTION AND SALARY PROTECTION PLANS. Senior executives and management of Mercator are eligible to participate, along with other employees, in the employee retention plan (the "Employee Retention Plan") and the salary protection plans (the "Salary Protection Plans") adopted by Mercator.


    Under the Employee Retention Plan, in the event of a change of control of Mercator (which would include the Reorganization) on or before November 19, 1997, employees, senior executives and management recommended by the Mercator Chief Executive Officer and approved by the Mercator Board of Directors and who have not voluntarily terminated employment prior to the date sixty days after the effective date of the change in control will be eligible to receive cash bonuses. The cash bonuses will be allocated from a pool of $400,000 set aside for such purpose, with each individual receiving an amount determined in accordance with a range specified in the Reorganization Agreement, depending upon their positions and on the performance of the individual during the period from knowledge of the impending change until the date the payments are distributed, and the exact amount within such range to be subject to Progenitor's approval. For senior managers, including Dr. Sigal, Dr. Karen Brunke, the Vice President of Clinical Research, Dr. Randall Schatzman, the Executive Director of Biology, and Dr. Roger Wolff, the Director of Genetics, the available bonus range is 15% to 25% of their respective salaries, which would provide a total bonus amount in the range of $87,000 to $145,000 in the aggregate for all of such four senior managers. Progenitor has indicated that, following the Reorganization, it will cause Mercator to honor the payments contemplated by the Employee Retention Plan, regardless of the actual date of the change in control of Mercator; provided that the Reorganization is consummated with Progenitor Common Stock registered as described in the Reorganization Agreement and this Information Statement/ Prospectus. See "The Reorganization Agreement--Certain Employee Benefit Matters."


    Under the Salary Protection Plan for senior executives and management (the "Senior Executive and Management Salary Protection Plan"), senior executives and certain managers who are constructively terminated or terminated without cause will receive severance pay of between two and six months' base pay and health and dental benefits. Progenitor has agreed to cause Mercator to honor such plan following the Reorganization, provided that such plan meets certain conditions. See "The Reorganization Agreement--Certain Employee Benefit Matters."

    PROGENITOR BOARD. Mr. Momsen, a member of the Board of Directors of Mercator, will become a member of the Board of Directors of Progenitor upon the effectiveness of the Reorganization. As a non-employee director, Mr. Momsen will receive, based on amounts currently provided to other non-employee directors, $2,000 for attendance at meetings of the Progenitor Board of Directors and any committees thereof, and will be eligible to participate in the Progenitor 1996 Stock Incentive Plan, under which 300,000 shares of Progenitor Common Stock have been reserved for issuance to non-employee directors. The amount of compensation for attendance at Progenitor Board and committee meetings, and the number of shares under the 1996 Stock Incentive Plan reserved for issuance to non-employee directors, is subject to change.

    UNDERWRITER. Lehman Brothers, one of the representatives of the underwriters of the IPO, has received a retainer fee from Mercator for advising Mercator with respect to potential alliances and sale transactions, and will receive an additional fee upon consummation of the Reorganization. See "The Reorganization--Background of the Reorganization" and "Initial Public Offering."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion addresses certain federal income tax considerations of the Reorganization that are applicable to holders of Mercator Capital Stock. Mercator stockholders should be aware that the following discussion does not deal with all federal tax consequences that may result from the Reorganization and does not deal with all federal income tax considerations that may be relevant to particular Mercator stockholders in light of their particular circumstances, such as holders who are dealers in securities, who are foreign persons or who acquire their Mercator Capital Stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion generally does not address the tax consequences of transactions, other than the Mercator Certificate Amendment Proposal, effectuated prior to, at the time of or after the Reorganization (whether or not such transactions are in connection with the Reorganization) including, without limitation, the exercise of options, warrants or similar rights to purchase stock, or the exchange, assumption or substitution of options, warrants or similar rights to purchase Mercator Capital Stock for rights to purchase Progenitor Common Stock. Furthermore, no foreign, state or local tax considerations are addressed herein. This discussion is based on legal authorities in existence as of the date hereof. No assurances can be given that future legislation, regulations, administrative pronouncements or court decisions will not significantly change the law and materially affect the conclusions expressed herein. Any such change, even though made after consummation of the Reorganization, could be applied retroactively. ACCORDINGLY, ALL MERCATOR SECURITIES HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE REORGANIZATION TO THEM.


    Subject to the limitations and qualifications described herein, Wilson, Sonsini, Goodrich & Rosati, counsel to Mercator, and Morrison & Foerster, counsel to Progenitor, are of the opinion that the Reorganization will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Mercator, Merger Sub and Progenitor will each be a party to that reorganization within the meaning of Section 368(b) of the Code, with the generally the following material federal income tax consequences:


        (i) no gain or loss will be recognized by the stockholders of Mercator upon the conversion of their Mercator Capital Stock into shares of Progenitor Common Stock pursuant to the Reorganization, except with respect to cash, if any, received in lieu of fractional shares of Progenitor Common Stock;

        (ii) a stockholder of Mercator will recognize gain or loss equal to the difference between the cash received in lieu of a fractional share interest of Progenitor Common Stock and such stockholder's tax basis in the fractional share for which cash is received;

        (iii) the aggregate tax basis of the shares of Progenitor Common Stock received in exchange for shares of Mercator Capital Stock pursuant to the Reorganization (including fractional shares for which cash is received) will be the same as the aggregate tax basis for such shares of Mercator Capital Stock, decreased by the amount of any tax basis allocable to the fractional share interests for which cash is received;

        (iv) the holding period for shares of Progenitor Common Stock received in exchange for shares of Mercator Capital Stock pursuant to the Reorganization will include the period that such shares of Mercator Capital Stock were held by the holder, provided such shares of Mercator Capital Stock were held as capital assets by the holder at the Effective Time;

        (v) a dissenting stockholder of Mercator, if any, who receives payment for shares in cash will generally recognize capital gain or loss (if the shares were held as a capital asset at the Effective Time) equal to the difference between the cash received and the holder's basis in such shares, provided the payment neither is essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of the distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of shares pursuant to an exercise of dissenter or appraisal rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the stockholder owns no shares of Progenitor Common Stock (either actually or constructively within the meaning of Section 318 of the Code); and

        (vi) no gain or loss will be recognized by Progenitor or Mercator as a result of the Reorganization.

    Notwithstanding the qualification of the Reorganization as a "reorganization" within the meaning of Section 368(a) of the Code, a recipient of Progenitor Common Stock would recognize income to the extent such shares were considered to be received in exchange for services or other consideration (other than solely Mercator Capital Stock), in which event all or a portion of such income may be taxable as ordinary income, and the basis and holding period results would be different from those described above. For example, the Internal Revenue Service could assert that (as a result of the Mercator Certificate Amendment or the Reorganization) some of the Progenitor Common Stock issued to holders of Mercator Common Stock should be treated as having been issued to other Mercator stockholders and thereafter transferred to such holders of Mercator Common Stock. Should this position prevail, this deemed transfer could be a fully taxable transaction to the deemed transferors, resulting in the recognition of taxable income or gain inherent in such Progenitor Common Stock. Regardless of whether the deemed transfer were taxable to the transferors, the former holders of Mercator Common Stock would likely recognize ordinary income equal to the fair market value of the additional stock received. While there can be no assurance that the Internal Revenue Service would not be successful in any such assertion, in Wilson Sonsini Goodrich & Rosati's opinion the better view is that the Internal Revenue Service should not prevail. Any such challenge would not affect the status of the Reorganization as a "reorganization" within the meaning of Section 368(a) of the Code.


    No gain or loss will be recognized by a holder of an unexercised option to purchase shares of Mercator Capital Stock solely as a result of the conversion of such option into an option to acquire Progenitor Common Stock, provided that such option (i) was issued in connection with the performance of services and
(ii) did not and will not have a readily ascertainable fair market value (within the meaning of Income Tax Regulations section 1.83-7(b)) when issued or at the Effective Time. In addition, to the extent any such unexercised option is an "incentive stock option" immediately prior to the Effective Time, such option will remain an "incentive stock option" after its conversion into an option to acquire Progenitor Common Stock. The federal income tax treatment of a reorganization exchange of options and warrants not received in connection with the performance of services under existing law is unclear. On December 23, 1996, the Internal Revenue Service published proposed regulations which would permit the tax-free exchange of such options and warrants in exchanges occurring on or after the date that is 60 days after the final regulations are filed with the Federal Register. It is unknown whether these regulations will become effective prior to the effective date of the Merger.


    It is a condition to the consummation of the Reorganization that Progenitor receive an opinion from its counsel, Morrison & Foerster LLP, and that Mercator receive an opinion from its counsel, Wilson Sonsini Goodrich & Rosati, to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Code and that Progenitor and Mercator will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Neither Progenitor nor Mercator intends to waive such condition. In rendering such opinions, counsel will rely upon representations of Progenitor, Mercator and others, including the representations contained in the Lockup Agreements regarding the intent of Mercator stockholders with respect to sales of the shares of Progenitor Common Stock to be received by them pursuant to the Reorganization Agreement. See "--Lockup Agreements." A ruling from the Internal Revenue Service concerning the tax consequences of the Reorganization will not be requested. Accordingly, there can be no assurance that the Internal Revenue Service will not assert a position contrary to the conclusions expressed herein and in such opinions.


ACCOUNTING TREATMENT

    The Reorganization is expected to be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of Mercator will be allocated to the net assets acquired based upon their estimated relative fair values and in-process research and development technology received at the Effective Time, with the excess of the purchase price over the fair value of the net identifiable assets and in-process research and development technology received allocated to goodwill, if any.

REGULATORY APPROVALS

    The obligations of Progenitor and Mercator to consummate the Reorganization are subject to the condition that there be no preliminary or permanent injunction or other order by any federal, state or foreign court that prohibits consummation of the Reorganization, and that there be no statute, rule, regulation, executive order, stay, decree or judgment by any court or governmental authority that prohibits or restricts the consummation of the Reorganization. In addition, other than the filing of the Certificate of Merger with the Secretary of State of Delaware, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") necessary for the consummation of the Reorganization, other than Consents the failure to obtain which would not materially adversely affect the consummation of the Reorganization or in the aggregate have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained. The obligations of Progenitor and Mercator to consummate the Reorganization also are subject to Progenitor's receipt of all federal and state securities or blue sky permits and other authorizations necessary to issue shares of Progenitor Common Stock in exchange for the shares of Mercator Capital Stock and to consummate the Reorganization and to issue Progenitor Units in connection with the IPO. See "The Reorganization Agreement--Conditions." Mercator and Progenitor are not aware of any governmental consents required for consummation of the Reorganization, other than the filing of the Certificate of Merger and compliance with federal securities laws and state securities and blue sky laws.

    Either Progenitor or Mercator may terminate the Reorganization Agreement if any court in the United States or other United States governmental body shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the Reorganization, and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate the Reorganization Agreement for such reason shall have used commercially reasonable efforts to remove such order, decree or ruling. See "The Reorganization Agreement--Termination."

    In addition, it is a condition to Progenitor's obligation to effect the Reorganization that the IPO shall have been consummated. Progenitor will not consummate the IPO unless it has received all necessary authorizations, consents, orders or approvals of, and made all declarations or filings with, any governmental entity, including the declaration by the Commission of the effectiveness of the IPO Registration Statement and all waiting periods with respect thereto shall have expired.

LOCKUP AGREEMENTS

    Pursuant to the Reorganization Agreement, Mercator agreed to use its commercially reasonable efforts to provide to Progenitor executed Lockup Agreements, in the form agreed between Mercator and Progenitor, from each Mercator stockholder and each holder of options or warrants to purchase Mercator Capital Stock. Additionally, Progenitor is not required to deliver any shares of Progenitor Common Stock following the Reorganization to any person otherwise entitled to such shares until that person has delivered a duly executed Lockup Agreement to Progenitor. NO MERCATOR STOCKHOLDER, AND NO HOLDER OF OPTIONS OR WARRANTS TO PURCHASE SHARES OF MERCATOR CAPITAL STOCK, WILL BE ENTITLED UNDER THE TERMS OF THE REORGANIZATION AGREEMENT TO RECEIVE SHARES OF PROGENITOR COMMON STOCK IN CONNECTION WITH THE REORGANIZATION UNTIL SUCH HOLDER HAS DELIVERED A DULY EXECUTED LOCKUP AGREEMENT TO PROGENITOR.

    The form of Lockup Agreement requires each signing stockholder, optionholder or warrant holder to, among other things:

        (i) Represent that such holder does not have, and as of the Effective Time will not have, any present plan or intention (a "Plan of Transfer") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition or reduction in risk of ownership (a "Sale") of more than 50% of the shares of Progenitor Common Stock that the holder may acquire pursuant to the Reorganization Agreement. A sale that occurs in a transaction that is in contemplation of, or related or pursuant to, the Reorganization or the Reorganization Agreement (a "Related Transaction") will be considered a Sale for purposes of this representation. Mercator shares with respect to which a Sale occurs prior to the Effective Time in a Related Transaction will be considered to be outstanding Mercator shares that are exchanged for shares of Progenitor Common Stock which are disposed of pursuant to a Plan of Transfer.

        (ii) Agree that, in connection with the IPO, such holder shall not sell, offer, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of, any shares of Progenitor Common Stock, without the prior written consent of the managing underwriters of the IPO. Such shares shall be subject to release from such restriction, however, in accordance with the following schedule, to the extent otherwise permissible under the requirements for a tax-free reorganization: one-third of such shares of Progenitor Common Stock shall be released at each of 180, 270 and 365 days after the effective date of the IPO; provided, that all such shares of Progenitor Common Stock with respect to an employee stockholder shall be released 180 days after the effective date of the IPO if such stockholder's employment by Mercator is terminated by Mercator prior to such 180th day, and all such shares of Progenitor Common Stock shall be released on the effective date of termination if such stockholder's employment by Mercator is terminated by Mercator after such 180th day (except in either case where the termination is in connection with the refusal to accept a transfer to a position with Progenitor that is at least an equivalent position to that currently held and which does not require the employee to relocate his or her place of employment).


    A copy of the required form of Lockup Agreement is attached to this Information Statement/ Prospectus as Appendix D and is incorporated herein by reference. If you have not yet signed and returned your Lockup Agreement, please contact Michele Phua, Controller of Mercator, at (415) 614-7024.


    Progenitor is entitled to place legends on the certificates evidencing shares of Progenitor Common Stock pursuant to the Lockup Agreements or any agreement with persons deemed to be "affiliates" of Mercator (see "--Resale Restrictions"), and to issue appropriate stop transfer instructions to the Progenitor transfer agent. Progenitor intends to agree with Lehman Brothers, as representative of the Underwriters, not to waive any of the restrictions on transfer described in the Lockup Agreement without the consent of Lehman Brothers, and Lehman Brothers has agreed not to waive such restrictions without the prior written consent of Progenitor.

RESALE RESTRICTIONS

    LOCKUP AGREEMENTS; ESCROW. All holders of Mercator Capital Stock and all holders of options or warrants to purchase Mercator Capital Stock are required under the Reorganization Agreement to agree, pursuant to Lockup Agreements, to certain restrictions on resale of the shares of Progenitor Common Stock to be received by them in connection with the Reorganization. See "--Lockup Agreements." Shares of Progenitor Common Stock otherwise constituting a portion of the Adjusted Purchase Price also may be subject to escrow restrictions in connection with the indemnification obligations of Mercator and Mercator stockholders and holders of options or warrants to purchase shares of Mercator Capital Stock. See "--Adjusted Purchase Price Calculation; Indemnification; Escrow."

    AFFILIATE AGREEMENTS. In accordance with the expiration of the lockup periods provided in the Lockup Agreements, and release of the shares from the Escrow, all shares of Progenitor Common Stock received by Mercator stockholders in the Reorganization will be freely transferable, except that shares of Progenitor Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Mercator may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Progenitor) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Mercator generally include individuals or entities that control, are controlled by, or are under common control with, Mercator and may include certain officers and directors of Mercator as well as principal stockholders of Mercator. The Reorganization Agreement provides that Progenitor and Mercator will agree upon a list of applicable affiliates, and that Mercator will use commercially reasonable efforts to cause each of such affiliates to execute, prior to the date of this Information Statement/ Prospectus, a written agreement (each, an "Affiliate Agreement") restricting the disposition by such person of the shares of Progenitor Common Stock to be received by such person in the Reorganization. Progenitor and Mercator have agreed upon such a list, which includes, among others, all of the executive officers and directors of Mercator and each of the Principal Stockholders. As of the date of this Information Statement/ Prospectus, Mercator had obtained such agreements from all such affiliates.


    Progenitor is entitled to place appropriate legends describing the restrictions on transfer, on the certificates evidencing shares of Progenitor Common Stock subject to the Lockup Agreements or any agreement with persons deemed to be "affiliates" of Mercator, and to issue appropriate stop transfer instructions to the transfer agent.

PRINCIPAL STOCKHOLDER AGREEMENTS

    The Principal Stockholders consist of each of InterWest Partners V, InterWest Investors V, Oak V Affiliates Fund, Oak Investment Partners V, L.P., RS&Co. IV, L.P., RS&Co. Orphan Fund and Bayview Investors, Ltd. Concurrent with the execution of the Reorganization Agreement, each Principal Stockholder executed a Principal Stockholder Agreement and a release (each, a "Principal Stockholder Release") in favor of Progenitor, Mercator and Merger Sub. The Principal Stockholders, as of the Record Date, collectively held approximately 99% of the Mercator Series A Preferred Stock, 100% of the Mercator Series B Preferred Stock and 99% of the Mercator Series C Preferred Stock, or approximately 99.7% of the Mercator Preferred Stock and 97% of the Mercator Capital Stock (in each case assuming the conversion of the Venture Capital Bridge Notes into shares of Series D Preferred Stock), each on an as-converted-to-common basis. The Principal Stockholders also collectively hold all of the outstanding Venture Capital Bridge Notes.

    Pursuant to the Principal Stockholder Agreements, each Principal Stockholder agreed to vote all shares of Mercator Capital Stock held by it in favor of the Reorganization and any matters related thereto, and granted an irrevocable proxy to Progenitor to vote its shares of Mercator Capital Stock in favor of the Reorganization. In the event the Reorganization is not approved by Mercator stockholders, each Principal Stockholder has agreed to exchange its shares of Mercator Capital Stock and Venture Capital Bridge Notes for the same consideration that would be applicable under the Reorganization Agreement. Pursuant to the Principal Stockholder Agreements, each Principal Stockholder has also (i) waived or terminated certain rights of first refusal and registration rights with respect to Mercator Capital Stock, (ii) agreed to convert its Venture Capital Bridge Notes into shares of Mercator Series D Preferred Stock, effective immediately prior to the Effective Time, and (iii) agreed not to sell or otherwise dispose of any shares of Mercator Capital Stock until the Effective Time of the termination of the Reorganization Agreement.

    Each Principal Stockholder has also agreed in its Principal Stockholder Agreement that it will not, directly or indirectly, initiate, solicit or encourage, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or engage or participate in negotiations concerning, provide any nonpublic information or data to, or have any discussions with, any person other than Progenitor relating to any acquisition, tender offer (including a self-tender offer), exchange offer, merger, consolidation, acquisition of beneficial ownership of (or the right to vote securities representing) ten percent (10%) or more of the total voting power of Mercator, dissolution, business combination, purchase of all or any significant portion of the assets or any division of (or any equity interest in) Mercator or any subsidiary, or any similar transaction other than the Reorganization. Each Principal Stockholder agreed to notify

Progenitor if any such acquisition proposals are received and furnish to Progenitor a copy of any written proposal relating thereto.

    Pursuant to the Principal Stockholder Releases, each Principal Stockholder represented to Progenitor that there were no claims that have been, could have been or in the future might be asserted by such Principal Stockholder against Progenitor, Mercator, Merger Sub and certain related parties arising out of facts or circumstances occurring at any time on or prior to the date of the Release and in any way relating to any duty or obligation of such parties to the Principal Stockholder solely in connection with Mercator, and released all such parties from any such claims that might nonetheless exist, except such claims as may arise or result from the IPO or the transactions contemplated by the Reorganization Agreement.

                          THE REORGANIZATION AGREEMENT


    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE REORGANIZATION AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS INFORMATION STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE REORGANIZATION AGREEMENT.


THE REORGANIZATION

    Pursuant to the Reorganization Agreement, and subject to the terms and conditions thereof, at the Effective Time Merger Sub will be merged with and into Mercator, with Mercator as the Surviving Corporation, and the separate existence of Merger Sub shall thereupon cease. The Reorganization will have the effects specified in Section 259 of the DGCL.


CLOSING


    The closing of the transactions contemplated by the Reorganization Agreement (the "Closing") will take place simultaneously with the closing of the IPO, subject to the satisfaction or waiver of all of the conditions to the obligations of Mercator and Progenitor, respectively, to consummate the Reorganization. See "--Conditions." The transactions will not be closed, however, until after the IPO has been consummated, and there can be no assurance as to the timing of the IPO. See "Initial Public Offering."

CONVERSION OF SECURITIES

    Each holder of a certificate representing any shares of Mercator Capital Stock, other than Excluded Shares (a "Certificate"), upon consummation of the Reorganization will cease to have any rights with respect to such Mercator Common Stock, except the right to receive, without interest, shares of Progenitor Common Stock and cash in lieu of fractional shares (as described in "The Reorganization--Exchange Ratios") upon the surrender of such Certificate.

    Any shares of Progenitor Common Stock owned by Mercator would become treasury stock of Progenitor.

STOCK OPTIONS AND WARRANTS

    As of the Effective Time, each of the warrants to acquire shares of Mercator Capital Stock outstanding as of the date of the Reorganization Agreement and not expired as of the Effective Time, and each of the options to acquire shares of Mercator Capital Stock not expired as of the Effective Date, will be assumed by Progenitor and converted into a Replacement Warrant or a Replacement Option, as the case may be, to purchase that number of shares of Progenitor Common Stock (rounded up to the nearest whole share) to which the holder thereof would have been entitled to receive under the Reorganization Agreement with respect to the shares of Mercator Capital Stock which the holder could have purchased had the stock option or warrant been exercised immediately prior to the Effective Time (see "The Reorganization--Exchange Ratios"), and the Replacement Option or Replacement Warrant shall have an aggregate exercise price equal to the former aggregate exercise price; provided, however, that in the case of any Mercator stock option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code to the effect that the number of shares shall be rounded down to the nearest whole share and the exercise price shall be rounded up to the nearest penny.

    Progenitor has agreed to honor the option vesting commitments for employees and senior executives and management made by the Mercator Board of Directors, with respect to options existing at the Effective Time that are converted as described above into options to purchase shares of Progenitor Common Stock. Under those commitments, upon (i) a change of control of Mercator (which would include the Reorganization), followed by (ii) the termination of employment (or consulting relationship) of an optionholder for any reason other than cause by the successor corporation prior to the first anniversary of such change of control, all stock options held by such optionholder will become fully vested and exercisable. In addition, the Reorganization will result in the vesting of options for several of the executive officers of Mercator in accordance with pre-existing arrangements, regardless of whether there is any termination in the employment of the optionholder. See "The Reorganization--Interests of Certain Persons in the Reorganization--Stock Option Plans."

    Except as described above, the converted stock options or warrants, as the case may be, will be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to such stock options or warrants immediately prior to the Effective Time (giving effect to any accelerated vesting applicable as a result of the consummation of the Reorganization), except that holders will be required to execute a Lockup Agreement as a condition to receipt of such stock options. Consummation of the Reorganization will not be treated as a termination of employment for purposes of such stock options. In addition, no such option or warrant will be converted into a stock option or warrant to purchase a partial share of Progenitor Common Stock. Progenitor has provided for the assumption of such options by adopting the Progenitor 1997 Stock Option Plan. See "Management of Progenitor After the Reorganization--Stock Plans--1997 Stock Option Plan."

    The assumption of such options enables participants in Mercator's 1993 Stock Option Plan and 1996 Stock Option Plan to hold options to acquire Progenitor Common Stock after the Reorganization, rather than having their options terminate upon consummation of the Reorganization. As of June 20, 1997, there were outstanding options to purchase an aggregate of 2,729,179 shares of Mercator Common Stock, at a weighted average exercise price of $0.18 per share (at exercise prices ranging from $.15 to $1.30 per share). In addition, at such date the Phoenix Warrants to purchase 17,850 shares of Mercator Series A Preferred Stock, at $2.80 per share, and 46,800 shares of Mercator Series B Preferred Stock, at $2.50 per share, were outstanding.

    The Reorganization Agreement provides that Mercator will use commercially reasonable efforts to cause all holders of all warrants to purchase Mercator Capital Stock to exercise such securities for underlying Mercator Capital Stock on or prior to the Closing Date. Exercise of all such warrants is a condition to Progenitor's obligation to consummate the Reorganization. The Reorganization Agreement also provides that Mercator will use commercially reasonable efforts to provide to Progenitor duly executed Lockup Agreements from each holder of options or warrants to acquire Mercator Capital Stock, and that Progenitor is not required under the Reorganization Agreement to deliver to any person otherwise entitled to receive shares of Progenitor Common Stock pursuant to the exercise of any options or warrants to purchase Mercator Capital Stock that are assumed by Progenitor unless and until such person shall have delivered to Progenitor a duly and validly executed Lockup Agreement. Progenitor is entitled to place legends on the certificates evidencing shares of Progenitor Common Stock pursuant to the Lockup Agreement or any Affiliate Agreement, and to issue appropriate stop transfer instructions to the transfer agent. See "The Reorganization--Lockup Agreements."

    The Reorganization Agreement provides that Progenitor will file one or more registration statements on Form S-8 under the Securities Act, or such amendments to its existing registration statements on Form S-8 or amendments to the S-4 Registration Statement as may be available, in order to register the shares of Progenitor Common Stock issuable upon exercise of Replacement Options. Such filing is to be done as soon as practicable after the later of the Effective Time or the IPO, but in no event more than 90 days after such event.

EXCHANGE OF SHARES


    As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of Mercator Common Stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Progenitor Common Stock. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal properly completed and duly executed (together with any other information on documents required thereby) the holder of such Certificate will be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Progenitor Common Stock and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate so surrendered, subject to the holdback of shares of Progenitor Common Stock, if any, pursuant to the indemnification requirements and the escrow agreement described herein. MERCATOR STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. MERCATOR STOCKHOLDERS SHOULD NOT RETURN THEIR CERTIFICATES WITH THE ENCLOSED WRITTEN CONSENT.


    Notwithstanding the foregoing, Progenitor shall not be required to deliver to any person otherwise entitled to receive any shares of Progenitor Common Stock in exchange for Certificates or pursuant to options or warrants to purchase Mercator Capital Stock unless and until such person shall have delivered to Progenitor a signed Lockup Agreement. See "The
Reorganization--Lockup Agreements."

    No fractional shares of Progenitor Common Stock will be issued pursuant to the Reorganization. In lieu thereof, cash adjustments will be paid in an amount equal to the product of the fraction of a share of Progenitor Common Stock that would otherwise be issuable multiplied by the IPO Common Stock Price. See "The Reorganization--Exchange Ratios."

    If any issuance of shares of Progenitor Common Stock in exchange for shares of Mercator Capital Stock is to be made to a person other than the Mercator stockholder in whose name the certificate is registered at the Effective Time, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the Mercator stockholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    After the Effective Time, there will be no further transfers of Mercator Common Stock on the stock transfer books of Mercator. If a certificate representing Mercator Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of full shares of Progenitor Common Stock and cash in lieu of fractional shares and any dividends and distributions will be issued in exchange therefor upon completion of the letter or transmittal, any accompanying information and execution and delivery of the Lockup Agreement.

    Neither the Exchange Agent nor any party to the Reorganization Agreement is liable to a holder of shares of Mercator Capital Stock for any shares of Progenitor Common Stock or dividends thereon or the cash payment for fractional interests delivered to a public official pursuant to applicable escheat laws.

    In the event that any Certificate has been lost, stolen or destroyed, upon
(i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and (ii) if required by Progenitor, in its discretion, the posting by such person of a bond in such sum as Progenitor may direct as indemnity, or such other form of indemnity as Progenitor shall direct, against any claim that may be made against Progenitor with respect to such Certificate, Progenitor will issue or cause to be issued in exchange for such Certificate the number of whole shares of Progenitor Common Stock and cash in lieu of fractional shares into which the shares of Mercator Capital Stock represented by the Certificate are converted in the Reorganization.

    Holders of Mercator Capital Stock may be entitled to dissent from the Reorganization and demand appraisal or dissenters' rights with respect to any such Mercator Capital Stock in accordance with their statutory rights (each person electing to exercise such rights, a "Dissenting Holder"). Shares of Mercator Capital Stock held by a Dissenting Holder will not be converted, but will from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to the Dissenting Holder pursuant to the applicable statute; provided, however, that each share of Mercator Capital Stock held by a Dissenting Holder who, after the Effective Time withdraws his or her demand for appraisal or loses his or her rights of appraisal with respect to such shares of Mercator Common Stock, will not be deemed to be an Excluded Share but will be deemed to be converted, as of the Effective Time, into the right to receive Progenitor Common Stock in accordance with the applicable Exchange Ratio. See "Appraisal and Dissenters' Rights of Mercator Stockholders" and "Applicability of California Law to Mercator."

    After the Effective Time and until surrendered, shares of Mercator Capital Stock (except for Dissenting Shares), will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of Progenitor Common Stock into which such shares of Mercator Capital Stock were converted at the Effective Time. No dividends or other distributions, if any, payable to holders of Progenitor Common Stock will be paid to the holders of any certificates for shares of Mercator Common Stock until such certificates are properly surrendered for exchange. Upon surrender of such certificates, all such declared dividends and distributions which shall have become payable with respect to such Progenitor Common Stock in respect of a record date after the Effective Time will be paid to the holder of record of the full shares of Progenitor Common Stock represented by the certificate issued in exchange therefor, without interest.


    NO MERCATOR STOCKHOLDER WILL BE ENTITLED UNDER THE TERMS OF THE REORGANIZATION AGREEMENT TO RECEIVE SHARES OF PROGENITOR COMMON STOCK (OR CASH IN LIEU OF FRACTIONAL SHARES THEREOF) UNLESS AND UNTIL SUCH STOCKHOLDER SHALL HAVE DELIVERED TO PROGENITOR A DULY AND VALIDLY EXECUTED LOCKUP AGREEMENT IN THE FORM REQUIRED PURSUANT TO THE REORGANIZATION AGREEMENT. A form of the required Lockup Agreement is attached to this Information Statement/Prospectus as Appendix D. See "The Reorganization--Lockup Agreements."


BRIDGE LOAN FINANCING

    Progenitor has agreed to provide the Mercator Bridge Loan to Mercator pursuant to the Mercator Bridge Loan Agreement executed by Progenitor and Mercator concurrently with the Reorganization Agreement. The line of credit was in an initial maximum commitment amount of $5 million and was provided pursuant to an agreed funding schedule and subject to specified terms and conditions. Advances under the Mercator Bridge Loan Agreement bear interest at the rate of 10% per annum. All advances under the Mercator Bridge Loan are payable in full on January 15, 1999, or, if earlier, on the earliest to occur of several events, including the occurrence of a change in control of Mercator (other than as contemplated by the Reorganization Agreement), an initial public offering by Mercator and an event of default under the Mercator Bridge Loan Agreement. Such events of default include, among others, Mercator's failure to perform in any material respect material covenants contained in the Mercator Bridge Loan Agreement or the Reorganization Agreement, and the failure of any Principal Stockholder to perform any material covenants contained in certain parts of the Principal Stockholder Agreements, which failure is not cured within 10 days of written notice from Progenitor, and the breach of certain representations and warranties by Mercator that have, or are reasonably likely to have, a material adverse effect on Mercator. Advances also are repayable by Mercator on thirty days notice by Mercator, and advances that have been repaid may be reborrowed, subject to the terms and conditions of the Mercator Bridge Loan Agreement. Absent such terminating events, the Mercator Bridge Loan will remain in place even if Mercator stockholders do not approve the Reorganization Proposal. As of June 23, 1997, outstanding advances under the Mercator Bridge Loan totaled $2.9 million. The amount of advances or repayments under the Mercator Bridge Loan will have no effect on the Adjusted Purchase Price or otherwise on the applicable Exchange Rates or Per Share Consideration.

    Progenitor has the option, after the applicable Agreement Deadline or such earlier date as the Reorganization Agreement is terminated, to convert all or any portion of the principal and accrued interest under the Mercator Bridge Loan into shares of Mercator Series D Preferred Stock, as provided in the promissory note executed by Mercator in favor of Progenitor in connection with the Mercator Bridge Loan (the "Mercator Promissory Note"), at a price of $1.34 per share (the "Conversion Price"), provided that Progenitor must convert at least 10% of the then outstanding principal balance under the Mercator Bridge Loan Agreement.


    The maximum commitment amount of the line of credit increased to $5.8 million at the end of May, 1997, when Progenitor elected to extend the Agreement Deadline to June 30, 1997, and increased to $6.6 million at the end of June, 1997, when Progenitor elected to extend the Agreement Deadline to August 15, 1997. In the event the Reorganization has not closed on or prior to the applicable Agreement Deadline, Progenitor will advance to Mercator an amount (the "Residual Loan Amount") equal to the maximum commitment amount less all advances then outstanding. Advances under the Mercator Bridge Loan are secured pursuant to a security agreement between Mercator and Progenitor, whereby Mercator assigned and pledged a security interest to Progenitor in all tangible and intangible personal property of Mercator, including equipment, inventory, receivables, intellectual property collateral, deposit accounts, books, records, products and proceeds; provided, that the pledge of intellectual property collateral is limited to the extent such grant would violate the terms of any license agreement or other agreement to which Mercator is a party (other than to the extent that such term would be rendered ineffective pursuant to Section 9-318 of the Uniform Commercial Code of any relevant jurisdiction). In connection with the Interneuron Bridge Loan, Progenitor has assigned certain of its interests in the Mercator Bridge Loan to Interneuron.


    All advances under the Mercator Bridge Loan are subject to certain conditions precedent, including certification by an officer of Mercator that there exists no event of default and no event which, with the giving of notice or lapse of time, would constitute an event of default exists. In addition, Mercator must submit information with each request for advance regarding use of the funds made with prior advances.

    In connection with the Mercator Bridge Loan, Mercator agreed that, so long as any principal or interest is outstanding thereunder, (i) Mercator will not take any action for which the consent of the Series D Preferred Stock, voting as a separate class, would be required under Section 5(b)(ii) of the Mercator Certificate of Incorporation (assuming more than 100,000 of such shares were outstanding), without Progenitor's consent, (ii) Mercator will not issue any shares of Series D Preferred Stock to any other party, except as required by the Reorganization Agreement, and (iii) prior to agreeing to any merger, acquisition or sale of assets that constitutes a "Liquidating Event" under the Mercator Certificate of Incorporation, Mercator will consult with Progenitor as to the amount of consideration to be received by the holders of Series D Preferred Stock in connection with such Liquidating Event, although Mercator may consummate such transaction without Progenitor's consent. If the Liquidating Event is consummated, to the extent Progenitor has converted on or prior to consummation of the transaction, Progenitor and all other holders of Mercator Series D Preferred Stock will be entitled to all appraisal or dissenter's rights provided by law in respect of such Liquidating Event and, in the event Progenitor and such other holders are not entitled under applicable law to such rights, Mercator will provide Progenitor the right to seek an appraisal of the Series D Preferred Stock.

    INTERNEURON BRIDGE LOAN. Progenitor is funding the Mercator Bridge Loan initially through a loan to Progenitor from Interneuron (the "Interneuron Bridge Loan"). Such loan will become due and payable on January 15, 1999 or, if earlier, on the earliest to occur of several specified events, provided that the outstanding principal and accrued interest of such loan will be converted into Series D Preferred Stock upon the closing of the IPO. Other amounts owed to Interneuron by Progenitor may be converted into shares of Progenitor Common Stock in connection with the IPO or repaid by Progenitor with a portion of the proceeds of the IPO. Advances under the Interneuron Bridge Loan are secured pursuant to a security agreement and other collateral documents between Progenitor and Interneuron, whereby Progenitor assigned and pledged a security interest to Interneuron in all tangible and intangible personal property of Progenitor, including equipment, inventory, receivables, intellectual property collateral, deposit accounts, books, records, products, proceeds, and a collateral assignment of the security interest granted to Progenitor by Mercator under the security agreement related to the Mercator Bridge Loan, together with a direct pledge of the Mercator Promissory Note, to be held by Interneuron until repayment of all amounts outstanding under the Interneuron Bridge Loan; provided, however, the pledge of general intangibles is limited to the extent that (i) such general intangibles are not assignable as a matter of law or (ii) such grant would require the consent of the licensor, lessor or other third party according to the express terms of any applicable license, lease or other agreement (but solely to the extent that such restriction is enforceable under applicable law) and such consent has not been obtained. Upon the occurrence and continuance of an event of default on the part of Progenitor under the Interneuron Bridge Loan, Interneuron will be entitled to conduct proceedings to enforce, to make all waivers, amendments and agreements with respect to and to take all action upon the happening of an event of default under the Mercator Bridge Loan. See "Description of Progenitor Securities--Convertible Debenture and Promissory Note," "Certain Transactions of Progenitor--Relationship with Interneuron" and "Risk Factors--Control of Progenitor By, and Potential Conflicts of Interest With, Interneuron."

REPRESENTATIONS AND WARRANTIES


    The Reorganization Agreement contains certain representations and warranties by Mercator relating to, among other things: (i) due organization, power and standing; (ii) capital structure; (iii) the authorization, execution, delivery and enforceability of the Reorganization Agreement and the Related Agreements;
(iv) valid issuance of Mercator Capital Stock; (v) required governmental consents and approvals and the absence of breaches or violations of its Certificate of Incorporation or Bylaws (each as amended to date), agreements and instruments, and law; (vi) the absence of litigation; (vii) form of Certificate of Incorporation and Bylaws in effect; (viii) reports and financial statements;
(ix) the absence of certain changes or events; (x) the accuracy of information in the filing of registration and information statements, including this Information Statement/Prospectus; (xi) the validity of and the absence of material defaults under certain contracts and agreements; (xii) employee benefit plans; (xiii) taxes; (xiv) compliance with applicable law; (xv) interested party transactions; (xvi) labor and employment matters; (xvii) ownership of Progenitor Common Stock; (xviii) insurance; (xix) absence of products; (xx) environmental matters; (xxi) intellectual property rights; (xxii) real property; (xxiii) the provision of true and complete copies of all requested documents; (xxiv) ownership of Mercator Capital Stock; (xxv) suppliers; (xxvi) completeness of representations; (xxvii) actions regarding Delaware's takeover statute; (xxviii) voting arrangements; (xxix) ownership of shares of other companies; (xxx) absence of undisclosed liabilities; (xxxi) title to personal property; (xxxii) guarantees and suretyships; (xxxiii) brokers; and (xxxiv) complete disclosure regarding facts which would result in a material adverse effect.


    The Reorganization Agreement also contains certain representations and warranties by Progenitor relating to, among other things: (i) due organization, power and standing; (ii) capital structure; (iii) the authorization, execution, delivery and enforceability of the Reorganization Agreement and the Related Agreements; (iv) valid issuance of Progenitor Common Stock; (v) required governmental consents and approvals and the absence of breaches or violations of its Certificate of Incorporation or Bylaws (each as amended to date), agreements and instruments, and law; (vi) the absence of litigation; (vii) the validity of certain contracts and agreements; (viii) absence of registration rights; (ix) form of Certificate of Incorporation and Bylaws in effect; (x) title to property and assets; (xi) taxes; (xii) financial statements; (xiii) the absence of certain changes or events; (xiv) the preparation and accuracy of information in the filing of registration and information statements, including this Information Statement/ Prospectus; (xv) intellectual property rights; (xvi) the provision of true and complete copies of all requested documents; (xvii) employee benefit plans; (xviii) environmental matters; (xix) insurance; (xx) absence of undisclosed liabilities; (xxi) financial resources; and (xxii) complete disclosure regarding facts which could result in a material adverse effect.


CERTAIN COVENANTS

    The Reorganization Agreement provides that Mercator will, prior to the Effective Time, except as agreed to in writing by Progenitor, (i) conduct its business only in accordance with the operating budget attached to the Bridge Loan Agreement (the "Mercator Budget") and only in the ordinary and usual course of business and consistent with past practices; and (ii) not, except as contemplated by the Reorganization Agreement, (a) amend its Certificate of Incorporation or Bylaws, or (b) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities, other than in connection with the use of shares of capital stock to pay the exercise price or tax withholdings in connection with its stock-based employee benefit plans in the ordinary course of business and consistent with past practices.

    The Reorganization Agreement provides that, prior to the Effective Time, Mercator will not, except as set forth in the Reorganization Agreement and except as agreed to in writing by Progenitor, (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock or exchangeable into shares of stock or any bond, debenture, note or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote), except for unissued shares of Mercator Capital Stock reserved for issuance upon the exercise of the stock options or pursuant to Mercator's employee stock plans or the Phoenix Warrants; (ii) except as set forth in the Mercator Budget, acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the ordinary course of business and consistent with past practices; (iii) except as set forth in the Mercator Budget, incur, assume or prepay any indebtedness, liability or obligation or any other liabilities or issue any debt securities, other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, other than in the ordinary course of business and consistent with past practices (and other than obligations under the Mercator Bridge Loan Agreement); or (v) make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business and consistent with past practices.

    The Reorganization Agreement also provides that, prior to the Effective Time, Mercator will, except as agreed to in writing by Progenitor, (i) use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it; (ii) pay debts and taxes when due subject to good faith disputes thereof, and pay or perform other obligations when due; (iii) use commercially reasonable efforts to not take or omit to take any action, and shall not agree to take or omit to take any action, which would make any representation or warranty of Mercator in the Reorganization Agreement untrue or incorrect; (iv) not enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any contract or commitment, other than in the ordinary course of business and consistent with past practices; (v) not transfer to any person or entity intellectual property rights; (vi) not enter into or amend any agreements pursuant to which any other party is granted research, distribution, marketing or other rights of any type or scope; (vii) not enter into any operating lease other than in the ordinary course of business and consistent with past practices, and in no event in excess of an aggregate of $10,000 over the term of any and all such leases;
(viii) not pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation arising other than in the ordinary course of business; (ix) not make any capital expenditures, capital additions or capital improvements in an amount in excess of $10,000 in any one case or $25,000 in the aggregate; (x) not reduce the amount of any insurance coverage provided by existing insurance policies; (xi) not, except as set forth in the Reorganization Agreement, hire any new employee, pay any special bonus or special remuneration to any employee or member of the Board of Directors, or increase the salaries, wage rates, fringe benefits or other compensation of its members of the Board of Directors, officers or employees; (xii) not, except as set forth in the Reorganization Agreement, grant any severance or termination pay to any director or officer or to any other employee; (xiii) not commence a lawsuit other than for the routine collection of bills, in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Progenitor prior to the filing of such a suit, or for a breach of the Reorganization Agreement or the Related Agreements; (xiv) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire or engage in discussions relating to the acquisition of any assets that are material, individually or in the aggregate, to its business, taken as a whole; (xv) not, other than in the ordinary course of business and consistent with past practices, make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any material return or any amendment to a material return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect to taxes; (xvi) give all notices and other information required prior to the Effective Time under any applicable law in connection with the transactions provided for in the Reorganization Agreement and the Related Agreements; (xvii) not revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable, except as required under generally accepted accounting practices and in the ordinary course of business consistent with past practices; (xviii) not enter into any agreement or arrangement with any holder of 5% or more of the equity securities of Mercator, any director or any officer, or any person or entity related to any thereof, except as permitted by the terms of the Reorganization Agreement; and
(xix) not enter into any contract, agreement, commitment or arrangement with respect to any of the items prohibited by the Reorganization Agreement.

    The Reorganization Agreement provides that Mercator will not, except as required by law and certain exceptions pursuant to the Reorganization Agreement:
(i) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, plan, fund or other arrangement between Mercator and one or more of its officers, directors or employees (collectively, "Compensation Plans"), (ii) institute any new employee benefit, welfare program or Compensation Plan, (iii) make any change in any Compensation Plan or other employee welfare or benefit arrangement, or enter into any employment or similar agreement or arrangement with any employee, or (iv) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Reorganization Agreement and the Related Agreements. The Reorganization Agreement provides that Mercator will notify Progenitor immediately regarding any other change of which it has knowledge concerning the scientists or scientific advisors of Mercator, including any resignation or other materially adverse change in such persons' relationship with Mercator.

    The Reorganization Agreement provides that, among other things, (i) Progenitor will be permitted to designate one representative to attend all Mercator Board of Directors and committee meetings during the period prior to the Effective Time and will receive copies of all correspondence relating to any such meeting, except any portion of a meeting (or correspondence) relating to Mercator's compliance with the terms of the Reorganization Agreement or the enforcement of its obligations thereunder; (ii) Mercator will use commercially reasonable efforts to cause to be delivered to Progenitor and the Underwriters with respect to the IPO and to Progenitor in connection with the Reorganization letters of Mercator's independent auditors, in connection with and on the respective effective dates of the IPO Registration Statement and the registration statement of Progenitor of which this Information Statement/Prospectus is a part, and subsequent updates thereto, dated the date of the Effective Time.


    The Reorganization Agreement provides that, except as otherwise stated therein, each of Mercator and Progenitor will, and Progenitor will cause its subsidiaries to, use commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the Reorganization and the consummation of the transactions contemplated by the Reorganization Agreement and the Related Agreements, subject to the appropriate vote or consent of stockholders, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party that is required to be obtained or made by such party or any of its subsidiaries in connection with the Reorganization and the transactions contemplated by the Reorganization Agreement and the Related Agreements; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption would result in the imposition of certain conditions or restrictions on such party or on the Surviving Corporation.


    The Reorganization Agreement provides that Progenitor and Mercator will agree upon a list of persons who may be deemed "affiliates" of Mercator for purposes of Rule 145 under the Securities Act ("Affiliates"). Mercator agreed to use commercially reasonable efforts to cause each Affiliate to deliver to Progenitor, prior to the date of this Information Statement/Prospectus, a written agreement that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Progenitor Common Stock, except pursuant to an effective registration statement or in compliance with such Rule 145 or an exemption from the registration requirements of the Securities Act. See "The Reorganization--Resale Restrictions."


    The Reorganization Agreement provides that, prior to the Effective Time, Mercator will cause one or more of its designated representatives to confer on a regular and frequent basis with Progenitor and to report the general status of its ongoing operations and to deliver to Progenitor (not less than monthly) unaudited consolidated balance sheets and related consolidated statements of income, changes in stockholders' equity and changes in financial position for the period since the last such reports as well as copies of the detailed ledger and other expenditure items, and projected expenditures contemplated by the Bridge Loan Agreement. Each party shall promptly advise the other of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party or which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained therein. Except where prohibited by applicable statutes and regulations, and subject to the Reorganization Agreement, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal government entity in connection with the Reorganization Agreement or the related agreements or the transactions contemplated thereby.

    The Reorganization Agreement also provides that (i) except as otherwise contemplated by the Reorganization Agreement, Mercator shall not change its methods or policies of accounting in effect at November 30, 1996, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors; (ii) Mercator will not change its fiscal year; (iii) Progenitor may elect in its sole discretion to cease pursuit of the IPO or to postpone the IPO until after expiration of the Agreement Deadline if it determines that continued pursuit of the IPO is inadvisable; (iv) Mercator may enter into strategic collaborations with third parties in the ordinary course of business upon prior discussion with Progenitor and receipt of approval by Progenitor; (v) Progenitor will not withhold unreasonably its approval of any action proposed to be taken by Mercator for which

Progenitor's approval is required under the Reorganization Agreement, except where Progenitor is permitted therein to act in its sole discretion; (vi) subject to prior consultation with Progenitor, Mercator will be free to hire additional employees in the ordinary course of business prior to the Effective Time and to grant stock options to acquire Mercator Common Stock to any such new employee (in usual and customary amounts and with an exercise price that is equal to the fair market value thereof on the date of grant); (vii) Mercator will use commercially reasonable efforts to consult with Progenitor regarding the retention of any such new employee; and (viii) Progenitor and its subsidiaries will use commercially reasonable efforts to not fail to take or omit to take any action, and Progenitor shall not agree to take or omit to take any action, which would make any representation or warranty of Progenitor herein untrue or incorrect.

NO SOLICITATION

    The Reorganization Agreement provides that, until the earlier of termination of the Reorganization Agreement or consummation of the Reorganization, Mercator will not, directly or indirectly, initiate, solicit or encourage, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or engage or participate in negotiations concerning, provide any nonpublic information or data to, or have any discussions with, any person other than Progenitor and its affiliates relating to, any acquisition, tender offer (including a self-tender offer), exchange offer, merger, consolidation, acquisition of beneficial ownership of (or the right to vote securities representing) ten percent (10%) or more of the total voting power of Mercator, dissolution, business combination, purchase of all or any significant portion of the assets or any division of (or any equity interest in) Mercator or any subsidiary, or any similar transaction other than the Reorganization. Mercator will notify Progenitor if any such acquisition proposals are received and furnish to Progenitor a copy of any written proposal relating thereto.

    The Principal Stockholders have agreed in their respective Principal Stockholder Agreements to abide by similar restrictions with respect to transactions involving the possible acquisition of Mercator. See "The Reorganization--Principal Stockholder Agreements."

CERTAIN EMPLOYEE BENEFIT MATTERS

    Upon consummation of the Reorganization, all options to purchase Mercator Common Stock granted under Mercator's stock option plans will become options to acquire Progenitor Common Stock. The vesting and exercisability of options granted to certain officers and management personnel will be accelerated as a result of the Reorganization, as set forth in the applicable agreements, or for other individuals may be subject to the acceleration in the event of certain terminations of employment following the Reorganization. See "--Stock Options and Warrants," "The Reorganization--Interests of Certain Persons in the Reorganization," "Management of Progenitor after the Reorganization--Stock Plans" and "--Terms of Replacement Options."

    EMPLOYEE RETENTION PLAN. Under the Employee Retention Plan, in the event of a change of control of the Company on or before November 19, 1997, a $400,000 pool will be set aside to be paid sixty days after the effective date of the change of control to eligible employees and consultants, including senior executives and management, who have not voluntarily terminated employment with Mercator by such date. The pool is to be allocated among employees and consultants as recommended by Mercator's Chief Executive Officer and approved by Mercator's Board of Directors, in accordance with a range specified in the Reorganization Agreement and depending upon each individual's performance during the period from knowledge of the impending change until the date payments are distributed, with Progenitor's approval for each individual within the range. With respect to senior executives, including Drs. Sigal, Brunke, Schatzman and Wolff, the range is 15% to 25% of base pay. Progenitor has indicated that, following the Reorganization, it will cause Mercator to honor the payments contemplated by the Employee Retention Plan, regardless of the actual date of the change in control of Mercator; provided that the Reorganization is consummated with Progenitor Common Stock registered as described in the Reorganization Agreement and this Information Statement/Prospectus. See "The Reorganization--Interests of Certain Persons in the Reorganization."


    EMPLOYEE SALARY PROTECTION PLAN. Under the Employee Salary Protection Plan, full-time employees, other than senior executives and managers participating in the Senior Executive and Management Salary Protection Plan (described below), who are employed by Mercator as of or hired after the date of approval of that Plan (which was approved by the Mercator Board of Directors on November 19,
1996) and who are terminated except for cause within 12 months of such date of approval shall receive a severance payment of between two and four weeks base salary, depending on years of service with Mercator, provided that no employee shall receive less than two weeks or more than four weeks of severance. Such employees also shall continue to receive health and dental benefits during their severance periods. Progenitor has agreed to cause Mercator to honor such plan following the Reorganization, provided that such plan meets certain conditions.

    SENIOR EXECUTIVE AND MANAGEMENT SALARY PROTECTION PLAN. Senior Executives (as defined below) who are constructively terminated or terminated without cause shall receive a severance payment of between two and six months base pay, as specified in the Plan. The Senior Executives also shall continue to receive health and dental benefits during their severance periods. "Senior Executives" for purposes of this Plan are Drs. Sigal, Schatzman, Brunke and Wolff, Mr. Mars and Ms. Michele Phua (Controller). See "The Reorganization--Interests of Certain Persons in the Reorganization."

    NON-SOLICITATION AGREEMENTS. In addition, Mercator has agreed to use commercially reasonable efforts to obtain signed non-solicitation agreements from certain employees and officers of Mercator, pursuant to which each such employee or officer would agree that such employee will not, during the period of his or her employment by Progenitor and for a period of one year thereafter, solicit for employment any person employed by Progenitor or any affiliate of Progenitor, without Progenitor's consent.

DIRECTOR AND OFFICER INDEMNIFICATION

    Progenitor has agreed that, following the Effective Time, the officers and directors of Mercator shall be entitled to be indemnified by the Surviving Corporation in their capacities as officers or directors of Mercator prior to the Effective Time to the extent provided by Mercator's Certificate of Incorporation, Mercator's Bylaws and the indemnification agreements entered into with officers and directors, as well as to any such rights provided by the DGCL (other than with respect to any reduction in the purchase price or holdback of Escrow consideration as to any claim to which Progenitor or any Progenitor indemnitee is entitled to indemnification as described above). Progenitor has agreed to, and to cause the Surviving Corporation to, honor such rights of indemnification for at least six years following the Effective Time, and has further agreed that the Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain substantially the same indemnification provisions set forth in Mercator's Certificate of Incorporation and Bylaws and shall not be amended in any manner adverse to Mercator's officers and directors with respect to such matters for at least six years following the Effective Time. For a period of six years after the Effective Time, Progenitor has agreed to maintain in effect directors' and officers' liability insurance covering the officers and directors of Mercator with respect to the IPO on the same terms as those applicable to the then current officers and directors of Progenitor. See "The Reorganization--Interests of Certain Persons in the Reorganization."

ACCESS AND INFORMATION

    The Reorganization Agreement provides that, until the Effective Time, Mercator and Progenitor, and Progenitor's subsidiaries, shall each afford to the other access to all of its books, records, properties, facilities, personnel commitments and records, and each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Whenever any event occurs that should be set forth in an amendment or supplement to this Information Statement/ Prospectus, each party will promptly inform the other and cooperate in mailing to Mercator's stockholders such amendment or supplement. Mercator also has agreed to furnish Progenitor all information concerning Mercator and its stockholders and to take such other action as Progenitor may reasonably request in connection with the IPO and the Reorganization.


    All information furnished by Mercator to Progenitor or furnished by Progenitor to Mercator pursuant to the Reorganization Agreement will be treated as the sole property of the party furnishing the information until consummation of the Reorganization. The parties will hold any such information which is nonpublic in confidence in accordance with the current confidentiality agreement between the parties, shall survive the termination, if any, of the Reorganization Agreement.

    So long as the Reorganization Agreement is in effect, Progenitor and Mercator will each obtain the approval of the other prior to issuing any press release or any other written communication (including any written communication to employees) with respect to the Reorganization Agreement or the Related Agreements or the transactions contemplated thereby, and will use commercially reasonable efforts to consult with one another before otherwise making any statement made in a public forum or responding to any press inquiry with respect to the Reorganization Agreement or the Related Agreements or the transactions contemplated thereby, except in each case as may be required by law or any governmental agency.

AGREEMENTS RELATING TO APPROVAL OF THE REORGANIZATION

    The Reorganization Agreement provides that (i) except to the extent required in the exercise of the fiduciary duties of the Mercator Board of Directors under applicable law as advised by independent counsel, Mercator will recommend approval and adoption of the Reorganization Agreement and the Related Agreements by the stockholders of Mercator and take all lawful action to solicit such approval, and (ii) Mercator will, in accordance with the requirements of the IPO and the Reorganization and the requirements of applicable law and Mercator's Certificate of Amendment and Bylaws, use commercially reasonable efforts to obtain the approval of Mercator stockholders for the Reorganization Agreement and the Related Agreements and the amendment of the Mercator Certificate of Incorporation as described herein. The Reorganization Agreement also provides that, if any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute shall become applicable to the transactions contemplated by the Reorganization Agreement, Mercator and the Mercator Board of Directors will grant such approvals and take such actions as are necessary so that such transactions contemplated may be commenced as promptly as practicable and otherwise act to eliminate or minimize the effects of such statute or regulation in the contemplated transaction.

ADDITIONAL AGREEMENTS

    The Reorganization Agreement provides that Mercator and Progenitor will cooperate with one another and use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Reorganization Agreement and the Related Agreements.

    The Reorganization Agreement further provides that (i) each party will keep the other apprised of the status of any inquiries made of such party by the Commission or any other governmental agency or authority with respect to the Reorganization Agreement and the Related Agreements or the transactions contemplated therein; (ii) prior to the Closing Date, Mercator will review and, to the extent determined necessary or advisable, consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the Commission, modify and change its accrual, reserve and provision policies and practices to reflect the Surviving Corporation's plans with respect to the conduct of Mercator's business following the Reorganization and to make adequate provision (for the costs and expenses relating thereto) so as to be applied consistently on a mutually satisfactory basis with those of Progenitor; (iii) Mercator will use commercially reasonable efforts to obtain the requisite stockholder approval for any payments that may be considered parachute payments under Section 280G of the Code in the absence of stockholder approval; and (iv) Mercator will use commercially reasonable efforts to facilitate Progenitor reaching agreement with designated scientific advisors and key scientists of Mercator regarding continued employment or affiliation with the Surviving Corporation.

    The Reorganization Agreement also provides that Progenitor and Mercator will agree on one designee who Progenitor will cause to be elected to the Progenitor Board of Directors promptly upon or immediately after the Effective Time, provided that Progenitor will not thereafter have any obligation to nominate or take any other steps to cause such designee to be elected to the Progenitor Board of Directors. Progenitor and Mercator have agreed that such designee shall be Robert R. Momsen. See "Management of Progenitor after the Reorganization." Mr. Momsen also will act as the Mercator Representative in connection with certain claims by Progenitor and other indemnitees for indemnification by Mercator and Mercator securities holders. See "The Reorganization--Adjusted Purchase Price Calculation; Indemnification; Escrow."

CONDITIONS

    The obligations of Progenitor and Mercator to effect the Reorganization are subject to the satisfaction of certain conditions, including, among others (any of which may be waived by both Mercator and Progenitor pursuant to the Reorganization Agreement): (i) obtaining Mercator stockholders' approval; (ii) the absence of any injunction or other order by any federal, state or foreign court which prohibits the consummation of the Reorganization; (iii) the absence of any statute, rule, regulation, executive order, stay, decree, or judgment by any court or governmental authority which prohibits or restricts the consummation of the Reorganization; (iv) other than the filing of the Certificate of Merger with the Secretary of State of Delaware, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Reorganization, other than Consents the failure to obtain which would not materially adversely affect the consummation of the Reorganization or in the aggregate have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained and shall be in full force and effect; (v) Progenitor shall have received all state securities or blue sky permits and other authorizations necessary to issue shares of Progenitor Common Stock in exchange for the shares of Mercator Capital Stock and to consummate the Reorganization; and (vi) the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Reorganization, by any federal or state governmental entity which, in connection with the grant of a regulatory approval, imposes any condition or restriction upon the Surviving Corporation or its subsidiaries (or, in the case of any disposition of assets required in connection with such regulatory approval, upon Progenitor or its subsidiaries or Mercator), which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by the Reorganization Agreement as to render inadvisable the consummation of the Reorganization.

    The obligation of each of Progenitor and Mercator to effect the Reorganization is also subject to the following additional conditions (any of which may be waived by Progenitor or Mercator, as the case may be, pursuant to the Reorganization Agreement): (i) the other party has performed its obligations under the Reorganization Agreement and the Related Agreements prior to the Effective Time and the representations and warranties of the other party contained in the Reorganization Agreement are true and correct in all material respects at and as of the Effective Time as if made at and as of such time and, in the case of Progenitor's obligations, the Principal Stockholders shall have performed certain of the agreements contained in the Principal Stockholders Agreements; (ii) each shall have received an opinion of its counsel substantially to the effect that, if the purchase price is paid in shares, the Reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Progenitor and Mercator will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) each of Progenitor and Mercator has received an opinion of counsel to the other regarding certain legal matters. In addition, Progenitor's obligation to effect the Reorganization is subject to: (i) the completion of the IPO, unless Progenitor elects to consummate the Reorganization by paying the Adjusted Purchase Price in one of the alternative forms of consideration described herein (see "The Reorganization--Alternative Consideration"); (ii) the absence of dissenting shares constituting more than one percent of the Mercator Common Stock calculated on a fully diluted basis; (iii) the receipt of duly executed Lockup Agreements from each Mercator stockholder and each holder of options or warrants to purchase Mercator Common Stock; (iv) the conversion by holders of the Venture Capital Bridge Notes of such notes into shares of Mercator Series D Preferred Stock; and (v) the receipt of Mercator of the consent of Phoenix Leasing Incorporated to the extent required to consummate the Reorganization.

    CLOSING DELIVERABLES. As a condition (which may be waived) to Progenitor's obligation to effect the Reorganization (but not otherwise as a covenant on the part of Mercator), Mercator agreed, at the closing of the Reorganization, to deliver to Progenitor, among other things: (i) copies of applicable resolutions of the Mercator Board of Directors and together with a certificate of the Secretary of Mercator as to the number of dissenting shares; (iii) resignations of all officers and directors of Mercator from their positions as such; (iv) evidence of the submission for conversion of each of the Venture Capital Bridge Notes and of the exercise of all warrants to purchase Mercator Capital Stock;
(v) any comfort letter or update called for by the Reorganization Agreement;
(vi) any affiliate agreements called for by the Reorganization Agreement; (vii) the Lockup Agreements; (viii) the employment agreement between Progenitor and Elliott Sigal; (ix) evidence of the termination or resolution of certain rights relating to securities of Mercator; (x) the executed Escrow Agreement; (xi) all consents received by Mercator in connection with the Reorganization Agreement and the Related Agreements; (xii) any assignments of intellectual property rights called for by the Reorganization Agreement; (xiii) the non-solicitation agreements called for by the Reorganization Agreement; (xiv) any advisor and scientist agreements executed pursuant to the Reorganization Agreement; (xv) a certificate of the President or a Vice President of Mercator as to the performance of Mercator's obligations and as to Mercator's representations and warranties; and (xviii) evidence that all conditions to Progenitor's obligations have been satisfied in all material respects.

    As a condition (which may be waived) to Mercator's obligation to effect the Reorganization (but not otherwise as a covenant on the part of Progenitor), Progenitor agreed, at the closing of the Reorganization, to deliver to Mercator the following: (i) copies of applicable resolutions of Progenitor and Merger Sub; (ii) evidence that all conditions to Mercator's obligations have been satisfied in all material respects; (iii) a certificate of the President or a Vice President of Progenitor as to the performance of Progenitor's obligations and as to Progenitor's representations and warranties; and (iv) a certificate setting forth any and all claims for a reduction in the purchase price or other indemnity under the Reorganization Agreement, showing the amount of any claims previously agreed between Mercator and Progenitor and the amount of any unresolved claims.

    At the Effective Time or at any time prior thereto, to the extent legally allowed, each of Progenitor and Mercator, without the approval of the Mercator stockholders, may waive compliance with any of the agreements or satisfaction of any of the conditions contained in the Reorganization Agreement for its respective benefit. See "--Amendment; Waiver."

TERMINATION

    The Reorganization Agreement may be terminated and the Reorganization abandoned: (i) by mutual written consent of Progenitor and Mercator, (ii) automatically, if the Reorganization has not been consummated on or before the applicable Agreement Deadline (see "The Reorganization--Effective Time"), (iii) by Mercator, if there is any material breach of a representation and warranty or material obligation of Progenitor under the Reorganization Agreement such that certain conditions to closing would not be satisfied as of the time of such breach and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by Progenitor of notice in writing from Mercator specifying such breach, (iv) by Progenitor, if there shall have been any Event of Default under (and as defined in) the Mercator Bridge Loan Agreement, (v) by either Progenitor or Mercator, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Reorganization and such order, decree, ruling or any other action shall have become final and non-appealable, provided, that the party seeking to terminate the Reorganization Agreement shall have used commercially reasonable efforts to remove such order, decree or ruling, (vi) by Progenitor, upon written notice to Mercator, if any approval of the stockholders of Mercator required for the consummation of the Reorganization submitted for approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders (or pursuant to a written consent in lieu thereof), or (vii) by Progenitor at any time if it elects not to pursue the IPO (provided, however, that such right of Progenitor to terminate shall be subject to Progenitor fulfilling its obligation to extend to Mercator the Residual Loan Amount pursuant to the Mercator Bridge Loan Agreement).

    In the event of termination, the Reorganization Agreement will be of no further effect and, except for a termination resulting from a breach by a party to the Reorganization Agreement, there will be no liability or obligation on the part of either Progenitor or Mercator or their respective officers or directors, except as specifically provided in the Reorganization Agreement.

AMENDMENT; WAIVER

    The Reorganization Agreement may be amended by Progenitor and Mercator at any time before or after approval thereof by the stockholders of Mercator, but, after any such approval, no amendment may be made which alters the Adjusted Purchase Price, which in any way materially adversely affects the rights of such stockholders, or which requires stockholder approval under the terms of the Reorganization Agreement, without the further approval of such stockholders. The Reorganization Agreement may not be amended except by an instrument in writing signed on behalf of Mercator, Progenitor and Merger Sub.

    At the Effective Time or any time prior thereto, to the extent legally allowed, the parties to the Reorganization Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained in the Reorganization Agreement or in any document delivered pursuant thereto, and (iii) waive compliance with any of the agreements or conditions contained in the Reorganization Agreement. Any agreement on the part of a party thereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

EXPENSES


    Except as provided in the Reorganization Agreement or the Related Agreements, all costs and expenses incurred in connection with the Reorganization Agreement and the Related Agreements and the transactions contemplated thereby (whether or not the Reorganization is consummated) will be paid by the party incurring such expenses.


RELATED AGREEMENTS

    The Mercator Bridge Loan Agreement, together with the security agreement and the promissory note related thereto, the Reorganization Agreement, the Escrow Agreement, the Principal Stockholder Agreements and the related Principal Stockholder Releases, the Employment Agreement relating to Dr. Sigal, the Non-Solicitation Agreements, the Affiliate Agreements and the Lockup Agreements are sometimes referred to collectively herein as the "Related Agreements."

           APPRAISAL AND DISSENTERS' RIGHTS OF MERCATOR STOCKHOLDERS

APPLICABILITY


    Dissenters' rights under the CGCL and appraisal rights under the DGCL may be available in connection with the Reorganization. Under both California law and Delaware law, stockholders who do not vote to approve a reorganization or consent thereto and who follow certain procedures may, under certain circumstances, be entitled to exercise dissenters' or appraisal rights and receive cash for the "fair value" of their shares of an acquired company. However, Section 2115 of the CGCL provides that Mercator may be subject to California law with respect to certain corporate matters, including the right of Mercator stockholders to dissent from the Reorganization and receive the "fair market value" of their shares of Mercator Capital Stock, rather than the consideration specified in the Reorganization Agreement. In addition, the CGCL provides that, where provisions specified by Section 2115 of the CGCL apply, such provisions apply to the exclusion of the law of the state of incorporation of the subject corporation. See "Applicability of California Law to Mercator."


    Because the provisions specified by Section 2115 include dissenters' rights, the provisions of Delaware law relating to appraisal rights may not be available to Mercator stockholders in the Reorganization. Although the constitutionality of Section 2115 might be challenged in certain circumstances insofar as it purports to apply corporate law requirements of California that are in some respects in conflict with those of Delaware, the discussion herein assumes that
Section 2115 would be applicable to Mercator to the full extent of its terms and that it would not be applicable to Progenitor after the Reorganization.

    In the event that dissenters' rights under the CGCL or appraisal rights under the DGCL are available to Mercator stockholders in the Reorganization, a summary of the relevant sections of the CGCL and the DGCL is set forth below. However, Progenitor and Mercator reserve the right to challenge the applicability of appraisal or dissenter's rights with respect to the Reorganization. The Reorganization Agreement also provides that as a condition to the obligations of Progenitor to effect the Reorganization there must not be shares of Mercator Capital Stock with respect to which appraisal or dissenters' rights procedures have been successfully exercised ("Dissenting Shares") constituting more than one percent of the Mercator Common Stock on a fully-diluted basis.

CALIFORNIA DISSENTERS' RIGHTS


    The following summary of the provisions of Sections 1300-1312 of the CGCL ("Chapter 13") is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Chapter 13, a copy of which is attached to this Information Statement/Prospectus as Appendix E and is incorporated herein by reference. See "--Applicability" and "Applicability of California Law to Mercator."



    If dissenters' rights under California law are available to holders of Mercator Capital Stock, under Chapter 13 any shares of Mercator Capital Stock as to which such dissenters' rights are properly exercised will not be converted into the right to receive shares of Progenitor Common Stock by virtue of the Reorganization but instead will be converted into the right to receive the "fair market value" of such shares, determined as of the day before the first announcement of the terms of the Reorganization, excluding any appreciation or depreciation in consequence of the Reorganization. For shares of Mercator Capital Stock to qualify as Dissenting Shares under Chapter 13, (i) the holders of such shares must not have executed a Written Consent with respect to such shares in favor of approval of the Reorganization Proposal and (ii) the holder of such shares must submit certificates for endorsement (as described below).



    If the Reorganization is approved through the Written Consents, Mercator will, within ten days after such approval, mail to any stockholder who may have a right to require Mercator to purchase his, her or its shares for cash as a result of making such a demand (as described below), a notice that the required stockholder approval of the Reorganization Proposal was obtained (the "Notice of Approval"), accompanied by a copy of Chapter 13. The Notice of Approval will set forth the price determined by Mercator to represent the "fair market value" of any Dissenting Shares (which shall constitute an offer by Mercator to purchase such Dissenting Shares at such stated price) and will set forth a brief description of the procedures to be followed by such stockholders who wish to exercise their dissenters' rights.

    Within 30 days after the date on which the Notice of Approval was mailed (i) Mercator must receive the demand of the dissenting stockholder, which is required by law to contain a statement concerning the number and class of shares of Mercator Capital Stock held of record by such dissenting stockholder and what the stockholder claims to be the fair market value of the Dissenting Shares as of the close of business on the day immediately prior to the announcement of the Reorganization (the statement of fair market value in such demand by the dissenting stockholder constitutes an offer by the dissenting stockholder to sell the Dissenting Shares at such price); and (ii) the dissenting stockholder must submit share certificate(s) representing the Dissenting Shares to Mercator at Mercator's principal office. The certificate(s) will be stamped or endorsed with a statement that the shares are Dissenting Shares or will be exchanged for certificates of appropriate denomination so stamped or endorsed. If the price contained in the Notice of Approval is acceptable to the dissenting stockholder, the dissenting stockholder may demand the same price. This would constitute an acceptance of the offer by Mercator to purchase the dissenting stockholder's stock at the price stated in the Notice of Approval.

    If Mercator and a dissenting stockholder agree upon the price to be paid for the Dissenting Shares, upon the dissenting stockholder's surrender of the certificates representing the Dissenting Shares, such price (together with interest thereon at the legal rate on judgments from the date of the agreement between Mercator and the dissenting shareholder) is required by law to be paid to the dissenting shareholder within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the Reorganization are satisfied, whichever is later, subject to the surrender of the certificates therefor.

    If Mercator and a dissenting stockholder disagree as to the price for such Dissenting Shares or disagree as to whether such Dissenting Shares are entitled to be classified as Dissenting Shares, such holder may, within six months after the Notice of Approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations or, alternatively, may intervene in any pending action brought by any other dissenting shareholder. Costs of such an action (including compensation of appraisers) are required to be assessed as the court considers equitable, but must be assessed against Mercator if the appraised value determined by the court exceeds the price offered by Mercator.

    The court action to determine the fair market value of the shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the stockholders in authorizing the Reorganization. Furthermore, no stockholder who has appraisal rights under Chapter 13 shall have any right to attack the validity of the Reorganization or to have the Reorganization set aside or rescinded except in an action to test whether the number of shares required to authorize or approve the Reorganization has been legally voted in favor of the Reorganization.

    Dissenting Shares may lose their status as such and the right to demand payment will terminate if (i) the Reorganization is abandoned (in which case Mercator shall pay on demand to any dissenting stockholder who has initiated proceedings in good faith as provided under Chapter 13 all necessary expenses and reasonable attorneys' fees incurred in such proceedings); (ii) the shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class; (iii) the dissenting stockholder and Mercator do not agree upon the status of the shares as Dissenting Shares or upon the price of such shares and the dissenting stockholder fails to file suit against Mercator or intervene in a pending action within six months following the date on which the Notice of Approval was mailed to the stockholder; or (iv) the dissenting stockholder withdraws his or her demand for the purchase of the Dissenting Shares with the consent of Mercator.

DELAWARE APPRAISAL RIGHTS


    The following summary of the provisions of Section 262 of the DGCL ("Section 262") is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Section 262, a copy of which is attached to this Information Statement/Prospectus as Appendix F and incorporated herein by reference. See "--Applicability" and "Applicability of California Law to Mercator."


    If a holder of Mercator Capital Stock exercises appraisal rights in connection with the Reorganization under Section 262, any shares of Mercator Capital Stock with respect to which such rights have been exercised and perfected will not be converted into Progenitor Common Stock but, instead, will be converted into the right to receive such consideration as may be determined by the Delaware Court of Chancery (the "Delaware Court") to be due with respect to such shares pursuant to the DGCL.


    Before the Effective Time or within 10 days thereafter, the Surviving Corporation will notify each of the Mercator stockholders entitled to appraisal rights of the date of the approval of the Reorganization and of the availability of appraisal rights. Within 20 days after the date of mailing of the notice by the Surviving Corporation, a stockholder electing to exercise appraisal rights must perfect his, her or its appraisal rights by demanding in writing from Mercator the appraisal of his, her or its shares of Mercator Capital Stock. A failure to execute the Written Consent will not constitute a demand for appraisal. A stockholder electing to exercise appraisal rights also must not execute and deliver a Written Consent in favor of the Reorganization (the execution and delivery of a Written Consent in favor of the Reorganization will constitute a waiver of such stockholder's appraisal rights). A holder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to the Secretary of Mercator. The demand should specify the holder's name and mailing address and that such holder is demanding appraisal of his, her or its shares. Only a holder of record as of the demand date and continuing until the Effective Time of shares of Mercator Capital Stock (or his, her or its duly appointed representative) is entitled to assert appraisal rights for the shares registered in that holder's name.


    Within 120 days after the Effective Time, any stockholder who has made a valid written demand and who has not voted in favor of approval of the Reorganization Proposal may (i) file a petition in the Delaware Court demanding a determination of the value of shares of Mercator Capital Stock and (ii) upon written request, receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Mercator Capital Stock not voted in favor of the Reorganization Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

    If a petition for an appraisal is timely filed, at a hearing on such petition, the Delaware Court is required to determine the holders of Dissenting Shares entitled to appraisal rights and to determine the "fair value" of the Dissenting Shares, taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, together with a fair rate of interest, if any.

    Any holder of Dissenting Shares who has demanded an appraisal under Section 262 will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or to receive payment of dividends or other distributions on such Dissenting Shares (except dividends or other distributions payable to stockholders of record as of a date prior to the Effective Time).


    The shares of any Mercator stockholder who demands appraisal under Section 262 and subsequently withdraws or loses his, her or its right to appraisal will be converted into a right to receive that number of shares of Progenitor Common Stock as is determined in accordance with the Reorganization Agreement. A stockholder will effectively lose his right to appraisal if he, she or it votes, or executes and delivers a

Written Consent, in favor of the Reorganization Proposal, if no petition for appraisal is filed within 120 days after the Effective Time, or if the holder withdraws such holder's demand for appraisal within 60 days after the Effective Time. A holder of stock represented by certificates may also lose his, her or its right to appraisal if he, she or it fails to comply with the Court's direction to submit such certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings.


                            INITIAL PUBLIC OFFERING


    Progenitor intends to consummate the IPO concurrently with or immediately prior to the closing of the Reorganization, through an underwriting syndicate of which Lehman Brothers will serve as one of the representatives of the Underwriters. Progenitor currently intends to consummate the IPO through the sale of Progenitor Units, although Progenitor reserves the right (without notice to or any further action by Mercator stockholders) to consummate the IPO through the sale of shares of Progenitor Common Stock, rather than through the sale of Progenitor Units, in which case references to the Progenitor Warrants would not apply, the "IPO Common Stock Price" would mean the price per share of Progenitor Common Stock to the public in the IPO (which would be the same as the "IPO Unit Price" as described herein) and references herein to the IPO Unit Price would be deemed to be references to the IPO Common Stock Price. In furtherance thereof, Progenitor filed the IPO Registration Statement under the Securities Act with the Commission to register the Progenitor Units that it proposes to sell in the IPO and the shares of Progenitor Common Stock that may subsequently be issued upon exercise of the Progenitor Warrants issued as part of the Progenitor Units in the IPO. The IPO Registration Statement contemplates that Progenitor will sell 2,750,000 Progenitor Units in the IPO, at an IPO Unit Price estimated to be between $10.00 and $12.00 per Unit, although there can be no assurance in this regard. In connection with the IPO (assuming the IPO is consummated through the sale of Progenitor Units), the Progenitor Board of Directors will determine the IPO Common Stock Price in good faith, after consultation with independent financial advisors. This Information Statement/Prospectus assumes that the IPO Common Stock Price will be $8.50, although there can be no assurance in this regard. Concurrently with the IPO, Progenitor will sell additional shares of Progenitor Common Stock to Amgen at the IPO Common Stock Price, pursuant to a stock purchase agreement providing for Amgen's commitment to make an equity investment of $5.5 million in Progenitor (see "Business of Progenitor--Corporate Agreements--Amgen Agreements"), and will sell 25,000 shares of Progenitor Common Stock to The Ohio University Foundation at a price of $4.25 per share, pursuant to a stock purchase right (see "Certain Transactions of Progenitor--The Ohio University Foundation"). In addition, 24,020 shares of Progenitor Common Stock will be issued to The Ohio University Foundation pursuant to an anti-dilution adjustment in connection with the IPO. Interneuron has agreed that upon the closing of the IPO the Interneuron Bridge Loan will be converted into 293,293 shares of Progenitor's Series D Preferred Stock (based on an aggregate outstanding balance of $2.9 million as of June 20, 1997). Progenitor also has granted to the Underwriters an option, exercisable at any time up to thirty days from the date of the IPO, to purchase up to an additional 412,500 Progenitor Units at the IPO Unit Price, less underwriting discounts and commissions, solely to cover over-allotments, if any. However, there can be no assurance as to the price at which the IPO actually will be consummated, as to the number of Progenitor Units (or shares of Progenitor Common Stock, as the case may be) to be sold in or concurrently with the IPO, or as to the timing of the IPO, if it occurs at all.



    The aggregate net proceeds from the sale of the 2,750,000 Progenitor Units in the IPO at an assumed IPO Unit Price of $11.00 are estimated to be approximately $27.1 million ($31.4 million if the Underwriters' over-allotment option is exercised in full), after deducting estimated underwriting discounts and commissions and estimated expenses of the IPO of approximately $1.0 million payable by Progenitor and assuming no exercise of the Progenitor Warrants. Progenitor also will receive $4.5 million in cash and a $1.0 million promissory note from the sale of the Amgen Shares, and approximately $106,000 in cash from the sale of 25,000 shares of Progenitor Common Stock to The Ohio University Foundation, pursuant to a stock purchase right.

    Progenitor intends to use the net proceeds of the IPO, together with the cash proceeds received from the sale of the Amgen Shares and the sale of 25,000 shares of Progenitor Common Stock to The Ohio University Foundation, primarily for research and development. In addition, Progenitor intends to use a portion of such net proceeds as follows: (i) approximately $1.0 million to pay expenses relating to employee benefit and retention plans relating to the Reorganization; and (ii) approximately $1.0 million relating to legal, accounting and other costs incurred in connection with the Reorganization and this Information Statement/ Prospectus. Progenitor expects to consolidate its operations in California, and, in connection with such consolidation, to use approximately $2.5 million of such net proceeds to facilitate employee relocation, and $500,000 of such net proceeds for other costs such as benefit costs, consolidation of operations the elimination of duplicate systems and facilities and other integration costs. Progenitor anticipates using the balance of such net proceeds for the expansion or upgrade of facilities, acquisition of equipment and for working capital and other general corporate purposes. Progenitor also may use a portion of the net proceeds of the IPO to acquire technology rights, products, equipment, businesses or assets of other companies. No such transactions involving a material amount of consideration are being negotiated as of the date of this Information Statement/Prospectus. Approximately $500,000 of the $1.0 million of expenses of the IPO were advanced by Interneuron and evidenced as part of a promissory note. The net proceeds to Progenitor, after deducting estimated underwriting discounts and commissions and estimated expenses of the IPO, gives effect to the repayment of such amount to Interneuron.


    The amounts actually expended for each purpose will depend on numerous factors, including any expansion or acceleration of Progenitor's research and development programs; the results of research and development, preclinical studies and clinical trials conducted by Progenitor or its collaborative partners or licensees, if any; the acquisition and licensing of products and technologies; Progenitor's ability to establish and maintain relationships with corporate and academic collaborators; the ability of Progenitor to integrate the operations of Mercator with those of Progenitor; Progenitor's ability to manage growth; competing technological and market developments; the time and costs involved in filing, prosecuting, defending and enforcing patent and intellectual property claims; the receipt of licensing or milestone fees from any current or future collaborative arrangements, if established; the continued funding of governmental research grants; the timing of regulatory approvals, if any; and other factors. Progenitor estimates that, at its planned rate of spending, subject to the factors described above, the net proceeds of the IPO, together with the proceeds from the sale of the Amgen Shares, and the interest income earned on such proceeds, together with existing cash and cash equivalents, will be sufficient to meet its funding requirements for the next 18 months. There can be no assurance, however, that Progenitor's assumptions regarding the amount of proceeds from the IPO or other sales of its shares or regarding its future levels of expenditures and operating losses will prove accurate. Pending such uses, Progenitor intends to invest the net proceeds of the IPO in investment grade, interest-bearing securities. See "Risk Factors--History of Operating Losses; Anticipation of Future Losses," "--Need for Additional Capital; Uncertainty of Additional Funding" and "--Management Discretion as to Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor--Liquidity and Capital Resources," "Certain Transactions of Progenitor" and "Description of Progenitor Securities." In addition, should any holders of Mercator Capital Stock dissent, if applicable, to the Reorganization and perfect their appraisal or dissenters' rights, a portion of the proceeds may be used to pay the fair value of any such holders' shares.


    In the event that the IPO is not consummated prior to, or simultaneously with, the Effective Time, Progenitor may abandon the Reorganization, unless Progenitor, in its sole discretion, determines to consummate the Reorganization using one of the alternative forms of consideration described above. See "The Reorganization--Alternative Consideration." If Progenitor so determines to consummate the Reorganization using a form of consideration other than Progenitor Common Stock, additional information will be provided to Mercator stockholders and separate written consents or proxies will be solicited. The Reorganization Agreement allows Progenitor, in its sole discretion, to cease pursuing the IPO or to postpone consummation of the IPO until after the termination of the Reorganization Agreement.

    Due to the nature of public equity offerings, Progenitor and the Underwriters have not finally determined the precise terms of the IPO, nor can there be any assurance that the IPO will even be consummated. The IPO Unit Price or, in the event the IPO is consummated through the sale of shares of Progenitor Common Stock, the IPO Common Stock Price, will be determined by negotiations among Progenitor and the Underwriters with reference to a number of factors, many of which are outside the control of Progenitor, including the history and prospects of the industry in which Progenitor and Mercator compete, the ability of management of Progenitor and Mercator, the past and present operations of Progenitor and Mercator, the historical results of operations of Progenitor and Mercator, the prospects for future earnings of Progenitor after the Reorganization, the general condition of the equity securities markets at the time of the IPO and market prices at that time of securities of generally comparable companies. In the event the IPO is consummated through the sale of Progenitor Units, the IPO Common Stock Price will be determined by the Progenitor Board of Directors, after consultation with independent financial advisors. The actual amount of Progenitor Units or shares of Progenitor Common Stock, as the case may be, to be offered and sold in the IPO also depends upon a number of factors, many of which are outside the control of Progenitor, including market conditions and the price of Progenitor Units or the IPO Common Stock Price, as the case may be. THE NUMBER OF PROGENITOR UNITS TO BE SOLD IN THE IPO, AND THE IPO UNIT PRICE AND THE IPO COMMON STOCK PRICE, HAVE NOT YET BEEN DETERMINED AND ARE SUBJECT TO CHANGE. TO THE EXTENT THE IPO UNIT PRICE IS LESS THAN $11.00 OR THE IPO COMMON STOCK PRICE IS LESS THAN $8.50, THERE WILL BE MORE SHARES OF PROGENITOR COMMON STOCK OUTSTANDING AFTER THE IPO, AND THE PROCEEDS TO PROGENITOR EXPECTED FROM THE IPO WILL BE LOWER. THE DATE OF THE IPO ALSO HAS NOT BEEN DETERMINED, AND THERE CAN BE NO ASSURANCE AS TO WHEN THE IPO WILL BE CONSUMMATED, IF AT ALL. THERE ALSO CAN BE NO ASSURANCE THAT THE IPO UNIT PRICE WILL NOT BE MORE OR LESS THAN $11.00, THAT THE IPO COMMON STOCK PRICE WILL NOT BE MORE OR LESS THAN $8.50, THAT PROGENITOR WILL NOT ELECT TO ISSUE ADDITIONAL SHARES OF PROGENITOR COMMON STOCK PRIOR TO OR IN CONNECTION WITH THE IPO, THAT THE NUMBER OF PROGENITOR UNITS TO BE ISSUED IN THE IPO WILL BE THE 2,750,000 UNITS CURRENTLY CONTEMPLATED OR THAT THE NUMBER OF SHARES OF PROGENITOR COMMON STOCK TO BE ISSUED CONCURRENTLY WITH THE IPO WILL BE AS SET FORTH ABOVE. See "Risk Factors--Uncertainties Regarding the IPO, the IPO Common Stock Price and Exchange Ratios."

                                 CAPITALIZATION


    The following table sets forth as of March 31, 1997 (i) the actual capitalization of Progenitor as if the 1-for-2 reverse stock split had occurred prior to March 31, 1997; (ii) Progenitor's capitalization on a pro forma as if the Reorganization had occurred as of March 31, 1997 (assuming an Adjusted Purchase Price of $22.0 million) and giving effect to (a) the automatic conversion of all outstanding shares of Progenitor's Series A and Series B Preferred Stock into an aggregate of 2,204,330 shares of Progenitor Common Stock upon the closing of the IPO, (b) the conversion of a convertible debenture and a portion of the promissory note held by Interneuron into an aggregate of 810,220 shares of Progenitor Common Stock (based on an aggregate outstanding balance of $6.9 million as of March 31, 1997), (c) the conversion of the Interneuron Bridge Loan into an aggregate of 131,135 shares of Progenitor's Series D Preferred Stock (based on an outstanding balance of $1.3 million as of March 31, 1997) and
(d) the issuance of 24,020 shares of Progenitor Common Stock to The Ohio University Foundation pursuant to an anti-dilution adjustment in connection with the IPO; and (iii) Progenitor's capitalization on a pro forma as adjusted basis to reflect (a) the issuance and sale of the 2,750,000 Progenitor Units offered in the IPO (after deducting estimated underwriting discounts and commissions and the estimated expenses of the IPO payable by Progenitor) and the receipt and application of the estimated net proceeds therefrom, (b) the sale of 647,059 shares of Progenitor Common Stock to Amgen, concurrently with the closing of the IPO, and (c) the sale of 25,000 shares of Progenitor Common Stock to The Ohio University Foundation at a price of $4.25 per share, pursuant to a stock purchase right, concurrently with the closing of the IPO. The number of shares of Progenitor Common Stock to be issued (i) upon conversion of Progenitor's Series A and Series B Preferred Stock; (ii) upon conversion of a convertible debenture and a portion of the promissory note held by Interneuron; (iii) in the Reorganization; (iv) to Amgen; and to The Ohio University Foundation, and the number of shares of Progenitor's Series D Preferred Stock to be issued upon conversion of the Interneuron Bridge Loan, will depend upon a number of factors, including the date of the closing of the IPO, the IPO Unit Price (assuming the IPO is consummated through the sale of Progenitor Units) and the IPO Common Stock Price. See "Initial Public Offering," "Business of Progenitor--Corporate Agreements," "Certain Transactions of Progenitor" and "Description of Progenitor Securities."

                                                                                  AS OF MARCH 31, 1997
                                                                       -------------------------------------------
                                                                       (IN THOUSANDS, EXCEPT SHARES AND PER SHARE
                                                                                        PRO FORMA
                                                                                          DATA)        FOR
                                                                       PROGENITOR    REORGANIZATION     PRO FORMA
                                                                         ACTUAL      AND CONVERSIONS   AS ADJUSTED
                                                                       -----------  -----------------  -----------

                                                                                     (IN THOUSANDS)

Cash and cash equivalents............................................   $       8      $       132      $  31,686
                                                                       -----------        --------     -----------
                                                                       -----------        --------     -----------

Long-term obligations (1)............................................   $   8,763      $     1,150      $     966

Stockholders' equity (deficit):
  Preferred Stock, Series A, $0.01 par value: 2,120,000 shares authorized; 2,020,496 shares issued and outstanding, actual; no shares authorized, issued or outstanding, pro forma and pro forma
    as adjusted......................................................          20          --              --
  Preferred Stock, Series B, $0.01 par value: 880,000 shares authorized; 349,000 shares issued and outstanding, actual; no shares authorized, issued or outstanding, pro forma and pro forma
    as adjusted......................................................           3          --              --
  Preferred Stock, Series D, $0.001 par value: 500,000 shares authorized; no shares issued and outstanding, actual; 131,135 shares issued and outstanding, pro forma and pro forma as
    adjusted.........................................................      --                    1              1
  Common Stock, $0.001 par value: 39,000,000 shares authorized;
    2,887,217 shares issued and outstanding, actual; 8,101,665 shares issued and outstanding, pro forma; and 11,523,724 shares issued
    and outstanding, pro forma as adjusted (2).......................           3                8             12
  Shareholder promissory note receivable.............................      --              --              (1,000)
  Additional paid-in capital.........................................      14,972           49,287         81,310
  Deficit accumulated during development stage.......................     (22,962)         (52,181)       (52,585)
                                                                       -----------        --------     -----------
    Total stockholders' equity (deficit).............................      (7,964)          (2,885)        27,738
                                                                       -----------        --------     -----------
      Total capitalization...........................................   $     799      $    (1,735)     $  28,704
                                                                       -----------        --------     -----------
                                                                       -----------        --------     -----------


------------------------

(1) See Notes 5, 9 and 10 to the Progenitor Financial Statements.


(2) Excludes: (i) 2,750,000 shares of Progenitor Common Stock issuable upon exercise of the Progenitor Warrants; (ii) 3,408,888 shares of Progenitor Common Stock reserved or to be reserved for grants or awards under the Progenitor 1992 Stock Option Plan, 1996 Stock Incentive Plan and 1996 Employee Stock Purchase Plan, of which (a) options to purchase 695,463 shares of Progenitor Common Stock were outstanding as of June 20, 1997 under such stock plans, with a weighted average exercise price of $5.13 per share, and (b) options to purchase 937,350 shares of Progenitor Common Stock are to be granted under the 1996 Stock Incentive Plan upon the closing of the IPO, with an exercise price equal to the IPO Common Stock Price; (iii) 376,479 shares of Progenitor Common Stock to be issuable upon exercise of Replacement Options to be issued under the 1997 Stock Option Plan in connection with the Reorganization, with a weighted average exercise price of $1.31 per share; (iv) 45,865 shares of Progenitor Common Stock issuable upon exercise of warrants outstanding as of June 20, 1997, with an exercise price of $5.23 per share; and (v) 35,878 shares of Progenitor Common Stock issuable upon exercise of the Phoenix Warrants, with a weighted average exercise price of $4.65 per share. See "Management of Progenitor after the Reorganization--Stock Plans," "Certain Transactions of Progenitor" and "Description of Progenitor Securities."

                         COMPARATIVE DIVIDEND POLICIES


    No dividends have been declared or paid on Progenitor Common Stock or Mercator Capital Stock since their respective dates of incorporation, nor does Progenitor anticipate paying cash dividends on Progenitor Common Stock in the foreseeable future following consummation of the Reorganization. Any payment of cash dividends, if any, would be made at the discretion of the Progenitor Board of Directors after taking into account various factors, including Progenitor's financial condition, results of operations, current and anticipated cash needs and plans for expansion.


              PROGENITOR UNAUDITED PRO FORMA FINANCIAL STATEMENTS


    The following pro forma financial data are presented assuming (i) that the consummation of the Reorganization was accounted for using the purchase method of accounting; (ii) the consummation of the Conversions; and (iii) the consummation of the IPO Adjustments. The number of shares of Progenitor Common Stock to be issued in the Reorganization, upon the Conversions and upon the IPO Adjustments will depend upon a variety of factors, including the date of the closing of the IPO and the IPO Common Stock Price. See "Business of Progenitor--Corporate Agreements," "Certain Transactions of Progenitor-- Relationship with Interneuron" and "Description of Progenitor Securities."


    The pro forma balance sheet assumes that the Reorganization, the Conversions and the IPO Adjustments were consummated as of March 31, 1997. However, the terms of the IPO could change, Progenitor may sell more or less Progenitor Units in the IPO at a price more or less than the assumed IPO Unit Price of $11.00, and the IPO Common Stock Price could be more or less than the assumed amount of $8.50, which would affect the Conversions and the IPO Adjustments. See "Initial Public Offering." The pro forma statements of operations have been prepared by combining the historical financial statements of Progenitor for the fiscal year ended September 30, 1996 and for the six months ended March 31, 1997 with the historical financial statements of Mercator for the year ended December 31, 1996 and for the six months ended March 31, 1997, respectively. The pro forma statements of operations assume that the Reorganization, Conversions and IPO Adjustments were consummated as of October 1, 1995.


    The pro forma statements of financial position and results of operations exclude certain non-recurring items such as estimated costs of $1.0 million for severance, retention and bonus programs, $2.5 million to facilitate employee relocation, and $500,000 for other costs such as employee benefit and integration costs related to the consolidation of operations and the elimination of duplicate systems and facilities of Progenitor and Mercator subsequent to the consummation of the Reorganization. In addition, Progenitor will likely incur additional costs of being a public reporting entity. Such increases in costs, particularly insurance and annual financial reporting costs, have not been included in the pro forma statements of operations for either period presented. See "Risk Factors--History of Operating Losses; Anticipation of Future Losses" and "--Risks Associated with the Acquisition of Mercator" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor."



    In management's opinion, all material adjustments necessary to reflect the transactions are presented in the pro forma adjustments. The pro forma financial statements do not represent what Progenitor's actual results of operations would have been had the transactions occurred on such dates nor does it purport to predict or indicate Progenitor's financial position or results of operations at any future date or for any future period. The pro forma financial statements should be read in conjunction with the historical financial statements of both Progenitor and Mercator and the related notes thereto included elsewhere in this Information Statement/Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Mercator."

                            PRO FORMA BALANCE SHEETS
                                 MARCH 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                        PRO
                                                                                      REORGAN-         FORMA
                                                                 ACTUAL                IZATION          FOR
                                                      ----------------------------     ADJUST-       REORGAN-
                                                       PROGENITOR     MERCATOR(1)     MENTS(2)        IZATION
                                                      -------------  -------------  -------------  -------------

ASSETS
Current assets:
  Cash and cash equivalents.......................... $          8   $        124   $    --        $        132
  Accounts receivable................................          176        --             --                 176
  Deferred interest expense..........................      --                 750           (750)       --
  Prepaid expenses and other current assets..........           96             65        --                 161
                                                      -------------  -------------  -------------  -------------
    Total current assets.............................          280            939           (750)           469
                                                      -------------  -------------  -------------  -------------
Property and equipment at cost.......................        1,660          2,474         (1,298)         2,836
    Less accumulated depreciation....................         (822)        (1,298)         1,298           (822)
                                                      -------------  -------------  -------------  -------------
                                                               838          1,176        --               2,014
Notes receivable from officers, net and other........           58            150        --                 208
Deferred offering and acquisition costs..............        1,627             97         (1,013)           711
Convertible bridge promissory note receivable from
  Mercator...........................................        1,308        --              (1,308)       --
                                                      -------------  -------------  -------------  -------------
    Total assets..................................... $      4,111   $      2,362   $     (3,071)  $      3,402
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable................................... $        506   $        685   $        583   $      1,774
  Accrued expenses...................................        2,421             93        --               2,514
  Convertible notes payable..........................      --               2,250         (2,250)       --
  Equipment financing obligations--current...........          385            464        --                 849
                                                      -------------  -------------  -------------  -------------
    Total current liabilities........................        3,312          3,492         (1,667)         5,137
Note payable--Interneuron............................        6,577        --             --               6,577
Convertible debenture--Interneuron...................          495        --             --                 495
Bridge Loan--Interneuron.............................        1,310        --             --               1,310
Convertible Notes payable--Progenitor................                       1,308         (1,308)       --
Equipment financing obligations......................          381            585        --                 966
                                                      -------------  -------------  -------------  -------------
    Total liabilities................................       12,075          5,385         (2,975)        14,485
                                                      -------------  -------------  -------------  -------------

Redeemable preferred stock, Series A.................      --               3,015         (3,015)       --
Redeemable preferred stock, Series B.................      --               8,020         (8,020)       --
Redeemable preferred stock, Series C.................      --               4,526         (4,526)       --
Redeemable preferred stock, Series D.................      --             --             --             --

Stockholders' equity (deficit):
  Preferred stock, Series A..........................           20        --             --                  20
  Preferred stock, Series B..........................            3        --             --                   3
  Preferred stock, Series D..........................      --             --             --             --
  Common stock.......................................            3        --                   2              5
  Common stock.......................................      --                  53            (53)       --
  Shareholder promissory note receivable.............      --             --             --             --
  Additional paid-in capital.........................       14,972        --              21,345         36,317
  Deficit accumulated during development stage.......      (22,962)       (18,637)        (5,829)       (47,428)
                                                      -------------  -------------  -------------  -------------
    Total stockholders' equity (deficit).............       (7,964)       (18,584)        15,465        (11,083)
                                                      -------------  -------------  -------------  -------------
    Total liabilities and stockholders' equity
      (deficit)...................................... $      4,111   $      2,362   $     (3,071)  $      3,402
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

                                                                          PRO
                                                                         FORMA
                                                        DEBT AND          FOR
                                                         EQUITY        REORGAN-
                                                       CONVERSION       IZATION          IPO            PRO
                                                         ADJUST-          AND          ADJUST-       FORMA AS
                                                        MENTS(3)      CONVERSIONS     MENTS(4)       ADJUSTED
                                                      -------------  -------------  -------------  -------------
ASSETS
Current assets:
  Cash and cash equivalents.......................... $    --        $        132   $     31,554   $     31,686
  Accounts receivable................................      --                 176        --                 176
  Deferred interest expense..........................      --             --             --             --
  Prepaid expenses and other current assets..........      --                 161        --                 161
                                                      -------------  -------------  -------------  -------------
    Total current assets.............................      --                 469         31,554         32,023
                                                      -------------  -------------  -------------  -------------
Property and equipment at cost.......................      --               2,836        --               2,836
    Less accumulated depreciation....................      --                (822)       --                (822)
                                                      -------------  -------------  -------------  -------------
                                                           --               2,014        --               2,014
Notes receivable from officers, net and other........      --                 208        --                 208
Deferred offering and acquisition costs..............      --                 711           (711)       --
Convertible bridge promissory note receivable from
  Mercator...........................................      --             --             --             --
                                                      -------------  -------------  -------------  -------------
    Total assets..................................... $    --        $      3,402   $     30,843   $     34,245
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable................................... $    --        $      1,774   $    --        $      1,774
  Accrued expenses...................................      --               2,514            404          2,918
  Convertible notes payable..........................      --             --             --             --
  Equipment financing obligations--current...........      --                 849        --                 849
                                                      -------------  -------------  -------------  -------------
    Total current liabilities........................      --               5,137            404          5,541
Note payable--Interneuron............................       (6,393)           184           (184)       --
Convertible debenture--Interneuron...................         (495)       --             --             --
Bridge Loan--Interneuron.............................       (1,310)       --             --             --
Convertible Notes payable--Progenitor................      --             --             --             --
Equipment financing obligations......................      --                 966        --                 966
                                                      -------------  -------------  -------------  -------------
    Total liabilities................................       (8,198)         6,287            220          6,507
                                                      -------------  -------------  -------------  -------------
Redeemable preferred stock, Series A.................      --             --             --             --
Redeemable preferred stock, Series B.................      --             --             --             --
Redeemable preferred stock, Series C.................      --             --             --             --
Redeemable preferred stock, Series D.................      --             --             --             --
Stockholders' equity (deficit):
  Preferred stock, Series A..........................          (20)       --             --             --
  Preferred stock, Series B..........................           (3)       --                            --
  Preferred stock, Series D..........................            1              1        --                   1
  Common stock.......................................            3              8              4             12
  Common stock.......................................      --             --             --             --
  Shareholder promissory note receivable.............      --             --              (1,000)        (1,000)
  Additional paid-in capital.........................       12,970         49,287         32,023         81,310
  Deficit accumulated during development stage.......       (4,753)       (52,181)          (404)       (52,585)
                                                      -------------  -------------  -------------  -------------
    Total stockholders' equity (deficit).............        8,198         (2,885)        30,623         27,738
                                                      -------------  -------------  -------------  -------------
    Total liabilities and stockholders' equity
      (deficit)...................................... $    --        $      3,402   $     30,843   $     34,245
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

                       PRO FORMA STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)


                                                                ACTUAL
                                                     ----------------------------
                                                        FOR THE        FOR THE
                                                      YEAR ENDED     YEAR ENDED                       DEBT AND
                                                     SEPTEMBER 30,  DECEMBER 31,                       EQUITY
                                                         1996           1996       PRO FORMA FOR     CONVERSION     PRO FORMA
FOR THE YEAR ENDED SEPTEMBER 30, 1996                 PROGENITOR     MERCATOR(1)   REORGANIZATION   ADJUSTMENTS    AS ADJUSTED
---------------------------------------------------  -------------  -------------  --------------  --------------  ------------
Revenues...........................................   $     1,332     $     500      $    1,832     $    --        $      1,832
Operating expenses:
  Research and development.........................         3,873         6,049           9,922           204(5)         10,126
  General and administrative.......................         1,791         1,593           3,384          --               3,384
                                                     -------------  -------------  --------------      ------      ------------
    Total operating expenses.......................         5,664         7,642          13,306           204            13,510
                                                     -------------  -------------  --------------      ------      ------------
Nonrecurring expense...............................           974        --                 974          --                 974
Interest expense, net..............................           178            66             244          (120)(6)           124
                                                     -------------  -------------  --------------      ------      ------------
  Net loss.........................................   $    (5,484)    $  (7,208)     $  (12,692)    $     (84)     $    (12,776)
                                                     -------------  -------------  --------------      ------      ------------
                                                     -------------  -------------  --------------      ------      ------------
Supplemental net loss per share....................   $     (0.91)
                                                     -------------
                                                     -------------
Shares used in computing supplemental net loss per
 share.............................................     6,047,252(7)
                                                     -------------
                                                     -------------
Pro forma net loss per share.......................                                                                $      (1.07)
                                                                                                                   ------------
                                                                                                                   ------------
Shares used in computing pro forma net loss per
 share.............................................                                                                  11,980,477(7)
                                                                                                                   ------------
                                                                                                                   ------------



                                                                 ACTUAL
                                                         -----------------------
                                                           FOR THE SIX MONTHS                        DEBT AND
                                                          ENDED MARCH 31, 1997                        EQUITY
                                                         -----------------------  PRO FORMA FOR     CONVERSION     PRO FORMA
FOR THE SIX MONTHS ENDED MARCH 31, 1997                  PROGENITOR  MERCATOR(1)  REORGANIZATION   ADJUSTMENTS    AS ADJUSTED
-------------------------------------------------------  ----------  -----------  --------------  --------------  ------------
                                                                   (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
Revenues...............................................  $      859   $     125     $      984     $    --        $        984
Operating expenses:
  Research and development.............................       2,150       3,249          5,399           204(5)          5,603
  General and administrative...........................       1,226         802          2,028          --               2,028
                                                         ----------  -----------       -------        ------      ------------
    Total operating expenses...........................       3,376       4,051          7,427           204             7,631
                                                         ----------  -----------       -------        ------      ------------
Interest expense, net..................................         287          73            360          (265)(6)            95
                                                         ----------  -----------       -------        ------      ------------
  Net loss.............................................  $   (2,804)  $  (3,999)    $   (6,803)    $      61      $     (6,742)
                                                         ----------  -----------       -------        ------      ------------
                                                         ----------  -----------       -------        ------      ------------
Supplemental net loss per share........................  $    (0.46)
                                                         ----------
                                                         ----------
Shares used in computing supplemental net loss per
 share.................................................   6,103,034(7)
                                                         ----------
                                                         ----------
Pro forma net loss per share...........................                                                           $      (0.56)
                                                                                                                  ------------
                                                                                                                  ------------
Shares used in computing pro forma net loss per
 share.................................................                                                             12,036,259(7)
                                                                                                                  ------------
                                                                                                                  ------------

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)


(1) Reflects the actual financial statements of Mercator for the date or period indicated. Mercator actual financial statements for the six month period ended March 31, 1997 were derived by combining the unaudited financial statements of Mercator for the three month period ended December 31, 1996 with the unaudited financial statements of Mercator for the three month period ended March 31, 1997. Progenitor will consummate the Reorganization upon the closing of the IPO.


(2) In connection with the Reorganization, the allocation of the purchase price to the assets and liabilities of Mercator at estimated fair values is as follows:


Purchase Price:
  Progenitor Common Stock, stock options and warrants to be issued:
    2,175,878 shares of common stock...................................  $  18,495
    Stock options for 376,479 shares of Progenitor Common Stock........      2,713
    Warrants for 35,878 shares of Progenitor Common Stock..............        138
  Progenitor funding to Mercator.......................................      1,308
  Total estimated acquisition fees and costs...........................      1,500
                                                                         ---------
    Total purchase price...............................................  $  24,154
                                                                         ---------
                                                                         ---------
Allocation of purchase price:
  In-process research and development..................................  $  24,466
  Excess of the estimated fair value of Mercator liabilities assumed
    over assets purchased as of March 31, 1997.........................       (312)
                                                                         ---------
    Total..............................................................  $  24,154
                                                                         ---------
                                                                         ---------



   For pro forma financial statement purposes, the purchase price was estimated using an assumed IPO Common Stock Price of $8.50 per share. The initial public offering price of the Progenitor Units will be determined through negotiations between Progenitor and representatives of the Underwriters. The actual IPO Common Stock Price will be determined by the Board of Directors of Progenitor acting in good faith after consultation with independent financial advisers retained for the purpose of advising the Board of Directors with respect to such allocation. See "Risk Factors--No Prior Trading Market; No Assurance of Active Trading Market; Potential Volatility of Trading Prices" and "--Determination of IPO Common Stock Price; Potential Conflicts of Interest." The actual purchase price for Mercator will be determined by a valuation of the Progenitor Common Stock, stock options and warrants issued at the time of the closing of the IPO.

                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

   The Reorganization was reflected in the unaudited pro forma balance sheet as follows:


Eliminate deferred interest expense.........................             $    (750)
To establish fair value of property and equipment...........                (1,298)
To eliminate Mercator accumulated depreciation..............                 1,298
Accounts payable incurred for acquisition costs.............                  (583)
Eliminate Mercator convertible notes payable, net...........                 2,250
Eliminate Convertible Note Payable--Progenitor..............                 1,308
Eliminate convertible bridge promissory note receivable from
 Mercator...................................................                (1,308)
Write-off of deferred acquisition cost......................                (1,013)
Eliminate Mercator redeemable preferred stock, Series A.....                 3,015
Eliminate Mercator redeemable preferred stock, Series B.....                 8,020
Eliminate Mercator redeemable preferred stock, Series C.....                 4,526
Reflect par value of the 2,175,878 shares of common stock
 issued.....................................................                    (2)
Eliminate Mercator common stock.............................                    53
Reflect the issuance of common stock, options and warrants
 in additional paid-in capital..............................               (21,345)
Deficit accumulated during the development stage:
  Reflect charge for purchase of in-process research and
    development.............................................     24,466
  Eliminate Mercator deficit accumulated during the
    development stage.......................................    (18,637)
                                                              ---------
    Subtotal................................................                 5,829
                                                                         ---------
      Total.................................................             $       0
                                                                         ---------
                                                                         ---------

                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

   The allocation of the Mercator purchase price among the identifiable tangible and intangible assets and liabilities is based on preliminary estimates of the fair market value of those assets and liabilities. The technological feasibility of the purchased in-process research and development technology has not yet been established and the technology has no alternative future use. Final determination of the allocation of the purchase price will be based on independent appraisals expected to be completed shortly after the Reorganization is consummated. Accordingly, final amounts could differ from those used herein and the impact of such difference in Progenitor's financial statements could be material.

   In addition, Progenitor will provide additional funding to Mercator prior to the closing of the IPO, funded in stages based upon a plan sufficient to meet the working capital obligations of Mercator. The additional funding will be part of Progenitor's purchase price consideration ($1,308 as of March 31, 1997). Prior to the closing of the IPO, Progenitor anticipates that approximately $4,000 will be funded to Mercator, and that the amount allocated to in-process research and development to be written off in connection with the Reorganization would be approximately $27,000.


   In connection with the Reorganization, Progenitor expects to incur several nonrecurring charges in the quarter and fiscal year ending September 30, 1997 which in the aggregate are currently estimated to be $31,000, including the write-off of costs related to the purchase of in-process research and development, severance, employee retention and bonus programs and employee relocation and other employee benefit costs, the consolidation of operations, the elimination of duplicate systems and facilities, and other integration costs. Factors that could increase such costs include delays in the closing of the IPO beyond July 31, 1997 any unexpected employee turnover, unforeseen delays in consolidating duplicate facilities once the Reorganization has been completed and the associated costs of hiring temporary employees and consultants, and any additional fees and charges to obtain consents, regulatory approvals or permits. The costs of the write-off of in-process research and development have been considered in the purchase price allocation above, while the remaining costs have been excluded from the pro forma presentation. In addition, the charge for purchased in-process research and development ($24,466) has been excluded from the pro forma statement of operations as it is a material nonrecurring charge which will be reflected in the statement of operations of Progenitor within the year following the Reorganization.


(3) Reflects the following Conversions which will occur upon the closing of the
    IPO:

(a)        The automatic conversion of all outstanding shares of Progenitor's
           Preferred Stock Series A and Series B into an aggregate of
           2,204,330 shares of Progenitor Common Stock:
             Preferred Stock, Series A........................................  $     (20)
             Preferred Stock, Series B........................................  $      (3)

(b)        The conversion of a convertible debenture and a portion of the promissory note held by Interneuron into an aggregate of 810,220 shares of Progenitor Common Stock:
             Note payable--Interneuron........................................  $  (6,393)
             Convertible debenture--Interneuron...............................  $    (495)

(c)        The conversion of the Interneuron Bridge Loan into an aggregate of
           131,135 shares of Progenitor's Preferred Stock, Series D...........  $  (1,310)

                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)


(d)        Issuance of 24,020 shares of Progenitor Common Stock to The Ohio
           University Foundation in connection with an anti-dilution
           adjustment pursuant to a stock purchase right......................  $    (204)

(e)        To reflect dividend for the total value of the Progenitor Common
           Stock shares to be issued upon the automatic conversion of
           Progenitor's Preferred Stock, Series A and Series B (a total of
           2,204,330 shares with a value of an assumed IPO Common Stock Price of $8.50), less consideration of $14,188 paid as reflected in the
           historical financial statements....................................     (4,549)
                                                                                ---------
                                                                                $  (4,753)
                                                                                ---------
                                                                                ---------

(f)        To reflect the par value and additional paid-in capital as a result of items (a) through (d) above:
             Progenitor Common Stock (par value of $0.001) for a total
             issuance of 3,038,570 shares of Progenitor Common Stock..........  $       3
             Progenitor Preferred Stock, Series D (par value $0.001) for a
             total issuance of 131,135 shares of Progenitor Preferred Stock...  $       1
             Additional paid-in capital.......................................  $  12,970



   The Conversions described above will occur upon the closing of the IPO. The number of shares of Progenitor Common Stock to be issued upon the Conversions is dependent, among other things, on the IPO Common Stock Price. See "Risk Factors--Determination of IPO Common Stock Price; Potential Conflicts of Interest." A decrease of $1.00 from the assumed IPO Common Stock Price of $8.50 per share would cause an increase of 412,947 in the number of shares issued under the Conversions. Since the Preferred Stock has a guaranteed quarterly return that is determined on each of April 7, July 7, October 7 and January 7, the passage of any such dates will alter the conversion ratio and the number of shares of Progenitor Common Stock issuable upon such Conversion. Interneuron has relinquished its right to minimum return adjustments through the quarter ended April 7, 1997 to the conversion ration of its Progenitor Series A Preferred Stock. The IPO Conversions of the Progenitor Preferred Stock described above reflect this relinquishment. See "Risk Factors--Control of Progenitor By, and Potential Conflicts of Interest With, Interneuron," "Business of Progenitor--Discovery Programs," "--Corporate Agreements" and "Certain Transactions of Progenitor--Relationship With Interneuron."

                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

(4) Reflects the IPO Adjustments as follows:


(a)        To record the receipt and application of cash and cash equivalents:
             The issuance and sale of the 2,750,000 Progenitor Units offered in the IPO (after deducting estimated underwriting discounts and commissions and the estimated expenses of the IPO).........  $  27,132
             The receipt of $4,500 in cash in connection with the purchase of
               647,059 Amgen Shares...........................................      4,500
             The sale of 25,000 shares of Progenitor Common Stock to The Ohio
               University Foundation at a price of $4.25 per share............        106
             The repayment of the remaining portion of the promissory note
               payable to Interneuron.........................................       (184)
                                                                                ---------
                                                                                $  31,554
                                                                                ---------
                                                                                ---------
(b)        To record an accrual for bonuses payable to officers of Progenitor
           in connection with the IPO.........................................  $     404

(c)        To reflect the stockholder promissory note receivable from Amgen...  $  (1,000)

(d)        To reflect the par value and additional paid-in capital as a result of item (a) above:
             Progenitor Common Stock (par value of $.001) for consideration of a total issuance of 3,422,059 shares of Progenitor Common
               Stock..........................................................  $       4
             Additional paid-in capital.......................................  $  32,023


(5) Reflects research and development expense regarding the additional shares issued to The Ohio University Foundation pursuant to an anti-dilution adjustment in connection with the IPO relating to previous research and technology arrangements.

(6) Eliminates interest expense relating to a convertible debenture and portion of promissory note held by Interneuron which will convert to Progenitor Common Stock upon the closing of the IPO.


(7) Supplemental loss per share amounts are computed using the weighted-average number of shares outstanding of Progenitor Common Stock and Progenitor Common Stock equivalents. Progenitor Common Stock equivalents are excluded from the computation when their effect is anti-dilutive; however, pursuant to the requirements of the Commission, Progenitor Common Stock equivalent shares relating to stock options and warrants (using the treasury stock method) that were issued during the 12-month period prior to the filing of this Information Statement/Prospectus are included for all periods presented whether or not they are anti-dilutive. In addition, the supplemental net loss per share amounts have been presented to reflect net loss per share had the Conversions occurred as of October 1, 1995.


    Pro forma net loss per share amounts are based upon the supplemental net loss per share amounts adjusted for the Reorganization and the IPO Adjustments assuming the Reorganization and the IPO occurred as of October 1, 1995.

                 PROGENITOR SELECTED HISTORICAL FINANCIAL DATA


    The following table sets forth selected historical financial data of Progenitor. The selected financial statement of operations data for each of the three years in the period ended September 30, 1996 and the balance sheet data as of September 30, 1995 and 1996 are derived from the financial statements of Progenitor, which have been audited by Coopers & Lybrand L.L.P., independent accountants, that are included elsewhere in this Information Statement/Prospectus and are qualified by reference to such financial statements and the notes related thereto. Coopers & Lybrand L.L.P.'s report on these financial statements, which appears elsewhere herein, includes an explanatory paragraph with respect to Progenitor's ability to continue as a going concern described in Note 1 to the Progenitor Financial Statements. The selected statement of operations data for the period from May 8, 1992 (date of inception) to September 30, 1992 and for the year ended September 30, 1993, and the balance sheet data as of September 30, 1992, 1993, and 1994, are derived from financial statements audited by Coopers & Lybrand L.L.P. that are not included herein. The statement of operations data for the six months ended March 31, 1996 and 1997 and for the period from May 8, 1992 (date of inception) to March 31, 1997 and the balance sheet data as of March 31, 1997, have been derived from unaudited financial statements which include all adjustments, consisting solely of normal recurring adjustments, which management considers necessary to fairly present the financial data set forth herein. The results for the six months ended March 31, 1996 and 1997, are not necessarily indicative of the results to be expected for future periods. The selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor" and the Progenitor Financial Statements and related Notes thereto and other financial information included elsewhere herein.



                                                                                                                       MAY 8, 1992
                                       MAY 8, 1992                                                    SIX MONTHS         (DATE OF
                                        (DATE OF                                                        ENDED           INCEPTION)
                                      INCEPTION) TO          YEARS ENDED SEPTEMBER 30,                MARCH 31,             TO
                                      SEPTEMBER 30,  ------------------------------------------  --------------------   MARCH 31,
                                          1992         1993       1994       1995       1996       1996       1997         1997
                                      -------------  ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues..........................    $  --        $  --      $  --      $   2,821  $   1,332  $     912  $     859   $    5,012
  Operating expenses:
    Research and development........          775        3,116      4,113      4,228      3,873      1,706      2,150       18,255
    General and administrative......          264        1,339      1,275      1,116      1,791        691      1,226        7,011
                                      -------------  ---------  ---------  ---------  ---------  ---------  ---------  ------------
  Total operating expenses..........        1,039        4,455      5,388      5,344      5,664      2,397      3,376       25,266
                                      -------------  ---------  ---------  ---------  ---------  ---------  ---------  ------------
  Nonrecurring expense..............       --           --         --         --            974     --         --              974
  Interest expense..................           23          246        648        352        178         56        287        1,734
                                      -------------  ---------  ---------  ---------  ---------  ---------  ---------  ------------
  Net loss..........................    $  (1,062)   $  (4,701) $  (6,036) $  (2,875) $  (5,484) $  (1,541) $  (2,804)  $  (22,962)
                                      -------------  ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                      -------------  ---------  ---------  ---------  ---------  ---------  ---------  ------------


                                                                             AS OF SEPTEMBER 30,                       AS OF
                                                           --------------------------------------------------------  MARCH 31,
                                                             1992       1993        1994        1995        1996        1997
                                                           ---------  ---------  ----------  ----------  ----------  ----------
                                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..............................  $      35  $      11  $       10  $    1,174  $       22  $        8
  Working capital........................................       (379)      (562)       (988)       (269)     (1,755)     (3,032)
  Total assets...........................................        568        979         977       2,395         920       4,111
  Long-term obligations..................................      1,210      6,150      11,767         705       4,010       8,763
  Deficit accumulated during development stage...........     (1,062)    (5,763)    (11,799)    (14,674)    (20,158)    (22,962)
  Total stockholders' deficit............................     (1,057)    (5,755)    (11,791)       (101)     (5,164)     (7,964)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PROGENITOR


    THE FOLLOWING DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF PROGENITOR SHOULD BE READ IN CONJUNCTION WITH EACH OF THE PROGENITOR AND MERCATOR FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF MERCATOR." EXCEPT WHERE SPECIFIED BELOW, REFERENCES TO PROGENITOR AND ITS RESULTS OF OPERATIONS AND RESOURCES ASSUME THAT THE REORGANIZATION IS NOT CONSUMMATED.


OVERVIEW

    A development stage company, Progenitor was incorporated in February 1992 and commenced operations in May 1992. Progenitor has devoted substantially all of its resources since inception to research and development programs. To date, all of Progenitor's revenues have resulted from payments from collaborators and licensees and a grant from the U.S. Department of Commerce's National Institute of Standards and Technology Advanced Technology Program ("ATP") that was awarded to Progenitor in November 1994. Payments from collaborators, license fees, payments under governmental grants and investment income, in each case, if any, are expected to be the only sources of revenue for the foreseeable future. Certain payments under collaborative and license arrangements are contingent upon Progenitor meeting certain milestones. Payments under collaborative or licensing arrangements, if any, will be subject to significant fluctuation in both timing and amount and therefore Progenitor's results of operations for any period may not be comparable to the results of operations for any other period. Progenitor has not yet received any royalties or other revenues from the sale of products or services and does not expect to receive any such revenues for the next several years, if at all. As of March 31, 1997, Progenitor, without giving effect to the Reorganization, had a total stockholders' deficit of $8.0 million, including an accumulated deficit of $23.0 million. See "Risk Factors--History of Operating Losses; Anticipation of Future Losses."


    Interneuron provided the initial funding of Progenitor and had invested $19.7 million in Progenitor in equity and debt financings through March 31, 1997. Following the IPO and the Reorganization, Interneuron is expected to own beneficially approximately 41% (approximately 40% if the Underwriters' over-allotment option is exercised in full) of the outstanding Common Stock of Progenitor. In addition, based upon an outstanding balance on the Interneuron Bridge Loan of $2.9 million as of June 20, 1997, Interneuron will own 293,293 shares of the Progenitor Series D Preferred Stock, which it may convert at any time at its option into an equal number of shares of Progenitor Common Stock, which would bring its ownership to approximately 43% of the Progenitor Common Stock outstanding (approximately 41% if the Underwriters' over-allotment option is exercised in full). Accordingly, Interneuron is and will continue to be Progenitor's largest stockholder. Interneuron has no obligation to invest any additional funds in Progenitor, and Progenitor does not expect Interneuron to do so. Progenitor raised an additional $1.6 million in net proceeds through a private placement of Preferred Stock in fiscal 1995. Progenitor intends to seek additional funding through public or private equity or debt financing and collaborative and license arrangements. There can be no assurance, however, that additional financing will be available when needed, or that, if available, such financing will be available on terms acceptable to Progenitor. See "Risk Factors--Need for Additional Capital; Uncertainty of Additional Funding," "--Control of Progenitor by, and Potential Conflicts of Interest with, Interneuron" and "Certain Transactions of Progenitor--Relationship with Interneuron."



    On February 14, 1997, Progenitor entered into the Reorganization Agreement. Progenitor intends to close the Reorganization by issuing 2,175,878 shares of Progenitor Common Stock to the Mercator stockholders (assuming an Adjusted Purchase Price of $22.0 million).


    Significant discovery, research and development efforts will be required prior to the time any of Progenitor's gene discoveries may lead to product candidates or result in products that may be brought to the market, if at all. Products, if any, resulting from Progenitor's research and development programs are not expected to be commercially available for a number of years, if at all, even if any are successfully developed and proven safe and effective. Significant additional research and development efforts and extensive preclinical studies and clinical trials will be required prior to submission of any regulatory application for commercial use. See "Risk Factors--Uncertainty of Product Development."


    Progenitor intends to use the net proceeds of the IPO, together with the cash proceeds received from sale of the Amgen Shares and the sale of 25,000 shares of Progenitor Common Stock to the Ohio University Foundation, primarily for research and development. In addition, Progenitor intends to use a portion of such net proceeds as follows: (i) approximately $1.0 million to pay expenses relating to employee benefit and retention plans relating to the Reorganization; and (ii) approximately $1.0 million relating to legal, accounting and other costs incurred in connection with the Reorganization and this Information Statement/Prospectus. Progenitor expects to consolidate its operations in California, and, in connection with such consolidation, to use approximately $2.5 million of such net proceeds to facilitate employee relocation and $500,000 of such net proceeds for other costs such as benefit costs, the consolidation of operations, the elimination of duplicate systems and facilities and other integrated costs. Progenitor anticipates using the balance of such net proceeds for the expansion or upgrade of facilities, acquisition of equipment and for working capital and other general corporate purposes.


  PRO FORMA FOR REORGANIZATION


    As of March 31, 1997, Progenitor, on a pro forma basis (including Mercator), had an accumulated deficit of approximately $52.6 million. Progenitor expects to incur substantial additional losses over the next several years as it expands its research and development activities. In connection with the Reorganization, Progenitor expects to incur several nonrecurring charges in the quarter ended September 30, 1997, which in the aggregate are currently estimated to be approximately $31.0 million, including the write-off of $27.0 million in costs related to the purchase of in-process research and development, $1.0 million for severance, retention and bonus programs, $2.5 million to facilitate employee relocation, and $500,000 for other costs, such as benefit costs, the consolidation of operations, the elimination of duplicate systems and facilities, and other integration costs. Factors that could increase such costs include delays in the closing of the IPO beyond July 31, 1997, any unexpected employee turnover, unforeseen delays in consolidating duplicate facilities once the Reorganization has been completed and the associated costs of hiring temporary employees and consultants, and any additional fees and charges to obtain consents, regulatory approvals or permits. In addition, Progenitor will likely incur material additional costs associated with being a public reporting entity. Such increases in costs will primarily relate to communication with stockholders, insurance and annual financial reporting costs. See "Risk Factors--Risks Associated with the Acquisition of Mercator" and "Business of Progenitor--Facilities."


RESULTS OF OPERATIONS

  SIX MONTHS ENDED MARCH 31, 1996 AND 1997


    Revenues for the six months ended March 31, 1996 and 1997 were $912,000 and $859,000, respectively. For the first six months of 1996, Progenitor recognized $500,000 in revenues pursuant to the collaboration agreement with Chiron entered into in March 1995, and also recognized revenues totaling $400,000 under Progenitor's ATP grant which provides for aggregate payments of $2.0 million over three years. For the first six months of fiscal 1997, Progenitor recognized $500,000 in revenue as a result of entering into a license agreement with Amgen and $351,000 of revenues related to Progenitor's ATP grant.


    Research and development expense increased from $1.7 million for the six months ended March 31, 1996 to $2.2 million for the six months ended March 31, 1997. The increase was due to the addition of five scientific staff members and related recruiting costs, annual salary increases, costs associated with additional sponsored research agreements entered into during September 1996, and increased costs and expenses associated with patent filings and license and collaborative agreements in process.

    General and administrative expenses increased from $691,000 for the six months ended March 31, 1996 to $1.3 million for the six months ended March 31, 1997. The increase is due primarily to new administrative personnel, and overall salary increases.

    Interest expense increased from $57,000 for the six months ended March 31, 1996 to $287,000 for the six months ended March 31, 1997, primarily as a result of increased borrowings under the promissory note payable to Interneuron.

  FISCAL YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996

    Revenues of $2.8 million in fiscal 1995 were primarily attributable to an initial cash payment of $2.5 million under Progenitor's collaboration agreement with Chiron and recognition of $260,000 of revenues related to a payment under Progenitor's ATP grant. Revenues for fiscal 1996 totaled $1.3 million as a result of a $500,000 milestone payment received from Chiron in January 1996 and revenues recognized under the ATP grant totaling $751,000.

    Research and development expenses increased from $4.1 million for fiscal 1994, to $4.2 million for fiscal 1995 and decreased to $3.9 million for fiscal 1996. The increase in fiscal 1994 was largely due to the addition of senior research and development management in late fiscal 1993 as well as annual salary increases, increased short-term sponsored research commitments and increased depreciation expenses resulting from additions of laboratory, office and computer equipment. The increase in research and development expenses in fiscal 1995 was largely attributable to the $750,000 reimbursement to Chiron for certain start-up manufacturing costs related to the Chiron collaboration. The decrease in research and development expenses to $3.9 million was largely attributable to the $750,000 Chiron reimbursement recorded in June 1995. Other research and development expenses consisted primarily of salaries and consulting fees, legal fees, sponsored research projects, license fees and expenditures for laboratory supplies and animal facilities. Progenitor expects research and development expenses to increase in the future, depending on the availability of capital.

    General and administrative expenses were $1.3 million for fiscal 1994, decreased to $1.1 million for fiscal 1995, and increased to $1.8 million for fiscal 1996. The slight decrease between fiscal 1994 and fiscal 1995 resulted primarily from a credit from Interneuron for overbilled employee benefit expenses incurred prior to fiscal 1995, which was offset against similar expenses in 1995. The fiscal 1996 increase was largely due to increases in annual salaries, recruitment and relocation fees associated with new administrative personnel, consulting and legal fees, travel expenses and occupancy charges. Progenitor expects general and administrative expenses to increase in the future, depending on the availability of capital.

    Interest expense decreased from $648,000 for fiscal 1994 to $352,000 for fiscal 1995, and to $179,000 for fiscal 1996. The decrease in interest expense in fiscal 1995 was due to a lower average debt balance resulting from the conversion into equity of $11.5 million of Progenitor's debt payable to Interneuron and the receipt by Progenitor of a cash payment of $2.5 million in fiscal 1995 under its collaboration agreement with Chiron. Interest expense incurred by Progenitor in fiscal 1996 resulted from debt funding provided to Progenitor by Interneuron which resumed upon depletion of the cash received from Chiron in fiscal 1995. Progenitor began incurring interest expense related to equipment financings in fiscal 1994. Progenitor expects to continue financing equipment purchases through sale-leaseback arrangements, if favorable terms are available, which could result in an increase in interest expense.

    During fiscal 1996, Progenitor incurred $974,000 of nonrecurring expense related to its initial filing of the registration statement in connection with the IPO.

    No income tax provision or benefit has been provided for federal income tax purposes as Progenitor has incurred losses since inception. As of September 30, 1996, Progenitor had deferred tax assets of $8.0 million. Because of uncertainties surrounding the realization of these favorable tax attributes in future tax periods, all of the net deferred tax assets have been fully offset by a valuation allowance. As of September 30, 1996, Progenitor had total federal net operating loss carryforwards of $18.4 million and federal tax credits of approximately $618,000, both of which expire on dates through 2010. Under Section 382 of the Code, utilization of prior net operating loss carryforwards is limited after an ownership change to an annual amount equal to the value of the loss corporation's stock immediately before the date of the ownership change, multiplied by the federal long-term tax exempt rate. To date, Progenitor has not incurred an ownership change under Section 382. As a result of the actions contemplated by the IPO, the Reorganization and the related transactions, Progenitor is likely to incur such a change of ownership, in which case Progenitor's ability to use the losses incurred prior to the date of the IPO may be limited as to timing, pursuant to Section 382. Under the terms of an option agreement with Interneuron with respect to certain aspects of Del-1, Interneuron relinquished its rights to certain minimum return provisions of Progenitor's Series A Preferred Stock. Such relinquishment may be deemed taxable income to Progenitor. There can be no assurance that all of such income would be offset by current expenses or operating loss carryforwards. See "Risk Factors--Control of Progenitor By, and Potential Conflicts of Interest With, Interneuron," "Business of Progenitor--Discovery Programs" and "--Corporate Agreements" and "Certain Transactions of Progenitor--Relationship With Interneuron.".


LIQUIDITY AND CAPITAL RESOURCES

  PROGENITOR


    Since inception, Progenitor has financed its operations primarily through debt and equity financings from Interneuron of $19.7 million through March 31, 1997, a private financing of $1.6 million in net proceeds from the sale of Progenitor Preferred Stock in fiscal 1995 and a private financing from The Ohio University Foundation in February 1996 of $350,000. In addition, Progenitor received payments of $2.5 million and $500,000 from Chiron in April 1995 and January 1996, respectively, and received payments of $65,000 and $769,000 in fiscal 1995 and fiscal 1996, respectively, and $351,000 for the six months ended March 31, 1997, under the ATP grant. Progenitor also completed sale-leaseback transactions generating $88,000, $117,000 and $551,000 in cash during fiscal 1995, fiscal 1996, and the six months ended March 31, 1997, respectively. Progenitor used these sources of financing to fund its operations. During fiscal 1995 and fiscal 1996, respectively, Progenitor used $1.6 million and $4.8 million of cash in operating activities. As of March 31, 1997, Progenitor had cash and cash equivalents totaling $8,000.


    Following the Reorganization, Progenitor expects negative cash flow from operations to continue for the foreseeable future. Progenitor will require substantial additional funds to continue research and development, conduct preclinical studies and clinical trials, conduct activities relating to commercialization of rights it has retained in collaborative or license agreements, if any, and expand administrative capabilities. Progenitor estimates that, at its planned rate of spending, its existing cash and cash equivalents, together with the net proceeds from the IPO, the proceeds from the sale of the Amgen Shares, and the interest income earned on such proceeds, will be sufficient to meet its funding requirements for the next 18 months. There can be no assurance, however, that Progenitor's assumptions regarding its future levels of expenditures and operating losses or regarding the amount of IPO proceeds or the proceeds from the sale of shares will prove accurate. Progenitor's future funding requirements will depend on many factors, including any expansion or acceleration of Progenitor's research and development programs; the results of research and development, preclinical studies and clinical trials conducted by Progenitor or its collaborative partners or licensees, if any; the acquisition and licensing of products and technologies or businesses, if any; Progenitor's ability to establish and maintain corporate relationships and academic collaborations; Progenitor's ability to integrate the operations of Mercator with those of Progenitor; Progenitor's ability to manage growth; competing technological and market developments; the time and costs involved in filing, prosecuting, defending and enforcing patent and intellectual property claims; the receipt of licensing or milestone fees from any current or future collaborative and licensing arrangements, if established; the continued funding of governmental research grants; the timing of regulatory approvals, if any; and other factors. To the extent undertaken by Progenitor, the time and costs involved in conducting preclinical studies and clinical trials, seeking regulatory approvals, and scaling-up manufacturing and commercialization activities also would increase Progenitor's funding requirements.

    Progenitor will need to raise substantial additional capital to fund operations. Prior to the IPO, Interneuron has funded substantially all of Progenitor's operations. Interneuron, however, is under no obligation to provide, and Progenitor does not expect that Interneuron will provide, any additional funds in the future. Progenitor intends to seek additional funding through public or private equity or debt financing and collaborative arrangements. There can be no assurance that additional financing will be available when needed, or that, if available, such financing will be available on terms acceptable to Progenitor. If additional funds are raised by issuing equity securities, dilution to existing stockholders will result. In addition, in the event that additional funds are obtained through collaborative or license arrangements, such arrangements may require Progenitor to relinquish rights to certain of its technologies or potential products that it would otherwise seek to develop or commercialize itself. If funding is insufficient at any time in the future, Progenitor may be required to delay, scale back or eliminate some or all of its research and development programs or cease operations. See "Risk Factors--Need for Additional Capital; Uncertainty of Additional Funding."

  FUNDING FOR MERCATOR PRIOR TO THE REORGANIZATION


    In connection with the Reorganization, Progenitor has committed pursuant to the Mercator Bridge Loan Agreement an aggregate maximum amount of $6.6 million to fund Mercator's interim working capital needs, estimated to be $800,000 per month. The Mercator Bridge Loan will bear interest at a fixed rate of 10% per annum and would be payable on January 15, 1999, or on such earlier date as provided in the Mercator Bridge Loan Agreement. See "The Reorganization Agreement--Bridge Loan Financing."


    In order to provide funding for the Mercator Bridge Loan, Interneuron has agreed to provide Progenitor a line of credit of up to an aggregate maximum amount of $6.6 million bearing interest at 10% per annum. Interneuron has agreed to convert the entire balance of the Interneuron Bridge Loan into shares of Progenitor's Series D Preferred Stock upon the closing of the IPO. Based on an outstanding balance of $2.9 million on the Interneuron Bridge Loan as of June 20, 1997, Interneuron would receive 293,293 shares of Progenitor's Series D Preferred Stock upon such conversion. See "Certain Transactions--Relationship with Interneuron," Description of Progenitor Securities--Preferred Stock," "The Reorganization Agreement--Bridge Loan Financing" and "Risk Factors--Control of Progenitor By, and Potential Conflicts of Interest With, Interneuron."

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

    In October, 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," which establishes an alternative method of accounting for employee stock compensation plans based on a fair value methodology. However, the statement allows an entity to continue to use the accounting prescribed by APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Progenitor will adopt the disclosure requirements of SFAS No. 123 in fiscal year 1997, but will elect to continue to measure compensation cost following the accounting prescribed in APB Opinion No. 25.

                  MERCATOR SELECTED HISTORICAL FINANCIAL DATA


    The following table sets forth selected historical financial data of Mercator. The selected financial statement of operations data for each of the three years in the period ended December 31, 1996 and the balance sheet data as of December 31, 1995 and 1996, are derived from the financial statements of Mercator, which have been audited by Ernst & Young LLP, independent auditors, that are included elsewhere in this Information Statement/Prospectus and are qualified by reference to such financial statements and the notes related thereto. Ernst & Young LLP's report on these financial statements which appears elsewhere herein, includes an explanatory paragraph with respect to Mercator's ability to continue as a going concern described in Note 1 to the Mercator Financial Statements. The selected statement of operations data for the period from October 9, 1992 (date of inception) to December 31, 1993 and the balance sheet data as of December 31, 1993 and 1994, are derived from financial statements audited by Ernst & Young LLP that are not included herein. The statement of operations data for the three months ended March 31, 1996 and 1997 and for the period from October 9, 1992 (date of inception) to March 31, 1997 and the balance sheet data as of March 31, 1997 have been derived from unaudited financial statements which include all adjustments, consisting solely of normal recurring adjustments which Mercator considers necessary for a fair presentation of its financial position at the end of, and the results of its operations for, these periods. The results for the three months ended March 31, 1996 and 1997 are not necessarily indicative of the results to be expected for future periods. The selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Mercator" and the Mercator Financial Statements and related Notes thereto and other financial data included elsewhere herein.


                                    OCTOBER 9, 1992                                                         OCTOBER 9, 1992
                                       (DATE OF                                           THREE MONTHS         (DATE OF
                                     INCEPTION) TO      YEARS ENDED DECEMBER 31,             ENDED           INCEPTION) TO
                                     DECEMBER 31,    -------------------------------        MARCH 31           MARCH 31,
                                         1993          1994       1995       1996       1996       1997          1997
                                    ---------------  ---------  ---------  ---------  ---------  ---------  ---------------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues........................     $  --         $  --      $     375  $     500  $     125  $  --         $     875
  Operating costs and expenses:
    Research and development......         1,222         2,330      4,183      6,049      1,240      1,592        15,376
    General and administrative....           180           639      1,524      1,593        283        393         4,329
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
  Total operating costs and
    expenses......................         1,402         2,969      5,707      7,642      1,523      1,985        19,705
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
  Loss from operations............        (1,402)       (2,969)    (5,332)    (7,142)    (1,398)    (1,985)      (18,830)
  Interest income.................            54           229        291        114         19          6           694
  Interest expense................           (21)          (95)      (156)      (180)       (49)       (49)         (501)
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
  Net loss........................     $  (1,369)    $  (2,835) $  (5,197) $  (7,208) $  (1,428) $  (2,028)    $ (18,637)
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
                                         -------     ---------  ---------  ---------  ---------  ---------  ---------------
  Net loss per share..............     $  (14.38)    $  (28.62) $  (48.70) $  (55.27) $  (12.94) $   (8.66)
                                         -------     ---------  ---------  ---------  ---------  ---------
                                         -------     ---------  ---------  ---------  ---------  ---------

                                                                         AS OF DECEMBER 31,              AS OF MARCH 31,
                                                             ------------------------------------------  ---------------
                                                               1993       1994       1995       1996          1997
                                                             ---------  ---------  ---------  ---------  ---------------
                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents................................  $     858  $   2,002  $   1,446  $     439     $     124
  Short-term investments...................................        690      4,094        487     --            --
  Working capital..........................................      1,393      6,355      1,112     (1,790)       (2,553)
  Total assets.............................................      2,187      7,834      3,573      3,083         2,362
  Long-term obligations and redeemable preferred stock.....      3,331     11,580     12,004     16,247        17,454
  Deficit accumulated during development stage.............     (1,369)    (4,204)    (9,401)   (16,609)      (18,637)

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                       RESULTS OF OPERATIONS OF MERCATOR


    THE FOLLOWING DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF MERCATOR SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS OF MERCATOR AND NOTES THERETO INCLUDED ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS. REFERENCES TO MERCATOR AND ITS RESULTS OF OPERATIONS AND RESOURCES IN THIS SECTION ASSUME THAT THE REORGANIZATION IS NOT CONSUMMATED.


OVERVIEW

    Mercator was incorporated in the State of Delaware in October 1992 and commenced its operations at its facility in Menlo Park in March 1993. Mercator engages in the discovery and development of therapeutics and diagnostics for genetic-based diseases through the understanding of the genes involved in these diseases. Mercator has devoted substantially all of its resources to research and development programs since its inception. As a development stage company, Mercator's activities have primarily consisted of performing research and development, raising capital and developing collaborative relationships or other arrangements. Mercator expects to incur increasing losses and require additional financial resources to achieve commercialization of its products. As of December 31, 1996, Mercator had cumulative operating losses of $16.6 million. Mercator has raised a total of $17.1 million through equity and convertible debt financings as of December 31, 1996. The fundings primarily were from the following private investors and their affiliates: Robertson Stephens & Co. IV. L.P., InterWest Partners and Oak Investment Partners. Mercator continues to seek additional funding through public or private equity or debt financing and collaborative arrangements.

RESULTS OF OPERATIONS

    THREE MONTHS ENDED MARCH 31, 1997 AND 1996

    REVENUES. Mercator recognized $125,000 for the three months ended March 31, 1996 and no revenue in the three months ended March 31, 1997. The revenues were attributable to Mercator's research collaboration and license agreement with Agene Research Institute ("Agene") that was entered into in April 1995, in which Agene agreed to fund certain research and development efforts of Mercator in the area of aging. On December 27, 1996, the agreement and associated research was terminated by mutual agreement between the parties.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased from $1,240,000 for the three months ended March 31, 1996 to $1,592,000 for the three months ended March 31, 1997. The increase is due to an increase in salary expenses associated with the annual performance review that occurred in September 1996, and an increase in sponsored research costs associated with additional agreements entered into subsequent to March 31, 1996, partially offset by a decrease in consulting services in bioinformatics and decreases in scientific advisory expenses and material purchases.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased from $283,000 for the three months ended March 31, 1996 to $393,000 for the three months ended March 31, 1997. The increase is due to an increase in salary and bonus expenses associated with the recruitment of the Vice President of Business Development in July 1996, an increase in legal fees associated with a license agreement in process and the filing of the patent application for the hemochromatosis gene, partially offset by decreases in recruiting costs and consulting.

    INTEREST INCOME. Interest income decreased from $19,000 for the three months ended March 31, 1996 to $5,800 for the three months ended March 31, 1997 as a result of a decrease in cash and cash equivalents.

YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996.

    REVENUES. Mercator recognized no revenue in 1994. Revenues for the year ended December 31, 1995 were $375,000, compared to $500,000 for the year ended December 31, 1996. The revenues were attributable to Mercator's research collaboration and license agreement with Agene.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased from $2.3 million in 1994 to $4.2 million in 1995 and to $6.0 million in 1996. The increase in research and development expenses in 1995 was largely due to increases in research personnel costs, research activities, material purchases and sponsored research activities resulting from additional research headcount. Depreciation expense also increased in 1995 as Mercator purchased additional capital equipment. In 1996, the increase in research and development expenses was primarily due to a significant increase in sponsored research activities. Mercator entered into a number of collaborative arrangements with universities and other research institutions for collecting blood samples and performing joint research programs in the area of asthma and schizophrenia. The amount incurred on the contracted research programs in 1995 and 1996 were $60,000 and $1,069,000, respectively. Other 1996 increases were largely due to consulting fees incurred in the areas of bioinformatics and sponsored research. Mercator expects research and development expenses to continue to increase over the next several years as Mercator continues to expand its research efforts. However, increases in research and development activities by Mercator will be largely dependent on the availability of capital.

    GENERAL AND ADMINISTRATIVE EXPENSES. Mercator's general and administrative expenses increased from $638,000 in 1994 to $1,524,000 in 1995 and to $1,593,000
in 1996. The increase in 1995 expenses was largely due to an increase in annual salary associated with the addition of the President and Chief Executive Officer who was hired in December 1994. In addition, severance expenses of $356,000 were paid to this President and Chief Executive Officer who resigned in December 1995. Also included in the 1995 expenses was a write off of $148,000 of fund raising expenses associated with an aborted private placement round. Expenses in 1996 compared to 1995 remained relatively consistent. In 1996, Mercator did not have severance expenses and did not have a write-off of fund raising expenses as it had in 1995. The absence of these expenses was more than offset by increases in annual salary and recruiting costs associated with the recruitment of the Vice President of Business Development and an increase in general and patent legal fees resulting from increased business activities and patent filings associated with the discovery of the hemochromatosis gene. Depending upon the receipt of additional financing, Mercator expects general and administrative expenses to continue to increase over the next several years as Mercator continues to expand its business development activities.

    INTEREST EXPENSE. Interest expense increased from $95,000 in 1994 to $156,000 in 1995, and to $180,000 in 1996. The increases in 1995 and 1996 were due to increased borrowings through equipment financing obligations. Mercator expects interest expense to continue to increase over the next several years as Mercator continues to finance its equipment purchases, if any, through equipment financing obligations. However, the amount of borrowings will be largely dependent on Mercator's ability to obtain equipment financing.

    INTEREST INCOME. Interest income increased from $229,000 in 1994 to $291,000 in 1995, and decreased to $114,000 in 1996. The increase in interest income in 1995 was attributed to increased average cash balances resulting from equity financings. The decrease in 1996 was primarily due to decreased average cash balances resulting from the ongoing funding of Mercator's research and development programs. Mercator expects interest income to fluctuate in the future depending upon the availability of additional financing.

LIQUIDITY AND CAPITAL RESOURCES

    Mercator has financed its operations since inception primarily through private placements of equity securities, issuance of debt, and entering into equipment financing obligations and collaborative arrangements. Through March 31, 1997, Mercator had obtained aggregate gross proceeds of approximately

$15.6 million through its private placements of equity securities. In addition, in 1996 Mercator obtained $1.5 million through the issuance of the Venture Capital Bridge Notes which are payable on demand and in the three months ended March 31, 1997, Mercator obtained $1.3 million through the Mercator Bridge Loan from Progenitor. Mercator has also received proceeds totaling $1.9 million through equipment financing obligations and has received $875,000 from Agene for its research collaboration in aging.


    Cash, cash equivalents and short-term investments were $100,000 at March 31, 1997, $400,000 at December 31, 1996, and $1.9 million at December 31, 1995. The decrease from December 31, 1995 to 1996 is primarily the result of $4.5 million received from the issuance of Mercator Series C Preferred Stock and $1.5 million from the issuance of the Venture Capital Bridge Notes being more than offset by net cash used in operations of $6.7 million and $700,000 of capital expenditures. The decrease from December 31, 1996 to March 31, 1997 is primarily the result of $1.3 million received from the Mercator Bridge Loan from Progenitor more than offset by net cash used in operations of $1.5 million.

    During 1994, 1995 and 1996, Mercator used $3.3 million, $4.1 million and $6.7 million, respectively, to fund its operating activities. Equipment acquired under equipment financing obligations during 1994, 1995 and 1996 were $436,000, $854,000 and $201,000, respectively. Mercator also purchased equipment that amounted to $484,000, $674,000 and $662,000 in 1994, 1995 and 1996, respectively. Principal repayments of equipment financing obligations made during 1994, 1995, and 1996 were $119,000, $236,000 and $372,000, respectively.

    To support Mercator's research prior to the Effective Time, Mercator will receive up to a further $5.3 million under the Mercator Bridge Loan Agreement. See "The Reorganization--Bridge Loan Financing."

    Mercator will require substantial additional funding in order to complete its research and development activities and commercialize any potential products. Mercator's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Mercator will continue to explore collaborative opportunities that may result in additional financing. There can be no assurance, however, that Mercator can raise additional capital. If Mercator is unable to establish corporate partnerships for its research and development programs, Mercator's future capital requirements will increase substantially. In addition, Mercator's future capital requirements will depend on many other factors, including scientific progress in its research and development programs, the size and complexity of such programs, the scope and results of preclinical and clinical trials, the ability of Mercator to establish and maintain corporate partnerships, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, the cost of manufacturing preclinical and clinical material and other factors not within Mercator's control. Insufficient funds may require Mercator to delay, scale back or eliminate some of its research and development programs, to lose rights under existing licenses or to relinquish greater or all rights to product candidates at an earlier stage of development or on less favorable terms than Mercator would otherwise choose or may adversely affect Mercator's ability to operate as a going concern. If additional funds are raised through issuing equity securities, substantial dilution to existing stockholders may result.

                             BUSINESS OF PROGENITOR

OVERVIEW

    Progenitor is engaged in the discovery and functional characterization of genes to identify targets for the development of new pharmaceuticals. Progenitor's initial focus is on the identification of genes important in hematopoiesis, angiogenesis, osteogenesis and cancer. Using its core developmental biology approach and an array of genomics technologies, Progenitor has identified several potential therapeutic targets, and intends to accelerate its discovery of potential targets by accessing complementary gene discovery and characterization technologies. Consistent with this strategy, Progenitor will complete the acquisition of Mercator concurrently with the closing of the IPO. Through the Reorganization, Progenitor gains a complementary gene discovery approach, disease genetics, established discovery programs and worldwide rights to two genes. Progenitor intends to use its integrated genomics system to provide its partners with in-depth functional information in support of each therapeutic target. Such well-characterized targets may have the potential to expedite product development and to reduce development costs.

    Using its developmental biology approach and integrated genomics technologies, Progenitor discovered the B219 leptin receptor gene, for which it has received one issued U.S. patent and one notice of allowance from the USPTO. The B219 leptin receptor may have therapeutic applications in obesity, diabetes and certain blood and immune system disorders. Progenitor has entered into a license agreement with Amgen relating to certain aspects of Progenitor's leptin receptor technology. Progenitor is seeking collaborations for its retained rights to the leptin receptor technology, including small molecule screening and cell sorting. Progenitor also has discovered a red blood cell growth factor activity that may have therapeutic applications in cancer, anemias and other diseases, and is collaborating with Novo Nordisk in the isolation, development and commercialization of the associated growth factor. In addition, Progenitor has discovered, in collaboration with Vanderbilt, the developmentally-regulated DEL-1 gene, which Progenitor believes has roles in angiogenesis and osteogenesis. Progenitor and Vanderbilt have filed joint patent applications with respect to DEL-1.

BUSINESS STRATEGY

    Progenitor's objective is to identify and functionally characterize genes as therapeutic targets, and to commercialize those targets through partnerships with biopharmaceutical firms. A further objective of Progenitor is to provide its partners with a comprehensive package of in-depth functional information in support of each target. The information package may include patents and patent applications, proof of principle and accompanying data from assays and model systems, and high-throughput functional assays for drug candidate design and testing. Progenitor believes that such a package may increase the likelihood of obtaining corporate partnerships because it has the potential to expedite development to the clinical testing stage, and to reduce the need to pay multiple royalties for separate technology components.

    Key elements of Progenitor's business strategy to achieve this objective include:

    EMPLOY ITS INTEGRATED GENOMICS SYSTEM. Progenitor intends to implement its integrated genomics system to accelerate the discovery and characterization of therapeutic targets for the development of new pharmaceuticals. Using complementary gene discovery approaches and applying genomics technologies, Progenitor believes it can generate more potential targets with more in-depth functional characterization than could be achieved through a single approach.

    EMPLOY FLEXIBLE DEVELOPMENT AND COMMERCIALIZATION APPROACH. Progenitor intends to use a two-tiered approach to developing and commercializing its gene discoveries. Progenitor intends to enter into partnerships with biopharmaceutical firms to support gene discovery programs in specific disease areas. In parallel, Progenitor intends to continue to identify and characterize promising genes that can be developed to a later stage internally before partnering. Such genes may command higher milestone and royalty payments than genes derived from programs underwritten by third parties.

    PURSUE PATENT PROTECTION. Progenitor will continue to seek protection for its discoveries and proprietary technologies through the maintenance of trade secrets and by filing applications for patents, where appropriate. Progenitor believes that its integrated system may improve its ability to identify gene sequences correlated with biological functions and, therefore, may enhance the likelihood of ultimately securing patent protection for its discoveries of novel genes and related proteins and their uses.

    MAINTAIN TECHNOLOGICAL COMPETITIVENESS. Progenitor intends to continue to access the best available genomics technologies in order to maintain its competitiveness and ensure a sustainable flow of therapeutic targets. Progenitor has entered into and intends to continue to enter into multiple collaborations, licensing agreements and other business arrangements to gain access to such technologies.

PROGENITOR'S GENOMICS SYSTEM

    Genomics generally refers to technologies and methods directed toward the identification of the location, structure and function of genes of a given organism. Many genomics initiatives have focused largely on determining the location and structure of genes. Progenitor focuses on elucidating gene function using approaches that Progenitor believes may accelerate discovery of genes with medical relevance. Progenitor's system combines developmental biology with genomics capabilities, including sequencing, statistical analysis, model organisms and assay development.

    Developmental biology is the study of the genetic events that control cell growth and differentiation in an organism from its beginning as a fertilized egg through maturation. In the course of development, precursor cells differentiate into specialized adult cells in discrete stages that are marked by changes in the expression of a few fundamental genes. The timing and level of expression of such genes is what distinguishes one cell type from another. Because such genes are expressed at higher levels during development, and thus may be found more easily in developing cells and tissues than in mature systems, Progenitor believes that developing cells and tissues provide a rich and largely unexploited source of genes with fundamental biological roles. These genes may have significance in the treatment and management of diseases characterized by abnormal cell growth and differentiation, such as cancer, blood and immune system disorders and osteoporosis. Progenitor believes that its expertise in manipulating and analyzing developing cells and tissues may allow it to isolate and characterize the function of these genes. Progenitor used its developmental biology approach to identify the B219 leptin receptor and DEL-1.

    Progenitor's bioinformatics system provides a means to assess gene discoveries in relation to information in public databases, to correlate discoveries with known sequences, to capture additional intellectual property based on discovered genes and to expedite evaluation and recognition of gene discoveries as therapeutic targets. Progenitor also uses its bioinformatics system as a discovery tool to capitalize on the wealth of information being generated by the Human Genome Project and other genomics programs.

DISCOVERY RESOURCES

    Progenitor believes that, taken together, the following resources provide a unique platform for the discovery and functional characterization of candidate genes for therapeutic development.

STEM CELLS

    Progenitor has developed proprietary lines of mouse ("murine") yolk sac stem cells and murine embryonic stem ("ES") cells, and methods for using them. These methods enable Progenitor to take multiple "molecular snapshots" in order to identify, isolate and study the function of genes associated with critical stages of development. Because these genes control fundamental changes in the cells that form major organs, Progenitor believes that they may be useful in the treatment and management of diseases characterized by abnormal changes in the cells of such organs.

    Progenitor uses proprietary techniques to isolate, grow, maintain and differentiate in culture stem cells derived from the murine yolk sac, a tissue that surrounds the organism during early development. The yolk sac is a source of novel hematopoietic and angiogenic genes that may be expressed exclusively or at enhanced levels during early development. Progenitor used cultured murine yolk sac stem cell lines to identify its BFU-e red blood cell growth factor activity. In May 1995, Progenitor entered into a collaboration with Novo Nordisk relating to this growth factor. In November 1996, Progenitor's licensor received a notice of allowance from the USPTO for a patent application relating to cellular compositions derived from the human and murine yolk sac and methods of obtaining and using such compositions. See "Risk Factors--Dependence on Collaborators and Licensees" and "--Uncertainty of Patents and Proprietary Rights" and "--Corporate Agreements--Novo Nordisk Agreement."

    In addition to yolk sac stem cells, Progenitor uses proprietary methods to exploit murine ES cells for the discovery of novel genes. ES cells have the capacity to develop into all cells and tissues of the adult organism. This development occurs in discrete stages that are marked by changes in the expression of a few fundamental genes. In developing tissues, the genetic transition from one stage to another is blurred because cells within a tissue co-exist in a number of different stages. Progenitor has developed methods to eliminate this blurring through the isolation, identification, and study of the differentiation, function and gene expression of single precursor cells. Furthermore, Progenitor uses its murine ES system as an in vitro differentiation model for experimentally manipulating and studying the function of novel genes from various sources in the context of organ formation. Progenitor believes that these proprietary stem cell lines and related methods may yield potential therapeutic targets for blood, immune, vascular and bone diseases as well as other disorders.

DEVELOPING TISSUES

    Progenitor uses a variety of developing tissues, including tissues from the murine liver, pancreas, brain and bone, as sources for the discovery of novel genes. For example, the B219 leptin receptor was discovered in early hematopoietic cells found in the developing murine liver, which is a rich source of genes important in blood and immune system development. Progenitor also selectively targets and isolates murine tissue-specific precursor cells. For example, early endothelial precursor cells are purified and studied for changes in gene expression as they develop into blood vessels. Progenitor believes that genes responsible for blood vessel development may have therapeutic potential in cancer, cardiovascular disorders and other diseases characterized by abnormal blood vessel formation or degeneration.

DISCOVERY TOOLS

    Progenitor employs a variety of discovery tools in order to identify candidate genes with medical relevance from its discovery resources.

GROWTH FACTOR RECEPTOR TECHNOLOGIES

    Progenitor has developed proprietary gene cloning and screening techniques, and related bioinformatics capabilities, to identify novel members of a family of genes that encode receptors for growth factors involved in blood cell formation as well as in the growth and development of neural and other tissues. Progenitor used these technologies to facilitate the discovery of the B219 leptin receptor. Progenitor intends to use its discovered receptors to identify and clone novel growth factors, to screen for small molecules that activate or inhibit receptor functions, and to identify and purify bone marrow cell populations with potential therapeutic characteristics. In addition, Progenitor will seek to identify the therapeutic activities of various forms of these receptors.

GENE EXPRESSION ANALYSIS

    Progenitor uses a range of molecular biology technologies in proprietary ways to reveal the expression of genes in single stem cells, developing tissues and adult normal and diseased tissues. Progenitor believes that the use of these technologies, which allow comparisons of the timing and levels of gene expression in such cells and tissues, may yield important insights on the genetic basis of development and disease. Progenitor applied gene expression analysis in its discovery of the B219 leptin receptor and DEL-1. Progenitor continues to apply these technologies to its various discovery resources, and has identified novel genes involved in hematopoiesis and angiogenesis, which will be subjected to further functional characterization. Progenitor is developing bioinformatics applications and high-throughput systems to further exploit its capabilities in the analysis of gene expression.


    Progenitor has entered into a collaboration with the Ontario Cancer Institute to isolate and characterize novel hematopoietic genes from single murine hematopoietic cells during multiple defined stages of differentiation. The collaboration uses technology that maps the expression of known genes during cell differentiation and, when combined with subtractive techniques, allows for the isolation of novel protein-encoding complementary DNAs ("cDNAS") from single, well-characterized cells. These methods provide for cleaner sampling of gene expression than can be accomplished in larger cultures of mixed or non-synchronized cells and may facilitate the discovery of potentially medically relevant genes and their functional characterization.

BIOINFORMATICS

    Progenitor has implemented and intends to continue to upgrade and integrate its bioinformatics system to capture, manage and analyze the data from its discovery programs. Bioinformatics allows Progenitor to correlate and analyze data on its potential gene targets with data from public and proprietary databases using a combination of standard and proprietary computational tools and screening algorithms. This correlation and analysis may provide new insights and guidance to discovery programs, contributing to the isolation of new genes, elucidation of gene and protein function and determination of novelty. Progenitor's bioinformatics capabilities and computational biology tools also allow gene discovery through analysis of data from the Human Genome Project and other genomic databases.

    In order to enhance its bioinformatics capabilities, Progenitor recently entered into a purchase and license agreement with Pangea Systems, Inc. ("Pangea") under which it acquired a custom bioinformatics hardware and software system, technical support, bioinformatics and data management consulting services and access to system enhancements. This system is compatible with and expands Progenitor's existing bioinformatics and general laboratory data management capabilities. In addition, Progenitor has entered to a separate collaboration agreement with Pangea under which Progenitor will explore potential collaborations that would combine Progenitor's developmental biology expertise with Pangea software to produce new bioinformatics products. Progenitor also will serve as a beta test site for, and gain an option for discounted purchase of, new bioinformatics products. See "--Technology Agreements--Pangea Agreements."

FURTHER ELUCIDATION OF GENE FUNCTION

    Many of the tools Progenitor uses for gene discovery and initial functional characterization also are used in the further elucidation of gene function. Progenitor has built and will continue to supplement a set of developmental and adult models and systems for in-depth evaluation of the biological roles of its discoveries. In combination, developmental biology and disease genetics approaches to gene identification provide initial information on gene function and medical relevance. A more thorough understanding of biological functions and therapeutic implications is necessary to determine the appropriateness of genes as therapeutic targets. Progenitor has assembled a group of well-characterized cellular, developmental and adult models and methods to study the role of genes in tissue and organ formation in order to determine their therapeutic relevance. These include murine, XENOPUS (frog) and zebrafish assays, transgenic and gene knock-out technologies and methods of gene delivery and protein expression.

    Progenitor believes that genes discovered using developmental biology and disease genetics are equally amenable to further functional characterization using these biological models. For example, developing cells, tissues and model systems allow direct evaluation of the role and potential utility of a gene by over-expressing or inhibiting the expression of the gene during cell growth, early organization of tissues and organ formation. In addition, Progenitor uses animal and human models of disease, such as tumor implants in animals or tissue samples from cancer patients, to study the expression and potential therapeutic relevance of its discoveries. By using this range of models, Progenitor has been able to predict and to elucidate further the role of the B219 leptin receptor in adult hematopoiesis, and the role of DEL-1 in angiogenesis and osteogenesis.

    Progenitor believes that access to a variety of cellular and animal models and species is important because different models may reveal different gene functions. Multiple models also may provide the breadth and flexibility necessary to develop appropriate assays and screens for exploring diverse potential effects of genes and high-throughput functional assays for drug candidate design and testing.

    Progenitor uses the following to accelerate the further elucidation of gene function:

MURINE DEVELOPMENTAL ASSAYS

    Progenitor's murine ES and yolk sac stem cell lines and related proprietary methods serve as assay systems for the functional characterization of genes. Murine stem cells can be manipulated in order to study the effects of the addition or deletion of specific genes on normal cell function during development, either in vitro or in vivo, and the effects of candidate molecules on the genes in question. Progenitor currently is using this technology to identify and characterize novel genes, receptors and related proteins involved in the development of the blood and vascular systems. In addition, Progenitor has licensed an ES cell-based assay system from the National Jewish Center for Immunology and Respiratory Medicine ("National Jewish Center") to support cloning of an identified murine BFU-e red blood cell growth factor and its human equivalent. Progenitor also uses certain murine yolk sac stem cell lines to evaluate the effects of discovered genes on endothelial cell growth and blood vessel formation.

    Progenitor also has entered into two collaborations to exploit murine development to evaluate candidate genes from its discovery programs. The first collaboration, with the University of Cambridge, allows Progenitor to prioritize gene sequences for further functional characterization and to obtain whole-body evaluation of gene expression during murine development using in situ DNA hybridization. In situ DNA hybridization, which uses complementary binding of DNA strands to indicate gene expression at specific sites throughout an animal, was instrumental in the discovery by University of Cambridge researchers of two genes involved in the early formation of mammalian tissues.

    In the second collaboration, with Ohio University, transgenic mice are used as tools to study the effects of over- and under-expression of genes during early stages of development through adulthood, which Progenitor believes may provide results relevant to human gene function and medical applications.

XENOPUS DEVELOPMENTAL ASSAYS

    Progenitor has entered into a collaboration to identify and functionally characterize novel hematopoietic genes using developing XENOPUS systems. The XENOPUS system is useful for assessment of mammalian gene function, particularly hematopoietic genes, because it can be manipulated easily and produces a large volume of eggs for insertion and analysis of numerous individual genes. Therefore, the biological effects of a broad range of mammalian genes can be assessed in a rapid, high-throughput, reproducible system.

ZEBRAFISH DEVELOPMENTAL ASSAYS

    As part of a research collaboration with Ohio University, Progenitor has accessed the use of the zebrafish as an additional high-throughput developmental biology assay system for gene characterization. Zebrafish have a number of useful attributes for developmental biology assay systems, including a clear body for organ visualization, ease of cell manipulation and transplantation, rapid development, prolific egg-laying, and an established information base on genes affecting development. In the collaborative program, candidate genes from a variety of discovery sources will be inserted into fertilized zebrafish eggs and the effects of the genes during development will be assessed. These assays can be accomplished within 24 to 72 hours after transduction of the embryos with the genes of interest.

TRANSGENIC AND GENE KNOCK-OUT TECHNOLOGIES

    Transgenic and gene knock-out animal models allow Progenitor to distinguish the effects of the gain or loss of function of individual genes from the background of genetic and cellular activity. Transgenic animals provide a means to evaluate the functional effects of the selective over-expression of a gene in living systems. The classical transgenic approach is to produce adult animals that express a given gene at continuous, high levels. This approach is time-consuming and unsuitable for high-throughput analyses. Progenitor's transgenic technologies minimize these drawbacks through over-expression of genes at selected stages in early development, and evaluation of the effects on tissue and organ formation. Progenitor also produces developmental and adult gene knock-out models through genetic manipulation of ES cells. These models allow Progenitor to evaluate the biological effects of eliminating expression of a gene of interest. Progenitor uses a range of techniques to evaluate the effects of gene over-expression, or lack of expression, in major organs of mature animal models.

GENE DELIVERY AND EXPRESSION

    Gene delivery and expression technologies permit Progenitor to study the function of newly discovered genes in a range of cellular and animal models. Among a variety of systems Progenitor uses is a proprietary gene delivery system, T7T7, which Progenitor developed in collaboration with Ohio University. T7T7 is a nonviral system that can induce expression of the gene it carries in a cell's cytoplasm (the area surrounding the nucleus). The T7T7 system works in both cell cultures and whole organisms, and in both dividing and nondividing cells. Progenitor currently is collaborating with Chiron to explore potential commercialization of the T7T7 system in clinical gene therapy applications. See "--Corporate Agreements--Chiron Agreement" and "--Patents and Proprietary Rights."

DISCOVERY PROGRAMS

    Progenitor has established gene discovery programs for the identification of medically relevant genes in the areas of hematopoiesis, angiogenesis, and osteogenesis. To date, these programs have produced one issued U.S. patent and two notices of allowance from the USPTO, two corporate agreements and the identification of three novel gene and protein candidates.

LEPTIN RECEPTORS

    Abnormalities in the expression of leptin and the functioning of leptin receptors have been implicated in obesity, diabetes and other metabolic disorders. Progenitor used its proprietary receptor discovery technology and murine developmental tissue resources to identify gene sequences that encode various forms of the B219 leptin receptor. In September and December 1994, Progenitor filed U.S. patent applications relating to the B219 leptin receptor, and recently received one issued U.S. patent and one notice of allowance from the USPTO for claims relating to genes encoding the leptin receptor. In December 1996, Progenitor licensed certain aspects of its leptin receptor technology to Amgen for human therapeutic, diagnostic and prophylactic uses. Progenitor has retained exclusive rights to the leptin receptor technology for certain other uses, including small molecule screening and cell sorting. Progenitor is seeking collaborators in these two areas. See "Risk Factors--Dependence on Collaborators and Licensees," "--Corporate Agreements--Amgen Agreements" and "--Patents and Proprietary Rights."

    Progenitor recently published findings suggesting that leptin receptors may play a broad and fundamental biological role. In particular, Progenitor has demonstrated in vitro that leptin stimulates the growth and differentiation of certain hematopoietic cells, including stem cell populations found in adult bone marrow. In order to characterize further the function of leptin receptors, Progenitor is investigating the role of leptin in the hematopoietic and immune systems, for potential adjunct therapies for cancer and treatments for anemias and other disorders of the blood and immune system.

RED BLOOD CELL GROWTH FACTOR

    Progenitor believes there is a large and growing market for agents that stimulate new red blood cell development for patients with inherited anemias and for patients who are undergoing kidney dialysis, cancer chemotherapy or bone marrow transplantation. Progenitor has identified a growth factor activity that stimulates the formation and development of red blood cells from burst-forming units-erythroid ("BFU-e"), which are the earliest red blood cell precursors found in adult bone marrow. The identified activity is distinct from that of erythropoietin and other known growth factors. Progenitor is collaborating with Novo Nordisk, through its subsidiary, ZymoGenetics, Inc. ("ZymoGenetics"), for research, development and commercialization efforts relating to the BFU-e red blood cell growth factor activity identified by Progenitor. Progenitor, along with Novo Nordisk, is seeking to purify the murine BFU-e red blood cell growth factor and clone its gene and its human equivalent. See "Risk Factors--Dependence on Collaborators and Licensees," "--Corporate Agreements--Novo Nordisk Agreement" and "--Patents and Proprietary Rights."

DEL-1 GENE IN ANGIOGENESIS AND OSTEOGENESIS

    Progenitor believes that drugs designed to inhibit the growth of new blood vessels may represent an important therapeutic approach to treating cancer. Progenitor, in collaboration with Vanderbilt, has discovered DEL-1, a gene that encodes a novel cell-surface protein, Del-1, involved in the early growth and development of blood vessels and bone. Since DEL-1 is not expressed in most normal adult tissues, and Del-1 is accessible in the lining of blood vessels, Progenitor believes that Del-1 may be a highly specific, accessible and stable target for the development of cancer therapeutics, diagnostics and imaging agents. Progenitor has shown that mice implanted with human tumors express the murine DEL-1 gene in developing blood vessels that feed the tumor. Progenitor also has demonstrated that a variety of human tumor samples have a higher level of DEL-1 expression than normal, noncancerous tissues. In addition, Progenitor is investigating DEL-1 expression in bone and cartilage formation for potential therapeutic applications in bone growth and repair, and osteoporosis.

    Progenitor and Vanderbilt have filed jointly two U.S patent applications relating to the DEL-1 nucleotide sequences, the proteins they encode, methods of expressing functional gene products, methods of using DEL-1 and Del-1, and genetically-engineered cells. A corresponding international patent application was published in December 1996. Progenitor has an exclusive, worldwide license to Vanderbilt's commercial rights under these patent applications.


    Interneuron owns an option to acquire an exclusive license to manufacture, use and sell certain aspects of Del-1. Subject to such option, Progenitor is seeking collaborations to pursue the research, development and commercialization of DEL-1 and Del-1. See "--Corporate Agreements--Interneuron Agreement."


ANGIOGENESIS

    Progenitor believes that genes important in blood vessel development may provide unique targets for therapeutic and diagnostic approaches to cancer and to other diseases characterized by abnormal blood vessel growth, such as diabetic retinopathy and macular degeneration, diseases that are leading causes of blindness. As of June 1997, Progenitor, in collaboration with Vanderbilt, had identified fifteen novel gene sequences in addition to the DEL-1 gene that are expressed during the early stages of blood vessel development. These identified sequences and their biological significance are being evaluated for functional and therapeutic relevance in collaboration with Vanderbilt. If these gene sequences are determined to be therapeutically relevant, Progenitor will seek to exercise its rights under its agreement with Vanderbilt and enter into commercial collaborations for further development of these gene sequences as therapeutic targets. See "--DEL-1 Gene in Angiogenesis and Osteogenesis" and "--License Agreements-- Vanderbilt University."


HEMATOPOIESIS

    Progenitor believes that substantial medical needs remain in the treatment of cancer, hematopoietic and immune system disorders and diseases of the central nervous system, and that early developmental systems, such as ES, yolk sac and developing liver cells, provide a key discovery source for therapeutic targets for these diseases. Progenitor has developed selective, stage-specific cDNA libraries from these sources that may enable it to discover novel hematopoietic growth factors and regulatory molecules for cancer adjunct therapy and other potential indications. Progenitor's developmental systems enable gene isolation during differentiation of rare hematopoietic precursor cells that appear only briefly during development. Progenitor, together with its collaborators at the National Jewish Center and the Ontario Cancer Center, will seek to isolate novel genes from these cells, determine their function and identify therapeutic uses for its discoveries.

T7T7 GENE THERAPY

    Progenitor is collaborating with Chiron to explore clinical uses of the T7T7 gene delivery system. In this collaboration, Chiron has agreed to develop and potentially to commercialize the T7T7 system for selected applications. Progenitor has retained the right to market and license the T7T7 system for other applications and to use and license joint technologies of the collaboration as well as technological improvements to the T7T7 system made by Chiron. The initial T7T7-based gene therapy product being developed by Chiron is intended for treatment of solid-tumor cancers. See "Risk Factors--Dependence on Collaborators and Licensees" and "--Corporate Agreements--Chiron Agreement."

    With respect to all of the above programs, there can be no assurance that Progenitor will be successful in entering into additional collaborative agreements or that any drugs or other products will be developed or commercialized, that any additional patents will issue from any of Progenitor's applications with respect to such programs or that, if issued, any resulting patents will provide Progenitor with meaningful protection or rights. See "Risk Factors--Uncertainty of Product Development," "--Dependence on Collaborators and Licensees," "--Uncertainty of Patents and Proprietary Rights" and "--Dependence upon Research Collaborators and Scientific Advisors."

CORPORATE AGREEMENTS

AMGEN AGREEMENTS

    On December 31, 1996, Progenitor entered into a license agreement with Amgen relating to certain aspects of Progenitor's leptin receptor technology. The agreement grants Amgen an exclusive, worldwide license, with the right to grant sublicenses, to use Progenitor's patent rights relating to the leptin receptor and antibodies to the leptin receptor to develop products with human therapeutic, diagnostic and prophylactic uses. In addition, Amgen received a non-exclusive, worldwide license, with the right to grant sublicenses, to other patent rights that are necessary or useful to Amgen in the development and commercialization of the leptin receptor technology in Amgen's field of use. Progenitor retained exclusive rights to use its leptin receptor technology for the following uses: (i) any ex vivo uses for ligand and small molecule drug screening; (ii) any ex vivo uses for cell sorting; (iii) any anti-sense uses for human therapeutic, diagnostic and/or prophylactic applications; and (iv) any in vivo human therapeutic, diagnostic and/or prophylactic applications of antibodies to the leptin receptor. Progenitor also retained a non-exclusive right, with a right to grant licenses, to the leptin receptor technology for human diagnostic uses to the extent necessary to develop and commercialize products under Progenitor's exclusive retained rights, and a non-exclusive right, without the right to grant licenses, to the licensed technology in Amgen's field of use for research and development purposes only. Amgen has sole discretion over the development and commercialization of licensed products.

    The license agreement terminates upon the expiration of the last to expire of any issued patent or patents that might issue relating to the licensed technology. Amgen may terminate the agreement earlier by providing written notice of its election to discontinue all development and commercialization activities relating to the licensed technology, and also may terminate, in whole or in part, any of the licenses granted to it under the agreement by providing 60 days written notice of termination. In addition, Progenitor may terminate the agreement earlier in the event of a material breach by Amgen of its obligations or any of its representations and warranties under the agreement. Upon a termination, other than as a result of a material breach by Progenitor, Amgen's license rights revert to Progenitor.

    Progenitor received a $500,000 license fee upon execution of the agreement. In addition, in the event that Amgen pursues the development of products related to the licensed technology, Progenitor would be entitled to receive up to an additional $22.0 million upon attainment of certain development, regulatory and commercialization milestones, plus potential royalties on product sales. Additional milestone payments of up to $12.0 million, plus royalty payments, could be made to Progenitor for the development and commercialization of a subsequent product. An additional $2.0 million in milestone payments, plus royalties, could be paid to Progenitor for the regulatory approval and commercialization of a diagnostic test. There can be no assurance that Amgen will pursue the development of products related to the licensed technology, or, if it decides to pursue such development, that it will be successful in developing or commercializing any products using Progenitor's leptin receptor technology or that the license agreement will not terminate prior to its expiration. As such, there can be no assurance that any milestones will be achieved or that any royalties or other payments contemplated by the license agreement will ever be made. See "Risk Factors--Dependence on Collaborators and Licensees."


    In connection with the license agreement, Progenitor and Amgen entered into the Amgen Purchase Agreement, which provides for the purchase by Amgen of the Amgen Shares concurrently with the closing of the IPO. Pursuant to the Amgen Purchase Agreement, Amgen has agreed for a period of time to limit its ownership interest in the Progenitor Common Stock below a specified percentage. Pursuant to the Amgen Purchase Agreement, Amgen will receive certain registration rights with respect to the Amgen Shares. See "Description of Progenitor Securities--Registration Rights."


NOVO NORDISK AGREEMENT

    In May 1995, Progenitor and Novo Nordisk, through its subsidiary ZymoGenetics, entered into a research, development and commercialization agreement under which Novo Nordisk received an exclusive, worldwide license to any and all rights of Progenitor related to the BFU-e red blood cell growth factor activity identified by Progenitor for use in any and all human therapeutic and small molecule drug design uses. An amended and restated agreement was executed between the parties in January 1997. Under the agreement, the development effort is divided into two stages. During the first stage, which has not yet commenced, Novo Nordisk and Progenitor will attempt to purify, clone and sequence a BFU-e red blood cell growth factor and other growth factors with similar hematopoietic functions. If this stage is successfully completed, Novo Nordisk will have the right to decide whether to proceed to the second stage, in which Progenitor may conduct research to establish the biological function of the growth factor. During the second stage, if commenced, Novo Nordisk has the option to engage Progenitor for additional research, which may entitle Progenitor to receive up to $4.0 million in research fees from Novo Nordisk.

    The agreement with Novo Nordisk terminates upon the expiration of the last patent that might issue relating to Progenitor's growth factor discoveries. Novo Nordisk also has a right to earlier termination of the agreement upon 30 days notice. If Novo Nordisk exercises this right prior to paying a license fee, it would be obligated to grant to Progenitor an exclusive worldwide license to all of Novo Nordisk's rights arising from the research conducted pursuant to the agreement to make, use and sell related products. In the event that Novo Nordisk and Progenitor had developed joint technology under the agreement prior to such early termination, Progenitor would be obligated to pay Novo Nordisk royalties for any sales of products made using the licensed technology.

    If Novo Nordisk decides to develop any licensed products, it will be obligated to pay Progenitor a one-time license fee of $2.0 million and up to an additional $22.0 million for each product if certain clinical testing, regulatory and marketing approval milestones are met. In addition, Progenitor has the right to receive royalties for sales of any resulting products. In the event that all milestones are reached with respect to the BFU-e red blood cell growth factor, Progenitor would receive an aggregate of $28.0 million under the agreement, plus royalties on any net product sales. Novo Nordisk has the right to manufacture and market any such products on an exclusive worldwide basis. There can be no assurance that Progenitor or Novo Nordisk will successfully clone the murine BFU-e red blood cell growth factor or its human equivalent, or, if the factor is cloned, that Novo Nordisk will continue the program, that the license agreement will not otherwise be terminated prior to its expiration, that Progenitor will be able to clarify the biological function of the growth factor or that Novo Nordisk will be successful in developing and commercializing any drugs or other products utilizing the BFU-e red blood cell growth factor. As such, there can be no assurance that any milestones will be achieved, or that any royalties or other payments contemplated by the agreement will ever be made. See "Risk Factors--Dependence on Collaborators and Licensees."

CHIRON AGREEMENT

    In March 1995, Progenitor entered into an agreement with Chiron for the development and commercialization of the T7T7 gene delivery system for selected applications. The agreement grants Chiron an exclusive, worldwide license to the T7T7 gene delivery system for (i) all products carrying a single specified gene, which has potential applications for tumor ablation; (ii) four infectious disease vaccine constructs; (iii) products used for the prevention, therapy or diagnosis of human restenosis; (iv) five additional constructs designated by Chiron; and (v) additional constructs, with certain limitations, that may be designated by Chiron upon payment of a fee for each such additional construct. Progenitor also may grant licenses to third parties to constructs for fields of use not licensed to and not in conflict with the exclusive licenses granted to Chiron. Any such third-party licenses are subject to Chiron's right of first refusal for any construct of the T7T7 gene delivery system not already covered by the agreement for the development of a noninfectious disease vaccine. Pursuant to the agreement, Chiron and Progenitor may develop jointly the T7T7 tumor ablation product for the treatment of cancer. The parties will own jointly all preclinical and clinical data from the collaboration, which may be used by either party for any purpose subject to the exclusive licenses granted to Chiron. Progenitor has the right to collaborate and jointly invest in Chiron's development efforts on the tumor ablation product, with Progenitor's level of participation in any resulting product revenues based on its relative contribution to development costs. Under the agreement, Chiron has committed to use reasonable efforts to commercialize one or more licensed products and has certain manufacturing rights and obligations for any resulting products. If Chiron chooses to abandon development of a construct, its license rights terminate with respect to that construct. Subject to the foregoing rights, the agreement provides that each party will retain ownership of all inventions (and any related patents) made solely by its employees and arising from the activities performed under the agreement.

    The agreement terminates upon the later of the expiration of the patents upon which it is based or, within any given country, ten years after the first commercial sale of a product developed under the agreement within such country. In such events, Chiron's affected license rights become fully paid and non-exclusive. Chiron also may terminate the agreement earlier with respect to any particular construct upon 30 days notice, and either party may terminate the agreement in the event of a material breach by the other party of its obligations under the agreement. In such events, Chiron's license rights would revert to Progenitor, but Chiron would retain exclusive rights to inventions and discoveries made solely by its employees, and joint rights to discoveries made jointly with Progenitor. Chiron also would be required to pay Progenitor all royalties accrued before termination.

    Progenitor received a $2.5 million payment upon execution of the agreement as a license fee and reimbursement of past research and development expenses, and an additional $500,000 in January 1996 for continued funding of Progenitor's research and development expenses. Progenitor has paid Chiron $750,000 pursuant to the agreement, in full satisfaction of Progenitor's obligation to reimburse Chiron for certain start-up manufacturing costs. Under the agreement, Progenitor is entitled to receive up to an additional $4.3 million in various fees and milestone payments for each licensed product if all specified research, clinical development, regulatory and marketing approval milestones are achieved, plus additional fees for development of specific constructs and for the first product developed. The agreement encompasses a minimum of eleven potential products that Chiron may develop. In the event that all such milestones are achieved and all contemplated products reach market, Progenitor would receive an aggregate of $51.3 million (including payments already received) plus royalties on net product sales. There can be no assurance that Progenitor and Chiron will be successful in developing or commercializing any drugs or products utilizing the T7T7 gene delivery system or that the agreement will not terminate prior to its expiration. As such, there can be no assurance that any milestones will be achieved or that any royalties or other payments contemplated by the agreement will ever be made. See "Risk Factors--Dependence on Collaborators and Licensees."

    INTERNEURON AGREEMENT


    In July 1997, Progenitor granted Interneuron an option to acquire an exclusive, worldwide license to manufacture, use and sell certain aspects of Del-1 for human therapeutic uses on terms to be negotiated. Progenitor retained the right to negotiate with third parties to license Del-1, subject to a right of first refusal held by Interneuron and provided that, in the event Progenitor grants such rights to a third party, Progenitor must share fees, milestone payments and royalties with Interneuron. Should Progenitor develop and sell products using Del-1 independently, Progenitor will be required to pay Interneuron royalties on net sales. The option agreement terminates upon the expiration of the last to expire of any patent that might issue relating to the licensed technology, or upon the conclusion of a license agreement with Interneuron.



    In exchange for receiving the option, Interneuron paid Progenitor $1 and relinquished its right to minimum return adjustments through the quarter ended April 7, 1997 to the conversion ratio of the shares of Progenitor Series A Preferred Stock held by Interneuron. Interneuron will retain the right to any additional minimum return adjustments. Interneuron and Progenitor agreed to determine the value of the relinquishment of the minimum return adjustments and the extent to which such value may be credited against payments, including royalties, that would otherwise be payable to Progenitor under any license agreement with Interneuron. The terms of the Progenitor Series A Preferred Stock provide for Interneuron to receive a 35% annual return, implemented through minimum return adjustments to the conversion ratio of the Progenitor Series A Preferred Stock at the time the Progenitor Series A Preferred Stock converts to Progenitor Common Stock. Such conversion will occur automatically on the closing of the IPO and, accordingly, prior to the relinquishment, Interneuron would have received an additional 909,965 shares of Progenitor Common Stock on the closing of the IPO, based on an IPO Common Stock Price of $8.50. See "--Discovery Programs," "Risk Factors--Control of Progenitor By, and Potential Conflicts of Interest with, Interneuron" "Certain Transactions of Progenitor--Relationship with Interneuron" and "Description of Progenitor Securities--Progenitor Preferred Stock."


TECHNOLOGY AGREEMENTS

PANGEA AGREEMENTS

    Progenitor has entered into purchase and collaboration agreements with Pangea relating to the licensing and further development of advanced bioinformatics technology. Pursuant to the agreements, Progenitor purchased bioinformatics products that combine hardware and software for use in information management and high-throughput analysis. Progenitor will serve as a principal test site for new systems and technologies developed by Pangea, and will be eligible to purchase new products at a substantial discount. Progenitor and Pangea also will explore potential collaborations that would combine Progenitor's developmental biology expertise with Pangea software to produce new bioinformatics products.

LICENSE AGREEMENTS

VANDERBILT UNIVERSITY

    In July 1995, Progenitor entered into a license agreement with Vanderbilt pursuant to which Progenitor obtained an exclusive worldwide license to Vanderbilt's commercial rights under a jointly owned patent application to develop and market products and processes utilizing technology relating to DEL-1 and Del-1. Under this agreement, Progenitor is obligated to pay royalties on any resulting product sales. Vanderbilt University may terminate the agreement after three years if Progenitor has not made adequate efforts to commercialize products based on the gene.

OHIO UNIVERSITY

    Progenitor entered into licensing agreements with Ohio University as of January 1992 relating to yolk sac stem cells and as of April 1993 relating to the T7T7 gene delivery system. The licensing agreements, as amended, grant Progenitor an exclusive worldwide license to the yolk sac stem cells and T7T7 gene delivery system, respectively, and related technologies covered in Ohio University's existing patents and patent applications, as well as any technology developed from related sponsored research. In exchange, Progenitor is obligated to pay Ohio University certain license and research fees as well as royalties based on net sales of any resulting products. In addition, under the 1992 license agreement and the terms of a related stock purchase agreement, The Ohio University Foundation received a 5% equity interest in Progenitor subject to certain anti-dilution protection and was granted the right to purchase 25,000 shares of Progenitor's Common Stock in the event of an initial public offering, merger or other similar corporate transaction at a price equal to 50% of the anticipated public offering price or merger or other consideration, as applicable. The Ohio University Foundation has agreed to exercise such right to purchase 25,000 shares immediately prior to the IPO at a price equal to $4.25 per share. The Ohio University Foundation also has the right to designate two representatives to the Board of Directors of Progenitor until Progenitor consummates an initial public offering. See "Certain Transactions of Progenitor--The Ohio University Foundation."

ADVANCED TECHNOLOGY PROGRAM GRANT

    In November 1994, Progenitor was awarded a $2.0 million, three-year grant to study yolk sac-derived endothelial cells for therapeutic applications under the ATP. The grant specifies the research and development of therapeutics based on an understanding of the biology of development of endothelial cells. The research agreements between Progenitor and its subcontractors under the ATP grant (the University of Colorado, The University of Wisconsin, Ohio University, Vanderbilt University and Bio Support, Inc.) require that all parties assign rights to any inventions made by them under the grant to Progenitor. The ATP grant provides that Progenitor retains full rights to any intellectual property developed as part of the project.


    The ATP grant is administered by the United States Department of Commerce. As of June 20, 1997, Progenitor had received $1,360,598 under the ATP grant, and $145,820 in additional funds were payable to Progenitor. The balance of the grant, $489,978, is payable in equal quarterly installments during the period from June 20, 1997 to May 31, 1998. The grant is subject to yearly appropriations by the United States Congress for the ATP program, and legislation has been introduced to eliminate the program. The National Institute of Standards and Technology has informed Progenitor that, although it could not guarantee the availability of funds for Progenitor's grant for the year ending May 31, 1998, it is likely that

Progenitor will receive such grant payments. There can be no assurance, however, that funding for the ATP program will not be reduced or eliminated at any time.

PATENTS AND PROPRIETARY RIGHTS


    Patents and licenses are important to Progenitor's businesses. Progenitor's policy is to file patent applications to protect technology, inventions and improvements to inventions that are considered important to the development of its business. Progenitor also relies on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. To date, Progenitor has filed or exclusively licensed a number of pending patent applications in the USPTO relating to its various technologies and discoveries, as well as foreign counterparts of certain of these applications in Europe, Japan and certain other countries. At the present time, Progenitor owns one issued U.S. patent which relates to nucleic acid molecules that encode the B219 leptin receptor. In addition, Progenitor owns, or has exclusively licensed, a number of pending U.S. patent applications, and certain corresponding foreign applications, relating to its various technologies and discoveries. These pending patent applications include the following: seven U.S. applications, owned by Progenitor, relating to certain leptin receptors (including various isoforms of the leptin receptor), for which the USPTO issued one notice of allowance; two U.S. patent applications, co-owned with and licensed from Vanderbilt, relating to DEL-1; one U.S. application, licensed from Ohio University, relating to the T7T7 gene delivery system; and one allowed U.S. application, licensed from Ohio University, relating to yolk sac stem cells. Additionally, Progenitor has an exclusive license from Ohio University to one issued U.S. patent covering a method of providing tissue-specific expression of exogenous genetic material in a mammal by genetically transformed embryonic carrier cells such as yolk sac cells, and one issued U.S. patent relating to the T7T7 gene delivery system. Progenitor also has licensed, on a nonexclusive basis, from Associated Universities, Inc. and the Wisconsin Alumni Research Foundation, respectively, two issued U.S. patents relating to the T7T7 gene delivery program.


    Progenitor's success will depend to a significant extent on its ability to obtain and enforce patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. Because the patent positions of biotechnology and pharmaceutical companies can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted with certainty. Commercialization of pharmaceutical products can be subject to substantial delays as a result of the time required for product development, testing and regulatory approval. The value of any patents issued or licensed to Progenitor may depend upon the remaining term of patent protection available at the time products that utilize the patented technology are commercialized.


    Progenitor believes that there may be significant litigation regarding patent and other intellectual property rights relating to leptin and leptin receptors. Progenitor is aware that Millennium has filed a patent application relating to a receptor for leptin and its use in obesity applications, and has licensed to Hoffmann-La Roche Inc. rights to develop certain therapeutics for obesity using Millennium's discovery of a leptin receptor. There can be no assurance that Millennium's patent application, or additional patent applications filed by Millennium or others, will not result in issued patents covering a leptin receptor, the leptin protein or other ligands, or any of their respective uses including obesity. There can be no assurance that the invention by Millennium will be accorded an invention date later than Progenitor's invention date, or that any patent issued to Progenitor would be broad enough to cover leptin receptors of Millennium or others. Progenitor's failure to obtain a patent that covers the leptin receptors of Millennium or others, or the issuance of a patent to a third party covering a leptin receptor, the leptin protein or other ligands, or any of their respective uses, could have a material adverse effect on Progenitor's business, financial condition and results of operations.

    A number of other groups are attempting to identify partial gene sequences and full-length genes, the functions of which have not been characterized. The public availability of partial gene sequence information before Progenitor applies for patent protection on a corresponding full-length gene could adversely affect Progenitor's ability to obtain patent protection with respect to such gene. To the extent any patents issue to other parties on such partial or full-length genes, and as other patents issue with the expansion of the biotechnology industry, the risk increases that the potential products and processes of Progenitor or its collaborators or licensees may give rise to claims of patent infringement.

    The patent positions of pharmaceutical and biotechnology firms, including Progenitor, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved, particularly in regard to human therapeutic uses. Substantial periods of time pass before the USPTO responds to patent applications. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued. Consequently, Progenitor does not know whether any of its pending or future patent applications will result in the issuance of patents or, if any patents are issued, whether the patents will be subjected to further proceedings limiting their scope, and whether they will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated. Because patent applications in the United States are maintained in secrecy until patents issue and patent applications in certain other countries generally are not published until more than 18 months after they are filed, and since publication of discoveries in scientific or patent literature often lags behind actual discoveries, Progenitor cannot be certain that it or any licensor was the first creator of inventions covered by pending patent applications or that it or such licensor was the first to file patent applications on such inventions.

    There can be no assurance that any patents issued to Progenitor would not be held invalid or unenforceable by a court or that such patents would cover products or technologies of Progenitor's competitors. Competitors or potential competitors may have filed patent applications or received patents, and may obtain additional patents and proprietary rights relating to compounds or processes competitive with those of Progenitor. To protect its proprietary rights, Progenitor may be required to participate in interference proceedings declared by the USPTO to determine priority of invention, which may result in substantial cost to Progenitor. Moreover, even if Progenitor's patents issue, there can be no assurance that they will provide sufficient proprietary protection or will not be later limited, circumvented or invalidated. Accordingly, there can be no assurance that Progenitor will develop proprietary technologies that are patentable, that Progenitor's patent applications will result in patents being issued or that, if issued, patents will afford protection against competitors with similar technology or products, nor can there be any assurance that Progenitor's patents will not be held invalid by a court of competent jurisdiction.

    In addition to patent protection, Progenitor also relies to a significant extent upon trade secret protection for its unpatented confidential and proprietary information, including many of Progenitor's key discovery technologies. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Progenitor's trade secrets or disclose such technology. To protect its trade secrets, Progenitor requires its employees, consultants, scientific advisors and parties to collaboration and licensing agreements to execute confidentiality agreements upon the commencement of employment, the consulting relationship or the collaboration or licensing arrangement with Progenitor. In the case of employees, the agreements also provide that all inventions resulting from work performed by them while employed by Progenitor will be the exclusive property of Progenitor. There can be no assurance, however, that these agreements will provide meaningful protection of Progenitor's trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information, that Progenitor can meaningfully protect its rights in such unpatented proprietary technology through other means, that any obligation to maintain the confidentiality of such proprietary technology will not be breached by employees, consultants, advisors, collaborators or licensees or others, or that others will not independently develop substantially equivalent technology. The loss of trade secret protection of any of Progenitor's key discovery technologies would materially and adversely affect Progenitor's competitive position and could have a material adverse effect on Progenitor's business, financial condition and results of operations. Finally, disputes may arise as to the ownership of proprietary rights to the extent that outside collaborators, licensees or consultants apply technological information developed independently by them or others to Progentior projects or apply Progenitor technology to other projects and, if adversely determined, such disputes could have a material adverse effect on Progenitor's business, financial condition and results of operations.


    Progenitor may incur substantial costs if it is required to defend itself in patent suits brought by third parties or if Progenitor initiates such a suit to enforce Progenitor's patents or to determine validity, scope of other parties' proprietary rights. Any legal action against Progenitor or its collaborators or licensees claiming damages and seeking to enjoin commercial activities relating to the affected products and processes could, in addition to subjecting Progenitor to potential liability for damages, require Progenitor or its collaborators or licensees to obtain a license or licenses in order to continue to manufacture or market the affected products and processes or require Progenitor or its collaborators or licensees to cease doing so. There can be no assurance that Progenitor or its collaborators or licensees would prevail in any such action or that any license required under any such patents would be made available on commercially acceptable terms, if at all. Any adverse outcome of such litigation could have a material adverse effect on Progenitor's business, financial position and results of operations. In addition, if Progenitor becomes involved in such litigation, it could consume a substantial portion of Progenitor's managerial and financial resources. Progenitor is unable to predict how courts will resolve any future issues relating to the validity, scope or enforceability of its patents should they be challenged.


    It is uncertain whether any third-party patents will require Progenitor to alter its products or processes, obtain licenses, cease certain activities or pay substantial damages. If any licenses are required, there can be no assurance that Progenitor will be able to obtain any such license on commercially acceptable terms, if at all. Failure by Progenitor or its collaborators and licensees to obtain a license to any technology required to commercialize Progenitor's discoveries may have a material adverse effect on Progenitor's business, financial condition and results of operations. See "Risk Factors--Uncertainty of Patents and Proprietary Rights."

COMPETITION

    Research in the field of genomics is highly competitive. Competitors of Progenitor in the genomics area include, among others, public companies such as Genome Therapeutics Corp., Human Genome Sciences, Inc., Incyte Pharmaceuticals, Inc., Microcide Pharmaceuticals, Inc., Millennium, Myriad Genetics, Inc. and Sequana Therapeutics, Inc., as well as private companies and major pharmaceutical companies and universities and other research institutions, including those receiving funding from the federally funded Human Genome Project. Progenitor's competitors may discover, characterize or develop important genes in advance of Progenitor, which could have a material adverse effect on any related Progenitor discovery program. Progenitor expects competition to intensify in genomics research as technical advances in the field are made and become more widely known.


    In addition, Progenitor faces, and will continue to face, intense competition from pharmaceutical and biotechnology companies, as well as academic and research institutions and governmental agencies. Progenitor is subject to significant competition from organizations that are pursuing technologies that are the same or similar as those which constitute Progenitor's discovery approaches, and from organizations that are pursuing pharmaceutical or diagnostic products that are competitive with Progenitor's or its collaborators' potential products. Many of the organizations competing with Progenitor have greater capital resources, larger research and development staffs and facilities, greater experience in drug discovery and development, the regulatory approval process and pharmaceutical product manufacturing, and greater marketing capabilities than Progenitor. See "Risk Factors--Intense Competition; Rapid Technological Change."


    Progenitor is and will continue to be reliant on its collaborators and licensees for support of its programs, including preclinical and clinical development, manufacturing and marketing of its initial products. Progenitor's present and future collaborators and licensees are now conducting or are expected to conduct, multiple product development efforts within disease or technology areas that are the subject of their respective alliances with Progenitor. Any product candidate or technology of Progenitor may therefore be subject to internal competition with a potential product under development or a technology platform under evaluation by a collaborator or licensee. See "Risk Factors--Dependence on Collaborators and Licensees."

GOVERNMENT REGULATION


    Prior to marketing, any new drug or other product developed by Progenitor or its collaborators or licensees must undergo an extensive regulatory approval process in the U.S. and other countries. This regulatory process, which includes preclinical studies and clinical trials, and also may include post-marketing studies of each product candidate to establish its safety and efficacy, usually takes many years and requires the use of substantial resources. Preclinical studies include laboratory evaluations and will require animal tests conducted in accordance with the FDA's cGLP regulations to assess the product's potential safety and efficacy. Data obtained from preclinical studies and clinical trials are susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Delays or rejections also may be encountered based upon changes in the FDA's policies for drug or biologic approval during the period of product development and FDA regulatory review of each NDA submitted in the case of new pharmaceutical agents, or PLA in the case of biologics. Product development of new pharmaceuticals is highly uncertain, and unanticipated developments, clinical or regulatory delays, unexpected adverse side effects or inadequate therapeutic efficacy could slow or prevent the product development efforts of Progenitor and its collaborators or licensees, and have a materially adverse effect on Progenitor's business, financial condition and results of operations. There can be no assurance that regulatory approval will be obtained for any drugs or other products developed by Progenitor or its collaborators or licensees. Furthermore, regulatory approval may entail limitations on the indicated use of a drug or other product. Because certain of the products likely to result from Progenitor's discovery programs involve the application of new technologies and may be based upon a new therapeutic approach, such products may be subject to substantial additional review by various government regulatory authorities other than the FDA and, as a result, regulatory approvals may be obtained more slowly than for products using conventional technologies. Under current guidelines, proposals to conduct clinical research involving gene therapy at institutions supported by the NIH must be submitted to the FDA and the NIH, and may be subject to approval by the RAC and the NIH. Furthermore, gene therapies are relatively new technologies that have not been tested extensively in humans. The regulatory requirements governing these products and related clinical procedures for their use are uncertain and subject to change.


    Even if regulatory approval is obtained, a marketed product and its manufacturer are subject to continual review. Among the conditions for product approval and continued marketing approval is that the quality control and manufacturing procedures of Progenitor or its collaborators or licensees conform to the FDA's cGMP regulations which must be followed at all times. In complying with cGMP requirements, manufacturers must expend time, money and effort on a continuing basis in production, record keeping and quality control. Manufacturing establishments, both domestic and foreign, are subject to inspection by or under the authority of the FDA and by other federal, state and local agencies. Failure to pass such inspections may subject the manufacturer to possible FDA actions such as the suspension of manufacturing, seizure of the product, withdrawal of approval or other regulatory sanctions. The FDA also may require the manufacturer to recall a product from the market.

    Discovery of previously unknown problems with a product may have adverse effects on Progenitor's business, including withdrawal of the product from the market. Violations of regulatory requirements at any stage, including during preclinical studies and clinical trials, the approval process or post-approval, may result in various adverse consequences to Progenitor, including the FDA's delay in approval of or refusal to approve a product, withdrawal of an approved product from the market or the imposition of criminal penalties against the manufacturer and NDA or PLA holder. Progenitor has not submitted an IND for any product candidate, and no product candidate has been approved for commercialization in the U.S. or elsewhere. Progenitor intends to rely primarily on its collaborators or licensees to file INDs and generally direct the regulatory approval process. No assurance can be given that Progenitor or any of its collaborators or licensees will be able to conduct clinical trials or obtain the necessary approvals from the FDA or other regulatory authorities for any products. Failure to obtain required governmental approvals will delay or preclude Progenitor's collaborators or licensees from marketing drugs or other products developed by Progenitor or will limit the commercial use of such products and could have a material adverse effect on Progenitor's business, financial condition and results of operations.


    In addition to regulations enforced by the FDA, Progenitor also is subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other federal, state and local regulations. Progenitor's research and development activities involve the controlled use of hazardous materials, chemicals, biological materials and radioactive compounds. Although Progenitor believes that its safety procedures for the handling and disposing of such materials comply with the current standards prescribed by state and federal laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, Progenitor could be held liable for any resulting damages and any such liability could exceed Progenitor's resources. See "Risk Factors--Government Regulation; No Assurance of Regulatory Approval" and "--Hazardous and Radioactive Materials; Environmental Matters."


PRODUCT LIABILITY INSURANCE

    The testing, manufacture, marketing and sale of pharmaceutical and other products entail the inherent risk of liability claims or product recalls and associated adverse publicity. Clinical trials and sales by Progenitor or its collaborators or licensees of potential products incorporating Progenitor's discoveries may expose Progenitor to potential liability resulting from the use of such products. Such liability might result from claims made directly by consumers or by regulatory agencies, pharmaceutical companies or others selling such products. Progenitor currently has a limited amount of clinical trial and product liability insurance coverage through Interneuron. Progenitor will seek to obtain its own coverage upon the closing of the IPO and to maintain and appropriately increase such coverage as clinical development of any product candidates progresses and if and when its products are ready to be commercialized. There can be no assurance that Progenitor will be able to obtain such insurance or, if obtained, that such insurance can be acquired at a reasonable cost or in sufficient amounts to protect Progenitor against such liability. Certain of Progenitor's license agreements require Progenitor to indemnify licensors against product liability claims arising from products developed using the licensed technology. Also, certain of these agreements and other collaborative and license agreements require Progenitor to maintain minimum levels of insurance coverage. The failure to maintain product liability coverage, or the occurrence of any product liability claim, or a recall of any products of Progenitor or its collaborators or licensees could inhibit or prevent commercialization of products being developed by Progenitor and could have a material adverse effect on Progenitor's business, financial condition and results of operations. In addition, to the extent any product liability claim exceeds the amount of any insurance coverage, Progenitor's business, financial condition and results of operations could be materially and adversely affected. See "Risk Factors--Risk of Product Liability."

HUMAN RESOURCES

    As of June 20, 1997, Progenitor had 63 full-time employees, of whom 20 hold Ph.D. or M.D. degrees. Of Progenitor's full-time employees, 52 are engaged in research and development activities and 11 are engaged in business development, finance and administration. None of Progenitor's employees is covered by a collective bargaining agreement, and Progenitor has never experienced any strike or work stoppage. Progenitor believes its relations with its employees to be good.

    In order to support its operations, Progenitor must hire and retain additional research, management, administrative and financial personnel. In addition, in connection with the Reorganization and the potential relocation of Progenitor's facilities, Progenitor may be required to expend substantial additional resources to create a combined personnel base. Progenitor's success will depend in large part on its ability to attract and retain key employees and scientific advisors. Competition among biotechnology and pharmaceutical and other companies for highly skilled scientific and management personnel is intense. There can be no assurance that Progenitor will be successful in retaining its existing personnel or advisors, or in attracting additional qualified employees. See "Risk Factors--Dependence on Collaborators and Licensees," "--Dependence on Research Collaborators and Scientific Advisors," "--Dependence on Key Personnel" and "--Risks Associated with the Acquisition of Mercator."

FACILITIES

    Progenitor currently occupies approximately 19,000 square feet of laboratory and office space in Columbus, Ohio. Total lease payments for fiscal 1996 were $154,175. Payments for the six months ended March 31, 1997 were $111,444. In addition, Progenitor leases a separate facility for laboratory animals with approximately 7,000 square feet of space from The Ohio State University. Space in this facility is leased on a per diem basis for each animal housed. Total lease payments to The Ohio State University in fiscal 1996 were $132,822. Payments for the six months ended March 31, 1997 were $50,176. The current lease on the laboratory and office facility expires on December 31, 1997. Progenitor expects that its current facilities will be adequate to serve its needs for the foreseeable future. Although Progenitor believes that these facilities will be adequate to meet its projected needs for the next two years, it may be required to locate additional or alternative facilities within this time frame.


    In connection with the acquisition of Mercator, Progenitor expects to relocate its facilities in whole or in part to the San Francisco Bay Area. Such a relocation will involve substantial nonrecurring charges including lease termination costs, costs of moving records and equipment and employee severance and relocation payments. These and related charges could have a material adverse effect on Progenitor's results of operations. See "Risk Factors--Risks Associated with the Acquisition of Mercator" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Progenitor."


SCIENTIFIC ADVISORY BOARDS

    Progenitor has established a group of scientists and physicians to advise it on scientific and medical matters in the areas of Progenitor's business. The Progenitor Scientific Advisory Board (the "SAB") includes experts in developmental biology, hematopoiesis, hematologic oncology, cardiovascular medicine, immunology, mammalian recombinant gene transfer and transgenics. Progenitor periodically consults with members of the SAB regarding Progenitor's current and future research and development activities and focus.

    The Progenitor Scientific Advisory Board is composed of the following individuals by scientific discipline:

DEVELOPMENTAL BIOLOGY

    Robert Auerbach, Ph.D., is the Harold R. Wolfe Professor of Zoology, University of Wisconsin-Madison, and Director, Center of Developmental Biology. Dr. Auerbach has authored more than 150 publications and has a particular interest in hematopoietic and endothelial differentiation during embryogenesis including development of the extraembryonic yolk sac.

    Morris Laster, M.D., joined the Castle Group, Ltd. to identify and commercialize new technologies. Dr. Laster was instrumental in founding Progenitor, Inc., Neose Pharmaceuticals, Inc. and Xenograft, Inc. Dr. Laster received his medical degree from Downstate Medical Center in New York and performed a surgical internship at Case Western Reserve University.

    Thomas Quertermous, M.D., is Professor of Molecular Physiology and Biophysics, Vanderbilt University, Professor of Medicine, Vanderbilt University Medical School, and Chief, Division of

Cardiology, Vanderbilt University Hospital. He was previously a member of the Clinical and Research faculty at Harvard Medical School and the Massachusetts General Hospital. Dr. Quertermous heads a leading laboratory studying the molecular basis of endothelial cell biology.

    Azim Surani, Ph.D., is Professor of Developmental Biology, University of Cambridge, and a Member, Wellcome Institute of Cancer and Developmental Biology, Cambridge, UK. Dr. Surani is a leading authority in developmental biology and genomic imprinting.

    Jonathan Van Blerkom, Ph.D., is Professor, Department of Molecular, Cellular and Developmental Biology, University of Colorado, Boulder, and Co-Director, Reproductive Genetics In Vitro, Denver, CO. Dr. Van Blerkom is a leading authority in mammalian embryology with a particular emphasis on human pre-implantation developmental biology.

    Thomas E. Wagner, Ph.D., Progenitor's Scientific Founder, is a leading authority in control mechanisms that regulate genetic expression, mammalian recombinant gene transfer and genetic recombination in eukaryotes. Dr. Wagner is Professor of Zoology and Biomedical Sciences at Ohio University and Scientific Director of the Edison BioTechnology Institute. Dr. Wagner was a pioneer in the development of transgenic animals and holds one of the key patents in the field. He was a scientific founder of the transgenic sciences company, DNX, Inc.

    Leonard I. Zon, M.D., is Associate Professor of Pediatrics, Harvard Medical School, and is a member in the Program in Cell and Developmental Biology. Dr. Zon is an Associate Investigator of the Howard Hughes Medical Institute. Dr. Zon's laboratory studies the molecular biology of hematopoiesis and events in the development of the hematopoietic system during embryogenesis.

HEMATOLOGY/ONCOLOGY/IMMUNOLOGY

    Steven J. Burakoff, M.D., is Professor of Pediatrics, Harvard Medical School. Dr. Burakoff also serves as Chief, Division of Pediatric Oncology, and Director, Pediatric Oncology Research Program, Dana-Farber Cancer Institute, and Chief of Immunology, Bone Marrow Transplantation Unit, Children's Hospital Medical Center and Brigham and Women's Hospital. Dr. Burakoff's major research interests include cellular and molecular immunology, T cell activation and signal transduction, and transplantation immunology.

    David W. Golde, M.D., Chairman of the SAB, a renowned expert in the fields of hematologic oncology and hematopoiesis, is Physician-in-Chief and head of Hematologic Oncology at Memorial Sloan-Kettering Cancer Center, and Professor of Medicine at Cornell University Medical College. The author of over 350 scientific publications, Dr. Golde's major research interests lie in hematopoietic growth factors, human retrovirology and polypeptide hormone action.


    Jerome E. Groopman, M.D., is Chief of the Division of Hematology/Oncology at New England Deaconess Hospital in Boston, and Professor of Medicine at Harvard Medical School. Dr. Groopman's major research interests include the relationship among retroviruses, immune function and cancer in AIDS, hematopoiesis, polypeptide growth factors and lymphokines. Dr. Groopman currently serves as Chairman of the FDA Biological Response Modifiers Advisory Committee, as a director of the American Foundation for AIDS Research and on the National Heart, Lung and Blood Institute's AIDS Advisory Committee.

               MANAGEMENT OF PROGENITOR AFTER THE REORGANIZATION

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of Progenitor following the consummation of the Reorganization and the IPO are anticipated to be:

NAME                                               AGE      POSITION
---------------------------------------------      ---      ------------------------------------------------------------
Douglass B. Given, M.D., Ph.D................          45   President, Chief Executive Officer and Director

Elliott Sigal, M.D., Ph.D....................          45   Senior Vice President, Research and Development

Mark N.K. Bagnall............................          40   Vice President, Finance and Chief Financial Officer

H. Ralph Snodgrass, Ph.D.....................          47   Vice President, Research and Chief Scientific Officer

Stephen J. Williams, Ph.D....................          43   Vice President, Corporate Development

Glenn L. Cooper, M.D. (1)....................          44   Chairman of the Board

Robert P. Axline (2).........................          61   Director

Alexander. M. Haig, Jr.......................          72   Director

Morris Laster, M.D...........................          33   Director

Robert R. Momsen.............................          50   Director

Jerry P. Peppers (2).........................          51   Director

David B. Sharrock (1)........................          61   Director

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    DOUGLASS B. GIVEN, M.D., PH.D. has served as President, Chief Executive Officer and a Director of Progenitor since June 1994 and served as Executive Vice President and Chief Operating Officer from January 1993 to June 1994. Prior to joining Progenitor, Dr. Given was Vice President at the Schering Plough Research Institute, a pharmaceutical research facility, from March 1989 to December 1992. Dr. Given also serves as a Director of the Edison BioTechnology Center, is on the Dean's Advisory Council of the University of Chicago and is on the Dean's Advisory Council of The Ohio State University. Dr. Given received an M.D. and Ph.D. in Biological Sciences from the University of Chicago, performed his postdoctoral training in Internal Medicine and Infectious Diseases at Harvard Medical School and Massachusetts General Hospital and received an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

    ELLIOTT SIGAL, M.D., PH.D. will serve as Senior Vice President, Research and Development of Progenitor upon consummation of the Reorganization. Dr. Sigal joined Mercator in September 1995 as Vice President of Research and Development and was named President and Chief Executive Officer in January 1996. In 1992, Dr. Sigal joined Syntex, Inc. ("Syntex"), a pharmaceutical company, and was its Executive Director of Cell Biology from 1993 to 1995. At Syntex, Dr. Sigal was appointed the Program Leader for the Atherosclerosis and COX-2 programs, and Senior Scientist, Institute of Biochemistry and Cell Biology in 1992, and, in 1995, was appointed Executive Director of the Center for Inflammation Research. After the acquisition of Syntex by Roche Bioscience, a biopharmaceutical firm, he served as Vice President of Inflammation and Immunology at Roche Bioscience. Dr. Sigal is currently an Associate Adjunct Professor of Medicine and Associate Staff Member of the Cardiovascular Research Institute at the University of California, San Francisco. Prior to completing medical school at the University of Chicago, Dr. Sigal studied business and engineering at Purdue University where he obtained a B.Sc., M.S. and Ph.D. in industrial engineering.

    MARK N.K. BAGNALL has served as Vice President, Finance and Chief Financial Officer of Progenitor since August 1996. Prior to joining Progenitor, Mr. Bagnall served as Vice President of Finance, Chief Financial Officer and Secretary of Somatix Therapy Corporation ("Somatix"), a biotechnology company, from July 1992. Previously, he served as Treasurer and Secretary of Somatix from January 1991 to July 1992, and of its predecessor, Hana Biologics, Inc., from January 1990 to January 1991. Mr. Bagnall is a Certified Public Accountant.


    H. RALPH SNODGRASS, PH.D. has served as Chief Scientific Officer of Progenitor since May 1996 and has served as Vice President, Research since he joined Progenitor in July 1993. Prior to joining Progenitor, Dr. Snodgrass was Assistant Professor of Microbiology and Immunology at the University of North Carolina, Chapel Hill from January 1988 to June 1993. From 1982 to 1988 Dr. Snodgrass headed a research laboratory for the study of T cell development and stem cell biology at the Basel Institute for Immunology in Switzerland. Dr. Snodgrass has held appointments at The Ohio State University as Clinical Associate Professor, Division of Bone Marrow Transplantation, Department of Internal Medicine since July 1994, and as Adjunct Associate Professor, Department of Medical Microbiology and Immunology since July 1995. Dr. Snodgrass received his Ph.D. in Immunology from the University of Pennsylvania and performed his postdoctoral training at The Fox Chase Cancer Center, Philadelphia.

    STEPHEN J. WILLIAMS, PH.D. has served as Vice President, Corporate Development of Progenitor since May 1996 and previously served as Vice President, Business Development from June 1994 to May 1996. Prior to joining Progenitor, Dr. Williams was Medical Director, Strategic Product Planning at Bristol-Myers Squibb, a pharmaceutical company, from March 1993 to June 1994; and Associate Director, New Product Planning at DuPont Merck Pharmaceutical Company from January 1991 to March 1993. Dr. Williams received his Ph.D. in Pharmacology from Duke University.

    GLENN L. COOPER, M.D. has served as Chairman of the Board of Directors of Progenitor since June 1994, and has been a director since December 1992. Dr. Cooper has been President, Chief Executive Officer and a director of Interneuron since May 1993 and served as President and Chief Executive Officer of Progenitor from September 1992 until June 1994. Prior to joining Progenitor in 1992, Dr. Cooper was Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation from August 1990. Dr. Cooper serves as Chairman of the Boards of Directors of Intercardia, Inc. and Transcell Technologies, Inc. ("Transcell"), and is a director of InterNutria, Inc., each of which is a subsidiary of Interneuron. Dr. Cooper received his M.D. from Tufts University School of Medicine and performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and Massachusetts General Hospital.

    ROBERT P. AXLINE has been a Director of Progenitor since June 1992 as a designee of The Ohio University Foundation. Mr. Axline has been President of Image Data Systems Inc. since 1995 and Chairman of Plastic Card Systems Inc. since 1987. Both companies are engaged in the manufacture and sale of plastic identification card machines and supplies.

    ALEXANDER M. HAIG, JR. has been a Director of Progenitor since December 1992. General Haig has served as Chairman and President of Worldwide Associates, Inc., a marketing consulting firm, since 1984. Previously, General Haig served as Secretary of State of the United States from January 1981 to July 1982, and President and Chief Operating Officer of United Technologies Corporation from November 1979 to January 1981, where he remains a Senior Consultant. General Haig also has served as Supreme Allied Commander of NATO and White House Chief of Staff under the Nixon and Ford Administrations. General Haig also serves on the Board of Directors of Interneuron, MGM Grand, Inc. and America Online, Inc.

    MORRIS LASTER, M.D. has been a Director of Progenitor since its inception, and served as Chief Executive Officer through September 1992. Dr. Laster has been an executive of Paramount Capital Investments since 1990, and has participated in the founding of several biotechnology companies. He currently serves as Chairman of Partec, Ltd., a biomedical venture and management company based in

Jerusalem, Israel, affiliated with Paramount Capital Investments. Dr. Laster received his M.D. from Downstate Medical Center, New York, and postdoctoral training in surgery at Case Western Reserve University Hospital.

    ROBERT R. MOMSEN has served as a Director of Mercator since February 1995. Mr. Momsen has been a General Partner at InterWest Partners, a group of venture capital management funds, since August 1982. Mr. Momsen also serves as a Director of several public companies, including ArthroCare Corp. (a medical equipment supply company), COR Therapeutics, Inc. (a pharmaceutical company), Coulter Pharmaceutical, Inc. (a biotechnology products and services company), Innovative Devices, Inc. (a pharmaceutical consultancy), Urologix, Inc. (a medical device company) and Ventritex, Inc. (a medical device company). He received his B.S. and M.B.A. degrees from Stanford University.

    JERRY P. PEPPERS joined Progenitor's Board of Directors in June 1992 as a designee of The Ohio University Foundation. He is a partner in the law firm of Winthrop, Stimson, Putnam & Roberts, where he has served as an attorney since 1971. Mr. Peppers received his J.D. from Duke University.

    DAVID B. SHARROCK has been a Director of Progenitor since January 1994 and a Director of Interneuron since January 1995. Mr. Sharrock has been associated with Marion Merrell Dow, a pharmaceutical company, or its predecessors since 1958, most recently as Executive Vice President and Chief Operating Officer and Director from January 1990 until his retirement in December 1993. Since that time he has served as an independent consultant. Mr. Sharrock also serves as a Director of Cincinnati Bell Inc., Unitog Company, Inc. and Intercardia, Inc.

KEY SCIENTIFIC PERSONNEL

    Progenitor anticipates that it will employ the following key scientific personnel:

    KAREN J. BRUNKE, PH.D. will serve as Vice President of Scientific Affairs of Progenitor upon consummation of the Reorganization. Dr. Brunke has served as Vice President of Clinical Research at Mercator since July 1996 and was Director of Clinical Research since she joined Mercator in February 1995. Dr. Brunke was in Research Management at Sandoz Agro, Inc., an agricultural and biological products company, from 1985 to 1994, most recently as Director of Plant Biotechnology. Dr. Brunke was an NCI postdoctoral fellow at the Institute for Cancer Research at The Fox Chase Cancer Center. Dr. Brunke received her Ph.D. in Microbiology from the University of Pennsylvania.

    JOSEPH A. CIOFFI, PH.D. has served as Director, Genomics of Progenitor since September 1996, and previously served as Manager, Department of Molecular Biology and Project Leader of Progenitor's Novel Hematopoietic Receptor Discovery Program. Dr. Cioffi joined Progenitor in December 1992 as a Research Scientist. Prior to joining Progenitor, Dr. Cioffi held positions at the Edison Biotechnology Institute at Ohio University, first as a Postdoctoral Fellow and then as a Staff Scientist. Dr. Cioffi received B.S. and M.S. degrees in Animal Science from Cornell University and a Ph.D. in Physiology from the University of Illinois, Urbana-Champaign.

    RANDALL SCHATZMAN, PH.D. has served as Executive Director, Biology of Mercator since July 1996 and was Director of Molecular Biology at Mercator from March 1996. Prior to joining Mercator, Dr. Schatzman served as Head of Vascular Biology at Roche Bioscience from 1994 to 1996 and headed the Cancer Biology Department at Syntex from 1986 to 1994. Dr. Schatzman did postdoctoral training at the University of California, San Francisco. He received his Ph.D. in Molecular Pharmacology from Emory University.

    YANNICK POULIOT, PH.D. has served as Director of Bioinformatics of Progenitor since March 1997. Prior to joining Progenitor, Dr. Pouliot served as Senior Product Development Scientist, Bioinformatics, at Molecular Simulations Inc., a developer of scientific software. From February 1994 to July 1996, Dr. Pouliot served as Biocomputational Scientist at Sequana Therapeutics, Inc., a genomics company. From September 1992 to December 1993, Dr. Pouliot was a Biocomputational Scientist at the Genethon human genome laboratory near Paris, France. Dr. Pouliot received his B.Sc., M.Sc. and Ph.D. degrees from the Department of Biology of McGill University, Montreal, Canada.

    ROGER K. WOLFF, PH.D. has served as Director of Genetics at Mercator since July 1996. Dr. Wolff joined Mercator in 1993 and served as Project Leader for the HH gene discovery program. Dr. Wolff trained as a postdoctoral fellow at the University of California, San Francisco and received his Ph.D. in Human Genetics from the University of Utah.

EMPLOYMENT AGREEMENTS

    DOUGLASS B. GIVEN. Progenitor has entered into a new employment agreement (the "Revised Given Employment Agreement") with Dr. Given. The Revised Given Employment Agreement replaces the employment agreement entered into on January 3, 1993, which terminated January 3, 1997.

    Pursuant to the Revised Given Employment Agreement, Dr. Given will receive
(i) a base salary of $275,000 per annum (increasing to $300,000 per annum upon the closing of the Offering), (ii) an annual bonus of up to 40% of his base salary upon the achievement of certain performance goals determined by the Progenitor Board of Directors, (iii) executive disability benefits providing for payment of 60% of his base salary, and the ability to purchase coverage for an additional 20% of his base salary, (iv) a term life insurance policy of $1.0 million, and (v) additional stock options to purchase 310,000 shares of Progenitor Common Stock at an exercise price per share equal to the IPO Common Stock Price. Additionally, Dr. Given will receive assistance with relocation expenses, as more fully described in "Certain Transactions of Progenitor--Transactions with Directors and Executive Officers."

    Under the Revised Given Employment Agreement, if Dr. Given's employment is terminated without cause or upon forced resignation, death or disability, Progenitor will pay Dr. Given 12 months base salary, a bonus equal to a percentage of 12 months base salary that is equal to the average of the actual annual bonus percentage for the two years immediately prior to the termination date, 18 months COBRA premiums and 18 months executive disability premiums. In addition, all of the stock options granted to Dr. Given which would have vested over the two year period immediately following the date of termination of his employment will instead vest on the same dates they would have vested if he had continued to be employed by Progenitor during such two year period or will vest at such earlier date or dates as may be necessary by the terms of the plan pursuant to which the options were granted in order to prevent such options from lapsing.

    If Dr. Given's employment is terminated with cause, Progenitor will pay Dr. Given a lump sum equal to six months base salary, six months maximum bonus payments, nine months COBRA premiums and nine months executive disability plan premiums. In addition, all of the stock options granted to Dr. Given which would have vested over the one year period immediately following the date of termination of his employment will instead vest on the same dates they would have vested if he had continued to be employed by Progenitor during such one year period or will vest at such earlier date or dates as may be necessary by the terms of the plan pursuant to which the options were granted in order to prevent such options from lapsing.

    Upon a "change in control" (as defined in the Revised Given Employment Agreement) of Progenitor, Dr. Given will receive 12 months base salary and 12 months maximum bonus payments. In addition, all unvested stock options granted to Dr. Given will accelerate and vest immediately.

    ELLIOTT SIGAL. Progenitor signed the Revised Sigal Employment Agreement with Dr. Sigal on February 14, 1997, effective upon the Effective Date, to serve as the Senior Vice President of Research and Development of Progenitor.

    Pursuant to the Revised Sigal Employment Agreement, Dr. Sigal will receive
(i) a base salary of $225,000 per annum, (ii) annual bonuses based upon achievement of reasonable objectives established by the Progenitor Board of Directors or its Compensation Committee in the range of up to 30% of his base salary, (iii) certain additional benefits, including life insurance benefits in the amount of $450,000, and (iv) stock options to purchase shares of Progenitor Common Stock equal to 1% of the outstanding Progenitor Common Stock of Progenitor on a fully-diluted basis on the Effective Date, which options will be exercisable at a price per share equal to the IPO Common Stock Price and will be granted in addition to the Replacement Options to be issued to Dr. Sigal in connection with the Reorganization. The options to be granted upon the closing of the IPO will vest as to 25% of such options one year after the date of grant, with 6.25% vesting each quarter thereafter until such options are fully vested four years after the date of grant. Such options are subject to accelerated vesting upon a change of control of Progenitor in the event that other options granted to a senior manager of Progenitor (other than the President and Chief Executive Officer) are provided with similar accelerated vesting upon a change of control, and are subject to partial vesting upon termination of Dr. Sigal's employment by Progenitor other than for "cause" (or death or disability) or upon termination of employment by Dr. Sigal for "good reason" (in each case as defined in the Revised Sigal Employment Agreement). Options granted to Drs. Snodgrass and Williams, as well as Mr. Bagnall, will become subject to accelerated vesting commitments in connection with a change of control that also would then be available to Dr. Sigal by the terms of the Revised Sigal Employment Agreement.



    The Revised Sigal Employment Agreement provides that, from and after the Effective Date, Progenitor will replace Mercator as the lender under the Sigal Note. The Sigal Note is secured by the Property. The Sigal Note accrues interest at a rate equal to the lesser of (i) 28.2% of the capital gains realized upon a sale of the Property (a different calculation applies if the Sigal Note becomes payable prior to a sale of the Property) and (ii) the cumulative interest on the unpaid principal balance of the Sigal Note accruing at the Fannie Mae rate, compounded annually. The interest paid by Dr. Sigal to Mercator as a result of Dr. Sigal's retirement or termination of employment with Mercator shall be deducted from such interest calculation. The outstanding balance due on the Sigal Note is due on the earliest of: (a) any sale or transfer of the Property;
(b) the refinancing of any loan secured by a first mortgage on the Property; (c) the first anniversary of Dr. Sigal's retirement or termination of employment with Progenitor; (d) the date on which Dr. Sigal ceases to be the holder of record of title to the Property; (e) any sale or transfer by Dr. Sigal of any or all of the Mercator Capital Stock owned by him; and (f) the occurrence of an "acceleration event," as defined therein.



    The Revised Sigal Employment Agreement provides generally that if his period of employment is terminated without "cause," Progenitor will: (i) pay to Dr. Sigal all accrued compensation and continue his benefits through the last business day of the 30 days notice period; (ii) pay to Dr. Sigal on the last business day of such notice period a lump sum equal to six months salary; (iii) pay Dr. Sigal's COBRA premiums for six months following the last business day of the Benefit Continuation Period; and (iv) to the extent permitted by the applicable plans, continue Dr. Sigal's life insurance and disability insurance coverage during the Benefit Continuation Period. If Progenitor terminates Dr. Sigal's employment for "cause," Progenitor will pay Dr. Sigal all accrued compensation through the date of termination. Dr. Sigal may terminate his employment for any reason, with or without cause, by providing Progenitor 30 days advance written notice. Progenitor will have the option, in its complete discretion, to make Dr. Sigal's termination effective at any time prior to the end of such notice period. In either event, Progenitor will pay Dr. Sigal all accrued compensation through the last day of the notice period, not to exceed 30 days. Dr. Sigal may terminate his employment for "good reason" (as defined in the Revised Sigal Employment Agreement), provided Dr. Sigal gives Progenitor 30 days advance written notice of the reason for termination and his intent to terminate. During this period, Progenitor will have an opportunity to correct the condition constituting "good reason." If not remedied, Progenitor will provide Dr. Sigal the Separation Benefits.


    In August 1995, Mercator entered into an employment contract with Dr. Sigal, pursuant to which Dr. Sigal agreed to serve as Vice President of Research and Development of Mercator. In January 1996, Dr. Sigal was promoted to President and Chief Executive Officer of Mercator. In February 1996, Mercator entered into a letter agreement with Dr. Sigal setting forth Dr. Sigal's compensation package (the

"Compensation Letter"). The Compensation Letter superseded portions of the prior Sigal employment agreement and provides that all of Dr. Sigal's stock options will accelerate vesting upon a change of control involving Mercator which, as defined, would include the Reorganization. All such options will be converted into Replacement Options as a result of the Reorganization. In connection with the completion of the Reorganization, Dr. Sigal will receive fully vested Replacement Options under the 1997 Plan to purchase 6,483 and 120,181 shares of Progenitor Common Stock with exercise prices of $9.42 and $1.08, respectively, assuming an IPO Unit Price of $11.00, an IPO Common Stock Price of $8.50 and an Adjusted Purchase Price of $22.0 million.


    The Compensation Letter and, to the extent still operative, the prior Sigal employment agreement, will terminate upon consummation of the Reorganization, pursuant to the terms of the Revised Sigal Employment Agreement. Pursuant to the Revised Sigal Employment Agreement, Dr. Sigal has released all prior contractual and compensation claims he has or may have against Mercator and Progenitor and their respective affiliates.

    For more information on Dr. Sigal's compensation, see "The
Reorganization--Interests of Certain Persons in the Reorganization" and "Management of Mercator."

    PROVISIONS FOR OTHER EXECUTIVE OFFICERS. On March 5, 1997, the Compensation Committee approved certain change of control and severance provisions for Drs. Snodgrass and Williams and Mr. Bagnall. Such provisions will provide that, upon termination of the executive's employment without cause, he will receive a severance payment equal to nine months of his base rate of compensation and acceleration of all outstanding options that would have vested during the nine-month period after such termination of employment, and Progenitor shall pay the executive's COBRA premium over the same nine month period. In addition, such provisions provide that the executive would be entitled to full acceleration of all outstanding stock options upon termination of the executive's employment within one year of certain events defined as a change of control of Progenitor and a severance payment equal to one year of his base salary.

    Progenitor currently has no employment agreements with other employees.

BOARD OF DIRECTORS COMMITTEES AND OTHER INFORMATION

    At present, all directors are elected annually and serve until the next meeting of stockholders or until the election and qualification of their successors. In addition, The Ohio University Foundation is entitled to designate two directors. Messrs. Axline and Peppers currently serve as the designees of The Ohio University Foundation. The rights of The Ohio University Foundation to designate two members of the Board of Directors will terminate upon the closing of the IPO. Pursuant to the intercompany services agreement to be entered into by Progenitor with Interneuron, Interneuron will have the right to nominate one designee for election to Progenitor's Board of Directors, for so long as Interneuron reports Progenitor's financial results on a consolidated basis, on an equity basis or otherwise on a basis pursuant to which a portion of Progenitor's results of operations appears in the financial results of operations of Interneuron. See "Certain Transactions of Progenitor--Relationship with Interneuron" and "--The Ohio University Foundation." Pursuant to the Reorganization Agreement, Progenitor will cause Robert R. Momsen to be elected to its Board of Directors effective on or prior to consummation of the Reorganization.

    Effective August 9, 1996, the Progenitor Board of Directors established an Audit Committee and a Compensation Committee. The Audit Committee, which consists of Messrs. Axline and Peppers, is responsible for overseeing the actions by Progenitor's independent auditors and reviewing Progenitor's internal financial and accounting controls and policies. The Compensation Committee, which consists of Dr. Cooper and Mr. Sharrock, is responsible for determining salaries, incentives and other forms of compensation for officers and other employees of Progenitor and will administer various incentive compensation and benefit plans.

    All executive officers serve at the discretion of the Progenitor Board of Directors, subject to the terms of any employment agreements. Progenitor has entered into employment agreements with Dr. Given and Dr. Sigal, which will be effective upon the closing of the IPO. There are no family relationships among Progenitor's directors and executive officers. See "--Employment Agreements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently is composed of Dr. Cooper and Mr. Sharrock, neither of whom is an executive officer of Progenitor. Dr. Cooper serves as chairman of Progenitor's Board of Directors. On February 1, 1994, Mr. Sharrock entered into a consulting agreement with Progenitor, Interneuron and Transcell, pursuant to which Mr. Sharrock agreed to provide consulting services on the development and commercialization of each company's technology. Such agreement was amended effective as of December 31, 1996 with Progenitor. See "--Directors' Compensation" and "Certain Transactions of Progenitor--Transactions with Directors and Executive Officers."

DIRECTORS' COMPENSATION

    Effective after the IPO, Progenitor's non-employee directors (other than those who are employees of Interneuron) will receive cash compensation in the amount of $2,000 for attendance at meetings of the Progenitor Board of Directors and any committee thereof, and directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. A total of 300,000 shares of Progenitor Common Stock under Progenitor's 1996 Stock Incentive Plan have been reserved for issuance to non-employee directors of Progenitor (other than those who are employees of Interneuron) pursuant to compensation policies for such directors to be adopted by Progenitor in the future. To date none of such shares has been granted.

    Pursuant to a letter agreement dated January 26, 1994, Progenitor has paid Mr. Sharrock $2,000 for each meeting of the Progenitor Board that he attends. Upon execution of this agreement, Progenitor also granted Mr. Sharrock options to purchase 2,500 shares of Progenitor Common Stock, at an exercise price of $4.00 per share, one-third of which vests each January 21 beginning January 21, 1995. During fiscal 1996, Progenitor paid Mr. Sharrock $8,000 pursuant to this arrangement and accrued an additional $2,000 in fees.

    Progenitor, along with Interneuron and Transcell, is a party to a consulting agreement with Mr. Sharrock, entered into on February 1, 1994, pursuant to which Mr. Sharrock receives $2,000 per day in exchange for his service as a consultant on the development and commercialization of each company's technology. Collectively, the three companies must use Mr. Sharrock's services for a minimum of 20 days per year during the term of the agreement. Progenitor paid Mr. Sharrock $10,500 during fiscal 1996 under this arrangement. The agreement provides that Mr. Sharrock will not compete with Progenitor during the term of the agreement and for a period of one year thereafter. This agreement terminates on February 1, 1998, and provides for automatic one-year extensions with respect to each company unless Mr. Sharrock or such company gives notice at least sixty days prior to expiration of the then-current term. Progenitor has amended such agreement effective as of December 31, 1996 with Mr. Sharrock such that cash compensation paid to him for attendance of meetings of the Board of Directors or any committee thereof pursuant to Progenitor's director compensation policy will be in lieu of such consulting fees and will be credited towards the aggregate 20 days of consulting per year required to be granted to Mr. Sharrock under the consulting agreement.

    During fiscal 1996, Progenitor was party to a consulting agreement with Dr. Laster, pursuant to which Progenitor paid him $500 per month for his services as a scientific advisor. Dr. Laster received $6,000 pursuant to this agreement in fiscal 1996.

    On March 7, 1997, the Compensation Committee approved grants to each of the non-employee directors of Progenitor, effective upon the closing of the IPO, of additional options to acquire 25,000 shares of Progenitor Common Stock at the IPO Common Stock Price. In addition, the Compensation Committee also approved acceleration of vesting of previously granted stock options to such non-employee directors, effective upon the closing of the IPO.

EXECUTIVE COMPENSATION

    The following table sets forth for the fiscal year ended September 30, 1996 the compensation paid by Progenitor for services rendered in all capacities with respect to its Chief Executive Officer and each of its other executive officers with annual compensation in excess of $100,000 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"). See "--Directors and Executive Officers" and "The Reorganization--Interests of Certain Persons in the Reorganization." (For information regarding the compensation paid by Mercator to Dr. Sigal, who is expected to serve as Progenitor's Senior Vice President of Research and Development following the Reorganization, in the fiscal year ended December 31, 1996, see "Management of Mercator--Executive Compensation" and "The Reorganization--Interests of Certain Persons in the Reorganization.")

                           SUMMARY COMPENSATION TABLE


                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                                            -------------
                                                                      ANNUAL COMPENSATION    SECURITIES
                                                                     ---------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                             FISCAL YEAR    SALARY      BONUS     OPTIONS (#)   COMPENSATION
------------------------------------------------------  -----------  ----------  ---------  -------------  -------------
Douglass B. Given, M.D., Ph.D.........................        1996   $  219,231  $  --         100,000(1)  $   31,065(2)
  President and Chief Executive Officer                       1995      185,000     46,250      95,000(1)       1,065(3)

Doros Platika, M.D....................................        1996      110,769     --           --           146,424(4)
  Executive Vice President, Research and Development          1995      153,000     35,700      40,000(5)

H. Ralph Snodgrass, Ph.D..............................        1996      150,385     --         100,000(1)       --
  Vice President, Research and Chief Scientific               1995      123,000     30,000      30,000(1)(6)
    Officer

Stephen J. Williams, Ph.D.............................        1996      149,615     --          75,000(1)      50,743(7)
  Vice President, Corporate Development                       1995      135,000     --          17,500(1)

Mark N.K. Bagnall(8)  ................................        1996       18,404     25,000     110,000(1)       --
  Vice President, Finance and Chief Financial Officer


------------------------
(1) All of the options granted during fiscal 1996 were cancelled and regranted at new exercise prices. Such cancellation and regrant of options was effected as of December 30, 1996. Drs. Given, Snodgrass and Williams also had 95,000, 30,000 and 17,500 options, respectively, which were originally granted as of September 14, 1995, cancelled and regranted with an exercise price of $5.50 per share from an original exercise price of $6.00 per share. See "--Cancellation and Regrant of Options."

(2) Consists of (i) $1,065 in premiums paid by Progenitor on a term life insurance policy for Dr. Given and (ii) an aggregate amount of $30,000 of indebtedness which was forgiven by Progenitor effective in fiscal 1996. See "Certain Transactions of Progenitor--Transactions with Directors and Executive Officers."

(3) Consists of premiums paid by Progenitor on a term life insurance policy for Dr. Given.

(4) Dr. Platika's employment with Progenitor terminated effective as of May 24, 1996, pursuant to a Separation Agreement and Release. Prior to termination, Progenitor had forgiven loans as of July 23, 1996 in the amount of $26,424, out of an outstanding balance of $242,850, including accrued interest. In connection with such Release, Progenitor agreed to forgive an additional $120,000 of such indebtedness, provided that Dr. Platika repaid the balance of $96,426 to Progenitor, which was paid as of July 23, 1996. See "Certain Transactions of Progenitor--Transactions with Directors and Executive Officers."

(5) Includes options exercisable for 7,500 shares of Progenitor Common Stock, all of which vested on September 14, 1995, the date of grant. As a result of the termination of Dr. Platika's employment pursuant to the Separation Agreement and Release, options granted during fiscal 1995 that were vested as of May 24, 1996 remained exercisable until August 24, 1996, and all other options granted during fiscal 1995 terminated effective May 24, 1996 in accordance with the terms of the 1992 Stock Option Plan. See "Certain Transactions of Progenitor--Transactions with Directors and Executive Officers."

(6) Includes options exercisable for 12,500 shares of Progenitor Common Stock, all of which vest upon the earliest of the achievement of performance milestones relating to the leptin receptor program or the BFU-e red blood cell growth factor program, or September 14, 2002.

(7) Consists of an aggregate principal amount of $28,000, including interest of $1,295, of indebtedness which was forgiven effective in fiscal 1996 and $21,448 of indebtedness which was repaid by Dr. Williams to Progenitor effective in fiscal 1996 in lieu of a bonus. See "Certain Transactions of Progenitor--Transactions with Directors and Executive Officers."

(8) Represents the salary received by Mr. Bagnall from August 20, 1996, the date of commencement of his employment with Progenitor, until September 30, 1996. Mr. Bagnall currently receives a salary of $165,000 per year. Upon joining Progenitor, (i) Mr. Bagnall was paid a signing bonus of $25,000, and was granted options to purchase 110,000 shares of Progenitor Common Stock, with options to purchase 27,500 shares vesting immediately and the balance of options to purchase 82,500 shares vesting equally over three years on each anniversary of the date of grant, with an original exercise price of $9.00 per share, and (ii) Mr. Bagnall was provided an interest-free loan in the principal amount of $50,000.

STOCK PLANS

  1992 STOCK OPTION PLAN

    The 1992 Stock Option Plan was adopted and approved by the Progenitor Board of Directors in December 1992 and by the stockholders of Progenitor in February 1993. The plan was amended with the approval of the Board of Directors and the stockholders in September 1995 to increase the number of shares of Progenitor Common Stock available for grant. A total of 500,000 shares of Progenitor Common Stock have been reserved for issuance under the 1992 Stock Option Plan, as amended. As of June 20, 1997, options to purchase 41,113 shares of Progenitor Common Stock granted under the 1992 Stock Option Plan had been exercised, options to purchase 310,463 shares of Progenitor Common Stock were outstanding and options to purchase 148,425 shares of Progenitor Common Stock remained available for grant. The outstanding options were held by 44 individuals and were exercisable at a weighted average exercise price of $4.67 per share. Outstanding options to purchase an aggregate of 70,463 shares were held by employees who are not officers or directors of Progenitor. The 1992 Stock Option Plan will terminate in 2002, unless sooner terminated by the Progenitor Board of Directors.


    The Progenitor Board of Directors currently administers the 1992 Stock Option Plan. The Board has designated a Compensation Committee and intends to delegate to it the administration of the 1992 Stock Option Plan. Awards under the 1992 Stock Option Plan may consist of (i) options to purchase Progenitor Common Stock that are designed to qualify, under Section 422 of the Code, as "incentive stock options" ("Incentive Stock Options") or (ii) options to purchase Progenitor Common Stock that are not described in Section 422 or 423 of the Code ("Non-Qualified Stock Options" and, collectively with Incentive Stock Options "Options").

    The Progenitor Board of Directors has discretion to grant Incentive Stock Options to employees and officers (including officers who are directors) of Progenitor and Non-Qualified Stock Options to employees, officers (including officers who are directors), directors, independent contractors and consultants of Progenitor. The Board may set the terms of such grants, subject to applicable restrictions in the 1992 Stock Option Plan. Incentive Stock Option grants are subject to the following limitations: (i) the term of any Incentive Stock Option may not be longer than ten years, provided that the term of any Incentive Stock Option granted to an individual possessing more than 10% of the combined voting power of Progenitor or an affiliate (a "10% Holder") may not be longer than five years; (ii) the aggregate fair market value of all shares underlying Incentive Stock Options granted to an individual that first become exercisable in any calendar year may not exceed $100,000; and (iii) the exercise price of Incentive Stock Options may not be less than the fair market value of the underlying shares on the grant date, provided that the exercise price of any Incentive Stock Option granted to a 10% Holder may not be less than 110% of the fair market value of the underlying shares on the grant date. With respect to Non-Qualified Stock Options, the Board has discretion to grant such Options with an exercise price below the fair market value of the Progenitor Common Stock. As of October 31, 1996, no such below-market grants had been made.

    During an optionee's lifetime, an Option is exercisable only by the optionee and no Option may be transferred by the optionee other than by will or the laws of descent and distribution. An optionee whose relationship with Progenitor or any related corporation ceases for any reason (other than termination because of death or total disability) may exercise, in the three-month period following such cessation (unless such Options terminate or expire sooner by their terms), or such longer period as determined by the Board, that portion of the optionee's Options that is exercisable at the time of such cessation. In the event the optionee dies or becomes totally disabled, the Options vested as of the date of death or total disability may be exercised prior to the earlier of such Options' specified expiration date or one year from the date of the optionee's death or disability.

    Unexercised Options granted under the 1992 Stock Option Plan terminate upon the occurrence of certain events, including a dissolution, liquidation or merger or consolidation of Progenitor in which Progenitor is not the surviving corporation. All outstanding Options vest and become immediately exercisable prior to the effective time of any such event. In a merger or consolidation in which Progenitor is the surviving corporation, Options will be deemed to apply to the numbers of shares to which the holders thereof prior to such merger would be entitled. The converted Options would continue to vest in accordance with the vesting schedule set by the Board for such Options.

    The Progenitor Board of Directors may amend the 1992 Stock Option Plan, insofar as permitted by law, with respect to any shares of Progenitor Common Stock reserved for issuance but not yet subject to Options. Shares subject to Options granted under the 1992 Stock Option Plan that have lapsed or terminated may again be subject to Options granted under the 1992 Stock Option Plan. Furthermore, the Board may offer to exchange new Options for existing Options, with the shares subject to the existing Options being again available for grant under the 1992 Stock Option Plan.

  1996 STOCK INCENTIVE PLAN


    The 1996 Stock Incentive Plan was adopted and approved by the Progenitor Board of Directors in May 1996 and by the stockholders of Progenitor in August 1996. The 1996 Stock Incentive Plan was amended in March 1997 (as so amended, the "1996 Plan") to increase the number of shares available for the grant of options thereunder. A total of 2,850,000 shares of Progenitor Common Stock have been reserved for issuance under the 1996 Plan. As of June 20, 1997, no options issued under the 1996 Plan had been exercised, options to purchase 385,000 shares of Progenitor Common Stock were outstanding and options to purchase 2,465,000 shares of Progenitor Common Stock remained available for grant, of which options to purchase 937,350 shares of Progenitor Common Stock at an exercise price equal to the IPO Common Stock Price will be granted upon the closing of the IPO. Currently outstanding options under the 1996 Plan were held by four Named Executive Officers and were exercisable at an exercise price of $5.50 per share. No options were held by persons who are not officers or directors of Progenitor. A total of 300,000 shares of Progenitor Common Stock under the 1996 Plan have been reserved for issuance to non-employee directors of Progenitor (other than those who are employees of Interneuron) pursuant to director compensation policies to be adopted by Progenitor in the future. The 1996 Plan will terminate in May 2006, unless sooner terminated by the Board of Directors.

    Effective upon the adoption and approval of the 1996 Plan by the stockholders of Progenitor, the Board of Directors has delegated administration of the 1996 Plan to the Compensation Committee (the "Compensation Committee"). Awards under the 1996 Plan may consist of (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) the sale or bonus grant of restricted shares of Progenitor Common Stock ("Restricted Stock"), (iv) the grant of stock appreciation rights ("SARs"), either alone or together with Options, (v) the grant of dividend equivalent rights measured by dividends paid with respect to the Common Stock ("DERs"), and (vi) the grant of any of the abovementioned options, rights or shares based upon attainment of certain performance criteria ("Performance Shares").

    The Compensation Committee has discretion to grant Options, Restricted Stock, SARs, DERs and Performance Shares to employees, officers (including officers who are directors of Progenitor), directors and consultants of Progenitor, provided that only employees and officers of Progenitor may receive Incentive Stock Options. The Compensation Committee may set the terms of such grants, subject to applicable restrictions in the 1996 Plan. Incentive Stock Option and Non-Qualified Stock Option grants are subject to the same limitations under the 1996 Plan as those discussed above for the 1992 Stock Option Plan. With respect to Non-Qualified Stock Options, the Compensation Committee has discretion to grant such Options with an exercise price below the fair market value of the Progenitor Common Stock. As of October 31, 1996, no such below-market grants had been made.

    Upon certain changes in control of Progenitor (as defined in the 1996 Plan), or upon the merger or consolidation, reverse merger, dissolution, liquidation or sale of all or substantially all of the assets of Progenitor, all outstanding Options, SARs, Restricted Stock, DERs and Performance Shares will, unless otherwise determined by the plan administrator, become fully vested, nonforfeitable and exercisable, and any Restricted Stock will be released from all restrictions on transfer and all repurchase and forfeiture restrictions. Each Option, SAR or DER shall remain exercisable for the remaining term of the Option, SAR or DER, except that each Option, SAR or DER shall terminate as of the effective date of a merger or consolidation, reverse merger, dissolution, liquidation or sale of all or substantially all of the assets of Progenitor.

    The Progenitor Board of Directors may amend the 1996 Plan, and any agreements evidencing awards granted thereunder, at any time and for any reason, subject to certain restrictions on the ability to adversely affect awards previously granted thereunder and to any legal requirement to obtain stockholder approval.

  1996 EMPLOYEE STOCK PURCHASE PLAN


    Progenitor's 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") was approved by the Progenitor Board of Directors and stockholders in August 1996, and is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code in order to provide employees of the Progenitor with an opportunity to purchase Progenitor Common Stock through payroll deductions. An aggregate of 100,000 shares of Progenitor Common Stock has been reserved for issuance under the Stock Purchase Plan and are available for purchase thereunder, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of Progenitor. All employees of Progenitor (and employees of "subsidiary corporations" and "parent corporations" of Progenitor (as defined by the Code) designated by the administrator of the Stock Purchase Plan) whose customary employment is for more than five months in any calendar year and more than 20 hours per week are eligible to participate in the Stock Purchase Plan. Employees of Interneuron are not expected to participate in the Stock Purchase Plan. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such employees in the Stock Purchase Plan are not eligible to participate in the Stock Purchase Plan.

    The Stock Purchase Plan designates Purchase Periods, Accrual Periods and Exercise Dates. Purchase Periods are generally overlapping periods of 24 months. A Purchase Period will initiate and additional Purchase Periods will commence each subsequent April 1 and October 1. The initial Purchase Period will begin on the effective date of the Stock Purchase Plan, which is the date on which Progenitor and the Underwriters agree as to the pricing with respect to the IPO. Accrual Periods are generally six month periods, with the initial Accrual Period commencing on the effective date of the Stock Purchase Plan and ending on September 30, 1997. Thereafter, Accrual Periods will commence each April 1 and October 1. Exercise Dates are the last day of each Accrual Period. In the event of a merger of Progenitor with or into another corporation, the sale of all or substantially all of the assets of Progenitor, or certain other transactions in which the stockholders of Progenitor before the transaction own less than 50% of the total combined voting power of Progenitor's outstanding securities following the transaction, the administrator of the Stock Purchase Plan may elect to shorten the Purchase Period then in progress.

    On the first day of each Purchase Period, a participating employee is granted a purchase right which is a form of option to be automatically exercised on the forthcoming Exercise Dates within the Purchase Period during which deductions are to be made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the Stock Purchase Plan. When the purchase right is exercised, the participant's withheld salary is used to purchase shares of Progenitor Common Stock. The price per share at which shares of Progenitor Common Stock are to be purchased under the Stock Purchase Plan during any Accrual Period is the lesser of (a) 85% of the fair market value of the Common Stock on the date of the grant of the option (the commencement of the Purchase Period) or (b) 85% of the fair market value of the Common Stock on the Exercise Date (the last day of an Accrual Period). The participant's purchase right is exercised in this manner on all four Exercise Dates arising in the Purchase Period unless, on the first day of any Accrual Period, the fair market value of the Progenitor Common Stock is lower than the fair market value of the Progenitor Common Stock on the first day of the Purchase Period. If so, the participant's participation in the original Purchase Period is terminated, and the participant is automatically enrolled in the new Purchase Period effective the same date.

    Payroll deductions may range from 1% to 10% (in whole percentage increments) of a participant's regular base pay, exclusive of overtime, bonuses, shift-premiums or commissions. Participants may not make direct cash payments to their accounts. The maximum number of shares of Progenitor Common Stock which any employee may purchase under the Stock Purchase Plan during an Accrual Period is 5,000 shares. Certain additional limitations on the amount of Progenitor Common Stock which may be purchased during any calendar year are imposed by the Code.

    The Stock Purchase Plan will be administered by the Progenitor Board of Directors or a committee designated by the Board, which will have the authority to terminate or amend the Stock Purchase Plan (subject to specified restrictions) and otherwise to administer the Stock Purchase Plan and to resolve all questions relating to the administration of the Stock Purchase Plan.

  1997 STOCK OPTION PLAN

    In March 1997, the Progenitor Board of Directors approved the 1997 Stock Option Plan (the "1997 Plan"). The purpose of the 1997 Plan is to allow Progenitor to comply with its obligations under the Reorganization Agreement to issue the Replacement Options to those who held options to purchase Mercator Common Stock ("Mercator Options") prior to the Reorganization. The intent and effect of the 1997 Plan is to give holders of Mercator Options the right to acquire shares of Progenitor Common Stock in lieu of, but not in addition to, the shares of Mercator Common Stock underlying unexercised Mercator Options held by them immediately prior to the closing of the Reorganization. The 1997 Plan will provide Replacement Options for holders of Mercator Options under Mercator's 1993 and 1996 Stock Option Plans (the "Mercator Plans").

    ADMINISTRATION. The 1997 Plan shall be administered by Progenitor's Board of Directors unless and until the Board delegates administration to the Compensation Committee. Subject to the provisions of the 1997 Plan, the Progenitor Board shall have the power to construe and interpret the 1997 Plan and Replacement Options granted thereunder, and to establish, amend and revoke rules and regulations for its administration. The Progenitor Board, in the exercise of this power, may correct any defect, omission or inconsistency in the 1997 Plan or in any option agreement thereunder, in a manner and to the extent it shall deem necessary or expedient to make the 1997 Plan fully effective, and may amend the 1997 Plan as provided therein.

    TYPES OF AWARDS. Awards under the 1997 Plan will consist solely of the issuance of Replacement Options to each holder of Mercator Options. With respect to all Mercator Options that are designed to qualify as Incentive Stock Options, the corresponding Replacement Options also shall be designed to qualify as Incentive Stock Options. With respect to all Mercator Options that are Non-Qualified Stock Options, the corresponding Replacement Options also shall be Non-Qualified Stock Options. Incentive Stock Options shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Replacement Options are granted only by such person. Non-Qualified Stock Options shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and shall be exercisable during the lifetime of the person to whom such options are granted only by such person or any transferee pursuant to a qualified domestic relations order. No Replacement Options will be issued under the 1997 Plan to any holder of a Mercator Option unless and until such holder has either (i) returned the agreement evidencing such Mercator Option to Progenitor for cancellation, or
(ii) delivered to Progenitor (a) evidence reasonably satisfactory to Progenitor regarding the loss, theft or destruction of such option agreement and (b) indemnity or security reasonably satisfactory to Progenitor. In addition, each such holder also must first deliver to Progenitor a signed Lockup Agreement. See "The Reorganization--Lockup Agreements."


    AVAILABLE SHARES. A total of up to 550,000 shares of Progenitor Common Stock have been reserved for issuance under the 1997 Plan. Assuming an IPO Common Stock Price of $8.50 and an Adjusted Purchase Price of $22.0 million, 376,479 shares of Progenitor Common Stock would be reserved for issuance upon exercise of the Replacement Options under the 1997 Plan. The number of shares actually covered by Replacement Options may be less than the number of shares reserved under the 1997 Plan to the extent that Mercator Options are exercised prior to the closing of the Reorganization, and may increase or decrease to the extent that the IPO Common Stock Price is less than or greater than $8.50. The number of shares of Progenitor Common Stock that correspond to Mercator Options also will depend upon the IPO Common Stock Price. See "Capitalization" "The Reorganization--Exchange Ratios."


    ELIGIBLE INDIVIDUALS. Only holders of Mercator Options are eligible to receive Replacement Options under the 1997 Plan. All such holders of Incentive Stock Options were, at the time their Mercator Options were awarded, employees of Mercator. All such holders of Non-Qualified Stock Options were, at the time their Mercator Options were awarded, employees, consultants or directors of Mercator.

    TERMS OF REPLACEMENT OPTIONS

    The Terms of Replacement Options granted under the 1997 Plan will be as set forth below:

    a) NUMBER OF SHARES COVERED. Each Replacement Option will cover a number of shares of Progenitor Common Stock (rounded up to the nearest whole share) equal to the number of shares of Mercator Common Stock covered by the corresponding Mercator Option multiplied by the Exchange Ratio applicable to Mercator Common Stock in the Reorganization.

    b) EXERCISE PRICE. The exercise price per share of Progenitor Common Stock (rounded down to the nearest penny) covered by each Replacement Option will equal the per share exercise price of the corresponding Mercator Option divided by the applicable Exchange Ratio.

    c) OPTION TERM. The term of each Replacement Option will be the same as the remaining term of the corresponding Mercator Option. The maximum term of the Mercator Options is ten years from the date of initial grant of such Mercator Options.

    d) VESTING. The vesting restrictions contained in each Replacement Option will be the same as the vesting restrictions contained in the corresponding Mercator Options. Replacement Options are subject to accelerated vesting for any optionee terminated within one year of the date of the Reorganization other than for "cause."

    e) EARLY PURCHASE RIGHTS. Holders of Replacement Options have the right (the "Early Purchase Right") to purchase all or part of the Progenitor Common Stock subject to their options prior to full vesting. Shares purchased pursuant to the Early Purchase Right are subject to a repurchase option in favor of Progenitor (the "Repurchase Option") that expires in accordance with the same schedule as the Replacement Options would have vested had the option holder not exercised the Early Purchase Right. The Repurchase Option is exercisable (i) within 90 days of the termination of the optionholder's relationship with Progenitor or (ii) upon a dissolution of Progenitor.

    f) CERTAIN ADJUSTMENTS. The number of shares covered by, and the exercise price of, each Replacement Option may, in the Progenitor Board's discretion, be adjusted appropriately to reflect any change in the capitalization of Progenitor resulting from any acquisition, recapitalization, stock split-up or combination of shares, or the payment of a stock dividend or other increase or decrease in Progenitor Common Stock effected without receipt of consideration by Progenitor.


    g) CONSIDERATION. The purchase price of stock acquired pursuant to a Replacement Option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the Replacement Option is exercised, or (2) at the discretion of the Progenitor Board or the Compensation Committee, at the time of either the grant or exercise of the Replacement Option (but in the case of an Incentive Stock Option, only at the time of grant), (a) by delivery to Progenitor of other Progenitor Common Stock, (b) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Progenitor Common Stock) with the person to whom the Replacement Option is granted or to whom the Replacement Option is transferred pursuant to the 1997 Plan, or (c) in any form of legal consideration that may be acceptable to the Progenitor Board.


    h) EXERCISE OF OPTIONS. In the event of termination of continuous status as employee, director or consultant otherwise than by reason of death or disability, the optionee may exercise his or her Replacement Option (to the extent that the optionee was entitled to exercise it at the date of termination) within such period of time ending on the earlier of (i) three (3) months after termination of optionee's continuous status as employee, director or consultant (or such longer or shorter period, but in no event less than 30 days, specified in the written agreement evidencing the terms of an individual option grant ("Option Agreement")), or (ii) the expiration of the term of the option as set forth in the Option Agreement.

    i) DISABILITY OR DEATH OF OPTIONEE. In the event of termination of continuous status as employee, director or consultant by reason of disability, the optionee may exercise his or her Replacement Option (to the extent that the optionee was entitled to exercise it at the date of termination) within such period of time ending on the earlier of (i) twelve (12) months after termination of optionee's continuous status as employee, director or consultant (or such longer or shorter period, but in no event less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of the option as set forth in the Option Agreement. In the event of termination of continuous status as employee, director or consultant by reason of death, the optionee's estate or person who acquired the right to exercise the option may exercise the Replacement Option (to the extent that the optionee was entitled to exercise it at the date of death) within such period of time ending on the earlier of (i) eighteen
       (18) months after termination of optionee's continuous status as employee, director or consultant (or such longer or shorter period, but in no event less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of the option as set forth in the Option Agreement.

    j) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Replacement Option by any of the following means or by a combination of such means:
       (i) tendering a cash payment; (ii) authorizing Progenitor to withhold shares from the shares of Progenitor Common Stock otherwise issuable to the participant as a result of the exercise of the Option; or (iii) delivering to Progenitor owned and unencumbered shares of the Progenitor Common Stock.

    k) ADJUSTMENTS UPON CHANGES IN STOCK. If any change is made in the stock subject to the 1997 Plan, or subject to any Replacement Option (through merger, consolidation, acquisition, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1997 Plan and outstanding Replacement Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the 1997 Plan and the class(es) and number of shares and price per share of stock subject to outstanding Replacement Options. In the event of: (i) a merger or consolidation in which Progenitor is not the surviving corporation, or (ii) a reverse merger in which Progenitor is the surviving corporation but the shares of Progenitor Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (a) any surviving corporation shall assume any Replacement Options outstanding under the 1997 Plan or shall substitute similar options for those outstanding under the 1997 Plan, or (b) such Replacement Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Replacement Options, or to substitute similar options for those outstanding under the 1997 Plan, then such Replacement Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of Progenitor, any Replacement Options outstanding under the 1997 Plan shall terminate if not exercised prior to such event.

    AMENDMENT. Progenitor's Board may amend the 1997 Plan at any time, subject to any requirement under law or the 1997 Plan to obtain stockholder approval.

    SECTION 424(A) COMPLIANCE. Replacement Options issued under the 1997 Plan with respect to Mercator Options that are Incentive Stock Options are intended to comply with all applicable conditions of Section 424(a) of the Code. To the extent any provision of the 1997 Plan, or any action of the Board, fails to so comply, such provision or action will be deemed null and void to the extent that is permitted by applicable law and the Board deems reasonable.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options by Progenitor to the Named Executive Officers during the fiscal year ended September 30, 1996. (For information regarding the stock option grants by Mercator to Dr. Sigal during the fiscal year ended December 31, 1996, see "Management of Mercator--Executive Compensation" and "The Reorganization--Interests of Certain Persons in the Reorganization.")

                                                                                                          POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED ANNUAL
                                              NUMBER OF      PERCENT OF                                   RATES OF STOCK PRICE
                                              SECURITIES    TOTAL OPTIONS                               APPRECIATION FOR OPTION
                                              UNDERLYING     GRANTED TO       EXERCISE                         TERM($)(3)
                                               OPTIONS      EMPLOYEES IN        PRICE      EXPIRATION   ------------------------
NAME                                          GRANTED(#)   FISCAL YEAR(1)   ($/SHARE)(2)      DATE          5%          10%
-------------------------------------------  ------------  ---------------  -------------  -----------  ----------  ------------
Douglass B. Given, M.D., Ph.D..............    100,000(4)         25.0%       $ 5.50          5/13/06   $  345,892  $    876,558

H. Ralph Snodgrass, Ph.D...................    100,000(4)         25.0          5.50          5/13/06      345,892       876,558

Stephen J. Williams, Ph.D..................     75,000(4)         18.8          5.50          5/13/06      259,419       657,419

Mark N.K. Bagnall..........................    110,000(5)         27.5          5.50          8/20/06      380,481       964,214

------------------------

(1) Based on an aggregate of 400,000 options granted to employees in fiscal
    1996.

(2) All options were granted at an exercise price of $9.00 per share equal to the fair market value of the Progenitor Common Stock on the date of grant, as determined by the Progenitor Board of Directors. Such options were cancelled and regranted on December 30, 1996, at the exercise price of $5.50 per share. See "--Cancellation and Regrant of Options."


(3) The potential realized value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the options, assuming that the stock appreciates in value from the date of grant compounded annually until the end of the option term at the rate specified (5% or 10%) and that the option is exercised and sold on the last day of the term for the appreciated stock price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the Commission and do not represent Progenitor's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Progenitor Common Stock holdings are dependent on the future performance of the Progenitor Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.


(4) Consists of options that vest equally over three years on each anniversary of the date of grant, May 13, 1996.

(5) Consists of options that were granted on the date of employment, August 20, 1996, with options to purchase 27,500 shares vesting immediately and the balance of options to purchase 82,500 shares vesting equally over three years on each anniversary of the date of grant.

FISCAL YEAR-END OPTION VALUES

    For each of the Named Executive Officers, the following table shows information about the value of unexercised options of Progenitor as of September 30, 1996. No options were exercised by the Named Executive Officers during fiscal 1996. (For information about the value of unexercised options of Mercator held by Dr. Sigal, see "Management of Mercator--Executive Compensation.")

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT
                                                                   YEAR-END(#)            FISCAL YEAR-END($)(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Douglass B. Given, M.D., Ph.D.............................      39,916        171,584    $  12,375    $    12,375
H. Ralph Snodgrass, Ph.D..................................      19,583        130,417       47,125         11,875
Stephen J. Williams, Ph.D.................................      15,833         96,667       15,000         15,000
Mark N.K. Bagnall.........................................      27,500         82,500            0              0

------------------------

(1) Based on the fair market value of the Progenitor Common Stock as of September 30, 1996 ($5.50 per share), minus the exercise price, multiplied by the number of shares underlying the option after giving effect to the subsequent repricing of the options. See "--Cancellation and Regrant of Options."

CANCELLATION AND REGRANT OF OPTIONS

    On December 30, 1996, the Compensation Committee approved the cancellation and regrant of options previously granted to certain executive officers, directors and key employees. The Compensation Committee concluded that the relationship between the exercise price of those options and the recent fair market value of Progenitor Common Stock did not provide effective equity incentives for such executive officers, directors and key employees. Equity incentives are a significant component of the total compensation package of Progenitor's employees and play a substantial role in Progenitor's ability to retain the services of individuals essential to Progenitor's long-term success. The Compensation Committee concluded that Progenitor's ability to retain key employees would be impaired significantly unless value was restored to their options. Accordingly, the Compensation Committee determined it was necessary to cancel and regrant the options at exercise prices that reflect current fair market value to provide realistic incentives for the executive officers, directors and employees to whom such options had been granted. All stock options with exercise prices of $5.50 or more were cancelled and regranted at an exercise price of $5.50 per share, the fair market value on December 30, 1996, as determined by the Compensation Committee. The vesting periods applicable to these cancelled options relate back to the dates of the prior grants.

    With respect to the Named Executive Officers, all of Progenitor's options granted during fiscal 1996 were cancelled and regranted at an exercise price of $5.50 per share. Drs. Given, Snodgrass and Williams also had 95,000, 30,000 and 17,500 options, respectively, originally granted as of September 14, 1995, which were cancelled and regranted at an exercise price of $5.50 per share from an original exercise price of $6.00 per share. In addition, the 7,500 options granted to each of Messrs. Axline, Haig, Peppers and Sharrock in fiscal 1996 were cancelled and regranted at an exercise price of $5.50 per share from an original exercise price of $6.00 per share. The 110,000 options granted to Mr. Bagnall in fiscal 1996 were cancelled and regranted at an exercise price of $5.50 per share from an original exercise price of $9.00 per share.

                       CERTAIN TRANSACTIONS OF PROGENITOR

RELATIONSHIP WITH INTERNEURON

    Progenitor was incorporated in February 1992 as a majority-owned subsidiary of Interneuron and assumed all rights and obligations of Scimark Corp. under the January 1992 research and licensing agreement with Ohio University. See "Business of Progenitor--License Agreements--Ohio University." Upon Progenitor's organization, Interneuron purchased 2,081,250 shares of Progenitor Common Stock for $0.002 per share. Progenitor also issued 112,500 and 56,250 shares of Progenitor Common Stock, respectively, to Morris Laster, M.D., a director of Progenitor, and Steven Kanzer, then Assistant Secretary of Progenitor, for a purchase price of $0.002 per share. Lindsay Rosenwald, M.D., the Chairman of the Board and a principal stockholder of Interneuron, was Progenitor's President until September 1992, and was a director of Progenitor until May 1996. Dr. Rosenwald also owns The Castle Group Ltd. ("Castle"), a venture capital firm. Dr. Laster was Progenitor's Chief Executive Officer until September 1992, and Dr. Laster and Mr. Kanzer were and continue to be employees of Castle.


    From Progenitor's inception through December 1994, Interneuron funded Progenitor's operations through advances evidenced by promissory notes payable on demand and bearing interest at 1% over the prime rate. In December 1994, upon the initial closing of the private placement referred to below, the aggregate amount of such advances of approximately $11.5 million, plus accrued interest of approximately $1.1 million, was converted by Interneuron into an aggregate of 2,020,496 shares of Series A Preferred Stock of Progenitor at a conversion price of $6.25 per share.


    In July 1997, Progenitor granted Interneuron an option to acquire an exclusive, worldwide license to manufacture, use and sell certain aspects of Del-1 for human therapeutic uses on terms to be negotiated. Progenitor retained the right to negotiate with third parties to license Del-1, subject to a right of first refusal held by Interneuron and provided that, in the event Progenitor grants such rights to a third party, Progenitor must share fees, milestone payments and royalties with Interneuron. Should Progenitor develop and sell products using Del-1 independently, Progenitor will be required to pay Interneuron royalties on net sales. The option agreement terminates upon the expiration of the last to expire of any patent that might issue relating to the licensed technology, or upon the conclusion of a license agreement with Interneuron.



    In exchange for receiving the option, Interneuron paid Progenitor $1 and relinquished its right to minimum return adjustments through the quarter ended April 7, 1997 to the conversion ratio of the Progenitor Series A Preferred Stock held by Interneuron. Interneuron will retain the right to any additional minimum return adjustments. Interneuron and Progenitor agreed to determine the value of the relinquishment of the minimum return adjustments and the extent to which such value may be credited against payments, including royalties, that would otherwise be payable to Progenitor under any license agreement with Interneuron. The terms of the Progenitor Series A Preferred Stock provide for Interneuron to receive a 35% annual return, implemented through minimum return adjustments to the conversion ratio of the Progenitor Series A Preferred Stock at the time the Progenitor Series A Preferred Stock converts to Progenitor Common Stock. Such conversion will have occur automatically on the closing of the IPO and, accordingly, prior to the relinquishment, Interneuron would have been entitled to receive an additional 909,965 shares of Progenitor Common Stock upon the closing of the IPO. As a result, the number of shares of Progenitor Common Stock that Interneuron will receive upon conversion of the Progenitor Series A Preferred Stock upon the closing of the IPO will be reduced from 2,655,614 shares to 1,745,649 shares, assuming an IPO Unit Price of $11.00 per Unit and an IPO Common Stock Price of $8.50 per share. See "Risk Factors--Control of Progenitor By, and Potential Conflicts of Interest with, Interneuron," "Business of Progenitor--Discovery Programs" and "--Corporate Agreements" and "Description of Progenitor Securities--Preferred Stock."



    Between December 1994 and July 1995, Progenitor issued and sold an aggregate of 349,000 shares of Series B Preferred Stock in a private placement. These shares will convert into an estimated 458,681 shares of Progenitor Common Stock upon the closing of the IPO based upon an assumed IPO Common Stock Price of $8.50. See "Description of Progenitor Securities--Progenitor Preferred Stock." The private placement was a sale of units, each unit consisting of shares of Series B Preferred Stock of Progenitor, shares of preferred stock of Transcell, a put protection right from Interneuron and warrants to purchase Interneuron's common stock. The put protection right provides that on the third anniversary of the final closing date of the private placement, holders of such Series B Preferred Stock have the right to sell to Interneuron their Series B Preferred Stock of Progenitor at a purchase price equal to the purchase price of such shares in the private placement. The put protection right with respect to the Company's Series B Preferred Stock will expire upon the closing of the IPO. Of the approximately $4.4 million gross proceeds of the private placement, Progenitor received approximately $1.6 million, net of placement agent fees and Interneuron received approximately $833,000 as its consideration for the issuance of warrants for its

Common Stock and the put protection right. Of this amount, Interneuron loaned approximately $417,000 to Progenitor in exchange for a convertible debenture dated March 31, 1995, bearing interest at 1% over the prime rate. The principal amount of this debenture and accrued interest thereon (approximately $504,000 as of June 20, 1997) will be converted automatically at the closing of the IPO into shares of Progenitor Common Stock at a conversion price equal to the IPO Common Stock Price. See "Description of Progenitor Securities--Convertible Debenture and Promissory Note."

    Paramount Capital, Inc. ("Paramount") acted as the placement agent for the private placement and D.H. Blair & Co., Inc. ("Blair") was a selected dealer. Paramount is owned by Dr. Rosenwald. Progenitor paid Paramount approximately $129,000 as its share of placement agent fees. Pursuant to Paramount's rights under its placement agent agreement, designees of Paramount received in the private placement warrants to purchase an aggregate of 22,201 shares of Series B Preferred Stock (representing the right to purchase 29,179 shares of Progenitor Common Stock following the closing of the IPO based upon an assumed IPO Common Stock Price of $8.50 per share). Dr. Rosenwald received warrants to purchase 12,274 of these shares of Series B Preferred Stock (representing the right to purchase an estimated 16,132 shares of Progenitor Common Stock upon the closing of the IPO, based upon an assumed IPO Common Stock Price of $8.50). Blair is owned substantially by family members of J. Morton Davis (including members of Dr. Rosenwald's family), a principal stockholder of Interneuron. Blair received fees for acting as selected dealer, aggregating $45,094. Designees of Blair also received in the private placement warrants to purchase an aggregate of 12,700 shares of Series B Preferred Stock (representing the right to purchase 16,692 shares of Progenitor Common Stock upon the closing of the IPO, based upon an assumed IPO Common Stock Price of $8.50). All of these warrants are exercisable until five years after the closing of the IPO at an exercise price of $5.23 per share of Progenitor Common Stock, and pursuant to a cashless exercise provision may be exercised without the need to pay any cash. Progenitor also agreed to indemnify Paramount and Blair against certain liabilities, including liabilities under the Securities Act in connection with the private placement. See "Description of Progenitor Securities--Stock Purchase Right and Warrants."


    Since March 1996, Interneuron has continued to provide advances to Progenitor. These advances are evidenced by a promissory note dated March 31, 1996, in the principal amount of approximately $525,000, as updated from time to time, payable on the earlier of five years from the date of the note or the closing of the IPO. Interneuron has agreed to convert upon the closing of the IPO a portion of the indebtedness evidenced by the note (approximately $8.2 million from an outstanding balance of approximately $8.6 million as of June 20,
1997) into shares of Progenitor Common Stock at a conversion price equal to the IPO Common Stock Price. The remaining portion of the note represents advances for costs of the IPO and certain costs associated with the Reorganization incurred from October 1, 1996 that will be repaid from the proceeds of the IPO. See "Description of Progenitor Securities--Convertible Debenture and Promissory Note."



    In connection with the Mercator Bridge Loan, Interneuron has agreed to loan to Progenitor prior to the closing of the Reorganization up to an aggregate of $6.6 million pursuant to a promissory note secured by Progenitor's assets. The Interneuron Bridge Loan bears interest at a rate of 10% per annum and is repayable in full on maturity at January 15, 1999 in the event there is no initial public offering. The principal balance outstanding at June 20, 1997 was $2.9 million and is expected to increase by approximately $800,000 per month in order to fund the operations of Mercator pending completion of the Reorganization. Interneuron has agreed to convert the entire balance of the Interneuron Bridge Loan into shares of Progenitor's Series D Preferred Stock at a conversion price per share of 117.5% of the IPO Common Stock Price (an aggregate of 293,293 shares, based on the outstanding balance of $2.9 million of the Interneuron Bridge Loan as of June 20, 1997, and (a conversion price of $9.99 per share assuming an IPO Common Stock Price of $8.50 per share) upon the closing of the IPO. See "Description of Progenitor Securities--Preferred Stock," "Risk Factors--Control of Progenitor By, and Potential Conflicts of Interest With, Interneuron," and "The Reorganization Agreement--Bridge Loan Financing."


    Based on the amount owed by Progenitor to Interneuron under the promissory note as of June 20, 1997, and as a result of the conversion upon the closing of the IPO of the Series A Preferred Stock, convertible debenture and promissory note held by Interneuron (assuming an IPO Common Stock Price of $8.50), Interneuron is expected to own beneficially approximately 4,848,374 shares, or approximately 41% of Progenitor's outstanding Common Stock (approximately 40% if the Underwriters' over-allotment option is exercised in full) after the closing of the IPO and the Reorganization (assuming no exercise of the Progenitor Warrants). In addition, Interneuron has agreed to convert the Interneuron Bridge Loan into shares of Progenitor's Series D Preferred Stock, upon the closing of the IPO as described below. Interneuron has the option to convert Progenitor's Series D Preferred Stock into an equivalent number of shares of Progenitor Common Stock at any time, which would increase its total ownership to approximately 43% of the Progenitor Common Stock outstanding (approximately 41% if the Underwriters' over-allotment is exercised in full). The actual ownership percentage of Interneuron will depend upon a variety of factors, including: (i) the amount of the Adjusted Purchase Price;
(ii) the outstanding balances of loans from Interneuron to Progenitor that will be converted into Progenitor's Series D Preferred Stock or Progenitor Common Stock upon the closing of the IPO; (iii) the IPO Common Stock Price, which will determine the number of shares of Progenitor Common Stock to be issued in the Reorganization, to be issued upon conversion of outstanding balances of loans from Interneuron to Progenitor, to be issued in respect of the Amgen Purchase Agreement and to be issued to Interneuron in connection with the conversion provisions of its Series A Preferred Stock upon the closing of the IPO, and the number of shares of Progenitor's Series D Preferred Stock to be issued upon conversion of the Interneuron Bridge Loan; and (iv) the passage of measurement dates for determining the quarterly minimum return adjustments to the conversion ratio of the Series A and Series B Preferred Stock on each of April 7, July 7, October 7, and January 7 (giving effect to Interneuron's relinquishment of seven of such adjustments, as described above). The number of shares of Progenitor Common Stock issuable to Interneuron upon conversion of such Series A Preferred Stock and indebtedness and the number of shares of Progenitor's Series D Preferred Stock issuable will increase to the extent that the IPO Common Stock Price is less than the anticipated price of $8.50 per share. At an IPO Common Stock Price of $6.50 per share, Interneuron would own beneficially 6,083,430 shares upon the closing of the IPO and the Reorganization or approximately 44% of the outstanding Progenitor Common Stock at such time (approximately 43% if the Underwriters' over-allotment option is exercised in full), including shares of Progenitor Common Stock issuable upon conversion of the shares of Progenitor's Series D Preferred Stock to be issued to Interneuron. See "Risk Factors--Determination of IPO Common Stock Price; Potential Conflicts of Interest."



    During fiscal 1995, Interneuron paid for certain expenses of Progenitor that were reimbursed by Progenitor at cost. In addition, Interneuron guaranteed Progenitor's office lease (which guarantee will be released upon the closing of the IPO as to obligations arising after the closing of the IPO) and its equipment leases. Prior to the closing of the IPO, Progenitor and Interneuron intend to enter into a tax allocation agreement to provide, among other things, for the payment of tax liabilities, for the entitlement to tax refunds and for the allocation of responsibility and cooperation in the filing of tax returns. In addition, Progenitor and Interneuron intend to enter into an intercompany services agreement which will provide, among other things, for: the participation of Progenitor and its employees in certain programs administered by Interneuron, at cost, such as certain insurance programs; and the provision of certain services by Interneuron at Progenitor's request at agreed upon prices in areas such as clinical and regulatory affairs, quality control, finance, administration, human resources and management information systems. The intercompany services agreement also will provide that in the event of any future equity offering by Progenitor, Interneuron will have the right to purchase (at the same price and on the same terms as such equity offering) a portion of the shares being offered so as to maintain its fully-diluted interest in Progenitor immediately prior to such equity offering, subject to certain limitations. The intercompany services agreement also will provide that all future transactions between Progenitor and Interneuron must be on terms no less favorable to Progenitor than could be obtained from unaffiliated third parties and must be approved or ratified by a majority of the independent members of Progenitor's Board of Directors. As defined in the intercompany services agreement, independent directors are those directors who are not employees, officers, directors or affiliates of, or persons with other material financial interests involving, Interneuron, Progenitor or any of their respective affiliates.

    The intercompany services agreement also will provide to Interneuron the right to nominate one designee for election to Progenitor's Board of Directors, for so long as Interneuron reports Progenitor's financial results on a consolidated basis, on an equity basis or otherwise on a basis pursuant to which a portion of Progenitor's results of operations appear in the financial results of operations of Interneuron. After the IPO, Interneuron will continue to have substantial influence in the election of directors of Progenitor and voting with respect to matters submitted to stockholders, including extraordinary corporate transactions such as a merger or sale of substantially all of Progenitor's assets. Interneuron's ownership of a substantial block of Progenitor's voting stock could have the effect of delaying or preventing sales of additional securities of Progenitor or a sale of Progenitor or other change of control supported by the other stockholders of Progenitor. In addition, Progenitor may be subject to various risks arising from Interneuron's influence over Progenitor, including conflicts of interest relating to new business opportunities that could be pursued by Progenitor or by Interneuron and its other affiliates, and significant corporate transactions for which stockholder approval is required. See "Risk Factors--Control of Progenitor by, and Potential Conflicts of Interest with, Interneuron."


    Interneuron has no obligation to invest any further funds in Progenitor or otherwise provide funding to Progenitor after the IPO, and Progenitor does not expect Interneuron to do so. Progenitor intends to seek additional funding through public or private equity or debt financing and collaborative arrangements. There can be no assurance that additional financing will be available when needed, or that, if available, such financing will be available on terms acceptable to Progenitor. See "Risk Factors--Need for Additional Capital; Uncertainty of Additional Funding."


    Interneuron has entered into a lockup agreement which limits its ability to sell shares of Progenitor Common Stock during the 365-day period following the date of consummation of the IPO. See "Risk Factors--Shares Eligible for Future Sale; Registration Rights; Possible Adverse Effect on Stock Price."

THE OHIO UNIVERSITY FOUNDATION

    Upon Progenitor's formation in February 1992, The Ohio University Foundation purchased 125,000 shares of Progenitor Common Stock at a purchase price of $0.002 per share, and Dr. Thomas Wagner, an employee of Ohio University and an affiliate of The Ohio University Foundation, purchased 125,000 shares of Progenitor Common Stock at $0.002 per share. Pursuant to certain antidilution rights, The Ohio University Foundation was issued an additional 53,750 shares of Progenitor Common Stock from fiscal 1992 through fiscal 1994. Also, in December 1994, Dr. Wagner received an additional 53,750 shares of Progenitor Common Stock pursuant to similar antidilution provisions contained in a related stock purchase agreement. In February 1996, The Ohio University Foundation purchased an additional 58,333 shares of Progenitor Common Stock for a purchase price of $6.00 per share pursuant to a stock purchase agreement. In the event that the IPO Common Stock Price is less than $12.00, pursuant to such stock purchase agreement, The Ohio University Foundation will be entitled to receive additional shares of Progenitor Common Stock such that the effective price per share paid by The Ohio University Foundation under the agreement is equal to 50% of the IPO Common Stock Price. Assuming an IPO Common Stock Price of $8.50 per share, 24,020 additional shares of Progenitor Common Stock will be issued to The Ohio University Foundation pursuant to such stock purchase agreement. In connection with the February 1996 issuance of 58,333 shares, Progenitor and The Ohio University Foundation amended certain provisions of the 1992 stock purchase agreement in exchange for which Progenitor granted The Ohio University Foundation the right to purchase 25,000 shares of Progenitor Common Stock at a price equal to 50% of the initial public offering price per share. The Ohio University Foundation has agreed to exercise such right to purchase 25,000 shares immediately prior to the IPO at a price equal to $4.25 per share.

    Ohio University entered into license and sponsored research agreements with Progenitor (or its predecessor) in January 1992 and April 1993. The April 1993 sponsored research agreement terminated as of June 30, 1996 upon completion of the research thereunder. Pursuant to the initial license agreement, The Ohio University Foundation has the right to designate two members of the Progenitor Board of

Directors until the completion of the IPO. Messrs. Axline and Peppers are Trustees of The Ohio University Foundation and serve as The Ohio University Foundation's designees to Progenitor's Board of Directors. Under the Ohio University license and sponsored research agreements, Progenitor paid Ohio University an aggregate of approximately $570,000, $246,000, $397,000, $109,000 and $108,000 in fiscal 1993, 1994, 1995, 1996 and for the six months ended March 31, 1997, respectively. Ohio University also is entitled to receive royalties based on any sales of licensed products resulting from such arrangements. Under a consulting agreement with Dr. Wagner entered into in February 1992, Progenitor paid Dr. Wagner consulting fees of approximately $93,000, $93,000, $113,000, $60,000 and $45,000 during fiscal 1993, 1994, 1995, 1996 and for the six months ended March 31, 1997, respectively. See "Business of Progenitor-- License Agreements."

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

    On January 3, 1993, Progenitor entered into an employment agreement with Dr. Given. Under the agreement, Dr. Given received the right to a $100,000 loan bearing interest at 7% annually for the purchase of a home in Ohio. Upon the granting of the loan, Progenitor waived the charging of interest on the loan, and certain other provisions of the agreement relating to the loan, and received from Dr. Given an interest-free promissory note in the amount of $100,796 secured by the property purchased. The note requires Dr. Given to repay at least $60,796 of the loan on or before April 1, 1997. Of this portion, $20,000 was forgiven effective in fiscal 1996 at the approval of the Progenitor Board of Directors. The $40,000 second portion of the promissory note is payable on or before April 15, 1997 or upon the termination of Dr. Given's employment and is subject to forgiveness in increments upon the achievement of certain performance milestones, including a successful initial public offering of Progenitor Common Stock. As of February 28, 1997, Progenitor had forgiven, effective in fiscal 1996, $10,000 of the loan pursuant to this provision. In December 1996 and January 1997, an aggregate income tax gross-up payment of $19,636 was made to Dr. Given in respect of such prior loan forgiveness. On January 17, 1997, an additional $35,398 was forgiven in connection with the completion of the license agreement with Amgen. An income tax gross-up payment of $27,198 was made in connection with such forgiveness. Upon completion of the IPO, the remaining balance of the promissory note is subject to forgiveness and will also be subject to such gross-up payments. Dr. Given's employment agreement terminated on January 3, 1997 except with respect to these loan provisions.

    Progenitor has entered into the Revised Given Employment Agreement with Dr. Given. See "Management of Progenitor after the Reorganization--Employment Agreements." In addition to the compensation package described in "Management of Progenitor after the Reorganization--Employment Agreements," Dr. Given will receive assistance with expenses related to possible relocation to California. Under the Revised Given Employment Agreement, Dr. Given will receive $144,000, payable in $4,000 monthly increments over three years for use in repaying any mortgage loan obtained in connection with a new home in California.

    Progenitor will also loan up to $200,000 at 7% interest to Dr. Given for the purpose of buying a new home in California ("Home Loan"). During the first three years of the Home Loan, interest will accrue rather than compound and no payments will be due during such period. After the initial three year period, interest only payments will be due monthly, with the accrued interest to be amortized and paid in 36 equal installments over the subsequent three years, together with interest then currently accruing. The Home Loan will be secured by a subordinated second deed of trust on the new home. Portions of the Home Loan will be repayable as follows: (a) installments of 25% of the original principal balance plus accrued interest will be forgiven by Progenitor upon the closing of each single transaction providing Progenitor with committed funds of at least $2,000,000 in the form of either equity, convertible debt or net proceeds to Progenitor (and Progenitor will also pay to Dr. Given an amount necessary to gross up for federal and state income taxes on the forgiven loan amounts); (b) within 30 days after the sale of Progenitor securities held by Dr. Given which were acquired pursuant to options granted to him, in an amount equal to 25% of the net proceeds received by Dr. Given from such a sale; (c) upon the sale of the new home; and (d) in full upon the earlier of the fifth anniversary of the making of the Home Loan or one year after the termination of Dr. Given's employment with Progenitor.

    In connection with the Revised Given Employment Agreement, Progenitor will also pay the monthly mortgage payments on Dr. Given's Ohio home from the date Dr. Given acquires a new home in California until the earlier of one year after Dr. Given acquires a new home in California or the sale of the Ohio home. Progenitor will also reimburse additional customary relocation expenses.

    Effective as of May 24, 1996, Dr. Doros Platika's employment terminated pursuant to a Separation Agreement and Release (the "Release") among Progenitor, Dr. Platika and Interneuron. The Release obligates Dr. Platika to provide services to Progenitor in a consulting capacity for a minimum of twenty hours per month for the six-month period following May 24, 1996. Dr. Platika also agreed not to compete with Progenitor for a period of two years after his termination. The Release also contains arrangements with respect to loans made by Progenitor to Dr. Platika and certain stock options to acquire securities of Progenitor and Interneuron. Prior to termination, Progenitor had made loans to Dr. Platika that had a balance of $242,850, including accrued interest as of July 23, 1996, which amount reflects the forgiveness effective in fiscal 1996 of $26,424 of such loans previously approved by the Progenitor Board of Directors. Pursuant to the Release, an additional $120,000 of this balance was forgiven subject to Dr. Platika's payment to Progenitor of withholding payments required with respect thereto and with respect to the loans to Dr. Platika previously forgiven by Progenitor effective in fiscal 1996. The remaining balance of $96,426, along with applicable withholding payments, was paid by Dr. Platika as of July 23, 1996. Progenitor incurred a charge to operations in fiscal 1996 equal to the amount of loan forgiveness in connection with the Release. Prior to the Release, Progenitor had granted Dr. Platika options to purchase a total of 77,500 shares of Progenitor Common Stock, at exercise prices ranging from $0.20 to $6.00 per share. Of these, options to purchase a total of 23,750 shares of Progenitor Common Stock had previously vested. The Release provides for the vesting as of June 1, 1996 of options to purchase 6,875 shares of Progenitor Common Stock at $0.20 per share and the vesting as of June 15, 1996 of options to acquire 2,500 shares of Common Stock at $4.00 per share. All of Dr. Platika's other unvested options were canceled pursuant to the Release. As of August 23, 1996, Dr. Platika had exercised all of his 33,125 vested options. In connection with the Release, Interneuron agreed to accelerate vesting of stock options to purchase 2,500 shares of Interneuron Common Stock at a price per share of $8.75, which options were exercisable by Dr. Platika on or prior to August 24, 1996. As of August 15, 1996, Dr. Platika had exercised all of these Interneuron options.

    The Revised Sigal Employment Agreement provides for the grant to Dr. Sigal of options to acquire Progenitor Common Stock in the amount of 1% of the outstanding shares of Progenitor Common Stock on a fully diluted basis after the closing of the IPO. See "Management of Progenitor after the Reorganization--Employment Agreements--Elliott Sigal" and "The
Reorganization--Interests of Certain Persons in the Reorganization."

    Progenitor has granted stock options to its directors and executive officers on several occasions since the beginning of fiscal 1993, all of which vest over a four-year period from the date of grant, except as indicated below. In fiscal 1993, Dr. Snodgrass received options to purchase 5,000 shares of Progenitor Common Stock at an exercise price of $0.20 per share, and options to purchase 5,000 shares of Progenitor Common Stock at an exercise price of $2.00 per share.

    During fiscal 1994, Mr. Sharrock received options to purchase 2,500 shares of Progenitor Common Stock at an exercise price of $4.00 per share, which vest over three years. Also in fiscal 1994, Progenitor granted Drs. Cooper, Given, Snodgrass and Williams options to purchase 8,500, 16,500, 10,000 and 20,000 shares of Progenitor Common Stock, respectively, at an exercise price of $4.00 per share.

    In September 1995, Progenitor granted options to Drs. Given, Snodgrass and Williams to purchase 45,000, 17,500 and 17,500 shares, respectively, at an exercise price of $6.00 per share, which originally were intended to vest on September 14, 2002. These options were amended by the Progenitor Board of Directors on May 13, 1996, so that one-third of such options vest on each anniversary date of the date of grant. In September 1995, Progenitor granted to Dr. Given options to purchase an additional 50,000 shares at an exercise price of $6.00 per share, which also vest over three years from the date of grant. In September 1995, Progenitor also granted to Dr. Snodgrass options to purchase 12,500 shares of Progenitor Common Stock, all of which vest upon the earliest of the achievement of performance milestones relating to the leptin receptor program or the BFU-e growth factor program, or September 14, 2002.

    On February 21, 1996, each of Messrs. Axline, Haig, Peppers and Sharrock received options to purchase 7,500 shares of Progenitor Common Stock at an exercise price of $6.00 per share.

    All of the option grants described above were made pursuant to the 1992 Stock Option Plan.

    Certain options previously granted to Named Executive Officers and directors of Progenitor were cancelled and regranted on December 30, 1996. See "Management of Progenitor After the Reorganization--Cancellation and Regrant of Options."

    On March 7, 1997, the Progenitor Board of Directors approved an amendment to the 1996 Stock Incentive Plan to increase by 2,000,000 the number of shares of Progenitor Common Stock reserved and available for issuance pursuant to stock options granted thereunder.


    Upon the closing of the IPO, Drs. Given, Snodgrass and Williams and Mr. Bagnall will be granted options to purchase 310,000, 70,000, 70,000 and 70,000 shares of Progenitor Common Stock, respectively, at an exercise price equal to the IPO Common Stock Price. Such options will vest quarterly over a period of three years from the date of grant, subject to accelerated vesting in certain circumstances under the terms of each officer's employment agreement or employment letter, as applicable.


    The Compensation Committee also approved on December 30, 1996 an incentive bonus program for executive officers of Progenitor providing for bonus payments based upon a percentage of base salary based upon various performance milestones primarily related to the Reorganization and the IPO. The amount of such bonus payments to Drs. Given, Snodgrass and Williams and to Mr. Bagnall will be approximately $150,000, $88,000, $83,000 and $83,000, respectively, assuming an IPO Common Stock Price of $8.50 and an aggregate offering of 2,750,000 Progenitor Units in the IPO.

INSIDER TRANSACTIONS

    Progenitor has adopted a policy that all future transactions between Progenitor and its executive officers, directors and other affiliates must be approved by a majority of the disinterested members of the Progenitor Board of Directors, and must be on terms no less favorable to Progenitor than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by Progenitor to its executive officers, directors or other affiliates be for bona fide business purposes only. A determination of which directors are disinterested with respect to a particular transaction will depend upon the totality of circumstances including whether the directors possess a direct or indirect material interest in the transaction or in another party involved in the transaction.

                      PRINCIPAL STOCKHOLDERS OF PROGENITOR


    The following table sets forth certain information regarding beneficial ownership of Progenitor Common Stock as of June 20, 1997 (as described in footnote (2) below), and as adjusted to reflect the sale of the 2,750,000 Progenitor Units anticipated to be offered in the IPO (assuming no exercise of the Progenitor Warrants), by (i) each stockholder who is known by Progenitor to own beneficially more than 5% of Progenitor's outstanding Common Stock, (ii) each director and Named Executive Officer of Progenitor, and (iii) all directors and executive officers of Progenitor as a group. The table presents information regarding beneficial ownership (i) not giving effect to the Reorganization and
(ii) on a pro forma basis assuming the Reorganization had been effected (for an Adjusted Purchase Price of $22.0 million and with an IPO Common Stock Price of $8.50).



                                          NUMBER OF SHARES BENEFICIALLY         PERCENTAGE BENEFICIALLY
                                                     OWNED(1)                           OWNED(2)
                                          ------------------------------  ------------------------------------
                                             PRIOR TO        ASSUMING         PRIOR TO           ASSUMING
                                          REORGANIZATION  REORGANIZATION   REORGANIZATION     REORGANIZATION
                                          --------------  --------------  -----------------  -----------------
Glenn L. Cooper, M.D.(3)................      5,209,456       5,209,456           52.8%              43.3%
  One Ledgemont Center
  99 Hayden Avenue
  Lexington, Massachusetts 02173

Interneuron Pharmaceuticals, Inc.(4)....      5,141,667       5,141,667           52.2               42.7
  One Ledgemont Center
  99 Hayden Avenue
  Lexington, Massachusetts 02173

Entities affiliated with Robertson,
  Stephens & Co. Group, L.L.C.(5).......              0         929,365              0                7.9
  c/o Robertson, Stephens & Co.
  555 California Street, Suite 2600
  San Francisco, CA 94104

Entities affiliated with InterWest
  Partners(6)...........................              0         635,355              0                5.4
  c/o InterWest Partners
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025

Robert R. Momsen(7).....................              0         635,355              0                5.4
  c/o InterWest Partners
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025

Entities affiliated with Oak Investment
  Partners(8)...........................              0         570,732              0                4.9
  c/o Oak Investment Partners
  One Gorham Island
  Westport, CT 06880

Douglass B. Given, M.D., Ph.D.(9).......        160,281         160,281            1.7                1.4

Elliott Sigal, M.D., Ph.D.(10)..........              0         126,664              0                1.1

Morris Laster, M.D......................        112,500         112,500            1.2                1.0

                                          NUMBER OF SHARES BENEFICIALLY         PERCENTAGE BENEFICIALLY
                                                     OWNED(1)                           OWNED(2)
                                          ------------------------------  ------------------------------------
                                             PRIOR TO        ASSUMING         PRIOR TO           ASSUMING
                                          REORGANIZATION  REORGANIZATION   REORGANIZATION     REORGANIZATION
                                          --------------  --------------  -----------------  -----------------
H. Ralph Snodgrass, Ph.D.(11)...........         56,667          56,667              *                  *

Stephen J. Williams, Ph.D.(13)..........         45,834          45,834              *                  *

Mark N.K. Bagnall(12)...................         55,000          55,000              *                  *

David B. Sharrock(14)...................          4,375           4,375              *                  *

Robert P. Axline(15)....................          1,875           1,875              *                  *

Alexander M. Haig, Jr.(16)..............          1,875           1,875              *                  *

Jerry P. Peppers(17)....................          1,875           1,875              *                  *

All executive officers and directors as
  a group (10 persons)(18)..............      5,649,738       5,649,738           55.9               46.0


------------------------

 *  Less than one percent.

 (1) To Progenitor's knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Progenitor Common Stock indicated opposite such person's name.


 (2) Assumes: (i) the conversion of a convertible debenture and a portion of the promissory note held by Interneuron and all outstanding shares of Progenitor Preferred Stock into Progenitor Common Stock (based on an aggregate outstanding balance of $8.7 million as of June 20, 1997), (ii) the issuance of 24,020 shares of Progenitor Common Stock to The Ohio University Foundation, pursuant to certain anti-dilution adjustment rights and (iii) completion of the IPO, reflecting (a) the sale of 2,750,000 Progenitor Units to be offered in the IPO, (b) the purchase by The Ohio University Foundation of 25,000 shares of Progenitor Common Stock, pursuant to a stock purchase right and (c) the issuance to Amgen of the Amgen Shares; and 11,734,979 shares of Progenitor Common Stock outstanding after completion of the Reorganization, reflecting the issuance of 2,175,878 shares of Progenitor Common Stock to the Mercator stockholders pursuant to the Reorganization (assuming an Adjusted Purchase Price of $22.0 million). See "Capitalization" and "Description of Progenitor Securities." Shares of common stock subject to options, warrants (including the Phoenix Warrants) and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of June 20, 1997 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.


 (3) Includes 5,141,667 shares beneficially owned by Interneuron, options exercisable for 6,375 shares of Progenitor Common Stock held by Dr. Cooper and options exercisable for 2,000 shares of Progenitor Common Stock held by Dr. Cooper's wife. Dr. Cooper is President, Chief Executive Officer and a director of Interneuron. Dr. Cooper disclaims beneficial ownership of the shares held by Interneuron.


 (4) Includes 293,293 shares issuable upon conversion of Progenitor's Series D Preferred Stock to be received upon conversion of the Interneuron Bridge Loan (based upon an outstanding balance on the Interneuron Bridge Loan of $2.9 million as of June 20, 1997 and a conversion price of $9.99 per share of Progenitor's Series D Preferred Stock).



 (5) Consists of 644,138 shares held by RS & Co. IV, L.P. ("RS"), 171,556 shares held by The Robertson, Stephens Orphan Fund ("RSOF") and 113,671 shares held by Bayview Investors, Ltd. ("Bayview"). The General Partner of RS is RS & Co. Venture Partners for IV, L.P., the General Partners of which consist of individuals including M. Kathleen Behrens, a director of Mercator, that share voting and investment power over securities held by RS. The General Partners of RSOF are Bayview and

    Robertson, Stephens & Company Investment Management, L.P., the General Partners of which are Robertson, Stephens Private Equity Group, L.L.C. and RS & Co. Inc., respectively. The Managing Member of Robertson, Stephens Private Equity Group, L.L.C. is RS & Co. Inc., the shareholders of which are a group of individuals. All of the individuals described above disclaim beneficial ownership of the securities held by RS, RSOF and Bayview.

 (6) Consists of 631,170 shares held by InterWest Partners V, L.P. ("Partners") and 4,185 shares held by InterWest Investors V ("Investors"). The General Partner of Partners is InterWest Management Partners V, L.P., the General Partners of which consist of individuals including Robert R. Momsen, a director of Mercator (who has also agreed to become a director of Progenitor), that share voting and investment power over securities held by Partners. The General Partners of Investors consist of individuals including Robert R. Momsen that share voting and investment power over securities held by Investors. All of the individuals described above disclaim beneficial ownership of the securities held by Partners and Investors, except to the extent of their pro rata partnership interests therein.

 (7) Consists of 631,170 shares held by Partners and 4,185 shares held by Investors. Mr. Momsen is a General Partner of both Partners and Investors. Mr. Momsen disclaims beneficial ownership of the securities held by Partners and Investors except to the extent of his pro rata partnership interests therein.


 (8) Consists of 558,177 shares held by Oak Investment Partners V, Limited Partnership ("Oak Investment") and 12,555 shares held by Oak V Affiliates Fund ("Oak Affiliates"). Oak Associates V, L.L.C. is the General Partner of Oak Investment. The managing members of Oak Associates V, L.L.C. consist of individuals including Ann H. Lamont, a director of Mercator, that share voting and investment power over the securities held by Oak Investment. The General Partners of Oak Affiliates consist of a group of individuals, including Ann H. Lamont, a director of Mercator, that have shared voting and investment power over the securities held by Oak Affiliates. All of the individuals described above disclaim beneficial ownership of the securities held by Oak Investment and Oak Affiliates.


 (9) Includes 82,907 shares held by a limited partnership of which Dr. Given is a general partner and options exercisable for 77,374 shares of Progenitor Common Stock.


(10) Includes options exercisable for 126,664 shares of Progenitor Common Stock. Dr. Sigal has agreed to become an executive officer of Progenitor upon the closing of the IPO.


(11) Includes options exercisable for 56,667 shares of Progenitor Common Stock.

(12) Includes options exercisable for 55,000 shares of Progenitor Common Stock.

(13) Includes options exercisable for 45,834 shares of Progenitor Common Stock

(14) Includes options exercisable for 4,375 shares of Progenitor Common Stock.

(15) Includes options exercisable for 1,875 shares of Progenitor Common Stock.

(16) Includes options exercisable for 1,875 shares of Progenitor Common Stock.

(17) Includes options exercisable for 1,875 shares of Progenitor Common Stock.


(18) Includes options exercisable for 253,250 shares of Progenitor Common Stock. See footnotes 3, 9 and 11-17 above. Does not include shares beneficially owned by Mr. Momsen or Dr. Sigal.

                              BUSINESS OF MERCATOR

OVERVIEW

    Mercator uses a disease genetics approach and an array of genomics technologies to discover medically useful genes to identify targets for the development of new pharmaceuticals. Mercator believes that its genomics system will provide a means of generating multiple targets for the development of new human therapeutics and diagnostics to address major unmet medical needs. Mercator's gene discovery approach utilizes disease genetics for identification of medically relevant genes through advanced positional cloning techniques and analytical methods. Mercator's objective is to identify and characterize genes as therapeutic targets, and to commercialize those targets through partnerships with biopharmaceutical firms.

    Mercator's disease genetics approach incorporates an enhanced positional cloning approach for locating disease-causing genes in selected patient populations. This approach enables the discovery of multiple genes associated with complex diseases, such as asthma and schizophrenia. The disease genetics approach incorporates strategies for discovery and analysis of multiple genetic markers, mutation analyses, and statistically powerful methods to expedite discovery of genes potentially associated with a given disease. Mercator has validated its disease genetics approach in the discovery of an HH gene. This approach also was used in the discovery of the EPM1 epilepsy gene.

DISCOVERY RESOURCES

    Mercator uses the following resources and tools to provide an important platform for the discovery of candidate genes for therapeutic development: the use of multiple strategic populations to identify genes associated with complex diseases; bioinformatics, which allows Mercator to correlate and analyze data on its potential gene targets with data from public and proprietary databases using a combination of standard and proprietary computational tools and screening algorithms; high-throughput genomic sequencing, an automated, proprietary system for sequencing large regions of genomic DNA; chromosome analysis and gene mapping, technologies that expedite positional cloning of disease genes from human populations and evaluation of genes discovered through developmental biology; and several analytical methods for the identification of genes associated with complex diseases.

    Mercator's bioinformatics system provides a means to assess gene discoveries in relation to information in public databases, to correlate its discoveries with known sequences, to capture additional intellectual property based on discovered genes and to expedite evaluation and recognition of gene discoveries as therapeutic targets. In addition to having these capabilities, Mercator's bioinformatics system can be used as a discovery tool to capitalize on the wealth of information being generated by the Human Genome Project and other genomics programs.

    Mercator also uses multiple strategic populations to identify genes associated with complex diseases. Clinical collaborations are in place to obtain approximately 5,000 DNA samples from selected groups in Denmark, Finland, Israel and the U.S. for the study of genes associated with asthma, schizophrenia and HH. These collaborations typically entail exclusive relationships with physicians caring for selected patient groups and access to patient family histories and samples. Once a patient population is selected, blood samples from patients, their families and control groups within the population are used for DNA extraction and the establishment of permanent cell lines. These cell lines become continuing sources for DNA and RNA extraction and chromosomal analyses. Mercator uses DNA samples in linkage and disease association studies, supplemented by analysis of information from detailed clinical databases, to discover disease genes.

PATENTS AND PROPRIETARY RIGHTS

    Mercator presently has pending eleven U.S. patent applications, a provisional U.S. patent application and certain corresponding foreign applications. The patent applications relate to the following four basic inventions: (i) a method for conducting large-scale genomic sequencing, for which Mercator has received a notice of allowance from the USPTO; (ii) a method for diagnosing HH utilizing genetic markers associated with the HH gene region, for which Mercator has received two notices of allowance from the USPTO; (iii) HH diagnostic markers which are genetic mutations within the HH gene, for which Mercator has received a notice of allowance from the USPTO; and (iv) an HH gene, cloned versions of the gene, expression of the gene product in recombinant form, and various uses of the gene in the development of research tools, diagnostics and therapeutics. Also, among the eleven pending applications, Mercator has a patent application relating to a transcript map of all genes in the region of the HH gene. In addition, Mercator has an exclusive license from Stanford University for a U.S. patent application relating to the EPM1 epilepsy gene.

                             MANAGEMENT OF MERCATOR

DIRECTORS AND EXECUTIVE OFFICERS

    Of the current directors and executive officers of Mercator, the following individuals are expected to serve as directors and executive officers of Progenitor following the Reorganization and the IPO.

NAME                                                    AGE                       POSITION AT PROGENITOR
--------------------------------------------------      ---      --------------------------------------------------------
Elliott Sigal, M.D., Ph.D.........................          45   Senior Vice President, Research and Development
Robert R. Momsen..................................          50   Director

    Dr. Sigal is the President and Chief Executive Officer of Mercator. Mr. Momsen is a director of Mercator. For more information regarding Dr. Sigal and Mr. Momsen, and for information on their expected compensation by Progenitor following the Reorganization, see "Management of Progenitor after the Reorganization--Directors and Executive Officers" and "The
Reorganization--Interests of Certain Persons in the Reorganization."

EXECUTIVE COMPENSATION

    The following table sets forth for the fiscal year ended December 31, 1996, the compensation paid by Mercator for services rendered in all capacities with respect to Dr. Sigal.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     -------------
                                                             ANNUAL COMPENSATION      SECURITIES
                                                          -------------------------   UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                                 SALARY        BONUS         OPTIONS        COMPENSATION
--------------------------------------------------------  ----------  -------------  -------------  -------------------
Elliott Sigal, M.D., Ph.D...............................  $  225,000    $  75,000       871,310(1)               0
  President and Chief Executive Officer

------------------------


(1) Upon the consummation of the Reorganization, Replacement Options representing the right to acquire shares of Progenitor Common Stock will be granted to Dr. Sigal, in replacement of such Mercator Options previously granted. Assuming an Adjusted Purchase Price of $22 million and an IPO Common Stock Price of $8.50 per share, Replacement Options to acquire 120,181 shares of Progenitor Common Stock at $1.08 per share would be issued to Dr. Sigal. See "Management of Progenitor after the Reorganization--Employment Agreements," "The Reorganization--Interests of

    Certain Persons in the Reorganization" and "Certain Transactions of Progenitor--Transactions with Directors and Executive Officers."

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options by Mercator to Dr. Sigal during the fiscal year ended December 31, 1996.

                                                                                                 POTENTIAL REALIZABLE
                                                   PERCENT OF                                      VALUE AT ASSUMED
                                                      TOTAL                                      ANNUAL RATES OF STOCK
                                     NUMBER OF       OPTIONS                                      PRICE APPRECIATION
                                     SECURITIES    GRANTED TO                                       FOR OPTION TERM
                                     UNDERLYING     EMPLOYEES     EXERCISE                              ($)(2)
                                      OPTIONS       IN FISCAL       PRICE        EXPIRATION      ---------------------
NAME                                GRANTED (#)      YEAR(1)      ($/SHARE)         DATE            5%         10%
----------------------------------  ------------  -------------  -----------  -----------------  ---------  ----------
Elliott M. Sigal, M.D., Ph.D.          871,310(1)       43.5%     $    0.15      August 9, 2006  $  82,194  $  208,296

------------------------


(1) All such options will become vested upon consummation of the Reorganization and will be converted into Replacement Options to acquire shares of Progenitor Common Stock. Assuming an Adjusted Purchase Price of $22 million and an IPO Common Stock Price of $8.50, Replacement Options to acquire 120,181 shares of Progenitor Common Stock at $1.08 per share will be issued to Dr. Sigal. In connection with the Reorganization, Progenitor has entered into an employment agreement with Dr. Sigal that provides for the grant to him of options to purchase an aggregate of one percent (1%) of all outstanding Progenitor Common Stock on a fully diluted basis after giving effect to the Reorganization and the IPO. Such options will have an exercise price equal to the IPO Common Stock Price and will be subject to vesting in the amount of twenty-five percent (25%) on the first anniversary of the date of grant and six and one-quarter percent (6.25%) each quarter thereafter until fully vested after four years. Based upon an assumed IPO Common Stock Price of $8.50, such options would entitle Dr. Sigal to acquire 117,350 shares of Progenitor Common Stock.


(2) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the options, assuming that the stock appreciates in value from the date of grant until the end of the option term at the rate specified (5% or 10%) and that the option is exercised and sold on the last day of the term for the appreciated stock price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the Commission and do not represent Mercator's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Mercator Common Stock holdings are dependent on the future performance of the Mercator Common Stock (or the shares of Progenitor Common Stock into which such shares are converted upon the consummation of the Reorganization) and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

FISCAL YEAR-END OPTION VALUES

    For Dr. Sigal, the following table shows information about the value of unexercised options of Mercator as of December 31, 1996.

                                                        NUMBER OF SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT FISCAL             IN-THE-MONEY OPTIONS AT
                                                                    YEAR-END                        FISCAL YEAR-END($) (1)
                                                      ------------------------------------  --------------------------------------
NAME                                                  EXERCISABLE     UNEXERCISABLE(2)         EXERCISABLE      UNEXERCISABLE(2)
----------------------------------------------------  -----------  -----------------------  -----------------  -------------------
Elliott M. Sigal, M.D., Ph.D........................     918,310                  0                     0              --

------------------------

(1) Based on the fair market value of the Mercator Common Stock as of September 30, 1996 ($0.15 per share), minus the exercise price, multiplied by the number of shares underlying the option.

(2) All options will vest upon the consummation of the Reorganization.

DIRECTOR'S COMPENSATION

    Mr. Momsen did not receive any cash compensation for serving as a member of the Mercator Board of Directors. Mr. Momsen is a General Partner at InterWest Partners, a group of venture capital management funds, including funds which own shares of Mercator Capital Stock.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

    Certain employment agreements and information on options granted to and loans to Dr. Sigal by Mercator are discussed above. See "The
Reorganization--Interests of Certain Persons in the Reorganization" and "Management of Progenitor After the Reorganization--Employment
Agreements--Elliott Sigal."

                       PRINCIPAL STOCKHOLDERS OF MERCATOR

    The following table sets forth certain information regarding beneficial ownership of Mercator Capital Stock as of June 20, 1997, by (i) each stockholder who is known by Progenitor to own beneficially more than 5% of any class or series of outstanding Mercator Capital Stock, (ii) each director and executive officer of Mercator and (iii) all directors and executive officers of Mercator as a group. The information in the table was obtained from the books and records of Mercator or, where applicable, supplied to Mercator by the beneficial owners below.

                                                                                          PREFERRED STOCK
                                                              COMMON STOCK              (NUMBER OF SHARES)
                                                               (NUMBER OF                  (PERCENTAGE)                   FULLY-
                                                                SHARES)      -----------------------------------------    DILUTED
SHAREHOLDER                                                   (PERCENTAGE)   SERIES A   SERIES B   SERIES C   SERIES D   OWNERSHIP
------------------------------------------------------------  ------------   --------   ---------  ---------  --------   ---------
Entities affiliated with Robertson, Stephens & Co.(1) ......      --          300,000     999,999  1,500,000   373,132      26.0%
  c/o Robertson, Stephens & Co.                                                  93.9%       30.7%      33.1%     33.3%
  555 California Street
  Suite 2600
  San Francisco, CA 94104

Entities affiliated with InterWest                                --            --      1,207,998  1,499,999   373,134      25.2%
  Partners(2) ..............................................                                 37.1%      33.1%     33.3%
  c/o InterWest Partners
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025

Oak Investment Partners V, Limited Partnership(3) ..........      --            --        999,999  1,500,000   373,133      23.5%
  c/o Oak Investment Partners                                                                30.7%      33.1%     33.3%
  One Gorham Island
  Westport, CT 06880

Phoenix Leasing Incorporated(4) ............................      --           17,850      46,800     --         --          0.5%
  2401 Kerner Blvd.                                                               5.6%        1.4%
  San Rafael, CA 94901

Karen J. Brunke, Ph.D.(5)...................................     227,000        --         --         --         --          1.9%
                                                                     7.5%

                                                                                          PREFERRED STOCK
                                                              COMMON STOCK              (NUMBER OF SHARES)
                                                               (NUMBER OF                  (PERCENTAGE)                   FULLY-
                                                                SHARES)      -----------------------------------------    DILUTED
SHAREHOLDER                                                   (PERCENTAGE)   SERIES A   SERIES B   SERIES C   SERIES D   OWNERSHIP
------------------------------------------------------------  ------------   --------   ---------  ---------  --------   ---------
David R. Cox, M.D., Ph.D.(6)................................     254,978        --         --         --         --          2.1%
                                                                     8.4%

Montgomery Mars(7)..........................................     229,577        --         --         --         --          1.9%
                                                                     7.6%

Elliott Sigal, M.D., Ph.D.(8)...............................     918,310        --         --         --         --          7.5%
                                                                    30.0%

All directors and executive officers as a group(9)..........   1,629,865        --         --         --         --         13.4%
                                                                    54.0%

--------------------------

(1) Includes promissory notes convertible into 373,132 shares of Mercator Series D Preferred Stock. Consists of shares held by RS & Co. IV, L.P. ("RS"), The Robertson, Stephens Orphan Fund ("RSOF") and Bayview Investors, Ltd. ("Bayview"). The General Partner of RS is RS & Co. Venture Partners IV, L.P., the General Partners of which consist of individuals including M. Kathleen Behrens, a director of Mercator, that share voting and investment power over securities held by RS. The General Partners of RSOF are Bayview and Robertson, Stephens & Company Investment Management, L.P., the General Partners of which are Robertson, Stephens Private Equity Group, L.L.C. and RS & Co. Inc., respectively. The Managing Member of Robertson, Stephens Private Equity Group, L.L.C. is RS & Co. Inc., the shareholders of which are a group of individuals. All of the individuals described above disclaim beneficial ownership of the securities held by RS, RSOF and Bayview.



(2) Includes promissory notes convertible into 373,134 shares of Mercator Series D Preferred Stock. Consists of shares held by InterWest Partners V, L.P. ("Partners") and InterWest Investors V ("Investors"). The General Partner of Partners is InterWest Management Partners V, L.P., the General Partners of which consist of individuals including Robert R. Momsen, a director of Mercator, that share voting and investment power over securities held by Partners. The General Partners of Investors consist of individuals including Robert R. Momsen that share voting and investment power over securities held by Investors. All of the individuals described above disclaim beneficial ownership of the securities held by Partners and Investors, except to the extent of their pro rata partnership interests therein.



(3) Includes promissory notes convertible into 373,133 shares of Mercator Series D Preferred Stock. Consists of shares held by Oak Investment Partners V, Limited Partnership ("Oak Investment") and Oak V Affiliates Fund ("Oak Affiliates"). Oak Associates V, L.L.C. is the General Partner of Oak Investment. The managing members of Oak Associates V, L.L.C. consist of individuals including Ann H. Lamont, a director of Mercator, that share voting and investment power over the securities held by Oak Investment. The General Partners of Oak Affiliates consist of a group of individuals, including Ann H. Lamont, a director of Mercator, that have shared voting and investment power over the securities held by Oak Affiliates. All of the individuals described above disclaim beneficial ownership of the securities held by Oak Investment and Oak Affiliates.



(4) Includes warrants to purchase 17,850 shares of Mercator Series A Preferred Stock and 46,800 shares of Mercator Series B Preferred Stock.



(5) Includes options exercisable for 221,000 shares of Mercator Common Stock.



(6) Includes options exercisable for 227,478 shares of Mercator Common Stock.



(7) Includes options exercisable for 229,577 shares of Mercator Common Stock.



(8) Includes options exercisable for 918,310 shares of Mercator Common Stock.

(9) Does not include shares that may be beneficially owned by Mercator directors
    M. Kathleen Behrens, Robert R. Momsen and Ann H. Lamont, who are general partners and managing members of entities affiliated with Robertson, Stephens & Co., InterWest Partners and Oak Investment Partners V, Limited Partnership, respectively. See footnotes 1-3.

                      DESCRIPTION OF PROGENITOR SECURITIES


    Progenitor's Restated Certificate of Incorporation authorizes 44,000,000 shares of capital stock, consisting of 39,000,000 shares of Common Stock, $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. Set forth below is a description of the securities of Progenitor.


PROGENITOR UNITS


    Assuming the IPO is consummated through the sale of Progenitor Units, each such Unit will consist of one share of Progenitor Common Stock and one redeemable Progenitor Warrant. The Progenitor Units will separate immediately upon issuance, and the Progenitor Common Stock and Progenitor Warrants that comprise the Progenitor Units will trade as separate securities.


PROGENITOR COMMON STOCK


    As of June 20, 1997, assuming the conversion into Progenitor Common Stock of all outstanding shares of Progenitor Preferred Stock and a convertible debenture and a portion of the promissory note held by Interneuron described below (see "--Convertible Debenture and Promissory Note"), the exercise of the stock purchase right described below (see "--Stock Purchase Right and Warrants"), the sale of the Amgen Shares pursuant to the Amgen Purchase Agreement (see "Business of Progenitor--Corporate Agreements--Amgen Agreements"), and the issuance of 2,175,878 shares of Progenitor Common Stock pursuant to the Reorganization (assuming consummation of the Reorganization at an Adjusted Purchase Price of $22 million and an IPO Common Stock Price of $8.50, and assuming that none of the options or warrants to purchase Mercator Capital Stock outstanding as of such date were exercised prior to the Reorganization), there were 8,984,979 shares of Progenitor Common Stock issued and outstanding held of record by 121 stockholders, 1,071,942 shares of Progenitor Common Stock issuable upon the exercise of outstanding stock options (including Replacement Options) and 81,743 shares of Progenitor Common Stock issuable upon the exercise of outstanding warrants (including the Phoenix Warrants).


    Holders of Progenitor Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and are not entitled to cumulative voting rights with respect to the election of directors. Accordingly, holders of a majority of the shares of Progenitor Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Progenitor Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Progenitor Board of Directors out of funds legally available therefor, subject to preferences that may be applicable to any outstanding Progenitor Preferred Stock. In the event of liquidation, dissolution or winding up of Progenitor, holders of Progenitor Common Stock are entitled to share ratably in all net assets remaining after payment of liabilities and the liquidation preference of any outstanding Progenitor Preferred Stock. Holders of Progenitor Common Stock have no preemptive, subscription, redemption, conversion or other subscription rights, and there are no sinking fund provisions applicable to the Progenitor Common Stock.
All currently outstanding shares of Progenitor Common Stock are, and the shares of Progenitor Common Stock to be issued in connection with the Reorganization will be, duly authorized, validly issued, fully paid and nonassessable.

PROGENITOR WARRANTS


    Assuming the IPO is consummated through the sale of Progenitor Units, each Progenitor Warrant will entitle the holder to purchase one share of Progenitor Common Stock at a price equal to 150% of the IPO

Unit Price. The Progenitor Warrants will, subject to certain conditions, be exercisable at any time until the fifth anniversary of the effective date of the IPO, unless earlier redeemed. Upon notice to the Progenitor Warrant holders, Progenitor may reduce the exercise price by any amount for a period of not less than 20 days, or extend the expiration date of the Progenitor Warrants. The outstanding Progenitor Warrants are redeemable by Progenitor at $0.01 per Progenitor Warrant, upon at least 30 days (but no more than 60 days) written notice, if the Market Price (as defined in the Warrant Agreement described below) per share of Progenitor Common Stock during the 30 consecutive trading days ending within three days of the date of the notice of redemption equals or exceeds 200% of the then-current Progenitor Warrant exercise price.



    The exercise price of the Progenitor Warrants will be determined by negotiation between Progenitor and the Underwriters in the IPO and should not be construed to be predictive of the prices of Progenitor's securities or to imply that any price increases in Progenitor's securities will occur.



    The Progenitor Warrants will be issued in registered form under a Warrant Agreement (the "Warrant Agreement") between Progenitor and the American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). The shares of Progenitor Common Stock underlying the Progenitor Warrants, when issued upon exercise of a Progenitor Warrant, will be fully paid and non-assessable, and Progenitor will pay any and all federal and state documentary stamp and other original issue taxes incurred as a result of the original issuance of the Progenitor Warrants or the issuance of Progenitor Common Stock to the holder upon its exercise, but not any subsequent transfer taxes applicable to the transfer of the Progenitor Warrants. Progenitor shall not be required upon the exercise of the Progenitor Warrants to issue fractions of Progenitor Warrants or Progenitor Common Stock, but shall make adjustments in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.



    The Progenitor Warrants will contain provisions that protect the holders against dilution by adjustment of the number of shares that may be purchased by the holders. Such adjustments will occur in the event, among others, that Progenitor makes certain distributions to holders of Progenitor Common Stock or issuances of Progenitor Common Stock at prices lower than the applicable current market price for Progenitor Common Stock, there is a subdivision, combination, reorganization or a reclassification of the Progenitor Common Stock, Progenitor enters into a merger or consolidation with another company or there is a sale or transfer of all or substantially all the assets of Progenitor. The holder of a Progenitor Warrant will not possess any voting or other rights as a stockholder of Progenitor until such holder exercises the Progenitor Warrant. The holders may institute any action, suit or proceeding against Progenitor without obtaining the consent of the Warrant Agent.



    For a holder to exercise the Progenitor Warrants, there must be a current registration statement in effect with the Commission with respect to the issuance of shares of Progenitor Common Stock or other securities underlying the Progenitor Warrants. Progenitor has agreed, subject to certain exceptions, to use its best efforts to the extent required under applicable law either (i) to maintain the effectiveness of a current prospectus through the expiration date for the exercise of Warrants or until such time as no Warrants remain outstanding or (ii) to prepare and file a registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement with respect to such Common Stock or securities effective and current from the date of issuance of such shares of Common Stock through the expiration date for the exercise of Warrants or until such time as no Warrants remain outstanding. Progenitor has filed a registration statement (of which the IPO Prospectus is a part) pursuant to such undertaking. Until the expiration date for the exercise of Progenitor Warrants, Progenitor promptly shall give all record holders of Progenitor Warrants notice of any lapses in the effectiveness of the IPO Registration Statement. If a current registration statement is not in effect at the time a Progenitor Warrant is exercised, Progenitor may at its option redeem the Progenitor Warrant by paying to the holder cash equal to the difference between the aggregate low asked price, or closing price, as the case may be, of the Progenitor Common Stock on the exercise date and the exercise price of the Progenitor Warrant. Progenitor will not be required to honor the exercise of Progenitor Warrants if, in the opinion of Progenitor's Board of Directors upon advice of counsel, the sale of securities upon exercise would be unlawful. There can be no assurance that Progenitor will be able to file, cause to be declared effective or keep a registration statement continuously effective until all of the Progenitor Warrants have been exercised or have expired.


    The Warrant Agreement will contain provisions permitting Progenitor and the Warrant Agent, without the consent of any Progenitor Warrant holder, to supplement the Warrant Agreement in order to make any changes in the Warrant Agreement which the Warrant Agent has been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error contained in the Warrant Agreement, (ii) add to the covenants and agreements of Progenitor or the Warrant Agent in the Progenitor Warrant such further covenants and agreements thereafter to be observed or (iii) result in the surrender of any right or power reserved to or conferred upon Progenitor or the Warrant Agent in the Progenitor Warrant, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrants. In addition, the Warrant Agreement may be modified, supplemented or altered with the consent in writing of the holders of Progenitor Warrants representing not less than 50% of the Progenitor Warrants then outstanding, except that no change in the number or nature of the securities purchasable upon the exercise of any Progenitor Warrant, or increase in the applicable exercise price therefor, or acceleration of the exercise deadline shall be made without the consent in writing of the registered holder of each Progenitor Warrant.


    No commissions will be paid in connection with the sale of the shares of Progenitor Common Stock offered upon the exercise of the Progenitor Warrants.

    For the life of the Progenitor Warrants, the holders thereof have the opportunity to profit from a rise in the market price of the Progenitor Common Stock without assuming the risk of ownership of the shares of Progenitor Common Stock issuable upon the exercise of the Progenitor Warrants. The Progenitor Warrant holders may be expected to exercise their Progenitor Warrants at a time when Progenitor would, in all likelihood, be able to obtain any needed capital by an offering of Progenitor Common Stock on terms more favorable than those provided for by the Progenitor Warrants. Progenitor's ability to raise additional capital during the life of the Progenitor Warrants, and the terms on which such capital is available, could be adversely affected by the existence of the Progenitor Warrants.

PROGENITOR PREFERRED STOCK

    Progenitor currently has outstanding 2,020,496 shares of its Series A Preferred Stock and 349,000 shares of its Series B Preferred Stock. Such shares will automatically convert into Progenitor Common Stock upon consummation of the IPO. Both the Progenitor Series A and Series B Preferred Stock have antidilution and conversion adjustment provisions that will increase or decrease the number of shares of Progenitor Common Stock outstanding as of June 20, 1997 above or below the numbers of shares set forth herein and will increase or decrease the number of shares used in calculations for purposes of, among other things, dilution to new investors, shares held by certain principal stockholders of Progenitor, shares subject to registration rights and shares eligible for future sale, in the event that the IPO Common Stock Price is less than or greater than $8.50 per share, as the case may be. See "Principal Stockholders of Progenitor," "--Registration Rights," "Risk Factors--Shares Eligible for Future Sale; Registration Rights; Possible Adverse Effect on Stock Price" and "Initial Public Offering."

    Under the original terms of Progenitor's Series A and B Preferred Stock, the actual number of shares of Progenitor Common Stock issuable to each holder of Progenitor Preferred Stock upon conversion of the Progenitor Series A and Series B Preferred Stock would equal the product of (a) the number of shares of Progenitor Preferred Stock held by such holder and (b) the greater of (x) one or
(y) a fraction, the numerator of which is $12.50 and the denominator of which is
1.1189 multiplied by the IPO Common Stock Price. At the assumed IPO Common Stock Price of $8.50 per share, 3,114,295 shares of Progenitor Common Stock, consisting of 2,655,614 shares issuable to Interneuron as holder of the Progenitor Series A

Preferred Stock and 458,681 shares issuable to the holders of the Progenitor Series B Preferred Stock, would issue upon conversion of the Progenitor Preferred Stock. The number of shares issuable upon conversion of such Preferred Stock will increase pursuant to a guaranteed quarterly return available to holders of the Series A and Series B Preferred Stock that is determined on each April 7, July 7, October 7 and January 7.


    In July 1997, Progenitor granted an option to Interneuron, the sole owner of the Progenitor Series A Preferred Stock, relating to certain aspects of Del-1. Pursuant to the terms of the option, Interneuron relinquished its right to minimum return adjustments through the quarter ended April 7, 1997 to the conversion ratio of its Progenitor Series A Preferred Stock. The holders of Progenitor Series B Preferred Stock will not be affected by the terms of the option. Interneuron's relinquishment of such right will reduce the number of shares of Progenitor Common Stock that Interneuron will receive upon conversion of the Progenitor Series A Preferred Stock upon the closing of the IPO from 2,655,614 shares to 1,745,649 shares, assuming an IPO Common Stock Price of $8.50 per share. The actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will equal the product of (a) the number of shares of Preferred Stock held by the holder and (b) the greater of
(x) one or (y) a fraction, the numerator of which is $12.50 and the denominator of which is 1.7021 multiplied by the IPO Common Stock Price. At an assumed IPO Common Stock Price of $8.50 per share, 2,204,330 shares of Progenitor Common Stock will issue on conversion of the Progenitor Series A and Series B Preferred Stock. At an IPO Common Stock Price of $6.50 per share, a total of 2,882,606 shares of Common Stock would issue upon such conversions, consisting of 599,835 shares of Common Stock issuable to holders of Series B Preferred Stock and 2,282,771 shares of Common Stock issuable to Interneuron (as compared to 3,472,727 shares that would have been issuable to Interneuron, for a total of 4,072,562 shares, had Interneuron not relinquished its minimum return rights). At an IPO Common Stock Price of $10.50 per share, a total of 1,784,439 shares of Common Stock would issue upon such conversions, consisting of 371,295 shares of Common Stock issuable to holders of Series B Preferred Stock and 1,413,144 shares of Common Stock issuable to Interneuron (as compared to 2,149,783 shares that would have been issuable to Interneuron, for a total of 2,521,078 shares, had Interneuron not relinquished its minimum return rights). See "Risk Factors-- Control of Progenitor By, and Potential Conflicts of Interest With, Interneuron," "Business of Progenitor--Discovery Programs" and "--Corporate Agreements" and "Certain Transactions--Relationship with Interneuron."


    On March 7, 1997, the Progenitor Board of Directors authorized the issuance of 2,000,000 shares of Series C Preferred Stock. No shares of such stock are issued and outstanding and, pursuant to its terms, all of such stock will be automatically removed from the authorized shares of Progenitor Preferred Stock upon the closing of the IPO.


    Prior to the closing of the IPO, the Board of Directors will authorize the designation of 500,000 shares of Progenitor Series D Preferred Stock. Shares of Progenitor Series D Preferred Stock will be issued to Interneuron upon the closing of the IPO upon the conversion of the outstanding balance of the Interneuron Bridge Loan. The Progenitor Series D Preferred Stock will be issued to Interneuron at a price per share equal to 117.5% of the amount of the IPO Common Stock Price ($9.99 per share assuming the IPO Common Stock Price is $8.50 per share)(the "Series D Issue Price").



    The Progenitor Series D Preferred Stock is entitled to a non-cumulative dividend of 7% per annum, payable quarterly in cash when, as and if declared by the Board of Directors; provided, however, that upon the approval of the holders of Series D Preferred Stock representing at least 75% of the total voting power of the then outstanding shares of such stock, Progenitor may pay such dividends in Common Stock of Progenitor having a fair market value equal to the amount of the dividend. In certain circumstances involving a change in control of Progenitor, the Series D Preferred Stock is redeemable for cash at the option of Progenitor at a price equal to the Original Series D Issue Price plus any declared and unpaid dividends through the date fixed for redemption. The Series D Preferred Stock does not have voting rights except as required by applicable law; provided, however, that Progenitor may not, without first obtaining the approval (by vote or written consent in accordance with applicable law) of the holders of a majority of the voting power of the then outstanding Series D Preferred Stock, issue any series of Preferred Stock having a preference over the Series D Preferred Stock with respect to dividends or upon liquidation.



    Upon a liquidation, dissolution or winding up of Progenitor, holders of Progenitor Series D Preferred Stock shall be entitled to receive, prior to and in preference over the holders of Progenitor Common Stock, an amount per share equal to the Series D Issue Price plus any declared but unpaid dividends. Holders of the Progenitor Series D Preferred Stock have the right to convert such stock into Progenitor Common Stock on a one-for-one basis at any time subject to certain antidilution adjustments. In addition, each share of Progenitor Series D Preferred Stock will automatically convert into one share of Progenitor Common Stock upon the satisfaction of the following conditions: (i) the closing bid price of the Progenitor Common Stock (a) on 20 out of 30 trading days prior to the date of conversion equals or exceeds 150% of the IPO Common Stock Price and (b) on the five days prior to the date of conversion equals or exceeds 135% of the IPO Common Stock Price; and (ii) at least 24 months have elapsed since the closing of the IPO. In the event that such conversion would cause any one holder's ownership of Progenitor's outstanding voting securities to equal or exceed an amount representing 50% of the total voting power of such securities, such conversion would apply only to the number of shares of Progenitor Series D Preferred Stock as would result in such holder owning less than 50% of total voting power. Any remaining unconverted shares continue to convert automatically to the extent such conversion would not result in such holder owning securities having 50% or more of such voting power.



    Assuming an IPO Common Stock Price of $8.50 per share, and based on an outstanding balance of $2.9 million as of June 20, 1997 for the Interneuron Bridge Loan, Interneuron will receive 293,293 shares of Progenitor Series D Preferred Stock upon the closing of the IPO. See "Risk Factors--Control of Progenitor By, and Potential Conflicts of Interest With, Interneuron" and "Certain Transactions of Progenitor--Relationship with Interneuron."


    Following completion of the IPO and the conversion of all outstanding shares of Progenitor Preferred Stock, the Progenitor Board of Directors will have the authority to issue from time to time up to 5,000,000 shares of additional Progenitor Preferred Stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting each such series, without any further vote or action by Progenitor's stockholders. The issuance of such Progenitor Preferred Stock could adversely affect the rights of holders of Progenitor Common Stock and could have the effect of delaying, deferring or preventing a change in control of Progenitor. Progenitor has no present plans to issue any shares of Progenitor Preferred Stock.

STOCK PURCHASE RIGHT AND OTHER WARRANTS

    Pursuant to a Stock Purchase Agreement entered into on March 27, 1992, as amended on February 26, 1996, Progenitor granted The Ohio University Foundation the right to purchase up to 25,000 shares of Progenitor Common Stock in the event of an initial public offering, merger or other similar corporate transaction involving Progenitor, at a price equal to 50% of the assumed initial public offering price per share or other per share consideration. The Ohio University Foundation has agreed to exercise such right at a price per share of $4.25 prior to the closing of the IPO. See "Certain Transactions of Progenitor--The Ohio University Foundation."

    As of June 20, 1997, there were warrants outstanding to purchase an aggregate of 34,901 shares of Progenitor Series B Preferred Stock at an exercise price of $6.875 per share (the "Progenitor Series B Warrants"). The Progenitor Series B Warrants also contain a cashless exercise right that allows the holder to receive the number of shares of Progenitor Series B Preferred Stock subject to the warrant multiplied by a fraction, the numerator of which is the difference between the then current per share market price of the Progenitor Common Stock and $6.875 and the denominator of which is the then current per share market price of the Progenitor Series B Preferred Stock. These warrants were issued in connection with a private placement of Progenitor Preferred Stock for which Paramount, an affiliate of Interneuron, acted as placement agent. See "Certain Transactions of Progenitor--Relationship with Interneuron." The Progenitor Series B Warrants expire five years from the date of the IPO. Upon automatic conversion of the outstanding Progenitor Preferred Stock in connection with the consummation of the IPO, all such warrants will be converted into warrants to purchase 45,865 shares of Progenitor Common Stock at an exercise price of $5.23. The number of shares of Progenitor Common Stock for which such warrants are exercisable is subject to adjustment if the IPO Common Stock Price is less than or greater than $8.50 per share in the same manner and according to the same formula described above for the conversion of Progenitor's currently outstanding Preferred Stock. See "--Progenitor Preferred Stock." The Progenitor Series B Warrants do not confer upon the holder thereof any voting or preemptive rights, or any other rights as a stockholder of Progenitor, prior to exercise. Upon exercise of such warrants, holders of the underlying shares of Progenitor Common Stock will be entitled to certain registration rights with respect to such shares. See "--Registration Rights."

    On August 31, 1993, Mercator issued a warrant (the "Phoenix Series A Warrant") to purchase up to 17,850 shares of its Series A Preferred Stock to Phoenix Leasing Incorporated ("Phoenix") at an initial exercise price of $2.80 per share (as such price may be adjusted pursuant to the Phoenix Series A Warrant). The Phoenix Series A Warrant also contains a cashless conversion right that allows the holder to receive a number of shares of Mercator Series A Preferred Stock equal to the number of shares of Mercator Series A Preferred Stock purchasable pursuant to the Phoenix Series A Warrant multiplied by a fraction, the numerator of which is the difference between the current per share Fair Market Value (as defined in the Phoenix Series A Warrant) and the exercise price, and the denominator of which is the current per share Fair Market Value. The Phoenix Series A Warrant expires on the later of August 31, 2003 and the fifth anniversary of the closing of an initial public offering of Mercator's capital stock.

    On October 28, 1994, Mercator issued a warrant (the "Phoenix Series B Warrant," and, together with the Phoenix Series A Warrant, the "Phoenix Warrants") to purchase up to 46,800 shares of its Series B Preferred Stock to Phoenix at an initial exercise price of $2.50 per share (as such price may be adjusted pursuant to the Phoenix Series B Warrant). The Phoenix Series B Warrant also contains a cashless conversion right that allows the holder to receive a number of shares of Mercator Series B Preferred Stock equal to the number of shares of Mercator Series B Preferred Stock purchasable pursuant to the Phoenix Series B Warrant multiplied by a fraction, the numerator of which is the difference between the current per share Fair Market Value (as defined in the Phoenix Series B Warrant) and the exercise price, and the denominator of which is the current per share Fair Market Value. The Phoenix Series B Warrant expires on the later of October 28, 2004 and the fifth anniversary of the closing of an initial public offering of Mercator's capital stock.

    The Phoenix Warrants do not confer upon the holder any voting or preemptive rights, or any other rights as a shareholder of Progenitor, prior to exercise.

    The Reorganization Agreement provides that Mercator will use commercially reasonable efforts to cause all holders of warrants to purchase Mercator Capital Stock to exercise such warrants on or prior to the closing of the Reorganization. Any warrants to purchase shares of Mercator Capital Stock that were outstanding as of the date of the Reorganization Agreement (February 14, 1997) and are not expired as of the closing of the Reorganization will be assumed by Progenitor and converted into warrants to purchase the number of shares of Progenitor Common Stock which the holder would have been entitled to receive had such warrants been exercised immediately prior to the closing of the Reorganization, at an aggregate exercise price equal to the former aggregate exercise price, and subject to the same terms and conditions as were applicable to such warrants prior to the Reorganization. See "The Reorganization Agreement--Stock Options and Warrants." Pursuant to the Reorganization, to the extent they are not exercised, the Phoenix Series A Warrant will be converted into a warrant to purchase 21,338 shares of Progenitor Common Stock at an exercise price of $2.34 per share, and the Phoenix Series B Warrant will be converted into a warrant to purchase 14,540 shares of Progenitor Common Stock at an exercise price of $8.04 per share, in each case assuming an Adjusted Purchase Price of $22.0 million and an IPO Common Stock Price of $8.50.

REGISTRATION RIGHTS

    The holders of shares of Progenitor Common Stock (the "Registrable Securities") issuable, after completion of the IPO, upon exercise of the Progenitor Series B Warrants are entitled to certain rights with respect to the registration of such shares under the Securities Act. Pursuant to the registration rights, subject to certain exceptions and limitations, the holders of at least 50% of the Registrable Securities may require, on one occasion during the four-year period commencing 12 months after the closing of the IPO (the "Registration Period"), that Progenitor use its best efforts to register the Registrable Securities for public resale. In addition, in the event Progenitor elects to register any Progenitor Common Stock under the Securities Act, either for its own account or for the account of any other stockholders, Progenitor is required to notify and, subject to certain marketing and other limitations, is required to include in such registration the Registrable Securities of holders requesting registration. All registration expenses of any such registration are to be borne by Progenitor and all selling expenses relating to Registrable Securities are to be borne by the holders of the securities being registered. See "Certain Transactions of Progenitor-- Relationship with Interneuron."

    Pursuant to the Amgen Purchase Agreement, Progenitor has granted certain demand registration rights to Amgen which become operative six months after the IPO. In addition, Progenitor has granted certain "piggy-back" registration rights to Amgen at any time Progenitor determines to register any shares of Progenitor Common Stock, other than pursuant to an initial public offering or in certain other circumstances. Under the Amgen Purchase Agreement, Progenitor is required to use reasonable efforts to effect such registration of all or a portion of the Amgen Shares as may be requested by Amgen subject to certain limitations, including underwriters' cutback provisions. The registration expenses of any such registration are to be borne by Progenitor subject to certain limitations.

CONVERTIBLE DEBENTURE AND PROMISSORY NOTE

    On March 31, 1995, Progenitor issued a convertible debenture in the amount of $387,968 to Interneuron, and procured an additional advance of $28,651 under such debenture on June 30, 1995. The debenture is convertible immediately prior to the consummation of the IPO into a number of shares of Progenitor Common Stock equal to the outstanding principal amount and any accrued interest divided by the IPO Common Stock Price, plus a cash payment in lieu of fractional shares.


    Interneuron has provided and continues to provide advances to Progenitor through a promissory note dated March 31, 1996, in the principal amount of approximately $525,000, which has increased to approximately $8.6 million as of June 20, 1997, payable on the earlier of five years from the date of the note or the closing of the IPO. Interneuron has agreed to convert a portion of the indebtedness evidenced by the note (approximately $8.2 million from an outstanding balance of approximately $8.6 million as of June 20, 1997), including additional advances from April 1, 1996 through to October 1, 1996 and accrued interest thereon, into shares of Progenitor Common Stock upon the closing of the IPO at a conversion price equal to the IPO Common Stock Price. All additional advances from October 1, 1996 through to the closing of the IPO that relate to the costs of the IPO will be repaid from the net proceeds of the IPO (an aggregate of approximately $425,000 of principal and accrued interest as of June 20, 1997). See "Certain Transactions of Progenitor--Relationship with Interneuron."


DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

    Progenitor is subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exemption applies. For purposes of
Section 203, a "business combination" is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within the three years prior to such transaction, did own) 15% or more of the corporation's voting stock.

    In addition, certain provisions of the Progenitor Restated Certificate of Incorporation may have the effect of preventing, discouraging or delaying any change in control of Progenitor. The authorization of undesignated Progenitor Preferred Stock makes it possible for the Progenitor Board of Directors to issue Progenitor Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of Progenitor. See "--Progenitor Preferred Stock."

LIMITATION OF LIABILITY

    Section 145 ("Section 145") of the DGCL provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and
(iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

    The Progenitor Restated Certificate of Incorporation provides that Progenitor shall indemnify to the fullest extent permitted by Section 145, as it now exists or as amended, all persons whom it may indemnify pursuant thereto. Progenitor has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in Progenitor's charter documents. Progenitor will enter into such agreements with those officers and directors of Mercator who become officers and directors of Progenitor at the Effective Time. See "The Reorganization--Interests of Certain Persons in the Reorganization." These agreements, among other things, provide for the indemnification of Progenitor's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Progenitor, arising out of such person's services as a director or executive officer of Progenitor, any subsidiary of Progenitor or any other company or enterprise to which such person provides services at the request of Progenitor, to the fullest extent permitted by applicable law. Progenitor believes that these provisions and agreements will assist Progenitor in attracting and retaining qualified persons to serve as directors and executive officers.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Progenitor's Restated Certificate of Incorporation will provide for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL.

    The underwriting agreement with respect to the IPO (the "Underwriting Agreement") will provide for indemnification by the Underwriters under certain circumstances of directors, officers and controlling persons of Progenitor against certain liabilities, including liabilities under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Progenitor pursuant to the provisions contained in the Certificates of Incorporation and Bylaws of Progenitor, the DGCL, the Underwriting Agreement, or otherwise, Progenitor has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Progenitor of expenses incurred or paid by a director, officer or controlling person of Progenitor in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the Progenitor Common Stock being registered hereunder, Progenitor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    Prior to the closing of the IPO, Progenitor intends to obtain liability insurance insuring Progenitor's officers and directors against liabilities that they may incur in such capacities.

TRANSFER AGENT AND REGISTRAR

    American Stock Transfer & Trust Company has been appointed as the transfer agent and registrar for Progenitor Common Stock and Warrant Agent for the Progenitor Warrants.

                  APPLICABILITY OF CALIFORNIA LAW TO MERCATOR

    Section 2115 of the CGCL makes portions of the CGCL applicable, with certain exceptions, to corporations incorporated in states other than California, if such a corporation has (i) more than half of its operations conducted in California (as measured by factors based on the corporation's levels of property, payroll and sales determined for California franchise tax purposes) and (ii) more than half of its outstanding voting securities held of record by persons having addresses in California. Although Mercator is incorporated in Delaware, it may be deemed by virtue of such Section 2115 to be subject to various provisions of the CGCL. The provisions of the CGCL to which Mercator thus may be subject include, but are not limited to, provisions relating to the standard of care and indemnification of directors, cumulative voting, the right of stockholders to inspect corporate records, the corporate requirements to effectuate corporate reorganizations (including mergers and acquisitions) and dissenters' rights. Section 2115 provides that, where provisions specified by
Section 2115 apply, they apply to the exclusion of the law of the jurisdiction in which the subject corporation was incorporated.

    Section 2115 does not apply to corporations that do not meet both of the two criteria noted above or that fall into a statutory exemption. Progenitor is not currently subject to Section 2115. Upon completion of the Reorganization, the statutory protections applicable to Mercator pursuant to Section 2115 may not apply to Progenitor either immediately or at any time in the future.

    Although the constitutionality of Section 2115 might be challenged in certain circumstances insofar as it purports to apply corporate law requirements of California that are in some respects in conflict with those of Delaware, the discussion herein assumes that Section 2115 would be applicable to Mercator to the full extent of its terms and that it would not be applicable to Progenitor after the Reorganization.

                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

    The rights of the holders of Mercator Capital Stock are currently governed by the Mercator Certificate of Incorporation, the Mercator Bylaws and the DGCL. In addition, certain of the rights of the holders of Mercator Capital Stock may be governed by the CGCL by virtue of Section 2115 of the CGCL. As a result of the Reorganization, holders of Mercator Capital Stock will become stockholders of Progenitor, and the rights of all such former Mercator stockholders will thereafter be governed by the Progenitor Restated Certificate of Incorporation and the Progenitor Amended and Restated Bylaws ("Progenitor Amended Bylaws"). Progenitor is subject to the DGCL and, after the Reorganization, the statutory protections that may be available to Mercator stockholders under Section 2115 of the CGCL may not apply to shares of Progenitor Common Stock. See "Applicability of California Law to Mercator."

    The following summary, which does not purport to be complete, sets forth certain differences between the Progenitor Restated Certificate of Incorporation and Bylaws and the Mercator Certificate of Incorporation and Bylaws and certain differences between certain portions of the CGCL specified by Section 2115 of the CGCL and Delaware law. The summary is based upon the Progenitor Restated Certificate of Incorporation and Amended Bylaws, which have been approved by Progenitor and which will be effective immediately prior to the IPO. This summary is qualified in its entirety by reference to the full text of each of the Progenitor Restated Certificate of Incorporation, the Progenitor Amended Bylaws, the Mercator Certificate of Incorporation, the Mercator Bylaws, the DGCL and the CGCL.

    In addition, upon completion of the Reorganization and the IPO, the percentage ownership of Progenitor by each former Mercator stockholder will be substantially less than his, her or its current percentage ownership of Mercator. See "The Reorganization--Stock Ownership Following the
Reorganization." Accordingly, former Mercator stockholders will have a significantly smaller voting influence over the affairs of Progenitor than they currently enjoy over the affairs of Mercator.

MERCATOR PREFERRED STOCK

    As of the Effective Time, holders of Mercator Preferred Stock will become entitled to receive shares of Progenitor Common Stock, as described above. At that time, they will no longer be entitled to the rights and privileges provided to Mercator Preferred Stock under the Mercator Certificate of Incorporation. A brief summary of some of those rights and privileges is set forth below.

    DIVIDENDS. Holders of Mercator Preferred Stock are entitled under the Mercator Certificate of Incorporation to dividend preferences, when, as and if declared by the Mercator Board of Directors, at annual rates of (i) $.70 per share with respect to shares of Series A Preferred, (ii) $.18 per share with respect to shares of Series B Preferred, (iii) $.07 per share with respect to shares of Series C Preferred and (iv) $.09 per share with respect to shares of Series D Preferred. All dividends are non-cumulative.

    LIQUIDATION. In the event of any liquidation, dissolution or winding up of Mercator, holders of Mercator Preferred Stock are entitled under the Mercator Certificate of Incorporation to receive certain payments per share, as specified in the Mercator Certificate of Incorporation, prior and in preference to any distribution of any assets of Mercator to the holders of Mercator Common Stock. After the holders of Mercator Preferred Stock have received the full amount of their liquidation preferences, the holders of Mercator Common Stock and Preferred Stock are entitled to receive the remaining assets of Mercator available for distribution, pro rata based on the number of shares of Mercator Common Stock held by each (assuming conversion of all Mercator Preferred Stock). UNDER THE AMENDMENT TO THE MERCATOR CERTIFICATE OF INCORPORATION CONTEMPLATED BY THE MERCATOR CERTIFICATE AMENDMENT PROPOSAL, THE LIQUIDATION RIGHTS

DESCRIBED IN THIS PARAGRAPH WOULD NOT APPLY WITH RESPECT TO THE REORGANIZATION, AND INSTEAD IN THE REORGANIZATION EACH CLASS AND SERIES OF MERCATOR CAPITAL STOCK WOULD BE ENTITLED ONLY TO THE PORTION OF THE ADJUSTED PURCHASE PRICE PROVIDED IN THE REORGANIZATION AGREEMENT. See "The Reorganization--Exchange Ratios."

    CONVERSION. Each share of Mercator Preferred Stock is convertible under the Mercator Certificate of Incorporation into shares of Mercator Common Stock pursuant to specified formulas that take into account anti-dilution adjustment provisions. Each share of Series A Preferred Stock is convertible into such number of shares of Mercator Common Stock as is determined by dividing $10.00 plus all declared but unpaid dividends on each share of Series A Preferred Stock by the then applicable Series A conversion price (initially $10.00). Each share of Series B Preferred Stock is convertible into such number of shares of Mercator Common Stock as is determined by dividing $2.50 plus all declared but unpaid dividends on each share of Series B Preferred Stock by the then applicable Series B conversion price (initially $2.50). Each share of Series C Preferred Stock is convertible into such number of shares of Mercator Common Stock as is determined by dividing $1.00 plus all declared but unpaid dividends on each share of Series C Preferred Stock by the then applicable Series C conversion price (initially $1.00). Each share of Series D Preferred Stock is convertible into such number of shares of Mercator Common Stock as is determined by dividing $1.34 plus all declared but unpaid dividends on each share of Series D Preferred Stock by the then applicable Series D conversion price (initially $1.34).

    VOTING. Under the Mercator Certificate of Incorporation, each holder of Mercator Preferred Stock has a number of votes equal to the number of full shares of Mercator Common Stock into which such Mercator Preferred Stock is then convertible. Each series of Mercator Preferred Stock, voting separately as a class, is entitled to elect one member of Mercator's Board of Directors. Holders of Mercator Common Stock, voting separately as a class, are entitled to elect one member. The remaining members are elected by holders of Mercator Common Stock and Mercator Preferred Stock voting together as a class.

    The Mercator Certificate of Incorporation also restricts certain corporate actions without the approval of holders of Mercator Preferred Stock. If at least 100,000 shares of Mercator Preferred Stock are outstanding, Mercator cannot, without the vote or written consent by the holders of a majority of the then outstanding shares of Mercator Preferred Stock, voting together as a class: (i) purchase, redeem or otherwise acquire any of the Mercator Common Stock, except as allowed under the Mercator Certificate of Incorporation; (ii) declare or pay dividends; (iii) effect any sale of substantially all of the assets of Mercator or any consolidation or merger if more than fifty percent of the surviving entity is not owned by the same persons who were holders of capital stock immediately prior to the merger, consolidation or sale; (iv) increase or decrease the number of authorized shares of any series of Mercator Preferred Stock; (v) authorize or issue any other equity security senior to or on a parity with any series of Mercator Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise; (vi) amend, repeal or waive any material provision of, or add any material provision to, the Mercator Certificate of Incorporation or Bylaws if such action would alter or change the rights, privileges or powers of any series of Mercator Preferred Stock; or (vii) increase or decrease the authorized number of directors. If at least 100,000 shares of Series D Preferred Stock are outstanding, Mercator cannot, without the vote or written consent by the holders of a majority of the then outstanding shares of Series D Preferred, voting separately as a class: (i) authorize or issue any other equity security senior to the Series D Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise; or (ii) amend, repeal or waive any material provision of, or add any material provision to, the Mercator Certificate of Incorporation or Bylaws if such action would alter or change the rights, privileges or powers of the Series D Preferred. UNDER THE AMENDMENT TO THE MERCATOR CERTIFICATE OF INCORPORATION CONTEMPLATED BY THE MERCATOR CERTIFICATE AMENDMENT PROPOSAL, THE HOLDERS OF SHARES OF SERIES D PREFERRED STOCK WOULD NOT BE ENTITLED TO VOTE UPON THE REORGANIZATION OR ANY OF THE TRANSACTIONS CONTEMPLATED IN CONNECTION THEREWITH.

    CONTRACTUAL RIGHTS. Certain contractual rights presently possessed by holders of Mercator Preferred Stock will cease to exist after the Reorganization.

STOCKHOLDER MEETINGS

    Under the Progenitor Amended Bylaws, written notice of each meeting of stockholders, specifying the place, date and hour and purpose or purposes of the meeting, shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat; except that where the matter to be acted on is a merger or consolidation of Progenitor or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days prior to such meeting. The Mercator Bylaws contain the same provision relating to notice generally, but do not contain the special provisions relating to a merger or consolidation of Mercator or a sale, lease or exchange of all or substantially all of its assets.

CUMULATIVE VOTING

    In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. Without cumulative voting, absent any other special provision, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting. Under the CGCL, cumulative voting is a right generally available to stockholders, with certain exceptions. However, under the DGCL cumulative voting in the election of directors is not mandatory, although corporations may provide for cumulative voting in their articles.

    Mercator stockholders may currently have the right under the CGCL to cumulative voting. However, after the Reorganization cumulative voting may not be mandatory.

ELECTION AND NUMBER OF DIRECTORS

    The Progenitor Amended Bylaws provide for seven directors, until changed by resolution of the Progenitor Board of Directors. The Mercator Bylaws provide that the number of directors will be between four and seven, with the exact number set by resolution of the Mercator Board of Directors from time to time. Under the Mercator Bylaws, directors are elected by a plurality of the shares present in person or represented by proxy.

    The Progenitor Restated Certificate of Incorporation provides that directors need not be elected by written ballot unless so provided in the Progenitor Amended Bylaws, which do not so provide. The Mercator Bylaws provide that all elections of directors shall be by written ballot, unless otherwise provided in the Mercator Certificate of Incorporation, which does not so provide.

REMOVAL OF DIRECTORS

    Under the DGCL, subject to certain exceptions, a director of a corporation may be removed with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Under the CGCL, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote, provided that no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Although Mercator may currently be subject to the CGCL in this regard, Progenitor may not be subject to such provisions of CGCL after the Reorganization.

LOANS TO OFFICERS

    The Progenitor Amended Bylaws provide that Progenitor may, upon approval of the Progenitor Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer (whether or not a director) of Progenitor or of its parent, or adopt an employee benefit plan authorizing such loans or guaranties, provided that: (i) the Progenitor Board of Directors determines that such loan, guaranty, or plan may reasonably be expected to benefit Progenitor; (ii) the approval by the Progenitor Board of Directors is by a vote sufficient without counting the vote of any interested director(s); and
(iii) the loan is otherwise made in compliance with Section 143 of the DGCL. The Mercator Bylaws provide that Mercator can lend money, provide a guarantee or otherwise assist an officer or employee whenever the Mercator Board of Directors determines that such loan, guarantee or assistance may reasonably be expected to benefit Mercator.

LIMITATION OF LIABILITY OF DIRECTORS

    The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of a director's fiduciary duty, subject to certain limitations. See "Description of Progenitor Capital Stock--Limitation of Liability." Each of the Mercator and Progenitor Restated Certificates of Incorporation includes such a provision.

    The Mercator Certificate of Incorporation substantially tracks the language of Section 102(b)(7) of the DGCL, which provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the

DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

    The Progenitor Restated Certificate of Incorporation provides elimination of liability for monetary damages "[t]o the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted." The Progenitor Restated Certificate of Incorporation states that this provision does not affect the availability of equitable remedies. See "Description of Progenitor Capital Stock--Limitation of Liability."

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper. See "Description of Progenitor Capital Stock--Limitation of Liability."

    The Progenitor Amended Bylaws provide that Progenitor shall indemnify directors, officers, employees, or agents to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits Progenitor to provide broader indemnification rights than were permitted prior thereto), provided that Progenitor shall indemnify directors, officers, employees and agents seeking indemnification in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors. See "Description of Progenitor Capital Stock--Limitation of Liability."

    The Mercator Bylaws provide that Mercator shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL, provided that Mercator may limit the extent of such indemnification by individual contracts with its directors and executive officers. The Mercator Bylaws also provide that Mercator will not indemnify directors and executive officer in connection with a proceeding initiated by such person unless: (1) indemnification is expressly required to be made by law, (2) the proceeding was authorized by the Board of Directors, or (3) such indemnification is provided by Mercator, in its sole discretion, under the powers vested in it under the DGCL.

EXECUTION OF CORPORATE INSTRUMENTS

    The Progenitor Amended Bylaws provide that, in its discretion, the Progenitor Board of Directors may submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; and any contract or act that shall be approved or ratified by the holders of a majority of the voting power of Progenitor shall be as valid and binding upon Progenitor and upon the shareholders thereof as though approved or ratified by each and every shareholder of Progenitor, unless a greater vote is required by law for such purpose. Mercator's Bylaws do not contain such a provision.

AMENDMENT OF BYLAWS

    The Progenitor Restated Certificate of Incorporation provides that the Progenitor Board of Directors may from time to time make, amend, supplement or repeal the Progenitor Amended Bylaws. The Progenitor Amended Bylaws themselves provide that the same can be repealed, altered or amended or new bylaws adopted by written consent of stockholders or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting. The Progenitor Amended Bylaws also provide that the Board of Directors has the authority to repeal, alter or amend such Bylaws or adopt new Bylaws by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws. The Mercator Bylaws provide that stockholders can amend or repeal the Bylaws. The Mercator Board of Directors only has such power if the Mercator Certificate of Incorporation so provides, which it does not.

               AMENDMENT OF MERCATOR CERTIFICATE OF INCORPORATION

    In the Reorganization Agreement, Mercator agreed to use commercially reasonable efforts to cause its Certificate of Incorporation to be amended effective prior to the Effective Time, such that (i) the amount to which any shares of Mercator Common Stock and Mercator Preferred Stock will be entitled in the Reorganization would be the amounts provided in the Reorganization Agreement, and (ii) Mercator's Series D Preferred Stock would not be entitled to vote with respect to the Reorganization or any of the other transactions contemplated by the Reorganization Agreement or the related agreements (no shares of Mercator Series D Preferred Stock were outstanding as of the Record
Date). Mercator further agreed to use commercially reasonable efforts to obtain all requisite Mercator Board of Directors and stockholder approvals, make all required filings with the Delaware Secretary of State and take all other actions necessary for such amended Certificate of Incorporation to be effective prior to the Effective Time. The purposes of the amendment are (i) to conform the allocation of consideration paid in connection with certain events among the various classes and series of Mercator Capital Stock currently provided in the Mercator Certificate of Incorporation to the allocation provided in the Reorganization Agreement, and (ii) to facilitate the desire of the holders of the Venture Capital Bridge Notes to delay conversion of their notes until immediately prior to the Effective Time, which might not be possible in the absence of such an amendment.


    The Mercator Certificate Amendment Proposal would accomplish the required amendment. The form of the proposed amendment to Mercator's Certificate of Incorporation is attached as Appendix G to this Information Statement/Prospectus. UNDER THE PROPOSED AMENDMENT, EACH SHARE OF EACH CLASS OR SERIES OF MERCATOR CAPITAL STOCK MAY RECEIVE MORE OR LESS OF THE ADJUSTED PURCHASE PRICE THAN IT WOULD UNDER THE EXISTING MERCATOR CERTIFICATE OF INCORPORATION. Approval of the Mercator Certificate Amendment Proposal is a condition to Progenitor's obligation to consummate the Reorganization.



    THE MERCATOR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERCATOR CERTIFICATE AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF MERCATOR CAPITAL STOCK EXECUTE WRITTEN CONSENTS IN FAVOR OF SUCH PROPOSAL.



                                 LEGAL MATTERS


    Certain legal matters with respect to the validity of the securities offered hereby and the federal income tax consequences of the Reorganization will be passed upon for Progenitor by Morrison & Foerster LLP, San Francisco, California. Certain legal matters with respect to the federal income tax consequences of the Reorganization will be passed upon for Mercator by Wilson Sonsini Goodrich & Rosati, P.C.

                                    EXPERTS


The financial statements of Progenitor, Inc. (a Development Stage Company) as of September 30, 1995 and 1996 and for each of the three years in the period ended September 30, 1996, and for the period from May 8, 1992 (date of inception) to September 30, 1996, appearing in this Information Statement/ Prospectus and Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon appearing elsewhere herein and in this Registration Statement, which includes an explanatory paragraph regarding Progenitor's ability to continue as a going concern, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


    The financial statements of Mercator Genetics, Inc. (a development stage company) at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, and for the period from inception (October 9, 1992) to December 31, 1996, appearing in this Information Statement/ Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to Mercator's ability to continue as a going concern described in Note 1 to the financial statements), appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             STOCKHOLDER PROPOSALS

    For proposals of stockholders of Mercator to be considered for inclusion in the proxy statement of the 1997 Annual Meeting of Stockholders of Mercator (if the Reorganization is not consummated), such proposals must be received by the
Secretary of Mercator no later than             .

                             ADDITIONAL INFORMATION


    Progenitor has filed with the Commission a Registration Statement on Form S-4 (including all amendments, exhibits, annexes and schedules thereto, the "S-4 Registration Statement"), pursuant to the Securities Act and the rules and regulations promulgated thereunder, covering the Progenitor Common Stock (i) to be issued to holders of outstanding Mercator Capital Stock upon consummation of the Reorganization and (ii) offered to holders of warrants and options to purchase shares of Mercator Capital Stock that will be assumed by Progenitor in the Reorganization. This Information Statement/Prospectus, which constitutes a part of the S-4 Registration Statement, does not contain all of the information set forth in the S-4 Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the S-4 Registration Statement. Parts omitted from this Information Statement/Prospectus but contained in the S-4 Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Such material may also be accessed electronically by means of the Commission's Home page on the Internet at http://www.sec.gov. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, at prescribed rates.



    Statements made in this Information Statement/Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the S-4 Registration Statement or incorporated by reference herein, reference is made to the exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference.


    All information contained herein with respect to Mercator has been supplied by Mercator, and all information with respect to Progenitor has been supplied by Progenitor.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Progenitor Financial Statements as of September 30, 1995 and 1996 and March 31, 1997 (unaudited) and for the Years Ended September 30, 1994, 1995 and 1996 and the six months ended March 31, 1996 and 1997
  (unaudited)

  Report of Independent Accountants........................................................................  F-2

  Balance Sheets...........................................................................................  F-3

  Statements of Operations.................................................................................  F-4

  Statements of Stockholders' Deficit......................................................................  F-5

  Statements of Cash Flows.................................................................................  F-6

  Notes to the Financial Statements........................................................................  F-7

Mercator Financial Statements as of December 31, 1995 and 1996 and March 31, 1997 (unaudited) and for the
  Years Ended December 31, 1994, 1995 and 1996 and the three months ended March 31, 1996 and 1997
  (unaudited)

  Report of Independent Auditors...........................................................................  F-16

  Balance Sheets...........................................................................................  F-17

  Statements of Operations.................................................................................  F-18

  Statement of Redeemable Preferred Stock, Common Stock and Accumulated Deficit............................  F-19

  Statements of Cash Flows.................................................................................  F-20

  Notes to Financial Statements............................................................................  F-21

--------------------------------------------------------------------------------


                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders of
Progenitor, Inc.

We have audited the accompanying balance sheets of Progenitor, Inc. (a Development Stage Company) as of September 30, 1995 and 1996, and the related statements of operations, stockholders' deficit, and cash flows for the years ended September 30, 1994, 1995 and 1996, and for the period from May 8, 1992 (date of inception) to September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progenitor, Inc. (a Development Stage Company) as of September 30, 1995 and 1996, and the results of its operations and its cash flows for the years ended September 30, 1994, 1995 and 1996, and for the period from May 8, 1992 (date of inception) to September 30, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage. The Company's lack of revenues and its need for additional financing to fund its operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Columbus, Ohio

March 10, 1997


COOPERS & LYBRAND L.L.P.

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                     ASSETS

                                                                              SEPTEMBER 30,
                                                                       ----------------------------    MARCH 31,
                                                                           1995           1996           1997
                                                                       -------------  -------------  -------------
                                                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents..........................................  $   1,173,743  $      22,315  $       8,055
  Accounts receivable................................................        193,898        175,498        175,497
  Accounts receivable--parent........................................        131,600       --             --
  Prepaid expenses and other current assets..........................         22,618        120,827         96,048
                                                                       -------------  -------------  -------------
    Total current assets.............................................      1,521,859        318,640        279,600
                                                                       -------------  -------------  -------------
Property and equipment, at cost:
  Equipment..........................................................      1,063,602      1,216,219      1,660,183
    Less accumulated depreciation....................................       (409,120)      (674,847)      (822,255)
                                                                       -------------  -------------  -------------
                                                                             654,482        541,372        837,928
Notes receivable from officers, net..................................        218,734         59,645         58,286
Convertible bridge promissory note...................................       --             --            1,308,274
Deferred offering and acquisition costs..............................       --             --            1,627,167
                                                                       -------------  -------------  -------------
    Total assets.....................................................  $   2,395,075  $     919,657  $   4,111,255
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...................................................  $     232,656  $     446,915  $     506,369
  Accrued expenses...................................................      1,343,718      1,361,615      2,420,599
  Capital lease obligations--current.................................        214,485        265,155        385,509
                                                                       -------------  -------------  -------------
    Total current liabilities........................................      1,790,859      2,073,685      3,312,477
                                                                       -------------  -------------  -------------
Note payable--parent.................................................       --            3,443,050      6,576,666
Convertible debenture--parent........................................        436,740        475,677        494,910
Bridge loan--parent..................................................       --             --            1,309,714
Capital lease obligations............................................        268,382         91,706        380,566
                                                                       -------------  -------------  -------------
      Total liabilities..............................................      2,495,981      6,084,118     12,074,333
                                                                       -------------  -------------  -------------
Commitments and contingencies

Stockholders' deficit:
  Preferred stock, Series A, $.01 par value: 2,120,000 shares authorized; 2,020,496 shares issued and outstanding as of
    September 30, 1995 and 1996 and March 31, 1997...................         20,205         20,205         20,205
  Preferred stock, Series B, $.01 par value: 880,000 shares
    authorized; 349,000 shares issued and outstanding as of September
    30, 1995 and 1996 and March 31, 1997.............................          3,490          3,490          3,490
  Common stock, Class A, $.001 par value: 39,000,000 shares
    authorized; 2,789,271, 2,885,904 and 2,887,217 shares issued and outstanding as of September 30, 1995 and 1996 and March 31, 1997,
    respectively.....................................................          2,789          2,886          2,887
  Additional paid-in capital.........................................     14,546,640     14,966,792     14,972,322
  Deficit accumulated during development stage.......................    (14,674,030)   (20,157,834)   (22,961,982)
                                                                       -------------  -------------  -------------
    Total stockholders' deficit......................................       (100,906)    (5,164,461)    (7,963,078)
                                                                       -------------  -------------  -------------
    Total liabilities and stockholders' deficit......................  $   2,395,075  $     919,657  $   4,111,255
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                    MAY 8, 1992
                                                                     (DATE OF
                                   YEARS ENDED SEPTEMBER 30,       INCEPTION) TO
                               ----------------------------------  SEPTEMBER 30,
                                  1994        1995        1996         1996
                               ----------  ----------  ----------  -------------      SIX MONTHS ENDED      MAY 8, 1992
                                                                                         MARCH 31,            (DATE OF
                                                                                  ------------------------   INCEPTION)
                                                                                     1996         1997      TO MARCH 31,
                                                                                  -----------  -----------      1997
                                                                                  (UNAUDITED)  (UNAUDITED)  ------------
                                                                                                            (UNAUDITED)
Revenues                       $   --      $2,821,386  $1,332,366   $ 4,153,752    $ 911,962    $ 859,367    $5,013,119
Operating expenses:
  Research and development...   4,112,991   4,227,959   3,872,891    16,104,790    1,705,732    2,150,379    18,255,169
  General and
    administrative...........   1,274,896   1,116,652   1,791,050     5,786,483      690,536    1,226,060     7,012,543
                               ----------  ----------  ----------  -------------  -----------  -----------  ------------
    Total operating
      expenses...............   5,387,887   5,344,611   5,663,941    21,891,273    2,396,268    3,376,439    25,267,712
                               ----------  ----------  ----------  -------------  -----------  -----------  ------------
Nonrecurring expense.........      --          --         973,525       973,525       --           --           973,525
Interest expense:
  Capital lease..............      44,257      62,945      59,087       166,289       35,292       22,331       188,620
  Debt to parent.............     603,581     289,297     119,617     1,280,499       21,441      264,745     1,545,244
                               ----------  ----------  ----------  -------------  -----------  -----------  ------------
    Net loss.................  $(6,035,725) $(2,875,467) $(5,483,804)  $(20,157,834) ($1,541,039) ($2,804,148) ($22,961,982)
                               ----------  ----------  ----------  -------------  -----------  -----------  ------------
                               ----------  ----------  ----------  -------------  -----------  -----------  ------------
Supplemental net loss per
  share (unaudited)..........                          $    (0.91)                              $   (0.46)
                                                       ----------                              -----------
                                                       ----------                              -----------
Shares used in computing
  supplemental net loss per
  share (unaudited)..........                           6,047,252                               6,103,034
                                                       ----------                              -----------
                                                       ----------                              -----------

    The accompanying notes are an integral part of the financial statements.

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
           FROM MAY 8, 1992 (DATE OF INCEPTION) TO SEPTEMBER 30, 1996
           AND (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                                         PREFERRED STOCK                               COMMON STOCK
                                            ------------------------------------------   -----------------------------------------
                                                  SERIES A               SERIES B              CLASS A               CLASS B
                                            ---------------------   ------------------   --------------------   ------------------
                                              SHARES      AMOUNT     SHARES    AMOUNT      SHARES     AMOUNT     SHARES     AMOUNT
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------
Balance, May 8, 1992 (Date of inception)
  Issued in May 1992 at $.002 per share...      --       $ --          --      $ --       2,412,950   $2,413       --        $--
  Issued in May 1992 at $.001 per share...      --         --          --        --          --         --        250,000     250
  Issued in December 1992 and January 1993
    at $.000 per share under anti-dilution
    provisions............................      --         --          --        --          13,397       13       --        --
  Issued in December 1992 and January 1993
    at $.02 per share.....................      --         --          --        --         216,588      217       --        --
  Repurchased at $.02 per share...........      --         --          --        --         (74,267)     (74)      --        --
  Cumulative net loss (May 8, 1992 through
    September 30, 1993)...................      --         --          --        --          --         --         --        --
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------
Balance, September 30, 1993...............      --         --          --        --       2,568,668    2,569      250,000     250
  Net loss................................      --         --          --        --          --         --         --        --
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------
Balance, September 30, 1994...............      --         --          --        --       2,568,668    2,569      250,000     250
                                                                                         ----------   -------   ---------   ------
  Issued preferred stock at $6.25 for
    conversion of debt to equity..........   2,020,496    20,205       --        --          --         --         --        --
  Conversion of Class B common to Class A
    common under anti-dilution
    provisions............................      --         --          --        --         178,750      179     (250,000)   (250)
  Issued in December 1994 at $.000 per
    share under anti-dilution
    provisions............................      --         --          --        --          40,353       40       --        --
  Stock options exercised at $.20 per
    share.................................      --         --          --        --           1,500        1       --        --
  Issued preferred stock in December-April
    at $4.47 per share, net of offering
    costs.................................      --         --        349,000    3,490        --         --         --        --
  Net loss................................      --         --          --        --          --         --         --        --
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------
Balance, September 30, 1995...............   2,020,496    20,205     349,000    3,490     2,789,271    2,789       --        --
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------
  Stock options exercised at $.20-$6.00
    per share.............................      --         --          --        --          38,300       39       --        --
  Issued common stock in February 1996 at
    $6.00 per share.......................      --         --          --        --          58,333       58       --        --
  Net loss................................      --         --          --        --          --         --         --        --
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------
Balance, September 30, 1996...............   2,020,496    20,205     349,000    3,490     2,885,904    2,886       --        --
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------
  Net loss (unaudited)....................      --         --          --        --          --         --         --        --
  Stock options exercised at $.10-$2 per
    share.................................      --         --          --        --           1,313        1       --        --
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------
Balance, March 31, 1997 (unaudited).......   2,020,496   $20,205     349,000   $3,490     2,887,217   $2,887       --        $--
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------
                                            ----------   --------   --------   -------   ----------   -------   ---------   ------


                                                              DEFICIT
                                                            ACCUMULATED
                                             ADDITIONAL       DURING
                                              PAID-IN       DEVELOPMENT
                                              CAPITAL          STAGE           TOTAL
                                            ------------   -------------   -------------
Balance, May 8, 1992 (Date of inception)
  Issued in May 1992 at $.002 per share...  $      2,413   $    --         $       4,826
  Issued in May 1992 at $.001 per share...       --             --                   250
  Issued in December 1992 and January 1993
    at $.000 per share under anti-dilution
    provisions............................           (13)       --              --
  Issued in December 1992 and January 1993
    at $.02 per share.....................         4,105        --                 4,322
  Repurchased at $.02 per share...........        (1,411)       --                (1,485)
  Cumulative net loss (May 8, 1992 through
    September 30, 1993)...................       --          (5,762,838)      (5,762,838)
                                            ------------   -------------   -------------
Balance, September 30, 1993...............         5,094     (5,762,838)      (5,754,925)
  Net loss................................       --          (6,035,725)      (6,035,725)
                                            ------------   -------------   -------------
Balance, September 30, 1994...............         5,094    (11,798,563)     (11,790,650)
                                            ------------   -------------   -------------
  Issued preferred stock at $6.25 for
    conversion of debt to equity..........    12,607,895        --            12,628,100
  Conversion of Class B common to Class A
    common under anti-dilution
    provisions............................       161,751        --               161,680
  Issued in December 1994 at $.000 per
    share under anti-dilution
    provisions............................       214,960        --               215,000
  Stock options exercised at $.20 per
    share.................................           299        --                   300
  Issued preferred stock in December-April
    at $4.47 per share, net of offering
    costs.................................     1,556,641        --             1,560,131
  Net loss................................       --          (2,875,467)      (2,875,467)
                                            ------------   -------------   -------------
Balance, September 30, 1995...............    14,546,640    (14,674,030)        (100,906)
                                            ------------   -------------   -------------
  Stock options exercised at $.20-$6.00
    per share.............................        70,212        --                70,251
  Issued common stock in February 1996 at
    $6.00 per share.......................       349,940        --               349,998
  Net loss................................       --          (5,483,804)      (5,483,804)
                                            ------------   -------------   -------------
Balance, September 30, 1996...............    14,966,792    (20,157,834)      (5,164,461)
                                            ------------   -------------   -------------
  Net loss (unaudited)....................       --          (2,804,148)      (2,804,148)
  Stock options exercised at $.10-$2 per
    share.................................         5,530        --                 5,531
                                            ------------   -------------   -------------
Balance, March 31, 1997 (unaudited).......  $ 14,972,322   $(22,961,982)   $  (7,963,078)
                                            ------------   -------------   -------------
                                            ------------   -------------   -------------

    The accompanying notes are an integral part of the financial statements.

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                         MAY 8, 1992
                                                                          (DATE OF
                                        YEARS ENDED SEPTEMBER 30,       INCEPTION) TO
                                    ----------------------------------  SEPTEMBER 30,
                                       1994        1995        1996         1996
                                    ----------  ----------  ----------  -------------      SIX MONTHS ENDED      MAY 8, 1992
                                                                                              MARCH 31,            (DATE OF
                                                                                       ------------------------   INCEPTION)
                                                                                          1996         1997      TO MARCH 31,
                                                                                       -----------  -----------      1997
                                                                                       (UNAUDITED)  (UNAUDITED)  ------------
                                                                                                                 (UNAUDITED)
Cash flows from operating
  activities:
  Net loss........................  $(6,035,725) $(2,875,467) $(5,483,804)  $(20,157,834) ($1,541,039) ($2,804,148) ($22,961,982)
  Adjustments to reconcile net
    loss to net cash used in
    operating activities:
    Depreciation and
      amortization................     289,340     262,263     292,086     1,041,754      141,726      147,408     1,189,162
    Gain on sale of equipment.....      --          --         (23,247)      (23,247)     (16,437)      --           (23,247)
    Noncash expense for anti-
      dilution stock issuances....      --         376,680      --           376,680       --           --           376,680
    Changes in operating assets
      and liabilities:
      Notes receivable officers,
        net.......................     (66,146)    (16,638)    159,089       (59,645)      60,846        1,359       (58,286)
      Accounts receivable.........      --        (193,898)     18,400      (175,498)      --                1      (175,497)
      Accounts
        receivable--parent........      --        (131,600)    131,600       --           131,600       --            --
      Prepaid expenses and other
        current assets............       7,000     (19,618)    (98,209)     (120,827)    (120,158)      24,779       (96,048)
      Accounts payable............      59,847      59,490      87,998       320,654      (99,269)     185,715       506,369
      Accrued expenses............     274,529     664,324      17,897     1,361,615     (558,970)    (291,914)    1,069,701
      Accrued interest--parent....     603,581     261,350     119,617     1,252,552       19,615      264,745     1,517,297
                                    ----------  ----------  ----------  -------------  -----------  -----------  ------------
    Cash used in operating
      activities..................  (4,867,574) (1,613,114) (4,778,573)  (16,183,796)  (1,982,086)  (2,472,055)  (18,655,851)
                                    ----------  ----------  ----------  -------------  -----------  -----------  ------------
Cash flows from investing
  activities:
  Purchase of property and
    equipment.....................    (294,623)   (154,814)    (83,467)   (1,487,617)     (36,146)    (570,225)   (2,057,842)
  Proceeds from sale of
    equipment.....................      --          --          54,000        54,000       --           --            54,000
  Advances under convertible
    bridge promissory note........      --          --          --           --            --       (1,308,274)   (1,308,274)
                                    ----------  ----------  ----------  -------------  -----------  -----------  ------------
    Cash used in investing
      activities..................    (294,623)   (154,814)    (29,467)   (1,433,617)     (36,146)  (1,878,499)   (3,312,116)
                                    ----------  ----------  ----------  -------------  -----------  -----------  ------------
Cash flows from financing
  activities:
  Proceeds from note payable--
    parent........................   4,570,771   1,041,972   3,362,369    14,857,534      525,473    2,889,544    17,747,078
  Proceeds from convertible
    debenture--parent.............      --         436,740      --           436,740       --           --           436,740
  Proceeds from bridge
    loan--parent..................      --          --          --           --            --        1,308,274     1,308,274
  Deferred offering and
    acquisition costs.............      --          --          --           --            --         (276,269)     (276,269)
  Proceeds from issuance of stock,
    net...........................      --       1,560,431     420,250     1,988,594      351,125        5,531     1,994,125
  Proceeds from sale leaseback....     662,602      87,771     117,325       867,698      117,325      550,676     1,418,374
  Principal payments on capital
    lease obligation..............     (72,719)   (194,787)   (243,332)     (510,838)    (122,739)    (141,462)     (652,300)
                                    ----------  ----------  ----------  -------------  -----------  -----------  ------------
    Cash provided by financing
      activities..................   5,160,654   2,932,127   3,656,612    17,639,728      871,184    4,336,294    21,976,022
                                    ----------  ----------  ----------  -------------  -----------  -----------  ------------
    Net (decrease) increase in
      cash and cash equivalents...      (1,543)  1,164,199  (1,151,428)       22,315   (1,147,048)     (14,260)        8,055
Cash and cash equivalents,
  beginning of period.............      11,087       9,544   1,173,743       --         1,173,743       22,315        --
                                    ----------  ----------  ----------  -------------  -----------  -----------  ------------
    Cash and cash equivalents,
      end of period...............  $    9,544  $1,173,743  $   22,315   $    22,315    $  26,695    $   8,055    $    8,055
                                    ----------  ----------  ----------  -------------  -----------  -----------  ------------
                                    ----------  ----------  ----------  -------------  -----------  -----------  ------------
Supplemental disclosure of cash
  flow information:
  Cash paid for interest, net.....  $   22,937  $   84,265  $   59,087   $   166,289
                                    ----------  ----------  ----------  -------------
                                    ----------  ----------  ----------  -------------
Supplemental schedule of noncash
  investing and financing
  activities:

      In 1995, the parent company converted debt of $11,495,165 and accrued interest of $1,132,935 into 2,020,496 shares of Series A preferred stock (see Note 9). In 1996, the Company purchased fixed assets with accounts payable in the amount of $126,261. As of September 30, 1996, the amount was included in accounts payable.

    The accompanying notes are an integral part of the financial statements.

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    A. ORGANIZATION: Progenitor, Inc. (the "Company"), a Delaware Corporation, is a functional genomics company engaged in the discovery and functional characterization of genes to identify therapeutic targets for the treatment of major diseases.

    B. BASIS OF PRESENTATION: The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

    During the year ended September 30, 1996, the Company arranged for the financing of its operating activities by borrowing approximately $3,443,000 from its parent company, Interneuron Pharmaceuticals, Inc. ("Interneuron"), by raising approximately $420,000 from the issuance of common stock, and receiving approximately $1,250,000 from government grants and licensing fees. Significant additional research and development activities, clinical testing, and regulatory approvals must be completed before commercial sales, if any, will commence. The Company is actively pursuing research and development grants and negotiating equity and corporate partnership arrangements to fund its research and development activities.

    C. PROPERTY AND EQUIPMENT: Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets. Equipment leased under capital leases is amortized using the straight-line method over the lease term. Maintenance and repairs are charged to expense as incurred, while renewals and improvements are capitalized. The asset cost and accumulated depreciation is removed for assets sold or retired, and any resulting gain or loss is reflected in the statement of operations. Equipment includes $795,743 and $865,540 of equipment under capital lease and accumulated amortization of $298,741 and $516,551 as of September 30, 1995 and 1996, respectively.

    D. REVENUE RECOGNITION: The Company recognizes revenue under strategic alliances as certain agreed upon milestones are achieved or license fees are earned.

    E. RESEARCH AND DEVELOPMENT COSTS: All costs related to research and development are expensed as incurred.

    F. CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, cash and cash equivalents consist of cash in banks, highly liquid debt instruments and money market funds with original maturities of three months or less.

    G. INTERIM FINANCIAL STATEMENTS (UNAUDITED): The interim financial statements reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of the Company's management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Revenues and expenses for any interim period are not necessarily indicative of results for a full year.

    H. RECLASSIFICATIONS: Certain reclassifications have been made to the prior year's financial statements to conform to the current year presentation.

    I. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    J. STOCK SPLIT: In May 1996, the Board of Directors authorized a 1-for-2 reverse stock split on Class A common shares effective prior to the effective date of an initial public offering ("Offering"). All references to Class A common shares, underlying stock options, warrants and per share data have been restated to reflect the reverse stock split.

    K.  NET LOSS PER SHARE:

       HISTORICAL

       Net loss per share is computed using the weighted average number of shares of common shares outstanding. Common equivalent shares from stock options and warrants are excluded from the computation as their effect is anti-dilutive, except that, pursuant to the Securities and Exchange Commission Staff Accounting Bulletin, common and common equivalent shares issued at prices below the anticipated Offering price during the 12 months immediately preceding the filing date of an Offering have been included in the calculation as if they were outstanding for all periods presented (using the treasury stock method and the anticipated Offering price).

    The following table depicts the net loss per share and the shares used in computing net loss per share on a historical basis:

                                                    YEARS ENDED SEPTEMBER 30,
                                             ----------------------------------------
                                                 1994          1995          1996
                                             ------------  ------------  ------------
                                                                                            SIX MONTHS ENDED
                                                                                                MARCH 31
                                                                                       --------------------------
                                                                                           1996          1997
                                                                                       ------------  ------------
                                                                                       (UNAUDITED)   (UNAUDITED)
                                                                                       ------------  ------------

Net loss per share.........................  $      (2.01) $       (.97) $      (1.82) $       (.52) $       (.92)

Shares used in computing net loss per
share......................................     2,996,905     2,956,325     3,008,682     2,979,592     3,064,464

       SUPPLEMENTAL (UNAUDITED)

       Supplemental unaudited net loss per share is based upon the historical net loss per share adjusted for (i) the automatic conversion of all outstanding shares of preferred stock into common stock upon closing of an Offering (ii) the conversion of a convertible debenture and a portion of the promissory note held by Interneuron into common stock upon closing of an Offering and (iii) the issuance of additional shares of common stock to The Ohio University Foundation in connection with anti-dilution provisions pursuant to a stock purchase right. All conversions were made assuming an Offering price of $11.00 per unit, with $8.50 of such price allocated to each share of common stock.

2.  ACCRUED EXPENSES:

    Accrued expenses consist of the following:

                                                                          SEPTEMBER 30,
                                                                    --------------------------
                                                                        1995          1996
                                                                    ------------  ------------
Sponsored research - Ohio University..............................  $    298,641  $    342,506
Sponsored research - other........................................       140,153       199,853
Chiron Corporation................................................       701,296       --
Initial public offering expenses..................................       --            249,363
Accrued license fees..............................................       --            112,883
Other.............................................................       203,628       457,010
                                                                    ------------  ------------
                                                                    $  1,343,718  $  1,361,615
                                                                    ------------  ------------
                                                                    ------------  ------------

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

3.  INCOME TAXES:

    No income tax provision or benefit has been provided for federal income tax purposes as the Company has incurred losses since inception. As of September 30, 1996, net deferred tax assets totaled approximately $7,988,000 on total net operating loss carryforwards of approximately $18,425,000 and tax credits of approximately $618,000 that expire on various dates through 2010. Due to the uncertainty surrounding the realization of these favorable tax attributes in future tax returns, all of the net deferred tax assets have been fully offset by a valuation allowance.

4.  STOCK OPTIONS AND WARRANTS:

    A. STOCK OPTIONS: Under the Company's Stock Option Plan adopted in 1992, incentive stock options and nonqualified stock options may be granted. The number of common shares authorized and reserved for issuance is 500,000. The outstanding options vest over a period of three to four years. As of September 30, 1995 and 1996, stock options covering 81,695 and 116,042 shares were exercisable, respectively. Options granted to stockholders with 10% or greater ownership expire after five years; all other options expire after 10 years.

    In May 1996, the Company adopted the 1996 Stock Incentive Plan (the "Plan"). The number of common shares authorized and available for issuance is 850,000. Under the Plan, incentive stock options, nonqualified stock options, stock appreciation rights and stock grants may be granted.

    Stock option activity is summarized below:

                                                                      NUMBER OF
                                                                       SHARES     OPTION PRICE
                                                                     -----------  -------------
Outstanding at September 30, 1993..................................     104,450   $  0.20-$4.00
  Granted..........................................................      75,875            4.00
  Forfeited........................................................      (1,700)      0.20-4.00
                                                                     -----------
Outstanding at September 30, 1994..................................     178,625       0.20-4.00
  Granted..........................................................     192,250       4.00-6.00
  Forfeited........................................................     (20,472)      0.20-4.00
  Exercised........................................................      (1,500)           0.20
                                                                     -----------
Outstanding at September 30, 1995..................................     348,903       0.20-6.00
  Granted..........................................................     432,250       6.00-9.00
  Forfeited........................................................     (55,353)      0.20-6.00
  Exercised........................................................     (38,300)      0.20-6.00
                                                                     -----------
Outstanding at September 30, 1996..................................     687,500   $  0.20-$9.00
                                                                     -----------
                                                                     -----------

    In May 1996, the Company amended the terms of stock options covering 80,000 shares by changing the vesting period to three years and stock options covering 12,500 shares by changing the vesting period to four years.

    In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which changes the measurement, recognition and disclosure standards for stock-based compensation. The Company will adopt the disclosure requirements of SFAS No. 123 in fiscal year 1997, but will elect to continue to measure compensation cost following present accounting rules.

    In December 1996, the Company cancelled all stock options with exercise prices of $5.50 or more (stock options covering 581,750 shares) and regranted an equal number of stock options with an exercise price of $5.50, the estimated fair value at the time of the regrant.

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

4.  STOCK OPTIONS AND WARRANTS: (CONTINUED)
    B. WARRANTS: In June 1995, the Company issued to designees of an affiliate of the parent company, warrants to purchase a total of 34,901 shares of Series B convertible preferred stock. The warrants were issued in conjunction with the private placement offering discussed in Note 8. The warrants are exercisable at a price of $6.875 per share and expire on the earlier of (i) five years from an Offering of the Company's common stock, or (ii) June 30, 2005. The Company paid the affiliate approximately $129,000 as its share of placement agent fees.

5.  COMMITMENTS:

    The Company has entered into various operating leases for furniture, fixtures, and equipment which expire through the year 2000.

    In April 1994, the Company entered into a sale-lease back equipment lease financing agreement with a leasing company providing for funding of up to an aggregate of $2.2 million for equipment purchased prior to September 30, 1996. During the year ended September 30, 1994, the Company recorded and deferred a loss on the leased assets of $45,370, which it is amortizing over the life of the lease. The lease is being treated as a capital lease and is guaranteed by Interneuron.

    In November 1994, the Company entered into a one-year lease for laboratory and administrative space that expired in December 1995. The lease provides for monthly rental payments of approximately $11,700. The Company has extended the lease through 1997. The minimum rental commitments under these agreements are as follows:

                                                                     OPERATING   CAPITAL LEASE
YEARS ENDING SEPTEMBER 30,                                             LEASES     OBLIGATION
-------------------------------------------------------------------  ----------  -------------
1997...............................................................  $  155,444   $   291,921
1998...............................................................      11,909        67,081
1999...............................................................      10,331        32,983
2000...............................................................       3,444       --
                                                                     ----------  -------------
Total lease payments...............................................  $  181,128   $   391,985
                                                                     ----------
                                                                     ----------
Less amount representing interest..................................                   (35,124)
                                                                                 -------------
Present value of future lease payments.............................                   356,861
Less current portion...............................................                  (265,155)
                                                                                 -------------
Noncurrent portion of capital lease obligation.....................               $    91,706
                                                                                 -------------
                                                                                 -------------

    Rent expense approximated $140,000, $186,000 and $263,000 during 1994, 1995 and 1996, respectively, and $777,000 for the period May 8, 1992 (date of inception) through September 30, 1996.

    Subsequent to December 31, 1996, the Company entered into a commitment to purchase $920,000 of equipment.

6.  RELATED-PARTY TRANSACTIONS AND OTHER AGREEMENTS:

    A. LOANS TO EXECUTIVES: Under employment agreements with certain executives, the Company advanced loans to assist in purchasing new homes. As of September 30, 1995, there were loans to three executives for a total of $359,744. The first loan of $100,796 is interest-free, with $60,796 due upon the earlier of April 1997 or the termination of the officer's employment. During fiscal year 1996, $20,000 of this amount was forgiven at the approval of the Board of Directors. An additional $10,000 of the remaining balance was forgiven pursuant to a provision of the promissory note agreement. Of the $70,796 balance remaining at September 30, 1996, $10,000 will be forgiven upon the completion of a successful Offering of

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

6. RELATED-PARTY TRANSACTIONS AND OTHER AGREEMENTS: (CONTINUED) the Company's common stock. The second loan of $182,500 bears interest at 7% per annum, with $142,500 due upon the earlier of the sale of the officer's existing home, June 1997, or termination of the officer's employment. During 1996, an additional $25,000 was loaned to this executive. Effective May 1996, this executive's employment with the Company terminated. Pursuant to the executive's termination agreement with the Company, $120,000 of the balance of $242,850 (including $35,350 in accrued interest) was forgiven. Additionally, the Board of Directors forgave $26,424 of the amount, and the remaining balance of $96,426 was repaid by the former executive prior to September 30, 1996. Loans totaling $76,448 were made to a third executive during 1995. Of this amount, $21,448 is non-interest-bearing and was repaid by the executive in May 1996. Additionally, $21,295 (including accrued interest) of the remaining balance was forgiven during fiscal year 1996 upon the achievement of specified milestones. The Board of Directors also approved the forgiveness of $8,000 of this loan. The $31,292 balance remaining at September 30, 1996, includes accrued interest of approximately $5,000 at a rate of 9% per annum.

    The Company has recorded $141,000 and $42,000 as of September 30, 1995 and 1996, respectively, as a note receivable reserve in anticipation of the expected forgiveness of certain remaining loan amounts.

    B. CONSULTING AGREEMENTS: The Company has entered into various consulting agreements which range from one to three years and are subject to renewals, whereby outside consultants provide scientific advice and administrative services to the Company. Payments to consultants made during 1994, 1995 and 1996, totaled approximately $309,000, $243,000 and $190,000, respectively, and $1,104,000 for the period May 8, 1992 (date of inception) through September 30, 1996. Of these amounts, approximately $190,000, $177,000 and $112,000 represented payments to certain stockholders in 1994, 1995 and 1996, respectively, and $819,000 for the period May 8, 1992 (date of inception) through September 30, 1996.

    C. LICENSE AND RESEARCH AGREEMENTS: The Company entered into a license agreement and a sponsored research agreement with Ohio University in January 1992, certain terms of which were amended in October 1993. The license agreement grants the Company the exclusive worldwide license to patent and other rights to yolk sac stem cells and related technologies in exchange for royalties based on sales. The research agreement requires the Company to fund specified minimum levels of research and related expenses, as well as any additional costs approved in advance by the Company.

    In addition, the Company agreed to issue 5% of its equity to The Ohio University Foundation and agreed to preserve this percentage ownership position until the parent company's total investment in the Company is at least $10.0 million or the date of an Offering by the Company. The $10.0 million investment was achieved during 1995, thus the percentage ownership position no longer needs to be preserved. Until an Offering of the Company is consummated, The Ohio University Foundation was entitled to increase its interest to 6.25% by purchasing additional equity at a price equal to 50% of the Offering price of common stock in any such Offering. This provision was canceled in February 1996, at which time The Ohio University Foundation entered into a stock purchase agreement with the Company pursuant to which The Ohio University Foundation purchased 58,333 shares of common stock for $350,000 ($6.00 per share). If, upon the consummation of an Offering, the Offering price is less than $12.00 per share, additional shares of common stock will be issued until The Ohio University Foundation has paid a maximum of 50% of the Offering price. Additionally, a stock purchase right was issued to The Ohio University Foundation to purchase 25,000 shares of the common stock at 50% of the Offering price.

    The license agreement also contains certain requirements related to the management and operation of the Company, including the nomination of two designees of The Ohio University Foundation to the Board of Directors of the Company. The Castle Group, Ltd. ("Castle"), which is controlled by a former director of the Company and a principal stockholder of Interneuron, has unconditionally guaranteed to Ohio University the performance of the Company's obligations under the license agreement until the

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

6. RELATED-PARTY TRANSACTIONS AND OTHER AGREEMENTS: (CONTINUED) earlier of five years or an Offering by the Company. Certain employees of Castle own common stock of the Company.

    In April 1993, the Company entered into a second license agreement and a sponsored research agreement with Ohio University pursuant to which the Company agreed to fund research relating to the T7T7 gene delivery system, developing an active cell membrane transport system. The license agreement grants the Company the exclusive worldwide license to all patent and other rights derived from this and related technologies in exchange for royalties based on sales.

    In February 1994, the Company entered into a license agreement with Albert Einstein College of Medicine of Yeshiva University ("AECOM"). The agreement grants the Company the exclusive worldwide license to all patent and other rights from research done on retroviral vectors by AECOM in exchange for a license fee and royalties based on sales.

    In September 1994, the Company entered into a license agreement with Wisconsin Alumni Research Foundation ("WARF"). The agreement grants the Company a nonexclusive license to certain patents developed by WARF in exchange for a license fee, maintenance fees, and royalties based on sales.

    In November 1994, the Company was awarded a competitive grant of $2.0 million through the Advanced Technology Program ("ATP") of the U.S. Department of Commerce. The funds will be received over a three-year period commencing June 1, 1995. As of September 30, 1995 and 1996, the Company recorded revenue of $258,532 and $751,064, respectively and a receivable of $193,898 and $175,498, respectively, related to this grant.

    In March 1995, the Company entered into a license and collaboration agreement with Chiron Corporation ("Chiron"). As required by the agreement, an initial cash payment of $2.5 million was paid by Chiron to the Company in April 1995 as a license fee and reimbursement of past research and development expenses. In addition, the Company reimbursed Chiron the start-up manufacturing costs incurred related to this agreement of $750,000 through September 30, 1996. Chiron paid $500,000 to the Company in January 1996 for continued research funding. The agreement also calls for future payments contingent upon the achievement of certain milestones.

    In May 1995, the Company entered into a sponsored research and license agreement with Novo Nordisk through its subsidiary, ZymoGenetics, Inc. The agreement calls for research and license fees to be paid to the Company, contingent upon certain conditions and the meeting of certain milestones.

    Additionally, the Company has entered into various sponsored research agreements with varying terms up to two years in length. The total sponsored research expense was $890,000, $601,103 and $544,079 for 1994, 1995 and 1996,
respectively, and $3,234,759 for the period from May 8, 1992 (date of inception) through September 30, 1996. Payments to Ohio University for sponsored research totaled $245,888, $398,064 and $108,624, for 1994, 1995 and 1996, respectively, and $1,389,756 for the period May 8, 1992 (date of inception) through September 30, 1996. In addition, at September 30, 1996, the Company had commitments to fund additional sponsored research of approximately $420,000.

7.  COMMON STOCK:

    The Company was authorized to issue two classes of shares of common stock, designated Class A and Class B. Shares of the Company's Class B common stock were convertible, at any time at the option of the holder, into shares of Class A common stock. The conversion ratio was subject to adjustment based on several factors, including the issuance of additional Class A shares.

    Holders of Class B shares were entitled to pro rata dividend, liquidation, and voting rights based on the number of Class A shares into which such Class B shares were convertible. Class B shares were automatically converted to Class A shares upon the receipt by the Company of capital contributions of

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

7.  COMMON STOCK: (CONTINUED)
$10.0 million in aggregate amount from the date of incorporation. When this was achieved in 1995, all Class B shares were converted into a total of 357,500 Class A common shares and the Class B shares were removed from the Company's authorized shares.

8.  PREFERRED STOCK:

    In December 1994, the Company's Board of Directors approved the authorization of 2,120,000 shares of Series A and 880,000 shares of Series B preferred stock. These preferred shares are convertible into shares of Class A common stock and have preferential rights in terms of dividends and liquidation over common stock. Shares of preferred stock have voting rights equal to the number of shares of their common stock equivalent.


    Shares of Series A preferred stock are convertible, at any time at the option of the holder, into shares of Class A common stock. The initial conversion ratio is based on a Series A price of $6.25, subject to adjustment based on several factors. Upon an Offering, the conversion ratio will be adjusted so that the holders receive a minimum return of 35% annually, commencing on July 7, 1995. The minimum return is increased on a quarterly basis. Series A preferred shares are automatically converted upon an Offering.



    Through July 7, 1995, the Company has issued 349,000 shares of Series B preferred stock in connection with private placements. These private placements consisted of the sale of units, each unit consisting of shares of preferred stock of the Company, shares of preferred stock of another subsidiary of Interneuron, Transcell Technologies, Inc., and a put protection right from Interneuron. The put protection right provides that on the third anniversary of the final closing date of the private placement, the owner has the right to sell to Interneuron a percentage of the preferred stock of the Company that is deemed to be illiquid, as defined in the agreement. The Company received approximately $1,560,000, net of offering costs, as its share of the proceeds from the private placement. Shares of Series B preferred stock are convertible, at any time at the option of the holder, into shares of Class A common stock. The initial conversion ratio is based on a Series B price of $6.25, subject to adjustment based on several factors. Upon an Offering, the conversion ratio will be adjusted so that the holders receive a minimum return of 35% annually, commencing on July 7, 1995. The minimum return is increased on a quarterly basis. Series B preferred shares are automatically converted upon an Offering.


    Shares of authorized common stock have been reserved for the exercise of all convertible preferred stock outstanding.

9.  NOTE PAYABLE TO THE PARENT COMPANY:

    The note payable to the parent company, Interneuron, bore interest at a rate of 1% over the prime lending rate (7 3/4% prime plus 1% at September 30, 1994) and was payable on demand. Periodic advances were made available under this note at the discretion of Interneuron. In January 1995, the outstanding balance on the note payable--parent of $11,495,165 and accrued interest of $1,132,935 was converted into 2,020,496 shares of Series A preferred stock.

    In March 1996, the Company entered into a promissory note with Interneuron, bearing interest at a rate of 1% over the prime lending rate. The original amount of this note was $525,473 and has increased to $3,443,050 as of September 30, 1996 which includes accrued interest of $80,680. The note is due on the earlier of March 31, 2001, or the closing of an Offering.

    Since the inception of the Company, Interneuron has paid for certain Company expenses which were reimbursed by the Company at cost.

10. CONVERTIBLE DEBENTURE--PARENT:

    In March 1995, the Company entered into a convertible debenture agreement with Interneuron, at a rate of 1% over the prime lending rate. The prime lending rate was 8.75% and 8.25% as of September 30,

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

10. CONVERTIBLE DEBENTURE--PARENT: (CONTINUED)
1995 and 1996, respectively. Principal and interest are due at the earlier of five years from the final closing date or upon an Offering as defined in the agreement. The debenture is convertible, at any time at the option of the holder, into shares of Class A common stock. The conversion price is equal to the fair market value of the common stock at the time of the conversion. The debenture is automatically converted upon an Offering. As of September 30, 1995 and 1996, the outstanding convertible debenture balance included accrued interest of $20,121 and $59,058, respectively.

11. EMPLOYEE BENEFITS:

    Employees of the Company are eligible to participate in the Interneuron Pharmaceuticals, Inc. 401(k) Savings Plan under which employees may defer a portion of their annual compensation. Company contributions to the 401(k) Savings Plan may be made on a discretionary basis. As of September 30, 1996, no Company contributions have been made.

12. NONRECURRING EXPENSE:

    During fiscal 1996, the Company incurred $973,525 of costs related to an Offering which was filed on a Form S-1 Registration Statement with the Securities and Exchange Commission on June 6, 1996. Such costs were expensed in accordance with accounting requirements during fiscal 1996.

13. SUBSEQUENT EVENTS:

    In December 1996, the Company entered into a license agreement with Amgen Inc. (Amgen). Progenitor recorded revenue of $500,000 in December, 1996, in consideration for the licenses granted. The agreement also provides for a license maintenance fee as well as milestone and royalty payments to be received contingent upon the achievement of certain milestone driven events. Additionally, in December 1996, the Company entered into a stock purchase agreement with Amgen. Under the agreement, Amgen has committed to purchase $5.5 million of the Company's stock concurrently with the closing of the Offering, with $4.5 million paid in cash and $1 million in the form of a non interest bearing promissory note. The promissory note will become due in two payments, with $500,000 due in December 1997, and $500,000 due in December 1998.

    On February 14, 1997, the Company entered into an agreement to purchase Mercator Genetics, Inc. ("Mercator") for approximately $22 million in common stock. The acquisition will occur simultaneously in connection with an Offering of the Company. In addition, the Company will provide additional bridge loan financing to Mercator in the form of a Convertible Bridge Promissory Note in the aggregate amount of up to $6.6 million, funded in stages based upon a plan sufficient to meet the working capital obligations of Mercator. The Convertible Bridge Promissory Note will bear interest at a fixed rate of 10% per annum and would be payable on January 15, 1999, or on such earlier date as provided in the agreement. The Convertible Bridge Promissory Note is convertible into Mercator's Series D Preferred Stock, at the option of the Company, at a price of $1.34 per share, subject to certain restrictions. Upon closing of an Offering, the bridge loan would become part of the purchase price consideration for Mercator.

    In connection with the Company's bridge financing to Mercator prior to the closing of the acquisition, the Company has entered into a Bridge Line of Credit Letter Agreement with Interneuron dated February 14, 1997, providing for loans of up to an aggregate of $6.6 million pursuant to a promissory note (the "Interneuron Bridge Loan"), secured by the Company's assets including its security interest in the assets of Mercator pursuant to the Mercator Convertible Bridge Promissory Note. The Interneuron Bridge Loan bears interest at a fixed rate of 10% per annum and the outstanding principal and accrued interest will be repaid at the earlier of (1) the closing of an Offering (to be repaid out of the proceeds therefrom), or (2) January 15, 1999. The Interneuron Bridge Loan is convertible, upon certain conditions and at the option of Interneuron, into Progenitor Preferred Stock at a conversion price equal to the lessor of (i) $6.25 per share or (ii) such lesser price per share at which the Company shall issue any shares of any series of preferred stock of the Company, provided that such conversion shall be in an amount representing not less than 10% of the principal balance then outstanding.

                                PROGENITOR, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

14. SUBSEQUENT EVENTS (UNAUDITED):


    In July 1997, the Company entered into an option agreement with Interneuron on the Company's Del-1 gene discovery. Under the agreement, Interneuron received a right of first refusal to acquire an exclusive royalty bearing right to manufacture, use and sell the technology on terms to be negotiated. In the event the Company grants such rights to a third party, the Company must share fees, milestone payments and royalties with Interneuron. Should the Company develop and sell the technology independently, the Company will pay Interneuron royalties on net sales. The option agreement terminates upon the expiration of the last to expire of any issued patent that might issue relating to the licensed technology, or upon the conclusion of a license agreement with Interneuron. In exchange for receiving the option, Interneuron paid the Company $1 and relinquished its right to receive certain minimum returns on its Series A Preferred Stock (Note 8). This relinquishment made by Interneuron may be deemed taxable income to the Company.


    In July 1997, the Company authorized the issuance of up to 1,000,000 shares of Series D Preferred Stock. Series D Preferred Stock is entitled to a cumulative dividend of 7% per annum, payable quarterly in cash or common stock, has no voting rights and is convertible into common shares based upon certain provisions.

    In July 1997, the Company entered into an agreement with Interneuron to convert the outstanding balance of the Interneuron Bridge Loan (Note 13) into Series D Preferred Stock upon closing of an Offering. The Interneuron Bridge Loan converts to Series D Preferred Stock at a price equal to 117.5% of the Offering price allocated to common shares. Interneuron may elect to convert the Series D Preferred Stock into a like number of common shares at any time. However, after 24 months, the Series D Preferred Stock will automatically convert into common stock if the market value of the Company's common stock equals or exceeds 150% of the Offering price allocated to common shares.


    In July 1997, the Company amended and restated its Certificate of Incorporation to give effect to a 1-for-2 reverse stock split as described in
Note 1(j).

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Mercator Genetics, Inc.

We have audited the accompanying balance sheets of Mercator Genetics, Inc. (a development stage company) as of December 31, 1995 and 1996, and the related statements of operations, cash flows and statement of redeemable preferred stock, common stock and accumulated deficit for each of the three years in the period ended December 31, 1996 and for the period from inception (October 9, 1992) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercator Genetics, Inc. (a development stage company) at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the period from inception (October 9, 1992) to December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in
Note 1. The 1996 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP

Palo Alto, California

February 14, 1997

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                     ASSETS

                                                                            DECEMBER 31,
                                                                    -----------------------------
                                                                        1995            1996
                                                                    -------------  --------------    MARCH 31,
                                                                                                        1997
                                                                                                   --------------
                                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.......................................  $   1,446,222  $      438,859  $      124,256
  Short-term investments..........................................        486,676        --              --
  Current portion of notes receivable from officers...............       --               174,606        --
  Deferred interest expense.......................................       --               750,000         750,000
  Other current assets............................................        115,460         241,416          64,456
                                                                    -------------  --------------  --------------
Total current assets..............................................      2,048,358       1,604,881         938,712

Property and equipment, net.......................................      1,150,657       1,316,377       1,176,313
Notes receivable from officers....................................        351,645         150,000         150,000
Other assets......................................................         22,165          12,165          96,891
                                                                    -------------  --------------  --------------
                                                                    $   3,572,825  $    3,083,423  $    2,361,916
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities........................  $     573,382  $      670,683  $      777,876
  Convertible notes payable.......................................       --             2,250,000       2,250,000
  Current portion of equipment financing obligations..............        362,823         474,272         464,238
                                                                    -------------  --------------  --------------
Total current liabilities.........................................        936,205       3,394,955       3,492,114
Long-term convertible notes payable...............................       --              --             1,308,274

Long-term portion of equipment financing obligations..............        969,279         685,874         584,665
Commitments and contingencies
Redeemable preferred stock, $0.001 par value, 20,474,251 shares authorized (15,000,000 shares in 1995), issuable in series:
  Redeemable Series A, 320,000 shares authorized, 301,500 shares
    issued and outstanding--amount paid in........................      3,015,000       3,015,000       3,015,000
  Redeemable Series B, 3,254,800 shares authorized, 3,207,996
    shares issued and outstanding--amount paid in.................      8,019,999       8,019,999       8,019,999
  Redeemable Series C, 4,526,317 shares authorized (no shares in
    1995), 4,526,317 shares issued and outstanding (no shares in
    1995)--amount paid in.........................................       --             4,526,319       4,526,319
  Redeemable Series D, 12,373,134 shares authorized, no shares
    issued and outstanding........................................       --              --              --
Common stock, $0.001 par value, 27,000,000 shares authorized
  (25,000,000 shares in 1995):....................................
  Shares issued and outstanding -- 110,304, 174,056, 237,614 as of
    December 31, 1995, 1996 and March 31, 1997, respectively......         33,671          42,861          52,496
  Shares to be issued -- no shares issued and outstanding (51,884 shares at December 31, 1996, no shares at December 31, 1995 or
    March 31, 1997)--amount to be paid in.........................       --                 7,783        --
Deficit accumulated during the development stage..................     (9,401,329)    (16,609,368)    (18,636,951)
                                                                    -------------  --------------  --------------
                                                                    $   3,572,825  $    3,083,423  $    2,361,916
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------

                            See accompanying notes.

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                PERIOD FROM
                                                                 INCEPTION
                                                                (OCTOBER 9,
                                 YEARS ENDED DECEMBER 31,         1992) TO
                            ----------------------------------  DECEMBER 31,
                               1994        1995        1996         1996
                            ----------  ----------  ----------  ------------  THREE MONTHS ENDED MARCH  PERIOD FROM
                                                                                        31,              INCEPTION
                                                                              ------------------------  (OCTOBER 9,
                                                                                 1996         1997       1992) TO
                                                                              -----------  -----------   MARCH 31,
                                                                                                           1997
                                                                              (UNAUDITED)  (UNAUDITED)  -----------
                                                                                                        (UNAUDITED)
Revenues..................  $   --      $  375,000  $  500,000   $  875,000    $ 125,000    $  --       $   875,000

Operating costs and
  expenses:
  Research and
    development...........   2,330,100   4,182,836   6,049,081   13,783,966    1,239,986    1,591,971    15,375,937
  General and
    administrative........     638,200   1,524,386   1,592,840    3,935,914      282,553      392,717     4,328,631
                            ----------  ----------  ----------  ------------  -----------  -----------  -----------
Total operating costs and
  expenses................   2,968,300   5,707,222   7,641,921   17,719,880    1,522,539    1,984,688    19,704,568
                            ----------  ----------  ----------  ------------  -----------  -----------  -----------

Loss from operations......  (2,968,300) (5,332,222) (7,141,921) (16,844,880)  (1,397,539)  (1,984,688)  (18,829,568)

Interest income...........     228,761     290,551     114,293      687,163       19,002        5,811       692,974

Interest expense..........     (95,033)   (155,640)   (180,411)    (451,651)     (48,864)     (48,706)     (500,357)
                            ----------  ----------  ----------  ------------  -----------  -----------  -----------
Net loss..................  $(2,834,572) $(5,197,311) $(7,208,039) ($16,609,368) ($1,427,401) ($2,027,583) $(18,636,951)
                            ----------  ----------  ----------  ------------  -----------  -----------  -----------
                            ----------  ----------  ----------  ------------  -----------  -----------  -----------

Net loss per share (Note
  2)......................  $   (28.62) $   (48.70) $   (55.27)                $  (12.94)   $   (8.66)
                            ----------  ----------  ----------                -----------  -----------
                            ----------  ----------  ----------                -----------  -----------
Shares used in computing
  net loss per share (Note
  2)......................      99,043     106,731     130,423                   110,279      234,162
                            ----------  ----------  ----------                -----------  -----------
                            ----------  ----------  ----------                -----------  -----------

                             See accompanying notes

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF REDEEMABLE PREFERRED STOCK, COMMON STOCK AND ACCUMULATED DEFICIT PERIOD FROM INCEPTION (OCTOBER 9, 1992) TO DECEMBER 31, 1996 AND THREE MONTHS
                        ENDED MARCH 31, 1997 (UNAUDITED)

                                                               REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                          ---------------------------------------------------------------------------------
                                                  SERIES A                    SERIES B                    SERIES C
                                          -------------------------   -------------------------   -------------------------
                                            SHARES        AMOUNT        SHARES        AMOUNT        SHARES        AMOUNT
                                          -----------   -----------   -----------   -----------   -----------   -----------
Issuance of common stock to founders at
  $0.20 per share in March 1993 for
  cash..................................      --        $   --            --        $   --            --        $   --
Issuance of common stock to scientific
  advisors at $0.20 per share in March
  1993 for cash.........................      --            --            --            --            --            --
Issuance of common stock to an employee
  at $0.20 per share in March 1993 for
  cash..................................      --            --            --            --            --            --
Issuance of Series A redeemable
  convertible preferred stock at $10.00
  per share in March 1993 for cash......      301,500     3,015,000       --            --            --            --
Net loss from inception (October 9,
  1992) to December 31, 1993............      --            --            --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1993...........      301,500     3,015,000       --            --            --            --
Issuance of Series B redeemable
  convertible preferred stock at $2.50
  per share in June 1994 for cash.......      --            --          3,207,996     8,019,999       --            --
Issuance of common stock upon exercise
  of stock options for cash at $0.50 to
  $1.00 per share, net of repurchases at
  $0.50 per share in May through
  September 1994........................      --            --            --            --            --            --
Net loss................................      --            --            --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1994...........      301,500     3,015,000     3,207,996     8,019,999       --            --
Issuance of common stock upon exercise
  of stock options for cash at $0.50 to
  $1.30 per share in March through
  October 1995..........................      --            --            --            --            --            --
Net loss................................      --            --            --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1995...........      301,500     3,015,000     3,207,996     8,019,999       --            --
Issuance of Series C redeemable
  convertible preferred stock at $1.00
  per share in April 1996 for cash......      --            --            --            --          4,526,317     4,526,319
Issuance of common stock to employees
  for services at $0.15 per share in
  September 1996........................      --            --            --            --            --            --
Issuance of common stock upon exercise
  of stock options for cash at $0.15 to
  $1.30 per share, net of repurchases at
  $0.20 to $1.30 per share in March
  through December 1996.................      --            --            --            --            --            --
Common stock to be issued at $0.15 per
  share for services....................      --            --            --            --            --            --
Net loss................................      --            --            --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1996...........      301,500     3,015,000     3,207,996     8,019,999     4,526,317     4,526,319
Issuance of common stock upon exercise
  of stock options for cash at $0.15 to
  $1.30 per share in January 1997
  (unaudited)...........................      --            --            --            --            --            --
Net loss (unaudited)....................      --            --            --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------   -----------
Balances at March 31, 1997
  (unaudited)...........................      301,500   $ 3,015,000     3,207,996   $ 8,019,999     4,526,317   $ 4,526,319
                                          -----------   -----------   -----------   -----------   -----------   -----------
                                          -----------   -----------   -----------   -----------   -----------   -----------


                                                                             DEFICIT
                                                                           ACCUMULATED
                                                  COMMON STOCK             DURING THE
                                          -----------------------------    DEVELOPMENT
                                             SHARES          AMOUNT           STAGE
                                          -------------   -------------   -------------
Issuance of common stock to founders at
  $0.20 per share in March 1993 for
  cash..................................         84,000   $     16,800    $    --
Issuance of common stock to scientific
  advisors at $0.20 per share in March
  1993 for cash.........................         12,500          2,500         --
Issuance of common stock to an employee
  at $0.20 per share in March 1993 for
  cash..................................          2,000            400         --
Issuance of Series A redeemable
  convertible preferred stock at $10.00
  per share in March 1993 for cash......       --              --              --
Net loss from inception (October 9,
  1992) to December 31, 1993............       --              --           (1,369,446)
                                          -------------   -------------   -------------
Balances at December 31, 1993...........         98,500         19,700      (1,369,446)
Issuance of Series B redeemable
  convertible preferred stock at $2.50
  per share in June 1994 for cash.......       --              --              --
Issuance of common stock upon exercise
  of stock options for cash at $0.50 to
  $1.00 per share, net of repurchases at
  $0.50 per share in May through
  September 1994........................            850            800         --
Net loss................................       --              --           (2,834,572)
                                          -------------   -------------   -------------
Balances at December 31, 1994...........         99,350         20,500      (4,204,018)
Issuance of common stock upon exercise
  of stock options for cash at $0.50 to
  $1.30 per share in March through
  October 1995..........................         10,954         13,171         --
Net loss................................       --              --           (5,197,311)
                                          -------------   -------------   -------------
Balances at December 31, 1995...........        110,304         33,671      (9,401,329)
Issuance of Series C redeemable
  convertible preferred stock at $1.00
  per share in April 1996 for cash......       --              --              --
Issuance of common stock to employees
  for services at $0.15 per share in
  September 1996........................         60,000          9,000         --
Issuance of common stock upon exercise
  of stock options for cash at $0.15 to
  $1.30 per share, net of repurchases at
  $0.20 to $1.30 per share in March
  through December 1996.................          3,752            190         --
Common stock to be issued at $0.15 per
  share for services....................         51,884          7,783         --
Net loss................................       --              --           (7,208,039)
                                          -------------   -------------   -------------
Balances at December 31, 1996...........        225,940         50,644     (16,609,368)
Issuance of common stock upon exercise
  of stock options for cash at $0.15 to
  $1.30 per share in January 1997
  (unaudited)...........................         11,674          1,852         --
Net loss (unaudited)....................       --              --           (2,027,583)
                                          -------------   -------------   -------------
Balances at March 31, 1997
  (unaudited)...........................        237,614   $     52,496    $(18,636,951)
                                          -------------   -------------   -------------
                                          -------------   -------------   -------------

                            See accompanying notes.

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                        PERIOD FROM
                                                                         INCEPTION
                                                                        (OCTOBER 9,
                                         YEARS ENDED DECEMBER 31,         1992) TO
                                    ----------------------------------  DECEMBER 31,
                                       1994        1995        1996         1996
                                    ----------  ----------  ----------  ------------  THREE MONTHS ENDED MARCH  PERIOD FROM
                                                                                                31,              INCEPTION
                                                                                      ------------------------  (OCTOBER 9,
                                                                                         1996         1997       1992) TO
                                                                                      -----------  -----------   MARCH 31,
                                                                                                                   1997
                                                                                      (UNAUDITED)  (UNAUDITED)  -----------
                                                                                                                (UNAUDITED)
CASH FLOWS USED IN OPERATING
  ACTIVITIES
Net loss..........................  $(2,834,572) $(5,197,311) $(7,208,039) ($16,609,368) ($1,427,401) ($2,027,583) $(18,636,951)
Adjustments to reconcile net loss
  to net cash used in operating
  activities:
  Depreciation and amortization...     208,863     377,649     496,564    1,148,992      107,089      149,246     1,298,238
  Stock to be issued for
    services......................      --          --           7,783        7,783       --           --             7,783
  Stock issued to employees.......      --          --           9,000        9,000       --           --             9,000
  Interest expense on convertible
    notes payable.................      --          --          --           --           --            8,274         8,274
  Changes in operating assets and
    liabilities:
    Notes receivable from
      officers....................    (654,376)    302,731      27,039     (324,606)      (3,026)     174,606      (150,000)
    Other current assets..........    (152,724)     88,058    (125,956)    (241,416)     (29,373)     176,960       (64,456)
    Other assets..................     (15,600)      3,435      10,000      (12,165)      --          (84,726)      (96,891)
    Accounts payable and accrued
      liabilities.................     143,213     305,338      97,301      670,683      113,624      107,193       777,876
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------
Net cash used in operating
  activities......................  (3,305,196) (4,120,100) (6,686,308) (15,351,097)  (1,239,087)  (1,496,030)  (16,847,127)
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES
Purchases of available-for-sale
  securities......................  (4,589,279) (4,871,197)     --      (10,149,989)      --           --       (10,149,989)
Sales of available-for-sale
  securities......................     689,513     489,967      --        1,179,480       --           --         1,179,480
Maturities of available-for-sale
  securities......................     495,163   7,988,670     486,676    8,970,509      486,676       --         8,970,509
Capital expenditures..............    (484,212)   (674,247)   (662,284)  (2,465,369)     (95,282)      (9,182)   (2,474,551)
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------
Net cash (used in) provided by
  investing activities............  (3,888,815)  2,933,193    (175,608)  (2,465,369)     391,394       (9,182)   (2,474,551)
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------
CASH FLOWS PROVIDED BY FINANCING
  ACTIVITIES
Proceeds from issuance of
  preferred stock.................   8,019,999      --       4,526,319   15,561,318       --           --        15,561,318
Proceeds from issuance of common
  stock...........................         800      13,171         190       33,861         (150)       1,852        35,713
Proceeds from convertible notes
  payable.........................      --          --       1,500,000    1,500,000       --        1,300,000     2,800,000
Principal payments of equipment
  financing obligations...........    (118,657)   (236,236)   (372,481)    (749,542)     (85,122)    (111,243)     (860,785)
Proceeds from equipment
  financings......................     435,520     854,163     200,525    1,909,688       --           --         1,909,688
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------
Net cash provided by financing
  activities......................   8,337,662     631,098   5,854,553   18,255,325      (85,272)   1,190,609    19,445,934
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------
Net increase (decrease) in cash
  and cash equivalents............   1,143,651    (555,809) (1,007,363)     438,859     (932,965)    (314,603)      124,256
Cash and cash equivalents at
  beginning of period.............     858,380   2,002,031   1,446,222       --        1,446,222      438,859       --
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------
Cash and cash equivalents at end
  of period.......................  $2,002,031  $1,446,222  $  438,859   $  438,859    $ 513,257    $ 124,256   $   124,256
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION
Cash paid for interest............  $   95,033  $  155,640  $  180,411   $  451,651    $  48,864    $  40,432   $   492,083
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------
                                    ----------  ----------  ----------  ------------  -----------  -----------  -----------

                            See accompanying notes.

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

1. BASIS OF PRESENTATION

ORGANIZATION AND BUSINESS

    Mercator Genetics, Inc. (the "Company" or "Mercator"), was incorporated in the State of Delaware on October 9, 1992 to engage in the discovery and development of therapeutics and diagnostics for genetic-based diseases through the understanding of the genes involved in these diseases. The Company's activities since incorporation have primarily consisted of establishing its offices and research facilities, recruiting personnel, conducting research and development, performing business and financial planning and raising capital. Accordingly, the Company is considered to be in the development stage, and expects to incur increasing losses and require additional financial resources to achieve commercialization of its products.

    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 1996, cumulative operating losses since inception amount to $16,609,368 and management anticipates incurring additional losses for the next several years. The Company is working on several long-term development projects which involve experimental and unproven technology, which may require many years and substantial expenditures to complete, and which may be unsuccessful. Therefore, the Company's ability to continue as a going concern depends on its ability to raise additional financing to meet its business plan objectives and, ultimately, to fund its operations from revenues. Management believes that it will be able to obtain additional funds through public or private equity or debt financings, collaborative or other arrangements with corporate partners or from other sources. If adequate funds are not available, the Company may be required to reduce its level of spending or eliminate one or more of its research or development programs or obtain funds through arrangements with corporate partners or others which may require the Company to relinquish certain rights to its technologies or product candidates.

    From time to time, the Company may enter into licensing agreements with third parties. To the extent the Company commercializes products using the technology covered by the licenses, the Company may be required to pay royalties on the revenue from these products.

ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from these estimates.

INTERIM FINANCIAL INFORMATION

    The financial statements at March 31, 1997 and for the three months ended March 31, 1996 and 1997 are unaudited but include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Results for interim periods are not necessarily indicative of results for the entire year.

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents; investments with maturities between three and twelve months are considered to be short-term investments.

    The Company invests its excess cash primarily in deposits with banks and short-term securities. These securities consist of money market instruments, U.S. corporate securities and U.S. Treasury bills that mature or are redeemable within 180 days and, therefore, bear minimal risk.

    Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such determination as of each balance sheet date. Through December 31, 1996, the Company has classified its entire investment portfolio as available-for-sale. Available-for-sale securities are carried at amortized cost which approximates fair value at December 31, 1995 and 1996. The estimated fair value amounts have been determined by the Company using available market information and commonly used valuation methodologies. Management exercises judgment in interpreting market data to develop the estimates of fair value.

    The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary are included in interest income or expense. The cost of securities sold is based on the specific identification method. Interest and dividends are included in interest income.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally four years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the related assets, whichever is shorter.

REVENUE RECOGNITION

    The Company recognizes revenues from research contracts as earned based upon the performance requirements of the contracts.

STOCK-BASED COMPENSATION

    Effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). In accordance with the provisions of SFAS 123, the Company measures stock-based compensation expense using the intrinsic-value method as prescribed by Accounting Principle Board Opinion No. 25 and related interpretations and, accordingly, recognizes no compensation expense for stock option grants to employees and directors with an exercise price equal to the fair-market value of the shares at the date of grant. Note 7 contains a summary of the pro forma impact to the reported net loss for 1996 and 1995 on the basis that the Company had elected to recognize compensation expense based on the fair-value method as described in SFAS 123. There was no effect of adopting SFAS 123 on the Company's financial position or results of operations.

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PER SHARE DATA

    Net loss per share is computed using the weighted average number of common shares outstanding during the period. Common equivalent shares from stock options, convertible preferred stock, convertible notes and warrants are excluded from the computation as their effect is antidilutive.

RECLASSIFICATIONS

    Certain reclassifications have been made to the fiscal 1994 and 1995 financial statements to conform with the fiscal 1996 presentation.

3. FINANCIAL INSTRUMENTS

AVAILABLE-FOR-SALE SECURITIES

    The following is a summary of the amortized cost of available-for-sale securities, which approximates fair value:

                                                                           DECEMBER 31,
                                                                         1995         1996
                                                                     ------------  -----------
U.S. Treasury securities...........................................  $    486,676  $   --
Repurchase agreements..............................................       132,000      480,000
U.S. corporate securities..........................................     1,161,026       90,000
                                                                     ------------  -----------
Total..............................................................  $  1,779,702  $   570,000
                                                                     ------------  -----------
                                                                     ------------  -----------
Above amounts are included in the following:
  Cash and cash equivalents........................................  $  1,293,026  $   570,000
  Short-term investments...........................................       486,676      --
                                                                     ------------  -----------
Total..............................................................  $  1,779,702  $   570,000
                                                                     ------------  -----------
                                                                     ------------  -----------
Cash and cash equivalents:
  Available-for-sale securities....................................  $  1,293,026  $   570,000
  Cash and bank accounts...........................................       153,196     (131,141)
                                                                     ------------  -----------
Total cash and cash equivalents....................................  $  1,446,222  $   438,859
                                                                     ------------  -----------
                                                                     ------------  -----------

As of December 31, 1996, the average duration of the portfolio is less than one year and no individual contractual maturity exceeds one year. No material gains or losses have been realized on the sale of available-for-sale securities.

EQUIPMENT FINANCING OBLIGATIONS

    In August 1993, the Company entered into a $1,000,000 equipment lease line of credit. In October 1994, the Company entered into a $2,000,000 equipment loan agreement. The equipment lease line of credit and the equipment loan were terminated in May 1996.

    Included in property and equipment are assets with a cost of approximately $1,666,000 and $1,851,000 at December 31, 1995 and 1996, respectively, acquired pursuant to equipment financing obligations. These

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

3. FINANCIAL INSTRUMENTS (CONTINUED)
obligations have interest rates ranging from 14% to 18%. The carrying value of the obligations approximates fair value based on a discounted cash flow analysis using the Company's incremental borrowing rate for similar obligations. Accumulated amortization of assets acquired pursuant to these obligations was approximately $634,000 and $1,065,000 at December 31, 1995 and 1996,
respectively. Assets acquired under these arrangements secure the related obligations.

    At December 31, 1996, the Company's aggregate future minimum payments under such obligations, including 10% to 20% buyout options at maturity are as follows:

YEARS ENDING DECEMBER 31:
--------------------------------------------------------------------------------
1997............................................................................  $    609,210
1998............................................................................       450,714
1999............................................................................       312,829
2000............................................................................        11,372
2001............................................................................         5,555
                                                                                  ------------
Total minimum payments..........................................................     1,389,680
Less amount representing interest...............................................      (229,534)
                                                                                  ------------
Present value of minimum payments...............................................     1,160,146
Less current portion............................................................      (474,272)
                                                                                  ------------
                                                                                  $    685,874
                                                                                  ------------
                                                                                  ------------

NOTES RECEIVABLE FROM OFFICERS

    In November 1994, the Company loaned $650,000 to an officer of the Company. The related note bears interest at 7.45% per annum and is secured by real property. At December 31, 1996, subsequent to the officer's separation from the Company, the remaining principal balance of the note of $162,500 and $12,106 of related accrued interest was paid in January 1997.

    In September 1995, the Company loaned $150,000 to an officer of the Company. The related note bears interest at the lesser of 28.2% of the capital gain upon the sale of the secured property or the Fannie Mae Rate, compounded annually and so may be zero. As of December 31, 1996, no interest has been accrued on the loan. The balance is due no later than the first anniversary of the officer's termination from the Company.

CONVERTIBLE NOTES PAYABLE

    In October and December, the Company entered into a bridge financing agreement with its current investor group whereby the Company issued convertible demand notes in the aggregate amount of $1,500,000. The intent of the parties was that this financing was to bridge the Company to either a permanent equity round of financing or a significant merger transaction with another company. In lieu of a stated interest rate, the agreement provides that these notes are convertible at the option of the holder at the time of the next equity transaction at a price that reflects a discount from the indicated market price at that time. The time frame for the next equity financing is uncertain and, as such, the note conversion date is indeterminable. Incremental interest expense inherent in the notes' discounted conversion feature, which is currently deferred on the balance sheet, will be charged to operations when the notes become

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

3. FINANCIAL INSTRUMENTS (CONTINUED)
convertible at the discounted rate. In connection with the merger transaction discussed in Note 9, the investor group agreed to modify the bridge financing agreement to eliminate their right to a discount on conversion in connection with the proposed transaction.

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                          DECEMBER 31,
                                                                       1995          1996
                                                                   ------------  -------------
Laboratory equipment.............................................  $  1,401,228  $   1,870,155
Office equipment, furniture and fixtures.........................       335,319        509,710
Leasehold improvements...........................................        66,538         85,504
                                                                   ------------  -------------
                                                                      1,803,085      2,465,369
Less accumulated depreciation and amortization...................      (652,428)    (1,148,992)
                                                                   ------------  -------------
Property and equipment, net......................................  $  1,150,657  $   1,316,377
                                                                   ------------  -------------
                                                                   ------------  -------------

5. FACILITY LEASE AND OTHER COMMITMENTS

    In April 1995, the Company extended through September 1998 its facility operating lease which originally expired in June 1995. At December 31, 1996, future noncancelable minimum payments under the operating lease are as follows:

YEARS ENDING DECEMBER 31,
-------------------------------------------------------------------------------
  1997.........................................................................  $  214,800
  1998.........................................................................     161,100
                                                                                 ----------
Total minimum payments required................................................  $  375,900
                                                                                 ----------
                                                                                 ----------

    The Company has the option to extend the lease for two years and to expand the facilities leased for a 12-month term ending on September 30, 1999.

    Rent expense was approximately $126,000, $135,000, $191,000 and $539,000 for the years ended December 31, 1994, 1995 and 1996 and for the period from inception (October 9, 1992) to December 31, 1996, respectively.

    The Company sponsors research programs and blood sample collection services at universities and other research institutions from time to time. The amounts incurred on the contracted research programs for the years ended December 31, 1995 and 1996, and for the period from inception (October 3, 1992) to December 31, 1996 were approximately $60,000, $1,069,000 and $1,129,000, respectively
(none in 1994). At December 31, 1996, the Company has committed to fund approximately $887,000 in 1997.

6. RESEARCH COLLABORATION AND LICENSE AGREEMENT

    During fiscal 1995, the Company commenced efforts under a research collaboration and license agreement with Agene Research Institute ("Agene"), in which Agene agreed to fund certain research and development efforts in the area of aging in an amount of $1 million over a two-year period through April 1997. Revenue recognized under the agreement was $375,000 and $500,000 for the years ended December 31, 1995 and 1996, respectively (none in 1994). Costs incurred under this agreement of approximately $170,000 and $298,000 for the years ended December 31, 1995 and 1996, respectively (none in 1994) are included in research and development expenses. On December 27, 1996, the agreement and associated research was terminated by mutual agreement between the two parties.

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

7. REDEEMABLE PREFERRED AND COMMON STOCK

REDEEMABLE PREFERRED STOCK

    On April 3, 1996, the Company's stockholders' approved a 5.2-for-one split of Series B preferred stock. On May 30, 1996, the Company's board of directors approved a one-for-10 reverse stock split of the outstanding shares of the Company's common and preferred stock. The share and per share amounts included in these financial statements are presented on a post-split basis and have been adjusted to reflect these stock splits.

    Series A, B, C and D preferred stockholders are entitled to noncumulative dividends at an annual rate of $0.70, $0.18, $0.07 and $0.09 per share, respectively. Dividends will be paid only when declared by the board of directors out of legally available funds. No dividends have been declared as of December 31, 1996.

    At any time after October 31, 2001 for Series A, B, C and D preferred stock, upon receipt of the consent of holders of at least 50% of the outstanding shares of the series of preferred stock, the Company is required to redeem all shares of the series of preferred stock at $10.00, $2.50, $1.00 and $1.34 per share for Series A, B, C and D, respectively, plus all declared but unpaid dividends. If the Company has insufficient funds to redeem all such shares, redemption using all funds legally available shall be done pro rata among such series of preferred stockholders based on the number of such shares held at that date.

    Series D preferred stockholders are entitled to receive, upon liquidation, a distribution of $1.34 per share (subject to adjustment for a recapitalization) plus all declared but unpaid dividends. After payment of the full liquidation preference of the Series D stockholders, the Series C preferred stockholders are entitled to receive, upon liquidation, a distribution of $1.00 per share (subject to adjustment for a recapitalization) plus all declared but unpaid dividends.

    After payment of the full liquidation preference of the Series C and D stockholders, the Series A and B preferred stockholders are entitled to receive, upon liquidation, a distribution of $10.00 and $2.50 per share, respectively (subject to adjustment for a recapitalization) plus all declared but unpaid dividends. Thereafter, the remaining assets and funds, if any, shall be distributed among the Series A, B, C and D preferred and common stockholders, pro rata on an as-converted basis. If, upon liquidation, the assets and funds distributed among the Series A and B preferred stockholders are insufficient to permit the entitled payment, the entire assets and funds of the Company legally available for distribution shall be distributed among these stockholders in proportion to the relative liquidation rights of each such series.

    Each share of Series A, B, C and D preferred stock is, at the option of the holder, convertible into shares of common stock on a one-for-one basis, subject to certain adjustments for dilution, if any, resulting from future stock issuances. Upon the approval of the holders of at least 66 2/3% of the outstanding shares of each series of preferred stock, the preferred shares will automatically convert into common stock. Additionally, the preferred shares automatically convert into common stock concurrent with the closing of an underwritten public offering of common stock under the Securities Act of 1933 in which the Company receives at least $10,000,000 in gross proceeds and the price per share is at least $4.00 (subject to adjustment for a recapitalization or certain other stock adjustments).

    The Series A, B, C and D preferred stockholders have voting rights equal to the common shares they would own upon conversion.

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

7. REDEEMABLE PREFERRED AND COMMON STOCK (CONTINUED)
COMMON STOCK

    The Company has issued 174,056 common shares to the founders, advisors and employees of the Company, of which certain shares are subject to repurchase rights which generally expire ratably over four years from the date of issuance. At December 31, 1996, there were 4,812 shares subject to repurchase.

    Included in the common shares outstanding at December 31, 1996 are 84,000 shares of founders common stock. Under a co-sale agreement, which was amended in April 1996, if any founder proposes to sell or transfer any shares of founders common stock, holders of Series A, B, C and D redeemable convertible preferred stock shall have the right to participate as a seller in such sale on the same terms and conditions offered to the founder.

    At December 31, 1996, the Company has reserved a total of 12,083,555 shares of common stock: 195,500 for issuance under the 1993 Stock Option Plan, 3,787,592 for issuance under the 1996 Stock Option Plan, 319,350, 3,254,796 and 4,526,317 for issuance upon conversion of the Series A, B and C preferred stock and warrants, respectively.

STOCK OPTION PLANS

    The 1993 Stock Option Plan was adopted in July 1993, with subsequent amendments in November 1993 and December 1994, and provides for the issuance of options for up to 208,000 shares of common stock to employees, consultants and directors.

    During 1996, the Company's board of directors approved the adoption of the 1996 Stock Option Plan with terms and conditions the same as those of the 1993 Stock Option Plan (collectively, the "Plans"). The 1996 Stock Option Plan provides for the issuance of options for up to 3,792,000 shares of common stock to employees, consultants and directors.

    Stock options granted under the Plans may be either incentive stock options or nonqualified stock options. Incentive stock options may be granted to employees with exercise prices of no less than the fair value and nonqualified options may be granted to employees, directors or consultants at exercise prices of no less than 85% of the fair value of the common stock on the grant date, as determined by the board of directors. If, at the time the Company grants an option, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall be at least 110% of the fair value and shall not be exercisable more than five years after the date of grant. The options expire no more than 10 years after the date of grant or earlier if employment or relationship as director or consultant is terminated. The board of directors shall determine the times during the term when the options may be exercised and the number of shares for which an option may be granted. Options may be granted with different vesting terms from time to time but will provide for vesting of at least 20% of the total number of shares subject to the option per year. The options may include provisions to exercise the option prior to full vesting. Any unvested shares so purchased shall be subject to repurchase by the Company at the original exercise price of the option. Such repurchase rights shall lapse at a minimum rate of 20% per year over five years from the date the option was granted.

    On August 9, 1996, the Company granted options under both the 1993 and 1996 plans to purchase 1,406,739 shares of the Company's common stock to founders, advisors and employees. These founders, advisors and employees held options granted prior to the issuance of the Company's Series C preferred

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

7. REDEEMABLE PREFERRED AND COMMON STOCK (CONTINUED) stock. The new options vest over the remaining vesting period of the original options. Generally, options vest over a four-year period.

    A summary of 1993 Stock Option Plan activity is as follows:


                                                                  OUTSTANDING STOCK OPTIONS
                                                   -------------------------------------------------------
                                                                                  WEIGHTED      AGGREGATE
                                                    NUMBER OF     EXERCISE         AVERAGE       PURCHASE
                                                     SHARES         PRICE      EXERCISE PRICE     PRICE
                                                   -----------  -------------  ---------------  ----------
  Options granted................................      14,642    $0.50-$1.00      $             $   10,071
  Options canceled...............................      (2,200)   0.50- 1.00                         (1,200)
                                                   -----------                                  ----------
Balance at December 31, 1993.....................      12,442    0.50- 1.00                          8,871
  Options exercised..............................      (1,000)   0.50- 1.00                           (875)
  Options granted................................     116,369    1.00- 1.30                        149,735
  Options canceled...............................        (150)      0.50                               (75)
                                                   -----------                                  ----------
Balance at December 31, 1994.....................     127,661    0.50- 1.30            1.23        157,656
  Options exercised..............................     (10,954)   0.50- 1.30            1.20        (13,171)
  Options granted................................      75,050       1.30               1.30         97,565
  Options canceled...............................     (70,605)   0.50- 1.30            1.30        (91,718)
                                                   -----------                                  ----------
Balance at December 31, 1995.....................     121,152    0.50- 1.30            1.24        150,332
  Options exercised..............................        (546)   0.15- 1.30            0.29           (160)
  Options granted................................      19,150    0.15- 1.30            0.68         12,993
  Options canceled...............................     (57,069)   0.15- 1.30            1.07        (61,237)
                                                   -----------                                  ----------
Balance at December 31, 1996.....................      82,687     0.50-1.30            1.23     $  101,928
                                                   -----------                                  ----------
                                                   -----------                                  ----------


A summary of 1996 Stock Option Plan activity is as follows:


                                                               OUTSTANDING STOCK OPTIONS
                                              ------------------------------------------------------------
                                                                                WEIGHTED        AGGREGATE
                                              NUMBER OF                          AVERAGE         PURCHASE
                                                SHARES    EXERCISE PRICE     EXERCISE PRICE       PRICE
                                              ----------  ---------------  -------------------  ----------
  Options granted...........................   2,726,495     $    0.15          $    0.15       $  408,974
  Options exercised.........................      (4,408)         0.15               0.15             (661)
  Options canceled..........................     (13,605)         0.15               0.15           (2,041)
                                              ----------                                        ----------
Balance at December 31, 1996................   2,708,482          0.15               0.15       $  406,272
                                              ----------                                        ----------
                                              ----------                                        ----------


    At December 31, 1996, outstanding options for 1,343,517 shares were exercisable at a weighted average price of $0.18. Shares of common stock available for future grants under the 1993 and 1996 Stock Option Plans are 112,813 and 1,079,110, respectively. The weighted average remaining contractual life of options outstanding at December 31, 1996 is 9.58 years.

    Pro forma information regarding net loss and net loss per share is required by SFAS 123, computed as if the Company had accounted for its employee stock options granted or otherwise modified subsequent to December 31, 1994 under the fair-value-based accounting method of that Statement. The value for these

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

7. REDEEMABLE PREFERRED AND COMMON STOCK (CONTINUED) options was estimated at the date of grant using the minimum-value method with the following weighted-average assumptions:

                                                                                  1995          1996
                                                                              ------------  ------------
Expected dividend yield.....................................................         0.00%         0.00%
Risk-free interest rate.....................................................         6.15%         6.29%
Expected life...............................................................    5.36 years    3.96 years

    The weighted average fair value of options granted in 1995 and 1996 was $0.35 and $0.03 per share, respectively.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The pro forma effect of applying SFAS 123 was not material to the Company's reported net loss or loss per share in 1995 or 1996. Because Statement 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1999.

WARRANTS

    In August 1993, in connection with a lease line, the Company issued a warrant that entitles the holder to purchase 17,850 shares of Series A preferred stock at an exercise price of $2.80 per share on or before August 31, 2003. In October 1994, in connection with the equipment loan agreement, the Company issued a warrant that entitles the holder to purchase 46,800 shares of Series B preferred stock at an exercise price of $2.50 per share on or before October 28, 2004. The warrants are subject to acceleration upon the occurrence of certain events. Both warrants were outstanding at December 31, 1996. The Company has reserved 17,850 shares of Series A preferred stock and 46,800 shares of Series B preferred stock for issuance under the stock warrants.

8. INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets for federal and state income taxes are as follows:

                                                                                1995           1996
                                                                            -------------  -------------
Deferred tax assets:
  Net operating loss carryforwards........................................  $     600,000  $   1,500,000
  Research credits........................................................        400,000        600,000
  Capitalized research and development costs..............................      2,900,000      4,700,000
                                                                            -------------  -------------
                                                                                3,900,000      6,800,000
Valuation allowance.......................................................     (3,900,000)    (6,800,000)
                                                                            -------------  -------------
                                                                            $    --        $    --
                                                                            -------------  -------------
                                                                            -------------  -------------

    Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, a valuation allowance, in an amount equal to the net deferred tax assets at December 31, 1995 and 1996 has been established to reflect these uncertainties. The change in the

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

8. INCOME TAXES (CONTINUED)
valuation allowance was a net increase of $1,200,000, $2,200,000 and $2,900,000 for the years ended 1994, 1995 and 1996, respectively.

    As of December 31, 1996, the Company had federal net operating loss carryforwards of approximately $3,800,000. The net operating loss carryforwards will expire at various dates through 2011, if not utilized. Utilization of the net operating losses may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

9. SUBSEQUENT EVENTS

    On February 14, 1997, the Company entered into an agreement and plan of reorganization with Progenitor, Inc. ("Progenitor") whereby Progenitor may purchase the Company through July 31, 1997. The acquisition will occur simultaneously with the completion of Progenitor's initial public offering ("IPO"). If the IPO is not completed, Progenitor is under no obligation to purchase Mercator. To support Mercator's research prior to the effective date, Mercator will receive up to $6.6 million in a convertible bridge promissory note from Progenitor of which $1.3 million (unaudited) had been received through March 31, 1997. The bridge note will bear interest at a fixed rate of 10% per annum and is payable on January 15, 1999 subject to earlier repayment on a change of control of the Company. The bridge note is convertible into Mercator's Series D preferred stock at the option of Progenitor under certain circumstances at a price of $1.34 per share. In order to provide funding to Progenitor for the bridge financing, Interneuron Pharmaceuticals, Inc. has agreed to provide Progenitor a line of credit of up to an aggregate maximum amount of $6.6 million.

    If the acquisition becomes effective as contemplated, the principal amount of Mercator's convertible notes payable as of December 31, 1996 of $1,500,000 will convert into Mercator Series D preferred stock at a price of $1.34 per share, and Mercator's preferred and common stockholders together with Mercator's outstanding options and warrant holders will receive approximately $22 million of Progenitor common stock or options or warrants to purchase Progenitor common stock (valued at a price per share equal to the price paid by the public in Progenitor's IPO). Alternatively, Progenitor has the option to consummate the acquisition through the payment of the purchase price in cash, or prior to the IPO date, in unregistered shares of Progenitor's capital stock or in shares of another public company on terms to be agreed upon between the parties. The replacement options and warrants to purchase Progenitor common stock will be subject to similar terms and conditions as were applicable to the original options and warrants. The $22 million purchase price will be allocated among the stockholders and outstanding option and warrant holders as follows: 15.9% to the common stockholders and holders of outstanding options; 14.75%, 39.07%, 23.46% and 6.82% to preferred Series A, B, C, and D stock and warrant holders, respectively. Based upon the number of outstanding shares, options and warrants as of December 31, 1996, and assuming the conversion of the convertible notes into 1,119,399 shares of Series D preferred stock, the consideration received per share by the stock, option and warrant holders would be as follows:

Common stock........................................................  $    1.16
Series A preferred stock............................................  $   10.16
Series B preferred stock............................................  $    2.64
Series C preferred stock............................................  $    1.14
Series D preferred stock............................................  $    1.34

                            MERCATOR GENETICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 AND PERTAINING
             TO THE THREE MONTHS ENDED MARCH 31, 1996 IS UNAUDITED)

9. SUBSEQUENT EVENTS (CONTINUED)
    If the purchase price is reduced due to breaches of representations, warranties or covenants or due to IPO and reorganization expenses exceeding limits specified in the agreement, the Series D stockholders will still receive $1.34 per share, the common stock and option holders will receive a minimum of 10% of the total purchase price or $0.60 per share based on an assumed total purchase price of $18 million (the actual percentage will be based on a calculation specified in the agreement) and the remainder will be allocated among the Series A, B, and C stock and warrant holders pro rata based upon the original investment amount for such series.

    In May 1997, the Company exercised its option to extend the lease of its existing facility for a 12-month term ending September 30, 1999 for $17,900 per month. In addition, the Company also exercised its option to expand its facility for a 23 month term starting November 1, 1997 to September 30, 1999 for approximately $8,500 per month.

                                   APPENDIX A
                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

    This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of February 14, 1997, is made by and among Progenitor, Inc., a Delaware corporation ("Progenitor"), MG Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Progenitor ("Reorganization Sub"), and Mercator Genetics, Inc., a Delaware corporation ("MGI"). An index of certain of the terms defined herein is contained in SECTION 11.1 hereof.

    The Board of Directors of each of Progenitor and MGI has determined that the acquisition of MGI by Progenitor is in the best interest of such company and its stockholders and presents an opportunity for the combined company to achieve long-term strategic and financial benefits, and accordingly each of Progenitor and MGI desires to enter into this Agreement and the Related Agreements (as defined below) to which it is to be a party and to effect the Reorganization (as defined below) upon the terms and subject to the conditions set forth herein, including delivery on the date hereof of the Pre-Closing Related Agreements (as defined below) and delivery prior to consummation of the Reorganization of all Closing Related Agreements (as defined below) to be entered into by parties other than Progenitor and MGI.

    Unless the purchase option provided by SECTION 3.13(a) hereof is elected, the parties hereto intend that the merger contemplated herein shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                               THE REORGANIZATION

    1.1. THE REORGANIZATION. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in SECTION 1.2 hereof), Reorganization Sub shall be merged with and into MGI, MGI shall be the surviving corporation (the "Surviving Corporation") and the separate existence of Reorganization Sub shall thereupon cease (the "Reorganization"). The Reorganization shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL").

    1.2. EFFECTIVE TIME OF THE REORGANIZATION. The Reorganization shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with SECTION 3.8 hereof upon satisfaction or waiver of the conditions set forth in ARTICLE VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate of Merger has been so filed.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    2.1. CERTIFICATE OF INCORPORATION. Effective at the Effective Time, the Certificate of Incorporation of MGI shall be amended to the maximum extent permissible in order to conform to the terms of the Certificate of Incorporation of Reorganization Sub (other than with respect to the name of the Surviving Corporation) and such amended Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL. The Certificate of Incorporation of Reorganization Sub complies with, and any amendment thereto shall comply with, the terms of SECTION 7.13 hereof.

    2.2. BYLAWS. The Bylaws of Reorganization Sub as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL. Such Bylaws comply with, and any amendment thereto shall comply with, the terms of SECTION 7.13 hereof.

    2.3.  DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

        (a) The directors of Reorganization Sub shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

        (b) The officers of Reorganization Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until removed or until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III
                              CONVERSION OF SHARES

    3.1. DISPOSITION OF REORGANIZATION SUB SHARES. At the Effective Time, by virtue of the Reorganization and without any action on the part of the holder thereof, the shares of Reorganization Sub common stock which shall be outstanding immediately prior to the Effective Time of the Reorganization shall be converted into a number of shares of common stock of the Surviving Corporation equal to the number of shares of common stock of Reorganization Sub then outstanding.

    3.2.  PURCHASE PRICE; EXCHANGE RATIOS.

        (a) At the Effective Time, by virtue of the Reorganization and without any action on the part of the holder thereof, and subject to SECTION 3.4 hereof, each share of capital stock ("MGI Capital Stock") of MGI (including shares of MGI Capital Stock issued upon the conversion of the Venture Capital Bridge Notes (as defined in SECTION 4.2(b) below) in accordance with
    SECTION 3.12 hereof) that is issued and outstanding immediately prior to the Effective Time (other than shares of MGI Capital Stock to be canceled pursuant to SECTION 3.2(e) and any Dissenting Shares (as defined in SECTION
    3.10 below)) shall be converted at the Effective Time into the right to receive, upon surrender of the certificate formerly representing such shares of MGI Capital Stock, that number of shares of the common stock of Progenitor ("Progenitor Common Stock") calculated in accordance with the Exchange Ratio (as defined below) for such class or series of MGI Capital Stock.

        (b) (i) The aggregate purchase price ("Purchase Price") for all shares of MGI Capital Stock and all options and warrants to purchase MGI Capital Stock (including shares issued upon conversion of the Venture Capital Bridge Notes in accordance with SECTION 3.12 hereof) shall be an amount equal to:
    (i) Twenty-Two Million Dollars ($22,000,000), less (ii) both (A) the total amount, if any, by which Total MGI Reorganization Expenses (as defined below) exceed Eight Hundred Thousand Dollars ($800,000) and (B) the total amount, if any, by which Total MGI IPO Expenses (as defined below) exceed Fifty Thousand Dollars ($50,000).

           (ii) The Purchase Price shall be subject to the Purchase Price Reduction (as defined in SECTION 3.4) as provided in ARTICLE X, and the Purchase Price after giving effect to any such Purchase Price Reduction is referred to as the "Adjusted Purchase Price." The Adjusted Purchase Price shall be paid by delivery of that number of shares of Progenitor Common Stock (the "Shares") equal to the Adjusted Purchase Price divided by the Market Value (as defined below). Any of such Shares relating to options or warrants to acquire MGI Capital Stock outstanding at the Effective Time and to be assumed by Progenitor in the Reorganization in accordance with SECTION 7.7 shall be reserved for issuance by Progenitor upon exercise of the assumed option or warrant.

           (iii) "Total MGI Reorganization Expenses" means all expenses incurred or paid by MGI, or which MGI shall be legally obligated to pay or reimburse, in connection with the Reorganization, including, without limitation, all legal and investment banking fees (excluding $75,000 in fees to be paid to Lehman Bros. in the form of shares of Common Stock of
       MGI) and costs, one-half of all accounting fees and costs, and all out-of-pocket costs incurred for photocopying, mailing, courier service, travel or government fees and filing service fees related to the Reorganization. Total MGI Reorganization Expenses shall not include any accounting fees and costs incurred by MGI as a result of complying with
       SECTION 7.11 hereof.

           (iv) "Total MGI IPO Expenses" means all expenses incurred or paid by MGI, or which MGI shall be legally obligated to pay or reimburse, in connection with the proposed initial public offering of Progenitor Common Stock (the "IPO"), including, without limitation, all legal and accounting fees and costs, and all out-of-pocket costs related to the IPO; provided, however, Total MGI IPO Expenses shall not include any such expenses that are requested by Progenitor, except (i) costs, fees and expenses of any accountants' comfort letter to be delivered to the underwriters for the IPO and of any audit by MGI's accountants of its financial statements, and (ii) costs, fees and expenses of MGI's patent counsel with respect to expertising portions of the IPO Registration Statement relating to MGI's intellectual property rights. Total MGI IPO Expenses shall not include any accounting fees and costs incurred by MGI as a result of complying with SECTION 7.11 hereof.

           (v) "Market Value" shall mean, with respect to Progenitor Common Stock, the per share price to the public for Progenitor Common Stock indicated on the final prospectus ("Prospectus") included in the registration statement (the "IPO Registration Statement") declared effective by the Securities and Exchange Commission ("SEC") relating to the IPO. In the event of a unit offering, the Market Value of Progenitor Common Stock shall be the portion of the price per share paid by the public attributable to the Progenitor Common Stock as indicated in the Prospectus. With respect to any Optional Public Equity (as defined in
       SECTION 3.13 below), "Market Value" shall have the meaning set forth in
       SECTION 3.13(b)(i), below.

           (vi) Prior to the Closing, MGI shall provide Progenitor with (A) final invoices by every law firm, investment banking firm and accounting firm that has provided services to or on behalf of MGI and its stockholders in connection with the Reorganization and the IPO; (B) final or estimated written statements for any other expenses related to the Reorganization and the IPO known to MGI and includable in Total MGI Reorganization Expenses and Total MGI IPO Expenses; and (C) a written representation by the President of MGI that the foregoing invoices and written statements constitute all of the expenses includable in Total MGI Reorganization Expenses and Total MGI IPO Expenses (each of which categories shall be separately identified).

        (c) The exchange ratio applicable to each class or series of MGI Capital Stock in the Reorganization ("Exchange Ratio") shall be calculated as follows:

           (i) COMMON STOCK. The Exchange Ratio for MGI common stock, par value $.0001 (the "MGI Common Stock"), shall be a fraction equal to (x) 15.90% of the Adjusted Purchase Price, divided by (y) the number of shares of MGI Common Stock plus all shares of MGI Common Stock subject to options outstanding at the Effective Time.

           (ii) SERIES A PREFERRED STOCK. The Exchange Ratio for MGI Series A Convertible Preferred Stock, par value $.0001 (the "MGI Series A Preferred Stock"), shall be a fraction equal to (x) 14.75% of the Adjusted Purchase Price, divided by (y) the number of shares of MGI Series A

       Preferred Stock plus the shares of MGI Series A Preferred Stock subject to the Phoenix Warrants (as defined in SECTION 4.2(b)) outstanding at the Effective Time.

           (iii) SERIES B PREFERRED STOCK. The Exchange Ratio for MGI Series B Convertible Preferred Stock, par value $.0001 (the "MGI Series B Preferred Stock"), shall be a fraction equal to (x) 39.07% of the Adjusted Purchase Price, divided by (y) the number of shares of MGI Series B Preferred Stock plus the shares of Series B Preferred Stock subject to the Phoenix Warrants (as defined in SECTION 4.2(b)) outstanding at the Effective Time.

           (iv) SERIES C PREFERRED STOCK. The Exchange Ratio for MGI Series C Convertible Preferred Stock, par value $.0001 (the "MGI Series C Preferred Stock"), shall be a fraction equal to (x) 23.46% of the Adjusted Purchase Price, divided by (y) the number of shares of MGI Series C Preferred Stock outstanding at the Effective Time.

           (v) SERIES D PREFERRED STOCK. The Exchange Ratio for MGI Series D Convertible Preferred Stock, par value $.0001 (the "MGI Series D Preferred Stock"), shall be a fraction equal to (x) 6.82% of the Adjusted Purchase Price, divided by (y) the number of shares of MGI Series D Preferred Stock outstanding at the Effective Time.

           (vi) Notwithstanding any other term of this SECTION 3.2(c), or any other term of this Agreement, a portion of the Progenitor Common Stock representing the Adjusted Purchase Price with a Market Value equal to the amount of any unresolved claims (together with a 10% margin) as contemplated by ARTICLE X and SECTION 3.4 hereof, if any, shall be held back in escrow pursuant to the terms hereof and of the Escrow Agreement (as defined below). Any portion of any Shares of Progenitor Common Stock subject to such escrow holdback will only be released from escrow and delivered to the holders of MGI Capital Stock or to holders of options or warrants to acquire MGI Capital Stock (upon exercise of such options or warrants) in accordance with such ARTICLE X.

           (vii) The Exchange Ratio and Per Share Consideration (as defined in
       SECTION 3.2(d) below) applicable pursuant to this SECTION 3.2 for each class of MGI Capital Stock shall be subject to adjustment in accordance with the formula set forth in EXHIBIT A.

        (d) At the Effective Time, by virtue of the Reorganization and without any action on the part of the holder thereof, all shares of MGI Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares of MGI Capital Stock (a "Certificate") shall thereafter represent the right to that number of shares of Progenitor Common Stock equal to the applicable Exchange Ratio multiplied by the number of shares represented by such Certificate (with respect to each such class of MGI Capital Stock, the "Per Share Consideration"); provided that a portion of the Per Share Consideration applicable to each class of MGI Capital Stock shall be held in escrow if and to the extent required by SECTION 3.2(c)(vi) and ARTICLE X hereof and will not be delivered to the holders of MGI Capital Stock or holders of options and warrants to acquire MGI Capital Stock (upon exercise of such options or warrants), and shall be subject to cancellation or return to Progenitor pursuant to ARTICLE X, unless and until released from escrow in accordance with ARTICLE X. Each Certificate representing MGI Capital Stock shall be exchanged for the Per Share Consideration upon the surrender of such Certificate in accordance with the provisions hereof.

        (e) At the Effective Time, by virtue of the Reorganization and without any action on the part of the holder thereof, each share of MGI Capital Stock held in the treasury of MGI and each share of MGI Capital Stock held by Progenitor or any subsidiary of Progenitor immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no shares of Progenitor Common Stock shall be issued in exchange therefor. All shares of Progenitor Common Stock owned by MGI shall become treasury stock of Progenitor.

        (f) The Purchase Price shall be subject to reduction prior to or at the Effective Time in an amount up to ten percent (10%) of the Purchase Price (the "Maximum Reduction") pursuant to the terms of ARTICLE X below. To the extent that all or any portion of claims for such indemnification shall remain unresolved or unliquidated prior to the Effective Time, shares of Progenitor Common Stock with a Market Value equal to the amount of any unresolved claims (together with a 10% margin) as contemplated by ARTICLE X and SECTION 3.4 hereof shall be subject to an escrow holdback pursuant to the terms of ARTICLE X hereof and of the Escrow Agreement; provided, however, that in no event shall the sum of any and all Purchase Price Reductions and the Escrow Consideration exceed the Maximum Reduction.

        (g) At the Effective Time, by virtue of the Reorganization and without any action on the part of the holder thereof, all options and warrants to purchase MGI Capital Stock then outstanding shall become options or warrants, as the case may be, to acquire Progenitor Common Stock in accordance with SECTION 7.7.

    3.3  EXCHANGE OF SHARES.

        (a) Prior to the Effective Time, Progenitor shall select, and enter into an agreement with, a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). Within a reasonable period of time after the Effective Time, Progenitor shall make available, and each holder of shares of MGI Capital Stock (other than Dissenting Shares as defined in SECTION 3.10) will be entitled to receive upon surrender to the Exchange Agent of one or more Certificates, the Per Share Consideration into which such shares of MGI Capital Stock are converted in the Reorganization (subject to the holdback of Shares of Progenitor Common Stock, if any, in accordance with ARTICLE X hereof).

        (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of MGI Capital Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Progenitor may reasonably specify that are not inconsistent with the terms of this Agreement) and instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Consideration which such holder has the right to receive in respect of the Certificate so surrendered pursuant to the provisions of this
    ARTICLE III (subject to the holdback of Shares of Progenitor Common Stock, if any, in accordance with ARTICLE X hereof).

        (c) In the event that any Certificate representing MGI Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate representing MGI Capital Stock to be lost, stolen or destroyed, Progenitor will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the Per Share Consideration into which the shares of MGI Capital Stock represented by the Certificate are converted in the Reorganization in accordance with this ARTICLE III. When authorizing such issuance in exchange therefor, Progenitor may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Progenitor a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against Progenitor with respect to the Certificate alleged to have been lost, stolen or destroyed.

        (d) Notwithstanding anything else herein, Progenitor shall not be required to deliver to any person otherwise entitled to receive Shares in exchange for Certificates representing MGI Capital Stock or pursuant to options or warrants to purchase MGI Capital Stock unless and until such person shall have delivered to Progenitor a duly and validly executed Investment Agreement (as defined in SECTION 7.14 below).

    3.4  ESCROW.

        (a) In the event that Progenitor shall have asserted claims with respect to an adjustment of the Purchase Price under ARTICLE X, any portion of such claims that is resolved prior to the Effective Time shall cause a reduction (the "Purchase Price Reduction") of the Purchase Price (provided that (i) such reduction, if any, shall in no event exceed in the aggregate the Maximum Reduction and (ii) no such reduction shall be made unless it exceeds the Threshold Amount) and any portion of such claims that is not resolved prior to the Effective Time (whether because the related claims remain unliquidated or otherwise) shall require the deposit of Progenitor Common Stock with an escrow agent (the "Escrow Agent") pursuant to an Escrow Agreement in substantially the form of EXHIBIT B (the "Escrow Agreement") to secure such unresolved claims pursuant to ARTICLE X. Shares of Progenitor Common Stock (or cash or other securities in the case of an acquisition of MGI for which cash or such other securities constitutes the Purchase Price) with a Market Value equal to one hundred and ten percent (110%) of the amount of any such unresolved claims (the "Escrow Consideration") will be deposited with the Escrow Agent; provided however, that (i) the Market Value of such Shares may not exceed the Maximum Reduction (less all Purchase Price Reductions applicable under SECTION 3.2(f)), and (ii) no Shares (or other consideration) shall be deposited in escrow unless the aggregate amount of any Purchase Price Reduction (or any claims resolved prior to the Effective Time, in the event there is no Purchase Price Reduction) and the unresolved claims exceeds the Threshold Amount (as defined in SECTION 10.1 below). The Shares to be held in escrow shall be determined on an individual recipient basis, pro rata according to such person's allocable portion of the Adjusted Purchase Price.

        (b) If the Purchase Price is paid in Shares, Progenitor will include on its balance sheet as issued and outstanding such Shares and treat the MGI stockholders as the owners of all Escrow Consideration (other than Escrow Consideration to be issued to MGI optionholders and warrantholders upon the exercise of their options or warrants, which will be reserved for their benefit) to be held by the Escrow Agent unless and until any of such Escrow Consideration is used in satisfaction of an obligation pursuant to ARTICLE
    X. With respect to any dividend paid by Progenitor to its stockholders while any Shares or other securities are held by the Escrow Agent, Progenitor shall file a Form 1099 for each person who has Shares held by the Escrow Agent at the time the dividend is paid reporting that person's dividend amount.

    3.5  DIVIDENDS; TRANSFER TAXES.  In the event the Purchase Price is paid in
Shares: (a) no dividends that are declared after the Effective Time will be paid to persons entitled to receive Progenitor Common Stock until such persons surrender their Certificates; (b) upon such surrender, there shall be paid to the person in whose name the certificates representing such securities shall be issued, any dividends which shall have become payable with respect to such securities between the Effective Time and the time of such surrender; (c) in no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends; and (d) if any certificates for any securities are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such securities in a name other than that of the registered holder of the Certificate surrendered, or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of MGI Capital Stock for any Per Share Consideration, or dividends on the Per Share Consideration or, in accordance with SECTION 3.6 hereof, the cash payment for fractional interests, delivered to a public official pursuant to applicable escheat laws following the passage of time specified therein.

    3.6 NO FRACTIONAL SHARES. No fractional shares of Progenitor Common Stock shall be issued pursuant to the Reorganization (including, without limitation, with respect to any shares to be delivered to or from escrow pursuant to ARTICLE X hereof). In lieu of the issuance of any such fractional shares pursuant to
SECTION 3.2, cash adjustments will be paid to holders in respect of any fractional share that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a share of Progenitor Common Stock multiplied by the Market Value thereof.

    3.7 CLOSING OF MGI TRANSFER BOOKS. At the Effective Time, the stock transfer books of MGI shall be closed and no transfer of shares of MGI Capital Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Per Share Consideration in accordance with the terms hereof. At and after the Effective Time, the holders of shares of MGI Capital Stock to be exchanged for the Per Share Consideration pursuant to this Agreement shall cease to have any rights as stockholders of MGI, except for the right to surrender such Certificates in exchange for the Per Share Consideration as provided hereunder or such dissenters' rights as are provided under applicable law.

    3.8 CLOSING. Unless this Agreement shall have been terminated, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105 simultaneously with the closing of Progenitor's IPO or such other date prior to the Agreement Deadline (as defined in SECTION 9.1(b) below) as the parties may agree upon in the event that there is no IPO (the "Closing Date").

        (a) At the Closing, MGI shall deliver to Progenitor (in addition to any other items contemplated by the terms of this Agreement or the Related Agreements to be delivered by MGI at the Closing) the following:

             (i) RESOLUTIONS. Copies of resolutions of the Board of Directors of MGI certified by a Secretary, Assistant Secretary, or other appropriate officer of MGI, authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is or is to be a party and the transactions contemplated hereby and thereby and copies of resolutions of the meeting of Stockholders of MGI (or written consent in lieu thereof), certified by a Secretary, Assistant Secretary or other appropriate officer of MGI, authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is or is to be a party and the transactions contemplated hereby and thereby (including without limitation approval of parachute payments, if any, as contemplated by SECTION 7.27), together with a certificate of the Secretary of MGI as to the number of Dissenting Shares.

             (ii) RESIGNATIONS. Resignations of all officers and directors of MGI from their positions as such, in each case effective as of the Effective Time.

            (iii) GOOD STANDING. Good Standing certificates for the States of California and Delaware.

            (iv) AMENDMENT OF CERTIFICATE OF INCORPORATION. Copy of Certificate of Amendment to Certificate of Incorporation of MGI, certified by the Secretary of State of the State of Delaware, providing for amendment of MGI's Certificate of Incorporation as contemplated by
       SECTION 3.14.

             (v) EXERCISES AND CONVERSIONS. Evidence of the submission for conversion of each of the Venture Capital Bridge Notes, as contemplated by SECTION 3.12, and of the exercise of all warrants to purchase MGI Capital Stock, as contemplated by SECTION 7.21.

            (vi)  COMFORT LETTER.  Any comfort letter or update called for by
       SECTION 6.4.

            (vii)  AFFILIATE AGREEMENTS.  Any Affiliate Agreements called for by
       SECTION 6.6.

            (viii) INVESTMENT AGREEMENTS. If the Adjusted Purchase Price is to be paid in Shares, the Investment Agreements contemplated by SECTION 7.14.

             (ix)  EMPLOYMENT AGREEMENT.  The Employment Agreement called for by
       SECTION 7.15.

             (x) CERTAIN RIGHTS. Evidence of the termination or resolution of those rights, if any, described in Section 7.16.

             (xi) ESCROW AGREEMENT. The executed Escrow Agreement called for by SECTION 7.17.

            (xii) CONSENTS. All consents received on the part of MGI in connection with this Agreement and the Related Agreements, as contemplated by SECTION 7.18.

            (xiii) INTELLECTUAL PROPERTY ASSIGNMENTS. Any assignments called for by SECTION 7.19, if applicable.

            (xiv) NON-SOLICITATION AGREEMENTS. The Non-Solicitation Agreements called for by SECTION 7.26.

            (xv) ADVISOR AGREEMENTS. Any advisor and scientist agreements executed pursuant to SECTION 7.28.

            (xvi) OFFICER'S CERTIFICATE. A certificate of the President or a Vice President of MGI as to the satisfaction of the condition in SECTION 8.3(a).

            (xvii) OPINION OF COUNSEL. If the Adjusted Purchase Price is to be paid in Shares, opinions of Wilson, Sonsini, Goodrich & Rosati and Morrison & Foerster LLP, as called for in SECTIONS 8.2(b) and 8.3(b), and, regardless of the means of payment of the Adjusted Purchase Price, the opinion of Wilson, Sonsini, Goodrich & Rosati, as called for in
       SECTION 8.3(b).

           (xviii) CONDITIONS PRECEDENT. Evidence reasonably satisfactory to Progenitor that all conditions to Progenitor's obligations hereunder have been satisfied in all material respects.

    The foregoing delivery requirements are solely in connection with the Closing and are not to be deemed covenants under this Agreement for any purpose, unless, and only to the extent, otherwise explicitly specified herein.

        (b) At the Closing, Progenitor shall deliver to MGI (in addition to any other items contemplated by the terms of this Agreement or the Related Agreements to be delivered by Progenitor at the Closing) the following:

           (i) RESOLUTIONS. Copies of resolutions of Progenitor and Reorganization Sub certified by a Secretary, Assistant Secretary, or other appropriate officer of Progenitor and Reorganization Sub, as applicable, authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which Progenitor is or will be a party and the transactions contemplated hereby or thereby.

           (ii) OPINIONS OF COUNSEL. If the Adjusted Purchase Price is paid in Shares, opinions of Morrison & Foerster LLP and Wilson, Sonsini, Goodrich & Rosati as called for in SECTIONS 8.2(b) and 8.3(b), and, regardless of the means of payment of the Adjusted Purchase Price, the opinions of Morrison & Foerster LLP, as called for in SECTION 8.2(b).

           (iii) CONDITIONS PRECEDENT. Evidence reasonably satisfactory to MGI that all conditions to MGI's obligations hereunder have been satisfied in all material respects.

           (iv) OFFICER'S CERTIFICATE. A certificate of the President or a Vice President of Progenitor as to the satisfaction of the condition in
       SECTION 8.2(a).

           (v) CLAIMS CERTIFICATE. A certificate setting forth any and all claims under ARTICLE X hereof, showing the amount of any claims previously agreed between MGI and Progenitor and the amount of any unresolved claims.

    The foregoing delivery requirements are solely in connection with the Closing and are not to be deemed covenants under this Agreement for any purpose, unless, and only to the extent, otherwise explicitly specified herein.

    3.9 SUPPLEMENTARY ACTION. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of MGI, or otherwise to carry out the provisions of this Agreement or the Related Agreements, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of MGI in the name of and on behalf of MGI to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement and the Related Agreements.

    3.10  DISSENTING SHARES.

        (a) If holders of MGI Capital Stock are entitled to dissent from the Reorganization and demand appraisal of any such MGI Capital Stock under applicable law (each person electing to exercise such rights, a "Dissenting Holder"), any shares of MGI Capital Stock held by a Dissenting Holder as to which appraisal has been so demanded ("Dissenting Shares") shall not be converted as described in SECTION 3.2, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due such Dissenting Holder pursuant to applicable law; provided, however, that each share of MGI Capital Stock held by a Dissenting Holder who shall, after the Effective Time, withdraw its demand for appraisal or lose its rights of appraisal with respect to such shares of MGI Capital Stock, in either case pursuant to applicable law, shall not be deemed a Dissenting Share, but shall be deemed to be converted, as of the Effective Time, into the right to receive the Per Share Consideration.

        (b) MGI shall use commercially reasonable efforts, in consultation with Progenitor, to assure that there are no Dissenting Shares, subject to the provisions of this clause (b). In addition, MGI shall give Progenitor (i) prompt notice of any written demands for appraisal of any shares of MGI Capital Stock, withdrawals of such demands or failures to perfect appraisal rights resulting in a loss of such rights, and any other instruments received by MGI which relate to any such demand for appraisal, and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands or potential demands for appraisal. MGI shall not voluntarily make any payment with respect to any demands or potential demands for appraisal of MGI Capital Stock or offer to settle or settle any such demands or potential demands. Progenitor shall be responsible for any settlement of claims with respect to any Dissenting Shares, which settlements may be paid in cash, Progenitor Common Stock or such other consideration as Progenitor may determine.

        (c) Notwithstanding any other provision of this Agreement to the contrary, the Per Share Consideration applicable to each class of MGI Capital Stock, and all other payments required to be made under this Agreement based upon the Purchase Price hereunder, will be calculated based on the number of outstanding shares including the Dissenting Shares, but Progenitor shall have no obligation to deliver any Progenitor Common Stock in respect of Dissenting Shares.

    3.11  REGISTRATION STATEMENT.

        (a) Unless Progenitor shall have elected to cease pursuit of or postpone the IPO pursuant to SECTION 6.12, Progenitor shall prepare and file with the SEC a Registration Statement on Form S-4 (the "S-4 Registration Statement") and use commercially reasonable efforts to have the S-4 Registration Statement declared effective. Progenitor shall also use commercially reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Progenitor Common Stock pursuant hereto. MGI shall furnish Progenitor with all information concerning MGI and the holders of its capital stock and shall take such other action as

    Progenitor may reasonably request in connection with such S-4 Registration Statement and issuance of shares of Progenitor Common Stock, including causing to be prepared and provided to Progenitor such financial statements of MGI as may be reasonably requested by Progenitor. Whenever any event occurs which may reasonably be required to be set forth in an amendment to the S-4 Registration Statement or any filing required to be made with the SEC, MGI shall promptly inform Progenitor and shall cooperate in filing with the SEC such amendment.

        (b) In the event Progenitor completes the IPO but is not able to register the issuance of the shares of Progenitor Common Stock to be issued pursuant to this Agreement, in whole or in part, for any reason not within Progenitor's ability to control after using its commercially reasonable efforts as required pursuant to paragraph (a), notwithstanding Progenitor's commercially reasonable efforts, MGI's obligation to consummate the Reorganization will not be diminished and all shares the issuance of which is not registered will instead be issued to the stockholders of MGI in a private placement or in such other transaction as may be available pursuant to an exemption from the registration requirements of the Securities Act. In such event, MGI shall use commercially reasonable efforts to cooperate in all respects with any required filings or other actions that are necessary to assure the availability of such an exemption from registration, and MGI shall use commercially reasonable efforts to have the stockholders of MGI provide and execute any investment representations or other agreements reasonably required with respect thereto. Further, in such event, Progenitor will execute a Registration Rights Agreement on behalf of each such stockholder, as contemplated by SECTION 7.25 hereof.

    3.12  CONVERSION OF VENTURE CAPITAL BRIDGE NOTES.

        (a) Prior to the Effective Time, the holders of the Venture Capital Bridge Notes shall submit such notes to MGI for conversion effective immediately prior to the Effective Time into that number of shares of MGI Series D Preferred Stock with a value equal to the face amount of such Venture Capital Bridge Notes (without any 150% premium, interest or other additional amount) with such shares of MGI Series D Preferred Stock being valued at $1.34 per share.

        (b) Notwithstanding anything herein to the contrary, any conversion of the Venture Capital Bridge Notes will be done in such a way that either (i) no vote of the holders of the resulting MGI Capital Stock with respect to the Reorganization and the other transactions contemplated hereby and by the Related Agreements is required or (ii) any such vote of each holder that may be required shall have been obtained in favor of the Reorganization and such other transactions prior to the Effective Time.

    3.13  PURCHASE OPTIONS.

        (a) Notwithstanding any other provision of this Agreement or the Related Agreements to the contrary, Progenitor shall have the option at any time to acquire MGI by paying the Adjusted Purchase Price in cash and all references in this Agreement and the Related Agreements to terms and conditions applicable to the payment of the Adjusted Purchase Price with shares of Progenitor Common Stock shall be deemed modified or amended in order to permit the consummation of such acquisition by means of a cash payment for all outstanding MGI Capital Stock (including any outstanding warrants or options) based upon the Adjusted Purchase Price set forth in this Agreement. In the event that Progenitor elects to acquire MGI by payment of cash:

            (i) the parties shall complete a reverse triangular merger in which the Per Share Consideration applicable to each class of MGI Capital Stock under this Agreement shall be paid in cash;

            (ii) options (both vested and unvested) and warrants to acquire MGI Capital Stock shall be "cashed out" at the applicable Per Share Consideration for the underlying capital stock net of any exercise price for such options or warrants; and

           (iii) terms and conditions of this Agreement that would not be applicable in such a cash-out merger, such as the requirement for the delivery of opinions of tax counsel, shall not be applicable.

        (b) In the event that Progenitor elects not to consummate the IPO prior to the applicable Agreement Deadline, Progenitor shall also have the option prior to such deadline to consummate the acquisition of MGI by payment of the Adjusted Purchase Price hereunder with either (A) unregistered shares of Progenitor's capital stock, or (B) public equity securities mutually acceptable to Progenitor and MGI ("Optional Public Equity").

            (i) If Progenitor elects to acquire MGI using Optional Public Equity, the terms and conditions of this Agreement shall remain applicable to the maximum extent practicable to the reorganization by which such Optional Public Equity is issued including the Per Share Consideration applicable to such shares of MGI Capital Stock, the substitution of warrants and options to acquire the Optional Public Equity in lieu of MGI Capital Stock and the other related obligations provided for in this Agreement concerning the registration with the SEC of the issuance of such Optional Public Equity. Without limiting the generality of the foregoing, MGI shall be required to seek stockholder approval of a Reorganization involving Optional Public Equity to the same extent and in the same manner as it is required to seek stockholder approval of a Reorganization involving Shares of Progenitor Common Stock, and Progenitor will be required to register such Optional Public Equity upon issuance. In addition, in such event, MGI will receive representations and warranties from the issuer of such Optional Public Equity that are substantially similar to those representations and warranties given by Progenitor in this Agreement. The Market Value of the Optional Public Equity shall be the average closing price thereof for the twenty (20) trading days ending two days prior to the Closing. It shall be a condition to the obligation of MGI and Progenitor to effect the reorganization using Optional Public Equity that MGI and Progenitor shall have received opinions of their respective counsel under SECTIONS 8.2(b) and 8.3(b) hereof that the reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that the issuer of the Optional Public Equity and MGI will each be a party to the reorganization within the meaning of
       Section 368(b) of the Code.

           (ii) If Progenitor elects to acquire MGI using unregistered shares of Progenitor's capital stock, (A) such substitution of consideration shall be subject to terms and conditions to be agreed upon by Progenitor and MGI regarding the Progenitor capital stock to be issued and the method for determining the Market Value thereof and (B) Progenitor will execute a Registration Rights Agreement on behalf of each MGI stockholder as contemplated by SECTION 7.25 hereof. All other terms and conditions of this Agreement including the Adjusted Purchase Price shall remain applicable to such acquisition to the maximum extent practicable, except those which by their terms are inapplicable such as provisions relating to the IPO.

        (c) Any form of consideration used to pay the Adjusted Purchase Price shall be subject to the terms and conditions of this Agreement and the Related Agreements, including, without limitation, the escrow provisions of
    ARTICLE X of this Agreement.

    3.14 AMENDMENT OF CERTIFICATE OF INCORPORATION. MGI shall use commercially reasonable efforts to cause its Certificate of Incorporation to be amended effective prior to the Effective Time, such that (i) Section IV.C of MGI's Certificate of Incorporation shall not apply to the Reorganization and the amount to which any shares of MGI Capital Stock will be entitled in the Reorganization will be the amounts provided in this Agreement, and (ii) MGI's Series D Preferred Stock will not be entitled to vote with respect to the Reorganization or any of the other transactions contemplated by this Agreement or the Related Agreements. In furtherance of the foregoing, MGI will use commercially reasonable efforts to obtain all requisite Board and stockholder approvals, make all required filings with the Delaware Secretary of State and take all other actions necessary for such amended Certificate of Incorporation to be effective at such time.

    3.15 MGI WAIVER AND CONSENT. MGI hereby waives all rights of first refusal and all other rights to acquire any securities to be sold or otherwise transferred by any stockholder of MGI in connection with the Reorganization and the other transactions contemplated by the Reorganization Agreement and the Related Agreements, including without limitation any such rights as may be applicable under the Bylaws of MGI.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF MGI

    Except as set forth in the disclosure schedule delivered to Progenitor at or prior to the execution of this Agreement ("MGI Disclosure Schedule"), MGI represents and warrants to Progenitor and Reorganization Sub as follows:

    4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. MGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. MGI is duly qualified to transact business and is in good standing in California and each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

    4.2  CAPITALIZATION AND VOTING RIGHTS.

        (a) The authorized capital stock of MGI as of the date of this Agreement consists of:

            (i) PREFERRED STOCK. 320,000 shares designated Series A Preferred Stock, 3,254,800 shares designated Series B Preferred Stock, 4,526,317 shares designated Series C Preferred Stock, and 12,373,134 shares designated Series D Preferred Stock, (collectively, the "MGI Preferred Stock"). 301,500 shares of MGI Series A Preferred Stock, 3,207,996 shares of MGI Series B Preferred Stock, 4,526,317 shares of MGI Series C Preferred Stock and no shares of MGI Series D Preferred Stock are outstanding. The rights, privileges and preferences of the MGI Preferred Stock are as stated in MGI's Certificate of Incorporation, as amended to date; and

           (ii) COMMON STOCK. 27,000,000 shares of the MGI Common Stock, of which 237,614 shares are issued and outstanding.

        (b) In addition, as of the date of this Agreement: except as set forth in SECTION 4.2(b) of the MGI Disclosure Schedule, (i) there are 4,000,000 shares of the MGI Common Stock reserved for issuance under MGI's stock option plans, under which options to purchase 2,782,879 shares of MGI Common Stock are outstanding and unexercised; (ii) MGI has outstanding warrants to purchase 17,850 shares of MGI Series A Preferred Stock at $2.80 per share and 46,800 shares of MGI Series B Preferred Stock at $2.50 per share (in each case, giving full effect to all anti-dilution adjustments that have occurred prior to the date hereof or that occur with respect to the Reorganization and other transactions contemplated hereby and by the Related Agreements) (collectively, the "Phoenix Warrants"); (iii) MGI has outstanding notes totaling $1,499,999.99 convertible into debt or preferred stock of MGI at one hundred fifty percent (150%) of the value of such notes (collectively, the "Venture Capital Bridge Notes"); (iv) there is not (A) any subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of MGI, (B) any commitment of MGI to issue any subscription, warrant, option, convertible security or other such right to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of MGI, or (C) any obligation of MGI (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and (v) no person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of MGI.

        (c) MGI owns no subsidiaries.

    4.3 AUTHORIZATION. MGI has full right, authority and power to enter into this Agreement and the Related Agreements and subject to approval of the stockholders of MGI, all corporate action on the part of MGI and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Related Agreements and the performance of all obligations of MGI hereunder has been taken and this Agreement and the Related Agreements constitute valid and legally binding obligations of MGI enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the enforceability of the indemnification provisions contained in this Agreement and the Related Agreements may be limited by applicable laws.

    4.4 VALID ISSUANCE OF STOCK. The outstanding MGI Capital Stock (a) is duly and validly issued, fully paid, and nonassessable, (b) is not subject to preemptive or any other similar rights of the stockholders of MGI or others, (c) is free of all restrictions on transfer other than restrictions on transfer imposed under this Agreement and the Related Agreements and under applicable state and federal securities laws, and (d) was issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. SECTION 4.4 of the MGI Disclosure Schedule contains a complete list of the name, and number and class of shares of MGI Capital Stock held by each stockholder of MGI.

    4.5 GOVERNMENTAL CONSENTS. Except for the filing and recordation of a Certificate of Merger as required by the DGCL, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of MGI is required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, except for such filings as may be required to be made pursuant to applicable federal or state securities laws or with any stock exchange (or the Nasdaq National Market or other quotation system of the National Association of Securities Dealers, Inc.) on which the Progenitor Common Stock may be listed.

    4.6 LITIGATION. There is no action, suit, proceeding or, to the knowledge of MGI, investigation pending or threatened against MGI as of the date of this Agreement that questions the validity of this Agreement or the Related Agreements, or the right of MGI to enter into such Agreement or such Related Agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, nor is MGI aware that there is any basis for the foregoing. MGI is not as of the date of this Agreement a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

    4.7 COMPLIANCE WITH OTHER INSTRUMENTS. MGI is not as of the date of this Agreement in violation or default of any provision of its Certificate of Incorporation or Bylaws (each as amended to date), or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of MGI's knowledge as of the date of this Agreement, of any provision of any federal or state statute, rule or regulation applicable to MGI, which violation or default would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of its Certificate of Incorporation or Bylaws or any other such material violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of MGI or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to MGI, its business or operations or any of its assets or properties. There is no such violation or default as of the date of this Agreement which, with the passage of time or giving of notice or both, would constitute a violation or default that would have a Material Adverse Effect.

    4.8 CORPORATE DOCUMENTS. The Certificate of Incorporation and Bylaws of MGI in effect as of the date of this Agreement are in the form attached hereto as SECTION 4.8 of the MGI Disclosure Schedule.

    4.9 REPORTS AND FINANCIAL STATEMENTS. MGI has furnished or, in the case of the period ended December 31, 1996 will have furnished prior to Closing, to Progenitor MGI's financial statements (consolidated balance sheets, consolidated statements of income, consolidated statements of stockholders' equity and consolidated statements of cash flows) at and for each of the twelve-month periods ended December 31, 1992, December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996 (collectively, the "MGI Financial Statements") and all schedules, work papers, valuation reports and other supporting information pertaining to such Financial Statements. The MGI Financial Statements have been audited by Ernst & Young, LLP, MGI's independent accountants. Each of the balance sheets (including the related notes) included in the MGI Financial Statements fairly presents, or will present, the financial position of MGI as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present, or will present, the results of operations and cash flows of MGI for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved.

    4.10  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1996, MGI:
(a) has not taken any of the actions prohibited in SECTION 6.1 or SECTION 6.2 hereof; (b) has not suffered any change, or any event involving a prospective change, in its business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect; and (c) subsequent to the date hereof, except as permitted by
SECTION 6.1 or SECTION 6.2 hereof, will not conduct its business and operations other than in the ordinary course of business and consistent with past practices.

    4.11 INFORMATION IN REGISTRATION STATEMENTS AND INFORMATION STATEMENT. The information provided in writing by and relating to MGI to be contained in (a) the IPO Registration Statement, (b) the S-4 Registration Statement or, if applicable in accordance with SECTION 7.4 hereof, the Private Placement Memorandum (as defined in SECTION 7.4(b)), and (c) the information statement (the "Information Statement") to be distributed in connection with MGI's solicitation of stockholder votes upon this Agreement and the Related Agreements (or solicitation of proxies for a meeting) and related matters will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    4.12  CONTRACTS.

        (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, whether written or oral, to which MGI is a party that relates to or affects the assets or operations of MGI, or to which MGI or its respective assets or operations may be bound or subject (the "Contracts") is listed in SECTION 4.12(a) of the MGI Disclosure Schedule. Each of the Contracts is a valid and binding obligation of MGI and is in full force and effect with respect to MGI and, to the best knowledge of MGI, with respect to all other parties thereto. Except to the extent that the consummation of the transactions contemplated by this Agreement or the Related Agreements may require the consent of third parties, to the knowledge of MGI, there are no existing defaults by MGI under the Contracts or, to the knowledge of MGI, by any other party thereto, and, to the knowledge of MGI, no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time, the declaration of default or other similar event) would constitute a default by MGI thereunder. SECTION 4.12(a) of the MGI Disclosure Schedule lists all consents of third parties required for the consummation of the transactions contemplated by this Agreement or the Related Agreements.

        (b) MGI is not a party to any oral or written (i) consulting agreement,
    (ii) joint venture, (iii) noncompetition or similar agreement that restricts MGI from engaging in a line of business, (iv) agreement with any executive officer or other employee of MGI the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving MGI of the nature contemplated by this Agreement or the Related Agreements, or (v) agreement with respect to any officer of MGI providing any compensation guaranty. MGI has no agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Related Agreements or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Related Agreements.

        (c) As of the date of this Agreement, MGI has no agreements or arrangements to sell or otherwise dispose of, or lease, acquire or otherwise invest in, any property, lines of business or other assets other than the transactions contemplated by this Agreement. Prior to and at the Effective Time, MGI will have no agreements or arrangements to sell or otherwise dispose of, or lease, acquire or otherwise invest in, any property, lines of business or other assets other than (i) the transactions contemplated by this Agreement, and (ii) transactions or agreements made in accordance with
    SECTION 6.1 hereof.

    4.13  EMPLOYEE BENEFIT PLANS.

        (a) SECTION 4.13(a) of the MGI Disclosure Schedule sets forth a true and complete list of each written or oral employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), policy or agreement (including, without limitation, any employment agreement or severance agreement) that is maintained (all of the foregoing, the "MGI Plans"), or is or was contributed to by MGI or pursuant to which MGI is still potentially liable for payments, benefits or claims. A copy of each MGI Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each MGI Plan have heretofore been delivered to Progenitor or its counsel. Neither MGI nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with MGI would be deemed a "single employer" within the meaning of Section 4001 of ERISA, has maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA ("Multiemployer Plan")) during the six calendar years preceding the date of this Agreement.

        (b) Each MGI Plan which is an "employee benefit plan," as defined in
    Section 3(3) of ERISA, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to MGI Plans, including but not limited to ERISA and the Code.

        (c) All reports, forms and other Reports required to be filed with any government entity with respect to any MGI Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate.

        (d) Each MGI Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify after January 1, 1985, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under
    Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the MGI Plan and its related trust. MGI and each ERISA Affiliate of MGI have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such MGI Plan and its related trust under Section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and
    Section 501 of the Code.

        (e) All contributions or other amounts payable by MGI as of the Effective Time with respect to each MGI Plan and in respect of current or prior plan years have been or will be (prior to the Effective Time) either paid or accrued on the Financial Statements of MGI in accordance with past practice and the recommended contribution in any actuarial report.

        (f) No MGI Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) continuation group health coverage pursuant to Section 4980B of the Code, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits with respect to which there is an accrual of liability on the books of MGI or its ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

        (g) All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to MGI Plans for plan years ending on or before the date hereof.

        (h) No MGI Plan subject to Title IV of ERISA, and no employee benefit plan maintained by an ERISA Affiliate of MGI and subject to Title IV of ERISA, has benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of such plan or has been completely or partially terminated.

        (i) With respect to each MGI Plan:

            (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

            (ii) no reportable event (as defined in Section 4043 of ERISA) has occurred as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation;

           (iii) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending or, to the knowledge of MGI, threatened or imminent against or with respect to MGI Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the MGI Plan; and

            (iv) neither MGI nor any fiduciary has any knowledge of any facts which could give rise to any such action or claim.

        (j) Neither MGI nor any ERISA Affiliate of MGI has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (iv) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, (vi) to a fine under Section 502 of ERISA, or (vii) for any transaction within the meaning of Section 4069 of ERISA.

        (k) MGI has not incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA, and no liabilities exist with respect to withdrawals from any Multiemployer Plans which could subject MGI to any controlled group liability under Section 4001(b) of ERISA.

        (l) All of the MGI Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in
    Section 4980B of the Code and Section 601 through 608 of ERISA.

    4.14 TAX MATTERS. MGI makes the following representations and warranties with respect to tax matters.

        (a) DEFINITIONS. For purposes of this SECTION 4.14 and SECTION 5.12, the following definitions shall apply:

            (i) The term "MGI Group" shall mean, individually and collectively,
       (A) MGI and (B) any individual, trust, corporation, partnership or any other entity as to which MGI is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.

            (ii) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the MGI Group is required to pay, withhold or collect.

           (iii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

           (b) RETURNS FILED AND TAXES PAID. (i) All Returns required to be filed by or on behalf of members of the MGI Group have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and (iii) no other Taxes are payable by the MGI Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. Each member of the MGI Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of any member of the MGI Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the MGI Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

           (c) TAX RESERVES. The amount of the MGI Group's liability for unpaid Taxes for all periods ending on or before December 31, 1996 does not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the consolidated balance sheet of MGI for the period ending December 31, 1996, and the amount of the MGI Group's liability for unpaid Taxes for all periods ending on or before the Effective Time shall not in the aggregate materially exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the consolidated balance sheet of MGI for the period ending December 31, 1996, plus additions thereto accrued through the Effective Time that are consistent with past practices and in the ordinary course of business.

           (d) TAX SHARING AGREEMENTS. MGI is not (nor has it ever been) a party to any tax sharing agreement.

           (e) TAX ELECTIONS AND SPECIAL TAX STATUS. No member of the MGI Group is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Progenitor is not required to withhold tax on the conversion of MGI Capital Stock pursuant to this Agreement by reason of Section 1445 of the Code. No member of the MGI Group is a "consenting corporation" under Section 341(f) of the Code. No member of the MGI Group has participated in an international boycott as defined in Section 999 of the Code. No member of the MGI Group has agreed, or is required to make, any adjustment under
       Section 481(a) of the Code by reason of a change in accounting method or otherwise. No member of the MGI Group has a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country, and no member of the MGI Group is a party to any joint venture, partnership, or other agreement, contract, or arrangement (either in writing or verbally, formally or informally) which could be treated as a partnership for federal income tax purposes.

           (f) EXCESS PARACHUTE PAYMENT. No member of the MGI Group is a party to any agreement, contract or arrangement (either in writing or verbally, formally or informally) that, considered individually or collectively with any other such agreement, contract or arrangement, would result in the payment of any "excess parachute payment" within the meaning of
       Section 280G of the Code. The disclosure provided to the stockholders of MGI in respect of each and every transaction to be consummated in connection with this Agreement, whether performed prior to, at or following Closing, and the resolutions adopted after review of the foregoing, are sufficient to comply with the provisions of Section 280G of the Code (and both its adopted and proposed Treasury Regulations) that allow for approval by appropriate persons and exemption from the provisions of Section 280G of the Code of transactions that might otherwise result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

    4.15 COMPLIANCE WITH APPLICABLE LAW. MGI holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of MGI is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to MGI, except to the extent that the failure or violation would not in the aggregate have a Material Adverse Effect.

    4.16 SUBSIDIARIES. No member of the MGI Group has at any time maintained any interest in a foreign subsidiary giving rise to information reporting requirements under Section 6038 of the Code, or Treasury Regulations promulgated thereunder, and no foreign person has at any time maintained an interest in any member of the MGI Group giving rise to information reporting under Section 6038A of the Code, or Treasury Regulations promulgated thereunder.

    4.17 INTERESTED PARTY TRANSACTIONS. MGI is not indebted to any director, officer, employee or agent of MGI (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to MGI, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K promulgated under the

Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1993.

    4.18  LABOR AND EMPLOYMENT MATTERS.

        (a) MGI is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice. To the best knowledge of MGI, no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending or, to the knowledge of MGI, threatened, nor has any such investigation occurred during the last seven years, and no governmental entity has provided any notice to MGI asserting an intention to conduct any such investigation. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of MGI, threatened against MGI. No union representation question or union organizational activity exists respecting the employees of MGI. MGI has not experienced any work stoppage or other labor difficulty. No collective bargaining agreement exists which is binding on MGI.

        (b) In the event of termination of the employment of any officers, directors, employees or agents of MGI, neither MGI, Progenitor, the Surviving Corporation, nor any other subsidiaries of Progenitor, will pursuant to any agreement or by reason of anything done prior to the Effective Time by MGI be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits.

        (c) MGI does not have any written contract of employment or other employment agreement with any of its employees that is not terminable at will by MGI.

    4.19 OWNERSHIP OF SHARES OF PROGENITOR COMMON STOCK. Neither MGI nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or (b) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Progenitor Common Stock, except for shares of Progenitor Common Stock in the aggregate representing less than one percent (1%) of the outstanding shares of Progenitor Common Stock.

    4.20 INSURANCE. MGI is insured by insurers reasonably believed by MGI to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged. All material policies of insurance and fidelity or surety bonds insuring MGI or its respective business, assets, employees, officers and directors are in full force and effect. There are no material claims by MGI under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

    4.21 PRODUCTS. There are no products, and have never been any products, manufactured or sold by MGI, either directly or through any agent, dealer or distributor in any jurisdiction.

    4.22  ENVIRONMENTAL PROTECTION.

        (a) Neither MGI, nor any MGI Property (as defined in SUBSECTION (d) below) is or has been in violation of any federal, state or local law, ordinance or regulation concerning industrial hygiene or environmental conditions, including, but not limited to, soil and groundwater conditions ("Environmental Laws"). Set forth in SECTION 4.22(a) of the MGI Disclosure
    Schedule is a list of all permits, licenses, qualifications, designations, declarations, orders, authorizations or other operating authority held or maintained by MGI. MGI holds all permits, licenses, qualifications, designations, declarations, orders, authorizations and other operating authorities required under any applicable Environmental Law in connection with the business or operations of MGI, and each such permit, license or other operating authority is in full force and effect.

        (b) MGI has not reported any, nor has it had knowledge of any circumstances giving rise to any reporting requirement under applicable Environmental Laws as to any, spills or releases of any Hazardous Materials on, under or about any MGI Property, nor has MGI received any notices of spills or releases of Hazardous Materials on, under or about any MGI Property. "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable law; as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. SectionSection 2011 et seq.

        (c) There is no proceeding or investigation pending or, to the knowledge of MGI, threatened by any governmental entity or other person with respect to the presence of Hazardous Material on, under or about MGI Properties or the migration thereof from or to other property. MGI has never been required by any governmental entity to treat, clean up, or otherwise dispose of, remove or neutralize any Hazardous Material on, under or about any MGI Property.

        (d) Neither MGI, any former subsidiary of MGI, nor to MGI's knowledge, any other person has engaged in any activity that might reasonably be expected to involve the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any property that MGI or any of its former subsidiaries now owns or leases or has previously owned or leased or in which MGI or any such former subsidiary now holds or has previously held any security interest, mortgage, or other lien or interest ("MGI Property"), and no (i) presence, release, threatened release, discharge, spillage or migration of Hazardous Material, (ii) condition that has resulted or could result in any use, ownership or transfer restriction, or (iii) condition of actual or potential nuisance has occurred on or from such MGI Property, and to the knowledge of MGI, no condition exists that could give rise to any suit, claim, action, proceeding or investigation by any person or governmental entity against MGI, or any other person or such MGI Property as a result of or in connection with (a) any of the foregoing events, (b) any failure to obtain any required permits or approvals of any governmental entity, (c) the violation of any terms or conditions of such permits, or (d) any other violation of Environmental Laws.

        (e) To the knowledge of MGI, there are no substances or conditions in or on MGI Property which are reasonably likely to support claims or causes of action under any applicable Environmental Law.

        (f) For purposes of this SECTION 4.22, the term "Material Adverse Effect" includes (i) any material injunction or criminal action or proceeding against or involving MGI, and (ii) any requirement that executive officers of Progenitor or MGI or Progenitor's subsidiaries be subjected to a consent decree or become individually involved in any proceeding in CLAUSE
    (i) above.

    4.23  INTELLECTUAL PROPERTY RIGHTS.

        (a) SECTION 4.23(a) of the MGI Disclosure Schedule sets forth an accurate and complete list of all (i) patents, applications for patents, registrations of trademarks (including service marks) and applications therefor and registrations of copyrights and applications therefor that are owned by MGI, (ii) other Intellectual Property Rights (as defined below) that are owned by MGI, (iii) unexpired licenses relating to Intellectual Property Rights that have been granted to or by MGI (the "Licenses"), and
    (iv) other material agreements relating to Intellectual Property Rights.

        (b) MGI owns and has the exclusive right to use, and to license others to use, all MGI Intellectual Property Rights. Such ownership and right to use, and to license others to use, are free and clear of, and without liability under, all liens and security interests of third parties. MGI has all Intellectual Property Rights necessary to carry out MGI's current activities and the future activities anticipated by MGI as of the date hereof.

        (c) Each of the Licenses is a valid and binding obligation of MGI and is in full force and effect with respect to MGI and, to the best knowledge of MGI, with respect to all other parties thereto. Except to the extent that the consummation of the transactions contemplated by this Agreement or the Related Agreements may require the consent of third parties, to the knowledge of MGI there are no existing defaults by MGI under the Licenses or, to the knowledge of MGI, by any other party thereto, and, to the knowledge of MGI, no event of default has occurred, and no event, condition or occurrence exists that (whether with or without notice, lapse of time, the declaration of default or other similar event) would constitute a default by MGI thereunder.

        (d) MGI has taken reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of, and MGI's proprietary rights in, the unpatented know-how, technology, proprietary processes, formulae and other information that is utilized in the conduct of MGI's business, including, without limitation, the know-how, technology, proprietary processes, formulae, and other information listed as trade secrets in SECTION 4.23(d) of the MGI Disclosure Schedule. Without limitation of the generality of the foregoing, MGI has obtained confidentiality and inventions assignment agreements from all MGI's past and present employees and independent contractors involved in the creation or development of MGI Intellectual Property Rights (including, without limitation, from all employees and contractors who are inventors, authors, creators or developers of MGI Intellectual Property Rights).

        (e) There are no royalties, honoraria, fees or other payments payable by MGI to any person by reason of the ownership, use, license, sale or disposition of any of MGI Intellectual Property Rights.

        (f) MGI (i) knows of no infringement in the conduct of MGI's business or the contemplated business of MGI as anticipated by MGI on the date hereof of the right or claimed right of any other party with respect to any Intellectual Property Rights known to MGI, and (ii) has no knowledge of any alleged or claimed infringement by any product or process manufactured, used, sold or under development by or for MGI in the conduct of MGI's business.

        (g) MGI is not using any confidential information, trade secret or other proprietary information which it has not been authorized to use.

        (h) No independent contractors who have performed services related to MGI's business have any right, title or interest in MGI Intellectual Property Rights.

        (i) The execution, delivery and performance of this Agreement and the Related Agreements to which it is a party by MGI, and the consummation by MGI of the transactions contemplated hereby and thereby, will not breach, violate or conflict with any agreement governing MGI Intellectual Property Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of MGI Intellectual Property Rights or in any way impair the right of MGI to use, sell, license or dispose of, or bring any action for the infringement of, MGI Intellectual Property Rights or any portion thereof.

        (j) For purposes of this SECTION 4.23, "use," with respect to Intellectual Property Rights, includes make, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, sell, distribute, license, sublicense, distribute, disclose and otherwise exploit such Intellectual Property Rights and products incorporating or subject to such Intellectual Property Rights.

        (k) As used in this Agreement, the term "Intellectual Property Rights" means (i) intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, publication rights, computer programs and other computer software (including source codes and object codes), inventions, know-how, trade secrets, technology, proprietary processes and formulae and (ii) all licenses and other rights held by or on behalf of a party in any third party product, intellectual property, proprietary or personal rights, documentation or tangible or intangible property, including without limitation, the types of intellectual property and intangible proprietary information described in CLAUSE (i). As used in this Agreement, the term "MGI Intellectual Property Rights" means all Intellectual Property Rights that are part of the conduct of the business of MGI.

    4.24  REAL PROPERTY.

        (a) SECTION 4.24(a) of the MGI Disclosure Schedule lists all of the real property leased or currently used by MGI in the course of its business (the "MGI Real Property"). SECTION 4.24(a) of the MGI Disclosure Schedule also lists all material real property used by MGI in the course of its business at any time since December 31, 1992, other than MGI Real Property. MGI does not own any real property.

        (b) All MGI Real Property is in all material respects suitable and adequate for the uses for which it is currently devoted. MGI has a valid leasehold interest in all MGI Real Property, in each case free and clear of all Material Encumbrances. "Material Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Other Agreement (as defined below), claim or equity of any kind, except for any of the foregoing which (i) secures a liability which is accurately reflected in the financial statements of the party whose interest in property is affected thereby; (ii) liens for taxes not yet due; (iii) easements or other similar rights which do not in the aggregate materially interfere with the present use of the property affected thereby; and (iv) other encumbrances. "Other Agreements" means any agreement or arrangement between two or more persons (or entities) with respect to their relative rights and obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, commitments or understanding.

        (c) All buildings, structures, fixtures and other improvements used in MGI's business and located on MGI Real Property are in good repair, free of defects (latent or patent), and fit for the uses to which they are currently devoted. To the knowledge of MGI, all such buildings, structures, fixtures and improvements on MGI's Real Property conform to all applicable laws.

        (d) None of the MGI Real Property is subject to any Other Agreement or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting MGI's right to use it in the manner that such property is currently being used or that it is contemplated to be used.

        (e) No portion of the MGI Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and MGI has no knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

        (f) The MGI Real Property has direct and unobstructed access to adequate electric, gas, water, sewer and telephone lines, and public streets, all of which are adequate for the uses to which the MGI Real Property is currently devoted.

    4.25 COMPLETE COPIES OF REQUESTED REPORTS. MGI has delivered or made available true and complete copies of each document that has been requested by Progenitor or its counsel in connection with their legal and accounting review of MGI. The minute books of MGI made available to Progenitor contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of MGI through the date of this Agreement.

    4.26 SHARE OWNERSHIP. MGI's stockholders, and the capital stock held thereby, as of the date of this Agreement are as set forth in SECTION 4.26 of the MGI Disclosure Schedule.

    4.27 SUPPLIERS. No material supplier of MGI has indicated to MGI that it will stop, or materially decrease the rate of, supplying materials, products or services to MGI. MGI has not knowingly breached any agreement with, or engaged in any fraudulent conduct with respect to, any material supplier of MGI.

    4.28 REPRESENTATIONS COMPLETE. None of the representations or warranties made by MGI herein or in any schedule hereto, including the MGI Disclosure Schedule, or certificate furnished by MGI pursuant to this Agreement or any Related Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such representations permit omissions of items otherwise required to be discussed because they are not material or do not or would not have a Material Adverse Effect on MGI, such omissions in the aggregate would not and do not have a Material Adverse Effect on MGI.

    4.29 TAKEOVER STATUTE. MGI and its Board of Directors have taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" will not apply to the Reorganization in accordance with the terms hereof.

    4.30 VOTING ARRANGEMENTS. To the knowledge of MGI and except as provided herein, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of MGI relating to the voting of their respective shares.

    4.31 OWNERSHIP OF SHARES. As of the date hereof, MGI (a) does not beneficially own, directly or indirectly, and (b) is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing in each case, shares of capital stock of another company that in the aggregate represents ten percent (10%) or more of the outstanding shares of capital stock of such other company.

    4.32 NO UNDISCLOSED LIABILITIES. Except to the extent specifically reflected or reserved against in the MGI Financial Statements as of December 31, 1996, (i) as of the date of this Agreement, MGI does not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than obligations which have arisen after December 31, 1996 in the ordinary course of business and consistent with past practices in the amounts set forth in the MGI Disclosure Schedule; and, (ii) as of the Effective Time, MGI will not have any such material liabilities or obligations other than
(A) liabilities and obligations which have arisen since December 31, 1996, in the ordinary course of business and consistent with past practices, and (B) any such liabilities or obligations incurred after the date hereof not in violation of SECTION 6.1 hereof.

    4.33 PERSONAL PROPERTY. MGI has good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances and restrictions of any nature whatsoever (including, without limitations, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements, and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected in the MGI Financial Statements as of December 31, 1996 or used in MGI's business as of the date of such Financial Statements even if not reflected thereon, except for (i) acquisitions and dispositions since December 31, 1996 in the ordinary course of business and consistent with past practices, and (ii) liens for current taxes and assessments not delinquent. All such personal property used in the conduct of MGI's business is in good operating condition and repair, reasonable wear and tear excepted.

    4.34 GUARANTEES AND SURETYSHIPS. MGI has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to tax matters), and MGI has no obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity (other than pursuant to indemnification obligations in SECTION 7.13 below).

    4.35 BROKERS. Except for its financial advisor, Lehman Brothers Incorporated, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Reorganization or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MGI, and a true and complete copy of all engagement letters or agreements between MGI and Lehman Brothers Incorporated and between MGI and any third party for whom any amounts payable contingent upon consummation of the Reorganization, have previously been delivered to Progenitor.

    4.36 COMPLETE DISCLOSURE. There are no facts known to MGI which a would result in a Material Adverse Effect with respect to MGI.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PROGENITOR

    Except as set forth in the disclosure letter delivered to MGI at or prior to the execution of this Agreement ("Progenitor Disclosure Schedule"), Progenitor and Reorganization Sub represent and warrant to MGI as follows:

    5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Progenitor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as it is now being conducted. Progenitor is duly qualified to transact business and is in good standing in Ohio and each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

    5.2  CAPITALIZATION AND VOTING RIGHTS.

        (a) The authorized capital stock of Progenitor as of the date of this Agreement consists of:

           (i) PREFERRED STOCK. 3,000,000 shares of Preferred Stock, $.01 par value per share of which 2,120,000 shares have been designated Series A Preferred Stock (the "Progenitor Series A Preferred Stock") and 880,000 shares have been designated Series B Preferred Stock (the "Progenitor Series B Preferred Stock," and together with the Progenitor Series A Preferred Stock, the "Progenitor Preferred Stock"). The rights, privileges and preferences of the Progenitor Preferred Stock are as stated in Progenitor's Certificate of Incorporation, as amended to date; and

           (ii) COMMON STOCK. 39,000,000 shares of the Progenitor Common Stock, of which 5,771,808 share are issued and outstanding.

        (b) In addition, as of the date of this Agreement: except as set forth in SECTION 5.2(b) of the Progenitor Disclosure Schedule, (i) there are 2,700,000 shares of the Progenitor Common Stock reserved for issuance under Progenitor's 1992 Stock Option Plan and 1996 Stock Incentive Plan, under which options to purchase 1,394,550 shares of Progenitor Common Stock are outstanding; (ii) an additional 200,000 shares of Progenitor Common Stock are available for issuance under Progenitor's 1996 Employee Stock Purchase Plan; (iii) Progenitor has outstanding warrants to purchase 34,901 shares of Progenitor Series B Preferred Stock; (iv) there is not (a) any subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Progenitor,
    (b) any commitment of Progenitor to issue any subscription, warrant, option, convertible security or other such right or issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Progenitor or (c) any obligation of Progenitor (contingent or otherwise) to purchase, redeem or otherwise acquire any share of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and

    (v) no person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of Progenitor.

        (c) All outstanding shares of Progenitor's Common Stock and Preferred Stock as of the date of this Agreement are duly and validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

    5.3 AUTHORIZATION. All corporate action on the part of each of Progenitor and Reorganization Sub, and their respective officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of Progenitor and Reorganization Sub hereunder and thereunder and the issuance and delivery of the Progenitor Common Stock being exchanged hereunder has been taken and this Agreement and the Related Agreements (to the extent such parties are parties to them) constitute valid and legally binding obligations of Progenitor and Reorganization Sub enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the enforceability of the indemnification provisions contained in this Agreement and the Related Agreements may be limited by applicable laws.

    5.4 VALID ISSUANCE OF STOCK. The Progenitor Common Stock that is acquired hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of Progenitor or others, and free, at the time of issuance, of all restrictions on transfer other than restrictions on transfer imposed under this Agreement and under applicable state and federal securities laws.

    5.5 GOVERNMENT CONSENTS. Except for the filing and recordation of a Certificate of Merger as required by the DGCL, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Progenitor is required in connection with the consummation of the transactions contemplated by this Agreement or the Related Agreements, other than such filings as may be required to be made in connection with the IPO or the Reorganization pursuant to applicable federal or state securities laws or with any stock exchange (or the Nasdaq National Market or other quotation system of the National Association of Securities Dealers, Inc.) on which the Progenitor Common Stock may become listed.

    5.6 LITIGATION. There is no action, suit, proceeding or investigation pending or threatened against Progenitor as of the date of this Agreement that questions the validity of this Agreement or the Related Agreements, or the right of Progenitor to enter into such Agreement or the Related Agreements, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect nor is Progenitor aware that there is any basis for the foregoing. Progenitor is not as of the date of this Agreement a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

    5.7 CONTRACTS. Each of the material contracts, whether written or oral, to which Progenitor or any of its subsidiaries is a party that relates or affects the assets or operations of Progenitor or any of its subsidiaries or to which Progenitor or any of its subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of Progenitor and in full force and effect with respect to Progenitor or such subsidiary and, to the best knowledge of Progenitor, with respect to all other parties thereto.

    5.8 COMPLIANCE WITH OTHER INSTRUMENTS. Progenitor is not as of the date of this Agreement in violation or default of any provision of its Certificate of Incorporation or Bylaws (each as amended to date), or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge as of the date of this Agreement, of any provision of any federal or state statute, rule or regulation applicable to Progenitor, which violation or default would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Related Agreements (to the extent Progenitor is a party thereto), and the consummation of the transactions contemplated hereby, will not result in any such material violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of Progenitor or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to Progenitor, its business or operations or any of its assets or properties. There is no such violation or default as of the date of this Agreement which, with the passage of time or giving of notice or both, would constitute a violation or default that would have a Material Adverse Effect.

    5.9 REGISTRATION RIGHTS. Except as provided in this Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person.

    5.10 CORPORATE DOCUMENTS. The Certificate of Incorporation and Bylaws of Progenitor in effect as of the date of this Agreement are in the form attached hereto as SECTION 5.10 of the Progenitor Disclosure Schedule.

    5.11 TITLE TO PROPERTY AND ASSETS. Progenitor owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair Progenitor's ownership or use of such property or assets. With respect to the property and assets it leases, Progenitor is in compliance as of the date of this Agreement with such leases and holds as of the date of this Agreement a valid leasehold interest free of any liens, claims or encumbrances.

    5.12 TAXES. Progenitor has filed all Returns as required by law as of the date of this Agreement. These Returns are true and correct in all material respects. Progenitor has paid all Taxes due as of the date of this Agreement. The provision for Taxes of Progenitor is adequate for Taxes due or accrued as of the date of this Agreement. No controversy with any government or government agency regarding Taxes is pending as of the date of this Agreement as to which Progenitor has received notice or, to the best of Progenitor's knowledge, is threatened as of the date of this Agreement.

    5.13 ABSENCE OF CHANGES. Since December 31, 1996, Progenitor has not suffered any change or any event involving a prospective change in its business, assets, financial condition or results of operation which has had or is reasonably likely to have, in the aggregate, a Material Adverse Effect.

    5.14  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) Each of the S-4 Registration Statement and the IPO Registration Statement (i) will be prepared as of the date it is declared effective by the SEC in all material respects in accordance with the requirements of the Securities Act and (ii) will not as of the date it is declared effective by the SEC (or if amended or superseded by a filing subsequent to its effectiveness, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided that Progenitor makes no such representations with respect to any information pertaining to MGI provided by MGI.

        (b) Progenitor has provided to MGI (i) the unaudited balance sheet of Progenitor as of September 30, 1996 and the related statements of operations for the fiscal years ended September 30, 1996 and September 30, 1995, and
    (ii) the unaudited balance sheet of Progenitor as of December 31, 1996, and the related unaudited statements of operations, changes in stockholders' equity and cash flows of Progenitor for the quarter ended December 31, 1996 (collectively, the "Progenitor Unaudited

    Financial Statements"). At least thirty (30) days prior to Closing, Progenitor will provide to MGI the audited balance sheet of Progenitor as of September 30, 1996, and the related audited statements of operations, changes in stockholders' equity and cash flows of Progenitor for the fiscal years ended September 30, 1995 and September 30, 1996 (the "Progenitor Audited Financial Statements"). Each of the Unaudited Financial Statements fairly presents, and the Audited Financial Statements (including the notes thereto) when provided by Progenitor will fairly present, the financial position of Progenitor as of their respective dates and the results of operations and changes in cash flows for the respective periods set forth therein and has been prepared (or, in the case of the Audited Financial Statements, will be prepared) in accordance with generally accepted accounting principles consistently applied, except as otherwise noted therein and subject, in the case of the Progenitor Unaudited Financial Statements, to any normal adjustments that would not in the aggregate be material in amount or effect arising as a result of the audit thereof including in connection with the finalization of the footnotes thereto.

        (c) As of the date of this Agreement, there has been no material change in Progenitor's business or operations from the information presented in Progenitor's registration statement on Form S-1 (File No. 333-05369) other than (i) as set forth in the Progenitor Disclosure Schedule, or (ii) changes in Progenitor's financial position and results of operation as reflected in the Progenitor Audited Financial Statements or the Progenitor Unaudited Financial Statements or otherwise in the ordinary course of business since the dates thereof. Progenitor will accurately describe in the IPO Registration Statement (or otherwise notify MGI in writing of) any additional such material changes that occur prior to the Effective Time.

    5.15  INTELLECTUAL PROPERTY RIGHTS.

    Except as set forth in the Progenitor Disclosure Schedule:

        (a) Progenitor owns and has the right to use, and to license others to use, all Progenitor Intellectual Property Rights (as defined below). Such ownership and right to use, and to license others to use, are free and clear of, and without liability under, all liens and security interests of third parties. Progenitor has all Intellectual Property Rights necessary to carry out Progenitor's current, former and anticipated future activities.

        (b) Progenitor has taken reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of, and Progenitor's proprietary rights in, the unpatented know-how, technology, proprietary processes, formulae and other information that is utilized in the conduct of Progenitor's business. Without limitation of the generality of the foregoing, Progenitor has obtained confidentiality and inventions assignment agreements from all Progenitor's past and present employees and independent contractors involved in the creation or development of Progenitor Intellectual Property Rights (including, without limitation, from all employees and contractors who are inventors, authors, creators or developers of Progenitor Intellectual Property Rights).

        (c) There are no royalties, honoraria, fees or other payments payable by Progenitor to any person by reason of the ownership, use, license, sale or disposition of any Progenitor Intellectual Property Rights.

        (d) Progenitor does not know of (i) any infringement in the conduct of Progenitor's business the right or claimed right of any other party with respect to any Intellectual Property Rights known to Progenitor, or (ii) any alleged or claimed infringement by any product or process manufactured, used, sold or under development by or for Progenitor in the conduct of Progenitor's business.

        (e) No independent contractors who have performed services related to Progenitor's business have any right, title or interest in Progenitor Intellectual Property Rights.

        (f) The execution, delivery and performance of this Agreement and the Related Agreements by Progenitor, and the consummation by Progenitor of the transactions contemplated hereby and thereby, will not breach, violate or conflict with any agreement governing Progenitor Intellectual Property Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of Progenitor Intellectual Property Rights or in any way impair the right of Progenitor to use, sell, license or dispose of, or bring any action for the infringement of, Progenitor Intellectual Property Rights or any portion thereof.

        (g) For purposes of this SECTION 5.15, "use," with respect to Intellectual Property Rights, includes make, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, sell, distribute, license, sublicense, distribute, disclose and otherwise exploit such Intellectual Property Rights and products incorporating or subject to such Intellectual Property Rights.

        (h) As used in this Agreement, the term "Progenitor Intellectual Property Rights" means all Intellectual Property Rights (as defined in
    SECTION 4.23(k)) that are part of the conduct of the business of Progenitor.

    5.16 COMPLETE COPIES OF REQUESTED DOCUMENTS. Progenitor has delivered or made available true and complete copies of each document that has been requested by MGI or its counsel in connection with their legal and accounting review of Progenitor and its subsidiaries. The minute books of Progenitor made available to MGI contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Progenitor through the date of this Agreement.

    5.17  EMPLOYEE BENEFIT PLANS.

        (a) SECTION 5.17(a) of the Progenitor Disclosure Schedule sets forth a true and complete list of each written or oral employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is maintained (the "Progenitor Plans"), or is or was contributed to by Progenitor or any of its subsidiaries or pursuant to which Progenitor or any of its subsidiaries is still potentially liable for payments, benefits or claims. A copy of each Progenitor Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each Progenitor Plan have heretofore been delivered to MGI or its counsel. Neither Progenitor nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Progenitor would be deemed a "single employer" within the meaning of
    Section 4001 of ERISA, has maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") (including any "multiemployer plan," as defined in Section 3(37) of ERISA ("Multiemployer Plan")) during the six calendar years preceding the date of this Agreement.

        (b) Each Progenitor Plan which is an "employee benefit plan," as defined in Section 3(3) of ERISA, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to Progenitor Plans, including but not limited to ERISA and the Code.

        (c) All reports, forms and other Reports required to be filed with any government entity with respect to any Progenitor Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate.

        (d) Each Progenitor Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify after January 1, 1985, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under
    Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Progenitor

    Plan and its related trust. Progenitor and each ERISA Affiliate of Progenitor have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such Progenitor Plan and its related trust under Section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

        (e) All contributions or other amounts payable by Progenitor or its subsidiaries as of the Effective Time with respect to each Progenitor Plan and in respect of current or prior plan years have been or will be (prior to the Effective Time) either paid or accrued on the Financial Statements of Progenitor in accordance with past practice and the recommended contribution in any actuarial report.

        (f) No Progenitor Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) continuation group health coverage pursuant to Section 4980B of the Code, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in
    Section 3(2) of ERISA, (iii) deferred compensation benefits with respect to which there is an accrual of liability on the books of Progenitor or its ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

    5.18  ENVIRONMENTAL PROTECTION.

        (a) None of Progenitor, Progenitor's subsidiaries, or any Progenitor Property (as defined in SUBSECTION (d) below) is or has been in violation of any federal, state or local law, ordinance or regulation concerning industrial hygiene or environmental conditions, including, but not limited to, soil and groundwater conditions ("Environmental Laws").

        (b) Neither Progenitor nor any of its subsidiaries has reported any, or has had knowledge of any circumstances giving rise to any reporting requirement under applicable Environmental Laws as to any, spills or releases of any Hazardous Materials on, under or about any Progenitor Property, nor has Progenitor or any of its subsidiaries received any notices of spills or releases of Hazardous Materials on, under or about any Progenitor Property. "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable law; as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. Sections 2011 ET SEQ.

        (c) There is no proceeding or investigation pending or, to the knowledge of Progenitor, threatened by any governmental entity or other person with respect to the presence of Hazardous Material on, under or about Progenitor Properties or the migration thereof from or to other property. Neither Progenitor nor any of its subsidiaries has ever been required by any governmental entity to treat, clean up, or otherwise dispose of, remove or neutralize any Hazardous Material on, under or about any Progenitor Property.

        (d) Neither Progenitor, any current or former subsidiary of Progenitor, nor to Progenitor's knowledge, any other person has engaged in any activity that might reasonably be expected to involve the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any property that Progenitor or any of its current or former subsidiaries now owns or leases or has previously owned or leased or in which Progenitor or any such subsidiary now holds or has previously held any security interest, mortgage, or other lien or interest ("Progenitor Property"), and no (i) presence, release, threatened release, discharge, spillage or migration of Hazardous Material,
    (ii) condition that has resulted or could result in any use, ownership or transfer restriction, or (iii) condition of actual or potential nuisance has occurred on or from such

    Progenitor Property, and to the knowledge of Progenitor, no condition exists that could give rise to any suit, claim, action, proceeding or investigation by any person or governmental entity against Progenitor, any of its subsidiaries or any other person or such Progenitor Property as a result of or in connection with (a) any of the foregoing events, (b) any failure to obtain any required permits or approvals of any governmental entity, (c) the violation of any terms or conditions of such permits, or (d) any other violation of Environmental Laws.

        (e) To the knowledge of Progenitor, there are no substances or conditions in or on Progenitor Property which are reasonably likely to support claims or causes of action under any applicable Environmental Law.

        (f) For purposes of this SECTION 5.18, the term "Material Adverse Effect" includes (i) any material injunction or criminal action or proceeding against or involving Progenitor or its subsidiaries and (ii) any requirement that executive officers of Progenitor or MGI or Progenitor's subsidiaries be subjected to a consent decree or become individually involved in any proceeding in CLAUSE (i) above.

    5.19 INSURANCE. Progenitor and each of its subsidiaries are insured by insurers reasonably believed by Progenitor to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring Progenitor or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. There are no material claims by Progenitor or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

    5.20 NO UNDISCLOSED LIABILITIES. Except to the extent specifically reflected or reserved against in the Progenitor Financial Statements as of December 31, 1996, Progenitor does not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than obligations which have arisen after December 31, 1996 in the ordinary course of business and consistent with past practices.

    5.21 FINANCIAL RESOURCES. Progenitor has secured funding commitments from Interneuron that are sufficient to satisfy Progenitor's obligations under this Agreement and the Loan Agreement.

    5.22 COMPLETE DISCLOSURE. There are no facts known to Progenitor which would result in a Material Adverse Effect with respect to Progenitor.

                                   ARTICLE VI
                                   COVENANTS

    6.1 CONDUCT OF BUSINESS BY MGI PENDING THE REORGANIZATION. During the period from the date of this Agreement and continuing until the Effective Time, except as agreed to in writing by Progenitor (subject to SECTION 6.14):

        (a) the business of MGI shall be conducted only in accordance with the operating budget of MGI (the "MGI Budget"), included as SCHEDULE D to the Loan Agreement (as defined in SECTION 6.10 below) and only in the ordinary and usual course of business and consistent with past practices except as specifically set forth in this Agreement;

        (b) MGI shall not (i) except as contemplated by SECTION 3.12(b) or
    SECTION 7.16 hereof, amend its Certificate of Incorporation or Bylaws; or
    (ii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities, other than in connection with the use of shares of capital stock to pay the exercise price or tax withholdings in connection with its stock-based employee benefit plans in the ordinary course of business and consistent with past practices;

        (c) except as set forth in SECTION 6.10, SECTION 6.11 AND SECTION 6.17, below, MGI shall not (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any bond, debenture, note or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued shares of MGI Capital Stock reserved for issuance upon the exercise of the stock options or pursuant to MGI's employee stock plans or the Phoenix Warrants; (ii) except as set forth in the MGI Budget, acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the ordinary course of business and consistent with past practices; (iii) except as set forth in the MGI Budget, incur, assume or prepay any indebtedness, liability or obligation or any other liabilities or issue any debt securities, other than in the ordinary course of business and consistent with past practices (and other than the obligations under the Loan Agreement); (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, other than in the ordinary course of business and consistent with past practices; or (v) make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business and consistent with past practices;

        (d) MGI shall use commercially reasonable efforts to preserve intact the business organization of MGI, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it;

        (e) MGI shall pay debts and taxes when due subject to good faith disputes thereof, and pay or perform other obligations when due;

        (f) MGI shall use commercially reasonable efforts to not take or omit to take any action, and shall not agree, in writing or otherwise, to take or omit to take any action, which would make any representation or warranty of MGI, respectively, herein untrue or incorrect;

        (g) MGI shall not enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any contract or commitment, other than in the ordinary course of business and consistent with past practices;

        (h) MGI shall not transfer to any person or entity any Intellectual Property Rights;

        (i) MGI shall not enter into or amend any agreements pursuant to which any other party is granted research, distribution, marketing or other rights of any type or scope;

        (j) MGI shall not enter into any operating lease other than in the ordinary course of business and consistent with past practices, and in no event in excess of an aggregate of $10,000 over the term of any and all such leases;

        (k) MGI shall not pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business;

        (l) MGI shall not make any capital expenditures, capital additions or capital improvements in an amount in excess of $10,000 in any one case or $25,000 in the aggregate;

        (m) MGI shall not reduce the amount of any insurance coverage provided by existing insurance policies;

        (n) except as set forth in SECTIONS 6.11 and 6.15, below, MGI shall not
    (i) hire any new employee, (ii) pay any special bonus or special remuneration to any employee or member of the Board of

    Directors, or (iii) increase the salaries, wage rates, fringe benefits or other compensation of its members of the Board of Directors, officers or employees;

        (o) except as set forth in SECTION 6.11 below, MGI shall not grant any severance or termination pay (i) to any director or officer or (ii) to any other employee;

        (p) MGI shall not commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Progenitor prior to the filing of such a suit, or (iii) for a breach of this Agreement or Related Agreements;

        (q) MGI shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire or engage in discussions relating to the acquisition of any assets that are material, individually or in the aggregate, to its business, taken as a whole;

        (r) MGI shall not other than in the ordinary course of business and consistent with past practices, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect to Taxes;

        (s) MGI shall give all notices and other information required prior to the Effective Time under any applicable law in connection with the transactions provided for in this Agreement and the Related Agreements;

        (t) MGI shall not revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable, except as required under generally accepted accounting practices and in the ordinary course of business consistent with past practices;

        (u) MGI shall not enter into any agreement or arrangement with any holder of 5% or more of the equity securities of MGI, any director or any officer, or any person or entity related to any thereof, except as permitted by the terms of SECTION 6.2, 6.11 and 6.15 hereof; and

        (v) MGI shall not enter into any contract, agreement, commitment or arrangement with respect to any of the items prohibited by this SECTION 6.1.

    6.2  COMPENSATION PLANS; EMPLOYMENT MATTERS.

        (a) During the period from the date of this Agreement and continuing until the Effective Time, except as contemplated in SECTIONS 6.11 and 6.15 and except as set forth in SECTION 6.2 of the MGI Disclosure Schedule, MGI will not, without the prior written consent of Progenitor (except as required by applicable law or pursuant to existing contractual arrangements and subject to SECTION 6.14): (a) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, plan, fund or other arrangement between MGI and one or more of its officers, directors or employees (collectively, "Compensation Plans"), (b) institute any new employee benefit, welfare program or Compensation Plan, (c) make any change in any Compensation Plan or other employee welfare or benefit arrangement, or enter into any employment or similar agreement or arrangement with any employee, or (d) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement and the Related Agreements.

        (b) MGI shall notify Progenitor immediately, either orally to the Chief Executive Officer of Progenitor or in writing, regarding any other change of which it has knowledge concerning the scientists or scientific advisors of MGI including any resignation or other materially adverse change in such person's relationship with MGI.

    6.3 VISITATION RIGHTS. Progenitor shall be permitted to designate one representative to attend, and shall receive notice of, all MGI Board of Directors and Committee meetings (including telephonic meetings) during the period prior to the Effective Time and shall receive copies of all correspondence (including written consents) relating to any such meeting. The foregoing shall not apply to any portion of a meeting (or correspondence) relating to MGI's compliance with the terms of this Agreement or the enforcement of its obligations hereunder.

    6.4 LETTERS OF MGI'S AUDITORS. MGI shall use commercially reasonable efforts to cause to be delivered to Progenitor and the underwriters with respect to the IPO and to Progenitor in connection with the Reorganization, letters of Ernst & Young LLP ("E&Y"), MGI's independent auditors, in connection with and on the respective effective dates of the IPO Registration Statement and the S-4 Registration Statement, in form and substance reasonably satisfactory to Progenitor and the underwriters, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the IPO Registration Statement and S-4 Registration Statement, respectively. MGI shall use commercially reasonable efforts to cause to be delivered to Progenitor updates, dated the Closing Date, of such letters of its independent auditors described in the preceding sentence and any consents or other documents required to be obtained from MGI's independent auditors with respect to the Registration Statement.

    6.5 LEGAL CONDITIONS TO REORGANIZATION AND IPO. Subject to SECTION 6.12, each of MGI and Progenitor shall, and Progenitor shall cause its subsidiaries to, use commercially reasonable efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the Reorganization and the consummation of the transactions contemplated by this Agreement and the Related Agreements, subject to the appropriate vote or consent of stockholders, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party that is required to be obtained or made by such party or any of its subsidiaries in connection with the Reorganization and the transactions contemplated by this Agreement and the Related Agreements; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption would result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in SECTION 8.1(c). Each of MGI and Progenitor will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

    6.6 AFFILIATES. Progenitor and MGI shall agree upon a list identifying all persons, if any, who at the time the Reorganization is submitted for approval to the stockholders of MGI may be deemed "affiliates" of MGI for purposes of Rule 145 under the Securities Act ("Affiliates"). MGI shall provide to Progenitor all information reasonably requested by Progenitor in connection with such list. MGI shall use commercially reasonable efforts to cause each Affiliate to deliver to Progenitor, prior to the date the Information Statement is distributed, a written agreement ("Affiliate Agreement"), in the form of EXHIBIT C hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any Shares, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

    6.7 CURRENT INFORMATION; ADVICE OF CHANGES; GOVERNMENT FILINGS. From the date of this Agreement to the Effective Time, MGI will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than weekly) with representatives of Progenitor and to report the general status of its ongoing operations and to deliver to Progenitor (not less than monthly) unaudited consolidated balance sheets and related consolidated statements of income, changes in stockholders equity and changes in financial position for the period since the last such report as well as copies of the detailed ledger and other expenditure items, and projected expenditures contemplated by SCHEDULE C to the Loan Agreement. Each party shall promptly advise the other both orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained herein. Except where prohibited by applicable statutes and regulations, and subject to
SECTION 7.1 hereof, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal government entity in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

    6.8 ACCOUNTING METHODS. Except as otherwise contemplated by SECTION 7.11, MGI shall not change its methods or policies of accounting in effect at November 30, 1996, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors. MGI will not change its fiscal year.

    6.9 1996 FINANCIAL STATEMENTS. MGI shall deliver to Progenitor its unaudited Financial Statements for the period ending December 31, 1996 on or before February 25, 1997, and its audited Financial Statements for the period ending December 31, 1996 on or before February 25, 1997. Progenitor shall deliver to MGI its unaudited Financial Statements for the period ending December 31, 1996 on or before February 21, 1997.

    6.10 PROGENITOR BRIDGE LOANS. Progenitor shall provide MGI bridge loan financing pursuant to and subject to the terms and conditions of that certain Loan Agreement between Progenitor and MGI dated as of the date hereof attached as EXHIBIT D hereto (the "Loan Agreement"). Advances under such Loan Agreement shall be secured pursuant to that certain Security Agreement between Progenitor and MGI dated as of the date hereof attached as EXHIBIT E hereto (the "Security Agreement") and shall be evidenced by a Promissory Note dated as of the date hereof attached as EXHIBIT F hereto (the "Promissory Note"). In the event that Progenitor elects to extend the Agreement Deadline as contemplated by SECTION 9.1(b) below to June 30, 1997, Progenitor shall be obligated to provide additional funding, in the amount set forth in and pursuant to and subject to the terms and conditions of the Loan Agreement. In the event that Progenitor elects to extend the Agreement Deadline as contemplated by SECTION 9.1(b) below to July 31, 1997, Progenitor shall be obligated to provide additional funding, in the amount set forth in and pursuant to and subject to the terms and conditions of the Loan Agreement. The amount or amounts to be extended pursuant to the two preceding sentences, as applicable, shall be referred to, respectively, as the "Initial Supplemental Funding" and the "Second Supplemental Funding" and together as the "Supplemental Fundings." All obligations of Progenitor to provide MGI bridge loan financing shall be governed by the Loan Agreement and not by this SECTION 6.10.

    6.11 EMPLOYEE RETENTION PLAN. Progenitor shall cause MGI from and after the Effective Time to honor the terms and conditions of the employee retention plan (the "Employee Retention Plan") and the salary protection plans (the "Salary Protection Plans") for employees and senior executives and management to be adopted by MGI prior to the Effective Time, provided that such plans comply with all requirements of ERISA, are consistent with the summaries thereof previously provided to Progenitor attached hereto as EXHIBIT G, shall be included in the meaning of "MGI Plan" for all purposes hereof and shall be in form and substance reasonably acceptable to Progenitor. Progenitor shall honor those certain option vesting acceleration commitments for employees and senior executives and management made by MGI prior to the date of this Agreement, the terms of which are described in EXHIBIT G attached hereto (the "Option Vesting Commitments"), provided that such commitments apply only to those options existing at the Effective Time that are converted in the Reorganization into options to purchase shares of Progenitor Common Stock. Amounts payable by MGI to any of its employees pursuant to the Employee

Retention Plan and the Salary Protection Plans shall be paid in accordance with the terms of such plans; provided, that all such amounts shall be allocated solely in accordance with an allocation schedule agreed upon by Progenitor and provided, further, that with respect to the Employee Retention Plan, the exact amounts within the ranges provided for therein shall be subject to the approval of Progenitor.

    6.12 PURSUIT OF INITIAL PUBLIC OFFERING. Progenitor may elect in its sole discretion to cease pursuit of the IPO or to postpone the IPO until after expiration of the Agreement Deadline if it determines that continued pursuit of the IPO is inadvisable.

    6.13  CERTAIN COLLABORATIONS.  Notwithstanding any other term of this
ARTICLE VI, MGI may enter into strategic collaborations with third parties in the ordinary course of business upon prior discussion with Progenitor and receipt of approval by Progenitor.

    6.14 PROGENITOR APPROVAL. Progenitor agrees not to withhold unreasonably its approval of any action proposed to be taken by MGI for which Progenitor's approval is required under this ARTICLE VI; except that Progenitor may in its sole discretion approve the terms of any financing arrangement or the issuance of any equity (except as otherwise set forth in SECTION 6.15). The parties agree that the reasonableness of Progenitor's approval shall be determined in light of MGI's requirements as a continuing business on the one hand and Progenitor's objective of consummating the Reorganization and continuing the pursuit of the IPO on the other hand.

    6.15 RETENTION OF ADDITIONAL EMPLOYEES. Subject to prior consultation with Progenitor and notwithstanding anything in SECTION 6.1 or SECTION 6.2 to the contrary, MGI shall be free to hire additional employees in the ordinary course of business prior to the Effective Time and to grant stock options to acquire MGI Common Stock to any such new employee (in usual and customary amounts and with an exercise price that is equal to the fair market value thereof on the date of grant). MGI shall use commercially reasonable efforts to consult with Progenitor regarding the retention of any such new employee. All such options outstanding shall be included in the calculation of the Per Share Consideration applicable to MGI Common Stock as provided in SECTION 3.2.

    6.16 NO INCONSISTENT ACTION. Progenitor and its subsidiaries shall use commercially reasonable efforts to not fail to take or omit to take any action, and Progenitor shall not agree, in writing or otherwise, to take or omit to take any action, which would make any representation or warranty of Progenitor herein untrue or incorrect.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    7.1  ACCESS AND INFORMATION.

        (a) MGI and Progenitor, and Progenitor's subsidiaries, shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period from the date hereof to the Effective Time to all of its books, records, properties, facilities, personnel commitments and records (including but not limited to Returns) and, during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. No investigation pursuant to this SECTION 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Reorganization.

        (b) All information furnished by MGI to Progenitor or furnished by Progenitor to MGI pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Reorganization contemplated hereby. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with the Confidentiality

    Agreement between the parties, dated November 25, 1996 (the "Confidentiality Agreement"), and such Confidentiality Agreement shall survive the termination of this Agreement.

    7.2 NO SOLICITATION OF TRANSACTIONS. From the date hereof until the earlier of termination of this Agreement or consummation of the Reorganization, MGI will not, directly or indirectly, whether through any director, officer, employee, financial advisor, legal counsel, accountant, other agent or representative (as used in this SECTION 7.2, "affiliates") or otherwise, (a) initiate, solicit or encourage, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or (b) engage or participate in negotiations concerning, provide any nonpublic information or data to, or have any discussions with, any person other than a party hereto or their affiliates relating to, any (i) acquisition, (ii) tender offer (including a self-tender offer), (iii) exchange offer, (iv) merger, (v) consolidation, (vi) acquisition of beneficial ownership of (or the right to vote securities representing) ten percent (10%) or more of the total voting power of MGI, (vii) dissolution, (viii) business combination, (ix) purchase of all or any significant portion of the assets or any division of (or any equity interest in) MGI or any subsidiary, or (x) any similar transaction other than the Reorganization (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). MGI will notify Progenitor orally (within one business day) and in writing (as promptly as practicable) if any such Acquisition Proposals (including the identity of the persons making such proposals and the terms of such proposals) are received and furnish to Progenitor a copy of any written proposal relating thereto.

    7.3 REGISTRATION STATEMENT. MGI shall fully cooperate with respect to all requirements to facilitate the IPO Registration Statement and the S-4 Registration Statement (or, if applicable, the Private Placement Memorandum), including expedited preparation of its audited financial statements by Ernst & Young LLP for the year ended December 31, 1996, and the years ended December 31, 1995 and December 31, 1994 or otherwise as may be requested, assistance with respect to Progenitor's preparation of pro forma financial statements and unaudited interim financial statement information and other matters incidental to the IPO, including support in due diligence and the road show. MGI shall furnish Progenitor with all information concerning MGI and the holders of its capital stock and shall take such other action as Progenitor may reasonably request in connection with the IPO and the Reorganization, including as may be needed with respect to preparation of the IPO Registration Statement and the S-4 Registration Statement, the filing of such Registration Statements with the SEC, and the response to any SEC comments relating thereto.

    7.4  INFORMATION STATEMENT; STOCKHOLDER APPROVAL.

        (a) MGI, acting through its Board of Directors, shall, in accordance with the requirements of the IPO and the Reorganization and the requirements of applicable law and MGI's Certificate of Incorporation and Bylaws:

           (i) promptly and duly call, give notice of, convene and hold as soon as practicable a meeting (or solicit an action by written consent in lieu thereof) of its stockholders for the purpose of voting to approve and adopt (A) this Agreement and the Related Agreements, and (B) an amendment to the Certificate of Incorporation of MGI as described in SECTION 3.14 above, the language of such amendment to be agreed upon by Progenitor and MGI; and use commercially reasonable efforts to obtain such stockholders' approval; and

           (ii) except to the extent required in the exercise of the fiduciary duties of the Board of Directors of MGI under applicable law as advised by independent counsel, recommend approval and adoption of this Agreement and the Related Agreements by the stockholders of MGI, and include in the Information Statement such recommendation, and take all lawful action to solicit such approval.

        (b) As promptly as practicable, MGI shall prepare an Information Statement and Progenitor shall prepare either a prospectus as part of the S-4 Registration Statement (the "S-4 Prospectus") or a private placement memorandum (the "Private Placement Memorandum"), as Progenitor may elect, subject to SECTION 3.11 (either the S-4 Prospectus or the Private Placement Memorandum, the "Progenitor Disclosure Document"), and MGI shall cause the Information Statement and Progenitor Disclosure Document to be mailed to MGI stockholders. At the stockholders' meeting (or pursuant to any written consent in lieu thereof) of MGI, Progenitor shall vote or cause to be voted in favor of approval and adoption of this Agreement and the Related Agreements all shares of MGI Capital Stock which it beneficially owns at such time, if any. Whenever any event occurs which should be set forth in an amendment or a supplement to the Information Statement or Progenitor Disclosure Document, each party will promptly inform the other and will cooperate in mailing to MGI's stockholders such amendment or supplement. The Information Statement and Progenitor Disclosure Document, and all amendments and supplements thereto, shall comply with applicable law and be in form and substance satisfactory to Progenitor and MGI.

    7.5 PRINCIPAL STOCKHOLDER AGREEMENTS. Each of the stockholders listed on EXHIBIT J hereto (each a "Principal Stockholder") is, simultaneously with the execution and delivery of this Agreement, executing and delivering an agreement in the form attached hereto as EXHIBIT K (each a "Principal Stockholder Agreement") and a release in the form attached hereto as EXHIBIT L (each a "Principal Stockholder Release").

    7.6  CERTAIN EMPLOYEE BENEFIT PLAN MATTERS.

        (a) MGI hereby confirms to Progenitor that (i) all MGI stock options under the MGI 1993 Stock Option Plan and 1996 Stock Option Plan (collectively, the "MGI Stock Options") shall carry over and become options to acquire Progenitor Common Stock, and (ii) except as set forth on the MGI Disclosure Schedule, the MGI Stock Options' vesting or exercisability will not be accelerated.

        (b) MGI shall take no action from and after the date hereof to deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations.

    7.7  STOCK OPTIONS AND WARRANTS.

        (a) As of the Effective Time, any warrants which are outstanding as of the date hereof and have not expired as of the Effective Time, and any stock options which are not expired as of Effective Time, shall be assumed by Progenitor and converted into options or warrants, as the case may be, to purchase the Per Share Consideration (rounded up, if the Adjusted Purchase Price is paid in securities, to the nearest whole share), which the holder thereof would have been entitled to receive under ARTICLE III had the stock options or warrants been exercised immediately prior to the Effective Time at an aggregate exercise price equal to the former aggregate exercise price; provided, however, that in the case of any MGI stock option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code to the effect that the number of shares shall be rounded down to the nearest whole share and the exercise price shall be rounded up to the nearest penny. Except as provided above, the converted stock options or warrants, as the case may be, shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to such stock options or warrants, as the case may be, immediately prior to the Effective Time (giving effect to any accelerated vesting applicable as a result of the consummation of the Reorganization).

        (b) No such option or warrant shall be converted into a stock option or warrant to purchase a partial share of Progenitor Common Stock.

        (c) The consummation of the Reorganization shall not be treated as a termination of employment for purposes of such stock options.

        (d) Progenitor agrees that as soon as practicable, but in no event more than 90 days (or 45 days, in the event Optional Public Equity is selected) following the Effective Time or the IPO (whichever is later), it will cause to be filed one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8 or amendments to the S-4 Registration Statement, in order to register the shares of Progenitor Common Stock issuable upon exercise of the aforesaid converted MGI Stock Options. The filing of any such registration statement shall in no way reduce or minimize the obligations of the MGI Stockholders under any lock-up or other agreement restricting the disposition of any shares of Progenitor Common Stock entered into in connection with the IPO.

    7.8 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Progenitor and MGI agree that they will each obtain the approval of the other party prior to issuing any press release or any other written communication (including any written communication to employees) with respect to this or the Related Agreements or the transaction contemplated hereby or thereby, and that they will use commercially reasonable efforts to consult with one another before otherwise making any statement made in a public forum or responding to any press inquiry with respect to this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, except in each case as may be required by law or any governmental agency.

    7.9 EXPENSES. Except for the adjustment of the Purchase Price with respect to Total MGI Reorganization Expenses or Total MGI IPO Expenses, all costs and expenses incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby (whether or not the Reorganization is consummated) shall be paid by the party incurring such expenses, except as otherwise provided herein or in the Related Agreements.

    7.10  ADDITIONAL AGREEMENTS.

        (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with one another and use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements, including using commercially reasonable efforts to obtain all necessary permits, waivers, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies, and to effect all necessary registrations and filings.

        (b) Each party will keep the other party apprised of the status of any inquiries made of such party by the SEC, or any other governmental agency or authority or members of their respective staffs with respect to this Agreement and the Related Agreements or the transactions contemplated herein and therein.

    7.11 MGI ACCRUALS AND RESERVES. Prior to the Closing Date, MGI shall review and, to the extent determined necessary or advisable, consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the SEC and its staff, modify and change its accrual, reserve and provision policies and practices to (a) reflect the Surviving Corporation's plans with respect to the conduct of MGI's business following the Reorganization and (b) make adequate provision (for the costs and expenses relating thereto) so as to be applied consistently on a mutually satisfactory basis with those of Progenitor. The parties agree to cooperate in preparing for the implementation of the adjustments contemplated by this SECTION 7.11. Notwithstanding the foregoing, MGI shall not be obligated to take in any respect any such action pursuant to this SECTION 7.11 (other than pursuant to the preceding sentence) unless and until Progenitor acknowledges that all conditions to its obligation to consummate the Reorganization have been satisfied and that it intends to consummate the Reorganization.

    7.12 TAKEOVER STATUTES. If any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute shall become applicable to the transactions contemplated hereby, MGI and the members of the Board of Directors of MGI shall grant such approvals and take such actions as are necessary so that the Reorganization and the transactions contemplated hereby may be commenced as promptly as practicable in the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation in the transaction contemplated hereby.

    7.13 INDEMNIFICATION. Progenitor agrees and acknowledges that, following the Effective Time, the officers and directors of MGI shall be entitled to be indemnified by the Surviving Corporation in their capacities as officers or directors of MGI prior to the Effective Time to the extent provided by MGI's Certificate of Incorporation, MGI's Bylaws and the indemnification agreements entered into with officers and directors in effect as of the date hereof, as well as to any such rights provided by the DGCL. Progenitor shall, and shall cause the Surviving Corporation to, honor such rights of indemnification for at least six years following the Effective Time, and the Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain substantially the same provisions set forth in ARTICLE V of MGI's Certificate of Incorporation and ARTICLE XI of MGI's Bylaws and shall not be amended in any manner adverse to MGI's officers and directors with respect to such matters for at least six years following the Effective Time. Notwithstanding the foregoing, officers and directors of MGI shall not be entitled to receive indemnification pursuant to such Certificate, Bylaws, laws or otherwise with respect to any Purchase Price Reduction or any holdback of Escrow Consideration pursuant to
ARTICLE X hereof as to any claim to which Progenitor or any Progenitor Indemnitee is entitled to indemnification pursuant to ARTICLE X of this Agreement. For a period of six years after the Effective Time, Progenitor will maintain in effect directors' and officers' liability insurance covering the officers and directors of MGI with respect to the IPO on the same terms as those applicable to the then current officers and directors of Progenitor.

    7.14 INVESTMENT AGREEMENT. If the Adjusted Purchase Price is paid in Shares, then MGI shall use commercially reasonable efforts to provide to Progenitor, prior to the initial filing of the IPO Registration Statement with the SEC, duly executed Investment Agreements substantially in the form attached as EXHIBIT M (each an "Investment Agreement") from each MGI stockholder and any holder of options or warrants to purchase MGI Common Stock. Progenitor shall be entitled to place appropriate legends on the certificates evidencing Shares issued pursuant to this Agreement pursuant to the terms of the Investment Agreement or any Affiliate Agreement applicable to any such Shares, and to issue appropriate stop transfer instructions to the transfer agent consistent with the terms of the Investment and Affiliate Agreements.

    7.15 EMPLOYMENT AGREEMENT. Progenitor and Elliot Sigal have entered into an Employment Agreement, as of the date of this Agreement, in the form set forth in EXHIBIT N.

    7.16 TERMINATION OR RESOLUTION OF CERTAIN AGREEMENTS. MGI shall use commercially reasonable efforts to cause the termination, prior to the Closing, of any redemption rights, registration rights, preemptive rights or rights of first refusal relating to any security of MGI (including, without limitation, any security or other instrument convertible into or exercisable for any security of MGI), including but not limited to the rights of preferred stockholders under the co-sale agreement between the preferred stockholders and founders, the registration rights in the Phoenix Warrants, and the right of first refusal in the bylaws, except to the extent set forth in this Agreement.

    7.17 ESCROW AGREEMENT. The Representative (as defined in SECTION 10.3) shall enter into the Escrow Agreement substantially in the form attached as EXHIBIT B.

    7.18 CONSENTS OF THIRD PARTIES. MGI shall use commercially reasonable efforts to provide to Progenitor duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated or required by this Agreement or any Related Agreement or any material contracts, leases or other agreements of MGI.

    7.19 ASSIGNMENTS OF INTELLECTUAL PROPERTY. MGI shall use all commercially reasonable efforts to cause its stockholders, employees and independent contractors (including former employees and independent contractors) to execute such assignments and other documentation as may be reasonably requested by Progenitor to effectively transfer or confirm the transfer of all right, title and interest to the MGI Intellectual Property Rights to MGI and/or Progenitor as its successor. Without limitation of the generality of the foregoing, MGI shall use commercially reasonable efforts to obtain confidentiality and inventions assignment agreements in customary form consistent with such provisions in the Employment Agent (other than any noncompete provisions therein) from all MGI's past and present employees and independent contractors involved in the creation or development of MGI Intellectual Property Rights, to the extent not already obtained.

    7.20 APPLICATION; BLUE SKY LAWS. In the event that the S-4 Registration Statement does not become effective, then to the extent required under applicable law, Progenitor shall file a permit application for review by the Department of Corporations. MGI shall assist in the preparation of the application by providing pertinent information concerning MGI for inclusion therein and by reviewing and commenting on drafts of these documents supplied to MGI by Progenitor. Progenitor shall take such reasonable steps as may be necessary or appropriate to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Progenitor Common Stock pursuant hereto. MGI shall use commercially reasonable efforts to assist Progenitor in complying with the securities and blue sky laws of such jurisdictions.

    7.21 WARRANTS. MGI shall use commercially reasonable efforts to cause all holders of all warrants to purchase MGI Capital Stock to exercise such securities for underlying MGI Capital Stock on or prior to the Closing Date.

    7.22 CONVERSION OF VENTURE CAPITAL BRIDGE NOTES. MGI shall use commercially reasonable efforts to cause all the holders of the Venture Capital Bridge Notes to convert such Venture Capital Bridge Notes for shares of MGI Series D Preferred Stock as set forth in SECTION 3.12.

    7.23 BOARD OF DIRECTORS. Progenitor and MGI shall reach agreement on one mutually acceptable designee who Progenitor shall cause to be elected to the Board promptly upon or immediately after the Effective Time, provided that Progenitor shall not thereafter have any obligation to nominate or take any other steps to cause such designee to be elected to Progenitor's Board.

    7.24 MARKET STAND-OFF. In the event the Purchase Price is paid in Shares, the Shares shall be subject to the "lock-up" restrictions contained in the Investment Agreement.

    7.25 REGISTRATION RIGHTS. If the Purchase Price is paid in Shares and there is no IPO on or prior to the Effective Time or Progenitor does not register the Shares issuable under this Agreement on the S-4 Registration Statement pursuant to SECTION 3.11(b), holders of the Shares shall be entitled to the registration rights contained in that certain registration rights agreement attached hereto as EXHIBIT P (the "Registration Rights Agreement").

    7.26 NON-SOLICITATION AGREEMENTS. MGI shall use commercially reasonable efforts to cause those officers and employees of MGI listed on EXHIBIT Q to execute Non-Solicitation Agreements in substantially the form set forth in EXHIBIT R (a "Non-Solicitation Agreement").

    7.27 PARACHUTE PAYMENTS. MGI shall use commercially reasonable efforts to obtain the requisite stockholder approval for any payments that may be considered parachute payments under Section 280G of the Code in the absence of stockholder approval, such approval to be computed as provided in Section 280G(b)(5)(B) of the Code and the Treasury Regulations proposed thereunder.

    7.28 SCIENTIFIC ADVISORS. MGI shall use commercially reasonable efforts to facilitate Progenitor reaching agreement with designated scientific advisors and key scientists of MGI regarding continued employment or affiliation with the Surviving Corporation as identified in the Progenitor Disclosure Schedule.

                                  ARTICLE VIII
                CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

    8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
REORGANIZATION. The respective obligations of each party to effect the Reorganization shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by both MGI and
Progenitor:

        (a) This Agreement and the Related Agreements and the transactions contemplated hereby and thereby shall have been approved and adopted by the favorable vote of a majority of the shares of outstanding capital stock of MGI entitled to vote thereon at a stockholders meeting at which a quorum is present (or by written consent in lieu thereof) in accordance with applicable law.

        (b) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Reorganization shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Reorganization. Other than the filing of the Certificate of Merger with the Secretary of State of Delaware, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Reorganization, other than Consents the failure to obtain which would not materially, adversely affect the consummation of the Reorganization or in the aggregate have a Material Adverse Effect on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. In the event the Adjusted Purchase Price is paid in Shares, Progenitor shall have received all state securities or blue sky permits and other authorizations necessary to issue the Shares in exchange for the shares of MGI Capital Stock and to consummate the Reorganization.

        (c) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Reorganization, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon the Surviving Corporation or its subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon Progenitor or its subsidiaries or
    MGI), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Reorganization.

    8.2 CONDITIONS TO OBLIGATION OF MGI TO EFFECT THE REORGANIZATION. The obligation of MGI to effect the Reorganization shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by MGI:

        (a) Progenitor shall have performed in all material respects its obligations under this Agreement and the Related Agreements required to be performed by it at or prior to the Effective Time and the representations and warranties of Progenitor contained in this Agreement and the Related Agreements shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time (provided that any such representation and warranty made as of a specific date shall be true as of such specific date), and MGI shall have received a certificate of the President or Vice President of Progenitor as to the satisfaction of this condition.

        (b) If the Purchase Price is paid in Shares, MGI shall have received an opinion of Wilson, Sonsini, Goodrich & Rosati, counsel to MGI, dated the Closing Date, substantially to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Closing Date, the Reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Progenitor and MGI will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering any such opinion, such counsel may require and, to the extent they deem necessary and appropriate, may rely upon representations made in certificates of officers of Progenitor and officers and stockholders of MGI. In addition, MGI shall have received the opinion, dated the Closing Date, of Morrison & Foerster LLP, counsel for Progenitor, covering the matters set forth in EXHIBIT S.

    8.3  CONDITIONS TO OBLIGATION OF PROGENITOR TO EFFECT THE
REORGANIZATION. The obligations of Progenitor to effect the Reorganization shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by Progenitor:

        (a) MGI shall have performed in all material respects its obligations under this Agreement and the Related Agreements and the Principal Stockholders shall have performed in all material respects the agreements contained in Sections 2, 3, 4 and 5 and the first sentence of Section 1 of the Principal Stockholder Agreement, in each case required to be performed and complied with by them at or prior to the Effective Time, and the representations and warranties of MGI contained in this Agreement and the Related Agreements shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time (provided that any such representation and warranty made as of a specific date shall be true as of such specific date), and Progenitor shall have received a Certificate of the President or Vice President of MGI as to the satisfaction of this condition.

        (b) If the Purchase Price is paid in Shares, Progenitor shall have received the opinion of Morrison & Foerster LLP, counsel to Progenitor, dated the Closing Date and addressed to Progenitor, to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Progenitor and MGI will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering any such opinion, such counsel may require and, to the extent they deem necessary and appropriate, may rely upon representations made in certificates of officers of Progenitor and officers and stockholders of MGI. In addition, Progenitor shall have received the opinion, dated the Closing Date, of Wilson, Sonsini, Goodrich & Rosati, counsel for MGI, covering the matters set forth in EXHIBIT T.

        (c) The IPO shall have been completed, unless Progenitor shall have elected to consummate the Reorganization pursuant to one of the alternative purchase options set forth in SECTION 3.13 above.

        (d) There shall not be Dissenting Shares constituting more than one percent (1%) of the MGI Common Stock calculated on a fully diluted basis.

        (e) If the Adjusted Purchase Price is paid in Shares, then Progenitor shall have received duly executed Investment Agreements from each MGI stockholder and each holder of options or warrants to purchase MGI Common Stock.

        (f) All of the holders of the Venture Capital Bridge Notes shall have converted such Venture Capital Bridge Notes for shares of MGI Series D Preferred Stock as set forth in SECTION 3.12.

        (g) MGI shall have obtained the consent of Phoenix Leasing Incorporated to the extent required to consummate the Reorganization and all other transactions contemplated by this Agreement, provided that any costs of obtaining such consents beyond ordinary legal costs shall be included in Total MGI Reorganization Expenses hereunder.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    9.1 TERMINATION. This Agreement may be terminated and the Reorganization contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of MGI or Progenitor:

        (a) by mutual written consent of Progenitor and MGI;

        (b) automatically, on May 31, 1997, if the Reorganization shall not have been consummated on or before such date, unless Progenitor shall have provided the Initial Supplemental Funding under SECTION 6.10, in which case on June 30, 1997, or the Second Supplemental Funding under SECTION 6.10, in which case on July 31, 1997 (whichever is applicable, the "Agreement Deadline");

        (c) by MGI, if there shall have been any material breach of a representation and warranty or material obligation of Progenitor hereunder such that the condition to closing set forth in SECTION 8.2(a) would not be satisfied as of the time of such breach and, if such breach is curable, such default shall have not been remedied within ten (10) days after receipt by Progenitor of notice in writing from MGI specifying such breach; provided, that such ten (10) day period shall be extended for so long as Progenitor shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

        (d) by Progenitor, if there shall have been any Event of Default under (and as defined in) the Loan Agreement;

        (e) by either Progenitor or MGI, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Reorganization and such order, decree, ruling or any other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this CLAUSE (e) shall have used commercially reasonable efforts to remove such order, decree or ruling;

        (f) by Progenitor, upon written notice to MGI, if any approval of the stockholders of MGI required for the consummation of the Reorganization submitted for approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders (or pursuant to a written consent in lieu thereof); or

        (g) by Progenitor at any time if it elects not to pursue the IPO (provided, however, that the right to terminate under this SECTION 9.1(g) shall be subject to and conditioned upon Progenitor fulfilling its obligation to extend to MGI the Residual Loan Amount pursuant to the Loan Agreement).

    9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party of this Agreement, there shall be no liability or obligation on the part of either Progenitor or MGI or their respective officers or directors (except as set forth in the Loan Agreement, Security Agreement and Promissory Note, in SECTION 7.1(b) hereof and except for SECTION 7.9 and ARTICLE XI hereof, each of which shall survive the termination). Moreover, in the event of termination of this Agreement, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Upon request after termination, each party will redeliver or, at the option of the party receiving such request, destroy all reports, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

    9.3 AMENDMENT. This Agreement may be amended by action taken by Progenitor and MGI at any time before or after approval hereof by the stockholders of MGI, but, after any such approval, no amendment shall be made which (i) alters the Adjusted Purchase Price, (ii) which in any way materially adversely affects the rights of such stockholders, or (iii) which requires stockholder approval under the terms of this Agreement, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of MGI, Progenitor and Reorganization Sub.

    9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X
                 PURCHASE PRICE ADJUSTMENT AND INDEMNIFICATION

    10.1  INDEMNIFICATION BY MGI STOCKHOLDERS.

        (a) The Purchase Price shall be subject to the Purchase Price Reduction in an amount up to 10% of such price (subject to the terms of this ARTICLE
    X) for any claims, damages, losses, costs, expenses, liabilities (absolute, accrued, contingent or otherwise), and reasonable legal fees and expenses incurred or suffered by Progenitor, the Surviving Corporation, Reorganization Sub and each of their officers, directors, employees, agents, representatives and affiliates (collectively, the "Progenitor Indemnitees" and individually each a "Progenitor Indemnitee"), directly or indirectly, caused by or arising out of any untruth, inaccuracy, error in, or breach of any covenant, representation or warranty of MGI contained in this Agreement (collectively, "Losses"), and the Progenitor Indemnitees shall be indemnified by MGI and the MGI stockholders and option holders against such Losses by means of the Purchase Price Reduction and the related holdback escrow of Shares on the terms and conditions hereinafter set forth; provided that claims for Losses must be asserted prior to the Effective Time by written notice to MGI including reasonable detail and the estimated amount of Losses. Notwithstanding any other provision of this Agreement, for the purposes of determining whether a Loss has occurred or may occur, the representations and warranties of MGI herein and in the Related Agreements shall be deemed to survive until immediately after the Effective Time.

        (b) Losses shall only be counted as a Purchase Price Reduction in the event that the aggregate amount of Losses indemnifiable hereunder exceeds $100,000 (the "Threshold Amount") in which case Losses shall be the full amount including the initial $100,000. All indemnification requests of Progenitor Indemnitees shall be made by or through Progenitor. The obligations of any stockholder of MGI or holder of MGI options to indemnify Progenitor Indemnitees hereunder shall be determined without regard to any right to indemnification to which any stockholder of MGI or holder of MGI options may have in his or her capacity as an officer, director, employee, agent, or any other capacity of MGI and no stockholder of MGI or holder of MGI options shall be entitled to any indemnification from the Surviving Corporation for amounts paid hereunder.

        (c) The escrow provisions herein shall not require Progenitor to deposit with the Escrow Agent any Shares allocable to the conversion in the Reorganization of options or warrants to acquire MGI Capital Stock, which Shares in any event shall not be issued until such options have been duly and validly exercised. In the event any such options or warrants are so exercised prior to resolution of all claims hereunder, following payment of the exercise price for all Shares subject to such exercise and subject to the terms and conditions hereof and of the options or warrants, Progenitor shall deliver to the Escrow Agent Shares representing the option or warrant holder's pro rata portion of the Escrow Consideration, and shall deliver the remaining Shares to the option or warrant holder.

        (d) The Purchase Price Reduction and the related holdback escrow of Shares shall be the sole and exclusive remedy of the Progenitor Indemnitees for any Losses, and the Progenitor Indemnitees will not bring claims against any stockholder, officer, director, employee, agent, representative or affiliate of MGI for any such Losses except in accordance with this ARTICLE X, except in each case for Losses arising from or related to actual fraud or intentional misrepresentation.

    10.2 AGREEMENT OF MGI STOCKHOLDERS. By voting to approve this Agreement, surrendering his or her Certificate(s) evidencing MGI Capital Stock or accepting options for Progenitor Shares, each stockholder of MGI and holder of MGI options, other than Dissenting Holders, acknowledges and agrees that (i) the consideration to which such stockholder or option holder is entitled hereunder is subject to the Purchase Price Reduction and as contemplated in this ARTICLE X, (ii) all amounts for which indemnification claims are made and are not resolved at the Effective Time under this ARTICLE X shall be placed in escrow (together with a 10% margin) (not in excess of the Maximum Reduction) pursuant to an Escrow Agreement to be entered into on behalf of the stockholders by the Representative, as of the Effective Time, in the form of EXHIBIT B attached hereto and (iii) the Escrow Agent shall be, and is hereby, authorized from time to time to deliver all or any portion of the Escrow Consideration (as defined in SECTION 3.4 above) so deposited in satisfaction of the obligations hereunder and as otherwise provided pursuant to this ARTICLE X and as contemplated in the Escrow Agreement. The Escrow Consideration, if in the form of shares of Progenitor Common Stock or Optional Public Equity, shall be valued at the Market Value per share as of the Effective Time, for purposes of determining the number of shares to be canceled in satisfaction of indemnification obligations hereunder.

    10.3  CLAIM PROCEDURES.

        (a) Progenitor shall be entitled to bring claims hereunder on behalf of itself or any other Progenitor Indemnitee, provided such claims are brought at or prior to the Effective Time in accordance with the terms hereof, and provided, further, that claims may be brought at or prior to the Effective Time for Losses that may not mature, become liquidated or otherwise accrue until after the Effective Time. Any claims delivered to MGI or the Representative after the Effective Time shall be null and void and shall not be eligible to effect either a Purchase Price Reduction or a claim on the Escrow Consideration.

        (b) If any Progenitor Indemnitee at any time after the date hereof shall have any liquidated claim of any Losses or knowledge of any events or circumstances that might give rise to a Loss, in each case assuming consummation of the Reorganization, it shall promptly request that Progenitor give written notice regarding such claim to MGI as soon as reasonably practical, including a brief description of the facts upon which such claim is based and the amount thereof. Any such notice with respect to an unliquidated, unmatured or unaccrued claim of any Losses may also include a demand for a reserve to be held in respect of such claim. Any claim made by Progenitor for Losses that are unliquidated, unmatured or unaccrued or for claims that are unresolved as of the Effective Time shall not reduce the Purchase Price to be paid on the Closing Date, but at the Effective Time an amount of the Purchase Price with a value equal to all such claims, together with a 10% margin (but, together with all Purchase Price Reductions, in no event greater than the Maximum Reduction), shall be held in escrow until such Losses are fully liquidated, matured or accrued or otherwise resolved. The parties hereto agree to use commercially reasonable efforts to resolve any claim for Losses (whether liquidated or unliquidated) prior to the Effective Time by means of a Purchase Price Reduction. The parties further agree to make reasonable estimates of any Losses that have not become liquidated prior to the Effective Time in order to reach agreement about claims that will be allowed pursuant to this ARTICLE X.

        (c) Following delivery by Progenitor of a notice of a claim as described in paragraph (b) above, MGI prior to the Effective Time, or the Representative after the Effective Time, may notify Progenitor in writing within fifteen (15) days of such delivery (or for notices delivered at least five (5) business days prior to the Effective Time, prior to the Effective
    Time) that it disputes the existence or amount of such claim. If MGI or the Representative provides such a notice, the parties shall attempt to resolve such dispute within 15 days. In the event that no such notice is provided within such initial period or such an agreement is reached, an amount equal to the value of the Losses claimed or agreed, as the case may be, shall (i) if prior to the Effective Time, be offset against the Purchase Price (but only if the aggregate amount of all such Losses exceeds the Threshold Amount, and in no event shall such aggregate amount exceed the Maximum Reduction), or (ii) if after the Effective Time, be distributed from amounts held in escrow to Progenitor Indemnitee (but only if the aggregate amount of all such Losses, together with all claims agreed prior to the Effective Time (without regard to whether a Purchase Price Reduction actually was effected), exceeds the Threshold Amount, and in no event shall such aggregate amount, together with all Purchase Price Reductions, exceed the Maximum Reduction). If such notice is provided but no agreement has been reached then Progenitor and MGI prior to the Effective Time, or the Representative after the Effective Time, may, not earlier than thirty (30) days after the date of the initial claim notice, submit the dispute to confidential, binding arbitration in San Francisco, California before a panel of three arbitrators, one of which shall be appointed by Progenitor, one of which shall be appointed by MGI (or the Representative after the Effective Time), and the third of which shall be selected by the other two arbitrators, pursuant to the procedures and rules for commercial arbitration of the American Arbitration Association. If such arbitrators shall determine that any amounts in respect of the Losses (whether liquidated or unliquidated) are to be delivered to a Progenitor Indemnitee or set aside in a reserve for any unliquidated claim, the Escrow Agent shall promptly following receipt of a copy of such determination comply therewith.

        (d) For purposes of this SECTION 10.3, the parties shall use their commercially reasonable efforts to determine prior to the Effective Time the amount of Losses resulting (before or after the Closing) from any breaches which are the subject of any claim, and any amounts so determined (provided
    (i) the total exceeds the Threshold Amount and (ii) the total shall not exceed the Maximum Reduction) will be deducted from the Purchase Price to be paid on the Closing Date. If, prior to the Closing Date, part but not all of a claim has been resolved, or a minimum amount of the Loss relating to such claim has been determined, then the applicable amount shall be deducted from the Purchase Price to be paid on the Closing Date (provided that such amount, together with all other resolved claims or portions of claims, exceeds the Threshold Amount) and the remainder shall be resolved following the Effective Time and, following such resolution, the amount of such remainder, if any, shall be deducted from the Escrow Consideration, all subject to SECTION 10.4 below.

        (e) All costs, fees and expenses incurred by MGI prior to the Effective Time pursuant to this ARTICLE X shall be Total MGI Reorganization Expenses and all costs, fees and expenses incurred by the Representative after the Effective Time pursuant to this ARTICLE X shall be paid by means of a deduction from the Escrow Consideration. Subject to SECTION 10.4 below, ten percent (10%) of the amount of any unliquidated or unresolved claim shall be established as a reserve for payment of any such costs, fees and expenses and the unused balance thereof shall be released upon resolution of all outstanding claims under this ARTICLE X. All costs, fees and expenses incurred by Progenitor with respect to any claim under this ARTICLE X shall be the responsibility of Progenitor unless otherwise determined by the parties.

        (f) Upon resolution of any claim, the Escrow Agent shall distribute to the MGI stockholders and to Progenitor in respect of portions of the Escrow Consideration allocable to the MGI stock options, on a pro rata basis (giving effect to the Exchange Ratio and shares of MGI Capital Stock surrendered in connection with the Reorganization), all remaining unreserved Escrow Consideration, less an amount equal in value to the dollar amount (assuming such shares remain valued at the Market Value as of the Effective Time) of all claims pursuant to SECTION 10.1 that are still in process (i) that are then-payable liquidated claims, (ii) for which a reserve established pursuant to PARAGRAPH (b) then exists, or (iii) that are still in the process of resolution pursuant to this ARTICLE X, together in each case with a 10% margin; provided that any fractional Share to be so distributed shall instead be retained in escrow and accumulated with subsequent fractional shares, until a whole share can be distributed.

        (g) After the Effective Time, (i) as each matter referred to in SECTION
    10.1 is resolved or otherwise concluded and (ii) as each undisputed unliquidated claim which remains unliquidated as of the Effective Time is liquidated, the Escrow Agent shall distribute to the claiming party or parties shares of Escrow Consideration with a Market Value in an amount equal to the liquidated or agreed upon value of the claim made by the claiming party and to the MGI stockholders and to Progenitor on behalf of the option holders their respective pro rata portion of the amount in escrow then determined by the Escrow Agent to be free of any rights of any Progenitor Indemnitee, as provided in paragraph (f) above, and, when all such matters are resolved and such claims are liquidated, the obligations under ARTICLE X hereof shall terminate.

        (h) Whenever any amounts of Escrow Consideration are distributed to MGI stockholders, portions of the Escrow Consideration allocable to stock options shall be distributed to Progenitor for subsequent issuance upon subsequent exercise of such stock options.

        (i) The escrow shall be terminated when all of the amounts in escrow shall have been disbursed in accordance with the provisions hereof and the Escrow Agreement. The parties agree to use commercially reasonable efforts to cause the Escrow Agreement to terminate and all claims thereunder to be resolved prior to the six-month anniversary of the Effective Time.

        (j) As of the Effective Time, the MGI stockholders shall, by virtue of the approval of this Agreement by the requisite vote of the stockholders, be deemed, for themselves and their heirs and representatives and successors, to have constituted and appointed, effective from the Effective Time, Robert Momsen, as their agent and attorney-in-fact (the "Representative") to enter into the Escrow Agreement, and to take all action required or permitted under the Escrow Agreement or this Agreement with respect to the interests and rights of the MGI stockholders. In the event of the death, physical or mental incapacity or resignation of the Representative, a replacement Representative shall be appointed as provided in the Escrow Agreement.

        (k) In taking any action whatsoever hereunder, the Representative shall be protected in relying upon any notice, paper or other document reasonably believed by him to be genuine, or upon any evidence reasonably deemed by him to be sufficient. The Representative may consult with counsel in connection with his duties hereunder and shall be fully protected in any act taken, suffered or permitted by him in good faith or in accordance with the advice of counsel. The Representative shall not be liable to the MGI stockholders for the performance of any act or the failure to act so long as he acted or failed to act in good faith within what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the MGI stockholders.

    10.4 GENERAL. Notwithstanding the foregoing, (i) in no event shall any Purchase Price Reduction be made unless the aggregate amount of claims for Losses hereunder agreed to by the parties or determined by the arbitrators exceeds the Threshold Amount, and (ii) in no event shall any of the Shares be placed in escrow for unresolved claims unless either (a) a Purchase Price Reduction was made, or (b) the aggregate amount of resolved and unresolved claims under this ARTICLE X exceeds the Threshold Amount. In the event that claims resolved prior to the Effective Time total less than the Threshold Amount, and unresolved claims totaling, together with the resolved claims, more than the Threshold Amount have been asserted, an amount of Shares equivalent to the amount of the resolved claims shall be placed in escrow and reserved for release to Progenitor in the event Losses determined with respect to the unresolved claims, together with the resolved claims, exceed the Threshold Amount. In addition, in no event shall the aggregate Purchase Price Reduction together with the Escrow Consideration exceed the Maximum Reduction.

                                   ARTICLE XI
                               GENERAL PROVISIONS

    11.1  CERTAIN DEFINITIONS.

        (a) As used in this Agreement,

           (i) the term "Material Adverse Effect" means, with respect to MGI or Progenitor, as the case may be, a material adverse effect on the business, assets, operations or results of operation or condition (financial or otherwise) of MGI or Progenitor, as the case may be, in Progenitor's case including its subsidiaries taken as a whole, and in MGI's case excluding any material adverse effect resulting from actions taken by Progenitor including, without limitation, actions to enforce its rights hereunder or under the Related Agreements, or on its ability to perform its obligations hereunder;

           (ii) the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries;

           (iii) the term "Related Agreements" shall mean (i) each of the Principal Stockholder Agreements, each of the Principal Stockholder Releases, the Loan Agreement, the Promissory Note, the Security Agreement, the Employment Agreement and the Release Agreement (collectively, the "Pre-Closing Related Agreements") and (ii) the Escrow Agreement, each of the Non-Solicitation Agreements, each of the Affiliate Agreements, each of the Investment Agreements and the Registration Rights Agreement (collectively, the "Closing Related Agreements").

        (b) As used in this Agreement, the following defined terms shall have the meanings referred to below:

                             INDEX OF DEFINED TERMS

    "Acquisition Proposals" has the meaning set forth in SECTION 7.2.

    "Adjusted Purchase Price" has the meaning set forth in SECTION 3.2(b)(ii).

    "Affiliate Agreement" has the meaning set forth in SECTION 6.6.

    "Affiliates" has the meaning set forth in SECTION 6.6.

    "Agreement Deadline" has the meaning set forth in SECTION 9.1(b).

    "Certificate" has the meaning set forth in SECTION 3.2(d).

    "Closing" has the meaning set forth in SECTION 3.8.

    "Closing Date" has the meaning set forth in SECTION 3.8.

    "Closing Related Agreements" has the meaning set forth in SECTION 11.1(a)(iii).

    "Contracts" has the meaning set forth in SECTION 4.12(a).

    "Code" has the meaning set forth in the Recitals to this Agreement.

    "Compensation Plans" has the meaning set forth in SECTION 6.2(a).

    "Consents" has the meaning set forth in SECTION 8.1(b).

    "DGCL" has the meaning set forth in SECTION 1.1.

    "Dissenting Holder" has the meaning set forth in SECTION 3.10.

    "Dissenting Shares" has the meaning set forth in SECTION 3.10.

    "E&Y" has the meaning set forth in SECTION 6.4.

    "Effective Time" has the meaning set forth in SECTION 1.2.

    "Employment Agreement" shall mean the Employment Agreement between Progenitor and Elliot Sigal, referred to in SECTION 7.15.

    "Employee Retention Plan" has the meaning set forth in SECTION 6.11.

    "Environmental Laws" has the meaning set forth in SECTION 4.22(a).

    "ERISA" has the meaning set forth in SECTION 4.13(a).

    "ERISA Affiliate" has the meaning set forth in SECTION 4.13(a).

    "Escrow Agent" has the meaning set forth in SECTION 3.4(a).

    "Escrow Agreement" was the meaning set forth in SECTION 3.4(a).

    "Escrow Consideration" has the meaning set forth in SECTION 3.4(a).

    "Exchange Act" has the meaning set forth in SECTION 4.17.

    "Exchange Agent" has the meaning set forth in SECTION 3.3(a).

    "Exchange Ratio" has the meaning set forth in SECTION 3.2(c).

    "Hazardous Material" has the meaning set forth in SECTION 4.22(b).

    "Information Statement" has the meaning set forth in SECTION 4.11.

    "Intellectual Property Rights" has the meaning set forth in SECTION 4.23(k).

    "IPO" has the meaning set forth in SECTION 3.2(b)(iv).

    "IPO Registration Statement" has the meaning set forth in SECTION 3.2(b)(v).

    "Licenses" has the meaning set forth in SECTION 4.23(a).

    "Loan Agreement" has the meaning set forth in SECTION 6.10.

    "Losses" has the meaning set forth in SECTION 10.1.

    "Market Value" has the meaning set forth in SECTION 3.2(b)(v).

    "Material Adverse Effect" has the meaning set forth in SECTION 11.1(a)(i).

    "Material Encumbrance" has the meaning set forth in SECTION 4.24(b).

    "Maximum Reduction" has the meaning set forth in SECTION 3.2(f).

    "MGI" means Mercator Genetics, Inc., a Delaware corporation.

    "MGI Capital Stock" has the meaning set forth in SECTION 3.2(a).

    "MGI Common Stock" has the meaning set forth in SECTION 3.2(c)(i).

    "MGI Disclosure Schedule" has the meaning set forth in the introductory paragraph of ARTICLE IV.

    "MGI Financial Statements" has the meaning set forth in SECTION 4.9.

    "MGI Group" has the meaning set forth in SECTION 4.14 (a)(i).

    "MGI Intellectual Property Rights" has the meaning set forth in SECTION 4.23(k).

    "MGI Plans" has the meaning set forth in SECTION 4.13(a).

    "MGI Preferred Stock" has the meaning set forth in SECTION 4.2(a)(i).

    "MGI Property" has the meaning set forth in SECTION 4.22(d).

    "MGI Real Property" has the meaning set forth in SECTION 4.24(a).

    "MGI Series A Preferred Stock" has the meaning set forth in SECTION 3.2(c)(ii).

    "MGI Series B Preferred Stock" has the meaning set forth in SECTION 3.2(c)(iii).

    "MGI Series C Preferred Stock" has the meaning set forth in SECTION 3.2(c)(iv).

    "MGI Series D Preferred Stock" has the meaning set forth in SECTION
3.2(c)(v).

    "Optional Public Equity" has the meaning set forth in SECTION 3.13(b).

    "Other Agreements" has the meaning set forth in SECTION 4.24(b).

    "Multiemployer Plan" has the meaning set forth in SECTION 4.13(a).

    "Per Share Consideration" has the meaning set forth in SECTION 3.2(d).

    "Phoenix Warrants" has the meaning set forth in SECTION 4.2(b).

    "Pre-Closing Related Agreements" has the meaning set forth in SECTION 11.1(a)(iii).

    "Principal Stockholder Agreement" has the meaning set forth in SECTION 7.5.

    "Principal Stockholder Release" has the meaning set forth in SECTION 7.5.

    "Private Placement Memorandum" has the meaning set forth in SECTION 7.4(b).

    "Progenitor" means Progenitor, Inc., a Delaware corporation.

    "Progenitor Audited Financial Statements" has the meaning set forth in
SECTION 5.14(b).

    "Progenitor Disclosure Schedule" has the meaning set forth in the first paragraph of ARTICLE V.

    "Progenitor Indemnitee" has the meaning set forth in SECTION 10.1.

    "Progenitor Intellectual Property Rights" has the meaning set forth in
SECTION 5.15(h).

    "Progenitor Preferred Stock" has the meaning set forth in SECTION 5.2(a)(i).

    "Progenitor Series A Preferred Stock" has the meaning set forth in SECTION 5.2(a)(i).

    "Progenitor Series B Preferred Stock" has the meaning set forth in SECTION 5.2(a)(i).

    "Progenitor Unaudited Financial Statements" has the meaning set forth in
SECTION 5.14(b).

    "Promissory Note" has the meaning set forth in SECTION 6.10.

    "Prospectus" has the meaning set forth in SECTION 3.2(b)(v).

    "Purchase Price" has the meaning set forth in SECTION 3.2(b)(i).

    "Purchase Price Reduction" has the meaning set forth in SECTION 3.4(a).

    "Registration Rights Agreement" has the meaning set forth in SECTION 7.25.

    "Related Agreements" has the meaning set forth in SECTION 11.1(a)(iii).

    "Reorganization Sub" means MG Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Progenitor.

    "Representative" has the meaning set forth in SECTION 10.3(j).

    "Requisite Regulatory Approvals" has the meaning set forth in SECTION
8.1(b).

    "Returns" has the meaning set forth in SECTION 4.14(a)(iii).

    "S-4 Prospectus" has the meaning set forth in SECTION 7.4.

    "S-4 Registration Statement" has the meaning set forth in SECTION 3.11(a).

    "SEC" has the meaning set forth in SECTION 3.2(b)(v).

    "Securities Act" has the meaning set forth in SECTION 3.11.

    "Security Agreement" has the meaning set forth in SECTION 6.10.

    "Shares" has the meaning set forth in SECTION 3.2(b)(ii).

    "Supplemental Funding" has the meaning set forth in SECTION 6.10.

    "Surviving Corporation" has the meaning set forth in SECTION 1.1.

    "Taxes" has the meaning set forth in SECTION 4.14(a)(ii).

    "Total MGI IPO Expenses" has the meaning set forth in SECTION 3.2(b)(iv).

    "Total MGI Reorganization Expenses" has the meaning set forth in SECTION 3.2(b)(iii).

    "Venture Capital Bridge Notes" has the meaning set forth in SECTION 4.2(b).

    11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations or warranties contained herein shall survive beyond the Effective Time, except that the representations and warranties shall be deemed to survive to the extent necessary to permit the resolution of any outstanding claims under ARTICLE X that are commenced on or prior to the Effective Time.

    11.3 NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally or when sent if by confirmed telex or telecopy or five (5) days after having been sent if mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to Progenitor, to:

            Progenitor, Inc.

            1507 Chambers Road

            Columbus, Ohio 43212

            Attention: Chief Executive Officer

            Fax: (614) 488-0404

            with a copy to:

            Morrison & Foerster LLP

            425 Market Street

            San Francisco, California 94105

            Attention: Gavin B. Grover, Esq.

            Fax: (415) 268-7522

        (b) If to MGI, to:

            Mercator Genetics, Inc.

            4040 Campbell Avenue

            Menlo Park, California 94025

            Fax: (415) 617-0883

            Attention: President

            with a copy to:

            Wilson Sonsini Goodrich & Rosati

            650 Page Mill Road

            Palo Alto, California 94304

            Attention: John V. Roos, Esq.

            Fax: (415) 496-4006

    11.4 DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    11.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Related Agreements and the Exhibits, Disclosure Schedules and all the documents referred to herein or therein) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (provided, however, that (i) the holders of options and warrants are intended beneficiaries of the covenants and agreements contained in SECTION 7.7; (ii) the employees of MGI are intended beneficiaries of the covenants contained in SECTION 6.11; (iii) the officers and directors of MGI are intended beneficiaries of the covenants contained in SECTION 7.3; and
(iv) the Progenitor Indemnities are intended beneficiaries of the covenants contained in ARTICLE X); and (c) shall not be assigned by operation of law or otherwise, provided that Progenitor may assign its rights and obligations hereunder to a direct or indirect subsidiary of Progenitor.

    11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

    11.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    11.8 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    11.9 JURISDICTION AND VENUE. Each party hereto hereby agrees that any proceeding relating to this Agreement and the Reorganization shall be brought in a state court of Delaware. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Delaware court or to any claim that such Delaware court is an inconvenient forum.

    11.10 INVESTIGATION. The respective representations of warranty of Progenitor and MGI contained herein or in the certificates or other documents delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

    11.11 CONSENTS. For purposes of any provision of this Agreement requiring, permitting or providing for the consent of Progenitor or MGI, the written consent of the Chief Executive Officer of Progenitor or MGI, as the case may be shall be sufficient to constitute such consent.

    11.12 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, such provision and all other related provisions shall be modified, if possible, or voided, as necessary, in order to effectuate the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable.

    11.13 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Progenitor Common Stock in which the Purchase Price may be paid).

    11.14 SPECIFIC ENFORCEMENT. The parties acknowledge and agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breached of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, and the parties expressly waive (a) the defense that a remedy in damages will be adequate and
(b) any requirement, in an action for specific performance, for the posting of a bond.

    11.15 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    IN WITNESS WHEREOF, each of parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          PROGENITOR, INC.

                                          By: _______/s/_MARK N.K. BAGNALL______
                                          Name: ________Mark N.K. Bagnall_______
                                          Title: _Vice President and Chief
                                          Financial Officer_

                                          MG MERGER SUB CORP.

                                          By: _______/s/_MARK N.K. BAGNALL______
                                          Name: ________Mark N.K. Bagnall_______
                                          Title: ____Chief Financial Officer____

                                          MERCATOR GENETICS, INC.

                                          By: _________/s/_ELLIOTT SIGAL________
                                          Name: ___Elliott Sigal, M.D., Ph.D.___
                                          Title: __President and Chief Executive
                                          Officer_______________________________

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


    This AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment"), dated as of July 22, 1997, is made by and among Progenitor, Inc., a Delaware corporation ("Progenitor"), MG Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Progenitor ("Reorganization Sub"), and Mercator Genetics, Inc., a Delaware corporation ("MGI").


    WHEREAS, the parties hereto have entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of February 14, 1997 and the Related Agreements (as defined in the Reorganization Agreement); and

    WHEREAS, the parties wish to extend the Agreement Deadline (as defined in the Reorganization Agreement) for purposes of the Reorganization Agreement and the Related Agreements;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

    1. DEFINITIONS. Except as otherwise provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Agreement.

    2. AGREEMENT DEADLINE. Section 9.1(b) of the Reorganization Agreement is hereby amended in its entirety to read as follows:

        (b) automatically, on May 31, 1997, if the Reorganization shall not have been consummated on or before such date, unless Progenitor shall have provided the Initial Supplemental Funding under SECTION 6.10, in which case on June 30, 1997, or the Second Supplemental Funding under SECTION 6.10, in which case on August 15, 1997 (whichever is applicable, the "Agreement Deadline");

    The parties hereto agree that the notice dated June 30, 1997 from Progenitor to MGI shall be construed as extending the Agreement Deadline to August 15, 1997.

    3.  LOAN AGREEMENT.

    (a) The reference to "July 31, 1997" in Section 6.10 of the Reorganization Agreement shall be amended to read "July 31, 1997 or such later date as the parties may agree".


    (b) The parties agree that (i) all references in the Loan Agreement to the "Commitment Termination Date" shall be construed as referring to the same date as the Agreement Deadline, giving effect to this Amendment, (ii) all references to "July 31, 1997" in Paragraph 4 of Schedule A to the Loan Agreement shall be construed as referring to the Agreement Deadline, giving effect to this Amendment, and (iii) Paragraph 1 of Schedule A to the Loan Agreement shall not apply to any Advances that may be requested with respect to the period from July 31, 1997 through August 15, 1997, provided that cumulative Advances through August 15, 1997 shall not exceed $4,779,723, and provided, further, that all other terms and conditions of the Loan Agreement shall apply to any such Advances.


    4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

    5.  MISCELLANEOUS.

    (a) All notices, claims, demands and other communications hereunder shall be given and shall be effective in a manner provided in Section 11.3 of the Reorganization Agreement.

    (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    (c) Except as specifically provided herein, the Reorganization Agreement and the Related Agreements shall remain in full force and effect.

    IN WITNESS WHEREOF, each of parties hereto has caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          PROGENITOR, INC.


                                          By: _______/s/_MARK N.K. BAGNALL______
                                          Name: ________Mark N.K. Bagnall_______
                                          Title: _Vice President, Finance and
                                          Chief Financial Officer_


                                          MG MERGER SUB CORP.


                                          By: _______/s/_MARK N.K. BAGNALL______
                                          Name: ________Mark N.K. Bagnall_______
                                          Title: _Vice President, Finance and
                                          Chief Financial Officer_


                                          MERCATOR GENETICS, INC.


                                          By: _________/s/_ELLIOTT SIGAL________
                                          Name: ___Elliott Sigal, M.D., Ph.D.___
                                          Title: __President and Chief Executive
                                          Officer_______________________________

                                   APPENDIX B
                            FORM OF ESCROW AGREEMENT
                                ESCROW AGREEMENT

    This ESCROW AGREEMENT is made as of this   day of          , 1997, among
Progenitor, Inc., a Delaware corporation ("Progenitor"), Mercator Genetics, Inc., a Delaware corporation ("Mercator"), MG Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Progenitor ("Reorganization Sub"),
              (the "Escrow Agent") and Robert Momsen, solely in his capacity as representative of the holders of Mercator's capital stock (the "Representative").

    WHEREAS, pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement") between Progenitor, Reorganization Sub and Mercator
dated as of February   , 1997, a copy of which has been delivered to the Escrow
Agent, effective as of the date hereof, Mercator shall be merged into Reorganization Sub, with Mercator as the surviving corporation (the "Reorganization"), the outstanding shares of Mercator capital stock and all options and warrants to purchase shares of Mercator capital stock shall be converted into the Adjusted Purchase Price (as defined in the Reorganization Agreement), and the outstanding options to acquire Mercator capital stock shall be assumed by, and become options to purchase shares of the common stock of, Progenitor; capitalized terms not otherwise defined herein having the meanings set forth in the Reorganization Agreement;

    WHEREAS, pursuant to the Reorganization Agreement, upon the effective time of the Reorganization (the "Effective Time"), the Escrow Consideration shall be deposited in escrow and subsequently distributed as contemplated in the Reorganization Agreement and in this Agreement;

    WHEREAS, the holders of Mercator's capital stock and stock options (the "Holders") have agreed to indemnify Progenitor, Reorganization Sub and the other Progenitor Indemnitees and provide for certain other payments to Progenitor to the extent and in the manner provided in the Reorganization Agreement in part by means of an escrow (the "Escrow") to be established hereunder as of the Effective Time consisting of the Escrow Consideration in the event that there are any unliquidated or disputed claims as of the Effective Time; and

    WHEREAS, the Escrow Agent is willing to act as Escrow Agent hereunder.

    NOW, THEREFORE, in order to induce Progenitor and Reorganization Sub to consummate the transactions contemplated by the Reorganization Agreement and in consideration of the premises and mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, effective as of the date hereof the parties hereto agree as follows:

    1.  APPOINTMENT OF ESCROW AGENT.

    Progenitor, Mercator and Representative hereby appoint Escrow Agent as escrow agent to serve in such capacity in accordance with the terms and conditions set forth in this Escrow Agreement. Escrow Agent hereby accepts such appointment.

    2.  ESTABLISHMENT OF THE ESCROW.

        (a) At the Effective Time, Progenitor shall deliver irrevocably (subject to the terms hereof) to the Escrow Agent the Escrow Consideration. The Escrow Consideration shall also be deemed to include any dividends, interest or earnings thereon from time to time held in the Escrow by the Escrow Agent pursuant to the terms hereof, less any payments or distributions made hereunder. The Escrow Consideration shall be held in escrow and disbursed by the Escrow Agent, subject to the terms and conditions hereinafter set forth and the terms and conditions set forth in the Reorganization Agreement. The Escrow Agent agrees not to commingle the Escrow Consideration with any other funds held by the Escrow Agent.

        (b) The parties hereto agree that the Holders shall be treated as the owners of the corpus of the trust created under this Agreement, excluding any funds disbursed to Progenitor or a Progenitor Indemnitee, pursuant to the provisions hereof for all purposes, including without limitation voting on any matters brought before Progenitor stockholders, and shall file all of their respective returns, reports and similar information in a manner consistent with such ownership. The Holders shall be responsible for any tax liability and tax reporting obligations attributable to the placement of the Escrow Consideration in the Escrow and the payment of any interest or other amounts payable with respect to the Escrow Consideration. The Representative, on behalf of the Holders, agrees to provide the Escrow Agent with executed Forms W-9 or W-8, as applicable.

    3.  REPRESENTATIVE OF THE HOLDERS.

        (a) From and after the establishment of the Escrow, as provided in
    SECTION 2 hereof, the Holders shall be represented hereunder by the Representative. In the event that the Representative shall die, become physically or mentally incapacitated, or resign or otherwise terminate his status as such, his successor shall be selected by the vote or written consent of not less than a majority in interest of the Holders. Any such successor shall execute and agree to the terms and conditions of this Agreement. The Representative is authorized to act on behalf of the Holders as provided in this Agreement and the Reorganization Agreement without further authority from the Holders. The Representative shall not be entitled to be compensated for acting as Representative hereunder; provided, that the reasonable fees and expenses (including legal fees and expenses) incurred by the Representative in performing his duties hereunder and under the Reorganization Agreement shall be reimbursed from the Escrow.

        (b) The Representative shall be solely responsible for maintaining a list of the names and addresses of the Holders having an interest in the Escrow and each Holder's pro rata interest therein. The Representative shall make such list available to Progenitor and the Escrow Agent from time to time promptly upon request. With respect to any distribution of funds from the Escrow to the Holders, the Representative shall timely provide to the Escrow Agent the names and addresses of such Holders and the amount of the Escrow to be distributed to each such Holder. Progenitor and the Escrow Agent may rely for all purposes on any such information provided by the Representative and shall be fully protected in relying thereon. The Holders shall have no claim against Progenitor or the Escrow Agent based upon the inaccuracy of any such information.

        (c) Nothing in this Agreement shall require Progenitor to deposit with the Escrow Agent any Shares allocable to the conversion in the Reorganization of options or warrants to acquire MGI Capital Stock, which Shares in any event shall not be issued until such options have been duly and validly exercised. In the event any such options or warrants are so exercised prior to resolution of all claims hereunder, following payment of the exercise price for all Shares subject to such exercise and subject to the terms and conditions hereof and of the options or warrants, Progenitor shall deliver to the Escrow Agent Shares representing the option or warrant holder's pro rata portion of the Escrow Consideration, and shall deliver the remaining Shares to the option or warrant holder.

    4.  DISTRIBUTIONS ON, CHANGES IN, AND EXCHANGES OF, ESCROW
CONSIDERATION. Any shares issued on or in exchange for any securities held in the Escrow as a result of any stock dividend, stock split-up, consolidation of shares, reclassification or merger or consolidation shall become part of the Escrow Consideration and be held hereunder on the same terms as the shares on or in exchange for which such shares shall have been issued.

    5. INVESTMENT OF ESCROW CONSIDERATION. The Escrow Agent shall, to the extent the Escrow Consideration consists of cash and except to the extent that amounts in the Escrow are required to satisfy a claim for payment, invest the Escrow Consideration in Authorized Investments. "Authorized Investments" shall mean (a) direct obligations of the United States of America (including certificates or other instruments evidencing ownership interests in such obligations) or obligations the timely payment of the principal and interest on which are fully guaranteed by the United States of America or any daily or weekly withdrawal money market fund investing solely in such obligations or interest bearing demand or time deposits and banker's acceptance in any bank (including the Escrow Agent and its affiliates) which is rated one of the two highest rating categories by Moody's or Standard & Poors. The Escrow Agent shall hold all monies collected on account of interest earnings in the Escrow and such earnings shall become part of the Escrow.

    6.  CLAIMS AGAINST THE ESCROW.

        (a) If and whenever Progenitor, acting on its behalf or on behalf of Reorganization Sub or any other Progenitor Indemnitee, shall claim indemnification or other payment in respect of a liquidated claim to be satisfied out of the Escrow pursuant to the Reorganization Agreement, Progenitor shall as soon as reasonably practical send written notice of the same to the Escrow Agent and the Representative (or his successor, as provided above). Such notice shall include a brief description of the facts upon which such claim is based in reasonable detail and an estimate of the amount of the related Losses. In the event of an unliquidated, unmatured or unaccrued claim pursuant to the Reorganization Agreement, Progenitor shall provide written notice to the Representative and the Escrow Agent of the claim, including a brief description of the facts upon which such claim is based in reasonable detail and an estimate of the amount of the related Losses, which notice may include a demand that a reserve amount be held in respect of such claim. Any claim that is unliquidated, unmatured or unaccrued shall not be paid unless otherwise agreed in writing by the Representative and the claimant (except as provided in paragraph (f) below), and, pending liquidation or other resolution of such claim, the Escrow Agent shall set aside Escrow Consideration with a value equal to such claim (together with a 10% margin) (but in no event greater than the Maximum Reduction) within the Escrow to address such claim until such claim is fully liquidated, matured or accrued.

        (b) For the purpose of paying claims hereunder, the Escrow Consideration, (i) if in the form of shares of Progenitor Common Stock, shall be valued at the per share price to the public for Progenitor Common Stock indicated on the final prospectus ("Prospectus") included in the registration statement declared effective by the Securities and Exchange Commission relating to the initial public offering of Progenitor Common Stock, provided, that, in the event of a unit offering, the shares of Progenitor Common Stock shall be valued at the portion of the price per share paid by the public attributable to the Progenitor Common Stock as indicated in the Prospectus, and (ii) if in the form of other securities, shall be the average closing price per share for the twenty (20) trading days ending two (2) days prior to the date hereof; provided, in either case, that, such per share value shall be adjusted to reflect any subsequent dividend, stock-split, consolidation of shares, reclassification or Reorganization or consolidation.

        (c) If the Representative shall object to any such claim, he shall send written notice of his objection to the Escrow Agent and Progenitor within fifteen (15) days after Progenitor's delivery of its notice as aforesaid and Progenitor and the Representative shall attempt to resolve such dispute within fifteen (15) days.

        (d) In the event that no such notice is provided by the Representative within such initial fifteen day period, the Representative, on behalf of the Holders, shall be deemed to have acknowledged the correctness of such claim for the full amount thereof and the Escrow Agent shall transfer to Progenitor out of the Escrow, subject to the limits of, and as provided in, the following sentence and on behalf of the claiming party, Escrow Consideration (pro rata from the account of each Holder based on the interest of each such Holder therein) with a value equal to the amount of such claim. Transfer to Progenitor of the Escrow Consideration shall be made, in the case of a liquidated claim, promptly following such initial fifteen day period, or, in the case of an unliquidated claim, promptly following the date upon which the claim is fully liquidated or otherwise settled, provided that, notwithstanding anything herein to the contrary, no transfers will be made unless the aggregate amount of all Losses, together with all claims agreed prior to the Effective Time (without regard to whether a Purchase Price Reduction actually was effected), exceeds the Threshold Amount, and in no event shall such aggregate amount exceed the Maximum Reduction.

        (e) If the Representative shall timely notify Progenitor and the Escrow Agent in writing of his good faith objection to a claim of indemnification or other payment or a demand for the creation of reserve for any unliquidated claim (or the amount thereof), the Escrow Agent shall hold the disputed amount of Escrow Consideration in the Escrow until the rights of the Holders and the claiming party or parties with respect thereto have been agreed upon between the Representative and Progenitor. In the event such an agreement is reached, the claiming party or parties shall cause Progenitor to provide to the Escrow Agent a written notice and the Representative shall sign such notice acknowledging that such agreement has been reached and authorizing the Escrow Agent to release and transfer to Progenitor Escrow Consideration having a value equal to the agreed amount specified in the notice in the same manner set forth for undisputed claims as provided in, and subject to the limitations of, paragraph (d) hereof.

        (f) If notice is provided but no such agreement has been reached, then either Progenitor or the Representative may, not earlier than thirty (30) days after the date of the initial claim notice, submit the dispute to confidential, binding arbitration in San Francisco, California, before a panel of three (3) arbitrators, one (1) of which to be selected by each of Progenitor and the Representative, and the third to be selected by the other two (2) arbitrators, pursuant to the procedures and rules for commercial arbitration of the American Arbitration Association. The Escrow Agent may rely on the order or other determination of any such arbitrators. If such arbitrators shall determine that any part of the Escrow Consideration is to be delivered to a Progenitor Indemnitee or is to be set aside in a reserve for any unliquidated claim, the Escrow Agent shall promptly following receipt of a copy of such determination establish such reserve or deliver to such Progenitor Indemnitee Escrow Consideration with a value equal to the lesser of (i) the amount of the claim or claims as awarded to be satisfied, or (ii) the entire amount remaining in the Escrow, subject in each case to the limitation set forth in paragraph (d) above. Any disputed amounts not awarded shall promptly be transferred to the unreserved portion of the Escrow.

        (g) All costs, fees and expenses incurred by the Representative in connection with the Escrow shall be paid by means of a deduction from the Escrow Account. Ten percent (10%) of the amount of any unliquidated or unresolved claim shall be established as a reserve for payment of any such costs, fees and expenses and the unused balance thereof shall be released upon resolution of all outstanding claims under this Agreement. All costs, fees and expenses incurred by Progenitor with respect to any claim under this Agreement shall be the responsibility of Progenitor unless otherwise determined by the parties.

        (h) Upon resolution of any claim, the Escrow Agent shall distribute to the Mercator stockholders and to Progenitor in respect of portions of the Escrow Consideration allocable to the Mercator stock options, on a pro rata basis (giving effect to the Exchange Ratio and shares of MGI Capital Stock surrendered in connection with the Reorganization), all remaining unreserved Escrow Consideration, less an amount equal in value to the dollar amount (assuming such shares remain valued at the Market Value as of the Effective
    Time) of all claims pursuant to Section 10.1 of the Reorganization Agreement that are still in process (i) that are then-payable liquidated claims, (ii) for which a reserve established pursuant to paragraph (b) then exists, or
    (iii) that are still in the process of resolution pursuant to Article X of the Reorganization Agreement, together in each case with a 10% margin; provided that any fractional Share to be so distributed shall instead be retained in escrow and accumulated with subsequent fractional shares, until a whole share can be distributed.

        (i) After the Effective Time, (i) as each claim for Losses is resolved or otherwise concluded and (ii) as each undisputed unliquidated claim is liquidated, the Escrow Agent shall distribute to the claiming party or parties shares of Escrow Consideration with a Market Value in an amount equal to the liquidated or agreed upon value of the claim made by the claiming party and to the Mercator stockholders and to Progenitor on behalf of the option holders their respective pro rata portion of the amount in escrow then determined by the Escrow Agent to be free of any rights of any Progenitor Indemnitee, as provided in paragraph (h) above.

        (j) Whenever any amounts of Escrow Consideration are distributed to Mercator stockholders, portions of the Escrow Consideration allocable to stock options shall be distributed to Progenitor for subsequent issuance upon subsequent exercise of such stock options.

        (k) For the purpose of the above procedures with respect to notices, the term "delivery" shall mean, in the case of notices sent by mail, the time at which such notice is mailed, in the case of notices delivered personally, the time at which such notice is delivered and, in the case of notices sent by telecopy, the time at which such notice is sent.

    7. TERMINATION OF ESCROW. The Escrow provided for hereunder shall terminate when all amounts in Escrow have been disbursed in accordance with the provisions of Article X of the Reorganization Agreement and this Escrow Agreement. Progenitor, Mercator and the Representative agree to use commercially reasonable efforts to cause this Escrow Agreement to terminate and all claims hereunder to be resolved prior to the six-month anniversary of the Effective Time.

    8.  ESCROW AGENT.

        (a) The Escrow Agent shall be entitled to receive compensation for its services as Escrow Agent as set forth in EXHIBIT A hereto. Such compensation shall be paid by Progenitor.

        (b) The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Escrow Agreement, and it shall not be subject to, or obliged to recognize, any other agreement between the parties hereto even though reference thereto may be made herein; provided, however, that with the Escrow Agent's written consent, this Escrow Agreement may be amended at any time or times by an instrument in writing signed by or on behalf of Progenitor, Reorganization Sub (or after the Reorganization, Surviving Corporation), the Representative and the Escrow Agent. The Escrow Agent may withhold such consent only if such amendment would adversely affect the rights or liabilities of the Escrow Agent.

        (c) The Escrow Agent is authorized, in its reasonable discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm or corporation, except only (i) such notices or instructions as are herein specifically provided for, and (ii) orders or process of any court or arbitrator with jurisdiction. If any property in the Escrow is at any time attached, garnished or levied upon or under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then, and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if it complies with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

        (d) The Escrow Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith. In taking any action whatsoever hereunder, the Escrow Agent shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it to be sufficient. The Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. It shall also be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents now or hereafter deposited hereunder, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing and delivering or purporting to execute or deliver any such document.

        (e) If the Escrow Agent believes it to be reasonably necessary to consult with counsel concerning any of its duties in connection with this Escrow Agreement, or in case it becomes involved in litigation on account of being Escrow Agent hereunder or on account of having received property subject hereto, then in either case, the Escrow Agent's costs, expenses, and reasonable attorneys' fees shall be paid by Progenitor.

        (f) Progenitor hereby indemnifies and holds harmless the Escrow Agent from and against any and all losses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the gross negligence or willful misconduct of the Escrow Agent.

        (g) By its execution and delivery of this Escrow Agreement, the Escrow Agent acknowledges that its terms and provisions are acceptable and it agrees to carry out the provisions hereof on its part.

    9. RESIGNATION, REMOVAL OF ESCROW AGENT. The Escrow Agent may at any time resign by giving sixty (60) days' written notice of resignation to the Representative and Progenitor. The Representative and Progenitor may jointly at any time remove the Escrow Agent by giving written notice to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be either a bank, trust company or other financial institution, having an office in San Francisco, California satisfactory to both Progenitor and the Representative, shall be appointed by written instrument executed and delivered by both Progenitor and the Representative to the Escrow Agent and to such successor Escrow Agent, and upon the resignation or removal of the predecessor Escrow Agent, the successor Escrow Agent shall, without any further act, deed or conveyance, become vested with all the right, title and interest to all property held hereunder, of such predecessor Escrow Agent; but nevertheless such predecessor Escrow Agent shall, on the written request of the Representative, Progenitor or such successor Escrow Agent execute and deliver to such successor Escrow Agent an instrument transferring to such successor Escrow Agent all right, title and interest hereunder in and to the property in the Escrow and all other rights hereunder, of such predecessor Escrow Agent. If no successor Escrow Agent has been appointed at the end of sixty (60) days after notice of resignation by the Escrow Agent, the Escrow Agent hereunder may seek relief from an appropriate court in the County of San Francisco, in interpleader proceedings in which Progenitor and the Representative shall be joined as parties.

    10. GOVERNING AGREEMENT; AMENDMENTS. The Escrow Agent hereby acknowledges receipt of a copy of the Reorganization Agreement; however, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Reorganization Agreement notwithstanding any provision of the Reorganization Agreement to the contrary. No change in, addition to, or waiver of the terms and conditions hereof shall be binding upon any of the parties hereto unless approved in writing by the other parties hereto.

    11. NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to Progenitor, Reorganization Sub (or the Surviving Corporation), or any other Indemnitee, to:

            Progenitor, Inc.

            1507 Chambers Road

            Columbus, Ohio 43212

            Attention: Chief Executive Officer

            Telecopy Number: (614) 488-0404

            with a copy to:

            Morrison & Foerster LLP

            425 Market Street

            San Francisco, California 94105

            Attention: Gavin B. Grover, Esq.

            Telecopy Number: (415) 268-7522

        (b) If to Escrow Agent, to:
            ____________________________
            ____________________________
            ____________________________
            Attention: ____________

            Telecopy Number:_(___)__________

        (c) If to Representative, to:

            Robert Momsen

            3000 Sand Hill Road

            Building 3, Suite 255

            Menlo Park, California 94025

            Telecopy Number: (415) 854-4706

            with a copy to:

            Wilson Sonsini Goodrich & Rosati

            650 Page Mill Drive

            Palo Alto, California 94304

            Attention: John V. Roos, Esq.

            Telecopy Number: (415) 496-4006

    12. BINDING EFFECT. This Escrow Agreement shall be binding upon and inure to the benefit of the parties, their successors, heirs and assigns.

    13. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement the day and year first above written.

Attest:                        PROGENITOR, INC.
                               By:
                               Title:

Attest:                        MG MERGER SUB CORP.
                               By:
                               Title:

Attest:                        MERCATOR GENETICS, INC.
                               By:
                               Title:

                               ESCROW AGENT
                               By:
                               Title:

                               REPRESENTATIVE
                               solely in his capacity as Representative

                                   EXHIBIT A
                                SCHEDULE OF FEES

                                   APPENDIX C
                     EXHIBIT A TO REORGANIZATION AGREEMENT

    The percentages set forth in Sections 3.2(c)(i) through 3.2(c)(v) are calculated assuming an Adjusted Purchase Price of $22 million. If the Adjusted Purchase Price is less than $22 million, then the percentages would be adjusted as follows:

        (i) The percentage of the Adjusted Purchase Price applicable to the shares of Common Stock of Mercator outstanding pursuant to Section 3.2(c)(i) shall be prorated between 10% and 15.90% based upon the amount of the Adjusted Purchase Price; i.e. such percentage denominated as "y" shall be equal to (1.475x - 16,550,000) DIVIDED BY 1,000,000, where x = the Adjusted Purchase Price; provided, however, that in no event shall such percentage represented by "y" be less than 10.0%.

        (ii) The percentage applicable to the outstanding shares of Series D Preferred Stock pursuant to Section 3.2(c)(v) above shall be such as yields an aggregate payment of $1.5 million, i.e. $1.5 million DIVIDED BY Adjusted Purchase Price.

       (iii) The remaining percentage of the Adjusted Purchase Price (after deducting the percentages referred to in clauses (i) and (ii) above from 100%) shall be apportioned among the Series A, Series B and Series C Preferred Stock in order to return the original investment amount to each class of such series of Preferred Stock on a pro rata basis up to 100% of such original investment amount (i.e. any shortfall to be borne pro rata by each series based upon the original investment amount for such series--each series will have the same shortfall percentage based upon the original investment amount), and any excess above such original investment shall be shared pro rata based upon the number of outstanding shares of Series A, Series B and Series C Preferred Stock (including any shares subject to outstanding warrants) at the Effective Time, in each case assuming the following original investment amounts and the following outstanding share numbers:

                ORIGINAL      % OF A, B & C
               INVESTMENT       ORIGINAL                 % A, B & C
  SERIES         AMOUNT        INVESTMENT    NO. SHARES    SHARES
----------  ----------------  -------------  ----------  -----------
    A          $3,193,500          20.1396%     319,350        3.94%
             ($10.00/share)

    B          $8,136,990        51.315438%   3,254,796       40.18%
             ($2.50/share)

    C          $4,526,317          28.5449%   4,526,317       55.88%
             ($1.00/share)
            ----------------  -------------  ----------  -----------
  TOTAL:      $15,856,807              100%   8,100,463         100%

    Examples:

       (A) If the Adjusted Purchase Price is $18 million, then the percentages would be as follows:

           3.2(c)(i)(Common): 10.0%

               [Calculation: ((1.475 X $18.0 million) - 16,550,000) DIVIDED BY
               1.0 million = 10.0]

           3.2(c)(v)(Series D): 8.33%

               [Calculation: $1.5 million divided by $18.0 million = 8.33%]

           3.2(c)(ii)(Series A): 16.45%

           3.2(c)(iii)(Series B): 41.91%

           3.2(c)(iv)(Series C): 23.31%

               [Aggregate Calculation: 100% - 10% - 8.33% = 81.67% of the Adjusted Purchase Price is remaining for the Series A, B and C, or $14,700,600. Such amount is less than the aggregate original investment amount of $15,856,807, and therefore the division is pro rata based strictly on the original investment percentages:

               Series A = 81.67% X 20.1396% = 16.45%

               Series B = 81.67% X 51.315438% = 41.91%

               Series C = 81.67% X 28.5449% = 23.31%]

        (B) If the Adjusted Purchase Price is $21 million, then the percentages would be as follows:

           3.2(c)(i)(Common): 14.43%

               [Calculation: ((1.475 x $21.0 million) - 16.55 million) DIVIDED BY 1.0 million = 14.43]

           3.2(c)(v)(Series D): 7.14%

               [Calculation: $1.5 million divided by $21.0 million = 7.14%]

           3.2(c)(ii)(Series A): 15.32%

           3.2(c)(iii)(Series B): 39.92%

           3.2(c)(iv)(Series C): 23.19%

               [Aggregate Calculation: 100% - 14.43% - 7.14% = 78.43% of the
               Adjusted Purchase Price is remaining for the Series A, B and C, or $16,470,300. Such amount is more than the aggregate ABC original investment amount of $15,856,807, by an excess portion of $613,493 (the "Excess"). Therefore, each series receives its original investment amount plus its pro rata portion of the Excess based on its percentages of the A,B,C shares:

               Series A = $3,193,500 + 3.94%(613,493) = $3,217,671.62 or 15.32%
               of the Adjusted Purchase Price

               Series B = $8,136,990 + 40.18%(613,493) = $8,383,491 or 39.92% of
               the Adjusted Purchase Price

               Series C = $4,526,317 + 55.88%(613,493) = $4,869,137 or 23.19% of
               the Adjusted Purchase Price]

    In the event that any portion of the Purchase Price is subject to holdback and deposit into Escrow, the above percentages shall be calculated based upon the amount of the Adjusted Purchase Price not subject to holdback. Any subsequent release of Progenitor Shares from the Escrow holdback shall be calculated in a manner to result in a net adjustment in the above percentages based upon what would be the new Adjusted Purchase Price after giving effect to the release of Progenitor Shares from Escrow.

                                   APPENDIX D
                            FORM OF LOCKUP AGREEMENT
                              INVESTMENT AGREEMENT

    THIS INVESTMENT AGREEMENT ("Investment Agreement") is entered into as of
            , 1997 between Progenitor, Inc., a Delaware corporation ("Progenitor"), and the undersigned stockholder or debt holder (the "Stockholder") of Mercator Genetics, Inc., a Delaware corporation ("MGI").

A. Progenitor, MG Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Progenitor ("Reorganization Sub"), and MGI have entered into
    an Agreement and Plan of Reorganization, dated as of February   , 1997 (the
    "Reorganization Agreement"). Any terms not defined herein shall have the meanings given them in the Reorganization Agreement.

B. The Reorganization Agreement provides for the merger of MGI into Reorganization Sub (the "Reorganization"). Upon the consummation of the Reorganization, the Stockholder will become the owner of shares of Progenitor Common Stock (the "Shares").

                                   AGREEMENT

    1. STOCKHOLDER REPRESENTATIONS AND AGREEMENTS. With the intention that Progenitor and tax counsel for Progenitor and MGI rely hereupon, Stockholder hereby represents, warrants and agrees that:

        1.1 DISCLOSURE DOCUMENTS. Stockholder has received a copy of the Progenitor S-4 Registration Statement.

        1.2 INTENT. Stockholder does not now have, and as of the Effective Time will not have, any present plan or intention (a "Plan of Transfer") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition or reduction in risk of ownership (a "Sale") of more than fifty percent (50%) of the Shares that Stockholder may acquire pursuant to the Reorganization Agreement. For purposes of this representation, a Sale of Shares shall be considered to have occurred pursuant to a Plan of Transfer if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Reorganization or the Reorganization Agreement (a "Related Transaction"). In addition, MGI shares with respect to which a pre-Reorganization Sale occurs in a Related Transaction, shall be considered to be outstanding MGI shares that are exchanged for Progenitor Shares which are disposed of pursuant to a Plan of Transfer. If any of Stockholder's representations in this SECTION 1.3 ceases to be true at any time prior to the Effective Time of the Reorganization, Stockholder will deliver to each of Progenitor and MGI, prior to the Effective Time of the Reorganization, a written statement to that effect, signed by Stockholder.

        1.3 OBSERVATION OF SECURITIES ACT. Stockholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder in connection with any offer, sale, pledge, transfer or other disposition of the Shares or any part thereof including the prospectus delivery requirements of Section 10 of the Securities Act.

    2. REGISTRATION. Progenitor shall have the obligation to register the Shares issued to Stockholders subject to the terms set forth in the Reorganization Agreement.

    3. MARKET STAND-OFF. Stockholder hereby agrees that, in connection with the IPO, it shall not, directly or indirectly, sell, offer, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of, any Shares, without the prior written consent of the managing underwriters of the IPO; PROVIDED, that the Shares shall be subject to release from this restriction in accordance with the following schedule, to the extent otherwise permissible under the requirements for a tax-free reorganization: one-third of such Shares shall be released one hundred eighty

(180) days after the effective date of the IPO; one-third of such Shares shall be released two hundred seventy (270) days after the effective date of the IPO; and one-third of such Shares shall be released three hundred sixty-five (365) days after the effective date of the IPO; PROVIDED, FURTHER, that all such Shares shall be released one hundred eighty (180) days after the effective date of the IPO if Stockholder's employment by MGI is terminated by MGI prior to such one hundred eightieth day, and all such Shares shall be released on the effective date of termination if Stockholder's employment by MGI is terminated by MGI after such one hundred eightieth day (except in either case where the termination is in connection with a transfer to Progenitor in at least an equivalent position, provided that such transfer does not require the Stockholder to relocate). This restriction shall be binding upon any transferee of the Shares and the certificates for the Shares shall bear a legend to such effect. In order to enforce the foregoing covenant, Progenitor may impose stop-transfer instructions with respect to the Shares until the end of such period.

    4. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Investment Agreement shall be effective unless in writing.

    5. NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Investment Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery by hand or upon receipt if mailed by registered or certified mail, postage prepaid, return requested, or sent by express courier, or by facsimile upon written confirmation of receipt by the recipient of such notice to the party at the address set forth below, or such other address as may be hereafter be designated in writing by the party:

IF TO THE STOCKHOLDER:               At the address set forth below the
                                     signature of the Stockholder
                                     below.

IF TO PROGENITOR:                    Progenitor, Inc.
                                     1507 Chambers Road
                                     Columbus, Ohio 43212
                                     Attention: Chief Executive Officer
                                     Fax: (614) 488-0404

with a copy to:                      Morrison & Foerster LLP
                                     425 Market Street
                                     San Francisco, California 94105
                                     Attention: Gavin B. Grover, Esq.
                                     Fax: (415) 268-7522

    6. COUNTERPARTS. This Investment Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page--Investment Agreement in the form annexed to this Investment Agreement by any party hereto who shall have been furnished the final form of this Agreement shall constitute the execution and delivery of this Agreement by such party.

    7. SUCCESSORS AND ASSIGNS. This Investment Agreement shall be enforceable by and shall inure to the benefit of and be binding upon, the parties hereto and their respective successor and assigns. As used herein, the terms "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

    8. GOVERNING LAW. This Investment Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regards to the principles of conflicts of laws.

    9. SEVERABILITY. If any provision of this Investment Agreement is held to be unenforceable for any reason, such provision and all other related provisions shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Investment Agreement to the extent possible. In any event, all other unrelated provisions of this Investment Agreement shall be deemed valid and enforceable to the full extent.

    10. EFFECT OF HEADING. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Investment Agreement.

                      SIGNATURE PAGE--INVESTMENT AGREEMENT

    11. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Reorganization Agreement, unless otherwise defined herein.

    12. THIRD PARTY RELIANCE. Counsel to the parties shall be entitled to rely upon this Investment Agreement as needed in the rendering of opinions as provided for in the Reorganization Agreement.

    IN WITNESS WHEREOF, the parties have caused this Investment Agreement to be executed as of the date first above written.

                                PROGENITOR, INC., a Delaware corporation

                                By:  -----------------------------------------

                                Its: -----------------------------------------

                                STOCKHOLDER

                                ---------------------------------------------

                                Its (if applicable)
                                -----------------------------

                                Print name: ----------------------------------

                                Address: ------------------------------------
                                ---------------------------------------------
                                ---------------------------------------------
                                ---------------------------------------------

                                ---------------------------------------------
                                (Print Taxpayer Identification Number)

                                   APPENDIX E

              CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

SECTION 1300 REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the date before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commission of Corporations under the subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

    (AMENDED BY STATS. 1990, c. (A.B. 2259), SECTION 2; STATS. 1993, c. 543 (A.B.2063), SECTION 13.).

SECTION 1301 NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

    (ADDED BY STATS. 1975, c. 682 , SECTION 7, EFF. JAN. 1, 1977. AMENDED BY STATS. 1976, c. 641, SECTION 21.6, EFF. JAN. 1, 1977; STATS. 1980, c. 501, p.
1052, SECTION 5; STATS. 1980, c. 1155, p. 3831, SECTION 1.)

SECTION 1302 SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFIED SECURITIES.

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977, AMENDED BY STATS. 1986, c. 766, SECTION 23.)

SECTION 1303 PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977, AMENDED BY STATS. 1980, c. 501, p. 1053 SECTION 6; STATS. 1986, c. 766 SECTION 24.)

SECTION 1304 ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is an issue, the court shall first determine that issue. If the fair market value of the dissenting shares is an issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977.)

SECTION 1305 REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at a legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities, and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal costs exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977, AMENDED BY STATS. 1976, c. 641, SECTION 22, EFF. JAN. 1, 1977; STATS. 1977, c. 235, p.
1068, SECTION 16; STATS. 1986, c. 766, SECTION 25.)

SECTION 1306 PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977.)

SECTION 1307 DIVIDENDS ON DISSENTING SHARES

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977)

SECTION 1308 RIGHTS OF DISSENTING SHARES PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977.)

SECTION 1309 TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977.)

SECTION 1310 SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977.)

SECTION 1311 EXEMPT SHARES

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977, AMENDED BY STATS. 1988, c. 919, SECTION 8.)

SECTION 1312 RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

    (ADDED BY STATS. 1975, c. 682, SECTION 7, EFF. JAN. 1, 1977. AMENDED BY STATS. 1976, c. 641, SECTION 22.5, EFF. JAN. 1, 1977; STATS. 1988, c. 919,
SECTION 9.)

                                   APPENDIX F

      SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

262 APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within ten days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section, provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within ten days after such effective date; provided, however, that if such second notice is sent more than twenty days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX G
                         PROPOSED FORM OF AMENDMENT OF
                     MERCATOR CERTIFICATE OF INCORPORATION

    RESOLVED, that a new sub-section (f) be added to Article IV.C.2, as follows:

    (f) Notwithstanding anything herein to the contrary, the foregoing provisions with respect to distributions and payments upon Liquidating Events shall not apply to the reorganization of the Corporation and the transactions contemplated in connection therewith (collectively, the "Progenitor Reorganization") pursuant to the Agreement and Plan of Reorganization among the Corporation, Progenitor, Inc. and MG Merger Sub Corp. dated as of February 14, 1997, as amended (as the same may be amended, supplemented or modified, the "Progenitor Reorganization Agreement"), and all distributions and payments to be made to holders of Preferred Stock or Common Stock in connection with the Progenitor Reorganization shall be determined in accordance with the provisions of the Progenitor Reorganization Agreement; PROVIDED, that the provisions of this sub-section (f) shall not apply to any distributions or payments in respect of any Liquidating Event other than the Progenitor Reorganization.

    RESOLVED, that the following be inserted at the end of Article IV.C.5(b):

    Notwithstanding anything herein to the contrary, holders of shares of Series D Preferred Stock shall not be entitled to vote with respect to the Progenitor Reorganization, and the Corporation may, without the vote or written consent of any holder of any shares of Series D Preferred Stock, effect the Progenitor Reorganization upon the terms described in the Reorganization Agreement; PROVIDED, that the provisions of this sentence shall not apply to any reorganization other than the Progenitor Reorganization.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction. The Certificate of Incorporation and Bylaws of the Registrant provides that the Registrant shall indemnify to the fullest extent permitted by
Section 145, as it now exists or as amended, all persons whom it may indemnify pursuant thereto.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation and Bylaws of the Registrant provide for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL.

    Prior to the closing of the Reorganization, the Registrant intends to obtain liability insurance insuring the Registrant's officers and directors against liabilities that they may incur in such capacities. Interneuron maintains liability insurance insuring its officers and directors against liabilities that they may incur in such capacities.

    The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in its charter documents. These agreements, among other things, provide for the indemnification of the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant to the fullest extent permitted by applicable law. The Registrant believes that these provisions and agreements will assist it in attracting and retaining qualified persons to serve as directors and executive officers.

    The Investors' Agreements provide for cross-indemnification of stockholders of the Registrant whose shares with registration rights are included in a registration under the Securities Act, and of the Registrant, its officers and directors for certain liabilities arising in connection with such registration.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT NO.                                             EXHIBIT
-----------  ---------------------------------------------------------------------------------------------
       2.1   Amended and Restated Agreement and Plan of Reorganization dated as of February 14, 1997, by and between the Registrant, MG Merger Sub Corp. and Mercator Genetics, Inc. ("Mercator")
               and Amendment to Amended and Restated Agreement and Plan of Reorganization dated as of July
               22, 1997 by and between the Registrant, MG Merger Sub Corp. and Mercator (included as
               Appendix A to the Information Statement/Prospectus filed as part of this Registration
               Statement).

       2.2   Form of Escrow Agreement (included as Appendix B to the Information Statement/ Prospectus
               filed as part of this Registration Statement).

       2.3   Exhibit A to the Reorganization Agreement (included as Appendix C to the Information
               Statement/Prospectus filed as part of this Registration Statement).

       2.4   Form of Lockup Agreement (included as Appendix D to the Information Statement/Prospectus
               filed as part of this Registration Statement).

    ***2.5   Form of Principal Stockholder Agreement.

    ***3.1   Intentionally omitted.

    ***3.2   Certificate of Amendment of Certificate of Incorporation of the Registrant, dated as of
               August 3, 1994.

    ***3.3   Certificate of Amendment of Certificate of Incorporation of the Registrant, dated as of March
               10, 1997.

    ***3.4   Bylaws of the Registrant.

       3.5   Restated Certificate of Incorporation of Registrant (filed as Exhibit 3.1 to the Registrant's
               Registration Statement on Form S-1 (File No. 333-05369) (the "IPO Registration Statement")
               and incorporated herein by reference).

       3.6   Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the IPO Registration
               Statement and incorporated herein by reference) (to be effective immediately prior to the
               IPO to which the IPO Registration Statement relates).

     **4.1   Specimen Stock Certificate of the Registrant.

       4.2   Reference is made to Exhibits 3.1 and 3.2.

     **4.3   Warrant Agreement for Series A Preferred Stock issued by Mercator Genetics, Inc. to Phoenix
               Leasing Incorporated, dated August 31, 1993.

     **4.4   Warrant Agreement for Series B Preferred Stock issued by Mercator Genetics, Inc. to Phoenix
               Leasing Incorporated, dated October 28, 1994.

      *4.5   Form of Warrant for Purchase of Progenitor Common Stock.

      *4.6   Form of Warrant Agreement.

      *5.1   Opinion of Morrison & Foerster LLP.

    ***8.1   Tax Opinion of Morrison & Foerster LLP.

    ***8.2   Tax Opinion of Wilson Sonsini Goodrich & Rosati, PC.

EXHIBIT NO.                                             EXHIBIT
-----------  ---------------------------------------------------------------------------------------------
    **10.1   Form of Indemnification Agreement entered into between the Registrant and its directors and executive officers.

    **10.2   The Registrant's 1992 Stock Option Plan.

    **10.3   Form of Incentive Stock Option Agreement under the 1992 Stock Option Plan.

    **10.4   Form of Non-Qualified Stock Option Agreement under the 1992 Stock Option Plan.

    **10.5   The Registrant's 1996 Stock Incentive Plan, as amended and restated as of March 7, 1997, and form of Stock Option Agreement.

    **10.6   Form of Investors' Rights Agreement, entered into among the Registrant, Interneuron
               Pharmaceuticals, Inc., Transcell Technologies, Inc., and the holders of the Registrant's
               Preferred Stock, Series B.

  **/+10.7   License Agreement, dated as of January 28, 1992, by and between Scimark Corp., The Castle
               Group Ltd. and Ohio University, as amended October 15, 1993.

  **/+10.8   Sponsored Research Agreement, dated January 31, 1992 by and between Scimark Corp. and Ohio
               University, as amended October 15, 1993, February 16, 1994, November 16, 1994 and November
               22, 1995.

  **/+10.9   License Agreement, dated as of April 1, 1993, by and between the Registrant and Ohio
               University.

    **10.11  License Agreement, dated as of June 8, 1994, by and between the Registrant and Associated
               Universities, Inc.

  **/+10.12  Standard License Agreement, dated as of September 1, 1994, by and between the Registrant and the Wisconsin Alumni Research Foundation, as amended June 2, 1995.

  **/+10.13  License and Collaboration Agreement, dated as of March 31, 1995, by and between the
               Registrant and Chiron Corporation, as amended April 10, 1996.

  **/+10.14  Sponsored Research and License Agreement, dated as of May 1, 1995, by and between the
               Registrant and Novo Nordisk A/S, as amended January 17, 1996 and March 17, 1996.

  **/+10.15  License Agreement, dated as of July 17, 1995, by and between the Registrant and Vanderbilt
               University.

  **/+10.16  License Agreement, dated as of May 30, 1996, by and between the Registrant and AMRAD
               Developments PTY Ltd.

    **10.17  Lease Agreement, dated as of November 1994, by and between the Registrant and Thomas R.
               Eggers.

    **10.18  Lease, Service and Affiliation Agreement, entered into as of February 1995, by and between the Registrant and The Ohio State University.

    **10.19  Employment Agreement, dated January 3, 1993, by and between the Registrant and Douglass B.
               Given.

    **10.20  Form of Intercompany Services Agreement by and between the Registrant and Interneuron
               Pharmaceuticals, Inc.

    **10.21  Form of Tax Allocation Agreement by and between the Registrant and Interneuron
               Pharmaceuticals, Inc.

    **10.22  The Registrant's 1996 Employee Stock Purchase Plan.

EXHIBIT NO.                                             EXHIBIT
-----------  ---------------------------------------------------------------------------------------------
  **/+10.23  License Agreement, dated as of December 31, 1996, by and between the Registrant and Amgen
               Inc.

  **/+10.24  Stock Purchase Agreement, dated as of December 31, 1996, by and between the Registrant and
               Amgen Inc.

  **/+10.25  License Agreement, dated as of January 8, 1997, by and between the Registrant and Brookhaven
               National Laboratory, Associated Universities, Inc.

  **/+10.26  Amended and Restated Sponsored Research and License Agreement, dated as of February 21, 1997, by and between the Registrant and Novo Nordisk A/S.

    **10.27  The Registrant's 1997 Stock Option Plan.

  **/+10.28  License Agreement, dated as of February 1, 1997, by and between Mercator and the Board of
               Trustees of The Leland Stanford Junior University.

    **10.29  Lease Agreement, dated July 29, 1993, by and between Mercator and WVP Income Plus, III, as amended August 11, 1993, February 7, 1994, October 10, 1994, April 27, 1995 and May 29,
               1997.

    **10.30  Form of Indemnification Agreement entered into between Mercator and its directors and executive officers.

    **10.31  Employment Agreement, dated as of February 14, 1997, by and between the Registrant, Mercator and Elliott Sigal.

     +10.32  Scientific Collaboration Agreement, dated February 21, 1997, by and between Mercator and
               Affymetrix, Inc. (filed as Exhibit 10.33 to the IPO Registration Statement and incorporated herein by reference).

     +10.33  Scientific Collaboration Agreement, dated March 3,1997, by and between Mercator and
               Affymetrix, Inc. (filed as Exhibit 10.34 to the IPO Registration Statement and incorporated herein by reference).

     +10.34  Progenitor-Pangea Collaboration Agreement, dated as of March 13, 1997, by and between the
               Registrant and Pangea Systems, Inc. (filed as Exhibit 10.35 to the IPO Registration
               Statement and incorporated herein by reference).

   ***10.35  Bridge Loan Agreement, dated as of February 14, 1997, by and between the Registrant and
               Mercator.

   ***10.36  Convertible Bridge Promissory Note, dated as of February 14, 1997, executed by Mercator in favor of the Registrant.

      10.37  Loan Agreement, dated as of February 14, 1997, and amendment thereto dated as of July 2,
               1997, by and between the Registrant and Interneuron Pharmaceuticals, Inc.

      10.38  Employment Agreement, dated as of May 1997, by and between the Registrant and Douglass B.
               Given (filed as Exhibit 10.36 to the IPO Registration Statement and incorporated herein by reference).

     +10.39  Exclusive License Agreement and Option, dated as of April 1, 1997, by and between The
               National Jewish Medical Research Center and the Registrant (filed as Exhibit 10.37 to the
               IPO Registration Statement and incorporated herein by reference).

EXHIBIT NO.                                             EXHIBIT
-----------  ---------------------------------------------------------------------------------------------
     +10.40  Sponsored Research Agreement, dated May 1, 1997, by and between the Ontario Cancer
               Institute/Princess Margaret Hospital and the Registrant (filed as Exhibit 10.38 to the IPO
               Registration Statement and incorporated herein by reference).

     +10.41  Sponsored Research Agreement, dated April 15, 1997, by and between the University of
               Cambridge and the Registrant (filed as Exhibit 10.39 to the IPO Registration Statement and incorporated herein by reference).

     +10.42  Sponsored Research Agreement, dated May 1, 1997, by and between the Board of Regents of the
               University of Nebraska (doing business as the University of Nebraska Medical Center) and the Registrant (filed as Exhibit 10.40 to the IPO Registration Statement and incorporated herein by reference).

     +10.43  Sponsored Research Agreement, dated May 1, 1997, by and between Ohio University and the
               Registrant (filed as Exhibit 10.41 to the IPO Registration Statement and incorporated herein by reference).

      10.44  Interneuron Option Agreement, dated July 2, 1997, by and between the Registrant and
               Interneuron Pharmaceuticals, Inc. (filed as Exhibit 10.42 to the IPO Registration Statement and incorporated herein by reference).

    **11.1   Statement re Computation of Per Share Earnings.

    **21.1   List of Subsidiaries of the Registrant.

      23.1   Consent of Coopers & Lybrand L.L.P., independent accountants.

      23.2   Consent of Ernst & Young LLP, independent auditors.

     *23.3   Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

   ***23.4   Consent of Morrison & Foerster LLP (included in Exhibit 8.1).

   ***23.5   Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 8.2).

   ***23.6   Consent of Robert R. Momsen.

   ***24.1   Power of Attorney of certain officers and directors.

    **27.1   Financial Data Schedule of the Registrant.

      27.2   Financial Data Schedule of Mercator.

   ***99.1   Form of Action by Written Consent of the Stockholders of Mercator.


------------------------

*   To be filed by amendment.

** Incorporated by reference to the identically numbered exhibit to the IPO Registration Statement.

*** Exhibit previously filed.

+   Documents for which confidential treatment has been requested.

ITEM 22. UNDERTAKINGS.

    (1) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (2) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration

Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (3) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 (the "Act") and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 24, 1997.


                                PROGENITOR, INC.

                                By:            /s/ MARK N. K. BAGNALL
                                     -----------------------------------------
                                                 Mark N. K. Bagnall
                                         VICE PRESIDENT, FINANCE AND CHIEF
                                                 FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
    /s/ DOUGLASS B. GIVEN*        Officer and Director
------------------------------    (Principal Executive         July 24, 1997
Douglass B. Given, M.D., Ph.D.    Officer)

                                Vice President, Finance
    /s/ MARK N. K. BAGNALL        and Chief Financial
------------------------------    Officer (Principal           July 24, 1997
      Mark N. K. Bagnall          Financial and Accounting
                                  Officer)

    /s/ ROBERT P. AXLINE*
------------------------------  Director                       July 24, 1997
       Robert P. Axline

     /s/ GLENN L. COOPER*
------------------------------  Director                       July 24, 1997
    Glenn L. Cooper, M.D.

 /s/ ALEXANDER M. HAIG, JR.*
------------------------------  Director                       July 24, 1997
    Alexander M. Haig, Jr.

      /s/ MORRIS LASTER*
------------------------------  Director                       July 24, 1997
     Morris Laster, M.D.

    /s/ JERRY P. PEPPERS*
------------------------------  Director                       July 24, 1997
       Jerry P. Peppers

          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------
    /s/ DAVID B. SHARROCK*
------------------------------  Director                       July 24, 1997
      David B. Sharrock


*By:   /s/ MARK N. K. BAGNALL
      -------------------------
         Mark N. K. Bagnall
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                             EXHIBIT
-----------  ---------------------------------------------------------------------------------------------
       2.1   Amended and Restated Agreement and Plan of Reorganization dated as of February 14, 1997, by and between the Registrant, MG Merger Sub Corp. and Mercator Genetics, Inc. ("Mercator")
               and Amendment to Amended and Restated Agreement and Plan of Reorganization dated as of July
               22, 1997 by and between the Registrant, MG Merger Sub Corp. and Mercator (included as
               Appendix A to the Information Statement/Prospectus filed as part of this Registration
               Statement).

       2.2   Form of Escrow Agreement (included as Appendix B to the Information Statement/ Prospectus
               filed as part of this Registration Statement).

       2.3   Exhibit A to the Reorganization Agreement (included as Appendix C to the Information
               Statement/Prospectus filed as part of this Registration Statement).

       2.4   Form of Lockup Agreement (included as Appendix D to the Information Statement/Prospectus
               filed as part of this Registration Statement).

    ***2.5   Form of Principal Stockholder Agreement.

    ***3.1   Intentionally omitted.

    ***3.2   Certificate of Amendment of Certificate of Incorporation of the Registrant, dated as of
               August 3, 1994.

    ***3.3   Certificate of Amendment of Certificate of Incorporation of the Registrant, dated as of March
               10, 1997.

    ***3.4   Bylaws of the Registrant.

       3.5   Restated Certificate of Incorporation of Registrant (filed as Exhibit 3.1 to the Registrant's
               Registration Statement on Form S-1 (File No. 333-05369) (the "IPO Registration Statement")
               and incorporated herein by reference).

       3.6   Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the IPO Registration
               Statement and incorporated herein by reference) (to be effective immediately prior to the
               IPO to which the IPO Registration Statement relates).

     **4.1   Specimen Stock Certificate of the Registrant.

       4.2   Reference is made to Exhibits 3.1 and 3.2.

     **4.3   Warrant Agreement for Series A Preferred Stock issued by Mercator Genetics, Inc. to Phoenix
               Leasing Incorporated, dated August 31, 1993.

     **4.4   Warrant Agreement for Series B Preferred Stock issued by Mercator Genetics, Inc. to Phoenix
               Leasing Incorporated, dated October 28, 1994.

      *4.5   Form of Warrant for Purchase of Common Stock.

      *4.6   Form of Warrant Agreement.

      *5.1   Opinion of Morrison & Foerster LLP.

    ***8.1   Tax Opinion of Morrison & Foerster LLP.

    ***8.2   Tax Opinion of Wilson Sonsini Goodrich & Rosati, PC.

    **10.1   Form of Indemnification Agreement entered into between the Registrant and its directors and executive officers.

    **10.2   The Registrant's 1992 Stock Option Plan.

    **10.3   Form of Incentive Stock Option Agreement under the 1992 Stock Option Plan.

    **10.4   Form of Non-Qualified Stock Option Agreement under the 1992 Stock Option Plan.

EXHIBIT NO.                                             EXHIBIT
-----------  ---------------------------------------------------------------------------------------------
    **10.5   The Registrant's 1996 Stock Incentive Plan, as amended and restated as of March 7, 1997, and form of Stock Option Agreement.

    **10.6   Form of Investors' Rights Agreement, entered into among the Registrant, Interneuron
               Pharmaceuticals, Inc., Transcell Technologies, Inc., and the holders of the Registrant's
               Preferred Stock, Series B.

  **/+10.7   License Agreement, dated as of January 28, 1992, by and between Scimark Corp., The Castle
               Group Ltd. and Ohio University, as amended October 15, 1993.

  **/+10.8   Sponsored Research Agreement, dated January 31, 1992 by and between Scimark Corp. and Ohio
               University, as amended October 15, 1993, February 16, 1994, November 16, 1994 and November
               22, 1995.

  **/+10.9   License Agreement, dated as of April 1, 1993, by and between the Registrant and Ohio
               University.

    **10.11  License Agreement, dated as of June 8, 1994, by and between the Registrant and Associated
               Universities, Inc.

  **/+10.12  Standard License Agreement, dated as of September 1, 1994, by and between the Registrant and the Wisconsin Alumni Research Foundation, as amended June 2, 1995.

  **/+10.13  License and Collaboration Agreement, dated as of March 31, 1995, by and between the
               Registrant and Chiron Corporation, as amended April 10, 1996.

  **/+10.14  Sponsored Research and License Agreement, dated as of May 1, 1995, by and between the
               Registrant and Novo Nordisk A/S, as amended January 17, 1996 and March 17, 1996.

  **/+10.15  License Agreement, dated as of July 17, 1995, by and between the Registrant and Vanderbilt
               University.

  **/+10.16  License Agreement, dated as of May 30, 1996, by and between the Registrant and AMRAD
               Developments PTY Ltd.

    **10.17  Lease Agreement, dated as of November 1994, by and between the Registrant and Thomas R.
               Eggers.

    **10.18  Lease, Service and Affiliation Agreement, entered into as of February 1995, by and between the Registrant and The Ohio State University.

    **10.19  Employment Agreement, dated January 3, 1993, by and between the Registrant and Douglass B.
               Given.

    **10.20  Form of Intercompany Services Agreement by and between the Registrant and Interneuron
               Pharmaceuticals, Inc.

    **10.21  Form of Tax Allocation Agreement by and between the Registrant and Interneuron
               Pharmaceuticals, Inc.

    **10.22  The Registrant's 1996 Employee Stock Purchase Plan.

  **/+10.23  License Agreement, dated as of December 31, 1996, by and between the Registrant and Amgen
               Inc.

  **/+10.24  Stock Purchase Agreement, dated as of December 31, 1996, by and between the Registrant and
               Amgen Inc.

  **/+10.25  License Agreement, dated as of January 8, 1997, by and between the Registrant and Brookhaven
               National Laboratory, Associated Universities, Inc.

  **/+10.26  Amended and Restated Sponsored Research and License Agreement, dated as of February 21, 1997, by and between the Registrant and Novo Nordisk A/S.

    **10.27  The Registrant's 1997 Stock Option Plan.

EXHIBIT NO.                                             EXHIBIT
-----------  ---------------------------------------------------------------------------------------------
  **/+10.28  License Agreement, dated as of February 1, 1997, by and between Mercator and the Board of
               Trustees of The Leland Stanford Junior University.

    **10.29  Lease Agreement, dated July 29, 1993, by and between Mercator and WVP Income Plus, III, as amended August 11, 1993, February 7, 1994, October 10, 1994, April 27, 1995 and May 29,
               1997.

    **10.30  Form of Indemnification Agreement entered into between Mercator and its directors and executive officers.

    **10.31  Employment Agreement, dated as of February 14, 1997, by and between the Registrant, Mercator and Elliott Sigal.

     +10.32  Scientific Collaboration Agreement, dated February 21, 1997, by and between Mercator and
               Affymetrix, Inc. (filed as Exhibit 10.33 to the IPO Registration Statement and incorporated herein by reference).

     +10.33  Scientific Collaboration Agreement, dated March 3,1997, by and between Mercator and
               Affymetrix, Inc. (filed as Exhibit 10.34 to the IPO Registration Statement and incorporated herein by reference).

     +10.34  Progenitor-Pangea Collaboration Agreement, dated as of March 13, 1997, by and between the
               Registrant and Pangea Systems, Inc. (filed as Exhibit 10.35 to the IPO Registration
               Statement and incorporated herein by reference).

   ***10.35  Bridge Loan Agreement, dated as of February 14, 1997, by and between the Registrant and
               Mercator.

   ***10.36  Convertible Bridge Promissory Note, dated as of February 14, 1997, executed by Mercator in favor of the Registrant.

      10.37  Loan Agreement, dated as of February 14, 1997, and amendment thereto dated as of July 2,
               1997, by and between the Registrant and Interneuron Pharmaceuticals, Inc.

      10.38  Employment Agreement, dated as of May 1997, by and between the Registrant and Douglass B.
               Given (filed as Exhibit 10.36 to the IPO Registration Statement and incorporated herein by reference).

     +10.39  Exclusive License Agreement and Option, dated as of April 1, 1997, by and between The
               National Jewish Medical and Research Center and the Registrant (filed as Exhibit 10.37 to the IPO Registration Statement and incorporated herein by reference).

     +10.40  Sponsored Research Agreement, dated May 1, 1997, by and between the Ontario Cancer
               Institute/Princess Margaret Hospital and the Registrant (filed as Exhibit 10.38 to the IPO
               Registration Statement and incorporated herein by reference).

     +10.41  Sponsored Research Agreement, dated April 15, 1997, by and between the University of
               Cambridge and the Registrant (filed as Exhibit 10.39 to the IPO Registration Statement and incorporated herein by reference).

     +10.42  Sponsored Research Agreement, dated May 1, 1997, by and between the Board of Regents of the
               University of Nebraska (doing business as the University of Nebraska Medical Center) and the Registrant (filed as Exhibit 10.40 to the IPO Registration Statement and incorporated herein by reference).

     +10.43  Sponsored Research Agreement, dated May 1, 1997, by and between Ohio University and the
               Registrant (filed as Exhibit 10.41 to the IPO Registration Statement and incorporated herein by reference).

EXHIBIT NO.                                             EXHIBIT
-----------  ---------------------------------------------------------------------------------------------
      10.44  Interneuron Option Agreement, dated July 2, 1997, by and between the Company and Interneuron
               Pharmaceuticals, Inc. (filed as Exhibit 10.42 to the IPO Registration Statement and incorporated herein by reference).

    **11.1   Statement re Computation of Per Share Earnings.

    **21.1   List of Subsidiaries of the Registrant.

      23.1   Consent of Coopers & Lybrand L.L.P., independent accountants.

      23.2   Consent of Ernst & Young LLP, independent auditors.

     *23.3   Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

   ***23.4   Consent of Morrison & Foerster LLP (included in Exhibit 8.1).

   ***23.5   Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 8.2).

   ***23.6   Consent of Robert R. Momsen.

   ***24.1   Power of Attorney of certain officers and directors.

    **27.1   Financial Data Schedule of the Registrant.

      27.2   Financial Data Schedule of Mercator.

   ***99.1   Form of Action by Written Consent of the Stockholders of Mercator.


------------------------

*   To be filed by amendment.

** Incorporated by reference to the identically numbered exhibit to the IPO Registration Statement.

*** Exhibit previously filed.

+   Documents for which confidential treatment has been requested.